UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 3)

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TRI Pointe Homes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

The filing fee in the amount of $311,554.96 was paid in connection with TRI Pointe Homes Inc.’s Registration Statement on Form S-4, which was filed on January 9, 2014 (Registration No. 333-193248), calculated as set forth therein.

	(2)	Form, Schedule or Registration Statement No.: Registration No. 333-193248
	(3)	Filing Party: TRI Pointe Homes, Inc.
	(4)	Date Filed: January 9, 2014

EXPLANATORY NOTE

This proxy statement relates to the annual meeting of stockholders of TRI Pointe Homes, Inc. (“TRI Pointe”) to approve, among other things, the issuance of shares of TRI Pointe common stock in the merger (the “Merger”) of Topaz Acquisition, Inc. (“Merger Sub”), which is a wholly owned subsidiary of TRI Pointe, with and into Weyerhaeuser Real Estate Company (“WRECO”), which is an indirect, wholly owned subsidiary of Weyerhaeuser Company (“Weyerhaeuser”), with WRECO surviving the Merger and becoming a wholly owned subsidiary of TRI Pointe. Prior to the consummation of the Merger, Weyerhaeuser will cause certain assets relating to Weyerhaeuser’s real estate business to be transferred to, and certain liabilities relating to Weyerhaeuser’s real estate business to be assumed by, WRECO and its subsidiaries. Weyerhaeuser will also cause certain assets of WRECO and its subsidiaries that will be excluded from the Transactions (as defined herein) to be transferred to, and certain liabilities of WRECO and its subsidiaries that will be excluded from the Transactions to be assumed by, Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). Weyerhaeuser NR Company (“WNR”), a wholly owned subsidiary of Weyerhaeuser, will receive cash proceeds of approximately $739 million from new debt financing to be incurred by WRECO upon the consummation of the Transactions, which cash will be retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). WNR may also receive a cash payment of the Adjustment Amount (as defined herein), if the Adjustment Amount is payable by TRI Pointe, as described in this proxy statement. WRECO has filed a registration statement on Form S-4 and Form S-1 (Reg. No. 333-193251) to register its common shares, par value $0.04 per share, which common shares will be distributed to Weyerhaeuser shareholders pursuant to a spin-off or a split-off. In the Merger, the WRECO common shares will be immediately converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock, par value $0.01 per share, for each WRECO common share. In addition, TRI Pointe has filed a registration statement on Form S-4 (Reg. No. 333-193248) to register the shares of its common stock that will be issued in the Merger.

Based on market conditions prior to the consummation of the Transactions, Weyerhaeuser will determine whether the WRECO common shares will be distributed to Weyerhaeuser shareholders in a spin-off or a split-off. Weyerhaeuser will determine which approach it will take prior to the consummation of the Transactions and no decision has been made at this time. In a spin-off, all Weyerhaeuser shareholders would receive a pro rata number of WRECO common shares. In a split-off, Weyerhaeuser would offer its shareholders the option to exchange their Weyerhaeuser common shares for WRECO common shares in an exchange offer, which WRECO common shares would immediately be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger, resulting in a reduction in Weyerhaeuser’s outstanding common shares. If the exchange offer is consummated but fewer than all of the issued and outstanding WRECO common shares are exchanged because the exchange offer is not fully subscribed, the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. WRECO is filing its registration statement under the assumption that the WRECO common shares will be distributed to Weyerhaeuser shareholders pursuant to a split-off. This proxy statement and TRI Pointe’s registration statement on Form S-4 also assume that the WRECO common shares will be distributed to Weyerhaeuser shareholders pursuant to a split-off. Once a final decision is made regarding the manner of distribution of the shares, this proxy statement, WRECO’s registration statement on Form S-4 and Form S-1 and TRI Pointe’s registration statement on Form S-4 will be amended to reflect that decision, if necessary.

i

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED MAY 8, 2014

[                    ], 2014

You are cordially invited to attend the annual meeting of stockholders of TRI Pointe Homes, Inc. (“TRI Pointe”) at 9:00 a.m. local time, on Monday, June 23, 2014, at the Fairmont Newport Beach, 4500 MacArthur Boulevard, Newport Beach, California 92660. A notice of the annual meeting and the proxy statement follow.

At the annual meeting, you will be asked to:

•	authorize the issuance of shares of TRI Pointe common stock in connection with the merger (the “Merger”) of Topaz Acquisition, Inc., a Washington corporation (“Merger Sub”), which is a wholly owned subsidiary of TRI Pointe, with and into Weyerhaeuser Real Estate Company, a Washington corporation (“WRECO”), which is an indirect wholly owned subsidiary of Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), with WRECO surviving the Merger and becoming a wholly owned subsidiary of TRI Pointe (Proposal No. 1);

•	approve an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1 (Proposal No. 2);

•	approve, on an advisory basis, the compensation of TRI Pointe’s named executive officers (Proposal No. 3);

•	conduct an advisory vote on the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers (Proposal No. 4);

•	elect the seven nominees named in the accompanying proxy statement to serve on the board of directors of TRI Pointe until the earliest to occur of the 2015 annual meeting of stockholders or, if required by the Transaction Agreement, such nominee’s resignation upon the consummation of the Merger (Proposal No. 5);

•	ratify the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014 (Proposal No. 6); and

•	if it is determined by the TRI Pointe board of directors to be necessary or appropriate, approve adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 7).

As more fully described in the accompanying proxy statement, in order to complete the Merger and the related transactions, (i) WRECO will incur new indebtedness of $800 million or more in the form of (A) debt securities, (B) senior unsecured bridge loans or (C) a combination thereof (as described in the section of the accompanying proxy statement entitled “Debt Financing”), (ii) WRECO will make a cash payment of approximately $739 million, subject to an Adjustment Amount (as described in the section of the accompanying proxy statement entitled “The Transaction Agreement—Payment of Adjustment Amount”), to Weyerhaeuser NR Company, a subsidiary of Weyerhaeuser, which cash will be retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), and (iii) Weyerhaeuser will cause certain assets relating to Weyerhaeuser’s real estate business to be transferred to, and certain liabilities relating to Weyerhaeuser’s real estate business to be assumed by, WRECO and its subsidiaries and cause certain assets of WRECO that will be excluded from the transaction to be transferred to, and certain liabilities that will be excluded from the transaction to be assumed by, Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). Weyerhaeuser will then offer to Weyerhaeuser shareholders the right to exchange all or a portion of their Weyerhaeuser common shares for WRECO common shares in an exchange offer, at a discount to the equivalent per-share value of TRI Pointe common stock, and if the exchange offer is consummated but is not fully subscribed, Weyerhaeuser will distribute the remaining WRECO common shares on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer (the “Distribution”).

After the Distribution, the Merger and related transactions will be completed, and each WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock, pursuant to the exchange ratio of 1.297 as set forth in the Transaction Agreement. TRI Pointe expects to issue 129,700,000 shares of its common stock in the Merger, excluding shares to be issued on exercise or vesting of equity awards held by WRECO employees that are being assumed by TRI Pointe in connection with the transactions.

After the consummation of the Merger, WRECO will be a wholly owned subsidiary of TRI Pointe and will be the obligor under the new indebtedness, which will be guaranteed by TRI Pointe and its material wholly owned subsidiaries, subject to certain exceptions. Immediately after the consummation of the Merger, the ownership of TRI Pointe common stock on a fully diluted basis is expected to be as follows: (i) WRECO common shares will have been converted into the right to receive, in the aggregate, approximately 79.6% of the then outstanding TRI Pointe common stock, (ii) the TRI Pointe common stock outstanding immediately prior to the consummation of the Merger will represent approximately 19.4% of the then outstanding TRI Pointe common stock and (iii) outstanding equity awards of WRECO and TRI Pointe employees will represent the remaining 1.0% of the then outstanding TRI Pointe common stock. In addition, after the consummation of the Merger, TRI Pointe common stock will continue to be listed on the NYSE under TRI Pointe’s current trading symbol, “TPH.”

Your board of directors believes that the Merger should create value for TRI Pointe stockholders by, among other things, enhancing TRI Pointe’s geographical presence, expanding its land holdings and increasing its market capitalization and liquidity. Your board of directors recommends that you vote:

•	“FOR” the authorization of the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 1);

•	“FOR” the approval of an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1 (Proposal No. 2);

•	“FOR” the approval, on an advisory basis, of the compensation of TRI Pointe’s named executive officers (Proposal No. 3);

•	“EVERY THREE YEARS” as the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers (Proposal No. 4);

•	“FOR” the election of each of the seven nominees to the board of directors of TRI Pointe (Proposal No. 5);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014 (Proposal No. 6); and

•	If it is determined by the TRI Pointe board of directors to be necessary or appropriate, “FOR” the approval of adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 7).

All TRI Pointe stockholders are cordially invited to attend the annual meeting, although only those stockholders of record at the close of business on May 13, 2014 are entitled to receive notice of the annual meeting and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

Your vote is very important. Please vote by completing, signing and dating the enclosed proxy card for the annual meeting and mailing the proxy card to us, whether or not you plan to attend the annual meeting. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” Proposals No. 1, No. 2, No. 3, No. 5, No. 6 and No. 7, and “EVERY THREE YEARS” for Proposal No. 4. In addition, you may give your proxy by calling the toll-free telephone number or by using the Internet as described in the instructions included with the enclosed proxy card. If you do not return your proxy card or give your proxy by telephone or by using the Internet, or if you do not specifically instruct your bank, broker or other nominee how to vote any shares held for you in “street name,” your shares will not be voted at the annual meeting with respect to Proposals No. 1, No. 2, No. 3, No. 4, No. 5 and No. 7.

The accompanying document is a proxy statement of TRI Pointe for its use in soliciting proxies for the annual meeting. The accompanying proxy statement answers questions about the proposed Merger, the related transactions and the annual meeting, and includes a summary description of the Merger and the related transactions. We urge you to review this entire document carefully. In particular, you should consider the matters discussed in the section entitled “Risk Factors” in the accompanying proxy statement.

We thank you for your consideration and continued support.

Sincerely,

Douglas F. Bauer

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Monday, June 23, 2014 at 9:00 a.m. local time at the Fairmont Newport Beach, 4500 MacArthur Boulevard, Newport Beach, California 92660. The accompanying notice of meeting, proxy statement, proxy card and annual report to stockholders are available at http://www.astproxyportal.com/ast/18094.

The accompanying proxy statement is dated [            ], 2014, and is first being mailed to TRI Pointe stockholders on or about [            ], 2014.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED MAY 8, 2014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

An annual meeting of stockholders (the “annual meeting”) of TRI Pointe Homes, Inc. (“TRI Pointe”) will be held at 9:00 a.m. local time, on Monday, June 23, 2014, at the Fairmont Newport Beach, 4500 MacArthur Boulevard, Newport Beach, California 92660. The annual meeting will be held for the following purposes:

•	to authorize the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 1);

•	to approve an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1 (Proposal No. 2);

•	to approve, on an advisory basis, the compensation of TRI Pointe’s named executive officers (Proposal No. 3);

•	to conduct an advisory vote on the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers (Proposal No. 4);

•	to elect the seven nominees named in this proxy statement to serve on the board of directors of TRI Pointe until the earlier to occur of the 2015 annual meeting of stockholders or, if required by the Transaction Agreement, such nominee’s resignation upon the consummation of the Merger (Proposal No. 5);

•	to ratify the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014 (Proposal No. 6);

•	if it is determined by the TRI Pointe board of directors to be necessary or appropriate, to approve adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 7); and

•	to transact any other business that may properly come before the annual meeting or any adjourned or postponed session of the annual meeting.

TRI Pointe’s board of directors has authorized and approved the form, terms and provisions of the Transaction Agreement (as defined in this proxy statement), and determined that the terms and conditions of the Transaction Agreement, the Merger, including the issuance of TRI Pointe common stock, the Transactions and the Transaction Documents (each as defined in this proxy statement), are advisable, fair to and in the best interests of TRI Pointe and its stockholders.

TRI Pointe’s board of directors recommends that stockholders vote:

•	“FOR” the authorization of the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 1);

•	“FOR” the approval of an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1 (Proposal No. 2);

•	“FOR” the approval, on an advisory basis, of the compensation of TRI Pointe’s named executive officers (Proposal No. 3);

•	“EVERY THREE YEARS” as the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers (Proposal No. 4);

•	“FOR” the election of each of the seven nominees to the board of directors of TRI Pointe (Proposal No. 5);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014 (Proposal No. 6); and

v

•	If it is determined by the TRI Pointe board of directors to be necessary or appropriate, “FOR” the approval of adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 7).

If the proposal to approve the issuance of shares of TRI Pointe common stock in the Merger is not approved, the Merger cannot be completed.

All TRI Pointe stockholders are cordially invited to attend the annual meeting, although only those stockholders of record at the close of business on May 13, 2014 are entitled to receive notice of the annual meeting and to vote at the annual meeting and any adjournments or postponements of the annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR SHARES OF TRI POINTE COMMON STOCK BY CALLING THE TOLL-FREE TELEPHONE NUMBER OR BY USING THE INTERNET AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors,

Douglas F. Bauer

Chief Executive Officer

Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card.

[            ], 2014

x

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about TRI Pointe from documents filed with the U.S. Securities and Exchange Commission (“SEC”) that have not been included in or delivered with this proxy statement. This information is available to TRI Pointe stockholders without charge by accessing the SEC’s website maintained at www.sec.gov, or upon written or oral request to TRI Pointe Homes, Inc., 19520 Jamboree Road, Suite 200, Irvine, California 92612, Attention: Investor Relations, telephone: (949) 478-8600. See “Where You Can Find More Information; Incorporation by Reference.”

All information contained or incorporated by reference in this proxy statement with respect to TRI Pointe and Merger Sub and their respective subsidiaries, as well as information with respect to TRI Pointe after the consummation of the Merger, has been provided by TRI Pointe. All other information contained in this proxy statement with respect to Weyerhaeuser, WRECO or their respective subsidiaries and with respect to the terms and conditions of Weyerhaeuser’s exchange offer has been provided by Weyerhaeuser.

The information included in this proxy statement regarding Weyerhaeuser’s exchange offer is being provided for informational purposes only and does not purport to be complete. For additional information on Weyerhaeuser’s exchange offer and the terms and conditions of Weyerhaeuser’s exchange offer, TRI Pointe stockholders are urged to read WRECO’s registration statement on Form S-4 and Form S-1 (Reg. No. 333-193251), TRI Pointe’s registration statement on Form S-4 (Reg. No. 333-193248), when each is available, and all other documents WRECO or TRI Pointe file with the SEC relating to the Transactions. This proxy statement constitutes only a proxy statement for TRI Pointe stockholders relating to the annual meeting and is not an offer to sell or a solicitation of an offer to purchase TRI Pointe common stock, Weyerhaeuser common shares or WRECO common shares.

HELPFUL INFORMATION

In this proxy statement:

•	“Adjustment Amount” means the Adjustment Amount payable in cash by TRI Pointe or WNR, as applicable, to the other party in connection with the consummation of the Transactions, as described in “The Transaction Agreement—Payment of Adjustment Amount”;

•	“Bylaws” means the amended and restated bylaws of TRI Pointe;

•	“Charter” means the amended and restated certificate of incorporation of TRI Pointe;

•	“Citigroup” means Citigroup Global Markets Inc.;

•	“Closing Date” means the closing date of the Transactions;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“Commitment Letter” means the amended and restated commitment letter, dated as of March 6, 2014, of DB Cayman, Deutsche Bank, Citigroup, US Bank and US Bancorp to WRECO;

•	“Covington & Burling Tax Opinion” means a written opinion received by Weyerhaeuser from Covington & Burling LLP to the effect that (i) the WRECO Spin will qualify as a tax-free transaction described in Section 355 of the Code, (ii) the Distribution will qualify as a tax-free transaction described in Section 355 of the Code and (iii) the Merger will qualify as a tax-free reorganization described in Section 368 of the Code;

•	“Coyote Springs” means the portions of a mixed use master planned community under development located in Clark and Lincoln Counties, Nevada, which are owned by Pardee through its wholly owned subsidiary, Pardee Homes of Nevada (“Pardee Nevada”). The Coyote Springs project is approximately 50 miles north of Las Vegas, Nevada and consists of approximately 42,000 acres, of which approximately 30,000 acres can be developed. As of March 31, 2014, Pardee Nevada owned 10,686 lots and controlled 56,413 lots in Coyote Springs. Within Coyote Springs, Pardee Nevada owns land in Clark County zoned or designated for both single-family home development and multi-family development. Pardee Nevada holds an option to acquire additional land and lots in Clark and Lincoln Counties. Pardee Nevada also owns property in Clark County occupied by a golf course, which is leased to and operated by a third party, as well as land dedicated to commercial and retail development;

•	“DB Cayman” means Deutsche Bank AG Cayman Islands Branch;

•	“Debt Securities” means the debt securities, in the aggregate principal amount of up to the full amount of the New Debt, which may be issued and sold by WRECO upon the consummation of the Transactions;

•	“Delayed Transfer Assets” means (i) those assets relating to the Real Estate Business to be transferred to WRECO and its subsidiaries and (ii) those assets of WRECO that will be excluded from the Transactions and transferred to Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), in each case the transfer of which would constitute a violation of applicable law or require a consent or governmental approval not obtained prior to the time such assets should be transferred pursuant to the terms of the Transaction Agreement;

•	“Delayed Transfer Liabilities” means (i) those liabilities relating to the Real Estate Business to be assumed by WRECO and its subsidiaries and (ii) those liabilities that will be excluded from the Transactions and assumed by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), in each case the assumption of which would constitute a violation of applicable law or require a consent or governmental approval not obtained prior to the time such liabilities should be transferred pursuant to the terms of the Transaction Agreement;

•	“Deutsche Bank” means Deutsche Bank Securities Inc.;

•	“DGCL” means the Delaware General Corporation Law;

•	“Distribution” means the distribution by Weyerhaeuser of the issued and outstanding WRECO common shares to Weyerhaeuser shareholders by way of an exchange offer and, with respect to any WRECO common shares that are not subscribed for in the exchange offer, a pro rata distribution to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“Financing Letters” means the Commitment Letter and the related engagement letter and fee letter executed in connection therewith;

•	“GAAP” means generally accepted accounting principles in the United States;

•	“Gibson Dunn Tax Opinion” means a written opinion received by TRI Pointe from Gibson, Dunn & Crutcher LLP to the effect that the Merger will qualify as a tax-free reorganization described in Section 368 of the Code;

•	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	“Incentive Unit Holder” means a holder of incentive units in TPH LLC;

•	“IRS” means the U.S. Internal Revenue Service;

•	“Merger” means the combination of TRI Pointe’s business and the Real Estate Business through the merger of Merger Sub with and into WRECO, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe, as contemplated by the Transaction Agreement;

•	“Merger Sub” means Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of TRI Pointe;

•	“New Debt” means the $800 million or more in aggregate principal amount of debt financing to be incurred by WRECO upon the consummation of the Transactions in the form of (i) the Debt Securities, (ii) the Senior Unsecured Bridge Facility or (iii) a combination thereof, which debt will be an obligation of WRECO and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions;

•	“NYSE” means the New York Stock Exchange;

•	“Real Estate Business” means the real estate business of Weyerhaeuser, which business is currently conducted by WRECO and its subsidiaries and set forth in certain financial statements of WRECO, other than the operations of certain excluded assets;

•	“REB Transfers” means (i) the transfer of certain assets of Weyerhaeuser and its subsidiaries relating to the Real Estate Business to, and the assumption of certain liabilities of Weyerhaeuser and its subsidiaries relating to the Real Estate Business by, WRECO and its subsidiaries and (ii) the transfer of certain assets of WRECO and its subsidiaries that will be excluded from the Transactions to, and the assumption of certain liabilities of WRECO and its subsidiaries that will be excluded from the Transactions by, Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), including the assets and liabilities relating to Coyote Springs;

•	“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of July 18, 2013, by and between TRI Pointe and U.S. Bank National Association d/b/a Housing Capital Company, as amended on December 26, 2013;

•	“SEC” means the U.S. Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•	“Senior Unsecured Bridge Facility” means the senior unsecured bridge loans that may be incurred by WRECO upon the consummation of the Transactions in the event that WRECO does not issue Debt Securities in aggregate principal amount of at least $800 million and in an aggregate principal amount equal to $800 million less the aggregate principal amount of the Debt Securities issued by WRECO;

•	“Starwood Capital” means Starwood Capital Group LLC, an affiliate of TRI Pointe;

•	“Starwood Capital Group” means Starwood Capital Group Global, L.P., its predecessors and owned affiliates;

•	“Starwood Fund” means VIII/TPC Holdings, L.L.C., a private equity fund managed by an affiliate of Starwood Capital Group;

•	“Starwood Property Trust” means Starwood Property Trust, Inc., an NYSE-listed public mortgage REIT managed by an affiliate of Starwood Capital Group;

•	“Tax Sharing Agreement” means the tax sharing agreement to be entered into by Weyerhaeuser, TRI Pointe and WRECO on or prior to the date on which validly tendered Weyerhaeuser common shares are accepted for payment pursuant to the Distribution;

•	“TPH LLC” means TRI Pointe Homes, LLC, the entity that was reorganized from a Delaware limited liability company into a Delaware corporation and renamed TRI Pointe Homes, Inc. in connection with its initial public offering;

•	“Transaction Agreement” means the Transaction Agreement, dated as of November 3, 2013, by and among Weyerhaeuser, WRECO, TRI Pointe and Merger Sub, which is incorporated by reference into this proxy statement;

•	“Transaction Documents” has the meaning ascribed to it in the Transaction Agreement;

•	“Transactions” means the transactions contemplated by the Transaction Agreement and the other Transaction Documents, which provide for, among other things, the New Debt, the REB Transfers, the Distribution, the WRECO Spin, the WRECO Stock Split and the Merger, as described in “The Transactions”;

•	“TRI Pointe” means TRI Pointe Homes, Inc., a Delaware corporation, and, unless the context otherwise requires, its subsidiaries. For periods prior to September 24, 2010, “TRI Pointe” refers to the entities through which it conducted its business during those periods. For periods from and after September 24, 2010 and prior to January 30, 2013, “TRI Pointe” refers to TPH LLC and, unless the context otherwise requires, its subsidiaries and affiliates;

•	“TRI Pointe common stock” means the common stock, par value $0.01 per share, of TRI Pointe;

•	“TRI Pointe Stockholder Approval” means the approval by TRI Pointe stockholders of the issuance of shares of TRI Pointe common stock in the Merger;

•	“TRI Pointe stockholders” means the holders of TRI Pointe common stock;

•	“US Bancorp” means U.S. Bancorp Investments, Inc.;

•	“US Bank” means U.S. Bank, National Association;

•	“Voting Agreements” means the voting agreements, dated as of November 3, 2013, entered into between Weyerhaeuser and certain TRI Pointe stockholders;

•	“Weyerhaeuser” means Weyerhaeuser Company, a Washington corporation, and, unless the context otherwise requires, its subsidiaries, other than WRECO and any of its subsidiaries;

•	“Weyerhaeuser common shares” means the common shares, par value $1.25 per share, of Weyerhaeuser;

•	“Weyerhaeuser shareholders” means the holders of Weyerhaeuser common shares;

•	“WNR” means Weyerhaeuser NR Company, a Washington corporation that is a wholly owned subsidiary of Weyerhaeuser and the current direct parent entity of WRECO;

•	“WRECO” means Weyerhaeuser Real Estate Company, a Washington corporation, and, prior to the consummation of the Transactions, an indirect wholly owned subsidiary of Weyerhaeuser, and, unless the context otherwise requires, its subsidiaries;

•	“WRECO common shares” means the common shares of WRECO, par value $0.04 per share;

•	“WRECO Spin” means the distribution by WNR of all of the issued and outstanding WRECO common shares to Weyerhaeuser; and

•	“WRECO Stock Split” means the stock split effected by WRECO on January 17, 2014 pursuant to which the number of WRECO common shares issued and outstanding was increased to 100,000,000 shares and the par value of each WRECO common share was reduced to $0.04 per share.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE ANNUAL MEETING

The following are some of the questions that TRI Pointe stockholders may have and answers to those questions. These questions and answers, as well as the summary that follows them, are not meant to be a substitute for the information contained in the remainder of this proxy statement, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this proxy statement. TRI Pointe urges its stockholders to read this proxy statement in its entirety prior to making any decision.

Q:	Why am I receiving these materials?

A:	TRI Pointe has sent you these materials in connection with its solicitation of proxies for use at the 2014 annual meeting of stockholders to be held at 9:00 a.m. local time, on Monday, June 23, 2014, at the Fairmont Newport Beach, 4500 MacArthur Boulevard, Newport Beach, California 92660, and at any adjournment(s) or postponement(s) thereof. These materials were first sent or made available to TRI Pointe stockholders on or about [ ], 2014.

This proxy statement includes important information about the Transactions and the annual meeting of TRI Pointe stockholders. You should read this information carefully and in its entirety. A copy of the Transaction Agreement is attached as Annex A to this proxy statement. The enclosed voting materials allow TRI Pointe stockholders to vote their shares without attending the annual meeting. The vote of TRI Pointe stockholders is very important and TRI Pointe encourages its stockholders to return their proxies as soon as possible. Please follow the instructions set forth on the enclosed proxy card (or on the voting instruction form provided by the record holder if your shares of TRI Pointe stock are held in “street name” through a bank, broker or other nominee).

Q:	What proposals will be voted on at the annual meeting?

A:	TRI Pointe stockholders will vote on the following proposals:

•	To authorize the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 1);

•	To approve an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1 (Proposal No. 2);

•	To approve, on an advisory basis, the compensation of TRI Pointe’s named executive officers (Proposal No. 3);

•	To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers (Proposal No. 4);

•	To elect the seven nominees named in this proxy statement to serve on the board of directors of TRI Pointe until the earlier to occur of the 2015 annual meeting of stockholders or, if required by the Transaction Agreement, such nominee’s resignation upon the consummation of the Merger (Proposal No. 5);

•	To ratify the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014 (Proposal No. 6); and

•	If it is determined by the TRI Pointe board of directors to be necessary or appropriate, to approve adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 7).

Q:	How does TRI Pointe’s board of directors recommend stockholders vote?

A:	TRI Pointe’s board of directors recommends that stockholders vote:

•	“FOR” the authorization of the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 1);

•	“FOR” the approval of an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1 (Proposal No. 2);

•	“FOR” the approval, on an advisory basis, of the compensation of TRI Pointe’s named executive officers (Proposal No. 3);

•	“EVERY THREE YEARS” as the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers (Proposal No. 4);

•	“FOR” the election of each of the seven nominees to the board of directors of TRI Pointe (Proposal No. 5);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014 (Proposal No. 6); and

•	If it is determined by the TRI Pointe board of directors to be necessary or appropriate, “FOR” the approval of adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 7).

Questions About the Transactions (Proposal No. 1)

Q:	What are the key steps of the Transactions?

A:	Below is a summary of the key steps of the Transactions. See “The Transactions.”

Step 1 WRECO Stock Split

On January 17, 2014, WRECO effected the WRECO Stock Split pursuant to which the number of WRECO common shares issued and outstanding was increased to 100,000,000 shares and the par value of each WRECO common share was reduced to $0.04 per share.

Step 2 New Debt

WRECO and certain financial institutions executed the Commitment Letter pursuant to which WRECO will incur the New Debt in the form of (i) the Debt Securities, (ii) the Senior Unsecured Bridge Facility or (iii) a combination thereof, on the terms and conditions set forth therein, as described in “Debt Financing—Debt Securities” and “Debt Financing—Bridge Facility.” Prior to the Closing Date, WRECO intends to enter into definitive agreements providing for the New Debt, but those agreements will be conditional upon the consummation of the Transactions.

Under the Transaction Agreement, on the date of the Distribution, WRECO will incur the New Debt and use the proceeds thereof to pay approximately $739 million in cash to WNR (the current direct parent entity of WRECO), which cash will be retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). The cash payment will be a repayment by WRECO of certain existing intercompany debt between WRECO and WNR or, to the extent that the cash payment exceeds the amount of the intercompany debt, it will be a distribution. WRECO will also pay to WNR a cash amount equal to all unpaid interest on WRECO’s intercompany debt that has accrued between the date of the Transaction Agreement and the date of the Distribution. After giving effect to those payments, WNR will contribute any remaining unpaid intercompany debt to WRECO such that WRECO will have no further liability in respect of its intercompany debt.

Step 3 REB Transfers

Under the terms of the Transaction Agreement, certain assets and liabilities of WRECO and its subsidiaries relating to the Real Estate Business will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), including the assets and liabilities relating to Coyote Springs.

Weyerhaeuser and its subsidiaries will transfer to WRECO and its subsidiaries certain assets relating to the Real Estate Business not already owned or held by WRECO or its subsidiaries, and WRECO and its subsidiaries will transfer to Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) certain assets of WRECO and its subsidiaries that the parties have agreed will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) following the Closing Date. Weyerhaeuser and its subsidiaries will also transfer to WRECO and its subsidiaries, and WRECO and its subsidiaries will assume, certain liabilities relating to the Real Estate Business that are not already liabilities of WRECO and its subsidiaries, and WRECO and its subsidiaries will transfer to Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), and Weyerhaeuser or those subsidiaries will assume, certain liabilities of WRECO and its subsidiaries that the parties have agreed will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) following the Closing Date.

Step 4 WRECO Spin

WNR will distribute all of the issued and outstanding WRECO common shares to Weyerhaeuser.

Step 5 Distribution

Weyerhaeuser will offer to Weyerhaeuser shareholders in an exchange offer the right to exchange all or a portion of their Weyerhaeuser common shares for WRECO common shares at a discount to the equivalent per-share value of TRI Pointe common stock, subject to proration in the event of oversubscription. If the exchange offer is consummated but fewer than all of the issued and outstanding WRECO common shares are exchanged because the exchange offer is not fully subscribed, the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. In all cases, the exchange agent will hold all issued and outstanding WRECO common shares in trust until the WRECO common shares are converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger. WRECO common shares will not be able to be traded during this period or at any time before or after the consummation of the Merger.

As previously noted, TRI Pointe has prepared this proxy statement under the assumption that the WRECO common shares will be distributed to Weyerhaeuser shareholders pursuant to a split-off. Based on market conditions prior to the consummation of the Transactions, Weyerhaeuser will determine whether the WRECO common shares will be distributed to Weyerhaeuser shareholders in a spin-off or a split-off and, once a final decision is made, this proxy statement will be amended to reflect that decision, if necessary.

Step 6 Merger

Immediately following the Distribution, Merger Sub will merge with and into WRECO, with WRECO surviving the Merger and becoming a wholly owned subsidiary of TRI Pointe. In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock. Cash will be paid in lieu of fractional shares of TRI Pointe common stock.

Immediately after the consummation of the Merger, the ownership of TRI Pointe common stock on a fully diluted basis is expected to be as follows: (i) WRECO common shares will have been converted into the right to receive, in the aggregate, approximately 79.6% of the then outstanding TRI Pointe common stock, (ii) the TRI Pointe common stock outstanding immediately prior to the consummation of the Merger will represent approximately 19.4% of the then outstanding TRI Pointe common stock and (iii) outstanding equity awards of WRECO and TRI Pointe employees will represent the remaining 1.0% of the then outstanding TRI Pointe common stock.

Step 7 Payment of Adjustment Amount

In addition to the cash payments by WRECO to WNR described in “The Transaction Agreement—Incurrence of New Debt and Repayment of Intercompany Debt,” the Transaction Agreement provides that, on the Closing Date, either TRI Pointe or WNR, as applicable, will pay the Adjustment Amount in cash to the other party, as more fully described in “The Transaction Agreement—Payment of Adjustment Amount.” The Adjustment Amount is not subject to any aggregate limitation but is calculated based on certain variable amounts, some of which are subject to individual limitations. The most significant of these variable amounts is the amount of intercompany indebtedness owed by WRECO to WNR on the Closing Date, which is subject to a maximum limit of $950 million. Weyerhaeuser and TRI Pointe believe that any changes to the other variable amounts will not materially impact the Adjustment Amount, and that as such the limit on the amount of intercompany indebtedness owed by WRECO to WNR on the Closing Date creates a de facto limit on the Adjustment Amount. Based on calculations by Weyerhaeuser that have been provided to TRI Pointe, it is expected that WNR will pay an Adjustment Amount in cash to TRI Pointe on the Closing Date.

Q:	What are the material U.S. federal income tax consequences to TRI Pointe and TRI Pointe stockholders resulting from the Transactions?

A:	TRI Pointe will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger. Because TRI Pointe stockholders will not participate in the Distribution or the Merger, TRI Pointe stockholders generally will not recognize gain or loss upon either the Distribution (including the exchange offer) or the Merger. TRI Pointe stockholders should consult their own tax advisors for a full understanding of the tax consequences to them of the Distribution and the Merger. The material U.S. federal income tax consequences of the Distribution and the Merger are described in more detail in “The Transactions—Material U.S. Federal Income Tax Consequences of the Distribution and the Merger.”

Q:	What will TRI Pointe stockholders receive in the Merger?

A:	TRI Pointe stockholders will not directly receive any consideration in the Merger. All shares of TRI Pointe common stock issued and outstanding immediately before the consummation of the Merger will remain issued and outstanding after the consummation of the Merger. Immediately after the consummation of the Merger, TRI Pointe stockholders will continue to own shares in TRI Pointe, which will include the Real Estate Business.

Q:	What is the estimated total value of the consideration to be paid by TRI Pointe in the Transactions?

A:	TRI Pointe expects to issue 129,700,000 shares of TRI Pointe common stock in the Merger, excluding shares to be issued on exercise or vesting of equity awards held by WRECO employees that are being assumed by TRI Pointe in connection with the Transactions. Based upon the reported closing sale price of $[ ] per share for TRI Pointe common stock on the NYSE on [ ], 2014, the total value of the shares to be issued by TRI Pointe and the amount of cash received by WNR, a subsidiary of Weyerhaeuser, in the Transactions, including from the proceeds of the New Debt (which will be an obligation of WRECO and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions), but not including any Adjustment Amount as described in “The Transaction Agreement—Payment of Adjustment Amount,” would have been approximately $[ ] billion. The actual value of the consideration to be paid by TRI Pointe will depend on the market price of shares of TRI Pointe common stock at the time of determination and on the Adjustment Amount.

Q:	What are the principal adverse consequences of the Transactions to TRI Pointe stockholders?

A:	Following the consummation of the Transactions, TRI Pointe stockholders will participate in a company that is one of the ten largest homebuilders in the United States based on estimated combined equity market value, assuming TRI Pointe issues 129,700,000 shares of its common stock in the Merger and based on the closing price of its common stock on May 1, 2014, but their percentage interest in this company will be substantially smaller. Immediately after the consummation of the Merger, the pre-Merger TRI Pointe stockholders are expected to own 19.4% of the TRI Pointe common stock issued and outstanding on a fully diluted basis. Therefore, the aggregate voting power represented by the shares held by pre-Merger TRI Pointe stockholders will be substantially less immediately following the consummation of the Merger than immediately prior to the consummation of the Merger. The issuance of shares of TRI Pointe common stock pursuant to the Merger may negatively affect the market price of TRI Pointe common stock. Further, WRECO will be the obligor on the New Debt after the consummation of the Transactions, which New Debt will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions. This additional indebtedness could materially and adversely affect the liquidity, results of operations and financial condition of TRI Pointe. TRI Pointe also expects to incur significant one-time costs in connection with the Transactions, including (i) up to $15 million of Transaction-related fees and expenses, including legal, accounting and other professional fees, but excluding financing-related fees, transition and integration expenses and advisory fees, (ii) approximately $6 million of advisory fees, (iii) approximately $28 million of financing-related fees, (iv) if the Transactions are consummated, reimbursement of up to $15 million of Transaction-related fees and expenses incurred by Weyerhaeuser, other than advisory fees, and (v) transition and integration expenses. Additionally, TRI Pointe may have to pay the Adjustment Amount in cash to WNR, as described in “The Transaction Agreement—Payment of Adjustment Amount.” While TRI Pointe expects to be able to fund these one-time costs and the Adjustment Amount, if payable by TRI Pointe, using cash from operations and borrowings under existing and anticipated credit sources, these costs will negatively impact TRI Pointe’s liquidity, cash flows and results of operations in the periods in which they are incurred. Finally, TRI Pointe’s management will be required to devote a significant amount of time and attention to the process of integrating the operations of TRI Pointe and the Real Estate Business. If TRI Pointe’s management is not able to effectively manage the process, TRI Pointe’s business could suffer and its stock price may decline. See “Risk Factors” for a further discussion of the material risks associated with the Transactions.

Q:	How will the Transactions impact the future liquidity and capital resources of TRI Pointe?

A:

The New Debt will be a debt obligation of WRECO, which will be a wholly owned subsidiary of TRI Pointe after the consummation of the Merger, and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions. TRI Pointe expects that the Transactions will be accretive on an earnings per share basis, taking into account the estimated purchase price allocation and pro forma capital structure, increase TRI Pointe’s revenues and earnings and enhance cash flow generation. TRI Pointe anticipates that its primary sources of liquidity for working capital and operating activities, including any future acquisitions, will be cash provided by operations and borrowings under the Revolving Credit Agreement or a new credit facility. TRI Pointe believes that the combination of the Real Estate Business with TRI Pointe’s existing business will result in annualized synergies of approximately $21 million in 2015 and approximately $30 million annually thereafter.

Synergies resulting from the combination are expected to be derived from, among other areas, overhead savings resulting from streamlining certain redundant corporate functions, improved operating efficiencies, including provision of certain corporate level administrative and support functions at a lower cost than historically allocated to WRECO for such services by Weyerhaeuser, and growth of ancillary operations in various markets as permitted under applicable law, including a mortgage business, a title company and other ancillary operations. See “Information on TRI Pointe—TRI Pointe’s Liquidity and Capital Resources After the Transactions.”

TRI Pointe expects to incur significant one-time costs in connection with the Transactions, including (i) up to $15 million of Transaction-related fees and expenses, including legal, accounting and other professional fees, but excluding financing-related fees, transition and integration expenses and advisory fees, (ii) approximately $6 million of advisory fees, (iii) approximately $28 million of financing-related fees, (iv) if the Transactions are consummated, reimbursement of up to $15 million of Transaction-related fees and expenses incurred by Weyerhaeuser, other than advisory fees, and (v) transition and integration expenses. Additionally, TRI Pointe may have to pay the Adjustment Amount in cash to WNR, as described in “The Transaction Agreement—Payment of Adjustment Amount.” While TRI Pointe expects to be able to fund these one-time costs and the Adjustment Amount, if payable by TRI Pointe, using cash from operations and borrowings under existing and anticipated credit sources, these costs will negatively impact TRI Pointe’s liquidity, cash flows and results of operations in the periods in which they are incurred.

Q:	How do the Transactions impact TRI Pointe’s dividend policy?

A:	Pursuant to the Transaction Agreement, TRI Pointe has agreed to not pay any dividends in respect of its shares of capital stock without the prior consent of Weyerhaeuser until after the consummation of the Merger. TRI Pointe currently intends to retain its future earnings, if any, to finance the development and expansion of its business and, therefore, does not intend to pay cash dividends on its common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of TRI Pointe’s board of directors and will depend on TRI Pointe’s financial condition, results of operations and capital requirements, restrictions contained in any financing instruments and such other factors as the TRI Pointe board of directors deems relevant.

Q:	What will Weyerhaeuser, its subsidiaries and Weyerhaeuser shareholders receive in the Transactions?

A:	WNR, a subsidiary of Weyerhaeuser, will receive approximately $739 million of the cash proceeds of the New Debt, which will be retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). WNR may also receive a cash payment of the Adjustment Amount, if the Adjustment Amount is payable by TRI Pointe, as described in “The Transaction Agreement—Payment of Adjustment Amount.” The New Debt will be a debt obligation of WRECO, which will be a wholly owned subsidiary of TRI Pointe after the consummation of the Merger, and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions.

In the exchange offer, Weyerhaeuser will offer to Weyerhaeuser shareholders the right to exchange all or a portion of their Weyerhaeuser common shares for WRECO common shares at a discount to the equivalent per-share value of TRI Pointe common stock, subject to proration in the event of oversubscription. If the exchange offer is consummated but fewer than all of the issued and outstanding WRECO common shares are exchanged because the exchange offer is not fully subscribed, the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. In all cases, the exchange agent will hold all issued and outstanding WRECO common shares in trust until the WRECO common shares are converted into the right to receive shares of TRI Pointe common stock in the Merger. WRECO common shares will not be able to be traded during this period or at any time before or after the consummation of the Merger. In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock, as described in “The Transaction Agreement—The Merger.”

As previously noted, TRI Pointe has prepared this proxy statement under the assumption that the WRECO common shares will be distributed to Weyerhaeuser shareholders pursuant to a split-off. Based on market conditions prior to the consummation of the Transactions, Weyerhaeuser will determine whether the WRECO common shares will be distributed to Weyerhaeuser shareholders in a spin-off or a split-off and, once a final decision is made, this proxy statement will be amended to reflect that decision, if necessary.

Q:	Are there any conditions to the consummation of the Transactions?

A:	Yes. The consummation of the Transactions is subject to a number of conditions, including:

•	the approval by TRI Pointe stockholders of the issuance of TRI Pointe common stock in the Merger;

•	the termination or expiration of the waiting period under the HSR Act (early termination was granted on January 14, 2014), and the receipt of any other necessary antitrust approvals;

•	the absence of any judgment or law issued or enacted by any governmental authority of competent jurisdiction that is in effect and enjoins or makes illegal the consummation of the Transactions;

•	the effectiveness under the Securities Act of WRECO’s registration statement on Form S-4 and Form S-1 (Reg. No. 333-193251) and TRI Pointe’s registration statement on Form S-4 (Reg. No. 333-193248), and the absence of any stop order or proceedings seeking a stop order;

•	the receipt of the Covington & Burling Tax Opinion and the Gibson Dunn Tax Opinion by Weyerhaeuser and TRI Pointe, respectively;

•	the approval for quotation on the NYSE of the shares of TRI Pointe common stock to be issued in connection with the Merger and upon the exercise of TRI Pointe equity awards from time to time, subject to official notice of issuance; and

•	the execution of the definitive agreements in respect of the New Debt and the receipt by WRECO of the net proceeds thereof.

In addition, the obligations of Weyerhaeuser, WRECO, TRI Pointe and Merger Sub to consummate the Merger are further subject to the satisfaction (or, to the extent permitted by law, waiver), on or prior to the Closing Date, of the following conditions:

•	the REB Transfers and the WRECO Spin shall have been consummated in accordance with and subject to the terms of the Transaction Agreement; and

•	the Distribution shall have been consummated in accordance with and subject to the terms of the Transaction Agreement.

To the extent permitted by applicable law, Weyerhaeuser and WRECO, on the one hand, and TRI Pointe and Merger Sub, on the other hand, may waive the satisfaction of the conditions to their respective obligations to consummate the Transactions. If TRI Pointe waives the satisfaction of a material condition to the consummation of the Transactions after the TRI Pointe Stockholder Approval, TRI Pointe will evaluate the appropriate facts and circumstances at that time and resolicit stockholder approval of the issuance of shares of TRI Pointe common stock in the Merger if required to do so by law or the rules of the NYSE. The Transaction Agreement provides that Weyerhaeuser or TRI Pointe may terminate the Transaction Agreement if the Merger is not consummated on or before November 3, 2014.

This proxy statement describes these conditions in more detail in “The Transaction Agreement—Conditions to the Consummation of the Transactions.”

Q:	When will the Transactions be completed?

A:	The Transactions are expected to be completed early in the third quarter of 2014. However, it is possible that the Transactions could be completed at a later time or not at all. See “Risk Factors—Risks Related to the Transactions—The Transactions may not be completed on the terms or the timeline currently contemplated, or at all” and “The Transaction Agreement—Conditions to the Consummation of the Transactions.”

Q:	Are there risks associated with the Transactions?

A:

Yes. The material risks associated with the Transactions are discussed in “Risk Factors.” Those risks include, among others, the possibility that the Transactions may not be completed, the possibility that TRI Pointe will not be able to integrate the Real Estate Business successfully, that TRI Pointe may fail to realize the anticipated benefits of the Merger, that TRI Pointe may be unable to provide benefits and services or access to financial strength and resources to the Real Estate Business equivalent to those historically provided by Weyerhaeuser, risks associated with the additional long-term indebtedness and liabilities that TRI Pointe will have following the consummation of the Transactions and risks related to the substantial dilution to the ownership interest of current TRI Pointe stockholders following the consummation of the Merger. In addition, TRI Pointe is an “emerging growth company” as defined in the Jumpstart Our Business Startups (“JOBS”) Act. As such, TRI Pointe currently is not subject to the independent auditor attestation requirement with respect to internal control over financial reporting, may take advantage of the SEC’s scaled disclosure requirements with respect to executive compensation pursuant to the rules applicable to smaller reporting companies and is not required to seek non-binding advisory votes on executive compensation or golden parachute arrangements. The consummation of the Transactions is expected to cause TRI Pointe to lose its status as an emerging growth company in 2014. Accordingly, after the consummation of the Transactions, TRI Pointe will be subject to additional disclosure and other obligations, which could place significant demands on TRI Pointe’s management, administrative, operational and accounting resources and cause TRI Pointe to incur significant one-time and ongoing expenses. If TRI Pointe’s independent auditor is unable to provide an unqualified attestation report on internal control over financial reporting, investors could lose confidence in the reliability of TRI Pointe’s financial statements and its stock price could be materially and adversely affected.

Q:	Will there be any change to the TRI Pointe board of directors or the executive officers of TRI Pointe after the consummation of the Transactions?

A:	Yes. TRI Pointe will increase the size of its board of directors from seven to nine directors, the majority of whom will be independent directors in accordance with NYSE listing requirements. Assuming they are re-elected at the annual meeting, Messrs. Perrin, Bronson and Cable will resign from the TRI Pointe board of directors on the Closing Date. Messrs. Sternlicht, Bauer, Gilbert and Rogers will continue to serve as directors of TRI Pointe following the consummation of the Transactions, and TRI Pointe will appoint Mr. Chris Graham as a director of TRI Pointe on the Closing Date. Weyerhaeuser has selected Messrs. Daniel Fulton and Lawrence Burrows and Mses. Constance Moore and Kristin Gannon to be appointed as directors of TRI Pointe on the Closing Date. The executive officers of TRI Pointe immediately prior to the consummation of the Merger are expected to be the executive officers of TRI Pointe immediately following the consummation of the Merger.

Q:	What vote is required to approve Proposal No. 1?

A:	Pursuant to the NYSE rules, this proposal must be approved by a majority of the votes cast. For purposes of the NYSE rules, abstentions will be treated as votes cast, but “broker non-votes” will not be treated as votes cast with regard to Proposal No. 1. TRI Pointe cannot complete the Transactions unless this proposal to authorize the issuance of shares of TRI Pointe common stock in the Merger is approved.

Q:	Do Weyerhaeuser shareholders have to vote to approve the Transactions?

A:	No.

Q:	Where will the shares of TRI Pointe common stock to be issued in the Merger be listed?

A:	TRI Pointe common stock is listed on the NYSE under “TPH.” After the consummation of the Transactions, all shares of TRI Pointe common stock issued in the Merger, and all other outstanding shares of TRI Pointe common stock, will continue to be listed on the NYSE.

Q:	What if a TRI Pointe stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 1?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe but the proxy does not indicate how the subject shares should be voted on the proposal, the shares subject to the proxy will be voted “FOR” the authorization of the issuance of shares of TRI Pointe common stock in the Merger.

Q:	What if a TRI Pointe stockholder returns a proxy but instructs the proxy holder to abstain with respect to Proposal No. 1?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe and the proxy instructs the proxy holder to abstain from voting on this proposal, the shares subject to the proxy will not be voted, but will be treated as votes cast under NYSE rules and will have the effect of a “NO” vote, with regard to this proposal.

Q:	What if a TRI Pointe stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 1?

A:	If a TRI Pointe stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically be prohibited from voting in its discretion on this proposal with respect to that stockholder’s shares, and these “broker non-votes” will not affect the outcome of the vote on this proposal.

Q:	Have any TRI Pointe stockholders already agreed to vote for Proposal No. 1?

A:	Yes. Certain TRI Pointe stockholders, including the Starwood Fund and members of TRI Pointe’s management, have entered into Voting Agreements with respect to an aggregate of 12,639,163 shares of TRI Pointe common stock, representing in the aggregate approximately 40% of the TRI Pointe common stock currently outstanding. These Voting Agreements provide, among other things, that these TRI Pointe stockholders will vote in favor of this proposal to authorize the issuance of shares of TRI Pointe common stock in the Merger and any other actions necessary and desirable in connection with the Transactions.

Questions With Respect to an Amendment to the 2013 Long-Term Incentive Plan (Proposal No. 2)

Q:	Why are TRI Pointe stockholders being asked to approve an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations?

A:	The number of shares currently available for issuance under the 2013 Long-Term Incentive Plan did not anticipate the Transactions and the substantial increase in the number of persons who will be eligible to receive awards following the consummation of the Transactions. In addition, after the consummation of the Merger, the number of shares of TRI Pointe common stock outstanding will be substantially greater. As a result, the number of shares currently available for issuance under the 2013 Long-Term Incentive Plan will constitute a significantly smaller percentage of TRI Pointe common stock outstanding after the consummation of the Merger than immediately prior to the consummation of the Merger. The increase in the number of shares available for issuance under the 2013 Long-Term Incentive Plan will allow TRI Pointe to continue to grant equity to all employees as part of a competitive compensation package and accounts for the dilutive effect of the Transactions on TRI Pointe common stock. Additionally, providing for award limitations pursuant to Section 162(m) of the Code will allow TRI Pointe to grant awards under the 2013 LTIP that can satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, which would allow TRI Pointe to deduct these awards for federal income tax purposes.

Q:	What vote is required to approve an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan?

A:	Pursuant to the NYSE rules, this proposal must be approved by a majority of the votes cast. For purposes of the NYSE rules, abstentions will be treated as votes cast, but “broker non-votes” will not be treated as votes cast with regard to Proposal No. 2.

Q:	What if a TRI Pointe stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 2?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe but the proxy does not indicate how it should be voted on this proposal, the shares subject to the proxy will be voted “FOR” the approval of an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1.

Q:	What if a TRI Pointe stockholder returns a proxy but instructs the proxy holder to abstain with respect to Proposal No. 2?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe and the proxy instructs the proxy holder to abstain from voting on this proposal, the shares subject to the proxy will not be voted, but will be treated as votes cast under NYSE rules and will have the effect of a “NO” vote, with regard to this proposal.

Q:	What if a TRI Pointe stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 2?

A:	If a TRI Pointe stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically be prohibited from voting in its discretion on this proposal with respect to that stockholder’s shares and these “broker non-votes” will not affect the outcome of the vote on this proposal.

Questions With Respect to the Advisory Vote on Executive Compensation (Proposal No. 3)

Q:	What vote is required to approve, on an advisory basis, the compensation of TRI Pointe’s named executive officers?

A:	Pursuant to the Bylaws, this proposal requires the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. The stockholder vote on this proposal is an advisory vote only and is not binding on TRI Pointe, its board of directors or its Compensation Committee.

Q:	What if a TRI Pointe stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 3?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe but the proxy does not indicate how it should be voted on this proposal, the shares subject to the proxy will be voted “FOR” the approval, on an advisory basis, of the compensation of TRI Pointe’s named executive officers.

Q:	What if a TRI Pointe stockholder returns a proxy but instructs the proxy holder to abstain with respect to Proposal No. 3?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe and the proxy instructs the proxy holder to abstain from voting on this proposal, the shares subject to the proxy will not be voted, and will have the effect of a “NO” vote, with regard to this proposal.

Q:	What if a TRI Pointe stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 3?

A:	If a TRI Pointe stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically be prohibited from voting in its discretion on this proposal with respect to that stockholder’s shares and these “broker non-votes” will not affect the outcome of the vote on this proposal.

Questions With Respect to the Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Proposal No. 4)

Q:	What vote is required to determine, on an advisory basis, the frequency of future advisory votes on executive compensation?

A:	Pursuant to the Bylaws, this proposal requires the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. With regard to this proposal, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, TRI Pointe will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders. The stockholder vote on this proposal is an advisory vote only and is not binding on TRI Pointe, its board of directors or its Compensation Committee.

Q:	What if a TRI Pointe stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 4?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe but the proxy does not indicate how it should be voted on this proposal, the shares subject to the proxy will be voted for “EVERY THREE YEARS” as the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers.

Q:	What if a TRI Pointe stockholder returns a proxy but instructs the proxy holder to abstain with respect to Proposal No. 4?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe and the proxy instructs the proxy holder to abstain from voting on this proposal, the shares subject to the proxy will not be voted for any of the frequency alternatives with regard to this proposal.

Q:	What if a TRI Pointe stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 4?

A:	If a TRI Pointe stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically be prohibited from voting in its discretion on this proposal with respect to that stockholder’s shares and these “broker non-votes” will not affect the outcome of the vote on this proposal.

Questions With Respect to the Election of Directors (Proposal No. 5)

Q:	What vote is required for election of directors?

A:	The Bylaws provide that directors are elected by a plurality of the votes cast. Therefore, the seven nominees who receive the highest number of votes will be elected as directors. If no other nominations are properly and timely received in accordance with the Bylaws, then each of the seven nominees named in this proxy statement will be elected if they receive at least one vote. There is no cumulative voting in the election of directors.

Q:	What if a TRI Pointe stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 5?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe but the proxy does not indicate how it should be voted on this proposal, the shares subject to the proxy will be voted “FOR” the election of the seven nominees named in this proxy statement to the board of directors of TRI Pointe.

Q:	What if a TRI Pointe stockholder returns a proxy but withholds authority to vote for one or more nominees?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe and the proxy withholds authority to vote for one or more nominees, the shares subject to the proxy will not be voted for that nominee or those nominees and will be voted “FOR” the remaining nominee(s), if any.

Q:	What if a TRI Pointe stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 5?

A:	If a TRI Pointe stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically be prohibited from voting in its discretion on this proposal with respect to that stockholder’s shares and these “broker non-votes” will not affect the outcome of the election.

Questions With Respect to the Ratification of the Appointment of Auditors (Proposal No. 6)

Q:	What vote is required to approve the ratification of the appointment of auditors?

A:	Pursuant to the Bylaws, this proposal requires the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting.

Q:	What if a TRI Pointe stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 6?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe but the proxy does not indicate how it should be voted on this proposal, the shares subject to the proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014.

Q:	What if a TRI Pointe stockholder returns a proxy but instructs the proxy holder to abstain with respect to Proposal No. 6?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe and the proxy instructs the proxy holder to abstain from voting on this proposal, the shares subject to the proxy will not be voted, and will have the effect of a “NO” vote, with regard to this proposal.

Q:	What if a TRI Pointe stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 6?

A:	If a TRI Pointe stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically have the authority to exercise its voting discretion to vote on this proposal.

Questions With Respect to Adjournment(s) and Postponement(s) of the Annual Meeting (Proposal No. 7)

Q:	What vote is required to approve adjournment(s) or postponement(s) of the annual meeting?

A:	Pursuant to the Bylaws, this proposal requires the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting.

Q:	What if a TRI Pointe stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 7?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe but the proxy does not indicate how it should be voted on this proposal, the shares subject to the proxy will be voted “FOR” the approval of adjournment(s) or postponement(s) of the annual meeting, if it is determined by the TRI Pointe board of directors to be necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger.

Q:	What if a TRI Pointe stockholder returns a proxy but instructs the proxy holder to abstain with respect to Proposal No. 7?

A:	If a TRI Pointe stockholder submits a properly executed proxy to TRI Pointe and the proxy instructs the proxy holder to abstain from voting on this proposal, the shares subject to the proxy will not be voted, and will have the effect of a “NO” vote, with regard to this proposal.

Q:	What if a TRI Pointe stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 7?

A:	If a TRI Pointe stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically be prohibited from voting in its discretion on this proposal with respect to that stockholder’s shares and these “broker non-votes” will not affect the outcome of the vote on this proposal.

General Questions

Q:	How can TRI Pointe stockholders cast their vote?

A:	TRI Pointe stockholders may vote before the annual meeting in one of the following ways:

•	by using the toll-free number shown on the proxy card (or voting instruction card if a TRI Pointe stockholder received its proxy materials by mail from a bank, broker or other nominee);

•	by visiting the website shown on the proxy card (or voting instruction card) to submit a proxy via the Internet;

•	by completing, signing, dating and returning the enclosed proxy card (or voting instruction card) in the enclosed postage-paid envelope; or

•	by attending the annual meeting and voting their shares.

Q:	If a TRI Pointe stockholder is not going to attend the annual meeting, should that stockholder return its proxy card or otherwise vote its shares?

A:	Yes. Returning the proxy card (or voting instruction card if a TRI Pointe stockholder received its proxy materials by mail from a bank, broker or other nominee) or voting by calling the toll-free number shown on the proxy card (or voting instruction card) or visiting the website shown on the proxy card (or voting instruction card) to submit a proxy via the Internet ensures that the shares will be represented and voted at the annual meeting, even if the TRI Pointe stockholder will be unable to or does not attend.

Q:	If a TRI Pointe stockholder’s shares are held in “street name” through its bank, broker or other nominee, will that bank, broker or other nominee vote those shares?

A:	Banks, brokers or other nominees will not vote shares of a TRI Pointe stockholder with respect to Proposals No. 1, No. 2, No. 3, No. 4, No. 5 and No. 7 at the annual meeting unless the TRI Pointe stockholder instructs its bank, broker or other nominee how to vote. A TRI Pointe stockholder should follow the directions on the voting instruction card provided by its bank, broker or other nominee regarding how to instruct its bank, broker or other nominee to vote its shares. If a TRI Pointe stockholder does not provide its bank, broker or other nominee with instructions, under NYSE rules, that bank, broker or other nominee will not be authorized to vote with respect to Proposals No. 1, No. 2, No. 3, No. 4, No. 5 and No. 7, but may vote with respect to Proposal No. 6. Shares registered in the name of a bank, broker or other nominee, for which proxies are voted on some, but not all, matters will be considered to be represented at the annual meeting for purposes of determining a quorum and, with the exception of Proposal No. 6, voted only as to those matters marked on the proxy card. Shares registered in the name of a bank, broker or other nominee may be voted in person at the annual meeting by contacting the bank, broker or other nominee to obtain a “legal proxy” from the bank, broker or other nominee and presenting the “legal proxy” at the annual meeting.

Q:	Can a TRI Pointe stockholder change its vote after mailing its proxy card?

A:	Yes. If a TRI Pointe stockholder has properly completed and submitted its proxy card, the TRI Pointe stockholder can change its vote in any of the following ways:

•	by executing a notice of revocation stating that the TRI Pointe stockholder revokes its proxy and properly sending it to the Corporate Secretary of TRI Pointe so that it is received prior to the annual meeting;

•	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the annual meeting;

•	by logging onto the internet website specified on the proxy card (or voting instruction card if a TRI Pointe stockholder received its proxy materials by mail from a bank, broker or other nominee) in the same manner a stockholder would to submit its proxy electronically or by calling the toll-free number specified on the proxy card (or voting instruction card) prior to the annual meeting, in each case if the TRI Pointe stockholder is eligible to do so and following the instructions on the proxy card (or voting instruction card); or

•	by attending the annual meeting and voting in person.

Simply attending the annual meeting will not revoke a proxy. In the event of multiple online or telephone proxies by a TRI Pointe stockholder, each proxy will supersede the previous proxy and the last proxy will be deemed to be the final proxy of the stockholder unless that proxy is revoked.

If a TRI Pointe stockholder holds shares in “street name” through its bank, broker or other nominee, and has directed that person to vote its shares, it should instruct that person to change its vote, or if, in the alternative, a TRI Pointe stockholder holding shares in “street name” wishes to vote in person at the annual meeting, the stockholder must obtain a “legal proxy” from the bank, broker or other nominee and present the “legal proxy” at the annual meeting.

Q:	What should TRI Pointe stockholders do now?

A:	After carefully reading and considering the information contained in this proxy statement, TRI Pointe stockholders should vote their shares as soon as possible so that their shares will be represented and voted at the annual meeting. TRI Pointe stockholders should follow the instructions set forth on the enclosed proxy card (or on the voting instruction card provided by the record holder if their shares are held in the name of a bank, broker or other nominee).

Q:	Can TRI Pointe stockholders dissent to the Merger and require appraisal of their shares?

A:	No.

Q:	Will the instruments that govern the rights of TRI Pointe stockholders with respect to their shares of TRI Pointe common stock after the consummation of the Transactions be different from those that govern the rights of current TRI Pointe stockholders?

A:	No. The rights of TRI Pointe stockholders with respect to their shares of TRI Pointe common stock after the consummation of the Transactions will continue to be governed by federal and state laws and TRI Pointe’s governing documents, including:

•	the corporate law of the State of Delaware, including the DGCL;

•	the Charter; and

•	the Bylaws.

Q:	Who can answer my questions?

A:	If you have any questions about the Transactions or the annual meeting, need assistance in voting your shares or need additional copies of this proxy statement or the enclosed proxy card (or voting instruction card if you received your proxy materials by mail from a bank, broker or other nominee), you should contact:

Eagle Rock Proxy Advisors, LLC

12 Commerce Drive

Cranford, New Jersey 07016

Telephone: (888) 859-0692

or

TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, California 92612

Attention: Investor Relations

Telephone: (949) 478-8600

Q:	Where can I find more information about TRI Pointe and WRECO?

A:	TRI Pointe stockholders can find more information about TRI Pointe and WRECO in “Information on TRI Pointe” and “Information on WRECO” and from the various sources described in “Where You Can Find More Information; Incorporation by Reference.”

SUMMARY

The following summary contains certain information described in more detail elsewhere in this proxy statement. It does not contain all the details concerning the Transactions, including information that may be important to you. To better understand the Transactions, you should carefully review this entire proxy statement and the documents referenced in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference.”

The Companies

TRI Pointe Homes, Inc.

TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, California 92612

Telephone: (949) 478-8600

TRI Pointe Homes, Inc., a Delaware corporation, is engaged in the design, construction and sale of innovative single-family homes in planned communities in major metropolitan areas located throughout Southern and Northern California and Colorado.

Topaz Acquisition, Inc.

Topaz Acquisition, Inc.

c/o TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, California 92612

Telephone: (949) 478-8600

Topaz Acquisition, Inc., a Washington corporation, is a newly formed, directly wholly owned subsidiary of TRI Pointe that was organized specifically for the purpose of completing the Merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transactions.

Weyerhaeuser Company

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, Washington 98003

Telephone: (253) 924-2345

Weyerhaeuser Company, a Washington corporation, is one of the world’s largest private owners of timberlands. Weyerhaeuser owns or controls nearly seven million acres of timberlands, primarily in the U.S., and manages another 13.9 million acres under long-term licenses in Canada. It manages these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood and specialty cellulose fibers products, and through WRECO it develops real estate, primarily as a builder of single-family homes. Weyerhaeuser is a real estate investment trust (REIT). Its business segments are timberlands (which includes logs, chips and timber), wood products (which includes softwood lumber, plywood, veneer, oriented strand board (OSB), hardwood lumber, engineered lumber, raw materials and building materials distribution), cellulose fibers (which includes fluff pulp, liquid packaging board and paper products) and real estate. Weyerhaeuser generated revenues of $2.0 billion during the three months ended March 31, 2014 and $8.5 billion during the year ended December 31, 2013.

Weyerhaeuser Real Estate Company

Weyerhaeuser Real Estate Company

c/o Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, Washington 98003

Telephone: (253) 924-2345

Weyerhaeuser Real Estate Company, a Washington corporation, was founded in 1970 and is primarily engaged in the design, construction and sale of single-family homes in California, Texas, Arizona, Washington, Nevada, Maryland and Virginia. In 2012, WRECO was a top 20 U.S. homebuilder as measured by annual single-family home deliveries. WRECO’s core markets are Southern California, Houston, Phoenix and Tucson, the Puget Sound region of Washington State, Las Vegas, Richmond and the Washington, D.C. suburbs. In addition, WRECO is a developer of master planned communities, which include residential lots for its own use, lots for sale to other homebuilders, and the sale of commercial and multi-family properties, primarily in Southern California.

The Transactions

On November 4, 2013, TRI Pointe and Weyerhaeuser announced that they, along with WRECO and Merger Sub, had entered into the Transaction Agreement, which provides for the combination of TRI Pointe’s business and the Real Estate Business.

Under the Transaction Agreement, on the date of the Distribution, WRECO will incur the New Debt and use the proceeds thereof to make a cash payment to WNR, a subsidiary of Weyerhaeuser. Weyerhaeuser will then cause the REB Transfers to occur. Following the REB Transfers, Weyerhaeuser will cause WNR to distribute all of the issued and outstanding WRECO common shares to Weyerhaeuser in the WRECO Spin.

Weyerhaeuser will offer to Weyerhaeuser shareholders in an exchange offer the right to exchange all or a portion of their Weyerhaeuser common shares for WRECO common shares at a discount to the equivalent per-share value of TRI Pointe common stock, subject to proration in the event of oversubscription. If the exchange offer is consummated but fewer than all of the issued and outstanding WRECO common shares are exchanged because the exchange offer is not fully subscribed, the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. In all cases, the exchange agent will hold all issued and outstanding WRECO common shares in trust until the WRECO common shares are converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger. WRECO common shares will not be able to be traded during this period or at any time before or after the consummation of the Merger. Immediately after the Distribution and at the effective time of the Merger, Merger Sub will merge with and into WRECO, with WRECO surviving the Merger and becoming a wholly owned subsidiary of TRI Pointe. In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock.

TRI Pointe expects to issue 129,700,000 shares of TRI Pointe common stock in the Merger, excluding shares to be issued on exercise or vesting of equity awards held by WRECO employees that are being assumed by TRI Pointe in connection with the Transactions. Based upon the reported closing sale price of $[            ] per share for TRI Pointe common stock on the NYSE on [            ], 2014, the total value of the shares to be issued by TRI Pointe and the amount of cash received by WNR, a subsidiary of Weyerhaeuser, in the Transactions, including from the proceeds of the New Debt (which will be an obligation of WRECO and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions) as discussed below, but not including any Adjustment Amount as described in “The Transaction Agreement—Payment of Adjustment Amount,” would have been approximately $[            ] billion. The actual value of the consideration to be paid by TRI Pointe will depend on the market price of shares of TRI Pointe common stock at the time of determination and on the Adjustment Amount.

After the consummation of the Merger, TRI Pointe will own and operate the Real Estate Business through WRECO, which will be a wholly owned subsidiary of TRI Pointe, and will also continue its current businesses. All outstanding shares of TRI Pointe common stock, including those issued in the Merger, will be listed on the NYSE under TRI Pointe’s current trading symbol “TPH.”

Below is a step-by-step description of the sequence of material events relating to the Transactions.

Step 1 WRECO Stock Split

On January 17, 2014, WRECO effected the WRECO Stock Split pursuant to which the number of WRECO common shares issued and outstanding was increased to 100,000,000 shares and the par value of each WRECO common share was reduced to $0.04 per share.

Step 2 New Debt

WRECO and certain financial institutions executed the Commitment Letter pursuant to which WRECO will incur the New Debt in the form of (i) the Debt Securities, (ii) the Senior Unsecured Bridge Facility or (iii) a combination thereof, on the terms and conditions set forth therein, as described in “Debt Financing—Debt Securities” and “Debt Financing—Bridge Facility.” Prior to the Closing Date, WRECO intends to enter into definitive agreements providing for the New Debt, but those agreements will be conditional upon the consummation of the Transactions.

Under the Transaction Agreement, on the date of the Distribution, WRECO will incur the New Debt and use the proceeds thereof to pay approximately $739 million in cash to WNR (the current direct parent entity of WRECO), which cash will be retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). The cash payment will be a repayment by WRECO of certain existing intercompany debt between WRECO and WNR or, to the extent that the cash payment exceeds the amount of the intercompany debt, it will be a distribution. WRECO will also pay to WNR a cash amount equal to all unpaid interest on WRECO’s intercompany debt that has accrued between the date of the Transaction Agreement and the date of the Distribution. After giving effect to those payments, WNR will contribute any remaining unpaid intercompany debt to WRECO such that WRECO will have no further liability in respect of its intercompany debt.

Step 3 REB Transfers

Under the terms of the Transaction Agreement, certain assets and liabilities of WRECO and its subsidiaries relating to the Real Estate Business will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), including the assets and liabilities relating to Coyote Springs.

Weyerhaeuser and its subsidiaries will transfer to WRECO and its subsidiaries certain assets relating to the Real Estate Business not already owned or held by WRECO or its subsidiaries, and WRECO and its subsidiaries will transfer to Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) certain assets of WRECO and its subsidiaries that the parties have agreed will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) following the Closing Date. Weyerhaeuser and its subsidiaries will also transfer to WRECO and its subsidiaries, and WRECO and its subsidiaries will assume, certain liabilities relating to the Real Estate Business that are not already liabilities of WRECO and its subsidiaries, and WRECO and its subsidiaries will transfer to Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), and Weyerhaeuser or those subsidiaries will assume, certain liabilities of WRECO and its subsidiaries that the parties have agreed will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) following the Closing Date.

Step 4 WRECO Spin

WNR will distribute all of the issued and outstanding WRECO common shares to Weyerhaeuser.

Step 5 Distribution

Weyerhaeuser will offer to Weyerhaeuser shareholders in an exchange offer the right to exchange all or a portion of their Weyerhaeuser common shares for WRECO common shares at a discount to the equivalent per-share value of TRI Pointe common stock, subject to proration in the event of oversubscription. If the exchange offer is consummated but fewer than all of the issued and outstanding WRECO common shares are exchanged because the exchange offer is not fully subscribed, the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. In all cases, the exchange agent will hold all issued and outstanding WRECO common shares in trust until the WRECO common shares are converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger. WRECO common shares will not be able to be traded during this period or at any time before or after the consummation of the Merger.

As previously noted, TRI Pointe has prepared this proxy statement under the assumption that the WRECO common shares will be distributed to Weyerhaeuser shareholders pursuant to a split-off. Based on market conditions prior to the consummation of the Transactions, Weyerhaeuser will determine whether the WRECO common shares will be distributed to Weyerhaeuser shareholders in a spin-off or a split-off and, once a final decision is made, this proxy statement will be amended to reflect that decision, if necessary.

Step 6 Merger

Immediately following the Distribution, Merger Sub will merge with and into WRECO, with WRECO surviving the Merger and becoming a wholly owned subsidiary of TRI Pointe. In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock. Cash will be paid in lieu of fractional shares of TRI Pointe common stock.

Immediately after the consummation of the Merger, the ownership of TRI Pointe common stock on a fully diluted basis is expected to be as follows: (i) WRECO common shares will have been converted into the right to receive, in the aggregate, approximately 79.6% of the then outstanding TRI Pointe common stock, (ii) the TRI Pointe common stock outstanding immediately prior to the consummation of the Merger will represent approximately 19.4% of the then outstanding TRI Pointe common stock and (iii) outstanding equity awards of WRECO and TRI Pointe employees will represent the remaining 1.0% of the then outstanding TRI Pointe common stock.

Step 7 Payment of Adjustment Amount

In addition to the cash payments by WRECO to WNR described in “The Transaction Agreement—Incurrence of New Debt and Repayment of Intercompany Debt,” the Transaction Agreement provides that, on the Closing Date, either TRI Pointe or WNR, as applicable, will pay the Adjustment Amount in cash to the other party, as more fully described in “The Transaction Agreement—Payment of Adjustment Amount.” The Adjustment Amount is not subject to any aggregate limitation but is calculated based on certain variable amounts, some of which are subject to individual limitations. The most significant of these variable amounts is the amount of intercompany indebtedness owed by WRECO to WNR on the Closing Date, which is subject to a maximum limit of $950 million. Weyerhaeuser and TRI Pointe believe that any changes to the other variable amounts will not materially impact the Adjustment Amount, and that as such the limit on the amount of intercompany indebtedness owed by WRECO to WNR on the Closing Date creates a de facto limit on the Adjustment Amount. Based on calculations by Weyerhaeuser that have been provided to TRI Pointe, it is expected that WNR will pay an Adjustment Amount in cash to TRI Pointe on the Closing Date.

Set forth below are diagrams that illustrate, in simplified form, the existing corporate structures, the corporate structures immediately following the Distribution and the corporate structures immediately following the consummation of the Merger. The ownership proportions included in the diagram illustrating the corporate structures immediately following the consummation of the Merger are approximate and are calculated on a fully-diluted basis.

Existing Corporate Structures

Structures Following Distribution(1)

(1)	The Merger will take place immediately following the Distribution. Following the Distribution, the exchange agent will hold all issued and outstanding WRECO common shares in trust until the WRECO common shares are converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger. WRECO common shares will not be able to be traded during this or any period. See “The Transaction Agreement—The Merger.”

Structures Following Merger(1)

(1)	Following the consummation of the Merger, outstanding equity awards of WRECO and TRI Pointe employees are expected to represent 1.0% of the then outstanding TRI Pointe common stock on a fully diluted basis (not shown).

After completion of all of the steps described above:

•	TRI Pointe’s wholly owned subsidiary, WRECO, will hold the Real Estate Business and will be the obligor under the New Debt, which will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions; and

•	WNR, a subsidiary of Weyerhaeuser, will have received approximately $739 million of the cash proceeds of the New Debt, which will be retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). WNR may also receive a cash payment of the Adjustment Amount, if the Adjustment Amount is payable by TRI Pointe, as described in “The Transaction Agreement—Payment of Adjustment Amount.”

Immediately after the consummation of the Merger, the ownership of TRI Pointe common stock on a fully diluted basis is expected to be as follows: (i) WRECO common shares will have been converted into the right to receive, in the aggregate, approximately 79.6% of the then outstanding TRI Pointe common stock, (ii) the TRI Pointe common stock outstanding immediately prior to the consummation of the Merger will represent approximately 19.4% of the then outstanding TRI Pointe common stock and (iii) outstanding equity awards of WRECO and TRI Pointe employees will represent the remaining 1.0% of the then outstanding TRI Pointe common stock. In connection with the Transactions, TRI Pointe, Merger Sub, Weyerhaeuser and/or WRECO have entered into or will enter into the Transaction Documents relating to, among other things, certain tax matters and certain voting matters. See “Other Agreements.”

TRI Pointe and Weyerhaeuser considered various factors in negotiating the terms of the Transactions, including the equity ownership levels of pre-Merger TRI Pointe stockholders and Weyerhaeuser shareholders receiving shares of TRI Pointe common stock in the Transactions. Certain of the principal factors considered by the parties negotiating the terms of the Transaction Documents were, among others, the trends and competitive developments in the homebuilding industry and the range of strategic alternatives available to TRI Pointe, including continuing to operate its business as a standalone entity as currently conducted, as well as the potential of meaningful synergies following the consummation of the Merger, the risks and uncertainties associated with the Transactions and with other strategic alternatives and the other factors identified in “The Transactions—Background of the Transactions” and “The Transactions—TRI Pointe’s Reasons for the Transactions.” Weyerhaeuser also considered, among other things, the value to Weyerhaeuser and Weyerhaeuser shareholders that could be realized in the Transactions as compared to the value to Weyerhaeuser and Weyerhaeuser shareholders that could be realized if the Transactions did not occur, the proposed tax treatment of the Transactions and the other factors identified in “The Transactions—Weyerhaeuser’s Reasons for the Transactions.”

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following summary financial data of WRECO and TRI Pointe are being provided to help you in your analysis of the financial aspects of the Transactions. You should read this information in conjunction with the financial information included and incorporated by reference in this proxy statement. See “Information on TRI Pointe,” “Information on WRECO,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for WRECO,” “Selected Historical and Pro Forma Financial and Operating Data” and “Where You Can Find More Information; Incorporation by Reference” in this proxy statement and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, each of which is incorporated by reference in this proxy statement.

Summary of Selected Historical Financial and Operating Data of WRECO

The following summary of selected historical financial data of WRECO as of and for the three months ended March 31, 2014 and for the three months ended March 31, 2013 has been derived from the unaudited consolidated financial statements of WRECO included in this proxy statement and is not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future date or period. The financial data as of March 31, 2013 have been derived from the unaudited consolidated financial statements of WRECO not included or incorporated by reference in this proxy statement and are not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future period. The management of WRECO believes that the unaudited consolidated financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the results as of and for the interim periods presented. The financial data as of and for the years ended December 31, 2013 and 2012 and for the year ended December 31, 2011 have been derived from the audited consolidated financial statements of WRECO included in this proxy statement. The financial data as of December 31, 2011 have been derived from the audited consolidated financial statements of WRECO not included or incorporated by reference in this proxy statement. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for WRECO” and the consolidated financial statements of WRECO and the notes thereto included in this proxy statement.

WRECO’s historical financial information does not reflect changes that WRECO expects to experience in the future as a result of the Transactions, including the REB Transfers and changes in the financing, operations, cost structure and personnel needs of its business. See “The Transaction Agreement—Transfers of Certain Assets and Assumption of Certain Liabilities.” Further, the historical financial statements include allocations of certain Weyerhaeuser corporate general and administrative expense. WRECO’s management believes the assumptions and methodologies underlying the allocation of corporate general and administrative expense are reasonable. However, these allocations may not be indicative of the actual level of expense that would have been incurred by WRECO if it had operated as an independent company or of costs expected to be incurred in the future. These allocated expenses relate to various services that have historically been provided to WRECO by Weyerhaeuser, including corporate governance, cash management and other treasury services, administrative services (such as government relations, tax, employee payroll and benefit administration, internal audit, legal, accounting, human resources and equity-based compensation plan administration), lease of office space, aviation services and insurance coverage. During each of the quarters ended March 31, 2014 and 2013, WRECO incurred $5.5 million of allocated corporate general and administrative expense from Weyerhaeuser. During the years ended December 31, 2013, 2012 and 2011, WRECO incurred $22.9 million, $20.5 million and $17.3 million, respectively, of allocated corporate general and administrative expense from Weyerhaeuser. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for WRECO” and Note 11: Relationship and Transactions with Weyerhaeuser to WRECO’s consolidated financial statements included in this proxy statement for further information regarding the allocated corporate general and administrative expense. In addition, as part of WRECO’s historical cash management strategy as a subsidiary of Weyerhaeuser, WRECO has a revolving promissory note payable to Weyerhaeuser that will be extinguished in connection with the Transactions. The total amount outstanding under the promissory note was $868.8 million as of March 31, 2014. The total amounts outstanding under the promissory note were $834.6 million, $689.6 million and $568.7 million as of December 31, 2013, 2012 and 2011, respectively. WRECO paid Weyerhaeuser interest on the unpaid balance for the quarters ended March 31, 2014 and 2013 at rates per annum of 1.86% and 1.90%, respectively. WRECO paid Weyerhaeuser interest on the unpaid balance for the years ended December 31, 2013, 2012 and 2011 at rates per annum of 1.87%, 1.92% and 0.62%, respectively. Interest incurred for the quarters ended March 31, 2014 and 2013 was $3.9 million and $3.4 million, respectively. Interest incurred for the years ended December 31, 2013, 2012 and 2011 was $15.7 million, $12.8 million and $3.4 million, respectively.

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2014	2013	2013	2012	2011
	(unaudited)
	(Dollar amounts in thousands, except per share figures)
Statement of Operations Data
Single-family home sales revenue	$241,902	$182,381	$1,218,430	$870,596	$768,071
Single-family home cost	(190,840)	(146,631)	(948,561)	(690,578)	(589,574)
Single-family impairments and related charges	(429)	(277)	(1,719)	(3,319)	(10,399)

Single-family gross margin	50,633	35,473	268,150	176,699	168,098

Non-single-family revenue	6,230	13,135	56,282	199,710	69,674
Non-single-family cost	(4,755)	(12,936)	(40,906)	(121,357)	(39,224)
Non-single-family impairments and related charges	(39)	(216)	(343,729)	(272)	(620)

Non-single-family gross margin	1,436	(17)	(328,353)	78,081	29,830

Total gross margin	52,069	35,456	(60,203)	254,780	197,928
Sales and marketing expense	(20,905)	(18,244)	(94,521)	(78,022)	(71,587)
General and administrative expense	(18,005)	(18,414)	(74,244)	(75,583)	(71,348)
Restructuring expense	(1,716)	(440)	(10,938)	(2,460)	(2,801)
Other income	667	848	2,452	914	2,080

Earnings (loss) from continuing operations before income taxes	12,110	(794)	(237,454)	99,629	54,272
Income tax benefit (expense)	(4,529)	739	86,161	(38,910)	(19,333)

Earnings (loss) from continuing operations	7,581	(55)	(151,293)	60,719	34,939
Discontinued operations, net of income taxes	—	189	1,838	762	589

Net earnings (loss) attributable to common shareholder	$7,581	$134	$(149,455)	$61,481	$35,528

Basic earnings (loss) per share from continuing operations attributable to common shareholder	$0.08	$—	$(1.51)	$0.61	$0.35
Basic earnings per share from discontinued operations attributable to common shareholder	—	—	0.02	—	0.01

Basic earnings (loss) per share attributable to common shareholder	$0.08	$—	$(1.49)	$0.61	$0.36

Operating Data—Owned Projects
Net new home orders	667	820	3,055	2,665	1,902
New homes delivered	508	463	2,939	2,314	1,912
Average sales price of homes delivered	$476	$394	$415	$376	$402
Cancellation rate	15%	12%	15%	15%	16%
Average selling communities	91	75	86	72	74
Selling communities at end of period	93	80	89	68	69
Backlog at end of period, number of homes	1,056	1,138	897	781	430
Backlog at end of period, aggregate sales value	$594,550	$508,849	$507,064	$342,497	$167,505
Balance Sheet Data
Cash	$3,338	$4,271	$4,510	$5,212	$3,170
Inventory	$1,500,608	$1,653,818	$1,421,986	$1,609,485	$1,499,040
Total assets	$1,941,998	$2,053,187	$1,910,464	$1,999,537	$1,933,849
Debt payable to third parties and Weyerhaeuser	$868,809	$871,323	$834,589	$798,808	$851,303
Total liabilities	$1,105,364	$1,072,602	$1,084,947	$1,005,810	$1,044,142
Total shareholder’s interest	$806,415	$951,769	$797,096	$953,779	$891,304

Summary of Selected Historical Financial and Operating Data of TRI Pointe

The following summary of selected historical financial data of TRI Pointe as of and for the three months ended March 31, 2014 and for the three months ended March 31, 2013 has been derived from the unaudited consolidated financial statements of TRI Pointe incorporated by reference in this proxy statement and is not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future date or period. The financial data as of March 31, 2013 have been derived from the unaudited consolidated financial statements of TRI Pointe not included or incorporated by reference in this proxy statement and are not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future date or period. TRI Pointe’s management believes that the unaudited financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the results as of and for the interim periods presented. The financial data as of and for the years ended December 31, 2013 and 2012 and for the year ended December 31, 2011 have been derived from the audited consolidated financial statements of TRI Pointe incorporated by reference in this proxy statement. The financial data as of December 31, 2011 have been derived from the audited financial statements of TRI Pointe not included or incorporated by reference in this proxy statement. This information is only a summary and should be read in conjunction with the audited and unaudited consolidated financial statements of TRI Pointe and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, each of which is incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference.”

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2014	2013	2013	2012	2011
	(unaudited)
	(Dollar amounts in thousands, except per share figures)
Statement of Operations Data
Home sales	$72,812	$23,857	$247,091	$77,477	$13,525
Cost of home sales	(56,432)	(19,449)	(193,092)	(63,688)	(12,075)

Homebuilding gross profit	16,380	4,408	53,999	13,789	1,450
Fee building gross margin	—	406	1,082	149	150
Sales and marketing	(2,486)	(1,330)	(8,486)	(4,636)	(1,553)
General and administrative	(5,892)	(3,313)	(17,057)	(6,772)	(4,620)
Transaction expense	(548)	—	(4,087)	—	—
Other income (expense), net	(9)	172	302	(24)	(20)

Income (loss) before income taxes	7,445	343	25,753	2,506	(4,593)
Provision for income taxes	(3,147)	(73)	(10,379)	—	—

Net income (loss)	$4,298	$270	$15,374	$2,506	$(4,593)

Earnings (loss) per share(1)
Basic	$0.14	$0.01	$0.50	$0.12	$(0.36)

Diluted(2)	$0.14	$0.01	$0.50	$0.12	$(0.36)

Operating Data—Owned Projects
Net new home orders	138	123	477	204	42
New homes delivered	92	48	396	144	36
Average sales price of homes delivered	$791	$497	$624	$538	$376
Cancellation rate	8%	9%	10%	16%	13%
Average selling communities	10.0	7.3	7.4	5.4	2.0
Selling communities at end of period	10	6	10	7	3
Backlog at end of period, number of homes	195	143	149	68	8
Backlog at end of period, aggregate sales value	$157,692	$77,027	$111,566	$33,287	$3,364
Operating Data—Fee Building Projects
Net new home orders	—	14	41	45	34
New homes delivered	—	5	66	26	68
Average sales price of homes delivered	$—	$399	$685	$885	$786
Balance Sheet Data
Cash, cash equivalents and marketable securities	$32,046	$131,316	$35,261	$19,824	$10,164
Real estate inventories	$484,483	$245,162	$455,642	$194,083	$82,023
Total assets	$538,567	$379,712	$506,035	$217,516	$93,776
Notes payable	$176,933	$60,896	$138,112	$57,368	$6,873
Total liabilities	$211,700	$74,493	$183,729	$68,363	$11,285
Total equity	$326,867	$305,219	$322,306	$149,153	$82,491

(1)	Basic and diluted earnings (loss) per share give effect to the conversion of the equity of the former members of TPH LLC into TRI Pointe common stock on January 30, 2013 as though the conversion had occurred at the beginning of the period or the original date of issuance, if later. The number of shares converted is based on the initial public offering price of $17.00 per share of TRI Pointe common stock.
(2)	For the three months ended March 31, 2014 and 2013 and the year ended December 31, 2013, no stock options were included in the diluted earnings per share calculation as the effect of their inclusion would be antidilutive. There were no outstanding options or non-vested shares in 2012 or prior.

Summary Unaudited Pro Forma Financial Information of TRI Pointe and WRECO

The following summary unaudited pro forma financial information of TRI Pointe and WRECO are being presented for illustrative purposes only, and this information should not be relied upon for purposes of making any investment or other decisions. The data assume that WRECO had been owned by TRI Pointe for all periods and at the date presented, and reflect the changes that WRECO expects to experience as a result of the Transactions, including the REB Transfers. TRI Pointe and WRECO may have performed differently had they actually been combined for all periods or on the date presented. You should also not rely on the following data as being indicative of the results or financial condition that would have been achieved or existed had TRI Pointe and WRECO been combined other than during the periods or on the date presented or of the actual future results or financial condition of TRI Pointe to be achieved following the consummation of the Transactions.

This information is only a summary and should be read in conjunction with “Selected Historical and Pro Forma Financial and Operating Data—Unaudited Pro Forma Condensed Combined Financial Information of TRI Pointe and WRECO.”

	As of and for the Three Months Ended March 31, 2014	For the Year Ended December 31, 2013
	(Dollar amounts in thousands, except per share figures)
Statement of Operations Data
Home sales	$314,714	$1,465,521
Cost of home sales	(252,911)	(1,172,659)
Impairments and related charges	(429)	(1,719)

Homebuilding gross margin	61,374	291,143
Non-single-family gross margin	2,435	17,353
Fee building gross margin	—	1,082
Sales and marketing	(23,714)	(104,297)
General and administrative	(24,813)	(94,720)
Restructuring charges	(411)	(8,538)
Other income, net	974	6,475

Earnings before income taxes	15,845	108,498
Provision for income taxes	(6,169)	(42,039)

Earnings from continuing operations	$9,676	$66,459

Earnings per common share
Basic	$0.06	$0.41
Diluted	$0.06	$0.41

Operating Data
Net new home orders	805	3,532
New homes delivered	600	3,335
Average sales price of homes delivered	$525	$439
Cancellation rate	14%	15%
Average selling communities	101	93
Selling communities at end of period	103	99
Backlog at end of period, number of homes	1,251	1,046
Backlog at end of period, aggregate sales value	$752,242	$618,630

Balance Sheet Data
Cash, cash equivalents and marketable securities	$39,351
Inventory	$1,971,953
Total assets	$2,536,353
Debt payable	$976,933
Total liabilities	$1,169,873
Stockholders’ equity	$1,336,261

Summary Comparative Historical and Pro Forma Per Share Data

The following tables set forth certain historical and pro forma per share data for TRI Pointe and WRECO. The TRI Pointe historical data have been derived from and should be read together with the unaudited financial statements of TRI Pointe and related notes thereto contained in TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and the audited consolidated financial statements of TRI Pointe and related notes thereto contained in TRI Pointe’s Annual Report on Form 10-K for the year ended December 31, 2013, each of which is incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference.” The WRECO historical data have been derived from and should be read together with WRECO’s unaudited and audited consolidated financial statements and related notes thereto included in this proxy statement. The pro forma data have been derived from the unaudited pro forma financial statements of TRI Pointe and WRECO included in this proxy statement.

These summary comparative historical and pro forma per share data are being presented for illustrative purposes only. TRI Pointe and WRECO may have performed differently had the Transactions occurred prior to the periods or the dates presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had TRI Pointe and the Real Estate Business been combined during the periods or at the dates presented or of the actual future results or financial condition of TRI Pointe or WRECO to be achieved following the consummation of the Transactions.

	As of and for the Three Months Ended March 31, 2014		As of and for the Year Ended December 31, 2013
	Historical	Pro Forma	Historical	Pro Forma
TRI Pointe	(unaudited)
Basic earnings per share(1)	$0.14	$0.06	$0.50		$0.41
Diluted earnings per share(1)(2)	$0.14	$0.06	$0.50		$0.41
Weighted average common shares outstanding—Basic	31,613,274	161,332,533	30,775,989		161,332,533
Weighted average common shares outstanding—Diluted	31,643,070	162,882,415	30,797,602		162,882,415
Book value per share of common stock	$10.33	$8.20	$10.47	$	N/A
Dividends declared per share of common stock	$0.00	$0.00	$0.00		$0.00

(1)	Basic and diluted earnings per share give effect to the conversion of the equity of the former members of TPH LLC into TRI Pointe common stock on January 30, 2013 as though the conversion had occurred at the beginning of the period or the original date of issuance, if later. The number of shares converted is based on the initial public offering price of $17.00 per share of TRI Pointe common stock.
(2)	For the three months ended March 31, 2014 and the year ended December 31, 2013, no stock options were included in the diluted earnings per share calculation as the effect of their inclusion would be antidilutive.

	As of and for the Three Months Ended March 31, 2014(1)		As of and for the Year Ended December 31, 2013(1)
	Historical	Pro Forma(2)	Historical	Pro Forma(2)
WRECO	(unaudited)
Basic earnings (losses) from continuing operations per share	$0.08	$0.06	$(1.51)	$(1.17)
Diluted earnings (losses) from continuing operations per share	$0.08	$0.06	$(1.51)	$(1.17)
Book value per common share outstanding	$8.06	$6.22	$7.97	$6.15
Dividends declared per common share outstanding	$0.00	$0.00	$0.00	$0.00

(1)	Historical per share figures are based on 100,000,000 shares, and pro forma per share figures are based on 129,700,000 shares. Per share figures include pretax impairment charges of $343.3 million and operating costs of $2.4 million that relate to Coyote Springs which, under the terms of the Transaction Agreement, will be excluded from the Transactions and retained by Weyerhaeuser.
(2)	Pro forma per share amounts reflect the exchange ratio of 1.297 shares of TRI Pointe common stock to be exchanged for each WRECO common share so that the per share amounts are equated to the respective values for one share of TRI Pointe common stock.

WRECO is currently an indirect wholly owned subsidiary of Weyerhaeuser and there is no established trading market in WRECO common shares. WRECO common shares do not currently trade separately from Weyerhaeuser common shares.

Summary Historical Common Stock Market Price and Dividend Data

Shares of TRI Pointe common stock currently trade on the NYSE under the trading symbol “TPH.” On November 1, 2013, the last trading day before the announcement of the Transactions, the last sale price of TRI Pointe common stock reported by the NYSE was $15.38. On [            ], 2014, the last trading day prior to the public announcement of the exchange offer, the last sale price of TRI Pointe common stock reported by the NYSE was $[            ]. On [            ], 2014, the last trading day prior to the filing of this proxy statement, the last sale price of TRI Pointe common stock reported by the NYSE was $[            ].

The following table sets forth the high and low sale prices of TRI Pointe common stock on the NYSE for the periods indicated as well as the dividends per share declared by TRI Pointe to TRI Pointe stockholders for these periods. The quotations are as reported in published financial sources.

	Per Share Dividends(1)	Common Stock(1)(2)
		High	Low
Year Ending December 31, 2014
First Quarter	$0.00	$20.00	$16.19
Second Quarter (through May 7, 2014)	$0.00	$17.45	$15.41
Year Ended December 31, 2013
First Quarter	$0.00	$21.25	$17.50
Second Quarter	$0.00	$21.18	$14.24
Third Quarter	$0.00	$17.22	$13.95
Fourth Quarter	$0.00	$20.29	$13.43
Year Ended December 31, 2012
First Quarter	N/A	N/A	N/A
Second Quarter	N/A	N/A	N/A
Third Quarter	N/A	N/A	N/A
Fourth Quarter	N/A	N/A	N/A

(1)	On January 30, 2013, TRI Pointe was reorganized from a Delaware limited liability company to a Delaware corporation in connection with its initial public offering.
(2)	TRI Pointe common stock was listed on and began trading on the NYSE on January 31, 2013. Prior to that date, TRI Pointe was a limited liability company and there was no established trading market for its membership interests.

TRI Pointe Dividend Policy

TRI Pointe currently intends to retain its future earnings, if any, to finance the development and expansion of its business and, therefore, does not intend to pay cash dividends on its common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of TRI Pointe’s board of directors and will depend on TRI Pointe’s financial condition, results of operations, and capital requirements, restrictions contained in any financing instruments and such other factors as the TRI Pointe board of directors deems relevant.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained and incorporated by reference in this proxy statement and the annexes hereto. Some of the risks described below relate principally to the business and the industry in which TRI Pointe, including WRECO, will operate after the consummation of the Transactions, while others relate principally to the Transactions. The remaining risks relate principally to the securities markets generally and ownership of shares of TRI Pointe common stock. The risks described below are not the only risks facing TRI Pointe following the consummation of the Transactions.

Risks Related to the Transactions

The Transactions may not be completed on the terms or timeline currently contemplated, or at all.

The consummation of the Transactions is subject to numerous conditions, including (i) the absence of certain legal impediments to the consummation of the Transactions, (ii) the effectiveness of certain filings with the SEC, (iii) the approval by TRI Pointe stockholders of the issuance of shares of TRI Pointe common stock in the Merger, (iv) the receipt of the Covington & Burling Tax Opinion and the Gibson Dunn Tax Opinion, (v) the receipt of the proceeds of the New Debt and (vi) other customary closing conditions. See “The Transaction Agreement—Conditions to the Consummation of the Transactions.” There is no assurance that the Transactions will be consummated on the terms or timeline currently contemplated, or at all. TRI Pointe, Weyerhaeuser and WRECO have expended and will continue to expend significant management time and resources and have incurred and will continue to incur significant expenses due to legal, advisory and financial services fees related to the Transactions. These expenses must be paid regardless of whether the Transactions are consummated.

Governmental agencies may not approve the Transactions or the related transactions necessary to complete them, or may impose conditions to any such approval or require changes to the terms of the Transactions. Any such conditions or changes could have the effect of delaying the consummation of the Transactions, imposing costs on or limiting the revenues of the combined company following the consummation of the Transactions or otherwise reducing the anticipated benefits of the Transactions.

The obligations of the lenders under the Commitment Letter are subject to customary conditions, including, subject to certain exceptions, the absence of any “material adverse effect,” as the term is described in “The Transaction Agreement—Representations and Warranties.” Accordingly, there can be no assurance that these conditions will be satisfied or, if not satisfied, waived by the lenders. If WRECO is not able to obtain alternative financing on commercially reasonable terms, it could prevent the consummation of the Merger or materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations if the Merger is ultimately consummated.

Additionally, the Commitment Letter will terminate on August 4, 2014 unless the Transactions have been consummated on or prior to that date. However, the Transaction Agreement provides that Weyerhaeuser or TRI Pointe may terminate the Transaction Agreement if the Merger is not consummated on or before November 3, 2014. Therefore, it is possible that the Commitment Letter will terminate prior to the consummation of the Merger and that WRECO will be required to seek alternative sources of financing for the New Debt. WRECO may not be able to obtain alternative sources of financing on terms as favorable as those provided in the Commitment Letter. If the Commitment Letter is terminated prior to the consummation of the Merger and WRECO is not able to obtain alternative financing on commercially reasonable terms, it could prevent the consummation of the Merger or materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations if the Merger is ultimately consummated.

The integration of TRI Pointe and WRECO may not be successful or the anticipated benefits from the Transactions may not be realized.

After the consummation of the Transactions, TRI Pointe will have significantly more sales, assets and employees than it did prior to the consummation of the Transactions. The integration process will require TRI Pointe to expend significant capital and significantly expand the scope of its operations and financial systems. TRI Pointe’s management will be required to devote a significant amount of time and attention to the process of integrating the operations of TRI Pointe and WRECO. A significant degree of difficulty and management involvement is inherent in that process. These difficulties include, but are not limited to:

•	integrating the operations of WRECO while carrying on the ongoing operations of TRI Pointe;

•	managing a significantly larger company than before the consummation of the Transactions;

•	the possibility of faulty assumptions underlying TRI Pointe’s expectations regarding the integration process;

•	coordinating a greater number of diverse businesses and businesses located in a greater number of geographic locations;

•	integrating two separate business cultures, which may prove to be incompatible;

•	attracting and retaining the necessary personnel associated with WRECO following the consummation of the Transactions;

•	creating uniform standards, controls, procedures, policies and information systems and controlling the costs associated with such matters;

•	integrating information technology, purchasing, accounting, finance, sales, billing, payroll and regulatory compliance systems; and

•	TRI Pointe has no history of a major integration.

There is no assurance that WRECO will be successfully or cost-effectively integrated with TRI Pointe. The process of integrating the Real Estate Business into TRI Pointe’s business may cause an interruption of, or loss of momentum in, the activities of TRI Pointe’s business after the consummation of the Transactions. If TRI Pointe’s management is not able to manage the integration process effectively, or if any significant business activities are interrupted as a result of the integration process, TRI Pointe’s business, liquidity, financial condition and results of operations may be materially and adversely impacted.

All of the risks associated with the integration process could be exacerbated by the fact that TRI Pointe may not have a sufficient number of employees with the requisite expertise to integrate the businesses or to operate TRI Pointe’s business after the consummation of the Transactions. If TRI Pointe does not hire or retain employees with the requisite skills and knowledge to run TRI Pointe after the consummation of the Transactions, it may materially and adversely affect TRI Pointe’s business.

Even if TRI Pointe is able to combine the two business operations successfully, it may not be possible to realize the full benefits of the increased sales volume and other benefits, including the expected synergies, which are expected to result from the Transactions, or realize these benefits within the time frame that is expected. For example, the elimination of duplicative costs may not be realized as fully as anticipated or may take significantly longer than anticipated, or the benefits from the Transactions may be offset by costs incurred or delays in integrating the companies. If TRI Pointe fails to realize the benefits it anticipates from the Transactions, TRI Pointe’s business, liquidity, financial condition and results of operations may be materially and adversely affected.

The calculation of the merger consideration will not be adjusted if the value of the business or assets of WRECO declines or if the value of TRI Pointe increases before the Merger is consummated.

The number of shares of TRI Pointe common stock to be distributed in the Merger will not be adjusted if the value of the business or assets of WRECO or TRI Pointe declines or increases prior to the consummation of the Merger. TRI Pointe will not be required to consummate the Merger, and Weyerhaeuser and WRECO will not be required to consummate the Distribution, the Merger and the other Transactions, if there has been any “material adverse effect” (as the term is described in “The Transaction Agreement—Representations and Warranties”) on the Real Estate Business or on TRI Pointe, as applicable. However, TRI Pointe will not be permitted to terminate the Transaction Agreement or re-solicit the vote of TRI Pointe stockholders because of any changes in the market prices of TRI Pointe common stock or any changes in the value of WRECO that do not constitute a material adverse effect on the Real Estate Business, and Weyerhaeuser and WRECO will not be permitted to terminate the Transaction Agreement because of any changes in the market price of TRI Pointe common stock or any changes in the value of TRI Pointe that do not constitute a material adverse effect on TRI Pointe and its subsidiaries.

TRI Pointe expects to incur significant costs related to the consummation of the Transactions that could materially and adversely affect its liquidity, cash flows and results of operations.

TRI Pointe expects to incur significant one-time costs in connection with the Transactions, including (i) up to $15 million of Transaction-related fees and expenses, including legal, accounting and other professional fees, but excluding financing-related fees, transition and integration expenses and advisory fees, (ii) approximately $6 million of advisory fees, (iii) approximately $28 million of financing-related fees, (iv) if the Transactions are consummated, reimbursement of up to $15 million of Transaction-related fees and expenses incurred by Weyerhaeuser, other than advisory fees, and (v) transition and integration expenses. Additionally, TRI Pointe may have to pay the Adjustment Amount in cash to WNR, as described in “The Transaction Agreement—Payment of Adjustment Amount.” While TRI Pointe expects to be able to fund these one-time costs and the Adjustment Amount, if payable by TRI Pointe, using cash from operations and borrowings under existing and anticipated credit sources, these costs will negatively impact TRI Pointe’s liquidity, cash flows and results of operations in the periods in which they are incurred.

Current TRI Pointe stockholders’ percentage ownership interest in TRI Pointe will be substantially diluted in the Merger.

After the consummation of the Merger, the TRI Pointe common stock outstanding immediately prior to the consummation of the Merger will represent, in the aggregate, approximately 19.4% of TRI Pointe’s outstanding shares of common stock on a fully diluted basis. Consequently, TRI Pointe’s pre-Merger stockholders, as a group, will be able to exercise less influence over the management and policies of TRI Pointe following the consummation of the Merger than immediately prior to the consummation of the Merger.

Sales of shares of TRI Pointe common stock after the consummation of the Transactions may negatively affect the market price of TRI Pointe common stock.

The shares of TRI Pointe common stock to be issued in the Merger to holders of WRECO common shares will generally be eligible for immediate resale. The market price of TRI Pointe common stock could decline as a result of sales of a large number of shares of TRI Pointe common stock in the market after the consummation of the Transactions or even the perception that these sales could occur.

Immediately after the consummation of the Merger, the ownership of TRI Pointe common stock on a fully diluted basis is expected to be as follows: (i) WRECO common shares will have been converted into the right to receive, in the aggregate, approximately 79.6% of the then outstanding TRI Pointe common stock, (ii) the TRI Pointe common stock outstanding immediately prior to the consummation of the Merger will represent approximately 19.4% of the then outstanding TRI Pointe common stock and (iii) outstanding equity awards of WRECO and TRI Pointe employees will represent the remaining 1.0% of the then outstanding TRI Pointe common stock. Currently, Weyerhaeuser shareholders may include index funds that have their performance tied to the Standard & Poor’s 500 Index or other stock indices, and institutional investors subject to various investing guidelines. Because TRI Pointe may not be included in these indices following the consummation of the Transactions or may not meet the investing guidelines of some of these institutional investors, these index funds and institutional investors may decide, or may be required, to sell the shares of TRI Pointe common stock that they receive in the Merger, if any. In addition, the investment fiduciaries of Weyerhaeuser’s defined contribution and defined benefit plans may decide to sell any TRI Pointe common stock that the trusts for these plans receive in the Merger, or may decide not to participate in the exchange offer, in response to their fiduciary obligations under applicable law. These sales, or the possibility that these sales may occur, may make it more difficult for TRI Pointe to obtain additional capital by selling equity securities in the future at a time and at a price that it deems appropriate.

The historical financial information of WRECO may not be representative of its results or financial condition if it had been operated independently of Weyerhaeuser and, as a result, is not a reliable indicator of its future results.

WRECO is currently a business segment of Weyerhaeuser. Consequently, the financial information of WRECO included in this proxy statement has been derived from the consolidated financial statements and accounting records of WRECO and reflects all direct costs as well as assumptions and allocations made by management of Weyerhaeuser. The financial position, results of operations and cash flows of WRECO presented may be different from those that would have resulted had WRECO been operated independently of Weyerhaeuser during the applicable periods or at the applicable dates. For example, in preparing the financial statements of WRECO, Weyerhaeuser made allocations of Weyerhaeuser corporate general and administrative expense deemed to be attributable to WRECO. However, these allocations reflect the corporate general and administrative expense attributable to WRECO operated as part of a larger organization and do not necessarily reflect the corporate general and administrative expense that would be incurred by WRECO had it been operated independently. Further, WRECO’s financial information does not reflect changes WRECO expects to experience in connection with the Transactions, in particular the REB Transfers. As a result, the historical financial information of WRECO homebuilding is not a reliable indicator of future results.

TRI Pointe may be unable to provide the same types and levels of benefits, services and resources to WRECO that Weyerhaeuser has provided, or may be unable to provide them at the same cost.

As a separate reporting segment of Weyerhaeuser, WRECO has received benefits and services from Weyerhaeuser and has been able to benefit from Weyerhaeuser’s financial strength and extensive business relationships. After the consummation of the Transactions, WRECO will be owned by TRI Pointe and will no longer benefit from Weyerhaeuser’s resources. It cannot be assured that TRI Pointe will be able to replace those resources adequately or replace them at the same cost. If TRI Pointe is not able to replace the resources provided by Weyerhaeuser, is unable to replace them at the same cost or is delayed in replacing the resources provided by Weyerhaeuser, TRI Pointe’s results of operations may be materially and adversely impacted.

TRI Pointe’s business, liquidity, financial condition and results of operations may be materially and adversely impacted following the consummation of the Transactions if TRI Pointe cannot negotiate terms that are as favorable as those Weyerhaeuser has historically received when TRI Pointe replaces contracts after the consummation of the Transactions.

Prior to the consummation of the Transactions, certain functions of WRECO are generally being performed under Weyerhaeuser’s centralized systems and, in some cases, under contracts that are also used for Weyerhaeuser’s other businesses that are not intended to be transferred to TRI Pointe with the Real Estate Business. In addition, some contracts to which Weyerhaeuser is a party on behalf of WRECO require consents of third parties to be assigned to WRECO, however none of these required consents represent a condition to the consummation of the Transactions. Although TRI Pointe believes that it will be able to obtain any such consents or enter into new contracts for similar services, there can be no assurance that TRI Pointe will be able to obtain those consents or negotiate terms that are as favorable as those Weyerhaeuser received when and if TRI Pointe replaces these services with its own contracts for similar services. Furthermore, while TRI Pointe believes that the failure to obtain third party consents for any single contract would not have a material impact on TRI Pointe, it is possible that the failure to obtain a significant number of required consents or replace a significant number of these contracts for any of these services could have a material adverse impact on TRI Pointe’s business, liquidity, financial condition and results of operations following the consummation of the Transactions.

If the WRECO Spin and the Distribution do not qualify as tax-free distributions described in Section 355 of the Code, or if the Merger does not qualify as a tax-free “reorganization” described in Section 368(a) of the Code, including as a result of actions taken in connection with the WRECO Spin, the Distribution or the Merger, or as a result of subsequent acquisitions of Weyerhaeuser common shares, TRI Pointe common stock or WRECO common shares, then Weyerhaeuser or its subsidiaries or Weyerhaeuser shareholders may be required to pay substantial U.S. federal income taxes, and, in certain circumstances, TRI Pointe may be required to indemnify Weyerhaeuser for any such tax liability.

The consummation of the Transactions is conditioned on Weyerhaeuser’s receipt of the Covington & Burling Tax Opinion and TRI Pointe’s receipt of the Gibson Dunn Tax Opinion. The opinions of counsel will be based on, among other things, current law and representations and assumptions as to factual matters made by Weyerhaeuser, WRECO, TRI Pointe and Merger Sub. These opinions may be incorrect. Any change in currently applicable law, which may be retroactive, or the failure of any representation or assumption to be true, correct and complete in all material respects, could materially and adversely affect the conclusions reached by counsel in the opinions. See “The Transactions—Material U.S. Federal Income Tax Consequences of the Distribution and the Merger.”

Even if the Distribution were to otherwise qualify as a tax-free distribution described in Section 355 of the Code, the Distribution would be taxable to Weyerhaeuser or its subsidiaries (but not to Weyerhaeuser shareholders) pursuant to Section 355(e) of the Code if there is a 50% or greater change in ownership of either Weyerhaeuser or WRECO (including shares of TRI Pointe common stock after the consummation of the Merger), directly or indirectly, as part of a plan or series of related transactions that include the Distribution. For this purpose, any acquisitions of Weyerhaeuser, WRECO or TRI Pointe stock within the period beginning two years before the Distribution and ending two years after the Distribution are presumed to be part of such a plan, although Weyerhaeuser, WRECO or TRI Pointe may be able to rebut that presumption. Further, for purposes of this test, the Merger will be treated as part of such a plan, but the Merger standing alone should not cause the Distribution to be taxable to Weyerhaeuser under Section 355(e) of the Code because pre-Merger holders of WRECO common shares are expected to hold more than 50% of the then outstanding TRI Pointe common stock immediately following the consummation of the Merger. However, if the IRS were to determine that other acquisitions of Weyerhaeuser common shares, WRECO common shares or TRI Pointe common stock, either before or after the Distribution, were part of a plan or series of related transactions that included the Distribution, such determination could result in significant tax-related losses to Weyerhaeuser. In connection with the Covington & Burling Tax Opinion and the Gibson Dunn Tax Opinion, Weyerhaeuser and TRI Pointe have represented or will represent that the Distribution is not part of any such plan or series of related transactions.

In certain circumstances, under the Tax Sharing Agreement, TRI Pointe will be required to indemnify Weyerhaeuser against any taxes on the Distribution that arise as a result of certain actions or failures to act by TRI Pointe or WRECO after the consummation of the Transactions, certain events involving TRI Pointe’s capital stock or the assets of TRI Pointe, WRECO or Weyerhaeuser which cause the Distribution to be a taxable event under Section 355(e) of the Code (including the Merger), or any breach by TRI Pointe or by WRECO after the consummation of the Transactions of any representation or covenant made by them in the Tax Sharing Agreement or the Transaction Agreement.

In certain circumstances, under the Tax Sharing Agreement, Weyerhaeuser will be required to indemnify TRI Pointe and WRECO after the consummation of the Transactions against any taxes on the Distribution that arise as a result of certain actions or failures to act by Weyerhaeuser, or any breach by Weyerhaeuser of any representation or covenant made by it or its subsidiaries in the Tax Sharing Agreement or the Transaction Agreement. If Weyerhaeuser or a subsidiary of Weyerhaeuser were to recognize gain on the Distribution, Weyerhaeuser or that subsidiary, as the case may be, would be solely responsible, and would be obligated to indemnify TRI Pointe and WRECO, for any such gain.

If TRI Pointe is required to indemnify Weyerhaeuser, this indemnification obligation could be substantial and could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

TRI Pointe may be materially and adversely affected by significant restrictions following the consummation of the Transactions imposed to avoid significant tax-related liabilities.

The Tax Sharing Agreement generally will restrict TRI Pointe and its affiliates’ ability to take certain actions that could cause the WRECO Spin, the Distribution, the Merger and certain related Transactions to fail to qualify as tax-free transactions. In particular, for a two-year period following the Closing Date, TRI Pointe and its affiliates’ ability to undertake any of the following is restricted:

•	enter into any agreement, understanding or arrangement pursuant to which any person would (directly or indirectly) acquire, or have the right to acquire, TRI Pointe capital stock or WRECO capital stock (excepting the stock of WRECO acquired pursuant to the Merger and certain limited circumstances set forth in the Tax Sharing Agreement);

•	merge or consolidate TRI Pointe or WRECO with any other person;

•	liquidate or partially liquidate TRI Pointe or WRECO;

•	cause or permit TRI Pointe or WRECO to be treated as other than a corporate taxpayer for U.S. federal income tax purposes; or

•	cause or permit WRECO to discontinue its engagement in the Real Estate Business.

If TRI Pointe intends to take any such restricted action, Weyerhaeuser will be required to cooperate with TRI Pointe in obtaining an IRS ruling or an unqualified tax opinion reasonably acceptable to Weyerhaeuser to the effect that such action will not affect the status of the WRECO Spin, the Distribution or the Merger as tax-free transactions. However, if TRI Pointe takes any of the actions above and those actions result in tax-related losses to Weyerhaeuser, then TRI Pointe generally will be required to indemnify Weyerhaeuser for such losses, without regard to whether Weyerhaeuser had given TRI Pointe prior consent. See “Other Agreements—Tax Sharing Agreement.”

Due to these restrictions and indemnification obligations under the Tax Sharing Agreement, TRI Pointe will be limited in its ability to pursue strategic transactions, equity or convertible debt financings or other transactions that may otherwise be in TRI Pointe’s best interests. Also, TRI Pointe’s potential indemnity obligation to Weyerhaeuser might discourage, delay or prevent a change of control during this two-year period that TRI Pointe stockholders may consider favorable to its ability to pursue strategic transactions, equity or convertible debt financings or other transactions that may otherwise be in TRI Pointe’s best interests.

Failure to consummate the Transactions could materially and adversely impact the market price of TRI Pointe common stock as well as TRI Pointe’s business, liquidity, financial condition and results of operations.

If the Transactions are not consummated for any reason, the price of TRI Pointe common stock may decline significantly. In addition, TRI Pointe is subject to additional risks, including, among others:

•	depending on the reasons for and timing of the termination of the Transaction Agreement, the requirement in the Transaction Agreement that TRI Pointe pay Weyerhaeuser a termination fee of $20 million or reimburse Weyerhaeuser for certain out-of-pocket costs relating to the Transactions;

•	substantial costs related to the Transactions, such as legal, accounting, regulatory filing, financial advisory and financial printing fees, which must be paid regardless of whether the Transactions are completed; and

•	potential disruption of the business of TRI Pointe and distraction of its workforce and management team.

The Transaction Agreement contains provisions that may discourage other companies from trying to acquire TRI Pointe.

The Transaction Agreement contains provisions that may discourage a third-party from submitting a business combination proposal to TRI Pointe prior to the consummation of the Transactions that might result in greater value to TRI Pointe stockholders than the Transactions. For example, the Transaction Agreement generally prohibits TRI Pointe from soliciting any takeover proposal. In addition, if the Transaction Agreement is terminated by TRI Pointe or Weyerhaeuser in circumstances that obligate TRI Pointe to pay a termination fee or to reimburse transaction expenses to Weyerhaeuser, TRI Pointe’s liquidity or financial condition may be materially and adversely affected as a result, and the requirement to make a payment might deter third parties from proposing alternative business combination proposals. In addition, the Transaction Agreement requires that TRI Pointe seek stockholder approval for the issuance of shares of TRI Pointe common stock in the Merger, even if the TRI Pointe board of directors changes its recommendation regarding the proposal to authorize the issuance of shares of TRI Pointe common stock in the Merger. Further, in connection with the Transactions, Weyerhaeuser has entered into the Voting Agreements with the Starwood Fund and three of TRI Pointe’s executive officers with respect to an aggregate of 12,639,163 shares of TRI Pointe common stock, representing approximately 40% of the TRI Pointe common stock currently outstanding. These agreements include provisions that may discourage a third-party from submitting a business combination proposal to TRI Pointe prior to the consummation of the Transactions. Specifically, these Voting Agreements provide, among other things, that these TRI Pointe stockholders will (i) vote their shares subject to the Voting Agreements in favor of the proposal to authorize the issuance of TRI Pointe common stock in the Merger and any other actions necessary and desirable in connection with the Transactions and (ii) vote against any action, agreement or proposal made in opposition to, or in competition with, the consummation of the Transactions and the issuance of TRI Pointe common stock in the Merger, including any competing transaction or superior proposal. See “Other Agreements—Voting Agreements.”

TRI Pointe will have significantly more shares of its common stock outstanding after the consummation of the Transactions and this may discourage others from trying to acquire TRI Pointe.

TRI Pointe expects to issue 129,700,000 shares of its common stock in the Merger, excluding shares to be issued on exercise or vesting of equity awards held by WRECO employees that are being assumed by TRI Pointe in connection with the Transactions. Because TRI Pointe will be a significantly larger company and have significantly more shares of its common stock outstanding after the consummation of the Transactions, an acquisition of TRI Pointe may become more expensive. As a result, some companies may not seek to acquire TRI Pointe, and the reduction in potential parties that may seek to acquire TRI Pointe could negatively impact the prices at which TRI Pointe common stock trades.

Risks Related to TRI Pointe’s Industry and Business, Including the Real Estate Business, After the Transactions

Unless otherwise stated, the following risk factors apply to TRI Pointe’s business as currently conducted and, following the consummation of the Transactions, will continue to apply to TRI Pointe’s business, including the Real Estate Business, on a going forward basis.

TRI Pointe’s long-term growth depends upon its ability to successfully identify and acquire desirable land parcels for residential buildout, which may become limited due to a variety of factors.

The future growth of TRI Pointe, including the Real Estate Business after the consummation of the Transactions, depends upon its ability to successfully identify and acquire at reasonable prices attractive land parcels for development of single-family homes, either by itself or by third parties. Its ability to acquire land parcels for new single-family homes may be adversely affected by changes in the general availability of land parcels, the willingness of land sellers to sell land parcels at reasonable prices, competition for available land parcels, availability of financing to acquire land parcels, zoning and other market conditions. If the supply of land parcels appropriate for development of single-family homes is limited because of these factors, or for any other reason, TRI Pointe’s ability to grow could be significantly limited, and its revenue and gross margin could decline. Increases in the price (or decreases in the availability) of suitable land and lots could adversely affect TRI Pointe’s profitability. Additionally, TRI Pointe’s ability to begin new projects could be impacted if it elects not to purchase land parcels under option contracts. To the extent that TRI Pointe is unable to purchase land parcels or enter into new contracts or options for the purchase of land parcels at reasonable prices, its revenue and results of operations could be negatively impacted.

The residential homebuilding and land development industry in the United States has recently undergone a significant downturn, and the likelihood of a continued recovery is uncertain in the current state of the economy.

The residential homebuilding and land development industry experienced substantial losses in connection with the recent downturn in the U.S. housing market. Although the housing market has begun to recover, TRI Pointe cannot predict whether and to what extent this recovery will continue or its timing. While some of the many negative factors that contributed to the housing downturn may have moderated, several remain, and they could return or intensify to inhibit any future improvement in housing market conditions. These negative factors include, but are not limited to:

•	weak general economic and employment growth that, among other things, restrains consumer incomes, consumer confidence and demand for homes;

•	elevated levels of mortgage loan delinquencies, defaults and foreclosures that could add to a “shadow inventory” of lender-owned homes or generate short sales activity at low “distressed” price levels;

•	a significant number of homeowners whose outstanding principal balance on their mortgage loan exceeds the market value of their home, which undermines their ability to sell their home and purchase another home that they otherwise might desire and be able to afford;

•	volatility and uncertainty in domestic and international financial, credit and consumer lending markets amid slow growth or recessionary conditions in various regions around the world; and

•	restrictive lending standards and practices for mortgage loans that limit consumers’ ability to qualify for mortgage financing to purchase a home, including increased minimum credit score requirements, increased credit risk/mortgage loan insurance premiums or other fees, increased required down payment amounts, more conservative appraisals, higher loan-to-value ratios and extensive buyer income and asset documentation requirements.

Additional headwinds may come from the efforts and proposals of lawmakers to reduce the debt of the federal government through tax increases or spending cuts, and the reactions of financial markets and businesses to those efforts and proposals, which could impair economic growth. In the event that these economic, business and legislative trends continue, TRI Pointe could experience declines in the market value of its existing and future inventory and demand for its existing and future homes, which could materially and adversely affect its business, liquidity, financial condition and results of operations. Moreover, because TRI Pointe will obtain a significant amount of homebuilding and land development assets in the Transactions, its exposure to these risks will materially increase.

The health of the residential homebuilding industry can be significantly affected by “shadow inventory” levels. “Shadow inventory” refers to lender-owned homes that have not yet been listed for sale, but may be sold at low “distressed” prices in competition with new and other resale homes. Shadow inventory levels can increase when lenders list foreclosed or forfeited properties on a gradual basis, or delay the foreclosure process because of regulations and foreclosure moratoriums or additional costs and resources required to process and sell foreclosed properties, or to avoid further depressing housing prices by listing many distressed properties at the same time. A significant shadow inventory in TRI Pointe’s markets could materially and adversely impact prices and demand for TRI Pointe’s existing and future homes, which could materially and adversely affect its business, liquidity, financial condition and results of operations.

In addition, an important segment of TRI Pointe’s customer base consists of “move-up” buyers who often purchase homes subject to contingencies related to the sale of their existing homes. The difficulties facing these buyers in selling their homes during recessionary periods may materially and adversely affect TRI Pointe’s sales. Moreover, during such periods, TRI Pointe may need to reduce its home prices and offer greater incentives to buyers to compete for sales that may result in reduced margins.

The homebuilding industry is highly competitive, and if TRI Pointe’s competitors are more successful or offer better value to TRI Pointe’s customers, its business could decline.

TRI Pointe operates in a very competitive environment that is characterized by competition from a number of other homebuilders and land developers in each market in which it currently operates and expects to operate following the consummation of the Transactions. There are relatively low barriers to entry into TRI Pointe’s business. TRI Pointe competes with numerous large national and regional homebuilding companies and with smaller local homebuilders and land developers for, among other things, homebuyers, desirable land parcels, financing, raw materials and skilled management and labor resources. If TRI Pointe is unable to compete effectively in its current and expected markets, its business could decline disproportionately to the businesses of its competitors and its financial condition and results of operations could be materially and adversely affected.

Increased competition could hurt TRI Pointe’s business, as it could prevent TRI Pointe from acquiring attractive land parcels on which to build homes or make such acquisitions more expensive, hinder its market share expansion and cause it to increase its selling incentives and reduce its prices. Additionally, an oversupply of homes available for sale or a discounting of home prices could materially and adversely affect pricing for homes in the markets in which TRI Pointe currently operates and expects to operate following the consummation of the Transactions. Oversupply and price discounting have periodically materially and adversely affected some of these markets, and it is possible that TRI Pointe’s current and expected markets will be materially and adversely affected by these factors in the future.

TRI Pointe also competes with the resale, or “previously owned,” home market, the size of which has increased significantly due to the large number of homes that have been foreclosed on, that could be foreclosed on due to the recent economic downturn or that could be offered for sale due to other reasons.

TRI Pointe may be at a competitive disadvantage with respect to larger competitors whose operations are more geographically diversified than TRI Pointe’s, as these competitors may be better able to withstand any future regional downturn in the housing market. Due to historical and other factors, some competitors may have a competitive advantage in marketing their products, securing materials and labor at lower prices and allowing their homes to be delivered to customers more quickly and at more favorable prices. This competitive advantage could materially and adversely reduce TRI Pointe’s market share and limit its ability to continue to expand its business as planned.

TRI Pointe’s business is cyclical and subject to risks associated with the real estate industry, and adverse changes in general economic or business conditions could reduce the demand for homes and materially and adversely affect TRI Pointe.

The residential homebuilding and land development industry is cyclical and is substantially affected by adverse changes in general economic or business conditions that are outside of TRI Pointe’s control, including changes in:

•	short- and long-term interest rates;

•	the availability and cost of financing for real estate industry participants, including financing for acquisitions, construction and permanent mortgages;

•	unanticipated increases in expenses, including, without limitation, insurance costs, labor and materials costs, development costs, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies;

•	changes in enforcement of laws, regulations and governmental policies, including, without limitation, health, safety, environmental, labor, employment, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990;

•	consumer confidence generally and the confidence of potential homebuyers, retail tenants and others in the real estate industry in particular;

•	financial conditions of buyers and sellers of properties, particularly residential homes and land suitable for development of residential homes;

•	the ability of existing homeowners to sell their existing homes at prices that are acceptable to them;

•	the U.S. and global financial systems and credit markets, including stock market and credit market volatility;

•	private and federal mortgage financing programs and federal and state regulation of lending practices;

•	the cost of construction, labor and materials;

•	federal and state income tax provisions, including provisions for the deduction of mortgage interest payments and capital gain tax rates;

•	housing demand from population growth, household formation and demographic changes (including immigration levels and trends in urban and suburban migration);

•	the supply of available new or existing homes and other housing alternatives, such as condominiums, apartments and other residential rental property;

•	competition from other real estate investors with significant capital, including other real estate operating companies and developers and institutional investment funds;

•	employment levels and job and personal income growth and household debt-to-income levels;

•	the rate of inflation;

•	real estate taxes; and

•	the supply of and demand for developable land in TRI Pointe’s current and expected markets.

Adverse changes in these or other general economic or business conditions may affect TRI Pointe’s business nationally or in particular regions or localities. During the recent economic downturn, unfavorable changes in many of the above factors negatively affected the markets TRI Pointe serves or expects to serve following the consummation of the Transactions. Economic conditions in all of TRI Pointe’s current and expected markets continue to be characterized by levels of uncertainty. Any deterioration in economic conditions or continuation of uncertain economic conditions could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations. Moreover, TRI Pointe will obtain a significant amount of additional homebuilding and land development assets in both its current markets and in the markets in which WRECO has operations in the Transactions, which will materially increase its exposure to these risks.

Adverse changes in economic or business conditions can cause increased home order cancellation rates, diminished demand and prices for TRI Pointe’s existing and future homes, and diminished value of its existing and future real estate investments. These changes can also cause TRI Pointe to take longer to build homes and make it more costly for TRI Pointe to do so. TRI Pointe may not be able to recover any of the increased costs by raising prices because of weak market conditions and increasing pricing pressure. Additionally, the price of each home TRI Pointe sells is usually set several months before the home is delivered, as many customers sign their home purchase contracts before or early in the construction process. The potential difficulties described above could impact TRI Pointe’s customers’ ability to obtain suitable financing and cause some homebuyers to cancel or refuse to honor their home purchase contracts altogether.

The geographic concentration of TRI Pointe’s existing and future operations in certain regions subjects it to an increased risk of loss of revenue or decreases in the market value of its existing and future land and homes in those regions from factors which may affect any of those regions.

TRI Pointe’s business strategy is currently focused on the design, construction and sale of innovative single-family detached and attached homes in planned communities in major metropolitan areas in Southern and Northern California and Colorado. WRECO currently has operations in Arizona, California, Maryland, Nevada, Texas, Virginia and Washington State, and TRI Pointe expects to continue to operate in these regions following the consummation of the Transactions. Some or all of these regions could be affected by:

•	severe weather;

•	natural disasters (such as earthquakes or fires);

•	shortages in the availability of, or increased costs in obtaining, land, equipment, labor or building supplies;

•	changes to the population growth rates and therefore the demand for homes in these regions; and

•	changes in the regulatory and fiscal environment.

For the year ended December 31, 2013, TRI Pointe generated nearly all of its revenues from its California real estate inventory. During the downturn from 2007 to 2010, land values, the demand for new homes and home prices declined substantially in California. In addition, California is experiencing severe budget shortfalls and is considering raising taxes and increasing fees to offset the deficit. If these conditions in California persist or worsen, it could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations. Additionally, if the current, relatively weak demand for new homes in California continues or worsens, home prices could stagnate or continue to decline, which could materially and adversely affect TRI Pointe. Moreover, because TRI Pointe will obtain a significant amount of additional homebuilding and land development assets in California in the Transactions, its exposure to these risks will materially increase.

Because TRI Pointe’s and WRECO’s operations are concentrated in certain geographical regions, negative factors affecting one or a number of these geographic regions could materially and adversely affect their business, liquidity, financial condition and results of operations, and could have a disproportionately greater impact on it than other homebuilders with more diversified operations.

Risks associated with TRI Pointe’s land inventory could materially and adversely affect its business, financial condition and results of operations.

TRI Pointe acquires land for expansion into new markets and for replacement of land inventory and expansion within TRI Pointe’s current markets. Risks inherent in controlling or purchasing, holding and developing land parcels for new home construction are substantial and increase as demand for consumer housing decreases. Moreover, the market value of TRI Pointe’s existing and future land and housing inventories depends on market conditions and may decline after purchase, and the measures TRI Pointe employs to manage inventory risk may not be adequate to insulate its operations from a severe drop in inventory values. In addition, inventory carrying costs can be significant and can result in reduced margins or losses in a poorly performing community or market. TRI Pointe and WRECO may have bought and developed, or acquired options on, land at a cost that TRI Pointe will not be able to recover fully or on which TRI Pointe cannot build and sell homes profitably. When market conditions are such that land values are not appreciating, existing option agreements may become less desirable, at which time TRI Pointe may elect to forfeit deposits and pre-acquisition costs and terminate the agreements. Moreover, because TRI Pointe will obtain a significant amount of land inventory and option agreements in the Transactions, its exposure to these risks will materially increase.

The valuation of real property is inherently subjective and based on the individual characteristics of each property. Factors such as changes in regulatory requirements and applicable laws (including in relation to land development and building regulations, taxation and planning), political conditions, environmental conditions and requirements, the condition of financial markets, both local and national economic conditions, the financial condition of customers, potentially adverse tax consequences, and interest and inflation rate fluctuations subject valuations of real property to uncertainty. Moreover, all valuations of real property are made on the basis of assumptions that may not prove to accurately reflect economic or demographic conditions. If housing demand decreases below what TRI Pointe and WRECO anticipated when they acquired their inventories, TRI Pointe’s profitability following the consummation of the Transactions may be materially and adversely affected and it may not be able to recover its costs when it builds and sells houses, land and lots.

The U.S. housing markets experienced dynamic demand and supply patterns in recent years due to volatile economic conditions, including increased amounts of home and land inventory that entered certain housing markets from foreclosure sales or short sales. In certain periods of market weakness, WRECO has sold homes and land for lower margins or at a loss and has recognized significant inventory impairment charges, and such conditions may recur. Write-downs and impairments have had an adverse effect on the businesses of WRECO and its financial condition and results of operations. TRI Pointe and WRECO review the value of their land holdings on a periodic basis. Further material write-downs and impairments in the value of inventory may be required, and TRI Pointe may sell land or homes at a loss, which could materially and adversely affect its business, financial condition and results of operations.

Real estate investments are relatively difficult to sell quickly. As a result, TRI Pointe’s ability to sell promptly one or more properties in response to changing economic, financial and investment conditions is limited and TRI Pointe may be forced to hold non-income producing assets for an extended period of time. TRI Pointe cannot predict whether it will be able to sell any property for the price or on the terms that it sets or whether any price or other terms offered by a prospective purchaser would be acceptable to it.

Because TRI Pointe will obtain a significant amount of additional land inventory in the Transactions, its exposure to these risks will materially increase.

Changes in the subjective assumptions utilized in determining the recoverability of carrying value of homebuilding inventory could result in impairments, which could materially and adversely impact TRI Pointe’s business, financial condition and results of operations.

TRI Pointe and WRECO review their homebuilding inventory on a periodic basis for indications of impairment. If there are indications of impairment, a detailed budget and cash flow review is performed to determine how the estimated remaining undiscounted future cash flows of the asset compare to the carrying value of the asset. The determination of undiscounted future cash flows is inherently subjective and is based on assumptions regarding various factors, including when property will be developed, the intended use of property, when homes will be sold, home construction costs and the anticipated sales prices of those homes. There can be no assurance that the assumptions of TRI Pointe management with respect to estimated undiscounted future cash flows with respect to the homebuilding inventory that TRI Pointe will obtain from WRECO in the Transactions will match the historical assumptions or strategic intent of WRECO management. In the event that the assumptions or strategic intent of TRI Pointe management differ from those of WRECO management and TRI Pointe management determines that the carrying value of any homebuilding inventory obtained from WRECO is not recoverable, TRI Pointe must recognize an impairment loss equal to the excess of the carrying value of homebuilding inventory over its estimated fair value. Any impairments to TRI Pointe’s homebuilding inventory could materially and adversely impact TRI Pointe’s business, financial condition and results of operations in the future reporting period in which they are recorded.

Adverse weather and natural disasters may increase costs, cause project delays and reduce consumer demand for housing, all of which could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

As a homebuilder and land developer, TRI Pointe is subject to the risks associated with numerous weather-related events and natural disasters, many of which are beyond its control. These weather-related events and natural disasters include, but are not limited to, droughts, floods, wildfires, landslides, soil subsidence, hurricanes, tornadoes and earthquakes. The occurrence of any of these events could damage TRI Pointe’s existing and future land parcels and projects, cause delays in, or prevent, completion of its existing and future projects, reduce consumer demand for housing, and cause shortages and price increases in labor or raw materials, any of which could materially and adversely affect TRI Pointe’s sales and profitability. TRI Pointe’s current markets are primarily in Southern and Northern California, which have historically experienced significant earthquake activity and seasonal wildfires. Its markets in Colorado have also experienced seasonal wildfires, floods and soil subsidence. Additionally, TRI Pointe expects to operate in WRECO’s current markets following the consummation of the Transactions, which will materially increase TRI Pointe’s exposure to these risks, particularly in Southern California, where WRECO has a significant presence. In addition, WRECO’s Washington market has historically experienced significant earthquake, volcanic and seismic activity and its Texas market occasionally experiences extreme weather conditions such as tornadoes and/or hurricanes.

In addition to directly damaging TRI Pointe’s existing and future land or projects, earthquakes, hurricanes, tornadoes, volcanoes, floods, wildfires or other natural events could damage roads and highways providing access to those assets or affect the desirability of TRI Pointe’s existing and future land or projects, thereby materially and adversely affecting its ability to market homes or sell land in those areas and possibly increasing the cost to complete construction of its homes.

Certain of the areas in which TRI Pointe and WRECO operate, particularly California, have experienced drought conditions from time to time. The Governor of California recently proclaimed a Drought State of Emergency warning that drought conditions may place drinking water supplies at risk in many California communities, negatively impact the state’s economy and environment and greatly increase the risk of wildfires across the state. These conditions may cause TRI Pointe to incur additional costs and it may not be able to complete construction on a timely basis if the drought conditions were to continue for an extended period of time. Moreover, because TRI Pointe will obtain a significant amount of additional homebuilding and land development assets in California in the Transactions, its exposure to these risks will materially increase.

TRI Pointe may not be able to purchase insurance coverage for risks of loss associated with certain natural disasters and other losses. For example, losses associated with landslides, earthquakes and other geologic events may not be insurable. A sizeable uninsured loss could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

Utility shortages or price increases could have an adverse impact on operations.

Some of TRI Pointe’s existing markets, and some of WRECO’s existing markets in which TRI Pointe expects to operate following the consummation of the Transactions, have experienced power shortages, including mandatory periods without electrical power, as well as significant increases in utility costs. Additionally, municipalities may restrict or place moratoriums on the availability of utilities, such as water and sewer taps. TRI Pointe may incur additional costs and may not be able to complete construction on a timely basis if such utility shortages, restrictions, moratoriums and rate increases continue. In addition, these utility issues may adversely affect the local economies in which TRI Pointe currently operates or expects to operate following the consummation of the Transactions, which may reduce demand for housing in those markets. TRI Pointe’s results of operations may be materially and adversely impacted if further utility shortages, restrictions, moratoriums or rate increases occur in its current and expected markets.

Government regulations and legal challenges may delay the start or completion of TRI Pointe’s existing and future communities, increase its expenses or limit its building or other activities, which could materially and adversely affect its results of operations.

The approval of numerous governmental authorities must be obtained in connection with TRI Pointe’s development activities, and these governmental authorities often have broad discretion in exercising their approval authority. TRI Pointe incurs substantial costs related to compliance with legal and regulatory requirements, and because it will obtain a significant amount of additional homebuilding and land development assets in the Transactions, its costs related to compliance with legal and regulatory requirements will materially increase. Moreover, any increase in legal and regulatory requirements may cause TRI Pointe to incur substantial additional costs, or in some cases cause it to determine that certain property is not feasible for development.

Various federal, state and local statutes, ordinances, rules and regulations concerning building, health and safety, environment, land use, zoning, density requirements, sales and similar matters apply to or affect the housing industry. Projects that are not entitled may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. TRI Pointe may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future. Local governments also have broad discretion regarding the imposition of development fees and exactions for projects in their jurisdiction. Projects for which TRI Pointe and WRECO have received land use and development entitlements or approvals may still require a variety of other governmental approvals and permits during the development process and can also be impacted adversely by unforeseen environmental, health, safety and welfare issues, which can further delay these projects or prevent their development. TRI Pointe may also be required to modify its existing approvals or WRECO’s existing approvals after the consummation of the Transactions because of changes in local circumstances or applicable law. Further, TRI Pointe may experience delays and increased expenses as a result of legal challenges to its proposed communities or WRECO’s proposed communities after the consummation of the Transactions, or to permits or approvals required for such communities, whether brought by governmental authorities or private parties. As a result, home sales could decline and costs could increase, which could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations. Moreover, because TRI Pointe will obtain a significant amount of homebuilding and land development assets in the Transactions, its exposure to these risks will materially increase.

TRI Pointe is subject to environmental laws and regulations that may impose significant costs, delays, restrictions or liabilities.

TRI Pointe and WRECO are subject to a variety of local, state and federal statutes, rules and regulations concerning land use and the protection of health and the environment, including those governing discharge of pollutants to water and air, impact on wetlands, protection of flora and fauna, handling of or exposure to hazardous materials, including asbestos, and cleanup of contaminated sites. TRI Pointe may be liable for the costs of removal, investigation, mitigation or remediation of hazardous or toxic substances located at any property currently or formerly owned, leased or occupied by TRI Pointe or, following the consummation of the Transactions, WRECO, or at third-party sites to which it or WRECO has sent or sends wastes for disposal, whether or not it or WRECO caused or knew of such conditions. These conditions can also give rise to claims by governmental authorities or other third parties, including for personal injury, property damage and natural resources damages. Insurance coverage for such claims is nonexistent or impractical. The presence of any of these conditions, or the failure to address any of these conditions properly, or any significant environmental incident, may materially and adversely affect TRI Pointe’s ability to develop its properties or sell its existing and future homes, lots or land in affected communities or to borrow using the affected land as security, or impact TRI Pointe’s reputation. Environmental impacts have been identified at certain active WRECO and TRI Pointe communities, some of which will need to be addressed prior to or during development. TRI Pointe could incur substantial costs in excess of amounts budgeted by WRECO or TRI Pointe to address such impacts or other environmental or hazardous material conditions that may be discovered in the future at WRECO’s properties or at other TRI Pointe properties. Any failure to adequately address such impacts or conditions could delay, impede or prevent its development projects.

The particular impact and requirements of environmental laws and regulations that apply to any given community vary greatly according to the community location, the site’s environmental conditions and the development and use of the site. Any failure to comply with such requirements could subject TRI Pointe to fines, penalties, third-party claims or other sanctions. TRI Pointe expects that these environmental requirements will become increasingly stringent in the future. Compliance with, or liability under, these environmental laws and regulations may result in delays, cause TRI Pointe to incur substantial compliance and other costs and prohibit or severely restrict development, particularly in environmentally sensitive areas. In those cases where an endangered or threatened species is involved and related agency rule-making and litigation are ongoing, the outcome of such rule-making and litigation can be unpredictable and can result in unplanned or unforeseeable restrictions on, or the prohibition of, development and building activity in identified environmentally sensitive areas. In addition, project opponents can delay or impede development activities by bringing challenges to the permits and other approvals required for projects and operations under environmental laws and regulations.

As a result, TRI Pointe cannot assure you that its costs, obligations and liabilities relating to environmental matters will not materially and adversely affect its business, liquidity, financial condition and results of operations.

A major health and safety incident relating to TRI Pointe’s business could be costly in terms of potential liabilities and reputational damage.

Building sites are inherently dangerous, and operating in the homebuilding and land development industry poses certain inherent health and safety risks. Due to health and safety regulatory requirements and the number of TRI Pointe’s projects, which will increase substantially following the consummation of the Transactions, health and safety performance is critical to the success of all areas of TRI Pointe’s business.

Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements or litigation, and a failure that results in a major or significant health and safety incident is likely to be costly in terms of potential liabilities incurred as a result. Such a failure could generate significant negative publicity and have a corresponding impact on TRI Pointe’s reputation, its relationships with relevant regulatory agencies, governmental authorities and local communities, and its ability to win new business, which in turn could materially and adversely affect its business, liquidity, financial condition and results of operations.

Changes in global or regional climate conditions and governmental actions in response to such changes may adversely affect TRI Pointe by increasing the costs of or restricting its planned or future growth activities.

Projected climate change, if it occurs, may exacerbate the scarcity or presence of water and other natural resources in affected regions, which could limit, prevent or increase the costs of residential development in certain areas. In addition, there is a variety of new legislation being enacted, or considered for enactment, at the federal, state and local level relating to energy and climate change, and as climate change concerns continue to grow, legislation and regulations of this nature are expected to continue. This legislation relates to items such as carbon dioxide emissions control and building codes that impose energy efficiency standards. Government mandates, standards or regulations intended to mitigate or reduce greenhouse gas emissions or projected climate change impacts could result in prohibitions or severe restrictions on land development in certain areas, increased energy and transportation costs, and increased compliance expenses and other financial obligations to meet permitting or land development—or home construction-related requirements that TRI Pointe may be unable to fully recover (due to market conditions or other factors), any of which could cause a reduction in TRI Pointe’s homebuilding gross margins and adversely affect its consolidated financial statements, potentially to a material degree. Energy-related initiatives could similarly affect a wide variety of companies throughout the United States and the world, and because TRI Pointe’s results of operations are heavily dependent on significant amounts of raw materials, these initiatives could have an indirect adverse impact on TRI Pointe’s results of operations and profitability to the extent the manufacturers and suppliers of its materials are burdened with expensive cap and trade or other climate related regulations.

As a result, climate change impacts, and laws and land development and home construction standards, and/or the manner in which they are interpreted or implemented, to address potential climate change concerns could increase TRI Pointe’s costs and have a long-term adverse impact on its business and consolidated financial statements. This is a particular concern in the western United States, which have instituted some of the most extensive and stringent environmental laws and residential building construction standards in the country. Moreover, because TRI Pointe will obtain a significant amount of additional homebuilding and land development assets, many of which are located in California and Washington, in the Transactions, its exposure to these risks will materially increase. For example, California has enacted the Global Warming Solutions Act of 2006 to achieve the goal of reducing greenhouse gas emissions to 1990 levels by 2020. As a result, California has adopted and is expected to continue to adopt significant regulations to meet this goal.

If TRI Pointe is unable to develop its communities successfully or within expected timeframes, its results of operations could be materially and adversely affected.

Before a community generates any revenue, time and material expenditures are required to acquire land, obtain development approvals and construct significant portions of project infrastructure, amenities, model homes and sales facilities. It can take several years from the time TRI Pointe acquires control of a property to the time it makes its first home sale on the site. TRI Pointe’s costs or the time required to complete development of its communities and the communities it will obtain from WRECO in the Transactions could increase beyond its estimates after commencing the development process. Delays in the development of communities expose TRI Pointe to the risk of changes in market conditions for homes. A decline in TRI Pointe’s ability to successfully develop and market its communities and the communities it will obtain from WRECO in the Transactions and to generate positive cash flow from these operations in a timely manner could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations and its ability to service its debt and to meet its working capital requirements.

Poor relations with the residents of TRI Pointe’s communities could negatively impact sales, which could cause its revenues or results of operations to decline.

Residents of communities developed by TRI Pointe and WRECO rely on TRI Pointe and WRECO to resolve issues or disputes that may arise in connection with the operation or development of their communities. Efforts made by TRI Pointe to resolve these issues or disputes could be deemed unsatisfactory by the affected residents, and subsequent actions by these residents could materially and adversely affect sales or TRI Pointe’s reputation. In addition, TRI Pointe could be required to make material expenditures related to the settlement of such issues or disputes or to modify its community development plans, which could materially and adversely affect its results of operations.

Homebuilding is subject to products liability, home warranty and construction defect claims and other litigation in the ordinary course of business that can be significant and may not be covered by insurance.

As homebuilders, TRI Pointe and WRECO are currently subject to home warranty, products liability and construction defect claims arising in the ordinary course of business, in addition to other potentially significant lawsuits, arbitration proceedings and other claims, including breach of contract claims, contractual disputes, personal injury claims and disputes relating to defective title or property misdescription. In connection with the Transactions, TRI Pointe will assume responsibility for a substantial amount of WRECO’s pending and potential lawsuits, arbitration proceedings and other claims, as well as any future claims relating to WRECO.

There can be no assurance that any current or future developments undertaken by TRI Pointe, or to be obtained by TRI Pointe in the Transactions, will be free from defects once completed. Construction defects may occur on projects and developments and may arise during a significant period of time after completion. Defects arising on a development attributable to TRI Pointe or WRECO may lead to significant contractual or other liabilities. For these and other reasons, TRI Pointe and WRECO establish warranty, claim and litigation reserves that they believe are adequate based on historical experience in the markets in which they operate and judgment of the risks associated with the types of homes, lots and land they sell. TRI Pointe and WRECO also obtain indemnities and insurance as an “additional insured” from contractors and subcontractors generally covering claims related to damages resulting from faulty workmanship and materials. WRECO also has adopted an Owner Controlled Insurance Plan (“OCIP”) in California and Nevada for general liability exposures of itself and certain contractors. Under the OCIP, contractors and subcontractors are effectively insured by an insurance program sponsored by WRECO. WRECO has assigned risk retentions and bid deductions to its contractors and subcontractors based on their risk category. These deductions are used to fund future liabilities. TRI Pointe expects to continue WRECO’s practices following the consummation of the Transactions in addition to maintaining general liability insurance and generally seeking to require its subcontractors and design professionals to indemnify it for some portion of the liabilities arising from their work.

With respect to certain general liability exposures, including construction defects and related claims and product liability claims, interpretation of underlying current and future trends, assessment of claims and the related liability and reserve estimation process require TRI Pointe and WRECO to exercise significant judgment due to the complex nature of these exposures, with each exposure often exhibiting unique circumstances. Furthermore, once claims are asserted for construction defects, it is difficult to determine the extent to which the assertion of these claims will expand geographically. Plaintiffs may seek to consolidate multiple parties in one lawsuit or seek class action status in some of these legal proceedings with potential class sizes that vary from case to case. Consolidated and class action lawsuits can be costly to defend and, if TRI Pointe or WRECO were to lose any consolidated or certified class action suit, it could result in substantial liability.

In addition to difficulties with respect to claim assessment and liability and reserve estimation, some types of claims may not be covered by insurance or may exceed applicable coverage limits. Furthermore, contractual indemnities with contractors and subcontractors can be difficult to enforce, and TRI Pointe and WRECO may also be responsible for applicable self-insured retentions with respect to certain of their insurance policies. This is particularly true in TRI Pointe’s markets where it includes its subcontractors on its general liability insurance and its ability to seek indemnity for insured claims is significantly limited. Additionally, the coverage offered by and the availability of WRECO’s products and completed operations excess liability insurance for construction defects is currently limited and costly. This coverage, and any similar coverage that TRI Pointe may obtain following the consummation of the Transactions, may be further restricted or become more costly in the future. Furthermore, any product liability or warranty claims made against TRI Pointe or WRECO, whether or not they are viable, may lead to negative publicity, which could impact TRI Pointe’s reputation and future home sales.

TRI Pointe also currently conducts a substantial portion of its business in California, one of the most highly regulated and litigious jurisdictions in the United States, which imposes a ten year, strict liability tail on many construction liability claims. As a result, its potential losses and expenses due to litigation, new laws and regulations may be greater than those of its competitors who have smaller California operations. Moreover, because TRI Pointe will obtain a significant amount of additional homebuilding and land development assets in California in the Transactions, its exposure to these risks will materially increase.

For these reasons, although TRI Pointe and WRECO actively manage their claims and litigation and actively monitor their reserves and insurance coverage, because of the uncertainties inherent in these matters, TRI Pointe and WRECO cannot provide assurance that their insurance coverage, indemnity arrangements and reserves will be adequate to cover liability for any damages, the cost of repairs and litigation, or any other related expenses surrounding the current claims to which they are subject or any future claims that may arise. Such damages and expenses, to the extent that they are not covered by insurance or redress against contractors and subcontractors, could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

TRI Pointe may suffer uninsured losses or suffer material losses in excess of insurance limits with respect to its existing and future property.

TRI Pointe could suffer physical damage to its existing and future property resulting in losses that may not be fully compensated by insurance. Should an uninsured loss or a loss in excess of insured limits occur with respect to TRI Pointe’s current or future property, TRI Pointe could sustain financial loss or lose capital invested in the affected property as well as anticipated future income from that property. In addition, TRI Pointe could be liable to repair damage or pay costs that are uninsured or subject to deductibles. It may also be liable for any debt or other financial obligations related to affected property. Material losses or liabilities in excess of insurance proceeds may occur in the future, which could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

An inability to obtain additional performance, payment and completion surety bonds and letters of credit could limit TRI Pointe’s future growth.

TRI Pointe and WRECO are often required by local jurisdictions to provide performance, payment and completion surety bonds or letters of credit to secure the completion of their construction contracts, development agreements and other arrangements. To date, TRI Pointe and WRECO have obtained facilities to provide the required volume of performance, payment and completion surety bonds and letters of credit for their expected growth. WRECO’s facilities will be transferred with WRECO in the Transactions, and TRI Pointe will either (i) assume or replace Weyerhaeuser’s guaranty and indemnification obligations under those facilities or (ii) to the extent that Weyerhaeuser’s obligations cannot be assumed or replaced by TRI Pointe, indemnify Weyerhaeuser for any payments it may be required to make in respect of any obligations that are not assumed or replaced. However, future requirements and future growth may require additional facilities, which, following the consummation of the Transactions, will need to be obtained by TRI Pointe. TRI Pointe may also be required to replace, renew or amend its or WRECO’s existing facilities. TRI Pointe’s ability to obtain additional performance, payment and completion surety bonds and letters of credit will primarily depend on its and WRECO’s capitalization, working capital, past performance, management expertise and certain external factors, including the capacity of the markets for such bonds. Performance, payment and completion surety bond and letter of credit providers will consider these factors in addition to TRI Pointe’s and WRECO’s past performance and claims records and provider-specific underwriting standards, which may change from time to time. In recent years various surety providers have significantly reduced bonding capacities made available to the homebuilding industry.

If TRI Pointe’s and WRECO’s performance records or their providers’ requirements or policies change, if TRI Pointe or WRECO cannot obtain the necessary consent from their lenders, or if the market’s capacity to provide performance, payment and completion bonds or letters of credit is not sufficient for growth and TRI Pointe is unable to renew or amend its or WRECO’s existing facilities on favorable terms or at all, TRI Pointe could be unable to obtain alternative or additional performance, payment and completion surety bonds or letters of credit from other sources when required, which could materially and adversely affect its business.

If homebuyers are not able to obtain suitable financing, TRI Pointe’s results of operations may decline.

A substantial majority of TRI Pointe’s and WRECO’s homebuyers finance their home purchases through lenders that provide mortgage financing, and many must sell their existing homes in order to buy a new home. The availability of mortgage credit remains constrained in the United States due to lower property valuations, various regulatory changes and lower risk appetite of lenders. Many lenders require increased levels of financial qualification and larger deposits and lend lower multiples of income. First-time and move-up homebuyers are generally more affected by the availability of financing than other potential homebuyers. These homebuyers are a key source of demand for TRI Pointe and WRECO. Therefore, limited availability of home mortgage financing to these homebuyers may adversely affect the volume of TRI Pointe’s current and future home sales and the prices it achieves.

During the last six years, the mortgage lending industry in the United States has experienced significant instability, beginning with increased defaults on subprime and other nonconforming loans and compounded by expectations of increasing interest payment requirements and further defaults. These factors caused a decline in the market value of many mortgage loans and related securities. In light of these developments, lenders, investors, regulators and others questioned the adequacy of lending standards and other credit requirements for several loan products and programs offered in recent years. Credit requirements have tightened, indemnity claims for mortgages have increased and investor demand for mortgage loans and mortgage-backed securities has declined. The deterioration in credit quality among subprime and other nonconforming loans has caused most lenders to eliminate subprime mortgages and most other loan products that do not conform to Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal Housing Administration (the “FHA”) or Veterans Administration (the “VA”) standards. Fewer loan products, tighter loan qualifications and a reduced willingness of lenders to make loans may continue to make it more difficult for certain potential homebuyers to finance the purchase of a new home or the purchase of an existing home from a potential “move-up” homebuyer. These factors may reduce the pool of qualified homebuyers and make it more difficult to sell to the first-time and move-up homebuyers who have historically comprised, and following the consummation of the Transactions are expected to continue to comprise, a substantial portion of TRI Pointe’s and WRECO’s customers. Reductions in demand resulting from the lack of affordability or availability of financing to prospective purchasers may adversely affect TRI Pointe’s business and financial results, and the duration and severity of these effects arising from the most recent economic downturn remain uncertain.

Interest rate increases or changes in federal lending programs or other regulations could lower demand for TRI Pointe’s existing and future homes, which could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

A substantial majority of TRI Pointe’s and WRECO’s homebuyers finance their purchases with mortgage financing. TRI Pointe expects that these homebuyers will continue to be a key source of demand for its homes following the consummation of the Transactions. The housing industry is currently benefiting from a low interest rate environment, which has enabled many homebuyers to obtain mortgage financing with relatively low interest rates as compared to long-term historical averages. While the timing of any increase in interest rates is uncertain, it is widely expected that such an increase will occur. Rising interest rates may lead to reduced demand for TRI Pointe’s existing and future homes and mortgage loans. Increased interest rates could also hinder TRI Pointe’s ability to realize its existing and future backlog because home purchase contracts typically provide customers with a financing contingency. Financing contingencies allow customers to cancel their home purchase contracts in the event that they cannot arrange for adequate financing. As a result, rising interest rates could cause TRI Pointe’s current and future home sales and mortgage originations to decrease, which could materially and adversely affect its business, liquidity, financial condition and results of operations.

In addition, as a result of the turbulence in the credit markets and mortgage finance industry, the federal government has taken on a significant role in supporting mortgage lending through its conservatorship of Fannie Mae and Freddie Mac, both of which purchase home mortgages and mortgage-backed securities originated by mortgage lenders, and its insurance of mortgages originated by lenders through the FHA and the VA. The availability and affordability of mortgage loans, including consumer interest rates for such loans, could be materially and adversely affected by a curtailment or cessation of the federal government’s mortgage-related programs or policies. The FHA may also continue to impose stricter loan qualification standards, raise minimum down payment requirements, impose higher mortgage insurance premiums and other costs, and/or limit the number of mortgages it insures. Due to growing federal budget deficits, the U.S. Treasury may not be able to continue supporting the mortgage-related activities of Fannie Mae, Freddie Mac, the FHA and the VA at present levels, or it may revise significantly the federal government’s participation in and support of the residential mortgage market. Because the availability of Fannie Mae-, Freddie Mac-, FHA- and VA-backed mortgage financing is an important factor in marketing and selling many of TRI Pointe’s homes, any limitations, restrictions or changes in the availability of such government-backed financing could reduce its current and future home sales, which could materially and adversely affect its business, liquidity, financial condition and results of operations.

Furthermore, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act was signed into law. This legislation provides for a number of new requirements relating to residential mortgages and mortgage lending practices, many of which are to be developed further by implementing rules. These include, among others, minimum standards for mortgages and lender practices in making mortgages, limitations on certain fees and incentive arrangements, retention of credit risk and remedies for borrowers in foreclosure proceedings. The effect of these provisions on lending institutions will depend on the rules that are ultimately adopted. However, these requirements, as and when implemented, are expected to reduce the availability of loans to borrowers and/or increase the costs to borrowers to obtain such loans. Any reduction in loan availability could result in a decline of TRI Pointe’s current and future home sales, which could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

Expirations, amendments or changes to tax laws, incentives or credits currently available to homebuyers may negatively impact TRI Pointe’s business.

Changes in federal income tax laws may affect demand for new homes and land suitable for residential development. Current tax laws generally permit significant expenses associated with owning a home, primarily mortgage interest expense and real estate taxes, to be deducted for the purpose of calculating an individual’s federal, and in many cases, state, taxable income. Also, federal or state governments have in the past provided for substantial benefits in the form of tax credits for buyers of new or used homes. For example, from 2008 to April 2011, many homebuyers took advantage of the federal homebuyer tax credit. Various proposals have been publicly discussed to limit mortgage interest deductions and to limit the exclusion of gain from the sale of a principal residence. For instance, under the American Taxpayer Relief Act of 2012, which was signed into law in January 2013, the federal government enacted higher income tax rates and limits on the value of tax deductions for certain high-income individuals and households. If the federal government or a state government changes or further changes its income tax laws, as some lawmakers have proposed, by eliminating, limiting or substantially reducing these income tax benefits without offsetting provisions, the after-tax cost of owning a new home would increase for many of TRI Pointe’s and WRECO’s potential customers. Enactment of any such proposal could materially and adversely affect TRI Pointe and the homebuilding industry in general, as the loss or reduction of homeowner tax deductions could decrease the demand for new homes and land suitable for residential development.

Increases in TRI Pointe’s and WRECO’s cancellation rates could have a negative impact on TRI Pointe’s home sales revenue and homebuilding margins.

TRI Pointe’s and WRECO’s backlogs reflect homes that may close in future periods. TRI Pointe and WRECO have received a deposit from a homebuyer for each home reflected in their backlog, and generally they have the right, subject to certain exceptions, to retain the deposit if the homebuyer fails to comply with his or her obligations under the purchase contract, including as a result of state and local law, the homebuyer’s inability to sell his or her current home or the homebuyer’s inability to make additional deposits required under the purchase contract. Home order cancellations can result from a number of factors, including declines or slow appreciation in the market value of homes, increases in the supply of homes available to be purchased, increased competition and use of sales incentives by competitors, higher mortgage interest rates, homebuyers’ inability to sell their existing homes, homebuyers’ inability to obtain suitable mortgage financing, including providing sufficient down payments, and adverse changes in local, regional or national economic conditions. In these circumstances, homebuyers may terminate their existing purchase contracts in order to negotiate for a lower price or because they cannot, or will not, complete the purchase. For the three months ended March 31, 2014, WRECO’s cancellation rate was 15%, as compared to 12% for the three months ended March 31, 2013, and for the years ended December 31, 2013 and December 31, 2012, WRECO’s cancellation rate was 15%. For the three months ended March 31, 2014, TRI Pointe’s cancellation rate was 8%, as compared to 9% for the three months ended March 31, 2013, and for the year ended December 31, 2013, TRI Pointe’s cancellation rate was 10%, as compared to 16% for the year ended December 31, 2012.

Cancellation rates may rise significantly in the future. If uncertain economic conditions continue, if mortgage financing becomes less available or if current homeowners find it difficult to sell their current homes, more homebuyers may cancel their purchase contracts. An increase in the level of home order cancellations could have a material and adverse impact on TRI Pointe’s business, liquidity, financial condition and results of operations.

In cases of cancellation, WRECO remarkets the home and usually retains any deposits it is permitted to retain. TRI Pointe also remarkets the home but typically returns the homebuyer’s escrow deposit (other than certain design-related deposits, which it retains). The retained deposits may not cover the additional costs involved in remarketing the home and carrying higher inventory, and as such significant numbers of cancellations could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

Any increase in unemployment or underemployment may lead to an increase in the number of loan delinquencies and property repossessions and have a material and adverse impact on TRI Pointe’s business.

In the United States, the unemployment rate was 6.3% as of April 30, 2014, according to the U.S. Bureau of Labor Statistics. People who are unemployed, underemployed or concerned about the loss of their jobs are less likely to purchase new homes, may be forced to try to sell the homes they own and may face difficulties in making required mortgage payments. Therefore, any increase in unemployment or underemployment may lead to an increase in the number of loan delinquencies and property repossessions and have a material and adverse impact on TRI Pointe’s business both by reducing demand for its existing and future homes and by increasing the supply of homes for sale.

TRI Pointe uses leverage in executing its business strategy, which may materially and adversely affect its business, liquidity, financial condition and results of operations and prevent it from fulfilling its debt-related obligations.

TRI Pointe employs what it believes to be prudent levels of leverage to finance the acquisition and development of its lots and construction of its homes. TRI Pointe’s existing indebtedness is recourse to TRI Pointe and TRI Pointe anticipates that future indebtedness will likewise be recourse. At March 31, 2014, on a pro forma basis and after giving effect to the Transactions, including the incurrence of the New Debt by WRECO, the total principal amount of TRI Pointe’s debt was $976 million.

TRI Pointe’s board of directors intends to consider a number of factors when evaluating its level of indebtedness and when making decisions regarding the incurrence of new indebtedness, including the purchase price of assets to be acquired with debt financing, the estimated market value of such assets and the ability of the particular assets, and TRI Pointe as a whole, to generate cash flow to cover the expected debt service. As a means of sustaining its long-term financial health and limiting its exposure to unforeseen dislocations in the debt and financing markets, TRI Pointe currently expects to remain conservatively capitalized. However, the Charter does not contain a limitation on the amount of debt it may incur, and TRI Pointe’s board of directors may change its target debt levels at any time without the approval by TRI Pointe stockholders.

Incurring substantial debt could subject TRI Pointe to many risks that, if realized, would materially and adversely affect its business and financial condition, including the risks that:

•	it may be more difficult for TRI Pointe to satisfy its obligations with respect to its debt or to its other creditors;

•	TRI Pointe’s cash flow from operations may be insufficient to make required payments of principal of and interest on its debt, which is likely to result in acceleration of its debt;

•	TRI Pointe’s debt may increase its vulnerability to adverse economic and industry conditions, including fluctuations in market interest rates, with no assurance that investment yields will increase with higher financing cost, particularly in the case of debt with a floating interest rate;

•	TRI Pointe’s debt may limit its ability to obtain additional financing to fund capital expenditures and acquisitions, particularly when the availability of financing in the capital markets is limited;

•	TRI Pointe may be required to dedicate a portion of its cash flow from operations to payments on its debt, thereby reducing funds available for operations and capital expenditures, future investment opportunities or other purposes;

•	in the case of secured indebtedness, TRI Pointe could lose its ownership interests in its land parcels or other assets because defaults thereunder may result in foreclosure actions initiated by lenders;

•	TRI Pointe’s debt may limit its ability to buy back its common stock or pay cash dividends;

•	TRI Pointe’s debt may limit its flexibility in planning for, or reacting to, changes in its business and the industry in which it operates, thereby limiting its ability to compete with companies that are not as highly leveraged; and

•	the terms of any refinancing may not be as favorable as the terms of the debt being refinanced.

TRI Pointe cannot make any assurances that its business will generate sufficient cash flow from operations or that future borrowings will be available to it through capital markets financings or otherwise in an amount sufficient to enable it to service or refinance its indebtedness, or to fund its other liquidity needs. TRI Pointe may need to refinance all or a portion of its existing or future indebtedness on or before its maturity. TRI Pointe cannot make any assurances that it will be able to refinance any of its indebtedness on commercially reasonable terms or at all. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on the refinanced debt, increases in interest expense could materially and adversely affect TRI Pointe’s cash flows and results of operations. If TRI Pointe is unable to refinance its debt on acceptable terms, it may be forced to dispose of its assets on disadvantageous terms, potentially resulting in significant losses.

TRI Pointe may incur additional indebtedness in order to finance its operations or to repay existing indebtedness. If TRI Pointe cannot service its indebtedness, it will risk losing to foreclosure some or all of its assets that may be pledged to secure its obligations and it may have to take actions such as selling assets, seeking additional debt or equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances. TRI Pointe cannot make any assurances that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would be advantageous to its stockholders or on terms that would not require it to breach the terms and conditions of its existing or future debt agreements. Additionally, unsecured debt agreements may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if TRI Pointe is in default under other loans in some circumstances. Defaults under TRI Pointe’s debt agreements could materially and adversely affect its business, liquidity, financial condition and results of operations.

TRI Pointe’s current financing arrangements contain, and its future financing arrangements likely will contain, restrictive covenants relating to its operations.

TRI Pointe’s current financing arrangements contain, and the financing arrangements it or WRECO may enter into in the future, including the New Debt, will likely contain, covenants affecting its ability to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain investments;

•	reduce liquidity below certain levels;

•	pay dividends or make distributions on its capital stock;

•	sell assets, including capital stock of restricted subsidiaries;

•	agree to payment restrictions affecting its restricted subsidiaries;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	enter into transactions with its affiliates;

•	incur liens; and

•	designate any of its subsidiaries as unrestricted subsidiaries.

If TRI Pointe or WRECO fails to meet or satisfy any of these covenants in their debt agreements, it would be in default under these agreements, which could result in a cross-default under other debt agreements, and its lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their respective interests against existing collateral. A default also could significantly limit TRI Pointe’s financing alternatives, which could cause it to curtail its investment activities and/or dispose of assets when it otherwise would not choose to do so. If TRI Pointe or WRECO defaults on several of its debt agreements or any single significant debt agreement, it could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations. These and certain other restrictions could limit TRI Pointe’s ability to plan for or react to market conditions, meet capital needs or make acquisitions or otherwise restrict its activities or business plans.

TRI Pointe may require significant additional capital in the future and may not be able to secure adequate funds on acceptable terms.

The expansion and development of TRI Pointe’s business following the consummation of the Transactions may require significant additional capital, which it may be unable to obtain, to fund its operating expenses, including working capital needs.

TRI Pointe expects to meet its current capital requirements, and believes it will be able to meet its increased capital requirements following the consummation of the Transactions, with existing cash and cash equivalents, borrowings under the Revolving Credit Agreement or a new credit facility and cash flow from operations (including sales of its existing and future homes and land). However, TRI Pointe may fail to generate sufficient cash flow from the sales of its existing and future homes and land to meet its cash requirements. To a large extent, TRI Pointe’s cash flow generation ability is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond its control. Further, its capital requirements may vary materially from those currently planned if, for example, its revenues do not reach expected levels or it has to incur unforeseen capital expenditures and make investments to maintain its competitive position. If this is the case, TRI Pointe may need to refinance all or a portion of its debt on or before its maturity, or obtain additional equity or debt financing sooner than anticipated, which could materially and adversely affect its liquidity and financial condition if financing cannot be secured on reasonable terms. As a result, TRI Pointe may have to delay or abandon some or all of its development and expansion plans or otherwise forego market opportunities.

TRI Pointe’s access to additional third-party sources of financing will depend, in part, on:

•	general market conditions;

•	the market’s perception of its growth potential, including relative to other opportunities;

•	with respect to acquisition and/or development financing, the market’s perception of the value of the land parcels to be acquired and/or developed;

•	its current debt levels;

•	its current and expected future earnings;

•	its cash flow; and

•	the market price per share of its common stock.

Recently, domestic financial markets have experienced unusual volatility, uncertainty and a restricting of liquidity in both the investment grade debt and equity capital markets. Credit spreads for major sources of capital widened significantly during the U.S. credit crisis as investors demanded a higher risk premium. Given the current volatility and weakness in the capital and credit markets, potential lenders may be unwilling or unable to provide TRI Pointe with suitable financing or may charge TRI Pointe prohibitively high fees in order to obtain financing. Depending on market conditions at the relevant time, TRI Pointe may have to rely more heavily on additional equity financings or on less efficient forms of debt financing that require a larger portion of its cash flow from operations to service, thereby reducing funds available for its operations, future business opportunities and other purposes. Consequently, there is greater uncertainty regarding TRI Pointe’s ability to access the credit market in order to attract financing on reasonable terms. Investment returns on TRI Pointe’s assets and its ability to make acquisitions could be materially and adversely affected by its inability to secure additional financing on reasonable terms, if at all. Additionally, if TRI Pointe cannot obtain additional financing to fund the purchase of land under its option contracts or purchase contracts, it may incur contractual penalties and fees. Any difficulty in obtaining sufficient capital for planned development expenditures could also cause project delays and any such delay could result in cost increases. Any of the foregoing factors could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

Higher interest rates may materially and adversely affect TRI Pointe’s cash flows and results of operations.

TRI Pointe employs what it believes to be prudent levels of leverage to finance the acquisition and development of its lots and construction of its homes. Certain of TRI Pointe’s existing debt has, and any additional debt it subsequently incurs may have, a floating rate of interest. Higher interest rates could increase debt service requirements on its existing floating rate debt and on any floating rate debt it may subsequently incur, and could reduce funds available for operations, future business opportunities or other purposes. If TRI Pointe needs to repay existing debt during periods of rising interest rates, it could be required to refinance its then-existing debt on unfavorable terms, or liquidate one or more of its assets to repay such debt at times which may not permit realization of the maximum return on such assets and could result in a loss. The occurrence of either or both of these events could materially and adversely affect TRI Pointe’s cash flows and results of operations.

Failure to hedge effectively against interest rate changes may materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

TRI Pointe may obtain one or more forms of interest rate protection—in the form of swap agreements, interest rate cap contracts or similar agreements—to hedge against the possible negative effects of interest rate fluctuations. However, TRI Pointe cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases or that counterparties under these agreements will honor their obligations thereunder. In addition, TRI Pointe may be subject to risks of default by hedging counterparties. Failure of TRI Pointe’s hedging mechanisms could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

Raw material shortages and price fluctuations could cause delays or increased costs in developing TRI Pointe’s existing and future communities or building homes, which could materially and adversely affect its business, liquidity, financial condition and results of operations.

TRI Pointe requires raw materials to build its homes. The residential construction industry experiences serious raw material shortages from time to time, including shortages in supplies of insulation, drywall, cement, steel, lumber and other building materials. These shortages can be more severe during periods of strong demand for housing or during periods following natural disasters that have a significant impact on existing residential and commercial structures. The cost of raw materials may also be materially and adversely affected during periods of shortage or high inflation. Shortages and price increases could cause delays in and increase TRI Pointe’s costs of home construction, which in turn could materially and adversely affect its business, liquidity, financial condition and results of operations. Because TRI Pointe will obtain a significant amount of additional homebuilding and land development assets in the Transactions, it will require significantly more raw materials, thereby materially increasing its exposure to these risks.

Failure to find and retain suitable contractors and subcontractors at reasonable rates could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

The vast majority of WRECO’s construction work is performed by contractors and subcontractors, and substantially all of TRI Pointe’s construction work is performed by subcontractors with TRI Pointe acting as the general contractor. Accordingly, the timing and quality of TRI Pointe’s existing and future construction currently depends and will continue to depend on the availability, cost and skill of contractors and subcontractors and their employees.

The residential construction industry experiences serious shortages of skilled labor from time to time. The difficult operating environment over the last six years in the United States has resulted in the failure of the businesses of some contractors and subcontractors and may result in further failures. In addition, reduced levels of homebuilding in the United States have caused some skilled tradesmen to leave the real estate industry to take jobs in other industries. These shortages can be more severe during periods of strong demand for housing or during periods following natural disasters that have a significant impact on existing residential and commercial structures. While TRI Pointe anticipates being able to obtain sufficient reliable contractors and subcontractors during times of material shortages and believes that its and WRECO’s relationships with contractors and subcontractors are good, TRI Pointe and WRECO do not have long-term contractual commitments with any contractors or subcontractors, and there can be no assurance that skilled contractors, subcontractors or tradesmen will continue to be available in the areas in which TRI Pointe currently conducts, and following the consummation of the Transactions expects to conduct, its operations. If skilled contractors and subcontractors are not available on a timely basis for a reasonable cost, or if contractors and subcontractors are not able to recruit sufficient numbers of skilled employees, TRI Pointe’s existing and future development and construction activities may suffer from delays and quality issues, which could lead to reduced levels of customer satisfaction and materially and adversely affect its business, liquidity, financial condition and results of operations.

Moreover, some of the subcontractors engaged by TRI Pointe and WRECO are represented by labor unions or are subject to collective bargaining arrangements. A strike or other work stoppage involving any of their subcontractors could also make it difficult for TRI Pointe and WRECO to retain subcontractors for their construction work. In addition, union activity could result in higher costs for TRI Pointe and WRECO to retain their subcontractors. Access to qualified labor at reasonable rates may also be affected by other circumstances beyond TRI Pointe’s control, including: (i) shortages of qualified tradespeople, such as carpenters, roofers, electricians and plumbers; (ii) high inflation; (iii) changes in laws relating to employment and union organizing activity; (iv) changes in immigration laws and trends in labor force migration; and (v) increases in contractor, subcontractor and professional services costs. The inability to contract with skilled contractors and subcontractors at reasonable rates on a timely basis could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

Several other homebuilders have received inquiries from regulatory agencies concerning whether homebuilders using contractors are deemed to be employers of the employees of such contractors under certain circumstances. Although contractors are independent of the homebuilders that contract with them under normal management practices and the terms of trade contracts and subcontracts within the homebuilding industry, if regulatory agencies reclassify the employees of contractors as employees of homebuilders, homebuilders using contractors could be responsible for wage, hour, workers’ compensation and other employment-related liabilities of their contractors. In the event that a regulatory agency reclassified the employees of WRECO’s contractors or WRECO’s or TRI Pointe’s subcontractors as TRI Pointe’s own employees, TRI Pointe could be responsible for wage, hour, workers’ compensation and other employment-related liabilities with respect to those employees.

Despite quality control efforts, TRI Pointe may discover that WRECO’s contractors or its or WRECO’s subcontractors were engaging in improper construction practices or installing defective materials in homes. When TRI Pointe discovers these issues, it generally repairs the homes through its subcontractors in accordance with its new home warranty and as required by law. TRI Pointe and WRECO currently each reserve a portion of the sales price of each home they sell to satisfy warranty and other legal obligations and to provide customer service to their homebuyers. These reserves are established based on market practices, historical experiences and judgment of the qualitative risks associated with the types of homes built. However, the cost of satisfying warranty and other legal obligations in these instances may be significantly higher than the amounts reserved, and TRI Pointe may be unable to recover the cost of repair from its subcontractors. Regardless of the steps TRI Pointe takes, it is subject to fines or other penalties in some instances and its reputation may be materially and adversely affected.

Because TRI Pointe will obtain a significant amount of additional homebuilding and land development assets in the Transactions, it will require an increased amount of qualified labor, thereby materially increasing its exposure to these risks.

TRI Pointe is and will continue to be dependent on key personnel and certain members of its management team.

TRI Pointe’s business involves complex operations, which will become increasingly complex following the consummation of the Transactions and, therefore, requires a management team and employee workforce that is knowledgeable and expert in many areas necessary for its operations. TRI Pointe’s success and ability to obtain, generate and manage opportunities depends to a significant degree upon the contributions of key personnel, including, but not limited to, Douglas Bauer, its Chief Executive Officer, Thomas Mitchell, its President and Chief Operating Officer, and Michael Grubbs, its Chief Financial Officer and Treasurer. TRI Pointe’s investors must rely to a significant extent upon the ability, expertise, judgment and discretion of this management team and other key personnel, and their loss or departure could be detrimental to TRI Pointe’s future success. Although TRI Pointe has entered into employment agreements with Messrs. Bauer, Mitchell and Grubbs, there is no guarantee that these executives will remain employed with TRI Pointe and TRI Pointe has not adopted a succession plan. Additionally, key employees working in the real estate, homebuilding and construction industries are highly sought after and failure to attract and retain such personnel, including key WRECO personnel following the consummation of the Transactions, may materially and adversely affect the standards of TRI Pointe’s future service and may have a material and adverse impact on TRI Pointe’s business, liquidity, financial condition and results of operations.

TRI Pointe’s ability to retain its management team and key personnel or to attract suitable replacements should any members of its management team leave is dependent on the competitive nature of the employment market. The loss of services from any member of its management team or key personnel, or the potential that they could have competing obligations and will only spend a portion of their time working for TRI Pointe, could materially and adversely impact its business, financial condition and results of operations. Further, the process of attracting and retaining suitable replacements for key personnel whose services TRI Pointe may lose would result in transition costs and would divert the attention of other members of its management from existing operations. Moreover, such a loss could be negatively perceived in the capital markets.

Although TRI Pointe is currently considering its insurance coverage, it has not obtained key man life insurance that would provide it with proceeds in the event of death or disability of any of its key personnel.

Negative publicity may materially and adversely affect TRI Pointe’s business performance.

Unfavorable media related to the Transactions or WRECO and TRI Pointe’s industry, brands, marketing, personnel, operations, business performance or prospects may materially and adversely affect TRI Pointe’s stock price and the performance of its business, regardless of its accuracy or inaccuracy. TRI Pointe’s success in maintaining, extending and expanding its brand image depends on its ability to adapt to a rapidly changing media environment. Adverse publicity or negative commentary on social media outlets, such as blogs, websites or newsletters, could hurt results of operations, as consumers might avoid brands that receive bad press or negative reviews. Negative publicity may materially and adversely affect results of operations that could lead to a decline in the price of TRI Pointe common stock.

Maintaining a good reputation in the areas in which TRI Pointe is currently developing or, following the consummation of the Transactions, expects to develop master planned communities is and will continue to be critical to TRI Pointe’s success. TRI Pointe’s reputation could be materially and adversely impacted by any of the following: failure to maintain high ethical, social and environmental standards for all of its operations and activities; the activities and reputation of WRECO’s contractors and its and WRECO’s respective subcontractors; or its failure to comply with applicable laws and regulations. Unfavorable media related to TRI Pointe’s industry, brands, marketing, personnel, operations, business performance or prospects, including from social media outlets, such as blogs, websites or newsletters, may also impact its reputation, regardless of such media’s accuracy, as consumers might avoid brands that receive bad press or negative reviews. Damage to TRI Pointe’s reputation could materially and adversely affect the performance of its business.

TRI Pointe’s quarterly results of operations may fluctuate because of the seasonal nature of its business and other factors.

TRI Pointe and WRECO have experienced seasonal fluctuations in quarterly results of operations and capital requirements that can have a material and adverse impact on consolidated results of operations and financial condition. TRI Pointe and WRECO typically experience the highest new home order activity during the spring selling season, although sales velocity is also highly dependent on the number of active selling communities, timing of new community openings and other market factors, including seasonal natural disasters such as hurricanes, tornadoes, floods and fires. Since it typically takes four to six months to construct a new home, TRI Pointe and WRECO deliver more homes in the second half of the year as new home orders sold earlier in the year convert to home closings. Because of this seasonality, cash outflows for construction costs have historically been highest in the second and third quarters, and the majority of cash receipts from home closings occur during the second half of the year. TRI Pointe expects this seasonal pattern to continue following the consummation of the Transactions and over the long-term, although it may be affected by market cyclicality. TRI Pointe also expects the traditional seasonality cycle and its impact on results of operations to become more prominent if the present housing recovery progresses and the homebuilding industry returns to a more normal operating environment, but it can make no assurances as to the degree to which historical seasonal patterns will occur in 2014 and beyond, if at all. Seasonality requires WRECO and TRI Pointe to finance construction activities in advance of the receipt of sales proceeds. In many cases, TRI Pointe may not be able to recapture increased costs by raising prices because prices are established upon signing the purchase contract. Accordingly, there is a risk that, following the consummation of the Transactions, TRI Pointe will invest significant amounts of capital in the acquisition and development of land and construction of homes that it does not sell at anticipated pricing levels or within anticipated time frames. If, due to market conditions, construction delays or other causes, TRI Pointe does not complete sales of its existing or future homes at anticipated pricing levels or within anticipated time frames, its business, liquidity, financial condition and results of operations would be materially and adversely affected.

TRI Pointe may incur a variety of costs to engage in future growth or expansion of its operations or acquisitions or disposals of businesses, and the anticipated benefits may never be realized.

As a part of its business strategy, TRI Pointe may make acquisitions or significant investments in or disposals of businesses. Any future acquisitions, investments and/or disposals would be accompanied by risks such as:

•	difficulties in assimilating the operations and personnel of acquired companies or businesses;

•	diversion of TRI Pointe management’s attention from ongoing business concerns;

•	TRI Pointe’s potential inability to maximize its financial and strategic position through the successful incorporation or disposition of operations;

•	maintenance of uniform standards, controls, procedures and policies; and

•	impairment of existing relationships with employees, contractors, suppliers and customers as a result of the integration of new management personnel and cost-saving initiatives.

TRI Pointe cannot guarantee that it will be able to successfully integrate any company or business that it might acquire in the future, and its failure to do so could harm its current business.

In addition, TRI Pointe may not realize the anticipated benefits of any future transactions and there may be other unanticipated or unidentified effects. While TRI Pointe may seek protection, for example, through warranties and indemnities in the case of acquisitions, significant liabilities may not be identified in due diligence or come to light after the expiration of warranty or indemnity periods or may exceed the maximum warranty or indemnity amounts. Additionally, while TRI Pointe may seek to limit its ongoing exposure, for example, through liability caps and time limits on warranties and indemnities in the case of disposals, some warranties and indemnities may give rise to unexpected and significant liabilities. Any claims arising in the future may materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

Inflation could materially and adversely affect TRI Pointe’s business, financial condition and results of operations.

Inflation can materially and adversely affect TRI Pointe by increasing costs of land, materials and labor. In the event of an increase in inflation, TRI Pointe may seek to increase the sales prices of land or homes in order to maintain satisfactory margins or realize a satisfactory return on its investment. However, if the market continues to have an oversupply of homes relative to demand, prevailing market prices may prevent it from doing so. In addition, inflation is often accompanied by higher interest rates, which historically have had a negative impact on housing demand and the real estate industry generally and which could materially and adversely impact potential customers’ ability to obtain mortgage financing on favorable terms. In such an environment, TRI Pointe may not be able to raise prices sufficiently to keep up with the rate of inflation and its margins and returns could decrease. Additionally, if TRI Pointe is required to lower home prices to meet demand, the value of its land inventory may decrease. Moreover, the nominal cost of capital increases as a result of inflation and the real purchasing power of its cash resources declines. Current or future efforts by the government to stimulate the economy may increase the risk of significant inflation and its adverse impact on TRI Pointe’s business, financial condition and results of operations.

Information technology failures and data security breaches could harm TRI Pointe’s business.

TRI Pointe uses information technology and other computer resources to carry out important operational and marketing activities as well as maintain its business records. Many of these resources are provided to TRI Pointe or are maintained on its behalf by third-party service providers pursuant to agreements that specify certain security and service level standards. Although TRI Pointe and its service providers employ what TRI Pointe believes are adequate security, disaster recovery and other preventative and corrective measures, TRI Pointe’s ability to conduct its business may be materially and adversely impaired if these resources are compromised, degraded, damaged or fail, whether due to a virus or other harmful circumstance, intentional penetration or disruption of TRI Pointe’s information technology resources by a third-party, natural disaster, hardware or software corruption or failure or error (including a failure of security controls incorporated into or applied to such hardware or software), telecommunications system failure, service provider error or failure, intentional or unintentional personnel actions (including the failure to follow TRI Pointe’s security protocols), or lost connectivity to its networked resources.

A significant and extended disruption in the functioning of these resources could damage TRI Pointe’s reputation and cause it to lose customers, sales and revenue, result in the unintended public disclosure or the misappropriation of proprietary, personal and confidential information (including information about its homebuyers and business partners), and require it to incur significant expense to address and resolve these kinds of issues. The release of confidential information may also lead to litigation or other proceedings against TRI Pointe by affected individuals and/or business partners and/or by regulators, and the outcome of such proceedings, which could include penalties or fines, could materially and adversely affect TRI Pointe’s consolidated financial statements. In addition, the costs of maintaining adequate protection against such threats, depending on their evolution, pervasiveness and frequency and/or government-mandated standards or obligations regarding protective efforts, could be material to TRI Pointe’s consolidated financial statements.

Risks Related to Conflicts of Interest

The Starwood Fund holds a significant equity interest in TRI Pointe and its interests may not be aligned with the interests of other TRI Pointe stockholders.

As of May 1, 2014, the Starwood Fund owned 11,985,905 shares of TRI Pointe common stock (not including 2,701,569 shares subject to the investor rights agreement described in the section entitled “Description of TRI Pointe Capital Stock—Investor Rights Agreement”), which represents 37.9% of TRI Pointe’s outstanding common stock and 7.4% of TRI Pointe’s outstanding common stock on a pro forma basis after giving effect to the Transactions. The Starwood Fund has the right to designate two members of TRI Pointe’s board of directors for as long as it owns 25% or more of the outstanding TRI Pointe common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares) and one member of the TRI Pointe board of directors for as long as it owns at least 10% of the outstanding TRI Pointe common stock. Messrs. Bauer, Mitchell and Grubbs have agreed to vote all shares of TRI Pointe common stock that they own in favor of the Starwood Fund nominees in any election of directors for as long as the Starwood Fund owns at least 10% of the outstanding TRI Pointe common stock. Following the consummation of the Transactions, the Starwood Fund will have the right to designate one member of the TRI Pointe board of directors for as long as the Starwood Fund owns at least 5% of the outstanding TRI Pointe common stock. The Starwood Fund’s interests may not be fully aligned with the interests of other TRI Pointe stockholders and this could lead to a strategy that is not in the best interests of other TRI Pointe stockholders.

As a result of Starwood Capital Group’s relationship with TRI Pointe, conflicts of interest may arise with respect to any transactions involving or with Starwood Capital Group or its affiliates.

Barry Sternlicht, the chairman of TRI Pointe’s board of directors, is the Chairman and Chief Executive Officer of Starwood Capital Group. As a result of TRI Pointe’s relationship with Starwood Capital Group, there may be transactions between TRI Pointe and Starwood Capital Group, Starwood Property Trust (which is managed by an affiliate of Starwood Capital Group) or their affiliates that could present an actual or perceived conflict of interest. These conflicts of interest may lead Mr. Sternlicht to recuse himself from actions of TRI Pointe’s board of directors with respect to any transactions involving or with Starwood Capital Group, Starwood Property Trust or their affiliates. In addition, Mr. Sternlicht will devote only a portion of his business time to his duties with TRI Pointe’s board of directors, and he will devote the majority of his time to his duties with Starwood Capital Group and its affiliates and other commitments. Following the consummation of the Transactions, Mr. Sternlicht is expected to continue as chairman of TRI Pointe’s board of directors and Mr. Chris Graham, a Senior Managing Director at Starwood Capital Group, is expected to be appointed as a director.

In addition, the Charter includes a provision whereby TRI Pointe must renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to the Starwood Fund or any of its affiliates and subsidiaries (other than TRI Pointe and its subsidiaries), officers, directors, agents, stockholders, members, partners or employees and that may be a business opportunity for the Starwood Fund or any of its affiliates and subsidiaries, even if the opportunity is one that TRI Pointe might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. This provision may limit TRI Pointe’s ability to take advantage of certain business opportunities, which could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations. This provision may also result in misalignment between the Starwood Fund’s interests and the interests of other TRI Pointe stockholders. This provision will cease to be effective on the date that no person who is a director or officer of TRI Pointe is also a director, officer, member, partner or employee of the Starwood Fund or any of its affiliates or subsidiaries.

TRI Pointe may in the future acquire additional land from affiliates of Starwood Capital Group. Any such acquisitions will be separately considered for approval by TRI Pointe’s independent directors.

Risks Related to TRI Pointe’s Organization and Structure

Termination of the employment agreements with the members of TRI Pointe’s management team could be costly and prevent a change in control of TRI Pointe.

TRI Pointe’s employment agreements with Messrs. Bauer, Mitchell and Grubbs provide that if their employment with TRI Pointe terminates under certain circumstances, TRI Pointe may be required to pay them significant amounts of severance compensation, thereby making it costly to terminate their employment. Furthermore, these provisions could delay or prevent a transaction or a change in control of TRI Pointe that might involve a premium paid for shares of TRI Pointe common stock or otherwise be in the best interests of its stockholders, which could materially and adversely affect the market price of TRI Pointe common stock.

Certain anti-takeover defenses and applicable law may limit the ability of a third-party to acquire control of TRI Pointe.

The Charter, the Bylaws and Delaware law contain provisions that may delay or prevent a transaction or a change in control of TRI Pointe that might involve a premium paid for shares of TRI Pointe common stock or otherwise be in the best interests of TRI Pointe stockholders, which could materially and adversely affect the market price of TRI Pointe common stock. Certain of these provisions are described below.

Selected provisions of the Charter and the Bylaws

The Charter and the Bylaws contain anti-takeover provisions that:

•	authorize TRI Pointe’s board of directors, without further action by TRI Pointe stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	require that actions to be taken by TRI Pointe stockholders may be taken only at an annual or special meeting of its stockholders and not by written consent;

•	specify that special meetings of TRI Pointe stockholders can be called only by its board of directors, the chairman of its board of directors or its chief executive officer;

•	establish advance notice procedures for TRI Pointe stockholders to submit nominations of candidates for election to TRI Pointe’s board of directors and other proposals to be brought before a stockholders meeting;

•	provide that the Bylaws may be amended by TRI Pointe’s board of directors without stockholder approval;

•	allow TRI Pointe’s directors to establish the size of its board of directors by action of its board, subject to a minimum of three members;

•	provide that vacancies on TRI Pointe’s board of directors or newly created directorships resulting from an increase in the number of its directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	do not give TRI Pointe stockholders cumulative voting rights with respect to the election of directors; and

•	prohibit TRI Pointe from engaging in certain business combinations with any “interested stockholder” unless specified conditions are satisfied as described in “—Selected provisions of Delaware law.”

Selected provisions of Delaware law

TRI Pointe has opted out of Section 203 of the DGCL, which regulates corporate takeovers. However, the Charter contains provisions that are similar to Section 203 of the DGCL. Specifically, the Charter provides that it may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time that person became an interested stockholder, TRI Pointe’s board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•	upon the consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to the time the person became an interested stockholder, the business combination is approved by TRI Pointe’s board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of TRI Pointe’s voting stock. However, in the case of TRI Pointe, the Starwood Fund and any of its affiliates and subsidiaries and any of their permitted transferees receiving 15% or more of TRI Pointe’s voting stock will not be deemed to be interested stockholders regardless of the percentage of voting stock owned by them. This provision could prohibit or delay mergers or other takeover or change in control attempts with respect to TRI Pointe and, accordingly, may discourage attempts to acquire TRI Pointe.

TRI Pointe may change its operational policies, investment guidelines and its business and growth strategies without stockholder consent, which may subject TRI Pointe to different and more significant risks in the future.

TRI Pointe’s board of directors will determine its operational policies, investment guidelines and its business and growth strategies. TRI Pointe’s board of directors may make changes to, or approve transactions that deviate from, those policies, guidelines and strategies without a vote of, or notice to, its stockholders. This could result in TRI Pointe conducting operational matters, making investments or pursuing different business or growth strategies than those contemplated herein. Under any of these circumstances, TRI Pointe may expose itself to different and more significant risks in the future, which could materially and adversely affect its business, liquidity, financial condition and results of operations.

The obligations associated with being a public company require significant resources and management attention.

As a public company with listed equity securities, TRI Pointe is required to comply with certain laws, regulations and requirements, including the requirements of the Exchange Act, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), related regulations of the SEC and requirements of the NYSE. The Exchange Act requires that TRI Pointe file annual, quarterly and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires, among other things, that TRI Pointe establish and maintain effective internal controls and procedures for financial reporting.

Section 404 of the Sarbanes-Oxley Act requires TRI Pointe management and independent auditors to report annually on the effectiveness of TRI Pointe’s internal control over financial reporting. However, TRI Pointe is an “emerging growth company,” as defined in the JOBS Act, and, so for as long as TRI Pointe continues to be an emerging growth company, it intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. The consummation of the Transactions is expected to cause TRI Pointe to lose its status as an emerging growth company in 2014. Once TRI Pointe is no longer an emerging growth company or, if prior to such date, TRI Pointe opts to no longer take advantage of the applicable exemption, it will be required to include an opinion from its independent auditors on the effectiveness of its internal control over financial reporting.

These reporting and other obligations place significant demands on TRI Pointe’s management, administrative, operational and accounting resources and cause TRI Pointe to incur significant one-time and ongoing expenses. If TRI Pointe’s independent auditor is unable to provide an unqualified attestation report on internal control over financial reporting, investors could lose confidence in the reliability of TRI Pointe’s financial statements and its stock price could be materially and adversely affected.

If TRI Pointe fails to maintain an effective system of internal controls, it may not be able to accurately determine its financial results or prevent fraud. As a result, TRI Pointe stockholders could lose confidence in TRI Pointe’s financial results, which could materially and adversely affect TRI Pointe and the market price of its common stock.

Effective internal controls are necessary for TRI Pointe to provide reliable financial reports and effectively prevent fraud. However, a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of control systems reflects resource constraints and the benefits of controls must be considered in relation to their costs. Accordingly, there can be no assurance that all control issues or fraud will be detected. TRI Pointe cannot be certain that it will be successful in maintaining adequate internal control over its financial reporting and financial processes. Furthermore, in connection with the Transactions and as TRI Pointe continues to grow its business, its internal controls will become more complex, and TRI Pointe will require significantly more resources to ensure its internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner. The existence of any material weakness in TRI Pointe’s internal control over financial reporting could also result in errors in its financial statements that could require TRI Pointe to restate its financial statements, cause it to fail to meet its reporting obligations and cause stockholders to lose confidence in its reported financial information, all of which could materially and adversely affect TRI Pointe and the market price of its common stock.

TRI Pointe is an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, TRI Pointe common stock may be less attractive to investors.

TRI Pointe is an “emerging growth company” as defined in the JOBS Act, and it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. TRI Pointe has elected to adopt these reduced disclosure requirements. TRI Pointe cannot predict if investors will find its common stock less attractive as a result of its taking advantage of these exemptions. If some investors find TRI Pointe common stock less attractive as a result of its choices, there may be a less active trading market for its common stock and its stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised financial accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, TRI Pointe has determined to opt out of such extended transition period and, as a result, TRI Pointe will comply with new or revised financial accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that TRI Pointe’s decision to opt out of the extended transition period for complying with new or revised financial accounting standards is irrevocable.

The consummation of the Transactions is expected to cause TRI Pointe to lose its status as an emerging growth company in 2014.

Changes in accounting rules, assumptions or judgments could materially and adversely affect TRI Pointe.

Accounting rules and interpretations for certain aspects of TRI Pointe’s operations are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of TRI Pointe’s financial statements. Furthermore, changes in accounting rules and interpretations or in TRI Pointe’s accounting assumptions and/or judgments, such as asset impairments, could significantly impact its financial statements. In some cases, TRI Pointe could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. Any of these circumstances could materially and adversely affect TRI Pointe’s business, liquidity, financial condition and results of operations.

Any joint venture investments that WRECO has made or that TRI Pointe makes in the future could be materially and adversely affected by lack of sole decision making authority, reliance on co-venturers’ financial condition and disputes between TRI Pointe and its co-venturers.

WRECO has co-invested, and TRI Pointe may co-invest in the future, with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of land acquisition and/or developments. TRI Pointe will succeed to WRECO’s investments in its joint ventures in the Transactions. TRI Pointe will not be in a position to exercise sole decision-making authority regarding the land acquisitions and/or developments undertaken by WRECO’s joint ventures and any future joint ventures in which TRI Pointe may co-invest, and its investment may be illiquid due to its lack of control. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present where a third-party is not involved, including the possibility that partners or co-venturers might become bankrupt, fail to fund their share of required capital contributions, make poor business decisions or block or delay necessary decisions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with TRI Pointe’s business interests or goals, and may be in a position to take actions contrary to TRI Pointe’s policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither TRI Pointe nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between TRI Pointe and partners or co-venturers may result in litigation or arbitration that would increase TRI Pointe’s expenses and prevent its officers and/or directors from focusing their time and effort on TRI Pointe’s business. In addition, TRI Pointe may in certain circumstances be liable for the actions of its third-party partners or co-venturers.

TRI Pointe may become subject to litigation, which could materially and adversely affect TRI Pointe.

In the future, TRI Pointe may become subject to litigation, including claims relating to its operations, security offerings and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against TRI Pointe, some of which are not, or cannot be, insured. TRI Pointe generally intends to vigorously defend itself. However, TRI Pointe cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against TRI Pointe may result in it having to pay significant fines, judgments or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could materially and adversely impact its earnings and cash flows. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of TRI Pointe’s insurance coverage, which could materially and adversely impact it, expose it to increased risks that would be uninsured, and materially and adversely impact its ability to attract directors and officers.

Failure by TRI Pointe directors, executives or employees to comply with applicable codes of conduct could materially and adversely affect it and the market price of its stock.

TRI Pointe’s board of directors has adopted a Code of Business Conduct and Ethics and a Code of Ethics for senior executives and financial officers. TRI Pointe’s adoption of these codes and other standards of conduct is not a representation or warranty that all persons subject to those codes or standards are or will be in complete compliance. The failure of a director, executive or employee to comply with applicable codes or standards of conduct may result in termination of the relationship and/or adverse publicity, either of which could materially and adversely affect TRI Pointe and the market price of its stock.

Risks Related to Ownership of TRI Pointe Common Stock

TRI Pointe does not intend to pay dividends on its common stock for the foreseeable future.

TRI Pointe currently intends to retain its future earnings, if any, to finance the development and expansion of its business and, therefore, does not intend to pay cash dividends on TRI Pointe common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of TRI Pointe’s board of directors and will depend on TRI Pointe’s financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as the TRI Pointe board of directors deems relevant. Accordingly, TRI Pointe stockholders may need to sell their shares of TRI Pointe common stock to realize a return on their investment, and they may not be able to sell their shares at or above the price they paid for them.

Beginning with the third quarter dividend payable in September 2013, Weyerhaeuser increased its quarterly dividend from $0.20 per common share to $0.22 per common share. Weyerhaeuser’s dividend decisions are in the sole discretion of its board of directors and depend on a number of factors, some of which are outside of Weyerhaeuser’s control. Any decision by Weyerhaeuser’s board of directors to increase the dividend, as well as the future payment of dividends and the amount of such dividends, will depend on Weyerhaeuser’s results of operations, financial condition, capital requirements and other factors deemed relevant by Weyerhaeuser’s board of directors. Common share dividends have exceeded Weyerhaeuser’s target ratio in recent years, although Weyerhaeuser cannot guarantee that this will continue in the future.

Future sales of TRI Pointe common stock or other securities convertible into TRI Pointe common stock could cause the market value of TRI Pointe common stock to decline and could result in dilution of your shares.

TRI Pointe’s board of directors is authorized, without stockholder approval, to cause it to issue additional shares of TRI Pointe common stock or to raise capital through the issuance of preferred stock (including equity or debt securities convertible into common stock), options, warrants and other rights, on terms and for consideration as TRI Pointe’s board of directors in its sole discretion may determine. Sales of substantial amounts of TRI Pointe common stock could cause the market price of TRI Pointe common stock to decrease significantly. TRI Pointe cannot predict the effect, if any, of future sales of TRI Pointe common stock, or the availability of TRI Pointe common stock for future sales, on the value of TRI Pointe common stock. Sales of substantial amounts of TRI Pointe common stock by the Starwood Fund or another large stockholder or otherwise, or the perception that such sales could occur, may adversely affect the market price of TRI Pointe common stock.

As of May 1, 2014, the members of TRI Pointe’s senior management team collectively owned 2,257,958 shares of TRI Pointe common stock (excluding grants of unvested restricted stock units, unvested options to purchase shares of TRI Pointe common stock and shares of TRI Pointe common stock owned by BMG Homes Inc.), which represents 7.1% of TRI Pointe common stock outstanding and 1.4% of TRI Pointe common stock outstanding on a pro forma basis after giving effect to the Transactions. Further, as of May 1, 2014, the Starwood Fund owned 11,985,905 shares of TRI Pointe common stock (not including 2,701,569 shares subject to the investor rights agreement described in the section entitled “Description of TRI Pointe Capital Stock—Investor Rights Agreement”), which represents 37.9% of TRI Pointe common stock outstanding and 7.4% of TRI Pointe common stock outstanding on a pro forma basis after giving effect to the Transactions. See “Ownership of TRI Pointe Common Stock.”

In connection with the Transactions, 675,876 shares of restricted stock granted to Messrs. Bauer, Mitchell and Grubbs will vest. Messrs. Bauer, Mitchell and Grubbs have entered into a lock-up agreement with the Starwood Fund, pursuant to which Messrs. Bauer, Mitchell and Grubbs have agreed not to sell these shares of TRI Pointe common stock until the Starwood Fund owns less than 4.875% of TRI Pointe common stock outstanding. See “Other Agreements—Lock-Up Agreement.”

Additionally, pursuant to their employment agreements, each of Messrs. Bauer, Mitchell and Grubbs agreed that, for a period of 36 months following the completion of TRI Pointe’s initial public offering, during any calendar quarter, he will not sell shares of TRI Pointe common stock in an amount exceeding the greater of (i) 10% of the shares of TRI Pointe common stock owned by him on the date of the completion of TRI Pointe’s initial public offering and (ii) the percentage of shares of TRI Pointe common stock that has been sold or otherwise disposed of by the Starwood Fund during such calendar quarter. Any sales of shares of TRI Pointe common stock made pursuant to the foregoing will be subject to the restrictions imposed by applicable law.

TRI Pointe has entered into a registration rights agreement with the former members of TPH LLC, including the Starwood Fund, the members of TRI Pointe’s management team and a third-party investor, with respect to the shares of TRI Pointe common stock that they received as part of TRI Pointe’s formation transactions. The shares are referred to collectively as the “registrable shares.” Pursuant to the registration rights agreement, TRI Pointe granted the former members of TPH LLC and their direct and indirect transferees (i) shelf registration rights to require TRI Pointe to file a shelf registration statement for the registrable shares and to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time, (ii) demand registration rights to have the registrable shares registered for resale and (iii) in certain circumstances, the right to make “piggy-back” sales of the registrable shares under registration statements TRI Pointe might file in connection with future public offerings.

TRI Pointe has filed a registration statement on Form S-8 to register the total number of shares of TRI Pointe common stock that may be issued under TRI Pointe’s 2013 Long-Term Incentive Plan, including the restricted stock units to be granted to the members of TRI Pointe’s management team, other officers and employees and TRI Pointe’s director nominees, as well as the options to purchase shares of TRI Pointe common stock to be granted to the members of TRI Pointe’s management team.

Future offerings of debt securities, which would rank senior to TRI Pointe common stock upon TRI Pointe’s bankruptcy or liquidation, and future offerings of equity securities that may be senior to TRI Pointe common stock for the purposes of dividend and liquidating distributions, may materially and adversely affect the market price of TRI Pointe common stock.

In the future, TRI Pointe may attempt to increase its capital resources by making offerings of debt securities or additional offerings of equity securities. Upon TRI Pointe’s bankruptcy or liquidation, holders of TRI Pointe’s debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of TRI Pointe’s available assets prior to TRI Pointe stockholders. Additional equity offerings may dilute the holdings of TRI Pointe’s existing stockholders or reduce the market price of TRI Pointe common stock, or both. TRI Pointe’s preferred stock, if issued, could have a preference on liquidating distributions, a preference on dividend payments or both that could limit TRI Pointe’s ability to make a dividend distribution to TRI Pointe stockholders. TRI Pointe’s decision to issue securities in any future offering will depend on market conditions and other factors beyond TRI Pointe’s control. As a result, TRI Pointe cannot predict or estimate the amount, timing or nature of its future offerings.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains and incorporates by reference certain statements relating to future events of TRI Pointe’s intentions, beliefs, expectations, predictions for the future and other matters that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

These statements:

•	use forward-looking terminology;

•	are based on various assumptions made by TRI Pointe; and

•	may not be accurate because of risks and uncertainties surrounding the assumptions that are made.

Factors listed in this section—as well as other factors not included—may cause actual results to differ significantly from the forward-looking statements included in this proxy statement. There is no guarantee that any of the events anticipated by the forward-looking statements in this proxy statement will occur, or if any of the events occurs, there is no guarantee what effect it will have on TRI Pointe’s operations or financial condition.

TRI Pointe undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by applicable law.

Statements

These forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “will,” “would,” or other words that convey the uncertainty of future events or outcomes, including with respect to the Transactions. These forward-looking statements include, but are not limited to, statements regarding expected benefits of the Transactions, integration plans and expected synergies therefrom, the expected timing of the consummation of the Transactions, and TRI Pointe’s anticipated future financial and operating performance and results, including its estimates for growth.

Forward-looking statements are based on a number of factors, including the expected effect of:

•	the economy;

•	laws and regulations;

•	adverse litigation outcomes and the adequacy of reserves;

•	changes in accounting principles;

•	projected benefit payments;

•	projected tax rates and credits; and

•	other related matters.

Risks, Uncertainties and Assumptions

The major risks and uncertainties—and assumptions that are made—that affect TRI Pointe’s business and may cause actual results to differ from these forward looking statements include, but are not limited to:

•	the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;

•	market demand for TRI Pointe products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

•	levels of competition;

•	the successful execution of TRI Pointe’s internal performance plans, including restructurings and cost reduction initiatives;

•	global economic conditions;

•	raw material prices;

•	energy prices;

•	the effect of weather;

•	the risk of loss from earthquakes, volcanoes, fires, floods, windstorms, hurricanes, pest infestations and other natural disasters;

•	transportation costs;

•	federal and state tax policies;

•	the effect of land use, environmental and other governmental regulations;

•	legal proceedings;

•	risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects;

•	the satisfaction of the conditions to the consummation of the Transactions and other risks related to the consummation of the Transactions and actions related thereto;

•	the risk that disruptions from the Transactions will harm TRI Pointe’s business;

•	TRI Pointe’s ability to complete the Transactions on the anticipated terms and schedule, including the ability to obtain stockholder and regulatory approvals;

•	TRI Pointe’s ability to achieve the benefits of the Transactions in the estimated amount and timeframe anticipated, if at all;

•	TRI Pointe’s ability to integrate WRECO successfully after the consummation of the Transactions and to achieve anticipated synergies;

•	changes in accounting principles; and

•	other factors described in “Risk Factors.”

INFORMATION ABOUT THE ANNUAL MEETING

General; Date; Time and Place; Purposes of the Meeting

The enclosed proxy is solicited on behalf of TRI Pointe’s board of directors for use at the annual meeting of stockholders to be held at 9:00 a.m. local time, on Monday, June 23, 2014 or at any adjournments or postponements of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at the Fairmont Newport Beach, 4500 MacArthur Boulevard, Newport Beach, California 92660. This proxy statement and the accompanying proxy card are being mailed on or about [            ], 2014 to all stockholders entitled to vote at the annual meeting.

At the annual meeting, stockholders will be asked to:

•	Authorize the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 1);

•	Approve an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1 (Proposal No. 2);

•	Approve, on an advisory basis, the compensation of TRI Pointe’s named executive officers (Proposal No. 3);

•	Conduct an advisory vote on the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers (Proposal No. 4);

•	Elect the seven nominees named in this proxy statement to serve on the board of directors of TRI Pointe until the earlier to occur of the 2015 annual meeting of stockholders or, if required by the Transaction Agreement, such nominee’s resignation upon the consummation of the Merger (Proposal No. 5);

•	Ratify the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014 (Proposal No. 6);

•	If it is determined by the TRI Pointe board of directors to be necessary or appropriate, approve of adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 7); and

•	Transact any other business that may properly come before the annual meeting or any adjourned or postponed session of the annual meeting.

A copy of the Transaction Agreement is attached to this proxy statement as Annex A. All TRI Pointe stockholders are urged to read the Transaction Agreement carefully and in its entirety.

When this proxy statement refers to the “annual meeting,” it is also referring to any adjourned or postponed session of the annual meeting, if it is determined by the TRI Pointe board of directors to be necessary or appropriate.

Record Date; Quorum; Voting Information; Required Votes

Holders of record of TRI Pointe common stock at the close of business on May 13, 2014, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting and any adjourned or postponed session thereof. At the close of business on the record date, [            ] shares of TRI Pointe common stock were outstanding and entitled to vote. Stockholders are entitled to one vote on each matter submitted to the stockholders for each share of TRI Pointe common stock held as of the record date.

Under NYSE rules that govern banks, brokers or other nominees who have record ownership of shares that are held in brokerage accounts for their clients, who are the beneficial owners of those shares, banks, brokers or other nominees typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to the approval of “non-routine” matters. “Broker non-votes” will be excluded from the tabulation of votes cast and shares entitled to vote, and therefore will have no effect on the vote with respect to “non-routine” items. Proposals No. 1, No. 2, No. 3, No. 4, No. 5 and No. 7 to be voted on at the annual meeting are considered “non-routine.” Proposal No. 6 is considered “routine” and banks, brokers or other nominees may exercise their voting discretion with respect to that proposal.

Abstentions may be specified for all proposals except Proposal No. 5. An abstention will be treated as a vote cast under NYSE rules with regard to Proposals No. 1 and No. 2, and will be treated as present and entitled to vote, and will have the effect of a “NO” vote with respect to Proposals No. 1, No. 2, No. 3, No. 4, No. 6 and No. 7.

Shares entitled to vote at the annual meeting may only take action on a matter at the annual meeting if a quorum is present. The presence at the meeting, in person or by proxy, of the holders of a majority of the TRI Pointe common stock outstanding that are entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. If a share is represented for any purpose at the annual meeting, it will be deemed present for purposes of determining whether a quorum exists. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. If a quorum is present when the annual meeting is convened, the subsequent withdrawal of stockholders, even if less than a quorum remains after such withdrawal, will not affect the ability of the remaining stockholders to lawfully transact business.

Proposal No. 1, the authorization of the issuance of TRI Pointe common stock in the Merger, must be approved by a majority of the votes cast. For purposes of the NYSE rules, abstentions will be treated as votes cast, but “broker non-votes” will not be treated as votes cast with regard to Proposal No. 1. If TRI Pointe stockholders fail to authorize this issuance, each of Weyerhaeuser and TRI Pointe will have the right to terminate the Transaction Agreement, and TRI Pointe will be required to reimburse Weyerhaeuser for certain out-of-pocket costs relating to the Transactions. If TRI Pointe stockholders fail to authorize this issuance in connection with a TRI Pointe acquisition proposal, TRI Pointe may be required to pay Weyerhaeuser a termination fee of $20 million (less any amounts reimbursed by TRI Pointe to Weyerhaeuser for out-of-pocket expenses actually incurred). See “The Transaction Agreement—Termination of the Transaction Agreement” and “The Transaction Agreement—Fees and Expenses.”

Proposal No. 2, the approval of an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain award limitations intended to allow for awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, which amendment is conditioned upon approval of Proposal No. 1, must be approved by a majority of the votes cast. For purposes of the NYSE rules, abstentions will be treated as votes cast, but “broker non-votes” will not be treated as votes cast with regard to Proposal No. 2.

Proposal No. 3, the approval, on an advisory basis, of the compensation of TRI Pointe’s named executive officers, must be approved by the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. The stockholder vote on this proposal is an advisory vote only and is not binding on TRI Pointe, its board of directors or its Compensation Committee.

Proposal No. 4, the advisory vote on the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers, must be approved by the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. If none of the frequency alternatives (one year, two years or three years) receives a majority vote, TRI Pointe will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders. The stockholder vote on this proposal is an advisory vote only and is not binding on TRI Pointe, its board of directors or its Compensation Committee.

Proposal No. 5, the election of the seven nominees named in this proxy statement to serve on the board of directors of TRI Pointe until the earlier to occur of the 2015 annual meeting of stockholders or, if required by the Transaction Agreement, such nominee’s resignation upon the consummation of the Merger, will be determined by a plurality of the votes cast. Therefore, the seven nominees who receive the highest number of votes will be elected as directors. If no other nominations are properly and timely received in accordance with the Bylaws, then each of the seven nominees named in this proxy statement will be elected if they receive at least one vote. There is no cumulative voting in the election of directors.

Proposal No. 6, the ratification of the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014, must be approved by the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting.

Proposal No. 7, if determined by the TRI Pointe board of directors to be necessary or appropriate, the adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger, must be approved by the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting.

As of May 1, 2014, TRI Pointe’s directors and executive officers held approximately 47.8% of the shares entitled to vote at the annual meeting, of which the Starwood Fund, an affiliate of one of TRI Pointe’s directors, held approximately 37.9%. In addition, Merger Sub’s directors, executive officers and their affiliates held approximately 9.7% of the shares entitled to vote at the annual meeting. Merger Sub’s shareholders are not required to vote on any of the proposals, and Merger Sub will not hold an annual meeting of shareholders in connection with the Transactions.

Recommendation of Board of Directors

After careful consideration, the board of directors of TRI Pointe authorized and approved the form, terms and provisions of the Transaction Agreement, and determined that the terms and conditions of the Transaction Agreement, the Merger, including the issuance of TRI Pointe common stock, the Transactions and the Transaction Documents are advisable, fair to and in the best interests of TRI Pointe and its stockholders.

TRI Pointe’s board of directors recommends that stockholders vote:

•	“FOR” the authorization of the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 1);

•	“FOR” the approval of an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1 (Proposal No. 2);

•	“FOR” the approval, on an advisory basis, of the compensation of TRI Pointe’s named executive officers (Proposal No. 3);

•	“EVERY THREE YEARS” as the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers (Proposal No. 4);

•	“FOR” the election of each of the seven nominees to the board of directors of TRI Pointe (Proposal No. 5);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014 (Proposal No. 6); and

•	If it is determined by the TRI Pointe board of directors to be necessary or appropriate, “FOR” the approval of adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 7).

How to Vote

TRI Pointe stockholders can vote in person by completing a ballot at the annual meeting, or TRI Pointe stockholders can vote by giving a proxy. Even if TRI Pointe stockholders plan to attend the annual meeting, TRI Pointe encourages its stockholders to give their proxies as soon as possible. TRI Pointe stockholders can give their proxies using the Internet, by telephone or by mail, as discussed below.

Vote by Internet: TRI Pointe stockholders can vote their shares using the Internet. With the enclosed proxy card (or voting instruction card if a TRI Pointe stockholder received its proxy materials by mail from a bank, broker or other nominee) in hand, go to the website indicated on the proxy card and follow the instructions. Internet voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on June 22, 2014. TRI Pointe stockholders will be given the opportunity to confirm that their instructions have been properly recorded. If TRI Pointe stockholders give their proxy by Internet, they do NOT need to return their proxy card.

Vote by Telephone: TRI Pointe stockholders can vote their shares by telephone if they have a touch-tone telephone. With the enclosed proxy card (or voting instruction card) in hand, call the toll-free number shown on the proxy card and follow the instructions. Telephone voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on June 22, 2014. Easy-to-follow voice prompts allow TRI Pointe stockholders to vote their shares and confirm that their instructions have been properly recorded. If TRI Pointe stockholders give their proxy by telephone, they do NOT need to return their proxy card.

Vote by Mail: TRI Pointe stockholders can vote their shares by mail, by marking, dating and signing the proxy card (or voting instruction card), and returning it in the postage-paid envelope provided. If TRI Pointe stockholders sign the proxy card but do not specify how they want their shares to be voted, their shares will be voted in accordance with the TRI Pointe board of directors’ recommendation on the proposals. All properly executed proxy cards received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

Registered Owners: If a TRI Pointe stockholder’s shares of common stock are registered directly in its name with TRI Pointe’s transfer agent, American Stock Transfer & Trust Company, LLC, the TRI Pointe stockholder is considered a “registered stockholder” with respect to those shares. If this is the case, the proxy materials have been sent or provided directly to the TRI Pointe stockholder by American Stock Transfer & Trust Company, LLC.

Beneficial Owners: If a TRI Pointe stockholder holds shares of TRI Pointe common stock in “street name” or “beneficial name” (that is, the TRI Pointe stockholder holds its shares through a bank, broker or other nominee), the proxy materials have been forwarded to that stockholder by its brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares. As the beneficial holder, a TRI Pointe stockholder has the right to direct its bank, broker or other nominee as to how to vote its shares by using the voting instruction form or proxy card included in the proxy materials, or by voting via the Internet or by telephone, but the scope of its rights depends upon the voting processes of the bank, broker or other nominee. Please carefully follow the voting instructions provided by the broker, bank or other nominee.

If a TRI Pointe stockholder signs its proxy card without indicating its vote, its shares will be voted “FOR” the authorization of the issuance of shares of TRI Pointe common stock in the Merger, “FOR” the approval of an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of the authorization of the issuance of shares of TRI Pointe common stock in the Merger, “FOR” the approval, on an advisory basis, of the compensation of TRI Pointe’s named executive officers, “EVERY THREE YEARS” as the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers, “FOR” the election of the seven nominees named in this proxy statement to serve on the board of directors of TRI Pointe until the earlier to occur of the 2015 annual meeting of stockholders or, if required by the Transaction Agreement, such nominee’s resignation upon the consummation of the Merger, “FOR” the ratification of the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014, and, if it is determined by the TRI Pointe board of directors to be necessary or appropriate, “FOR” the approval of adjournment(s) or postponement(s) of the annual meeting, to solicit additional proxies, and in accordance with the recommendations of the TRI Pointe board of directors on any other matters properly brought before the annual meeting for a vote or any adjourned or postponed session of the annual meeting.

Solicitation of Proxies

TRI Pointe will bear the entire cost of soliciting proxies from its stockholders. In addition to solicitation of proxies by mail, proxies may be solicited in person, by telephone or other electronic communications, such as emails or postings on TRI Pointe’s website by TRI Pointe’s directors, officers and employees, who will not receive additional compensation for these services. TRI Pointe has retained Eagle Rock Proxy Advisors, LLC to assist in the solicitation of proxies for a fee of $3,500 plus expenses. Banks, brokers and other nominees will be requested to forward soliciting material to beneficial owners of stock held of record by them, and TRI Pointe will reimburse those persons for their reasonable expenses in doing so.

Revocation of Proxies

If a holder of record of TRI Pointe common stock has properly completed and submitted its proxy card, the TRI Pointe stockholder can change its vote in any of the following ways:

•	by executing a notice of revocation stating that the TRI Pointe stockholder revokes its proxy and properly sending it to the Corporate Secretary of TRI Pointe so that it is received prior to the annual meeting;

•	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the annual meeting;

•	by logging onto the internet website specified on the proxy card (or voting instruction card if a TRI Pointe stockholder received its proxy materials by mail from a bank, broker or other nominee) in the same manner a stockholder would to submit its proxy electronically or by calling the toll-free number specified on the proxy card (or voting instruction card) prior to the annual meeting, in each case if the TRI Pointe stockholder is eligible to do so and following the instructions on the proxy card (or voting instruction card); or

•	by attending the annual meeting and voting in person.

Simply attending the annual meeting will not revoke a proxy. In the event of multiple online or telephone votes by a TRI Pointe stockholder, each proxy will supersede the previous proxy and the last proxy given will be deemed to be the final proxy of the stockholder unless such proxy is revoked in person at the annual meeting.

If a TRI Pointe stockholder holds shares in “street name” through its bank, broker or other nominee, and has directed such person to vote its shares, it should instruct such person to change its vote, or if, in the alternative, a TRI Pointe stockholder holding shares in “street name” wishes to vote in person at the annual meeting, the stockholder must obtain a “legal proxy” from the bank, broker or other nominee and present the “legal proxy” at the annual meeting.

Adjournments and Postponements

Although it is not currently expected, if it is determined by the TRI Pointe board of directors to be necessary or appropriate, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger. Any adjournment or postponement may be made from time to time by the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting, without further notice other than by an announcement made at the annual meeting, unless such adjournment is for more than 30 days or if after such adjournment a new record date is fixed for the adjourned meeting. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow TRI Pointe stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

The adjournment or postponement proposal relates only to an adjournment or postponement of the annual meeting occurring for purposes of soliciting additional proxies for the approval of the issuance of shares of TRI Pointe common stock in the Merger. TRI Pointe’s board of directors retains full authority to adjourn or postpone the annual meeting for any other purpose, including the absence of a quorum, or to postpone the annual meeting before it is convened, without the consent of any stockholders.

Attending the Annual Meeting

All TRI Pointe stockholders, including stockholders of record and stockholders who hold their shares in “street name” through banks, brokers or other nominees, are invited to attend the annual meeting. Stockholders of record can vote in person at the annual meeting. To attend the annual meeting, TRI Pointe stockholders need to bring an admission ticket (or “legal proxy” as described below) and valid picture identification. If a TRI Pointe stockholder’s shares are registered in its name and the holder received proxy materials by mail, its admission ticket is attached to its proxy card. If a TRI Pointe stockholder holds shares in “street name” through an account with a bank, broker or other nominee, the holder will need to contact its bank, broker or other nominee and obtain a “legal proxy” from the bank, broker or other nominee and present the “legal proxy” at the annual meeting, which “legal proxy” will serve as the stockholder’s admission ticket. Cell phones must be turned off prior to entering the annual meeting. Cameras and video, audio or any other electronic recording devices will not be allowed in the meeting room during the annual meeting, except to the extent permitted by TRI Pointe. You can obtain directions to be able to attend the annual meeting and vote in person, by requesting them in writing or by telephone from TRI Pointe at the following address and telephone number: 19520 Jamboree Road, Suite 200, Irvine, California 92612, Attention: Investor Relations; Telephone: (949) 478-8600.

TRI Pointe expects representatives of Ernst & Young LLP to be present at the annual meeting and available to respond to questions.

Householding

SEC rules allow delivery of a single document to households at which two or more stockholders reside. Accordingly, TRI Pointe stockholders sharing an address who have been previously notified by their bank, broker or other nominee will receive only one copy of this proxy statement, unless the stockholder has provided contrary instructions. Individual proxy cards or voting instruction cards will, however, continue to be provided for each stockholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by stockholders, as well as TRI Pointe’s expenses. Stockholders having multiple accounts may have received householding notifications from their respective banks, brokers or other nominees and, consequently, such stockholders may receive only one document. Stockholders that prefer to receive separate copies of the document may request to receive separate copies of the document by notifying TRI Pointe’s Corporate Secretary in writing or by telephone at the following address: TRI Pointe Homes, Inc., Attention: Corporate Secretary, 19520 Jamboree Road, Suite 200, Irvine, California 92612, telephone: (949) 478-8600. TRI Pointe will provide the document promptly upon request. Stockholders currently sharing an address with another stockholder that wish to have only one proxy statement and annual report delivered to the household in the future should also contact TRI Pointe’s Corporate Secretary.

Questions and Additional Information

If TRI Pointe stockholders have more questions about the Transactions or how to submit their proxy, or if they need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact:

Eagle Rock Proxy Advisors, LLC

12 Commerce Drive

Cranford, New Jersey 07016

Telephone: (888) 859-0692

or

TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, California 92612

Attention: Investor Relations

Telephone: (949) 478-8600

The vote of TRI Pointe stockholders is important. Please sign, date and return the proxy card or submit the proxy and/or voting instructions via the Internet or by telephone promptly.

INFORMATION ON WEYERHAEUSER’S OFFER TO EXCHANGE

In the Transactions, Weyerhaeuser will offer to Weyerhaeuser shareholders the right to exchange all or a portion of their Weyerhaeuser common shares for WRECO common shares at a discount to the equivalent per-share value of TRI Pointe common stock. See “The Transactions.” WRECO will file a registration statement on Form S-4 and Form S-1 to register its common shares, which will be distributed to Weyerhaeuser shareholders pursuant to a spin-off or a split-off in connection with the Merger. The WRECO common shares will be immediately converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger. TRI Pointe will file a registration statement on Form S-4 to register the shares of its common stock to be issued in the Merger. The terms and conditions of the exchange offer are described in WRECO’s registration statement and TRI Pointe’s registration statement. TRI Pointe and its stockholders are not a party to the exchange offer and are not being asked to separately vote on the exchange offer or to otherwise participate in the exchange offer.

Upon the consummation of the exchange offer, Weyerhaeuser will irrevocably deliver to the exchange agent a global certificate representing all of the WRECO common shares being distributed by Weyerhaeuser, with irrevocable instructions to hold the WRECO common shares in trust for the holders of Weyerhaeuser common shares validly tendered and not properly withdrawn in the exchange offer and, in the case of a pro rata distribution, Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. TRI Pointe will deposit with the transfer agent for the benefit of persons who received WRECO common shares in the exchange offer certificates or book-entry authorizations representing shares of TRI Pointe common stock, with irrevocable instructions to hold the shares of TRI Pointe common stock in trust for the holders of WRECO common shares.

TRI Pointe expects to issue 129,700,000 shares of its common stock in the Merger, excluding shares to be issued on exercise or vesting of equity awards held by WRECO employees that are being assumed by TRI Pointe in connection with the Transactions. Based upon the reported closing sale price of $[            ] per share for TRI Pointe common stock on the NYSE on [            ], 2014, the total value of the shares to be issued by TRI Pointe and the amount of cash received by WNR, a subsidiary of Weyerhaeuser, in the Transactions, including from the proceeds of the New Debt (which will be an obligation of WRECO and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions) as discussed below but not including any Adjustment Amount as described in “The Transaction Agreement—Payment of Adjustment Amount,” would have been approximately $[            ] billion. The actual value of the consideration to be paid by TRI Pointe will depend on the market price of shares of TRI Pointe common stock at the time of determination and on the Adjustment Amount. Therefore, the actual purchase price will fluctuate with the market price of TRI Pointe common stock until the Merger is consummated.

Weyerhaeuser’s exchange offer is subject to various conditions listed in WRECO’s registration statement and TRI Pointe’s registration statement. The information included in this section regarding Weyerhaeuser’s exchange offer is being provided to TRI Pointe stockholders for informational purposes only and does not purport to be complete. For additional information on Weyerhaeuser’s exchange offer and the terms and conditions of Weyerhaeuser’s exchange offer, TRI Pointe stockholders are urged to read WRECO’s registration statement on Form S-4 and Form S-1 (Reg. No. 333-193251), or TRI Pointe’s registration statement on Form S-4 (Reg. No. 333-193248), and all other documents WRECO or TRI Pointe has filed or will file with the SEC relating to the Transactions. This proxy statement constitutes only a proxy statement for TRI Pointe stockholders relating to, among other things, the approval of the issuance of shares of TRI Pointe common stock in the Merger and is not an offer to sell or an offer to purchase shares of TRI Pointe common stock.

INFORMATION ON TRI POINTE

Overview

TRI Pointe was founded in April 2009 and is engaged in the design, construction and sale of innovative single-family homes in planned communities in major metropolitan areas located throughout California and Colorado. As of March 31, 2014, TRI Pointe’s operations consisted of 33 communities, ten of which were actively selling, containing 2,509 lots under various stages of development in California and Colorado. Since its formation, TRI Pointe has sold over 1,200 homes (including fee building projects), a number of which are located in prestigious master planned communities in California, and has forged relationships with several leading national land developers.

Net new home orders for TRI Pointe’s owned projects for the three months ended March 31, 2014 and the year ended December 31, 2013 were 138 and 477, respectively. For the three months ended March 31, 2014, TRI Pointe delivered 92 homes from its owned projects for total home sales revenue of $72.8 million. For the year ended December 31, 2013, TRI Pointe delivered 396 homes from its owned projects for total home sales revenue of $247.1 million. The cancellation rates of buyers for TRI Pointe’s owned projects who contracted to buy a home but did not close escrow (as a percentage of overall orders) were 8% and 10% during the three months ended March 31, 2014 and the year ended December 31, 2013, respectively. The dollar amounts of TRI Pointe’s backlog of homes sold but not closed for its owned projects as of March 31, 2014 and December 31, 2013 were $157.7 million and $111.6 million, respectively.

For a more detailed description of the business of TRI Pointe, see TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, each of which is incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference.”

TRI Pointe’s Business After the Transactions

The combination of the Real Estate Business with TRI Pointe’s existing business is intended to create a regionally focused national homebuilder with an established presence in some of the most attractive housing markets in the United States. The Transactions, if consummated, will establish TRI Pointe as one of the ten largest homebuilders in the United States based on estimated combined equity market value, assuming TRI Pointe issues 129,700,000 shares of its common stock in the Merger and based on the closing price of its common stock on November 1, 2013.

TRI Pointe expects the Transactions to have the following strategic benefits:

•	Enhanced geographic presence. TRI Pointe will significantly broaden its geographic footprint with the addition of the Real Estate Business, providing entry into high-growth markets that exhibit favorable long-term economic and demographic fundamentals, including expected home value, permit and population growth. These markets include Houston, Phoenix and Tucson, Las Vegas, the Washington, D.C. suburbs, Richmond and the Puget Sound region of Washington State. TRI Pointe’s management believes that home value growth in each of Las Vegas, Phoenix and the Puget Sound region of Washington State will exceed the U.S. average on a next five years basis. Moreover, housing permits as a percentage of peak in most of these markets are relatively moderate as compared to the U.S. average, which is less than 50%, indicating capacity for additional permits to be issued in these markets and therefore significant potential for growth.

•	Deepened California footprint. The addition of Pardee Homes will provide TRI Pointe with a considerable number of additional fully- or partially-entitled lots in key Southern California counties, including Los Angeles, San Diego and Riverside, in which the land entitlement and development environment is complex and typically lengthy, requiring significant expertise and capital.

•	Expanded land holdings. As a result of the Transactions, TRI Pointe will increase its land inventory by gaining control of WRECO’s approximately 28,000 lots (excluding lots that are expected to be transferred to Weyerhaeuser and its subsidiaries by WRECO as a result of the REB Transfers). Approximately 17,000 of these lots are located in entitlement-constrained California markets, as identified above. The added land holdings provide optionality for future land and lot sales.

•	Best-in-class management team. In addition to TRI Pointe’s executive management team, TRI Pointe will gain experienced presidents who manage the homebuilding subsidiaries of WRECO, with substantial industry knowledge and local market expertise. The average homebuilding experience of these presidents exceeds 20 years.

•	Increased market capitalization and liquidity. The Transactions will increase TRI Pointe’s market capitalization and shares outstanding. Moreover, the Transactions will also improve TRI Pointe’s access to the capital markets by providing it with more diversified operations, a substantially increased portfolio of assets and increased scale, all of which, when combined with TRI Pointe’s expected conservative capital structure, will make TRI Pointe more attractive to both equity and debt investors and institutional lenders. Additionally, the combined company will benefit from strong margin contribution from WRECO’s assets, which are being transferred at book value.

TRI Pointe’s Liquidity and Capital Resources After the Transactions

As of March 31, 2014, TRI Pointe had total assets of $538.6 million, current liabilities of $34.8 million and debt of $176.9 million. Following the consummation of the Transactions, TRI Pointe’s total assets and liabilities will increase significantly. As of March 31, 2014, on a pro forma basis, TRI Pointe would have had total assets of $2.5 billion, current liabilities of $192.9 million and long-term debt of $976.9 million. TRI Pointe also expects its cash from operations to increase significantly as a result of the consummation of the Transactions and the integration of WRECO.

TRI Pointe believes that the combination of the Real Estate Business with TRI Pointe’s existing business will result in annualized synergies of approximately $21 million in 2015 and approximately $30 million annually thereafter. Synergies resulting from the combination are expected to be derived from, among other areas, overhead savings resulting from streamlining certain redundant corporate functions, improved operating efficiencies, including provision of certain corporate level administrative and support functions at a lower cost than was historically allocated to WRECO for such services by Weyerhaeuser, and growth of ancillary operations in various markets as permitted under applicable law, including a mortgage business, a title company and other ancillary operations.

Weyerhaeuser has historically provided various services to WRECO, including corporate governance, cash management and other treasury services, administrative services, lease of office space, aviation services and insurance coverage, as described in “Information on WRECO—Overview.” During each of the quarters ended March 31, 2014 and 2013, WRECO incurred $5.5 million of allocated corporate general and administrative expense from Weyerhaeuser. During the years ended December 31, 2013, 2012 and 2011, WRECO incurred $22.9 million, $20.5 million and $17.3 million, respectively, of allocated corporate general and administrative expense from Weyerhaeuser. See Note 11: Relationship and Transactions with Weyerhaeuser to WRECO’s consolidated financial statements included in this proxy statement for further information regarding the allocated corporate general and administrative expense. As TRI Pointe currently provides or procures many of these same services for itself, TRI Pointe does not anticipate that providing these services to WRECO will materially and adversely affect the integration process. In addition, although there can be no assurances, TRI Pointe anticipates that it may be able to provide these services to WRECO at a lower annual cost than the amounts allocated by Weyerhaeuser. These anticipated cost savings were taken into account when the cost savings and synergies expected to result from the Transactions were estimated.

TRI Pointe expects to incur significant one-time costs in connection with the Transactions, including (i) up to $15 million of Transaction-related fees and expenses, including legal, accounting and other professional fees, but excluding financing-related fees, transition and integration expenses and advisory fees, (ii) approximately $6 million of advisory fees, (iii) approximately $28 million of financing-related fees, (iv) if the Transactions are consummated, reimbursement of up to $15 million of Transaction-related fees and expenses incurred by Weyerhaeuser, other than advisory fees, and (v) transition and integration expenses. Additionally, TRI Pointe may have to pay the Adjustment Amount in cash to WNR, as described in “The Transaction Agreement—Payment of Adjustment Amount.” While TRI Pointe expects to be able to fund these one-time costs and the Adjustment Amount, if payable by TRI Pointe, using cash from operations and borrowings under existing and anticipated credit sources, these costs will negatively impact TRI Pointe’s liquidity, cash flows and results of operations in the periods in which they are incurred.

Following the consummation of the Transactions, the New Debt will be a debt obligation of WRECO, which will be a wholly owned subsidiary of TRI Pointe, and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions. In addition, subject to ongoing negotiations between TRI Pointe and certain lenders, the Revolving Credit Agreement may be amended, modified or replaced and borrowing availability thereunder or under a new revolving facility may exceed $175 million.

TRI Pointe anticipates that its primary sources of liquidity for working capital and operating activities, including any future acquisitions, will be cash from operations and borrowings under existing debt arrangements, including the Revolving Credit Agreement, or a new credit facility. TRI Pointe expects that these sources of liquidity will be sufficient to make required payments of interest on the outstanding TRI Pointe debt and to fund working capital and capital expenditure requirements, including the significant one-time costs relating to the Transactions described above. TRI Pointe expects that it will be able to comply with the financial and other covenants of its existing debt arrangements, including the Revolving Credit Agreement, and the covenants under the agreements governing the New Debt.

For more information on WRECO’s and TRI Pointe’s existing sources of liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations for WRECO” in this proxy statement and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, each of which is incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference.”

Directors and Officers of TRI Pointe Before and After the Transactions

Board of Directors

TRI Pointe’s board of directors currently consists of the following seven directors:

•	Barry S. Sternlicht

•	Douglas F. Bauer

•	J. Marc Perrin

•	Richard D. Bronson

•	Wade H. Cable

•	Steven J. Gilbert

•	Thomas B. Rogers

The TRI Pointe board of directors has determined that five of its directors, Messrs. Bronson, Cable, Gilbert, Perrin and Rogers, constituting a majority, satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act. Each director holds office until TRI Pointe’s next annual meeting and until his successor is duly elected and qualified.

For biographical information for each person who is currently a member of the board of directors of TRI Pointe, see “Board of Directors—Director Nominees.”

The Transaction Agreement provides that upon the consummation of the Merger, TRI Pointe will increase the size of its board of directors from seven to nine directors, the majority of whom will be independent directors in accordance with NYSE listing requirements. Assuming they are re-elected at the annual meeting, Messrs. Perrin, Bronson and Cable will resign from the board of directors of TRI Pointe on the Closing Date. Messrs. Sternlicht, Bauer, Gilbert and Rogers will continue to serve as directors of TRI Pointe following the consummation of the Transactions, and TRI Pointe will appoint Mr. Chris Graham as a director of TRI Pointe on the Closing Date. Weyerhaeuser has selected Messrs. Daniel Fulton and Lawrence Burrows and Mses. Constance Moore and Kristin Gannon to be appointed as directors of TRI Pointe on the Closing Date.

Listed below is the biographical information for Messrs. Graham, Fulton and Burrows and Mses. Moore and Gannon.

CHRISTOPHER D. GRAHAM, 39, is a Senior Managing Director at Starwood Capital Group, supervising its investments in North America. Mr. Graham is responsible for originating, structuring, underwriting and closing investments in all property types. At Starwood Capital Group, he has managed Starwood Land Ventures and overseen Starwood’s investments in approximately 10,000 residential lots. In addition, he has overseen the acquisition of approximately $300 million of non performing single-family residential loans. Prior to joining Starwood Capital Group in 2002, Mr. Graham was with CB Richard Ellis in Washington, D.C., where he was Director of its Financial Consulting Group for the Eastern Region of the United States. Prior to this role, Mr. Graham was Associate Director, Eastern Region of CB Richard Ellis’ Investment Properties Group. Mr. Graham also served as a consultant to Lincoln Property Company’s Washington, D.C. office on various asset management, development and acquisition assignments. Mr. Graham received a B.B.A. in finance from James Madison University and an M.B.A. from Harvard Business School. The TRI Pointe board of directors believes that if the Transactions are consummated and Mr. Graham is appointed as a director, he will provide substantial financial and investment management experience to the TRI Pointe board of directors.

DANIEL S. FULTON, 65, served as President, Chief Executive Officer and a member of the board of directors of Weyerhaeuser from 2008 through 2013, when he retired after nearly 38 years with the company. Prior to becoming Weyerhaeuser’s Chief Executive Officer, Mr. Fulton served as the President and Chief Executive Officer of WRECO from 2001 to 2008. During Mr. Fulton’s tenure as Weyerhaeuser’s Chief Executive Officer, he was a member of the Business Roundtable (BRT), where he served as the chair of the BRT Housing Subcommittee, and served on the boards of a number of industry associations, including NAFO (the National Alliance of Forest Owners), NAREIT (the National Association of Real Estate Investment Trusts), SFI (the Sustainable Forest Initiative) and the AF&PA (the American Forest and Paper Association). Mr. Fulton is the past chair of the Washington Roundtable, where he continues as a member of the Executive Committee, and is the past chair of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University, where he continues to serve as an Executive Fellow. Mr. Fulton is a director of Saltchuk Resources, a privately-owned company primarily engaged in transportation and distribution, and a member of the Advisory Board for the Foster School of Business at the University of Washington. Mr. Fulton graduated with a B.A. in economics from Miami University (Ohio) in 1970. He received an M.B.A. in finance from the University of Washington in 1976, and he completed the Stanford University Executive Program in 2001. From 1970 to 1974, he served on active duty as an officer in the U.S. Navy Supply Corps. The TRI Pointe board of directors believes that if the Transactions are consummated and Mr. Fulton is appointed as a TRI Pointe director, his intimate knowledge of the WRECO business and his extensive experience in real estate finance and development will be invaluable to the TRI Pointe board of directors.

LAWRENCE B. BURROWS, 61, served as Senior Vice President of Wood Products for Weyerhaeuser from 2010 through 2013, when he retired after 25 years with the company. From 2008 to 2010, Mr. Burrows was President and Chief Executive Officer of WRECO. Prior to becoming WRECO’s President and Chief Executive Officer, he served as President of Winchester Homes, a WRECO subsidiary, from 2003 to 2008. Before joining Weyerhaeuser and WRECO, Mr. Burrows was a real estate consultant and developer. Mr. Burrows served on the Board of Habitat for Humanity, Seattle/King County, and HomeAid of Northern Virginia. Currently, he is a Senior Policy Fellow at the Edward J. Bloustein School of Planning and Public Policy, Rutgers University, and an advisor to the Chesapeake Multi-Cultural Center. Mr. Burrows earned a B.A. from Rutgers University, a Masters in City Planning from the University of Pennsylvania, and is a graduate of the Wharton School of Business Advanced Management Program. He is the author of Growth Management: Issues, Techniques and Policy Implications, published by the Center for Urban Policy Research at Rutgers University. The TRI Pointe board of directors believes that if the Transactions are consummated and Mr. Burrows is appointed as a TRI Pointe director, his experience in real estate development and homebuilding, along with his familiarity with the WRECO business, will be a tremendous benefit to the TRI Pointe board of directors.

CONSTANCE B. MOORE, 58, served as a Director of BRE Properties. Inc. (NYSE: BRE) from September 2002 until BRE was acquired in April 2014. Ms. Moore served as President and Chief Executive Officer of BRE from January 2005 until April 2014, served as President and Chief Operating Officer from January 2004 until December 2004 and served as Executive Vice President & Chief Operating Officer from September 2002 to December 2003. Ms. Moore has more than 35 years of experience in the real estate industry. Prior to joining BRE in 2002, she was a managing director of Security Capital Group & Affiliates. From 1993 to 2002, Ms. Moore held several executive positions with Security Capital Group, including co-chairman and chief operating officer of Archstone Communities Trust. Ms. Moore holds an M.B.A. from the University of California, Berkeley, Haas School of Business and a bachelor’s degree from San Jose State University. In 2009, she served as chair of the National Association of Real Estate Investment Trusts (NAREIT). Currently, she is the chair of the Fisher Center for Real Estate and Urban Economics Policy Advisory Board at UC Berkeley, a member of the Urban Land Institute, serves on the board of the Tower Foundation at San Jose State University and is a Trustee for the City of Hope in Duarte, California. The TRI Pointe board of directors believes that if the Transactions are consummated and Ms. Moore is appointed as a TRI Pointe director, she will provide the TRI Pointe board of directors with significant leadership and real estate management experience.

KRISTIN F. GANNON, 46, is currently a partner at Dean Bradley Osborne in San Francisco. Prior to joining Dean Bradley Osborn, Ms. Gannon was a Managing Director at Goldman Sachs from 2006 to 2012, where she was head of the Real Estate banking group in the west region. While at Goldman Sachs, she served as financial and strategic advisor to several private and publicly traded real estate companies and advised on mergers, sales, divestitures, capital raising and recapitalizations. Prior to her time with Goldman Sachs, Ms. Gannon was an Executive Director at Morgan Stanley from 1998 to 2006, where she was head of west coast real estate. Ms. Gannon has also worked at Merrill Lynch, the Deloitte & Touche Realty Consulting Group and Keyser Marston. Ms. Gannon is a board member of Lineage Logistics Holdings, LLC, the James Campbell Company in Hawaii and the nonprofit Aim High in San Francisco. She is also a member of the Policy Advisory Board of the Fisher Center at UC Berkeley and the Urban Land Institute. Ms. Gannon earned a B.S. in Business Administration from the University of California, Berkeley, and an M.B.A. from the MIT Sloan School of Management. The TRI Pointe board of directors believes that if the Transactions are consummated and Ms. Gannon is appointed as a TRI Pointe director, she will provide the TRI Pointe board of directors with substantial experience in real estate finance.

Executive Officers

The executive officers of TRI Pointe immediately prior to the consummation of the Merger are expected to be the executive officers of TRI Pointe immediately following the consummation of the Merger.

For biographical information for each person who is currently an executive officer of TRI Pointe, see the section entitled “Management.”

Compensation of TRI Pointe’s Directors and Officers; Certain Relationships

For information regarding the compensation of TRI Pointe’s directors and officers, please see the section entitled “Executive Compensation.” For information regarding certain relationships and related transactions, please see the section entitled “Certain Relationships and Related Party Transactions.” For information regarding compensation committee interlocks and insider participation, please see the section entitled “Corporate Governance—Committees of the TRI Pointe Board of Directors—Compensation Committee Interlocks and Insider Participation.”

INFORMATION ON WRECO

Overview

WRECO is primarily engaged in the design, construction and sale of single-family homes in California, Texas, Arizona, Washington, Nevada, Maryland and Virginia. In 2012, WRECO was a top 20 U.S. homebuilder as measured by annual single-family home deliveries. WRECO’s core markets are Southern California, Houston, Phoenix and Tucson, the Puget Sound region of Washington State, Las Vegas, Richmond, and the Washington, D.C. suburbs. In addition, WRECO is a developer of master planned communities, which include residential lots for its own use, lots for sale to other homebuilders, and the sale of commercial and multi-family properties, primarily in Southern California.

Headquartered in Washington, WRECO was founded in 1970 as a subsidiary of Weyerhaeuser. WRECO conducts its operations through five homebuilding subsidiaries: Maracay Homes LLC (“Maracay”), Pardee Homes (“Pardee”), The Quadrant Corporation (“Quadrant”), Trendmaker Homes, Inc. (“Trendmaker”) and Winchester Homes, Inc. (“Winchester”). The homebuilding subsidiaries are managed by presidents who have substantial industry knowledge and local market expertise. The average homebuilding experience of these presidents exceeds 20 years.

WRECO believes that it has acquired a reputation for building quality homes. This reputation has positioned its homebuilding subsidiaries as preferred local brands that offer an extensive collection of detached and attached home designs for a variety of market segments ranging from entry level to move-up to luxury homes. In recent years, WRECO has introduced complementary brands and broadened its product offerings to expand existing, and enter into new, core markets. Further, in some of its markets, WRECO offers the option to build homes on lots owned by others. As a result, WRECO builds across a variety of base sales prices, ranging from approximately $165,000 to more than $2 million, and home sizes, ranging from approximately 1,000 to 8,500 square feet.

WRECO’s broad product offerings and local brand power are fundamental to positioning its homebuilding operations with land sellers. WRECO has forged relationships with regional and national land developers based on its market-driven product offerings, excellent reputation and record of customer satisfaction. As a result, WRECO has the flexibility to pursue a wide range of land acquisition opportunities in support of homebuilding strategies appropriate for each of its markets.

WRECO combines its land development expertise with its homebuilding operations to increase the flexibility of its business by developing residential lots for its own use or sale to other homebuilders, and controlling the scheduled delivery of lots to meet market demand. Management believes most of WRECO’s land positions are located in supply constrained markets with historically strong housing demand, diverse employment and desirable quality of life characteristics. Land acquisition and entitlement are highly regulated and complex in most of WRECO’s core markets, including California, Maryland and Washington. Consequently, WRECO relies on its knowledge of local markets and operating history with local, state and federal regulators to obtain necessary land development and home construction approvals.

Historical Business Relationship with Weyerhaeuser

Weyerhaeuser indirectly owns all of the issued and outstanding WRECO common shares and will own these shares until the Distribution occurs. WRECO has purchased certain products from Weyerhaeuser on market terms and conditions. WRECO has no obligation to purchase from Weyerhaeuser, nor is it dependent upon Weyerhaeuser to provide, these products. WRECO’s historical consolidated financial statements include allocations of certain Weyerhaeuser corporate general and administrative expense. WRECO’s management believes the assumptions and methodologies underlying the allocation of corporate general and administrative expense are reasonable. However, these allocations may not be indicative of the actual level of expense that would have been incurred by WRECO if it had operated as an independent company or of expenses expected to be incurred in the future. These allocated expenses relate to various services that have historically been provided to WRECO by Weyerhaeuser, including corporate governance, cash management and other treasury services, administrative services (such as government relations, tax, employee payroll and benefit administration, internal audit, legal, accounting, human resources and equity-based compensation plan administration), lease of office space, aviation services and insurance coverage. During each of the three month periods ended March 31, 2014 and 2013, WRECO incurred $5.5 million of allocated corporate general and administrative expense from Weyerhaeuser. During the years ended December 31, 2013, 2012 and 2011, WRECO incurred $22.9 million, $20.5 million and $17.3 million, respectively, of allocated corporate general and administrative expense from Weyerhaeuser. See Note 11: Relationship and Transactions with Weyerhaeuser to WRECO’s consolidated financial statements included elsewhere in this proxy statement for further information regarding the allocated corporate general and administrative expense.

Operating Activities: Single-Family Housing and Non-Single-Family

WRECO’s operations consist of single-family housing and non-single-family, including the sale of land, lots and other operations. The following table sets forth WRECO’s revenues by operating activity for the three months ended March 31, 2014 and 2013 and for each of the last five years:

Revenues (dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009

Single-family home sales	$241,902	$182,381	$1,218,430	$870,596	$768,071	$842,080	$833,041
Non-single-family	6,230	13,135	56,282	199,710	69,674	79,757	71,100

Total	$248,132	$195,516	$1,274,712	$1,070,306	$837,745	$921,837	$904,141

The following table sets forth WRECO’s revenues by operating activity on a percentage basis for the three months ended March 31, 2014 and 2013 and for each of the last five years:

Percentage of Revenues by Operating Activity

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Single-family home sales	97%	93%	96%	81%	92%	91%	92%

Non-single-family:
Residential lots	1%	6%	3%	4%	6%	3%	5%
Acreage	0%	0%	1%	10%	2%	3%	3%
Commercial acreage	0%	0%	0%	4%	0%	1%	0%
Rental operations/other	2%	1%	0%	1%	0%	2%	0%

Total non-single-family	3%	7%	4%	19%	8%	9%	8%

Total	100%	100%	100%	100%	100%	100%	100%

Single-Family Housing

The following table sets forth WRECO’s single-family homes delivered by homebuilding subsidiary and by state for the three months ended March 31, 2014 and 2013 and for each of the last five years:

Single-Family Homes Delivered

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Maracay
Arizona	99	66	463	389	221	223	305
Pardee
California	88	113	831	431	381	525	446
Nevada	47	71	352	250	204	279	223

Total Pardee	135	184	1,183	681	585	804	669

Quadrant
Washington	78	78	363	415	340	478	579
Trendmaker
Texas	130	106	585	477	453	420	406
Winchester
Maryland	34	21	179	168	142	74	71
Virginia	32	8	166	184	171	126	147

Total Winchester	66	29	345	352	313	200	218

Total WRECO	508	463	2,939	2,314	1,912	2,125	2,177

The following table sets forth WRECO’s single-family home sales revenue by homebuilding subsidiary and by state for the three months ended March 31, 2014 and 2013 and for each of the last five years:

Single-Family Home Sales Revenue (dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Maracay
Arizona	$35,230	$18,114	$145,822	$103,222	$59,836	$57,747	$74,539
Pardee
California	49,657	51,505	363,285	200,112	203,328	284,064	234,446
Nevada	17,740	23,472	114,671	70,471	51,767	73,872	64,100

Total Pardee	67,397	74,977	477,956	270,583	255,095	357,936	298,546

Quadrant
Washington	31,089	23,777	116,270	121,311	95,733	128,941	157,079
Trendmaker
Texas	61,400	46,020	260,566	199,933	175,378	166,030	161,989
Winchester
Maryland	20,940	14,936	115,325	91,478	86,686	53,244	46,874
Virginia	25,846	4,557	102,491	84,069	95,343	78,182	94,014

Total Winchester	46,786	19,493	217,816	175,547	182,029	131,426	140,888

Total WRECO	$241,902	$182,381	$1,218,430	$870,596	$768,071	$842,080	$833,041

Land Acquisition Strategy

WRECO’s land acquisition strategy for its single-family housing operations focuses on the acquisition and development of entitled parcels that can be absorbed within approximately 12 to 48 months from the start of sales depending on the characteristics of each market. This strategy mitigates development and market cycle risk while maintaining an inventory of owned and controlled lots sufficient to meet demand in light of available land, developer channels, the entitlement environment and other factors specific to each market.

In markets with higher barriers to entry and a more challenging entitlement environment, such as Southern California, WRECO’s land strategy includes the acquisition of unentitled and undeveloped land for the development of master planned communities where it can add value through the entitlement and development process. Completion of these master planned communities can take up to ten years or longer depending on a number of factors including the length of time necessary to obtain entitlements.

WRECO’s ability to identify, acquire and develop land in desirable locations and on favorable terms is critical to achieving its land strategy. WRECO believes its expertise and experience in land acquisition, entitlement and development is important to its success. WRECO uses its extensive relationships with land sellers, developers of master planned communities, other homebuilders, brokers and investors to acquire attractive land parcels to support its growth.

WRECO’s acquisition process generally includes the following steps to mitigate acquisition, development and market cycle risk:

•	due diligence on the land parcel prior to committing to the acquisition;

•	limiting acquisitions to land parcels that are consistent with the specific value proposition, market focus, and regional land strategy of the homebuilding subsidiary acquiring the land parcel;

•	review of entitlements, other governmental approvals and title;

•	environmental and soils review;

•	review of market studies;

•	preparation of detailed budgets for all cost and revenue categories; and

•	utilization of options, joint ventures or other land acquisition arrangements.

All land acquisitions are subject to review and approval by WRECO’s land committee consisting of its chief executive officer, executive vice-president, chief investment officer, controller and general counsel.

Land Position

WRECO acquires land pursuant to purchase contracts and option contracts, typically at fixed prices. Option contracts may require refundable or non-refundable deposits, which vary by transaction, and authorize, but do not obligate, WRECO to acquire the land. The term within which WRECO can exercise its option varies by transaction and the acquisition closing is often contingent upon the completion of necessary entitlement approvals or the completion of infrastructure improvements. Depending upon the transaction, WRECO may acquire all of the land at one time or it may have the right to acquire a specified number of lots over agreed upon intervals.

The following table summarizes the lots owned and controlled by homebuilding subsidiary as of March 31, 2014.

Lots Owned and Controlled by Homebuilding Subsidiary

	Owned	Controlled(1)	Total
Maracay	1,313	1,232	2,545
Pardee(2)	17,925	586	18,511
Quadrant	1,034	316	1,350
Trendmaker	669	1,183	1,852
Winchester	2,100	1,030	3,130

Total	23,041	4,347	27,388

(1)	Lots controlled include lots under purchase agreements or option contracts, but exclude lots subject to non-binding agreements such as letters of intent. There can be no assurance that WRECO will acquire these lots on the terms or timing anticipated, or at all, or that WRECO will proceed to build and sell homes on any of these controlled lots.
(2)	Excludes lots that are expected to be transferred to Weyerhaeuser and its subsidiaries by WRECO as a result of the REB Transfers. See “The Transaction Agreement—Transfers of Certain Assets and Assumption of Certain Liabilities.”

WRECO’s current inventory of owned and controlled lots represents approximately 9.2 years of supply based on the number of homes delivered in the last 12 months (from April 2013 through March 2014), excluding non-single-family land or lot sales. The following table sets forth years of supply by homebuilding subsidiary based on the number of homes delivered in the last 12 months (from April 2013 through March 2014), excluding non-single-family land or lot sales:

Years of Supply by Homebuilding Subsidiary

Years
Maracay	5.1
Pardee(1)	16.3
Quadrant	3.7
Trendmaker	3.0
Winchester	8.2

(1)	Excludes lots that are expected to be transferred to Weyerhaeuser and its subsidiaries by WRECO as a result of the REB Transfers. See “The Transaction Agreement—Transfers of Certain Assets and Assumption of Certain Liabilities.”

Description of WRECO Communities

WRECO’s individual homebuilding communities typically take 12-48 months to complete from the start of sales; however, WRECO may have a presence in master planned communities for a much longer period of time. The following table presents community-level information for each of WRECO’s homebuilding subsidiaries and each of WRECO’s submarkets as of March 31, 2014.

MARACAY	Year of First Delivery(1)	Total Number of Homes(2)	As of March 31, 2014			Three Months Ended March 31, 2014	Base Sales Price Range (in $000’s)(5)
			Cumulative Homes Delivered	Lots Owned(3)	Backlog(4)	Homes Delivered
Project, City
Phoenix
Maricopa County:
Verrado, Buckeye
Maracay at Verrado	2012	73	65	8	1	1	$222 - $287
Verrado Tilden	2014	29	—	29	—	—	$239 - $304
Verrado Palisade	2014	63	—	63	—	—	$298 - $370
Verrado Victory	2015	98	—	98	—	—	$351 - $408
Artesian Ranch, Chandler	2013	55	16	39	6	8	$362 - $416
Vaquero Ranch, Chandler	2013	42	22	20	6	11	$309 - $389
Maracay at Layton Lakes, Chandler	2015	47	—	47	—	—	$452 - $492
Lyon’s Gate, Gilbert	2013	46	35	11	5	6	$293 - $373
Bridges Of Gilbert, Gilbert
Arch Crossing at Bridges of Gilbert	2014	40	1	39	9	1	$265 - $336
Trestle Place at Bridges of Gilbert	2014	36	8	28	10	8	$338 - $415
Palm Valley, Goodyear
Calderra at Palm Valley	2013	56	38	18	8	7	$269 - $346
Los Vientos at Palm Valley	2013	43	32	11	6	6	$331 - $355
Savannah, Litchfield Park	2012	70	68	2	1	2	$209 - $330
Eastmark, Mesa
Kinetic Point at Eastmark	2013	80	18	62	6	10	$274 - $354
Lumiere Garden at Eastmark	2013	85	11	74	13	7	$313 - $379
The Reserve at Plaza Del Rio, Peoria	2013	162	28	134	9	12	$203 - $245
Montelena, Queen Creek	2013	59	35	24	7	3	$344 - $447
The Preserve at Hastings Farms, Queen Creek	2014	44	—	44	6	—	$281 - $357
Villagio, Queen Creek	2013	135	38	97	5	8	$274 - $332
Maracay at Northlands, Peoria	2014	4	—	4	—	—	$322 - $398

Phoenix Total		1,267	415	852	98	90

Tucson
Pima County:
Deseo at Sabino Canyon, Tucson	2014	39	—	39	15	—	$413 - $499
Dove Mountain Preserve, Marana	2012	67	63	4	4	8	$198 - $221
Rancho Del Cobre, Tucson	2014	68	—	68	—	—	$369 - $437
Rancho Vistoso, Oro Valley	2016	342	—	342	—	—	$231 - $456
Tangerine Crossing, Marana	2011	85	84	1	1	1	$269 - $340
Tortolita Vistas, Marana	2014	7	—	7	4	—	$439 - $506

Tucson Total		608	147	461	24	9

Maracay Totals		1,875	562	1,313	122	99

PARDEE	Year of First Delivery(1)	Total Number of Homes(2)	As of March 31, 2014			Three Months Ended March 31, 2014	Base Sales Price Range (in $000’s)(5)
			Cumulative Homes Delivered	Lots Owned (3)(6)	Backlog(4)	Homes Delivered
Project, City
California
Inland Empire Region
Riverside County:
Canyon Hills, Lake Elsinore
LivingSmart at Hillside	2012	201	137	64	23	1	$251 - $300
Meadow Ridge at Canyon Hills	2013	140	28	112	4	3	$347 - $440
LivingSmart at Parkside	2012	151	130	21	19	11	$224 - $267
LivingSmart at Canyon Hills	2010	—	—	—	—	2
Amberleaf	2014	197	—	197	—	—	$284 - $314
Meadow Glen	2014	142	—	142	6	—	$298 - $356
Future	Future	578	—	578	—	—	TBD
Tournament Hills, Beaumont
LivingSmart at Tournament Hills	2010	235	185	50	10	5	$257 - $325
LivingSmart at Lakeside	2012	167	102	65	10	7	$230 - $284
Future	Future	233	—	233	—	—	TBD
Sundance, Beaumont
LivingSmart at Sundance	2013	122	73	49	11	8	$270 - $321
LivingSmart at Estrella	2013	127	23	104	44	9	$190 - $226
Woodmont	2014	50	—	50	—	—	$305 - $355
Future	Future	2,007	—	2,007	—	—	TBD
Banning, Banning	Future	4,318	—	4,318	—	—	$160 - $260

Inland Empire Total		8,668	678	7,990	127	46

LA/Ventura Region
Los Angeles County:
Fair Oaks Ranch, Santa Clarita
LivingSmart at Fair Oaks Ranch	2011	124	101	23	18	6	$468 - $509
Crestview	2012	54	52	2	2	—	$589 - $604
Oak Crest	2009		—	—	—	1
Golden Valley Ranch, Santa Clarita	Future	498	—	498	—	—	$470 - $785
Skyline Ranch, Santa Clarita	Future	1,260	—	1,260	—	—	$479 - $609
Ventura County:
Moorpark Highlands, Moorpark	2013	133	20	113	41	10	$565 - $594

LA/Ventura Total		2,069	173	1,896	61	17

San Diego Region
San Diego County:
Alta Del Mar, San Diego	2013	117	14	103	19	5	$1,756 - $2,100
Sorrento Mesa, San Diego
Sorrento Heights	2012	113	84	29	23	14	$697 - $735
Sorrento Ridge	2014	58	—	58	50	—	$360 - $485
Sorrento Terrace	2012	71	61	10	—	—	$360 - $485
Sorrento Heights Prestige Collection	2014	20	—	20	2	—	$850 - $903
Pacific Highlands Ranch, San Diego
Watermark	2013	160	22	138	38	6	$1,054 - $1,230
Future	Future	1,348	—	1,348	—	—	TBD
Olive Hill Estates, Bonsall	2015	37	—	37	—	—	$590 - $690
Castlerock , San Diego	Future	430	—	430	—	—	$409 - $630
Meadowood, Fallbrook	Future	844	—	844	—	—	$243 - $438
Ocean View Hills, San Diego
Sea View Terrace	2015	40	—	40	—	—	$290 - $300
Future	Future	1,205	—	1,205	—	—	TBD
South Otay Mesa, Otay Mesa	Future	893	—	893	—	—	$213 - $390
Lots for Sale		13	—	13	—	—	N/A

San Diego Total		5,349	181	5,168	132	25

Northern California Region
Sacramento County:
Natomas, Sacramento	Future	120	—	120	—	—	TBD
San Joaquin County:
Bear Creek, Stockton	Future	1,252	—	1,252	—	—	TBD

Northern California Total		1,372	—	1,372	—	—

California Total		17,458	1,032	16,426	320	88

Nevada
Clark County:
Eldorado, N. Las Vegas
LivingSmart at Eldorado Ridge	2012	143	87	56	10	6	$252 - $304
LivingSmart at Eldorado Heights	2013	115	52	63	15	13	$297 - $391
LivingSmart Sandstone	2013	145	16	129	6	4	$220 - $255
Ridgeview	2016	4	—	4	—	—	$212 - $229
Future	Future	425	—	425	—	—	TBD
Pebble Estates, Las Vegas
Durango Ranch	2012	162	87	75	3	5	$465 - $503
Durango Trail	2014	77	15	62	16	15	$384 - $416
Providence, Las Vegas
LivingSmart at Providence	2012	106	82	24	13	4	$255 - $318
Horizon Ridge, Henderson
Horizon Terrace	2014	104	—	104	7	—	$384 - $425
Inspirada, Henderson
Solano	2014	132	—	132	—	—	$280 - $320
Alterra	2014	106	—	106	—	—	$405 - $450
Future	Future	215	—	215	—	—	TBD
Sunset / Fort Apache, Las Vegas
Summerglen	2014	104	—	104	—	—	$280 - $287

Nevada Total (6)		1,838	339	1,499	70	47

Pardee Totals (6)		19,296	1,371	17,925	390	135

QUADRANT	Year of First Delivery(1)	Total Number of Homes(2)	As of March 31, 2014			Three Months Ended March 31, 2014	Base Sales Price Range (in $000’s)(5)
			Cumulative Homes Delivered	Lots Owned(3)	Backlog(4)	Homes Delivered
Project, City
Washington
King County:
Sonata Hill, Auburn	2014	71	—	71	—	—	$335 - $385
Filbert Glen, Bothell	2015	16	—	16	—	—	$474 - $559
Hawthorne, Duvall	2013	30	26	4	4	9	$385 - $465
Wynstone, Federal Way	2013	57	32	25	13	10	$332 - $418
Garrison Glen, Kent	2014	30	—	30	—	—	$350 - $456
Beclan Place, Renton	2013	30	13	17	6	9	$593 - $620
Woodland, Woodinville	2014	23	—	23	—	—	$535 - $650
Hedgwood, Redmond	2015	12	—	12	—	—	$703 - $819
Kirkmond, Redmond	2015	41	—	41	—	—	$450 - $749
Evoke Product Line, Various	2013	46	1	45	23	—	$780 - $1,600
Urban Innovations Product Line, Various	2015	65	—	65	—	—	$333 - $570
Kitsap County:
McCormick Meadows, Port Orchard	2012	167	53	114	10	4	$264 - $341
Mountain Aire, Poulsbo	2015	145	—	145	—	—	$310 - $373
Vinland Pointe, Poulsbo	2013	60	23	37	4	6	$311 - $350
Pierce County:
Tehaleh, Bonney Lake	2013	70	33	37	10	6	$279 - $353
Ridge at Gig Harbor, Gig Harbor	2008	120	119	1	—	2	$265 - $295
Harbor Hill, Gig Harbor	2014	40	—	40	6	—	$356 - $430
Highlands Ridge, Puyallup	2012	46	35	11	4	5	$275 - $355
Chambers Ridge, Tacoma	2014	24	—	24	—	—	$441 - $496
Skagit County:
Skagit Highlands East, Mount Vernon	2007	423	334	89	8	6	$220 - $273
Snohomish County:
King’s Corner, Bothell	2013	116	13	103	15	8	$440 - $544
Sonterra, Lake Stevens	2013	44	21	23	8	10	$340 - $420
Thurston County:
Campus Willows, Lacey	2012	50	37	13	5	3	$264 - $303
Other
Lots for Sale		48	—	48	—	—	N/A

Quadrant Totals		1,774	740	1,034	116	78

TRENDMAKER	Year of First Delivery(1)	Total Number of Homes(2)	As of March 31, 2014			Three Months Ended March 31, 2014	Base Sales Price Range (in $000’s)(5)
			Cumulative Homes Delivered	Lots Owned (3) (7)	Backlog(4)	Homes Delivered
Project, City
Texas
Brazoria County:
Sedona Lakes, Manvel	2014	11	—	11	—	—	$435 - $485
Southern Trails, Pearland	2014	15	—	15	8	—	$460 - $568
Fort Bend County:
Cross Creek Ranch, Fulshear	2013	288	110	178	56	38	$355 - $754
Cinco Ranch, Katy	2012	57	38	19	13	15	$311 - $363
Sienna Plantation, Missouri City	2013	57	11	46	2	5	$530 - $662
Lakes of Bella Terra, Richmond	2013	63	32	31	3	4	$434 - $537
Villas at Aliana, Richmond	2013	34	24	10	2	13	$378 - $417
Riverstone, Sugar Land	2012	74	23	51	35	9	$349 - $626
The Townhomes at Imperial Sugar Land, Sugar Land	2014	27	—	27	—	—	$311 - $408
Galveston County:
Harborwalk, Hitchcock	2014	3	—	3	1	—	$519 - $570
Harris County:
Bridgeland Living Views, Cypress	2013	24	21	3	1	4	$638 - $683
Fairfield, Cypress	2010	55	45	10	5	11	$411 - $559
Lakes of Fairhaven, Cypress	2008	204	168	36	27	9	$377 - $687
Towne Lake Living Views, Cypress	2010	13	1	12	2	2	$388 - $646
Calumet Townhomes, Houston	2014	4	—	4	—	—	$650 - $685
Victory Lakes, League City	2008	—	—	—	—	2
Montgomery County:
Barton Woods, Conroe	2013	50	11	39	4	3	$373 - $570
Villas at Oakhurst, Porter	2013	38	16	22	10	7	$359 - $404
Bender’s Landing Estates, Spring	2014	104	—	104	—	—	$430 - $510
Other
Avanti Custom Homes (7)	2007	88	60	28	32	2	$389 - $799
Texas Casual Cottages (7)	2010	94	74	20	34	6	$190 - $466
Closed Communities		—	—	—	—	—	N/A

Trendmaker Totals		1,303	634	669	235	130

WINCHESTER	Year of First Delivery(1)	Total Number of Homes(2)	As of March 31, 2014			Three Months Ended March 31, 2014	Base Sales Price Range (in $000’s)(5)
			Cumulative Homes Delivered	Lots Owned(3)	Backlog(4)	Homes Delivered
Project, City
Maryland
Anne Arundel County:
Hawthornes Grant, Arnold	2014	70	3	67	—	3	$430 - $435
Watson’s Glen, Millersville
Watson’s Glen I Townhomes	2015	48	—	48	—	—	$396 - $411
Frederick County:
Landsdale, Monrovia	2015	399	—	399	—	—	$353 - $577
Howard County:
Riverwood, Ellicott City	2007	—	—	—	—	1	$759
Walnut Creek, Ellicott City	2014	8	—	8	8	—	$990 - $1,268
Montgomery County:
Cabin Branch, Clarksburg
Cabin Branch	2014	252	—	252	5	—	$535 - $650
Cabin Branch Boulevard Townhomes	2015	61	—	61	—	—	TBD
Cabin Branch Everson	2014	107	—	107	2	—	$480 - $510
Cabin Branch Everson Townhomes	2014	567	—	567	5	—	$360 - $438
Hallman Grove, North Potomac
Hallman Grove Singles	2013	17	16	1	1	2	$701 - $754
Hallman Grove Townhomes	2013	11	8	3	1	3	$572 - $598
Stoney Spring, Poolesville	2009	98	93	5	5	7	$517 - $767
Preserve at Rock Creek, Rockville	2012	68	41	27	9	1	$685 - $935
Poplar Run, Silver Spring
Poplar Run Everson Townhomes	2013	136	26	110	9	7	$400 - $478
Poplar Run Lifestyle	2010	202	84	118	16	6	$613 - $691
Poplar Run Village	2010	172	54	118	6	4	$613 - $662
Other
Lots for Sale		—		35	—	—	N/A

Maryland Total		2,216	325	1,926	67	34

Virginia
Chesterfield County:
Founders Bridge, Midlothian	2014	2	—	2	1	—	$630 - $685
Fairfax County:
Reserve at Waples Mill, Oakton	2013	28	10	18	6	4	$1,480 - $1,629
Stuart Mill & Timber Lake, Oakton	2014	19	—	19	3	—	$1,600 - $1,750
Henrico County:
Stable Hill, Glen Allen	2013	31	26	5	12	1	$450 - $464
Loudoun County:
Willowsford Greens, Aldie	2014	14	—	14	7	—	$785 - $805
Brambleton, Ashburn
Brambleton Emerald Ridge	2012	78	77	1	—	4	$406 - $462
English Manor Towns	2014	14	—	14	1	—	$520 - $560
Glenmere at Brambleton SFD	2014	12	—	12	12	—	$613 - $698
Glenmere at Brambleton Townhomes	2014	16	—	16	20	—	$453 - $457
West Park @ Brambleton	2013	26	13	13	17	5	$710 - $791
One Loudoun, Ashburn
One Loudoun Chicago Series	2012	43	35	8	5	1	$585 - $668
One Loudoun Brooklyn Series	2014	11	5	6	3	5	$690 - $715
One Loudoun Manhattan Series	2013	22	7	15	16	2	$685 - $715
One Loudoun Philadelphia Series	2012	57	43	14	10	8	$565 - $630
Willowsford Grant, Leesburg	2013	27	10	17	13	2	$885 - $895

Virginia Total		400	226	174	126	32

Winchester Totals		2,616	551	2,100	193	66

WRECO Totals		26,864	3,858	23,041	1,056	508

(1)	Year of first delivery for future periods is based upon management’s estimates and is subject to change.
(2)	The total number of homes to be built in a community is subject to change, and there can be no assurances that WRECO will build these homes.
(3)	Lots owned as of March 31, 2014 include lots owned and exclude lots controlled under purchase agreements or option contracts and lots subject to non-binding agreements such as letters of intent.
(4)	Backlog consists of homes under sales contract that had not closed as of March 31, 2014, and there can be no assurance that closings of sold homes will occur.
(5)	Base sales price range reflects base price only and excludes any lot premium, buyer incentives and buyer selected options, which may vary from community to community. Sales prices for homes required to be sold pursuant to affordable housing requirements are excluded from the sales price range. The sales price range for active communities reflects data as of a point in time. The sales price range for future projects represents management’s estimates. Price ranges are provided as an indicator of relative product pricing between communities; however, sales prices change regularly.
(6)	Pardee and Nevada information exclude 10,686 lots owned that are expected to be transferred to Weyerhaeuser and its subsidiaries by WRECO as a result of the REB Transfers. See “The Transaction Agreement—Transfer of Certain Assets and Assumption of Certain Liabilities.”
(7)	Trendmaker’s Avanti Custom Homes and Texas Casual Cottages products are generally built on customers’ lots. Lots owned include lots related to Avanti Custom Homes and Texas Casual Cottages homes under construction as of March 31, 2014 that may be owned by customers.

Design, Construction and Procurement

WRECO’s homebuilding subsidiaries tailor their product lines to the local architectural styles found in each core market. The product offering in each community takes into account the land design plan, consumer preferences, competitive positioning, regulatory requirements and costs for land, development and home construction.

In most of WRECO’s communities, a minimum of three home plans are offered for sale, each with different architecture and exterior treatment. WRECO’s homebuilding subsidiaries develop new home designs to replace or refresh existing plans to reflect current consumer preferences.

WRECO’s homebuilding subsidiaries design their homes, specify components and supervise the construction activity provided by subcontractors that they have pre-qualified based on a number of factors including quality and safety. The scope of their on-site construction supervision includes scheduling and coordinating subcontractor work, monitoring quality and safety practices and ensuring compliance with contractual requirements and relevant building codes. WRECO does not directly employ tradespeople such as carpenters, electricians, plumbers, and roofers. Subcontractors are required to provide indemnities, warranties and evidence of insurance.

Construction of a home typically starts after a homebuyer has selected a lot and home design, executed a purchase contract and received preliminary mortgage approval. Construction may also begin prior to contract execution to satisfy anticipated market demand for completed homes and to facilitate efficient construction scheduling. The duration of the home construction process is generally between three and six months. The time required for home construction is influenced by weather, availability of materials and subcontractors, construction complexity and timeliness of governmental inspections.

WRECO has approximately 100 national purchasing contracts with well-established suppliers of appliances, heating, ventilation and air conditioning systems, insulation, lumber, siding and roofing material, paint, plumbing and lighting fixtures, among other building materials. These contractual relationships allow WRECO to leverage its purchasing power through a combination of attractive pricing, model home discounts, rebates and, in certain circumstances, retroactive pricing upon contract renewal. Each of WRECO’s homebuilding subsidiaries elects whether to opt into these national purchasing contracts based on its needs. These national purchasing contracts collectively cover approximately 20% to 30% of the total construction cost of a typical house. Some of these national purchasing contracts have allocation protection provisions during periods of supply shortages and allow for cooperative marketing.

WRECO purchases product from Weyerhaeuser pursuant to national purchasing contracts and through other channels, in all cases on market terms and conditions. WRECO has no obligation to purchase from Weyerhaeuser, nor is it dependent upon Weyerhaeuser to provide, these products.

Sales and Marketing

WRECO preliminarily develops marketing plans, including product, pricing and promotion strategies, during the feasibility stage of a proposed land acquisition. Specific strategies are refined after land acquisition and adjusted for market and competitive conditions expected at the time of community opening. Homes are sold by employed community sales personnel who review with the homebuyers the mortgage financing options, local community amenities and the features and benefits of each home design, including available options and upgrades. A new home order is reported when a purchase contract has been executed by the homebuyer, approved by the homebuilding subsidiary and secured by a cash deposit, subject to cancellation. Single-family home sales revenue is recognized when title and possession have been transferred to the homebuyer.

Most WRECO communities have model homes for potential homebuyers to tour and view available design options, product upgrades and color selections. The number and type of design options vary with the size and base sales price of the home and range from adding additional electrical outlets to converting a room or finishing a basement. Product upgrades include, among other things, flooring, cabinet, appliance, lighting and plumbing fixture choices. In certain base sales price segments, WRECO also offers its homebuyers the opportunity to customize their home with specific design modifications, including structural changes. Options and product upgrades represent sources of incremental revenue and profit above base sales prices.

WRECO advertises directly to potential customers through the Internet and in newspapers, brochures, newsletters and trade publications. Brand and community specific websites are used to advertise community locations, home designs and base sales price ranges.

Purchase contracts entered into between WRECO and its homebuyers typically require a deposit, the amount of which varies by market and community. Homebuyers may be required to increase the amount of the deposit depending on the options and upgrades selected. If a homebuyer cancels its purchase contract, the deposit may be either retained by WRECO or returned to the homebuyer, depending on the reason for cancellation and statutory requirements.

Warranty Programs

WRECO’s homebuilding subsidiaries offer customer care and limited warranty service programs that generally provide for one to two years of coverage for defects in workmanship and materials, including roofing, electrical, plumbing and heating, ventilation and air conditioning systems, and up to ten years for foundation and major structural components. In addition, certain home systems and appliances are warranted directly to the homebuyer by the manufacturer or passed through to the homebuyer by WRECO’s homebuilding subsidiaries. Some of its homebuilding subsidiaries’ warranty programs are backed by a third-party home warranty company. Generally, warranties are transferable to homebuyers who purchase their homes from the original homebuyers, subject to the same program rules as agreed to by the original homebuyer, including arbitration of disputes that cannot be resolved between the homebuyer and WRECO’s homebuilding subsidiaries. In some states, additional statutory warranties and notice and opportunity to cure requirements also may exist.

WRECO’s homebuilding subsidiaries contract their home construction to subcontractors who generally provide them with an indemnity and a warranty and, therefore, claims relating to workmanship and materials are generally the primary responsibility of their subcontractors. Certain warranty obligations of Pardee are insured. WRECO establishes warranty reserves in an amount it believes are adequate to cover expected costs of labor and material during warranty periods.

There can be no assurance, however, that (i) the terms and limitations of the limited warranty will be effective against claims made by homebuyers, (ii) insurance or third party home warranty coverage can be renewed or renewed at reasonable rates, (iii) the homebuilding subsidiaries will not be liable for damages, the cost of repairs, and/or the expense of litigation surrounding possible construction defects, soil subsidence or expansion, or building related claims or (iv) claims will not arise out of events or circumstances not covered by insurance and not subject to effective indemnification agreements with their subcontractors.

Sustainability

WRECO’s homebuilding subsidiaries have been recognized as leaders in sustainable homebuilding. As an example, Pardee has been a pioneer in sustainable practices for production builders since 2001, earning multiple awards over the years including the “Green Building Corporate Advocate of the Year” by the National Association of Home Builders in 2010. Each homebuilding subsidiary offers a comprehensive package of value-oriented sustainable features and options under the “Living Smart” brand to reduce energy and water usage, utilize sustainable and recycled materials and improve air quality.

Non-Single-Family

WRECO also engages in non-single-family operations, including the sale of land, lots and other operations. Other operations include the development and sale of commercial and multi-family properties and the development and sale of property for civic uses, such as parks and school sites. Most of the commercial, multi-family and civic use properties developed and sold by WRECO are part of master planned communities.

The following table sets forth WRECO’s non-single-family revenue by homebuilding subsidiary and by state for the three months ended March 31, 2014 and 2013 and for each of the last five years:

Non-Single-Family Revenue (dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Maracay
Arizona	$—	$—	$—	$—	$—	$100	$7,518
Pardee
California	5,065	12,147	41,118	85,906	49,182	48,055	16,597
Nevada	—	—	—	—	—	—	21,785

Total Pardee	5,065	12,147	41,118	85,906	49,182	48,055	38,382

Quadrant
Washington	1,165	988	10,967	6,474	6,701	15,035	12,252
Trendmaker
Texas	—	—	—	98,463	10,388	14,837	6,628
Winchester
Maryland	—	—	3,897	8,642	2,653	980	6,320
Virginia	—	—	300	225	—	750	—

Total Winchester	—	—	4,197	8,867	2,653	1,730	6,320

Corporate and other				—	750	—	—

Total WRECO	$6,230	$13,135	$56,282	$199,710	$69,674	$79,757	$71,100

The variability in non-single-family revenue from period to period is a function of market conditions, volume of land sold, land use (for example, residential, retail, commercial or civic use), macroeconomic factors (such as the recent global financial crisis) and land condition (for example, undeveloped, partially developed or ready for construction). In certain circumstances, land sales agreements may provide for payments to be made over a period of more than one year with such obligations secured by the underlying land with a first deed of trust or mortgage. Non-single-family revenue is recognized when required down payments have been received, there is no substantial continuing involvement with the real estate and all other criteria for sale and profit recognition are satisfied.

WRECO Homebuilding Subsidiaries

Maracay: Arizona

Maracay was founded in 1994 and purchased by WRECO in 2006. It is primarily engaged in the design, construction and sale of single-family homes in the Phoenix and Tucson markets. Maracay operates in the premium first-time homebuyer and move-up market segments. Maracay’s land strategy centers on acquiring entitled partially developed or finished lots in standalone and master planned communities.

Maracay has received multiple awards for excellence in home design. In 2011, Maracay was named Builder of the Year by the Southern Arizona Home Builders Association.

Pardee: Southern California and Nevada

Pardee, the largest of WRECO’s homebuilding subsidiaries, was founded in 1921 and purchased by Weyerhaeuser in 1969. It is primarily engaged in the design, construction and sale of single-family homes and the development of master planned communities in its core markets of Southern California and Las Vegas. Pardee operates in the entry-level, move-up and luxury home market segments.

Pardee has developed multiple award-winning master planned communities and home designs, including Alta Del Mar in San Diego, named by Pacific Coast Builders Conference as the “Best Residential Project of the Year—Detached Product” in 2013.

Pardee’s land strategy in its core market of Southern California includes the acquisition of unentitled and undeveloped land for master planned communities where it can add value through the entitlement and development process. Residential lots in its master planned communities are either absorbed internally for its own use or sold to other homebuilders. Pardee’s Southern California land strategy also includes generating revenue through the development and sale of commercial, multi-family and civic use properties, such as parks and school sites. Most of the commercial, multi-family and civic use properties sold by WRECO are part of master planned communities. Pardee’s land strategy in Nevada centers on acquiring entitled partially developed or finished lots in standalone and master planned communities.

Quadrant: Washington

Quadrant was founded in 1959 and acquired by Weyerhaeuser in 1969. It is primarily engaged in the design, construction and sale of single-family homes in the Puget Sound region of Washington State. Quadrant operates in the move-up, urban infill and luxury market segments. Quadrant’s land strategy centers on acquiring entitled partially developed or finished lots in standalone and master planned communities.

During 2012, in response to changing market dynamics, Quadrant introduced complementary brands and broadened its product offerings to expand existing, and enter into new, core markets. Quadrant repositioned its market focus from a value-oriented product branded as “More House, Less Money” to a move-up product line branded as “Built Your Way.” Additionally, Quadrant launched two complementary brands to expand its market reach: Evoke (progressive contemporary home designs with home prices starting from $780,000) and New Urban Innovations (urban in-fill townhomes with home prices estimated to start from $333,000).

For the third consecutive year in 2013, Quadrant received the Guild Quality award for exceptional customer satisfaction among homebuilders and remodelers. Additionally, Quadrant was recognized by the National Association of Homebuilders for Best Design Center in 2013.

Trendmaker: Texas

Trendmaker was founded in 1971 and was purchased by WRECO in 1980. It is primarily engaged in the design, construction and sale of single-family homes in its core market of Houston. Trendmaker operates in the premium move-up market segment. Additionally, Trendmaker offers the option to build homes on lots owned by customers through two complementary brands: Texas Casual Cottages (rural styled homes with base sales prices starting from $190,000 targeted to recreational and second home owners in the Texas Hill Country) and Avanti Custom Homes (custom homes with base sales prices starting from $389,000). Trendmaker’s land strategy is primarily focused on acquiring partially developed or finished lots in Houston’s most desirable master planned communities. Trendmaker also develops land for its own use and for sale to other homebuilders.

Trendmaker has received multiple awards for excellence in advertising and marketing. In 2013, the Greater Houston Builders Association named Trendmaker the Volume Builder of the Year.

Winchester: Maryland and Virginia

Winchester was founded by WRECO in 1979. It is primarily engaged in the design, construction and sale of single-family homes in the Washington, DC suburbs and, more recently, the Richmond market of Virginia. Winchester operates in the move-up and custom home market segments, and is distinguished in the market through its “Your Home. Your Way.” customization program. Winchester’s land strategy centers on acquiring entitled undeveloped, partially developed or finished lots in standalone and master planned communities.

Winchester offers two complementary brands to broaden its product offerings: Everson (contemporary home designs with pre-programmed options and base sale prices starting from $360,000) and Camberley (design/build custom home plans with base sales prices starting from $520,000).

Winchester has received multiple awards for excellence in home design and customer satisfaction. In 2013, Winchester was named High Volume Builder of the Year for the seventh consecutive year by The Maryland-National Capital Building Industry Association for excellence in scheduling, supervision, engineering, quality control and ethics.

Competition

WRECO operates in a very competitive environment that is characterized by competition from other homebuilders and land developers in each market in which it currently operates. There are relatively low barriers to entry into WRECO’s homebuilding business. WRECO competes with numerous national and regional homebuilding or development companies and with smaller local homebuilders and land developers for, among other things, customers, desirable land parcels, financing, raw materials and skilled management and labor resources. WRECO also competes with the resale, or “previously owned,” home market, the size of which has increased significantly due to the large number of homes that have been foreclosed on due to the recent economic downturn or that could be offered for sale due to other reasons. WRECO may be at a competitive disadvantage with respect to larger competitors who are more geographically diversified or better capitalized than WRECO, as these competitors may be better able to withstand any future regional downturn in the housing market. Due to historical and other factors, some competitors may have a competitive advantage in marketing their products, securing materials and labor at lower prices and allowing their homes to be delivered to customers more quickly and at more favorable prices. See “Risk Factors—Risks Related to TRI Pointe’s Industry and Business—The homebuilding industry is highly competitive, and if TRI Pointe’s competitors are more successful or offer better value to TRI Pointe’s customers, its business could decline.”

Regulatory, Environmental, and Health and Safety Matters

Regulatory

WRECO is subject to numerous local, state and federal statutes, ordinances, rules and regulations concerning zoning, land development, building design, construction and similar matters, including those that limit the number of homes that can eventually be built within the boundaries of a particular property or locality. In a number of WRECO’s markets, there has been an increase in state and local legislation authorizing the acquisition of land as dedicated open space, mainly by governmental, quasi-public and non-profit entities. In addition, WRECO is subject to various licensing, registration and filing requirements in connection with the construction, advertisement and sale of homes. The impact of these laws may increase overall costs and may delay the opening of communities or cause WRECO to conclude that development of particular communities is not economically feasible, even if any or all governmental approvals were obtained. WRECO also may be subject to periodic delays or may be precluded entirely from developing communities due to building moratoriums in one or more of its core markets. Generally, building moratoriums relate to insufficient water or sewage facilities or inadequate road capacity.

In order to secure certain approvals in some geographic areas, WRECO may be required to provide affordable housing at below market rental or sales prices. The impact on WRECO’s business depends on how the various state and local governments in those areas implement their programs for affordable housing. To date, these restrictions have not had a material impact on WRECO’s operations and have existed generally only in California and Maryland. See “Risk Factors—Risks Related to TRI Pointe’s Industry and Business—Government regulations and legal challenges may delay the start or completion of TRI Pointe’s existing and future communities, increase its expenses or limit its building or other activities, which could have a negative impact on its results of operations.”

Environmental

WRECO is required to comply with federal, state and local environmental statutes, ordinances, rules and regulations concerning the protection of public health and the environment. These laws and regulations include requirements during the land development and home construction processes, including for the protection of flora, fauna and wetlands, management of storm water and dust, protection of archeological and historical artifacts, and those which require a current or previous owner or operator of real property to bear the costs of removal or remediation of hazardous or toxic substances on, under, or in a property. These hazardous waste laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate, may adversely affect the owner’s ability to borrow by using the real property as collateral or to affect the ultimate sale to a homebuyer or other homebuilder. A person who arranges for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of any substance at a disposal or treatment facility, whether or not the facility is or ever was owned or operated by that person. Environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials in buildings acquired by WRECO in the development of new communities, into the environment, and third parties may seek recovery for personal injuries caused by hazardous materials from owners of real property that contain hazardous materials. Failure to comply with these environmental laws may result in the imposition of substantial fines and penalties, or result in substantial project delays. Complying with these environmental laws may result in delays, may cause WRECO to incur substantial compliance and other costs, and may prohibit or severely restrict development in certain environmentally sensitive regions or areas. WRECO’s land acquisition and development processes and on-site material management requirements are designed to mitigate these risks.

WRECO is subject to certain regulatory actions and litigation related to environmental matters, none of which currently is expected by WRECO’s management to materially and adversely affect WRECO’s consolidated business, financial condition, results of operations or cash flows.

As part of the land acquisition due diligence process, WRECO utilizes environmental assessments to identify environmental conditions that may exist on potential acquisition properties. Environmental site assessments conducted at WRECO’s properties have not revealed any environmental liability or compliance concerns that WRECO believes would materially and adversely affect WRECO’s consolidated business, financial condition, results of operations or cash flows, nor is WRECO aware of any material environmental liability or concerns.

WRECO manages compliance with federal, state, and local environmental requirements, including environmental regulations related to hazardous waste and toxic materials, endangered and protected species, storm water, dust, surface water and wetlands, cultural and historical resources, at the homebuilding subsidiary level with assistance from the corporate legal department and local consultants and attorneys. See “Risk Factors—Risks Related to TRI Pointe’s Industry and Business—TRI Pointe is subject to environmental laws and regulations that may impose significant costs, delays, restrictions or liabilities.”

Health and Safety

WRECO is committed to providing a safe and healthy environment for its employees, subcontractors, customers and the general public. That commitment is maintained through a health and safety training and audit system that includes employee education, subcontractor orientations, subcontractor compliance with minimum on-site safety standards and practices, and on-site auditing. WRECO’s subcontractor orientation program was awarded the 2013 Innovative Safety Program/Idea of the Year by the National Association of Homebuilders. WRECO maintains a “safety council” led by a senior homebuilding subsidiary executive with participation by safety-responsible managers from each homebuilding subsidiary and supported by WRECO’s general counsel. The safety council shares best practices, distributes information about regulatory changes in health and safety, and debriefs on health and safety incidents occurring in WRECO offices and on its job sites. The safety council plays an important role in promoting WRECO’s commitment to continuous improvement in health and safety. All of WRECO’s employees must complete an assigned curriculum of online health and safety courses each year. These courses vary according to job responsibility. For example, groups such as construction and field personnel are required to attend additional training programs such as the Occupational Safety and Health Administration (“OSHA”) ten-hour course, First-Aid and CPR. See “Risk Factors—Risks Related to TRI Pointe’s Industry and Business—A major health and safety incident relating to TRI Pointe’s business could be costly in terms of potential liabilities and reputational damage.”

Legal Proceedings

WRECO and its homebuilding subsidiaries are involved in claims and legal proceedings incidental to the ordinary course of their businesses. Certain of the claims and legal proceedings are covered by insurance or the contractual warranties, indemnities or insurance of others. See “—Single-Family Housing—Warranty Programs.” In some of these legal proceedings substantial monetary damages are sought. These claims and legal proceedings principally allege design or construction defects, or both, in homes purchased by customers or in the communities in which the homes are built (including the alleged use of defective products manufactured by others and incorporated into the homes and communities of WRECO’s homebuilding subsidiaries), while others allege personal injury or property damage in the homes or communities built by WRECO’s homebuilding subsidiaries. Additional claims and legal proceedings include contract, environmental, title, land use (including land development permitting and entitlement) and intellectual property matters, including claims alleging inadequate disclosures to homebuyers. While the results of any current or future claims or legal proceedings are unpredictable, presently WRECO management believes that, in the aggregate, the disposition of these matters will not materially and adversely affect WRECO’s consolidated business, financial condition, results of operations or cash flows.

Employees

As of March 31, 2014, WRECO and its homebuilding subsidiaries had 737 employees. WRECO considers its employee relations to be good. No employees are covered by a collective bargaining agreement.

Properties

WRECO’s corporate headquarters are located at Weyerhaeuser’s offices in Federal Way, Washington. A portion of Weyerhaeuser’s lease payments for such office space is part of the allocated corporate general and administrative expense. Each of WRECO’s homebuilding subsidiaries also leases its own office space.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR WRECO

You should read the following in conjunction with the sections of this proxy statement entitled “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Selected Historical and Pro Forma Financial and Operating Data” and “Information on WRECO” and WRECO’s historical consolidated financial statements and related notes thereto included in this proxy statement.

WRECO is primarily engaged in the design, construction and sale of single-family homes in California, Texas, Arizona, Washington, Nevada, Maryland and Virginia. In 2012, WRECO was a top 20 U.S. homebuilder as measured by annual single-family home deliveries. WRECO’s core markets are Southern California, Houston, Phoenix and Tucson, the Puget Sound region of Washington State, Las Vegas, Richmond and the Washington, D.C. suburbs. In addition, WRECO is a developer of master planned communities, which include residential lots for its own use, lots for sale to other homebuilders, and the sale of commercial and multi-family properties, primarily in California.

Headquartered in Washington, WRECO was founded in 1970 as a subsidiary of Weyerhaeuser. WRECO conducts its operations through five subsidiaries: Maracay, Pardee, Quadrant, Trendmaker and Winchester.

Basis of Presentation

The consolidated financial statements of WRECO included in this proxy statement, which are discussed below, include 100% of WRECO’s assets, liabilities, revenues, expenses and cash flows as well as those of its wholly owned subsidiaries and other entities that it controls. For each of the periods presented, WRECO was a wholly owned subsidiary of Weyerhaeuser. The financial information included in this discussion may not necessarily reflect WRECO’s financial position, results of operations and cash flows in the future or what WRECO’s financial position, results of operations and cash flows would have been had WRECO been an independent company during the periods presented.

WRECO’s historical consolidated financial information does not reflect changes that WRECO expects to experience as a result of the Transactions, including the REB Transfers and changes in the financing, operations, cost structure and personnel needs of its business. See “The Transaction Agreement—Transfers of Certain Assets and Assumption of Certain Liabilities.” The historical consolidated financial statements include allocations of certain Weyerhaeuser corporate general and administrative expense. WRECO’s management believes the assumptions and methodologies underlying the allocation of corporate general and administrative expense are reasonable. However, these allocations may not be indicative of the actual level of expense that would have been incurred by WRECO if it had operated as an independent company or of expenses expected to be incurred in the future. These allocated expenses relate to various services that have historically been provided to WRECO by Weyerhaeuser, including corporate governance, cash management and other treasury services, administrative services (such as government relations, tax, employee payroll and benefit administration, internal audit, legal, accounting, human resources and equity-based compensation plan administration), lease of office space, aviation services and insurance coverage. During each of the three month periods ended March 31, 2014 and 2013, WRECO incurred $5.5 million of allocated corporate general and administrative expense from Weyerhaeuser. For the years ended December 31, 2013, 2012 and 2011, WRECO incurred $22.9 million, $20.5 million and $17.3 million, respectively, of allocated corporate general and administrative expense from Weyerhaeuser. See Note 11: Relationship and Transactions with Weyerhaeuser to WRECO’s consolidated financial statements included elsewhere in this proxy statement for further information regarding allocated corporate general and administrative expense.

In addition, as part of WRECO’s historical cash management strategy as a subsidiary of Weyerhaeuser, WRECO has a revolving promissory note payable to Weyerhaeuser that will be extinguished in connection with the Transactions. The total amounts outstanding under the promissory note were $868.8 million as of March 31, 2014, and $834.6 million and $689.6 million as of December 31, 2013 and 2012, respectively. WRECO paid Weyerhaeuser interest on the unpaid balance for the three months ended March 31, 2014 and 2013 at rates per annum of 1.86% and 1.90%, respectively. For the years ended December 31, 2013, 2012 and 2011, the rates per annum were 1.87%, 1.92% and 0.62%, respectively. Interest incurred for the three months ended March 31, 2014 and 2013 was $3.9 million and $3.4 million, respectively. Interest incurred for the years ended December 31, 2013, 2012 and 2011 was $15.7 million, $12.8 million and $3.4 million, respectively.

The accompanying unaudited condensed consolidated financial statements and audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X. WRECO’s financial statements refer to the Transactions as “the TRI Pointe Transaction.”

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements and the audited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets, liabilities and equity, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses. Accordingly, actual results can and do differ materially from these estimates.

Results of Operations

WRECO discusses its results of operations in terms of single-family housing and non-single-family operations. Below are definitions to aid in the discussion of its results:

“Single-family housing” refers to operations related to the sale, construction and delivery of single-family homes. Single-family homes include both attached and detached products.

“Non-single-family” operations include the sale of land, lots and other operations. Other operations include the development and sale of commercial and multi-family properties and the development and sale of property for civic uses, such as parks and school sites.

“Absorption rate” refers to the rate at which new home orders are contracted, net of cancellations, in relation to the average number of active selling communities during the period.

The historical financial data presented below are not necessarily indicative of the results expected for any future period.

Consolidated Financial Data (dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011
Revenues:
Single-family home sales	$241,902	$182,381	$1,218,430	$870,596	$768,071
Land and lots	3,387	11,262	52,261	192,489	66,703
Other operations	2,843	1,873	4,021	7,221	2,971

Total revenues	248,132	195,516	1,274,712	1,070,306	837,745

Costs and expenses:
Single-family homes	190,840	146,631	948,561	690,578	589,574
Land and lots	3,138	11,769	38,052	116,143	36,542
Impairments and related charges, homebuilding	468	493	345,448	3,591	11,019
Other operations	1,617	1,167	2,854	5,214	2,682
Sales and marketing	20,905	18,244	94,521	78,022	71,587
General and administrative	18,005	18,414	74,244	75,583	71,348
Restructuring	1,716	440	10,938	2,460	2,801

Total costs and expenses	236,689	197,158	1,514,618	971,591	785,553

Operating income (loss)	11,443	(1,642)	(239,906)	98,715	52,192

Other income (expense):
Equity in earnings of unconsolidated entities	(68)	(103)	2	2,490	1,584
Other income (expense), net	735	951	2,450	(1,576)	496

Total other income (expense)	667	848	2,452	914	2,080

Earnings (loss) from continuing operations before income taxes	12,110	(794)	(237,454)	99,629	54,272
Income tax benefit (expense)	(4,529)	739	86,161	(38,910)	(19,333)

Earnings (loss) from continuing operations	7,581	(55)	(151,293)	60,719	34,939
Discontinued operations, net of income taxes	—	189	1,838	762	589

Net earnings (loss) attributable to common shareholder	$7,581	$134	$(149,455)	$61,481	$35,528

Comparing the Three Months Ended March 31, 2014 and 2013

Single-Family Net New Home Orders, Monthly Absorption Rate and Cancellation Rate

	Single-family Net New Home Orders				Monthly Absorption Rate		Cancellation Rate
	Three Months Ended March 31,		Increase (Decrease)		Three Months Ended March 31,		Three Months Ended March 31,
	2014	2013	Amount	%	2014	2013	2014	2013
Maracay	105	124	(19)	(15%)	2.3	4.1	12%	10%
Pardee	245	331	(86)	(26%)	4.1	6.5	18%	14%
Quadrant	98	93	5	5%	2.5	3.4	16%	23%
Trendmaker	143	153	(10)	(7%)	2.2	2.3	11%	11%
Winchester	76	119	(43)	(36%)	1.2	2.3	15%	2%

Total	667	820	(153)	(19%)	2.0	3.6	15%	12%

Net new home orders for the three months ended March 31, 2014 decreased 153, or 19%, to 667 compared to 820 for the three months ended March 31, 2013. Year-over-year net new home orders decreased at all of WRECO’s homebuilding subsidiaries except Quadrant, with the most significant decreases occurring at Pardee and Winchester. The decrease in new orders at Pardee was primarily due to slower market activity in Las Vegas. The decrease in new orders at Winchester was due to the prolonged severe winter weather conditions which impacted customer traffic trends and delayed new community openings.

The overall average absorption rate of 2.0 net new orders per month for the three months ended March 31, 2014 was 44% lower than the 3.6 net new orders per month for the three months ended March 31, 2013, with decreases at each of WRECO’s homebuilding subsidiaries. The lower absorption rates at Maracay and Pardee were primarily due to softening market conditions in Phoenix and Las Vegas. Winchester’s absorption rate declined due to the prolonged severe winter weather conditions in the Washington D.C. area.

WRECO’s cancellation rate of homebuyers who contracted to buy a home but did not close escrow (as a percentage of overall orders) was 15% for the three months ended March 31, 2014 compared to 12% in the same period of the prior year. The cancellation rate at Winchester for the three months ended March 31, 2014 increased to 15% compared to 2% for the three months ended March 31, 2013. The higher cancellation rate is attributable to competitive business conditions and weather-related developer delays. WRECO’s management believes that the cancellation rate of 2% for the three months ended March 31, 2013 is unusually low and not representative of the cancellation rate that Winchester is likely to experience given its target market and homebuyer profile.

The decrease in net new home orders negatively affects the number of homes in backlog, which are homes that will close in future periods. The decrease in net new home orders and backlog generally has a negative effect on revenues and cash flow in future periods. However, as discussed further below, the total dollar value of WRECO’s backlog has increased.

Average Selling Communities

	Three Months Ended March 31,		Increase (Decrease)
	2014	2013	Amount	%
Maracay	15	10	5	50%
Pardee	20	17	3	18%
Quadrant	13	9	4	44%
Trendmaker	22	22	—	—%
Winchester	21	17	4	24%

Total	91	75	16	21%

Selling communities at end of the period	93	80	13	16%

WRECO opened ten new communities and closed six during the three months ended March 31, 2014. The average number of selling communities increased to 91 for the three months ended March 31, 2014 from 75 for the three months ended March 31, 2013. The number of selling communities as of March 31, 2014 was 93 compared to 80 as of March 31, 2013.

The increase in selling communities reflects the net effect of new community openings and community closings that occur throughout the period. The average number of selling communities for the year is also affected by the timing of new community openings and community closings. Maracay opened three new communities and closed one during the three months ended March 31, 2014, ending the period with 16 selling communities. Pardee opened three new communities and closed two during the three months ended March 31, 2014, ending the period with 20 selling communities. Quadrant opened two new communities and closed one during the three months ended March 31, 2014, ending the period with 13 selling communities. Trendmaker opened two new communities and closed one during the three months ended March 31, 2014, ending the period with 23 selling communities. Winchester opened no new communities and closed one during the three months ended March 31, 2014, ending the period with 21 selling communities.

Backlog Units

	March 31,		Increase (Decrease)
	2014	2013	Amount	%
Maracay	122	149	(27)	(18%)
Pardee	390	458	(68)	(15%)
Quadrant	116	120	(4)	(3%)
Trendmaker	235	205	30	15%
Winchester	193	206	(13)	(6%)

Total	1,056	1,138	(82)	(7%)

Backlog units reflect the number of homes, net of cancellations, for which the homebuilding subsidiary has entered into a purchase contract with a homebuyer but for which it has not yet delivered the home. The decrease in backlog units of 82 homes as of March 31, 2014 was driven primarily by the 19% decrease in net new home orders during the three months ended March 31, 2014 as compared to the three months ended March 31, 2013. Backlog units at any given time may fluctuate based on absorption rates, timing of new community openings, and other factors, but typically will change directionally consistent with the change in net new home orders. The overall change in backlog units was due to year-over-year decreases at every homebuilding subsidiary except for Trendmaker. Maracay’s backlog, which decreased by 27 units or 18%, was primarily attributable to the 50% increase in the number of new homes delivered during the three months ended March 31, 2014 as compared to the three months ended March 31, 2013, combined with a 15% decrease in net new home orders. Pardee’s backlog, which decreased by 68 units or 15%, was primarily attributable to the 26% decrease in the number of net new home orders during the three months ended March 31, 2014 as compared to the three months ended March 31, 2013. The increase in Trendmaker’s backlog is primarily due to a higher number of homes in beginning backlog as of December 31, 2013 that were scheduled to be delivered after March 31, 2014, as compared to the same period in the prior year.

Backlog Dollar Value (dollars in thousands)

	March 31,		Increase (Decrease)
	2014	2013	Amount	%
Maracay	$47,623	$44,327	$3,296	7%
Pardee	220,596	194,183	26,413	14%
Quadrant	55,517	36,369	19,148	53%
Trendmaker	119,055	91,841	27,214	30%
Winchester	151,759	142,129	9,630	7%

Total	$594,550	$508,849	$85,701	17%

The dollar value of backlog increased $85.7 million, or 17%, to $594.6 million as of March 31, 2014 from $508.8 million as of March 31, 2013. The increase in the dollar value of backlog as of March 31, 2014 reflects an increase in the average sales price of homes in backlog of $116,000, or 26%, to $563,000 as of March 31, 2014 compared to $447,000 as of March 31, 2013.

The increase in average sales price of homes in backlog is attributable to higher prices at existing communities from price increases and the introduction of new products with larger square footage at higher prices in newly opened selling communities. The increase in the dollar value of backlog described above, generally results in an increase in operating revenues in subsequent periods.

At Maracay, the dollar value of backlog increased 7% to $47.6 million as of March 31, 2014 from $44.3 million as of March 31, 2013, which is attributable to a 31% increase in the average sales price of homes in backlog to $390,000 as of March 31, 2014 compared to $297,000 as of March 31, 2013. The increase in the average sales price in backlog is primarily due to changes in product mix from new selling communities opened over the course the last year and market driven price increases, primarily in the Phoenix market. The effect of the year-over-year increase in the average sales price of homes in backlog was partially offset by an 18% decrease in the number of homes in backlog as of March 31, 2014 as compared to March 31, 2013.

At Pardee, the dollar value of backlog increased 14% to $220.6 million as of March 31, 2014 from $194.2 million as of March 31, 2013, which is attributable to a 33% increase in the average sales price of homes in backlog to $566,000 as of March 31, 2014 compared to $424,000 as of March 31, 2013. The increase in the average sales price in backlog is due to changes in product mix reflecting a shift to higher priced products within San Diego and Las Vegas, and shifts in mix with a higher percentage of units in backlog in the higher priced San Diego and Los Angeles/Ventura markets as of March 31, 2014 as compared to March 31, 2013. The effect of the year-over-year increase in the average sales price of homes in backlog was partially offset by a 15% decrease in the number of homes in backlog as of March 31, 2014 as compared to March 31, 2013.

At Quadrant, the dollar value of backlog increased 53% to $55.5 million as of March 31, 2014 from $36.4 million as of March 31, 2013, which is attributable to a 58% increase in the average sales price of homes in backlog to $479,000 as of March 31, 2014 compared to $303,000 as of March 31, 2013. The increase in the average sales price in backlog is due to higher prices in new selling communities, as a result of shifting Quadrant’s focus from value-oriented market segment to the move-up market segment and the impact from a premium product line offered to the market beginning in 2013 with average prices in backlog as of March 31, 2014 of $870,000.

At Trendmaker, the dollar value of backlog increased 30% to $119.1 million as of March 31, 2014 from $91.8 million as of March 31, 2013, which is attributable to a 15% increase in the number of homes in backlog and a 13% increase in the average sales price of homes in backlog to $507,000 as of March 31, 2014 compared to $448,000 as of March 31, 2013. The increase in the average sales price in backlog is consistent with the overall increase in housing prices in Houston over the last year.

At Winchester, the dollar value of backlog increased 7% to $151.8 million as of March 31, 2014 from $142.1 million as of March 31, 2013, which is attributable to a 14% increase in the average sales price of homes in backlog to $786,000 as of March 31, 2014 compared to $690,000 as of March 31, 2013. The increase in the average sales price in backlog was the result of a greater proportion of net new home orders for higher price detached homes as compared with net new home orders for attached homes. The effect of the year-over-year increase in the average sales price of homes in backlog was partially offset by a 6% decrease in the number of homes in backlog as of March 31, 2014 as compared to March 31, 2013.

New Homes Delivered

	Three Months Ended March 31,		Increase (Decrease)
	2014	2013	Amount	%
Maracay	99	66	33	50%
Pardee	135	184	(49)	(27%)
Quadrant	78	78	—	—%
Trendmaker	130	106	24	23%
Winchester	66	29	37	128%

Total	508	463	45	10%

New homes delivered increased by 45, or 10%, to 508 for the three months ended March 31, 2014 compared to 463 for the three months ended March 31, 2013. The increased number of deliveries resulted from a higher conversion of backlog units during the three months ended March 31, 2014 as compared to the three months ended March 31, 2013. WRECO entered 2014 with 15% more units in backlog than it had at the beginning of 2013 and ending units in backlog at March 31, 2014 decreased 7% as compared with March 31, 2013. The 128% increase in new homes delivered by Winchester during the three months ended March 31, 2014 as compared to the three months ended March 31, 2013 is attributable to entering 2014 with 58% more units in backlog and 110% more unsold homes available for sale, respectively, as compared to the beginning of 2013. New homes delivered by Pardee decreased 27% for the three months ended March 31, 2014 as compared with the three months ended March 31, 2013, consistent with a 26% decrease in net new home orders over the same periods.

Average Sales Price of Homes Delivered (dollars in thousands)

	Three Months Ended March 31,		Increase (Decrease)
	2014	2013	Amount	%
Maracay	$356	$274	$82	30%
Pardee	499	407	92	23%
Quadrant	399	305	94	31%
Trendmaker	472	434	38	9%
Winchester	709	672	37	6%

Total	$476	$394	$82	21%

The average sales price of homes delivered increased $82,000, or 21%, to $476,000 for the three months ended March 31, 2014 compared to $394,000 for the three months ended March 31, 2013. The increase was across all homebuilding subsidiaries. At Maracay, average prices increased 30% during the three months ended March 31, 2014 compared to the three months ended March 31, 2013 attributable to changes in product mix from new selling communities and market driven price increases, primarily in the Phoenix market. At Pardee, average prices increased 23% during the three months ended March 31, 2014 compared to the three months ended March 31, 2013, attributable to changes in product mix reflecting a shift to higher priced products in San Diego and Las Vegas and local market price increases in San Diego, Las Vegas and the Inland Empire. At Quadrant, average prices increased 31%, primarily attributable to a shift to higher priced products in new selling communities and local market price improvement. Average price increases at Trendmaker and Winchester were consistent with local market trends.

The variability in the number of new homes delivered, single-family home sales revenue and the average sales price of homes delivered from period to period in each respective market is due to a variety of factors, including, but not limited to: (i) local supply and demand patterns, (ii) the number of selling communities, (iii) the availability of lots in each community and (iv) macroeconomic factors. In addition to these factors, the variability in single-family home sales revenue and average sales price of homes delivered is due to changes in product type or mix, for example, between first-time homebuyer or move-up market segments and detached or attached products.

Single-Family Home Sales Revenue (dollars in thousands)

	Three Months Ended March 31,		Increase (Decrease)
	2014	2013	Amount	%
Maracay	$35,230	$18,114	$17,116	94%
Pardee	67,397	74,977	(7,580)	(10%)
Quadrant	31,089	23,777	7,312	31%
Trendmaker	61,400	46,020	15,380	33%
Winchester	46,786	19,493	27,293	140%

Total	$241,902	$182,381	$59,521	33%

Single-family home sales revenue increased $59.5 million, or 33%, to $241.9 million for the three months ended March 31, 2014 compared to $182.4 million for the three months ended March 31, 2013. The increase was primarily attributable to: (i) an increase in revenue of $17.7 million due to a 10% increase in the number of homes delivered to 508 for the three months ended March 31, 2014 from 463 for the three months ended March 31, 2013, and (ii) an increase in revenue of $41.8 million related to a $82,000 increase in the average sales price of homes delivered to $476,000 for the three months ended March 31, 2014 from $394,000 for the three months ended March 31, 2013.

The most significant increases were at Maracay and Winchester. Maracay’s single-family home sales revenue increased 94% for the three months ended March 31, 2014 compared to the three months ended March 31, 2013, reflecting both a 50% increase in new home deliveries during the same periods and a 30% increase in the average sales price of homes delivered. Winchester’s single-family home sales revenue increased 140% for the three months ended March 31, 2014 compared to the three months ended March 31, 2013, primarily due to a 128% increase in new home deliveries during the same periods.

Pardee’s single-family home sales revenue decreased 10% for the three months ended March 31, 2014 compared to the three months ended March 31, 2013, primarily due to the 27% decrease in new home deliveries during the same periods, partially offset by a 23% increase in the average sales price of homes delivered.

Single-Family Gross Margin Percentage

	Three Months Ended March 31,		Increase (Decrease)
	2014	2013
Maracay	22.6%	16.4%	6.2%
Pardee	22.5%	21.1%	1.4%
Quadrant	16.9%	17.6%	(0.7%)
Trendmaker	20.8%	21.1%	(0.2%)
Winchester	20.2%	14.3%	5.9%

Total	20.9%	19.5%	1.5%

Adjusted single-family gross margin percentage (1)	22.5%	22.3%	1.5%

(1)	Non-GAAP financial measure (discussed below).

Single-family gross margin represents single-family home sales revenue less single-family home costs and impairments of single-family homebuilding inventory. Costs of single-family homes increased $44.2 million, or 30%, to $190.8 million for the three months ended March 31, 2014 from $146.6 million for the three months ended March 31, 2013. The increase was primarily due to a 10% increase in the number of homes delivered and a change in the product mix of homes delivered. Overall, WRECO’s single-family gross margin percentage increased to 20.9% for the three months ended March 31, 2014 as compared to 19.5% for the three months ended March 31, 2013 due to higher priced product mix from new selling communities and the implementation of price increases at rates that exceeded cost increases. Maracay’s single-family gross margin percentage increased 6.2% as a result of year-over-year price increases due to changes in product mix from new selling communities and market driven price increases, primarily in Phoenix. in the three months ended March 31, 2014 as compared to the three months ended March 31, 2013. Winchester’s single-family gross margin percentage increased 5.9% as a result of the mix of selling communities and lower production-related indirect expenses.

Excluding impairments of single-family homebuilding inventory assets and related assets and interest included in single-family home costs, adjusted single-family gross margin percentage was 22.5% for the three months ended March 31, 2014, compared to 22.3% for the three months ended March 31, 2013. Adjusted single-family gross margin is a non-GAAP financial measure. WRECO believes this information is meaningful to investors because it isolates the collective impact of impairment and interest charges on single-family gross margin and permits investors to make better comparisons with WRECO’s competitors, who adjust gross margins in a similar fashion.

The following table reconciles this non-GAAP financial measure to single-family gross margin, the nearest GAAP equivalent (dollars in thousands):

	Three Months Ended March 31,
	2014	% of Revenue	2013	% of Revenue
Single-family home sales revenue	$241,902	100.0%	$182,381	100.0%
Single-family home cost	(190,840)	(78.9%)	(146,631)	(80.4%)
Impairments of single-family homebuilding inventory	(429)	(0.2%)	(277)	(0.2%)

Single-family gross margin	50,633	20.9%	35,473	19.5%
Add: Impairments of single-family homebuilding inventory	429	0.2%	277	0.2%
Add: Interest amortization in single-family home cost	3,300	1.4%	4,902	2.7%

Adjusted single-family gross margin	$54,362	22.5%	$40,652	22.3%

Single-family gross margin percentage	20.9%		19.5%

Adjusted single-family gross margin percentage	22.5%		22.3%

Non-Single-Family Operations (dollars in thousands)

	Three Months Ended March 31,
	2014	% of Revenue	2013	% of Revenue
Non-single-family revenue	$6,230	100.0%	$13,135	100.0%
Non-single-family cost	(4,755)	(76.3%)	(12,936)	(98.5%)
Impairments of non-single-family inventory and related assets	(39)	(0.6%)	(216)	(1.6%)

Non-single family gross margin	1,436	23.0%	(17)	(0.1%)
Add: impairments of non-single-family and related assets	39	0.6%	216	1.6%
Add: Interest amortization in non-single-family cost	763	12.2%	1,839	14.0%

Adjusted non-single-family gross margin(1)	$2,238	35.9%	$2,038	15.5%

(1)	Non-GAAP financial measure (discussed below).

Non-single-family revenue for the three months ended March 31, 2014 was $6.2 million, primarily related to the sale of residential lots and revenue from water connection fee credits in Southern California. Non-single-family revenue of $13.1 million for the three months ended March 31, 2013 was primarily related to the sale of residential lots in Southern California.

Non-single-family gross margin represents non-single-family revenue less non-single-family cost. Non-single-family gross margin for the three months ended March 31, 2014 was $1.4 million compared to a near breakeven for the three months ended March 31, 2013.

Non-single-family gross margin can vary by transaction due to a number of factors including property use (for example, residential, multi-family, commercial or civic use), regulatory approval status (for example, unentitled, tentative approval or final approval), property condition (for example, undeveloped, partially developed or finished ready for construction), on-site and off-site improvement requirements (for example, utilities or transportation) and local market demand/supply dynamics.

Excluding impairments of non-single-family homebuilding inventory assets and related assets and interest included in non-single-family costs, adjusted non-single-family gross margin percentage was 35.9% for the three months ended March 31, 2014, compared to 15.5% for the three months ended March 31, 2013. Adjusted non-single-family gross margin is a non-GAAP financial measure. WRECO believes this information is meaningful to investors because it isolates the collective impact of impairment and interest charges on non-single-family gross margin. The table presented above reconciles this non-GAAP financial measure to non-single-family gross margin, the nearest GAAP equivalent.

Sales and Marketing Expense (dollars in thousands)

	Three Months Ended March 31,		Increase (Decrease)
	2014	2013	Amount	%
Homebuilding subsidiaries:
Maracay	$3,157	$2,086	$1,071	51%
Pardee	5,829	7,136	(1,307)	(18%)
Quadrant	3,141	2,644	497	19%
Trendmaker	4,750	3,889	861	22%
Winchester	3,895	2,356	1,539	65%
Corporate and other	133	133	—	—%

Total	$20,905	$18,244	$2,661	15%

Sales and marketing expense increased $2.7 million, or 15%, to $20.9 million for the three months ended March 31, 2014 from $18.2 million for the three months ended March 31, 2013. The increase in sales and marketing expense is primarily attributable to variable costs, such as internal and external sales commissions, related to a 33% increase in single-family home sales revenue, partially offset by lower expenses associated with opening fewer communities during the three months ended March 31, 2014 compared to the three months ended March 31, 2013. The most significant increases in sales and marketing expenses were at Maracay and Winchester, with increases of 51% and 65%, respectively, consistent with increased new home deliveries and higher single-family home sales revenues at these subsidiaries for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013. Pardee’s sales and marketing expenses decreased 18% for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013, primarily due to a 27% decrease in the number of homes delivered and a 10% reduction in single-family home sales revenues during the same periods. While total sales and marketing expenses increased in absolute dollars, sales and marketing expense as a percentage of total single-family home sales revenue declined for the three months ended March 31, 2014 to 8.6% from 10.0% in the three months ended March 31, 2013. The fixed component of sales and marketing expenses benefited from a 10% increase in new home deliveries during the three months ended March 31, 2014 as compared to the three months ended March 31, 2013.

General and Administrative Expense (dollars in thousands)

	Three Months Ended March 31,		Increase (Decrease)
	2014	2013	Amount	%
Homebuilding subsidiaries:
Maracay	$1,317	$1,033	$284	27%
Pardee	3,757	4,261	(504)	(12%)
Quadrant	1,468	1,591	(123)	(8%)
Trendmaker	1,569	1,302	267	21%
Winchester	1,584	1,633	(49)	(3%)
Corporate and other	8,310	8,595	(285)	(3%)

Total	$18,005	$18,414	$(410)	(2%)

General and administrative expense decreased $0.4 million, or 2%, to $18.0 million for the three months ended March 31, 2014 from $18.4 million for the three months ended March 31, 2013. For each of the three month periods ended March 31, 2014 and 2013, WRECO incurred $5.5 million of allocated corporate general and administrative expense from Weyerhaeuser. Direct general and administrative expense decreased $0.4 million for the three months ended March 31, 2014 compared to the three months ended March 31, 2013, primarily due to lower rent expense. General and administrative expense as a percentage of total single-family home sales revenue was 7.4% and 10.1% for the three months ended March 31, 2014 and 2013, respectively. The primarily fixed nature of general and administrative costs benefited from a 10% increase in new home deliveries during the three months ended March 31, 2014 as compared to the three months ended March 31, 2013.

Restructuring Costs

Restructuring costs for the three months ended March 31, 2014 totaled $1.7 million compared with $0.4 million for the three months ended March 31, 2013. The $1.3 million increase is primarily employee-related costs such as retention costs, incurred in connection with the pending Transactions.

Other Income (Expense)

Other income for the three months ended March 31, 2014 totaled $0.7 million compared with $0.8 million for the three months ended March 31, 2013.

Interest incurred for the three months ended March 31, 2014 totaled $4.0 million, of which $3.8 million was capitalized to inventory in process of construction or development, including both real estate under development and land under development, leaving $0.2 million not eligible for capitalization that was expensed. Interest incurred for the three months ended March 31, 2013 totaled $5.0 million, of which $4.5 million was capitalized to inventory in process of construction or development, leaving $0.5 million not eligible for capitalization that was expensed. The period over period decrease in total interest incurred was the result of varying interest rates on the mix of average outstanding debt.

Income Tax Expense

The effective tax rate on earnings from continuing operations excluding discrete items was 37.4% and 37.2% for the three months ended March 31, 2014 and 2013, respectively. Excluded from the calculation of the effective income tax rate for 2013 is a $0.4 million benefit for the 2012 Energy Efficiency Credit that was not extended retroactively into law until the American Taxpayer Relief Act of 2012 was enacted in January 2013.

Net Earnings from Discontinued Operations

There were no net earnings from discontinued operations for the three months ended March 31, 2014 compared to $0.2 million for the three months ended March 31, 2013 because WRECO sold Weyerhaeuser Realty Investors, Inc. to WNR in the fourth quarter of 2013.

Net Earnings Attributable to Common Shareholder

As a result of the foregoing factors, net earnings attributable to common shareholder for the three months ended March 31, 2014 were $7.6 million compared with $0.1 million for the three months ended March 31, 2013.

Lots Owned and Controlled

WRECO acquires land pursuant to purchase contracts and option contracts, typically at fixed prices. Option contracts may require refundable or non-refundable deposits, which vary by transaction, and permit, but do not obligate, WRECO to acquire the land. The term within which WRECO can exercise its option varies by transaction and the closing of the acquisition is often contingent upon the completion of necessary entitlement or infrastructure improvements. Depending upon the transaction, WRECO may acquire all of the land at one time or it may have the right to acquire a specified number of lots over agreed upon intervals. The following table summarizes lots owned and controlled by homebuilding subsidiary as of March 31, 2014 and March 31, 2013:

	As of March 31,		Increase (Decrease)
	2014	2013	Amount	%
Lots owned
Maracay	1,313	790	523	66%
Pardee (1)	28,611	29,650	(1,039)	(4)%
Quadrant	1,034	1,060	(26)	(2)%
Trendmaker	669	573	96	17%
Winchester	2,100	2,179	(79)	(4)%

Total	33,727	34,252	(525)	(2)%

Lots controlled (2)
Maracay	1,232	1,321	(89)	(7%)
Pardee (1)	56,999	56,798	201	—%
Quadrant	316	426	(110)	(26%)
Trendmaker	1,183	1,018	165	16%
Winchester	1,030	1,127	(97)	(9%)

Total	60,760	60,690	70	—%

Total lots owned and controlled	94,487	94,942	(455)	—%

(1)	Includes 10,686 lots owned and 56,413 lots controlled that are expected to be transferred to Weyerhaeuser and its subsidiaries by WRECO as a result of the REB Transfers. See “The Transaction Agreement – Transfers of Certain Assets and Assumption of Certain Liabilities.”
(2)	Lots controlled include lots under purchase agreements or option contracts, but excludes lots subject to non-binding agreements such as letters of intent. There can be no assurance that WRECO will acquire these lots on the terms or timing anticipated, or at all, or that WRECO will proceed to build and sell homes on any of these lots.

Comparing the Years Ended December 31, 2013 and 2012

Single-Family Net New Home Orders, Monthly Absorption Rate and Cancellation Rate

	Single-family Net New Home Orders				Monthly Absorption Rate		Cancellation Rate
	Year Ended December 31,		Increase (Decrease)		Year Ended December 31,		Year Ended December 31,
	2013	2012	Amount	%	2013	2012	2013	2012
Maracay	488	420	68	16%	3.1	3.5	10%	8%
Pardee	1,152	915	237	26%	5.3	4.5	18%	16%
Quadrant	354	419	(65)	(16%)	2.5	3.2	25%	26%
Trendmaker	649	522	127	24%	2.5	2.4	14%	12%
Winchester	412	389	23	6%	1.6	2.0	4%	7%

Total	3,055	2,665	390	15%	3.0	3.1	15%	15%

Net new home orders for the year ended December 31, 2013 increased 390, or 15%, to 3,055 compared to 2,665 for the year ended December 31, 2012. The year-over-year increase in net new home orders was driven by higher net new home activity among most of WRECO’s homebuilding subsidiaries, with the most significant increases occurring at Pardee and Trendmaker, reflecting improved market conditions primarily in the Inland Empire (Riverside County), Los Angeles/Ventura and the Houston markets. The year-over-year decrease at Quadrant was primarily due to a lower absorption rate.

The overall average absorption rate of 3.0 net new orders per month for the year ended December 31, 2013 was comparable to the 3.1 net new orders per month for the year ended December 31, 2012. Quadrant’s absorption rate decreased to 2.5 net new orders per month for the year ended December 31, 2013 compared to 3.2 net new orders per month for the year ended December 31, 2012 due to the delayed openings of new communities in 2013 as a result of later than expected delivery of finished lots by land sellers. Winchester’s absorption rate also declined to 1.6 net new orders per month for the year ended December 31, 2013 compared to 2.0 net new orders per month for the year ended December 31, 2012, primarily as a result of a higher proportion of communities nearing completion or closure during 2013 which generally experience a slower rate of orders. Winchester generally has lower absorption rates due to the higher level of customization and longer construction cycles for their higher end products. Pardee’s absorption rate increased for the year ended December 31, 2013 as compared to the year ended December 31, 2012, reflecting the general improvement in market conditions noted above.

WRECO’s cancellation rate of homebuyers who contracted to buy a home but did not close escrow (as a percentage of overall orders) was 15% for the years ended December 31, 2013 and 2012. The cancellation rate shifted slightly year-over-year in each subsidiary with the largest change being a 3% reduction at Winchester primarily due to a change in mix to a greater proportion of higher priced, detached homes purchased by highly qualified buyers in 2013 as compared to 2012.

The increase in net new home orders positively affects the number of homes in backlog, which are homes that will close in future periods. As new home orders and backlog increase, it has a positive effect on revenues and cash flow in future periods.

Average Selling Communities

	Year Ended December 31,		Increase (Decrease)
	2013	2012	Amount	%
Maracay	13	10	3	30%
Pardee	18	17	1	6%
Quadrant	12	11	1	9%
Trendmaker	22	18	4	22%
Winchester	21	16	5	31%

Total	86	72	14	19%

Selling communities at end of the period	89	68	21	31%

WRECO opened 50 new communities and closed 29 during the year ended December 31, 2013. The average number of selling communities increased to 86 for the year ended December 31, 2013 from 72 for the year ended December 31, 2012. The number of selling communities as of December 31, 2013 was 89 compared to 68 as of December 31, 2012.

The increase in selling communities reflects the net effect of new community openings and community closings that occur throughout the year. The average number of selling communities for the year is also affected by the timing of new community openings and community closings. Maracay opened 11 new communities and closed four during the year ended December 31, 2013, ending the year with 14 selling communities. Pardee opened ten new communities and closed nine during the year ended December 31, 2013, ending the year with 19 selling communities. Quadrant opened eight new communities and closed four during the year ended December 31, 2013, ending the year with 12 selling communities. Trendmaker opened five new communities and closed three during the year ended December 31, 2013, ending the year with 22 selling communities. Winchester opened 16 new communities and closed nine during the year ended December 31, 2013, ending the year with 22 selling communities.

Backlog Units

	December 31,		Increase (Decrease)
	2013	2012	Amount	%
Maracay	116	91	25	27%
Pardee	280	311	(31)	(10%)
Quadrant	96	105	(9)	(9%)
Trendmaker	222	158	64	41%
Winchester	183	116	67	58%

Total	897	781	116	15%

Backlog units reflect the number of homes, net of cancellations, for which the homebuilding subsidiary has entered into a purchase contract with a customer but for which it has not yet delivered the home. The increase in backlog units of 116 homes as of December 31, 2013 was driven primarily by the 15% increase in net new home orders during the year ended December 31, 2013 as compared to the year ended December 31, 2012. Backlog units at any given time may fluctuate based on absorption rates, timing of new community openings, and other factors, but typically will increase as net new home orders increase. The overall change in backlog units was comprised of increases at Maracay, Trendmaker and Winchester as of December 31, 2013 compared to December 31, 2012 due to increased net new orders for 2013 as compared to 2012, partially offset by declines at Pardee and Quadrant. Pardee’s backlog, which decreased by 31 units or 10%, was primarily attributable to the 74% increase in the number of new homes delivered during the year ended December 31, 2013 as compared to the year ended December 31, 2012. Quadrant’s backlog, which decreased by 9 homes or 9%, was primarily attributable to the 16% decrease in net new home orders for the year ended December 31, 2013 as compared to the year ended December 31, 2012.

Backlog Dollar Value (dollars in thousands)

	December 31,		Increase (Decrease)
	2013	2012	Amount	%
Maracay	$42,068	$24,761	$17,307	70%
Pardee	171,077	129,770	41,307	32%
Quadrant	44,262	32,106	12,156	38%
Trendmaker	108,491	70,326	38,165	54%
Winchester	141,166	85,534	55,632	65%

Total	$507,064	$342,497	$164,567	48%

The dollar value of backlog increased $164.6 million, or 48%, to $507.1 million as of December 31, 2013 from $342.5 million as of December 31, 2012. The increase in the dollar value of backlog as of December 31, 2013 reflects an increase in the average sales price of homes in backlog of $126,000, or 29%, to $565,000 as of December 31, 2013 compared to $439,000 as of December 31, 2012. The increase in average sales price of homes in backlog is attributable to the introduction of new products with larger square footage at higher prices in newly opened selling communities and higher prices at existing communities from price increases. The increase in the dollar value of backlog described above, generally results in an increase in operating revenues in subsequent periods.

At Maracay, the dollar value of backlog increased 70% to $42.1 million as of December 31, 2013 from $24.8 million as of December 31, 2012, which is attributable to a 27% increase in the number of homes in backlog and a 33% increase in the average sales price of homes in backlog to $363,000 as of December 31, 2013 compared to $272,000 as of December 31, 2012. The increase in the average sales price in backlog is due to changes in product mix resulting from opening new selling communities during the year ended December 31, 2013.

At Pardee, the dollar value of backlog increased 32% to $171.1 million as of December 31, 2013 from $129.8 million as of December 31, 2012, which is attributable to a 47% increase in the average sales price of homes in backlog to $611,000 as of December 31, 2013 compared to $417,000 as of December 31, 2012. The increase in the average sales price in backlog is due to changes in product mix reflecting a shift to higher priced products in San Diego and Las Vegas, partially offset by a shift in mix to lower priced product in the Inland Empire (Riverside County) in the year ended December 31, 2013. The effect of the year-over-year increase in the average sales price of homes in backlog was partially offset by a 10% decrease in the number of homes in backlog as of December 31, 2013 as compared to December 31, 2012.

At Quadrant, the dollar value of backlog increased 38% to $44.3 million as of December 31, 2013 from $32.1 million as of December 31, 2012, which is attributable to a 51% increase in the average sales price of homes in backlog to $461,000 as of December 31, 2013 compared to $306,000 as of December 31, 2012. The increase in the average sales price in backlog is due to higher prices in new selling communities, as a result of shifting Quadrant’s focus from value-oriented market segment to the move-up market segment. The effect of the year-over-year increase in the average sales price of homes in backlog was partially offset by a 9% decrease in the number of homes in backlog as of December 31, 2013 as compared to December 31, 2012.

At Trendmaker, the dollar value of backlog increased 54% to $108.5 million as of December 31, 2013 from $70.3 million as of December 31, 2012, which is attributable to a 41% increase in the number of homes in backlog and a 10% increase in the average sales price of homes in backlog to $489,000 as of December 31, 2013 compared to $445,000 as of December 31, 2012. The increase in the average sales price in backlog is consistent with the overall increase in housing prices in Houston during 2013.

At Winchester, the dollar value of backlog increased 65% to $141.2 million as of December 31, 2013 from $85.5 million as of December 31, 2012, which is attributable to a 58% increase in the number of homes in backlog and a 5% increase in the average sales price of homes in backlog to $771,000 as of December 31, 2013 compared to $737,000 as of December 31, 2012. The increase in the average sales price in backlog was the result of a shift in product mix to newer selling communities with larger square footage, as well as greater proportion of net new home orders for higher price detached homes as compared with net new home orders for attached homes.

New Homes Delivered

	Year Ended December 31,		Increase (Decrease)
	2013	2012	Amount	%
Maracay	463	389	74	19%
Pardee	1,183	681	502	74%
Quadrant	363	415	(52)	(13%)
Trendmaker	585	477	108	23%
Winchester	345	352	(7)	(2%)

Total	2,939	2,314	625	27%

New homes delivered increased by 625, or 27%, to 2,939 for the year ended December 31, 2013 compared to the year ended December 31, 2012, primarily attributable to a 15% increase in net new home orders for the year ended December 31, 2013 as compared with the year ended December 31, 2012 as well as an 82% increase in the number of homes in backlog as of December 31, 2012 compared to December 31, 2011. The 74% increase in new homes delivered by Pardee is attributable to a 26% increase in net new home orders for the year ended December 31, 2013 as compared with the year ended December 31, 2012 and a 304% increase in the number of homes in backlog as of December 31, 2012 compared to December 31, 2011. The 13% decrease in new homes delivered by Quadrant during the year ended December 31, 2013 as compared to the year ended December 31, 2012 is consistent with the 16% decrease in net new home orders over the same periods.

Average Sales Price of Homes Delivered (dollars in thousands)

	Year Ended December 31,		Increase (Decrease)
	2013	2012	Amount	%
Maracay	$315	$265	$50	19%
Pardee	404	397	7	2%
Quadrant	320	292	28	10%
Trendmaker	445	419	26	6%
Winchester	631	499	132	26%

Total	$415	$376	$39	10%

The average sales price of homes delivered increased $39,000, or 10%, to $415,000 for the year ended December 31, 2013 compared to $376,000 for the year ended December 31, 2012. The increase was across all homebuilding subsidiaries. At Pardee, prices increased in all markets during the year ended December 31, 2013 compared to the year ended December 31, 2012, but the overall average only increased 2% due to having a greater proportion of deliveries during 2013 in the lower priced Inland Empire (Riverside County) market compared to the prior year. At Winchester, the 26% increase in average sales price of homes delivered for the year ended December 31, 2013 as compared to the year ended December 31, 2012 was the result of a shift in mix to newer communities with larger square footage, as well as a shift in the product mix toward higher priced detached versus lower priced attached homes.

The variability in the number of new homes delivered, single-family home sales revenue and the average sales price of homes delivered from period to period in each respective market is due to a variety of factors, including, but not limited to: (i) local supply and demand patterns, (ii) the number of selling communities, (iii) the availability of lots in each community and (iv) macroeconomic factors. In addition to these factors, the variability in single-family home sales revenue and average sales price of homes delivered is due to changes in product type or mix, for example, between first-time homebuyer or move-up market segments and detached or attached products.

Single-Family Home Sales Revenue (dollars in thousands)

	Year Ended December 31,		Increase (Decrease)
	2013	2012	Amount	%
Maracay	$145,822	$103,222	$42,600	41%
Pardee	477,956	270,583	207,373	77%
Quadrant	116,270	121,311	(5,041)	(4%)
Trendmaker	260,566	199,933	60,633	30%
Winchester	217,816	175,547	42,269	24%

Total	$1,218,430	$870,596	$347,834	40%

Single-family home sales revenue increased $347.8 million, or 40%, to $1,218.4 million for the year ended December 31, 2013 compared to $870.6 million for the year ended December 31, 2012. The increase was primarily attributable to: (i) an increase in revenue of $235.1 million due to a 27% increase in the number of homes delivered to 2,939 for the year ended December 31, 2013 from 2,314 for the year ended December 31, 2012, and (ii) an increase in revenue of $112.7 million related to a $39,000 increase in the average sales price of homes delivered to $415,000 for the year ended December 31, 2013 from $376,000 for the year ended December 31, 2012.

Single-Family Gross Margin Percentage

	Year Ended December 31,		Increase (Decrease)
	2013	2012
Maracay	18.6%	18.0%	0.6%
Pardee	25.7%	25.3%	0.4%
Quadrant	17.3%	13.2%	4.1%
Trendmaker	20.9%	20.2%	0.7%
Winchester	20.0%	18.9%	1.1%

Total	22.0%	20.3%	1.7%

Adjusted single-family gross margin percentage (1)	24.2%	22.9%	1.3%

(1)	Non-GAAP financial measure (discussed below).

Single-family gross margin represents single-family home sales revenue less single-family home costs and impairments of single-family homebuilding inventory. Costs of single-family homes increased $258.0 million, or 37%, to $948.6 million for the year ended December 31, 2013 from $690.6 million for the year ended December 31, 2012. The increase was primarily due to a 27% increase in the number of homes delivered and a change in the product mix of homes delivered. Overall, WRECO’s single-family gross margin percentage increased to 22.0% for the year ended December 31, 2013 as compared to 20.3% for the year ended December 31, 2012 due to higher priced product mix from new selling communities and the implementation of price increases at rates that exceeded cost increases. Quadrant’s single-family gross margin percentage increased 4.1% as a result of year-over-year price increases due to a shift in market focus from value-oriented products to move-up products and due to lower impairment charges in the year ended December 31, 2013 as compared to the year ended December 31, 2012.

Excluding impairments of single-family homebuilding inventory assets and related assets and interest included in single-family home costs, adjusted single-family gross margin percentage was 24.2% for the year ended December 31, 2013, compared to 22.9% for the year ended December 31, 2012. Adjusted single-family gross margin is a non-GAAP financial measure. WRECO believes this information is meaningful to investors because it isolates the collective impact of impairment and interest charges on single-family gross margin and permits investors to make better comparisons with WRECO’s competitors, who adjust gross margins in a similar fashion.

The following table reconciles this non-GAAP financial measure to single-family gross margin, the nearest GAAP equivalent (dollars in thousands):

	Year Ended December 31,
	2013	% of Revenue	2012	% of Revenue
Single-family home sales revenue	$1,218,430	100.0%	$870,596	100.0%
Single-family home cost	(948,561)	(77.9%)	(690,578)	(79.3%)
Impairments of single-family homebuilding inventory	(1,719)	(0.1%)	(3,319)	(0.4%)

Single-family gross margin	268,150	22.0%	176,699	20.3%
Add: Impairments of single-family homebuilding inventory	1,719	0.1%	3,319	0.4%
Add: Interest amortization in single-family home cost	25,584	2.1%	19,706	2.2%

Adjusted single-family gross margin	$295,453	24.2%	$199,724	22.9%

Single-family gross margin percentage	22.0%		20.3%

Adjusted single-family gross margin percentage	24.2%		22.9%

Non-Single-Family Operations (dollars in thousands)

	Year Ended December 31,
	2013	% of Revenue	2012	% of Revenue
Non-single-family revenue	$56,282	100.0%	$199,710	100.0%
Non-single-family cost	(40,906)	(72.7%)	(121,357)	(60.8%)
Impairments of non-single-family inventory and related assets	(343,729)	n/m	(272)	(0.1%)

Non-single family gross margin	(328,353)	n/m	78,081	39.1%
Add: impairments of non-single-family and related assets	343,729	n/m	272	0.1%
Add: Interest amortization in non-single-family cost	11,087	19.7%	10,586	5.3%

Adjusted non-single-family gross margin(1)	$26,463	47.0%	$88,939	44.5%

n/m – percentage not meaningful

(1)	Non-GAAP financial measure (discussed below).

Non-single-family revenue for the year ended December 31, 2013 was $56.3 million, primarily related to the sale of residential lots in Southern California and Maryland, as well as a school site in Southern California. Non-single-family revenue for the year ended December 31, 2012 included the sale of Cross Creek Ranch, a 3,200 acre master planned community in Houston for approximately $100 million. The balance of non-single-family revenue during the year ended December 31, 2012 was primarily related to the sale of residential lots in Southern California.

Non-single-family gross margin represents non-single-family revenue less non-single-family cost. Non-single-family gross margin for the year ended December 31, 2013 was $(328.4) million compared to $78.1 million for the year ended December 31, 2012. Results for the year ended December 31, 2013 include a $343.3 million impairment charge for Coyote Springs, a large master planned community north of Las Vegas, Nevada which is excluded from the Transactions. Under the terms of the Transaction Agreement, certain assets and liabilities of WRECO and its subsidiaries will be excluded from the Transactions and retained by Weyerhaeuser, including assets and liabilities relating to Coyote Springs. During the fourth quarter of 2013, following the announcement of the Transactions, WRECO and Weyerhaeuser began exploring strategic alternatives for Coyote Springs and determined that Weyerhaeuser’s strategy for development of Coyote Springs will likely differ from WRECO’s current development plan. WRECO’s development plan was long-term in nature with development and net cash flows covering at least 15-20 years or more. The undiscounted cash flows for Coyote Springs under the WRECO development plan remained above the carrying value of the property. Weyerhaeuser’s strategy is to cease holding Coyote Springs for development and to initiate activities in the near-term to market the assets to potential third-party buyers. The undiscounted cash flows under Weyerhaeuser’s asset sale strategy were below the carrying value of the property. Consequently, WRECO recognized a non-cash charge of $343.3 million in the fourth quarter of 2013 for the impairment of Coyote Springs.

Non-single-family gross margin can vary by transaction due to a number of factors including property use (for example, residential, multi-family, commercial or civic use), regulatory approval status (for example, unentitled, tentative approval or final approval), property condition (for example, undeveloped, partially developed or finished ready for construction), on-site and off-site improvement requirements (for example, utilities or transportation) and local market demand/supply dynamics.

Excluding impairments of non-single-family homebuilding inventory assets and related assets and interest included in non-single-family costs, adjusted non-single-family gross margin percentage was 47.0% for the year ended December 31, 2013, compared to 44.5% for the year ended December 31, 2012. Adjusted non-single-family gross margin is a non-GAAP financial measure. WRECO believes this information is meaningful to investors because it isolates the collective impact of impairment and interest charges on non-single-family gross margin. The table presented above reconciles this non-GAAP financial measure to non-single-family gross margin, the nearest GAAP equivalent.

Sales and Marketing Expense (dollars in thousands)

	Year Ended December 31,		Increase (Decrease)
	2013	2012	Amount	%
Homebuilding subsidiaries:
Maracay	$12,596	$9,125	$3,471	38%
Pardee	33,976	27,068	6,908	26%
Quadrant	12,671	13,528	(857)	(6%)
Trendmaker	19,445	16,103	3,342	21%
Winchester	15,299	11,664	3,635	31%
Corporate and other	534	534	—	—%

Total	$94,521	$78,022	$16,499	21%

Sales and marketing expense increased $16.5 million, or 21%, to $94.5 million for the year ended December 31, 2013 from $78.0 million for the year ended December 31, 2012. The increase in sales and marketing expense is primarily attributable to variable costs, such as sales commissions and closing costs, related to a 27% increase in the number of homes delivered, and additional expenses associated with 49 new community openings during the year ended December 31, 2013, an increase of 75% over the year ended December 31, 2012. Pardee sales and marketing expense comprised the most significant portion of the overall year-over-year increase due to a 74% increase in the number of homes delivered and a 77% increase in single-family home sales revenue. Quadrant’s sales and marketing expenses decreased 6% year-over-year, primarily due to a 13% decrease in the number of homes delivered during the year ended December 31, 2013 as compared to the year ended December 31, 2012. While total sales and marketing expenses increased in absolute dollars, sales and marketing expense as a percentage of total single-family home sales revenue declined for the year ended December 31, 2013 to 7.8% from 9.0% in the year ended December 31, 2012. The fixed component of sales and marketing expenses benefited from a 40% increase in single-family homes sales from 2012 to 2013.

General and Administrative Expense (dollars in thousands)

	Year Ended December 31,		Increase (Decrease)
	2013	2012	Amount	%
Homebuilding subsidiaries:
Maracay	$4,462	$4,153	$309	7%
Pardee	16,766	18,071	(1,305)	(7%)
Quadrant	5,984	5,348	636	12%
Trendmaker	6,164	5,768	396	7%
Winchester	6,214	6,646	(432)	(7%)
Corporate and other	34,654	35,597	(943)	(3%)

Total	$74,244	$75,583	($1,339)	(2%)

General and administrative expense decreased $1.3 million, or 2%, to $74.2 million for the year ended December 31, 2013 from $75.6 million for the year ended December 31, 2012. For the years ended December 31, 2013 and 2012, WRECO incurred $22.9 million and $20.5 million, respectively, of allocated corporate general and administrative expense from Weyerhaeuser, a 12% increase year-over-year. Direct general and administrative expense decreased $3.7 million for the year ended December 31, 2013 compared to the year ended December 31, 2012, primarily due to lower employee variable compensation costs. General and administrative expense as a percentage of total single-family home sales revenue was 6.1% and 8.7% for the years ended December 31, 2013 and 2012, respectively. The primarily fixed nature of general and administrative costs benefited from a 40% increase in single-family homes sales from 2012 to 2013.

Restructuring Costs

Restructuring costs for the year ended December 31, 2013 totaled $10.9 million compared with $2.5 million for the year ended December 31, 2012. The $8.4 million increase includes a $5.1 million increase in employee-related costs such as severance and retention, primarily incurred in connection the pending Transactions, and a $3.3 million increase in lease termination costs related to contract terminations resulting from general cost reduction initiatives.

Other Income (Expense)

Other income for the year ended December 31, 2013 totaled $2.5 million compared with $0.9 million for the year ended December 31, 2012. The $1.6 million increase is primarily attributable to a $1.8 million increase in interest income on outstanding notes receivable, a $1.6 million increase in marketing fee income, a $1.4 million decrease in interest expense and a $2.5 million decrease in earnings from unconsolidated entities. During 2013, WRECO entered into joint marketing agreements with certain preferred lenders. Similar activities had previously occurred within a partnership with a preferred lender. This change resulted in an increase in marketing fee income and a decrease in earnings from unconsolidated entities for the year ended December 31, 2013, as compared to the year ended December 31, 2012.

Interest incurred for the year ended December 31, 2013 totaled $22.7 million, of which $19.1 million was capitalized to inventory in process of construction or development, including both real estate under development and land under development, leaving $3.6 million not eligible for capitalization that was expensed. Interest incurred for the year ended December 31, 2012 totaled $27.1 million, of which $22.1 million was capitalized to inventory in process of construction or development, leaving $5.0 million not eligible for capitalization that was expensed. The period over period decrease in total interest incurred was the result of varying interest rates on the mix of average outstanding debt.

Income Tax Expense

The benefit for income taxes in 2013 is due to the loss from continuing operations before taxes. The 2013 effective tax rate decreased to 36.3% from 39.1% in 2012 due primarily to a reduction in state income taxes in 2013 resulting from a change in WRECO’s revenue mix by state, partially offset by an increase to the rate (providing an increase in the tax benefit when applied to the pretax loss) for federal tax credits.

Net Earnings from discontinued operations

Net earnings from discontinued operations were $1.8 million for the year ended December 31, 2013 compared to $0.8 million for the year ended December 31, 2012. 2013 included a $1.9 million gain on the sale of Weyerhaeuser Realty Investors, Inc. to WNR.

Net Earnings Attributable to Common Shareholder

As a result of the foregoing factors, net earnings (loss) attributable to common shareholder for the year ended December 31, 2013 were $(149.5) million compared with $61.5 million for the year ended December 31, 2012.

Lots Owned and Controlled

WRECO acquires land pursuant to purchase contracts and option contracts, typically at fixed prices. Option contracts may require refundable or non-refundable deposits, which vary by transaction, and permit, but do not obligate, WRECO to acquire the land. The term within which WRECO can exercise its option varies by transaction and the closing of the acquisition is often contingent upon the completion of necessary entitlement or infrastructure improvements. Depending upon the transaction, WRECO may acquire all of the land at one time or it may have the right to acquire a specified number of lots over agreed upon intervals. The following table summarizes lots owned and controlled by homebuilding subsidiary as of December 31, 2013 and December 31, 2012:

	As of December 31,		Increase (Decrease)
	2013	2012	Amount	%
Lots owned
Maracay	1,118	735	383	52%
Pardee (1)	28,636	29,805	(1,169)	(4)%
Quadrant	864	910	(46)	(5)%
Trendmaker	679	567	112	20%
Winchester	2,105	2,190	(85)	(4)%

Total	33,402	34,207	(805)	(2)%

Lots controlled (2)
Maracay	1,189	845	344	41%
Pardee (1)	57,439	56,821	618	1%
Quadrant	520	496	24	5%
Trendmaker	1,074	1,014	60	6%
Winchester	1,088	914	174	19%

Total	61,310	60,090	1,220	2%

Total lots owned and controlled	94,712	94,297	415	0%

(1)	Includes 10,686 lots owned and 56,413 lots controlled that are expected to be transferred to Weyerhaeuser and its subsidiaries by WRECO as a result of the REB Transfers. See “The Transaction Agreement – Transfers of Certain Assets and Assumption of Certain Liabilities.”
(2)	Lots controlled include lots under purchase agreements or option contracts, but excludes lots subject to non-binding agreements such as letters of intent. There can be no assurance that WRECO will acquire these lots on the terms or timing anticipated, or at all, or that WRECO will proceed to build and sell homes on any of these lots.

Comparing the Years Ended December 31, 2012 and 2011

Single-Family Net New Home Orders, Monthly Absorption Rate and Cancellation Rate

	Single-family Net New Home Orders				Monthly Absorption Rate		Cancellation Rate
	Year Ended December 31,		Increase (Decrease)		Year Ended December 31,		Year Ended December 31,
	2012	2011	Amount	%	2012	2011	2012	2011
Maracay	420	242	178	74%	3.5	1.8	8%	9%
Pardee	915	545	370	68%	4.5	2.7	16%	22%
Quadrant	419	353	66	19%	3.2	2.0	26%	21%
Trendmaker	522	481	41	9%	2.4	2.2	12%	13%
Winchester	389	281	108	38%	2.0	1.8	7%	2%

Total	2,665	1,902	763	40%	3.1	2.1	15%	16%

Net new home orders for the year ended December 31, 2012 increased 763, or 40%, to 2,665 compared to 1,902 during the same period in 2011. The year-over-year increase was driven by higher net new home order activity among all homebuilding subsidiaries, with the most significant increases occurring at Maracay and Pardee as a result of improved market conditions in both Arizona and California.

WRECO’s absorption rate increased to 3.1 net new home orders per month for the year ended December 31, 2012 compared to 2.1 net new home orders per month for the year ended December 31, 2011. Each of WRECO’s subsidiaries experienced year-over-year increases due to the improved market conditions for housing, particularly in Arizona and California. The absorption rate for Maracay increased 94% to 3.5 net new home orders per month for the year ended December 31, 2012 from 1.8 net new home orders per month for the year ended December 31, 2011, while the absorption rate for Pardee increased 67% to 4.5 net new orders per month for the year ended December 31, 2012 from 2.7 net new home orders per month for the year ended December 31, 2011.

WRECO’s cancellation rate of homebuyers who contracted to buy a home but did not close escrow (as a percentage of overall orders) was 15% for the year ended December 31, 2012 compared to 16% for the year ended December 31, 2011. The decrease in cancellation rate at Pardee to 16% for the year ended December 31, 2012 from 22% for the year ended December 31, 2011 reflects improved market conditions. The increase in cancellation rate at Quadrant to 26% for the year ended December 31, 2012 from 21% for the year ended December 31, 2011 relates to its shift in market focus from value-oriented product to the move-up segment. Winchester’s cancellation rate was 7% for the year ended December 31, 2012 as compared to an unusually low 2% for the year ended December 31, 2011. Management believes that the higher cancellation rate during 2012 is more representative of the cancellation rate that Winchester is likely to experience given its target market and homebuyer profile.

Average Selling Communities

	Year Ended December 31,		Increase (Decrease)
	2012	2011	Amount	%
Maracay	10	11	(1)	(9)%
Pardee	17	17	—	0%
Quadrant	11	15	(4)	(27)%
Trendmaker	18	18	—	0%
Winchester	16	13	3	23%

Total	72	74	(2)	(3)%

Selling communities at end of the year	68	69	(1)	(1)%

WRECO’s homebuilding subsidiaries opened 31 new communities and closed 32 during the year ended December 31, 2012. The average number of selling communities was 72 for the year ended December 31, 2012, a slight decrease from 74 for the year ended December 31, 2011. The number of selling communities at the end of the year was 68 as of December 31, 2012 compared to 69 as of December 31, 2011.

The decrease in selling communities reflects the net effect of new community openings and community closings that occurred throughout the year. The average number of selling communities for the period is also affected by the timing of new community openings and community closings. Maracay opened three new communities and closed seven in 2012, ending the year with seven selling communities. Pardee opened 11 new communities and closed six in 2012, ending the year with 18 selling communities. Quadrant opened five new communities and closed 10 in 2012, ending the year with eight selling communities. Trendmaker opened five new communities and closed three in 2012, ending the year with 20 selling communities. Winchester opened seven new communities and closed six in 2012, ending the year with 15 selling communities.

Backlog Units

	December 31,		Increase (Decrease)
	2012	2011	Amount	%
Maracay	91	60	31	52%
Pardee	311	77	234	304%
Quadrant	105	101	4	4%
Trendmaker	158	113	45	40%
Winchester	116	79	37	47%

Total	781	430	351	82%

The increase in backlog units of 351 homes was driven primarily by a 40% increase in net new home orders during the year ended December 31, 2012 as compared to the prior year, when the backlog levels were unusually low as a result of the overall industry market conditions. The 304% increase in backlog units at Pardee as of December 31, 2012 compared to December 31, 2011 relates to an increase in net new home orders and an increase of five open selling communities as of December 31, 2012 compared to December 31, 2011.

Backlog Dollar Value (dollars in thousands)

	December 31,		Increase (Decrease)
	2012	2011	Amount	%
Maracay	$24,761	$16,037	$8,724	54%
Pardee	129,770	35,152	94,618	269%
Quadrant	32,106	28,517	3,589	13%
Trendmaker	70,326	44,925	25,401	57%
Winchester	85,534	42,874	42,660	100%

Total	$342,497	$167,505	$174,992	104%

The dollar value of backlog increased $175.0 million, or 104%, to $340.7 million as of December 31, 2012 from $167.5 million as of December 31, 2011. The increase in dollar value of backlog reflects an increase in the number of homes in backlog and an increase in the average sales price of backlog. The average sales price of backlog increased $49,000, or 13%, to $439,000 as of December 31, 2012 compared to $390,000 as of December 31, 2011. The increase in average sales price of homes in backlog is attributable to the introduction of new product with larger square footage at higher prices in newly opened selling communities and higher prices at existing communities from price increases.

At Maracay, the dollar value of backlog increased 54% to $24.8 million as of December 31, 2012 from $16.0 million as of December 31, 2011, which is attributable to a 52% increase in the number of homes in backlog and a 2% increase in the average sales price of homes in backlog to $272,000 as of December 31, 2012 compared to $267,000 as of December 31, 2011.

At Pardee, the dollar value of backlog increased 269% to $129.8 million as of December 31, 2012 from $35.2 million as of December 31, 2011, which is attributable to a 304% increase in the number of homes in backlog, offset by a 9% decrease in the average sales price of homes in backlog to $417,000 as of December 31, 2012 compared to $457,000 as of December 31, 2011. The decrease in the average sales price in backlog is due to a regional shift of units in backlog to the lower priced Las Vegas market from the higher priced San Diego market.

At Quadrant, the dollar value of backlog increased 13% to $32.1 million as of December 31, 2012 from $28.5 million as of December 31, 2011, which is attributable to a 9% increase in the average sales price of homes in backlog to $306,000 as of December 31, 2012 compared to $282,000 as of December 31, 2011 and a 4% increase in the number of homes in backlog. The increase in the average sales price in backlog is due to higher average sales prices in new selling communities opened in 2012.

At Trendmaker, the dollar value of backlog increased 57% to $70.3 million as of December 31, 2012 from $44.9 million as of December 31, 2011, which is attributable to a 40% increase in the number of homes in backlog and a 12% increase in the average sales price of homes in backlog to $445,000 as of December 31, 2012 compared to $398,000 as of December 31, 2011. The increase in the average sales price in backlog is due to higher average sales prices in new selling communities opened in 2012 as well as improved conditions in the Houston market.

At Winchester, the dollar value of backlog increased 100% to $85.5 million as of December 31, 2012 from $42.9 million as of December 31, 2011, which is attributable to a 47% increase in the number of homes in backlog and a 36% increase in the average sales price of homes in backlog to $737,000 as of December 31, 2012 compared to $543,000 as of December 31, 2011. The increase in the average sales price in backlog is attributable to higher average prices in selling communities opened in 2012 as well as a change in product mix to higher price homes.

New Homes Delivered

	Year Ended December 31,		Increase (Decrease)
	2012	2011	Amount	%
Maracay	389	221	168	76%
Pardee	681	585	96	16%
Quadrant	415	340	75	22%
Trendmaker	477	453	24	5%
Winchester	352	313	39	12%

Total	2,314	1,912	402	21%

New homes delivered increased by 402, or 21%, to 2,314 for the year ended December 31, 2012 compared to 1,912 for the prior year. The increase in new home deliveries was primarily attributable to an increase in net new home orders, partially offset by an increase in units in backlog as a result of the factors discussed above.

Average Sales Price of Homes Delivered (dollars in thousands)

	Year Ended December 31,		Increase (Decrease)
	2012	2011	Amount	%
Maracay	$265	$271	$(6)	(2)%
Pardee	$397	$436	$(39)	(9)%
Quadrant	$292	$282	$10	4%
Trendmaker	$419	$387	$32	8%
Winchester	$499	$582	$(83)	(14)%

Total	$376	$402	$(26)	(6)%

The average sales price of homes delivered decreased $26,000, or 6%, to $376,000 for the year ended December 31, 2012 compared to $402,000 for the year ended December 31, 2011, primarily as a result of lower average sales prices at Pardee and Winchester.

At Pardee, the average sales price of homes delivered decreased $39,000, or 9%, primarily due to a regional shift to the lower priced Inland Empire market from the higher priced San Diego market.

At Winchester, the average sales price of homes delivered decreased $83,000, or 14%, to $499,000 for the year ended December 31, 2012 compared to $582,000 for the year ended December 31, 2011 primarily due to a shift in product mix toward lower priced attached versus detached homes.

Single-Family Home Sales Revenue (dollars in thousands)

	Year Ended December 31,		Increase (Decrease)
	2012	2011	Amount	%
Maracay	$103,222	$59,836	$43,386	73%
Pardee	270,583	255,095	15,488	6%
Quadrant	121,311	95,733	25,578	27%
Trendmaker	199,933	175,378	24,555	14%
Winchester	175,547	182,029	(6,482)	(4)%

Total	$870,596	$768,071	$102,525	13%

Single-family home sales revenue increased $102.5 million, or 13%, to $870.6 million for the year ended December 31, 2012 compared to $768.1 million for the year ended December 31, 2011. The increase was primarily attributable to an increase in revenue of $161.5 million due to a 21% increase in the number of homes delivered to 2,314 for the year ended December 31, 2012 from 1,912 for the prior year. This increase was partially offset by a decrease in revenue of $59.0 million related to a decrease in the average sales price of homes delivered of $26,000 per unit to $376,000 for the year ended December 31, 2012 from $402,000 for the prior year. Price decreases at Maracay, Pardee, and Winchester, more than offset price increases at Quadrant and Trendmaker for the year ended December 31, 2012 as compared with the prior year. In addition, the average price decreased due to a shift in the product mix of home deliveries to lower priced markets from higher priced markets.

Single-Family Gross Margin Percentage

	Year Ended December 31,		Increase (Decrease)
	2012	2011
Maracay	18.0%	12.4%	5.6%
Pardee	25.3%	32.0%	(6.7)%
Quadrant	13.2%	6.7%	6.5%
Trendmaker	20.2%	17.8%	2.4%
Winchester	18.9%	22.7%	(3.8)%

Total	20.3%	21.9%	(1.6)%

Adjusted single-family gross margin percentage (1)	22.9%	25.6%	(2.7)%

(1)	Non-GAAP financial measure (discussed below).

Single-family gross margin represents single-family home sales revenue less single-family home costs and impairments of single-family homebuilding inventory. Single-family homes costs increased $101.0 million, or 17%, to $690.6 million for the year ended December 31, 2012 from $589.6 million for the year ended December 31, 2011. The increase is primarily due to a 21% increase in the number of homes delivered, partially offset by a proportional increase of deliveries in markets with lower average per unit gross margins.

The single-family gross margin percentage decreased to 20.3% for the year ended December 31, 2012 from 21.9% for the year ended December 31, 2011. The decrease is primarily due to a shift in product mix at Pardee to the lower margin Inland Empire market and at Winchester to lower margin attached product. This decrease was partially offset by higher margins at Quadrant and Maracay primarily due to lower impairments for the year ended December 31, 2012 as compared to 2011. The impairment charge in 2011 was primarily related to the impairment of two individual communities. A $2.0 million impairment at Maracay was triggered by price reductions in a community in response to local market conditions. A $6.1 million impairment at Quadrant was triggered by slower than expected new orders in a community as a result of local market conditions and management’s decision to market the community for sale.

Excluding impairments of single-family homebuilding inventory and related assets and interest in single-family home costs, the adjusted single-family gross margin percentage was 22.9% for the year ended December 31, 2012, compared to 25.6% for the year ended December 31, 2011. Adjusted single-family gross margin is a non-GAAP financial measure. WRECO management believes this information is meaningful to investors because it isolates the collective impact of these impairment and interest charges on single-family gross margin and permits investors to make better comparisons with WRECO’s competitors, who adjust gross margins in a similar fashion.

The following table reconciles this non-GAAP financial measure to single-family gross margin, the nearest GAAP equivalent (dollars in thousands):

	Year Ended December 31,
	2012	% of Revenue	2011	% of Revenue
Single-family home sales revenue	$870,596	100.0%	$768,071	100.0%
Single-family home cost	(690,578)	(79.3)%	(589,574)	(76.8)%
Impairments of single-family homebuilding inventory	(3,319)	(0.4)%	(10,399)	(1.3)%

Single-family gross margin	176,699	20.3%	168,098	21.9%
Add: Impairments of single-family homebuilding inventory	3,319	0.4%	10,399	1.3%
Add: Interest amortization in single-family home cost	19,706	2.2%	18,367	2.4%

Adjusted single-family gross margin	$199,724	22.9%	$196,864	25.6%

Single-family gross margin percentage	20.3%		21.9%

Adjusted single-family gross margin percentage	22.9%		25.6%

Non-Single-Family Operations (dollars in thousands)

	Year Ended December 31,
	2012	% of Revenue	2011	% of Revenue
Non-single-family revenue	$199,710	100.0%	$69,674	100.0%
Non-single-family cost	(121,357)	(60.8)%	(39,224)	(56.3)%
Impairments of non-single-family inventory and related assets	(272)	(0.1%)	(620)	(0.9%)

Non-single family gross margin	$78,081	39.1%	$29,830	42.8%
Add: impairments of non-single-family and related assets	272	0.1%	620	0.9%
Add: Interest amortization in non-single-family cost	10,586	5.3%	4,924	7.1%

Adjusted non-single-family gross margin(1)	$88,939	44.5%	$35,374	50.8%

(1)	Non-GAAP financial measure (discussed below).

Non-single-family revenue for the year ended December 31, 2012 was $199.7 million, primarily related to the sale of Cross Creek Ranch, a 3,200 acre master planned community in Houston for approximately $100 million. The balance of the activity during 2012 included approximately $86 million in revenue from the sale of a multi-family site and two commercial sites in Southern California. Non-single-family revenue for the year ended December 31, 2011 was $69.7 million primarily due to the sale of residential lots in California, Texas and Washington and an acreage sale in Northern California.

Non-single-family gross margin represents non-single-family revenue less non-single-family cost. For the year ended December 31, 2012, non-single-family gross margin was $78.1 million compared to $29.8 million for the year ended December 31, 2011. Non-single-family gross margin can vary by transaction due to a number of factors including property use (for example, residential, multi-family, commercial or civic use), regulatory approval status (for example, unentitled, tentative approval or final approval), property condition (for example, undeveloped, partially developed or finished ready for construction), on-site and off-site improvement requirements (for example, utilities or transportation) and local market demand/supply dynamics.

Excluding impairments of non-single-family homebuilding inventory assets and related assets and interest included in non-single-family costs, adjusted non-single-family gross margin percentage was 44.5% for the year ended December 31, 2012, compared to 50.8% for the year ended December 31, 2011. Adjusted non-single-family gross margin is a non-GAAP financial measure. WRECO believes this information is meaningful to investors because it isolates the collective impact of impairment and interest charges on non-single-family gross margin. The table presented above reconciles this non-GAAP financial measure to non-single-family gross margin, the nearest GAAP equivalent.

Sales and Marketing Expense (dollars in thousands)

	Year Ended December 31,		Increase (Decrease)
	2012	2011	Amount	%
Homebuilding subsidiaries:
Maracay	$9,125	$6,957	$2,168	31%
Pardee	27,068	23,626	3,442	15%
Quadrant	13,528	13,737	(209)	(2)%
Trendmaker	16,103	15,163	940	6%
Winchester	11,664	11,226	438	4%
Corporate and other	534	878	(344)	(39)%

Total	$78,022	$71,587	$6,435	9%

Sales and marketing expense increased $6.4 million, or 9%, to $78.0 million for the year ended December 31, 2012 from $71.6 million for the year ended December 31, 2011. The increase in sales and marketing expense was primarily attributable to higher commission expense due to an increase in the number of homes delivered. Sales and marketing expense was 9.0% and 9.3% of total single-family home sales revenue for the year ended December 31, 2012 and December 31, 2011, respectively.

General and Administrative Expense (dollars in thousands)

	Year Ended December 31,		Increase (Decrease)
	2012	2011	Amount	%
Homebuilding subsidiaries:
Maracay	$4,153	$2,856	$1,297	45%
Pardee	18,071	23,807	(5,736)	(24)%
Quadrant	5,348	5,546	(198)	(4)%
Trendmaker	5,768	4,426	1,342	30%
Winchester	6,646	6,321	325	5%
Corporate and other	35,597	28,392	7,205	25%

Total	$75,583	$71,348	$4,235	6%

General and administrative expense increased $4.2 million, or 6%, to $75.6 million for the year ended December 31, 2012 from $71.3 million for the year ended December 31, 2011. The increase was attributable to the $7.2 million increase in corporate and other, which was primarily due to a $3.2 million increase in allocated corporate general and administrative expense from Weyerhaeuser and a $2.5 million increase in WRECO corporate general and administrative expense, in each case primarily due to increased employee variable compensation due to year-over-year improved performance. The $5.7 million decrease at Pardee was the result of organizational changes and realignment of administrative functions. For the years ended December 31, 2012 and 2011, WRECO incurred a total of $20.5 million and $17.3 million, respectively, of allocated corporate general and administrative expense from Weyerhaeuser. General and administrative expense as a percentage of total single-family home sales revenue was 8.7% and 9.3% for the year ended December 31, 2012 and December 31, 2011, respectively.

Other Income (Expense)

Other income for the year ended December 31, 2012 totaled $0.9 million compared with other income of $2.1 million for the year ended December 31, 2011. The decrease of $1.2 million was primarily attributable to a $2.8 million increase in interest expense, partially offset by a $0.9 million increase in earnings from unconsolidated entities.

Interest incurred for the year ended December 31, 2012 totaled $27.1 million, of which $22.1 million was capitalized to inventory in process of construction or development, including both real estate under development and land under development, leaving $5.0 million not eligible for capitalization that was expensed. Interest incurred for the year ended December 31, 2011 totaled $23.7 million, of which $21.5 million was capitalized to inventory in process of construction or development, leaving $2.2 million not eligible for capitalization that was expensed. The year-over-year increase in total interest incurred was the result of higher average outstanding debt.

Income Tax Expense

Income tax expense increased $19.6 million, or 102%, to $38.9 million for the year ended December 31, 2012 from $19.3 million for the year ended December 31, 2011. The increase in income tax expense was primarily attributable to higher earnings from continuing operations before taxes. The 2012 effective tax rate increased to 39.1% from 35.6% in 2011 primarily due to the expiration of federal tax credits in 2012, along with a decrease in our state deferred tax asset due to a California law change.

Net Earnings Attributable to Common Shareholder

As a result of the foregoing factors, net earnings attributable to common shareholder for the year ended December 31, 2012 was $61.5 million compared to $35.5 million for the year ended December 31, 2011.

Lots Owned and Controlled

The following table summarizes lots owned and controlled by homebuilding subsidiary as of December 31, 2012 and December 31, 2011:

	As of December 31,		Increase (Decrease)
	2012	2011	Amount	%
Lots owned
Maracay	735	335	400	119%
Pardee (1)	29,805	31,142	(1,337)	(4)%
Quadrant	910	919	(9)	(1)%
Trendmaker	567	909	(342)	(38)%
Winchester	2,190	1,533	657	43%

Total	34,207	34,838	(631)	(2)%

Lots controlled (2)
Maracay	845	625	220	35%
Pardee (1)	56,821	57,117	(296)	(1)%
Quadrant	496	237	259	109%
Trendmaker	1,014	4,386	(3,372)	(77)%
Winchester	914	1,451	(537)	(37)%

Total	60,090	63,816	(3,726)	(6)%

Total lots owned and controlled	94,297	98,654	(4,357)	(4)%

(1)	Includes 10,686 lots owned and 56,413 lots controlled that are expected to be transferred to Weyerhaeuser and its subsidiaries by WRECO as a result of the REB Transfers. See “The Transaction Agreement – Transfers of Certain Assets and Assumption of Certain Liabilities.”
(2)	Lots controlled include lots under purchase agreements or option contracts, but excludes lots subject to non-binding agreements such as letters of intent. There can be no assurance that WRECO will acquire these lots on the terms or timing anticipated, or at all, or that WRECO will proceed to build and sell homes on any of these lots.

Liquidity and Capital Resources

Overview

WRECO’s principal use of its liquidity and capital for the three months ended March 31, 2014 and for the year ended December 31, 2013 was to support its operations, including land acquisition, land development, home construction, operating expenses and the payment of routine liabilities. WRECO uses funds generated by operations and borrowings from Weyerhaeuser to meet its short-term working capital requirements. WRECO’s management is focused on generating positive margins and maintaining controls on expenditures, including those related to land acquisition, development and home construction in order to maintain a strong balance sheet.

Cash flows for each of WRECO’s communities depend on their stage in the development cycle and can differ substantially from reported earnings. In addition, cash flows are affected by the stage of the business cycle the real estate and homebuilding industry is in, as expansion through increased community count requires an incremental investment of cash. Early stages of development or expansion require significant cash outlays for land acquisition, entitlement and other approvals, development of roads, utilities, general landscaping and other amenities, as well as the construction of model homes. As part of its business of developing master planned communities, WRECO also sells lots to other homebuilders and land to multi-family or commercial developers with a focus on generating positive margins and increasing the returns on these investments. The sale of land and lots generates cash for reinvestment of capital in communities, funds growth and services other corporate needs.

The availability of substantially completed lots in desirable locations is becoming more limited and competitive. As a result, the amount of spending on land development is increasing as purchases of undeveloped land or partially finished lots increases. WRECO intends to use cash generated from the sale of inventory, including land and lots in its master planned communities, net of debt service obligations, to acquire and develop well positioned land in its existing markets, as well as for other operating purposes. WRECO’s management believes this reinvestment will create opportunities to generate desired margins and help expand its operations to meet market demand.

Weyerhaeuser manages WRECO’s cash balances. As part of its cash management strategy, Weyerhaeuser may choose to fund WRECO’s cash needs through affiliated entities in lieu of utilizing existing third-party borrowing capacity or arranging for new borrowings, such as a credit facility, on WRECO’s behalf. WRECO has a revolving promissory note payable to Weyerhaeuser as a result of this activity. The promissory note will be extinguished in connection with the Transactions. See “The Transactions” for more details on the extinguishment of the promissory note in connection with the Transactions. Following the consummation of the Transactions, WRECO expects, based on discussions with TRI Pointe regarding post-closing liquidity of the combined businesses, to use funds generated by operations and the proceeds from the New Debt that are not paid to WNR to meet its short-term working capital requirements. TRI Pointe also expects to deploy its sources of liquidity and capital, including borrowings under the Revolving Credit Agreement or a new credit facility, to replace the funding previously provided to WRECO by Weyerhaeuser.

Debt Payable to Weyerhaeuser

WRECO’s debt payable to Weyerhaeuser was $868.8 million as of March 31, 2014 at an interest rate of 1.86% per annum. WRECO’s debt payable to Weyerhaeuser was $834.6 million as of December 31, 2013 at an interest rate of 1.87%. The debt payable to Weyerhaeuser as of December 31, 2012 was $689.6 million at an interest rate of 1.92%. The interest rate and terms of the revolving promissory note payable to Weyerhaeuser are reviewed annually. The current expiration is the earlier of December 31, 2014 and the Closing Date. See Note 11: Relationship and Transactions with Weyerhaeuser to WRECO’s consolidated financial statements included in this proxy statement and “The Transactions” for more information.

Debt Payable to Third Parties

WRECO had fully paid all outstanding debt payable to third parties as of December 31, 2013. Debt payable to third parties at December 31, 2012 was $109.3 million consisting of medium-term notes at a weighted average interest rate of 6.15% and a bond at a rate of 0.25%.

        In connection with the Transactions, WRECO will incur $800 million or more in aggregate principal amount of debt financing in the form of (i) debt securities, (ii) the Senior Unsecured Bridge Facility or (iii) a combination thereof, which debt will be an obligation of WRECO and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions. See “Debt Financing” for more information.

Revolving Credit Facility

During 2013, WRECO entered into a new $1.0 billion five year senior unsecured revolving credit facility jointly with Weyerhaeuser that expires in September 2018. This replaces a $1.0 billion revolving credit facility that was set to expire in June 2015. Conditions of the line of credit include that WRECO can borrow up to $50.0 million under this credit facility and neither of the entities is a guarantor of the borrowing of the other.

Borrowings under the revolving credit facility are at LIBOR plus a spread or at other interest rates mutually agreed upon between the borrower and the lending banks. There were no net proceeds from borrowings under the available credit facility as of March 31, 2014, December 31, 2013 or December 31, 2012. As of March 31, 2014 and December 31, 2013, WRECO was in compliance with the credit facility covenants. See Note 12: Debt and Revolving Lines of Credit to WRECO’s consolidated financial statements included in this proxy statement for more information.

Upon the consummation of the Transactions, WRECO will no longer be a party to the revolving credit facility and will be unable to borrow under the facility.

Covenants

Key covenants related to WRECO’s revolving credit facility include the requirement to maintain a minimum capital base, as defined, of $100 million and ownership by Weyerhaeuser or a subsidiary of at least 79 percent of the aggregate ordinary voting power represented by the issued and outstanding capital stock of WRECO. As of March 31, 2014, WRECO had a capital base of $774.5 million, was a wholly owned subsidiary of Weyerhaeuser and therefore was in compliance with these covenants.

Debt-to-Capital

WRECO’s management believes that its leverage ratios provide useful information to the users of its financial statements regarding its financial position and cash and debt management. The ratio of debt-to-capital and the ratio of net debt-to-capital are calculated as follows (dollars in thousands):

	As of March 31, 2014	As of December 31, 2013	As of December 31, 2012
Debt payable to third parties	$—	$—	$109,255
Debt payable to Weyerhaeuser	868,809	834,589	689,553
Debt (nonrecourse to WRECO) held by variable interest entities	6,041	6,571	989

Total debt	874,850	841,160	799,797
Shareholder’s interest	806,415	797,096	953,779
Noncontrolling interests	30,219	28,421	39,948

Total capital	$1,711,484	$1,666,677	$1,793,524

Ratio of debt-to-capital (1)	51.1%	50.5%	44.6%

Debt payable to third parties	$—	$—	$109,255
Debt payable to Weyerhaeuser	868,809	834,589	689,553
Debt (nonrecourse to WRECO) held by variable interest entities	6,041	6,571	989

Total debt	874,850	841,160	799,797
Less: Cash	(3,338)	(4,510)	(5,212)

Net debt	871,512	836,650	794,585
Shareholder’s interest	806,415	797,096	953,779
Noncontrolling interests	30,219	28,421	39,948

Total capital	$1,708,146	$1,662,167	$1,788,312

Ratio of net debt-to-capital (2)	51.0%	50.3%	44.4%

(1)	The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by total capital.
(2)	The ratio of net debt-to-capital is computed as the quotient obtained by dividing net debt (which is total debt less cash) by total capital. The most directly comparable GAAP financial measure is the ratio of debt-to-capital. WRECO’s management believes the ratio of net debt-to-capital is a relevant financial measure for investors to understand the leverage employed in its operations and as an indicator of its ability to obtain financing. See the table above reconciling this non-GAAP financial measure to the ratio of debt-to-capital.

Cash Flows – Three Months Ended March 31, 2014 Compared to the Three Months Ended March 31, 2013

For the three months ended March 31, 2014 as compared to the three months ended March 31, 2013, the comparison of cash flows is as follows:

•	Net cash flow from operations increased by $46.2 million to a use of $25.2 million in the 2014 period from a use of $71.4 million in the 2013 period. Increases in cash from operating activities included (i) a $33.9 million increase in cash from single-family operations with a $57.0 million increase in proceeds from the sale of single-family homes as a result of both a shift in mix to higher priced home closings and an increase in closing volume in the 2014 period, net of $23.1 million in higher construction and other costs; and (ii) a $15.1 million increase in net proceeds from non-single family activities, including land and lot sales and collections on notes receivables, primarily due to an increase in collections on notes receivable. These increases were partially offset by a $15.6 million increase in land acquisition and development spending.

•	Net cash used in investing activities was comparable at $2.1 million in the 2014 period and $1.7 million in the 2013 period.

•	Net cash flow from financing activities decreased $46.1 million to $26.1 million in the 2014 period from $72.2 million in 2013 period. The change was primarily the result of (i) a $38.3 million reduction in net borrowings of intercompany debt with Weyerhaeuser to $34.2 million in the 2014 period from $72.5 million in the 2013 period, (ii) a $8.8 million decrease in the change in book overdrafts to $(5.6) million in the 2014 period from $3.2 million in the 2013 period, (iii) a $2.9 million increase in net cash outflows related to consolidated variable interest entities and noncontrolling interests; partially offset by (iv) a $3.6 million decrease in the payment of returns of capital to Weyerhaeuser with no payments in the 2014 period compared to payments of $3.6 million in the 2013 period.

As of March 31, 2014, WRECO’s cash balance was $3.3 million.

Cash Flows – Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

For the year ended December 31, 2013 as compared to the year ended December 31, 2012, the comparison of cash flows is as follows:

•	Net cash flow from operations decreased by $83.8 million to a use of $21.0 million in 2013 from a source of $62.8 million in 2012. Decreases in cash from operating activities included (i) a $93.7 million decrease in net proceeds from non-single-family activities, including land and lot sales, and collections on notes receivable, primarily due to the sale of a 3,200-acre master planned community in Houston in 2012; (ii) an increase in land acquisition and development spending of $79.8 million; and (iii) a $10.2 million decrease in a refund of income taxes, with a refund of $10.5 million in 2013, compared to a refund of $20.7 million in 2012. These decreases were partially offset by a $102.0 million increase in net cash from single-family operations, including a $351.7 million increase in proceeds from the sale of single-family homes primarily due to increased closings in WRECO’s homebuilding operations, net of higher construction and other costs of $249.7 million.

•	Net cash used in investing activities increased $6.2 million to $8.3 million in 2013 from $2.1 million in 2012, primarily due to an increase in property and equipment purchases to $10.4 million in 2013 from $3.5 million in 2012. These additional purchases related to both model furnishings acquired for new selling communities and leasehold improvements made in connection with regional office relocations.

•	Net cash flow from financing activities increased $87.3 million to $28.6 million in 2013 from a use of $58.7 million in 2012. The change was primarily the result of (i) a $65.9 million reduction in debt payments to third parties, with $109.9 million of payments made in 2013 and $175.8 million paid in 2012; (ii) a $24.2 million increase in net borrowings of intercompany debt with Weyerhaeuser to $145.0 million in 2013 from $120.8 million in 2012; and (iii) a $9.6 million increase in book overdrafts to $6.8 million in 2013 from ($2.8) million in 2012; partially offset by (iv) a $11.6 million increase in the payment of returns of capital to Weyerhaeuser to $13.9 million in 2013 from $2.3 million in 2012.

As of December 31, 2013 WRECO’s cash balance was $4.5 million.

Cash Flows – Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

For the year ended December 31, 2012 as compared to the year ended December 31, 2011, the comparison of cash flows is as follows:

•	Net cash flow provided by operations increased by $45.9 million to $62.8 million in 2012 compared to $16.9 million in 2011. Increases in cash from operating activities included (i) a $45.0 million increase in cash from single-family operations with a $106.6 million increase in proceeds from the sale of single family homes primarily due to increased closings in WRECO’s homebuilding operations, net of $61.6 million in higher construction and other costs; (ii) a $74.9 million increase in net proceeds from non-single family activities, including land and lot sales and collections on notes receivable, primarily due to the sale of a 3,200-acre master planned community in Houston in 2012; (iii) a $34.0 million increase in cash receipts related to income taxes with the receipt of a net income tax refund of $20.7 million in 2012 compared to a payment of $13.3 million in 2011; and (iv) a $32.1 million reduction in the payment for a 2011 legal settlement relating to the South Edge partnership; partially offset by (v) a $136.2 million increase in land acquisition and development spending. For more details on the 2011 legal settlement, see Note 16: Commitments and Contingent Liabilities to WRECO’s consolidated financial statements included in this proxy statement.

•	Net cash used by investing activities was comparable with a net use of $2.1 million in 2012 compared to a net use of $2.8 million in 2011.

•	Net cash used by financing activities increased $46.7 million to $58.7 million in 2012 from $12.0 million in 2011. The additional use of cash was primarily due to (i) a $110.9 million increase in payments on debt payable to third parties to $175.8 million in 2012 from $64.9 million in 2011, partially offset by (ii) a $60.3 million increase in net borrowings of intercompany debt with Weyerhaeuser to $120.8 million in 2012 from $60.5 million in 2011, and (iii) a $10.6 million reduction in the payment of returns of capital to Weyerhaeuser to $2.3 million in 2012 from $12.9 million in 2011.

As of December 31, 2012, WRECO’s cash balance was $5.2 million.

Off-Balance Sheet Arrangements and Contractual Obligations

WRECO’s Contractual Obligations and Commercial Commitments

For more details about WRECO’s contractual obligations and commercial commitments see Note 11: Relationship and Transactions with Weyerhaeuser, Note 12: Debt and Revolving Lines of Credit and Note 22: Income Taxes to WRECO’s consolidated financial statements included in this proxy statement.

The following table summarizes WRECO’s future estimated cash payments under existing contractual obligations as of March 31, 2014, including estimated cash payments due by period (dollars in thousands):

	Total	Payments due by Period
		2014	2015-2016	2017-2018	Beyond 2018
Debt payable to Weyerhaeuser (1)	$868,809	$868,809	$—	$—	$—
Interest(2)	20,084	20,084	—	—	—
Operating lease obligations(3)	125,824	6,958	15,743	11,621	91,502
Land purchase commitments(4)(5)	384,473	154,207	113,529	7,870	108,867

Total	$1,399,190	$1,050,058	$129,272	$19,491	$200,369

(1)	In connection with the Transactions, up to $739 million of WRECO’s debt payable to Weyerhaeuser will be repaid and any remaining amounts outstanding under the revolving promissory note with Weyerhaeuser (if any) will be extinguished, and WRECO will incur $800 million or more in aggregate principal amount of debt financing in the form of (i) debt securities, (ii) the Senior Unsecured Bridge Facility or (iii) a combination thereof, which debt will be an obligation of WRECO and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions. See “The Transactions” and “Debt Financing” for more information.
(2)	Amounts presented for interest payments assume that all long-term debt obligations outstanding as of March 31, 2014 will remain outstanding until maturity, and interest rates on variable-rate debt in effect as of March 31, 2014 (LIBOR plus 1.70%) will remain in effect until maturity.
(3)	Operating lease commitments have not been reduced by minimum sublease rental income that is due in future periods under noncancellable sublease agreements.
(4)	Land purchase commitments represent minimum annual payments required for WRECO to retain control of land and lots under land purchase and option contracts in place as of March 31, 2014.
(5)	Land purchase commitments beyond 2018 include $105.2 million of remaining purchase commitments related to the lot option contract for Coyote Springs, which is excluded from the Transactions.

Seasonality and Cyclicality

The homebuilding industry generally exhibits seasonality. WRECO has historically experienced and in the future expects to continue to experience, variability in operating results and capital needs on a quarterly basis. Although WRECO enters into new home order contracts throughout the year, a significant portion of its order activity takes place during the spring selling season, with the corresponding deliveries taking place during the fall and early winter. WRECO’s capital needs for construction are typically greater during the spring and summer when it is building homes for delivery later in the year. Accordingly, its revenues may fluctuate significantly on a quarterly basis, and it must maintain sufficient liquidity to meet short-term operating requirements. As a result of seasonal variation, WRECO’s quarterly results of operations and its financial position at the end of a particular quarter are not necessarily representative of the results expected for the year and at year end. Additionally, the residential homebuilding and land development industry is cyclical and is substantially affected by adverse changes in general economic or business conditions that are outside of WRECO’s control. See “Risk Factors related to TRI Pointe’s Industry and Business—TRI Pointe’s business is cyclical and subject to risks associated with the real estate industry, and adverse changes in general economic or business conditions could reduce the demand for homes and have a material adverse effect on TRI Pointe.”

Off-Balance Sheet Arrangements

Off-balance sheet arrangements have not, and are not reasonably likely to, materially and adversely affect WRECO’s financial condition, results of operations or cash flows. Note 8: Variable Interest Entities, Note 12: Debt and Revolving Lines of Credit and Note 16: Commitments and Contingent Liabilities to WRECO’s consolidated financial statements included in this proxy statement contain WRECO’s disclosures of:

•	information regarding variable interest entities;

•	surety bonds; and

•	letters of credit and guarantees.

Environmental Matters, Legal Proceedings and Other Contingencies

See Note 16: Commitments and Contingent Liabilities to WRECO’s consolidated financial statements included in this proxy statement for more information.

Accounting Matters

Critical Accounting Policies

WRECO’s financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires WRECO’s management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of costs and expenses during the reporting period. On an ongoing basis, WRECO’s management evaluates its estimates and judgments, including those that impact its most critical accounting policies. Estimates and judgments are based on historical experience and various other factors that WRECO’s management believes to be reasonable under the circumstances. Actual results may differ from management’s estimates under different assumptions or conditions. WRECO’s accounting policies that require the most difficult subjective or complex judgments are listed below. Details about WRECO’s other significant accounting policies are in Note 1: Summary of Significant Accounting Policies to WRECO’s consolidated financial statements included in this proxy statement.

Inventory and Cost of Sales

Inventory consists of land, land and lots under development, homes under construction and completed homes which are stated at cost, net of impairment losses. WRECO capitalizes direct carrying costs, including interest, property taxes and related development costs to inventory. Field construction supervision and related direct overhead are also included in the capitalized cost of inventory. Direct construction costs are specifically identified and allocated to homes while other common costs, such as land, land improvements and carrying costs, are allocated to homes within a community or to lots or acreage held for sale based on total acreage in a master planned community or based on the relative sales value of homes in a residential community. The cost of inventory, including both direct construction costs and allocated land and lot costs, is recognized in cost of sales at the same time revenue is recognized and is recorded based upon total estimated costs expected to be incurred over the life of the community.

Once a parcel of land has been approved for development and the community is opened, it can typically take many years to fully develop, sell and deliver all the homes in that community depending on the number of home sites in a community and the sales and delivery pace of the homes in a community. Changes to the estimated costs are allocated to the remaining undelivered lots and homes within their respective community. The estimation and allocation of these costs requires a substantial degree of judgment by WRECO’s management.

The estimation process involved in determining relative sales or fair values is inherently uncertain because it involves estimating future sales values of homes before delivery. Additionally, in determining the allocation of costs to a particular land parcel or individual home, WRECO relies on project budgets that are based on a variety of assumptions, including assumptions about construction schedules and future costs to be incurred. It is common that actual results differ from budgeted amounts for various reasons, including construction delays, increases in costs that have not been committed or unforeseen issues encountered during construction that fall outside the scope of existing contracts, or costs that come in less than originally anticipated. While the actual results for a particular construction project are accurately reported over time, a variance between the budget and actual costs could result in the understatement or overstatement of costs and have a related impact on gross margins between reporting periods. To reduce the potential for such variances, WRECO has procedures that have been applied on a consistent basis, including assessing and revising project budgets on a periodic basis, obtaining commitments from subcontractors and vendors for future costs to be incurred and utilizing the most recent information available to estimate costs.

Impairments

Each quarter, the performance and outlook of inventory is reviewed for indicators of potential impairment. WRECO’s inventory includes residential homes under construction and completed homes, land and lots under development, and land held for future use. In addition, WRECO’s inventory is comprised of master planned communities owned by WRECO, individual subdivisions within master planned communities owned by third parties and standalone communities. Master planned communities typically include several product segments such as residential, active adult, retail and commercial. WRECO generally reviews inventory for impairment indicators at either the master planned or individual community level. In reviewing each of WRECO’s communities, WRECO determines if impairment indicators exist on inventory held and used by analyzing a variety of factors including, but not limited to, the following:

•	gross margins and selling costs on homes closed in recent months;

•	projected gross margins and selling costs on homes sold but not closed;

•	projected gross margins and selling costs based on operating budgets;

•	competitor pricing and incentives in the same or nearby communities;

•	trends in average selling prices, discounts, incentives, sales velocity and cancellations;

•	sales absorption rates;

•	performance of other communities in nearby locations;

•	significant changes in the development plan for the community; and

•	changes in the strategic alternatives for or WRECO’s strategic intent with respect to the community.

When indicators of impairment are present for a community, WRECO performs an impairment evaluation of the community. In addition, WRECO periodically reviews certain future master planned communities and land held for future use regardless of whether an impairment indicator is present. As part of WRECO’s impairment evaluation and WRECO’s periodic analysis of land held for future use, WRECO determines whether the undiscounted net cash flows estimated to be generated by those assets are less than their carrying amounts, and if so, impairment charges are recorded if the fair value of such assets is less than their carrying amounts. These estimates of cash flows are significantly impacted by community specific factors that include:

•	estimates of the amounts and timing of future revenues;

•	estimates of the amounts and timing of future land development, materials, labor, contractor, and interest costs;

•	community location and desirability, including availability of schools, retail mass transit and other services;

•	local economic and demographic trends regarding employment, new jobs and taxes;

•	variety of product types offered in the area;

•	competitor presence, product types, future competition, pricing, incentives and discounts; and

•	land availability, number of lots WRECO owns or control, entitlement restrictions and alternative uses.

For those assets deemed to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. WRECO generally uses the income approach to determine the fair value of WRECO’s land held for future use and land and lots in process of development. The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The fair value measurement is based on the value indicated by current market expectations regarding those future estimated cash inflows and outflows. WRECO uses present value techniques based on discounting the estimated cash flows at a rate commensurate with the inherent risks associated with the assets and related estimated cash flow streams. The income approach relies on management judgment regarding the various inputs to the undiscounted cash flow forecasts. When an impairment charge for a community is determined, the charge is then allocated to each lot in the community in the same manner as land and development costs are allocated to each lot.

The homebuilding impairment charge in 2013 is primarily related to the impairment of Coyote Springs. Under the terms of the Transaction Agreement, certain of WRECO’s consolidated assets and liabilities will be excluded from the transaction and retained by Weyerhaeuser, including assets and liabilities relating to Coyote Springs. During the fourth quarter of 2013, following the announcement of the Transactions, WRECO and Weyerhaeuser began exploring strategic alternatives for Coyote Springs and determined that Weyerhaeuser’s strategy for development of Coyote Springs will likely differ from WRECO’s current development plan. WRECO’s development plan was long-term in nature with development and net cash flows covering at least 15-20 years. The undiscounted cash flows for Coyote Springs under WRECO’s development plan remained above the carrying value of the property. Weyerhaeuser’s strategy is to cease holding Coyote Springs for development and to initiate activities in the near-term to market the assets to potential third-party buyers. The undiscounted cash flows under the Weyerhaeuser asset sale strategy were below the carrying value of the property. Consequently, WRECO recognized a non-cash charge of $343.3 million in the fourth quarter of 2013 for the impairment of Coyote Springs. The estimated fair value of Coyote Springs that was impaired during 2013 was primarily based on an independent appraisal that was determined using both other observable inputs (Level 2) related to other market transactions and significant unobservable inputs (Level 3) such as the timing and amounts of future cash flows related to the development of the property, timing and amounts of proceeds from acreage sales, access to water for use on the property and discount rates applicable to the future cash flows. The discount rate applied to the estimated future cash flow projections was 25 percent.

When WRECO owns land or communities under development that do not fit into WRECO’s development and construction plans and WRECO determines to sell the asset, the asset is accounted for as an asset held for sale. Finished home inventory is also accounted for as held for sale. WRECO records each asset held for sale at the lesser of its carrying value or estimated fair value less costs to sell. If the estimated fair value less costs to sell an asset is less than the current carrying value, the asset is written down to its estimated fair value less costs to sell. WRECO continues to monitor the fair value of assets held for sale through the disposition date.

When information for comparable assets is available, WRECO uses the market approach to determine the estimated fair value of assets held for sale. Under the market approach, WRECO typically uses information such as:

•	sales prices for comparable assets,

•	market studies,

•	appraisals or

•	legitimate offers.

Estimated fair values of both held and used and held for sale inventory may reflect significant management judgment and the key assumptions relating to inventory valuations may be impacted by local market economic conditions and the actions of competitors, and are inherently uncertain. Due to uncertainties in the estimation process, actual results could differ from such estimates.

During the three months ended March 31, 2014, no individual communities were reviewed for impairment as a result of circumstances that indicated the carrying value of the community may not be recoverable from future undiscounted net cash flows. During the year ended December 31, 2013, WRECO reviewed a total of 11 held and used communities for impairment. Three of these communities were reviewed due to circumstances that indicated the carrying value of the community may not be recoverable from future undiscounted net cash flows. The other eight communities were reviewed in connection with WRECO’s periodic review of future master planned communities and land held for future use, but had no specific indicators of impairment. Coyote Springs discussed above was the only community classified as held and used that was impaired during the year ended December 31, 2013. The remaining 10 communities were comprised of the following: (a) two communities at Maracay that were tested due to possible indicators of impairment with an aggregate carrying value of $3.6 million and aggregate estimated future undiscounted net cash flows of $4.4 million at the time of the impairment assessments and (b) eight communities at Pardee that were tested as part of WRECO’s periodic review of future master planned communities and land held for future use, but had no specific indicators of impairment. These eight communities had an aggregate carrying value of $393.4 million and aggregate estimated future undiscounted net cash flows of $829.2 million at the time of the impairment assessments.

As of March 31, 2014, there were no communities identified as being at risk of material impairment and WRECO believes that the carrying value of WRECO’s consolidated inventory balance of $1,501 million as of March 31, 2014 is recoverable. However if conditions in the overall housing market or in specific markets worsen in the future beyond WRECO’s current expectation, or if future changes in WRECO’s development plans or WRECO’s strategic intent with respect to individual communities significantly affect any key assumptions used in WRECO’s projections of future cash flows, or if there is any material change in any of the other items WRECO considers in assessing recoverability, WRECO may recognize charges in future periods for impairments of inventory or option deposits and capitalized pre-acquisition costs associated with the assets under option, or both. Any such charges could be material to WRECO’s consolidated financial statements.

Revenue Recognition

Single-family home sales revenue is recorded using the completed-contract method of accounting at the time each home is delivered, down payment has been received, title and possession are transferred to the buyer, and there is no significant continuing involvement with the home.

Land and lot revenue is recognized when title is transferred to the buyer, buyer has made adequate initial investment in the property, and there is no significant continuing involvement. If the buyer has not made an adequate initial or continuing investment in the property, the profit on such sales is deferred until these conditions are met.

Variable Interest Entities

WRECO accounts for variable interest entities in accordance with ASC 810, Consolidation, or ASC 810. For further details on what is a variable interest entity, or VIE, refer to Note 8: Variable Interest Entities to WRECO’s consolidated financial statements included in this proxy statement. For each VIE, WRECO assesses whether it is the primary beneficiary by first determining if it has the ability to control the activities of the VIE that most significantly impact economic performance. Those activities include, but are not limited to the ability to: direct entitlement of land; determine the budget and scope of land development work; perform land development activities; control financing decisions for the VIE; the ability to acquire additional land into the VIE or dispose of land in the VIE not already under contract; or the ability to approve, change or amend the respective VIE’s operating agreement. If WRECO is not able to control those activities, it is not considered the primary beneficiary of the VIE. If WRECO does have the ability to control those activities, the company also determines if it is expected to absorb a potentially significant amount of the VIE’s losses or, if no party absorbs the majority of such losses, if it will potentially benefit from a significant amount of the VIE’s expected gains. If WRECO is the primary beneficiary of the VIE, it will consolidate the VIE in the financial statements and reflect the VIE’s assets and liabilities as consolidated real estate not owned within the inventory balance in the consolidated balance sheet.

The equity method of accounting is used for investments that qualify as VIEs when WRECO is not the primary beneficiary.

Warranty Reserves

In the normal course of business, WRECO incurs warranty-related costs associated with homes that have been delivered to homebuyers. Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related home sale revenues are recognized and the warranty reserve is included in other accrued liabilities. Amounts accrued on homes delivered will vary based on product type and geographical area. Warranty coverage also varies depending on state and local laws. Indirect warranty overhead salaries and related costs are charged to cost of sales in the period incurred. Amounts are accrued based upon WRECO’s historical experience. WRECO periodically assesses the adequacy of the warranty reserve balance and adjusts the amounts as appropriate for current quantitative and qualitative factors. Factors that affect the warranty accruals include the number of homes delivered, historical and anticipated rates of warranty claims and cost per claim.

Contingent Liabilities

WRECO is subject to lawsuits, investigations and other claims related to product and other matters, and are required to assess the likelihood of any adverse judgments or outcomes to these matters, as well as potential ranges of probable losses. Contingent liabilities are recorded when it becomes probable the company will have to make payments and the amount of the loss can be reasonably estimated. Assessing probability of loss and estimating probable losses requires analysis of multiple factors, including: historical experience; judgments about the potential actions of third party claimants and courts and recommendations of legal counsel. In addition to contingent liabilities recorded for probable losses, WRECO discloses contingent liabilities when there is a reasonable possibility that an ultimate loss may occur.

Recorded contingent liabilities are based on the best information available and actual losses in any future period are inherently uncertain. If estimated probable future losses or actual losses exceed the recorded liability for such claims, WRECO would record additional charges as part of operating costs and expenses within the statement of operations.

Prospective Accounting Pronouncements

Currently there are no significant prospective accounting pronouncements that are expected to have a material impact on WRECO.

Quantitative and Qualitative Disclosures About Market Risk

Debt Obligations (dollars in thousands)

All third party debt was repaid as of December 31, 2013. On November 15, 2013, the promissory note payable to Weyerhaeuser was extended to the earlier of December 31, 2014 or the closing of the Transaction with TRI Pointe Homes, Inc.

WRECO’s operations are interest rate sensitive. As overall housing demand is adversely affected by increases in interest rates, a significant increase in mortgage interest rates may negatively affect the ability of homebuyers to secure adequate financing. Higher interest rates could adversely affect WRECO’s revenues, gross margins and net earnings and would also increase its variable rate borrowing costs. WRECO does not enter into, or intend to enter into, derivative financial instruments for trading or speculative purposes.

In connection with the Transactions, up to $739 million of WRECO’s debt payable to Weyerhaeuser will be repaid and any remaining amounts outstanding under the revolving promissory note with Weyerhaeuser (if any) will be extinguished, and WRECO will incur $800 million or more in aggregate principal amount of debt financing in the form of (i) debt securities, (ii) the Senior Unsecured Bridge Facility or (iii) a combination thereof, which debt will be an obligation of WRECO and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions. See “The Transactions” and “Debt Financing” for additional information.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

Selected Historical Financial and Operating Data of WRECO

The following selected historical financial data of WRECO as of and for the three months ended March 31, 2014 and for the three months ended March 31, 2013 have been derived from the unaudited consolidated financial statements of WRECO included in this proxy statement and are not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future date or period. The financial data as of March 31, 2013 have been derived from the unaudited consolidated financial statements of WRECO not included or incorporated by reference in this proxy statement and are not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future period. The management of WRECO believes that the unaudited financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the results as of and for the interim periods presented. The financial data as of and for the years ended December 31, 2013 and 2012 and for the year ended December 31, 2011 have been derived from the audited consolidated financial statements of WRECO included in this proxy statement. The financial data as of December 31, 2011 and for the year ended December 31, 2010 have been derived from the audited consolidated financial statements of WRECO not included or incorporated by reference in this proxy statement. The financial data as of December 31, 2010 and as of and for the year ended December 31, 2009 have been derived from the unaudited consolidated financial statements of WRECO not included or incorporated by reference in this proxy statement. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for WRECO” and the consolidated financial statements of WRECO and the notes thereto included in this proxy statement.

WRECO’s historical financial information does not reflect changes that WRECO expects to experience in the future as a result of the Transactions, including the REB Transfers and changes in the financing, operations, cost structure and personnel needs of its business. See “The Transaction Agreement—Transfers of Certain Assets and Assumption of Certain Liabilities.” Further, the historical financial statements include allocations of certain Weyerhaeuser corporate general and administrative expense. WRECO’s management believes the assumptions and methodologies underlying the allocation of corporate general and administrative expense are reasonable. However, these allocations may not be indicative of the actual level of expense that would have been incurred by WRECO if it had operated as an independent company or of costs expected to be incurred in the future. These allocated expenses relate to various services that have historically been provided to WRECO by Weyerhaeuser, including corporate governance, cash management and other treasury services, administrative services (such as government relations, tax, employee payroll and benefit administration, internal audit, legal, accounting, human resources and equity-based compensation plan administration), lease of office space, aviation services and insurance coverage. During each of the quarters ended March 31, 2014 and 2013, WRECO incurred $5.5 million of allocated corporate general and administrative expense from Weyerhaeuser. During the years ended December 31, 2013, 2012 and 2011, WRECO incurred $22.9 million, $20.5 million and $17.3 million, respectively, of allocated corporate general and administrative expense from Weyerhaeuser. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for WRECO” and Note 11: Relationship and Transactions with Weyerhaeuser to WRECO’s consolidated financial statements included in this proxy statement for further information regarding the allocated corporate general and administrative expense. In addition, as part of WRECO’s historical cash management strategy as a subsidiary of Weyerhaeuser, WRECO has a revolving promissory note payable to Weyerhaeuser that will be extinguished in connection with the Transactions. The total amount outstanding under the promissory note was $868.8 million as of March 31, 2014. The total amounts outstanding under the promissory note were $834.6 million, $689.6 million and $568.7 million as of December 31, 2013, 2012 and 2011, respectively. WRECO paid Weyerhaeuser interest on the unpaid balance for the quarters ended March 31, 2014 and 2013 at rates per annum of 1.86% and 1.90%, respectively. WRECO paid Weyerhaeuser interest on the unpaid balance for the years ended December 31, 2013, 2012 and 2011 at rates per annum of 1.87%, 1.92% and 0.62%, respectively. Interest incurred for the quarters ended March 31, 2014 and 2013 was $3.9 million and $3.4 million, respectively. Interest incurred for the years ended December 31, 2013, 2012 and 2011 was $15.7 million, $12.8 million and $3.4 million, respectively.

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(unaudited)
	(Dollar amounts in thousands, except per share figures)
Statement of Operations Data
Single-family home sales revenue	$241,902	$182,381	$1,218,430	$870,596	$768,071	$842,080	$833,041
Single-family home cost	(190,840)	(146,631)	(948,561)	(690,578)	(589,574)	(641,437)	(684,580)
Single-family impairments and related charges	(429)	(277)	(1,719)	(3,319)	(10,399)	(12,400)	(224,040)

Single-family gross margin	50,633	35,473	268,150	176,699	168,098	188,243	(75,579)

Non-single-family revenue	6,230	13,135	56,282	199,710	69,674	79,757	71,100
Non-single-family cost	(4,755)	(12,936)	(40,906)	(121,357)	(39,224)	(53,975)	(69,937)
Non-single-family impairments and related charges	(39)	(216)	(343,729)	(272)	(620)	(2,344)	(25,894)

Non-single-family gross margin	1,436	(17)	(328,353)	78,081	29,830	23,438	(24,731)

Total gross margin	52,069	35,456	(60,203)	254,780	197,928	211,681	(100,310)
Sales and marketing expense	(20,905)	(18,244)	(94,521)	(78,022)	(71,587)	(82,052)	(94,647)
General and administrative expense	(18,005)	(18,414)	(74,244)	(75,583)	(71,348)	(74,470)	(76,744)
Restructuring expense	(1,716)	(440)	(10,938)	(2,460)	(2,801)	(2,880)	(20,769)
Other income	667	848	2,452	914	2,080	33,592	6,981

Earnings (loss) from continuing operations before income taxes	12,110	(794)	(237,454)	99,629	54,272	85,871	(285,489)
Income tax benefit (expense)	(4,529)	739	86,161	(38,910)	(19,333)	(33,742)	103,223

Earnings (loss) from continuing operations	7,581	(55)	(151,293)	60,719	34,939	52,129	(182,266)
Discontinued operations, net of income taxes	—	189	1,838	762	589	4,656	(12,762)

Net earnings (loss)	7,581	134	(149,455)	61,481	35,528	56,785	(195,028)
Less: net (earnings) loss attributable to noncontrolling interests(1)	—	—	—	—	—	(1,507)	16,427

Net earnings (loss) attributable to common shareholder	$7,581	$134	$(149,455)	$61,481	$35,528	$55,278	$(178,601)

Basic earnings (loss) per share from continuing operations attributable to common shareholder	$0.08	$—	$(1.51)	$0.61	$0.35	$0.52	$(1.70)
Basic earnings (loss) per share from discontinued operations attributable to common shareholder	—	—	0.02	—	0.01	0.03	(0.09)

Basic earnings (loss) per share attributable to common shareholder	$0.08	$—	$(1.49)	$0.61	$0.36	$0.55	$(1.79)

Operating Data-Owned Projects
Net new home orders	667	820	3,055	2,665	1,902	1,914	2,269
New homes delivered	508	463	2,939	2,314	1,912	2,125	2,177
Average sales price of homes delivered	$476	$394	$415	$376	$402	$396	$382
Cancellation rate	15%	12%	15%	15%	16%	20%	23%
Average selling communities	91	75	86	72	74	74	83
Selling communities at end of period	93	80	89	68	69	76	69
Backlog at end of period, number of homes	1,056	1,138	897	781	430	440	651
Backlog at end of period, aggregate sales value	$594,550	$508,849	$507,064	$342,497	$167,505	$202,415	$255,269

Balance Sheet Data
Cash	$3,338	$4,271	$4,510	$5,212	$3,170	$1,099	$7,050
Inventory	$1,500,608	$1,653,818	$1,421,986	$1,609,485	$1,499,040	$1,499,936	$1,520,010
Total assets	$1,941,998	$2,053,187	$1,910,464	$1,999,537	$1,933,849	$1,952,638	$2,265,766
Debt payable to third parties and Weyerhaeuser	$868,809	$871,323	$834,589	$798,808	$851,303	$853,329	$1,185,038
Total liabilities	$1,105,364	$1,072,602	$1,084,947	$1,005,810	$1,044,142	$1,090,716	$1,453,441
Total shareholder’s interest	$806,415	$951,769	$797,096	$953,779	$891,304	$865,519	$807,461

(1)	Net earnings attributable to noncontrolling interests for the year ended December 31, 2010 relates to discontinued operations. Net loss attributable to noncontrolling interests for the year ended December 31, 2009 includes $12,038 related to continuing operations and $4,389 related to discontinued operations.

Selected Historical Financial and Operating Data of TRI Pointe

The following selected historical financial data of TRI Pointe as of and for the three months ended March 31, 2014 and for the three months ended March 31, 2013 have been derived from the unaudited consolidated financial statements of TRI Pointe incorporated by reference in this proxy statement and are not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future date or period. The financial data as of March 31, 2013 have been derived from the unaudited consolidated financial statements of TRI Pointe not included or incorporated by reference in this proxy statement and are not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future date or period. TRI Pointe’s management believes that the unaudited financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the results as of and for the interim periods presented. The financial data as of and for the years ended December 31, 2013 and 2012 and for the year ended December 31, 2011 have been derived from the audited consolidated financial statements of TRI Pointe incorporated by reference in this proxy statement. The financial data as of December 31, 2011 and as of and for the period from September 24, 2010 (the inception date of TPH LLC) through December 31, 2010 and the period from January 1, 2010 through September 23, 2010 (TRI Pointe’s predecessor) have been derived from the audited financial statements of TRI Pointe not included or incorporated by reference in this proxy statement. From April 2009 to September 23, 2010, TRI Pointe’s principals were engaged primarily in the business of constructing homes for independent third-party property owners through a number of different entities. This information is only a summary and should be read in conjunction with the audited and unaudited consolidated financial statements of TRI Pointe and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, each of which is incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference.”

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,			As of and for the Period from September 24, 2010 (Inception) through December 31,	TRI Pointe Predecessor
							As of and for the Period from January 1, 2010 through September 23,
	2014	2013	2013	2012	2011	2010	2010
	(unaudited)
	(Dollar amounts in thousands, except per share figures)
Statement of Operations Data
Home sales	$72,812	$23,857	$247,091	$77,477	$13,525	$4,143	$—
Cost of home sales	(56,432)	(19,449)	(193,092)	(63,688)	(12,075)	(3,773)	—

Homebuilding gross profit	16,380	4,408	53,999	13,789	1,450	370	—
Fee building gross margin	—	406	1,082	149	150	814	2,665
Sales and marketing	(2,486)	(1,330)	(8,486)	(4,636)	(1,553)	(408)	(136)
General and administrative	(5,892)	(3,313)	(17,057)	(6,772)	(4,620)	(1,875)	(1,401)
Organizational costs	—	—	—	—	—	(1,061)	—
Transaction expense	(548)	—	(4,087)	—	—	—	—
Other income (expense), net	(9)	172	302	(24)	(20)	(15)	(43)

Income (loss) before income taxes	7,445	343	25,753	2,506	(4,593)	(2,175)	1,085
Provision for income taxes	(3,147)	(73)	(10,379)	—	—	—	—

Net income (loss)	$4,298	$270	$15,374	$2,506	$(4,593)	$(2,175)	$1,085

Earnings (loss) per share(1)
Basic	$0.14	$0.01	$0.50	$0.12	$(0.36)

Diluted(2)	$0.14	$0.01	$0.50	$0.12	$(0.36)

Operating Data—Owned Projects
Net new home orders	138	123	477	204	42	9	4
New homes delivered	92	48	396	144	36	11	—
Average sales price of homes delivered	$791	$497	$624	$538	$376	$377	$—
Cancellation rate	8%	9%	10%	16%	13%	19%	20%
Average selling communities	10.0	7.3	7.4	5.4	2.0	2.0	1.0
Selling communities at end of period	10	6	10	7	3	2	1
Backlog at end of period, number of homes	195	143	149	68	8	2	4
Backlog at end of period, aggregate sales value	$157,692	$77,027	$111,566	$33,287	$3,364	$696	$1,392

Operating Data—Fee Building Projects
Net new home orders	—	14	41	45	34	24	114
New homes delivered	—	5	66	26	68	56	46
Average sales price of homes delivered	$—	$399	$685	$885	$786	$794	$787

Balance Sheet Data
Cash, cash equivalents and marketable securities	$32,046	$131,316	$35,261	$19,824	$10,164	$11,744	$6,029
Real estate inventories	$484,483	$245,162	$455,642	$194,083	$82,023	$14,108	$8,117
Total assets	$538,567	$379,712	$506,035	$217,516	$93,776	$30,096	$15,672
Notes payable	$176,933	$60,896	$138,112	$57,368	$6,873	$3,462	$4,494
Total liabilities	$211,700	$74,493	$183,729	$68,363	$11,285	$5,238	$4,983
Total equity	$326,867	$305,219	$322,306	$149,153	$82,491	$24,858	$10,689

(1)	Basic and diluted earnings (loss) per share give effect to the conversion of the equity of the former members of TPH LLC into TRI Pointe common stock on January 30, 2013 as though the conversion had occurred at the beginning of the period or the original date of issuance, if later. The number of shares converted is based on the initial public offering price of $17.00 per share of TRI Pointe common stock.

(2)	For the three months ended March 31, 2014 and 2013 and the year ended December 31, 2013, no stock options were included in the diluted earnings per share calculation as the effect of their inclusion would be antidilutive. There were no outstanding options or non-vested shares in 2012 or prior.

Unaudited Pro Forma Condensed Combined Financial Information of TRI Pointe and WRECO

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of WRECO and TRI Pointe, after giving effect to the Transactions between WRECO and TRI Pointe and adjustments described in the accompanying notes. The Transactions are accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquiror. The accounting guidance for business combinations, Accounting Standards Codification 805, Business Combinations, provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including the following:

•	The relative voting interests of TRI Pointe after the consummation of the Transactions. Weyerhaeuser shareholders are expected to receive approximately 79.6% of the equity ownership and associated voting rights in TRI Pointe after the consummation of the Transactions.

•	The size of the combining companies in the Transactions. The relative sizes are measured in terms of assets, revenues, net income and other applicable metrics. WRECO would represent 73%, 83% and 97%, and TRI Pointe would represent 27%, 17% and 3%, of the combined assets, revenues and net income, respectively, as of or for the year ended December 31, 2013, as applicable.

•	The composition of the governing body of TRI Pointe after the consummation of the Transactions. The composition of TRI Pointe’s board of directors following the consummation of the Transactions will be comprised of five directors selected by TRI Pointe and four directors selected by Weyerhaeuser. However, the TRI Pointe board of directors can be replaced at a stockholders’ meeting after the consummation of the Transactions.

•	The composition of senior management of TRI Pointe after the consummation of the Transactions. TRI Pointe’s senior management following the Merger will be the same as TRI Pointe’s current management team. However, senior management can be removed by the board of directors of TRI Pointe after the consummation of the Transactions.

Based on the foregoing analysis, WRECO will be considered to be the accounting acquiror. The historical consolidated financial statements for all periods prior to the consummation of the Transactions will only reflect the historical consolidated financial statements of WRECO. Upon the consummation of the Transactions, WRECO will apply purchase accounting to the assets and liabilities of TRI Pointe.

The unaudited pro forma condensed combined balance sheet as of March 31, 2014 reflects the Transactions as if they were consummated on that date. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 reflect the Transactions as if they were consummated on January 1, 2013, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the unaudited and audited consolidated historical financial statements of WRECO and TRI Pointe and the notes thereto included in this proxy statement and in TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, each of which is incorporated by reference into this proxy statement, as well as the disclosures contained in each company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations. Additional information about the basis of presentation of this information is provided in Note 1. Basis of Presentation hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the consummation of the Transactions have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transactions had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, WRECO allocated the purchase price using its best estimates of fair value of TRI Pointe’s assets and liabilities. These estimates are based on the most recently available information. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price allocations are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to these preliminary purchase price allocations.

The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Transactions or any integration costs. Furthermore, the unaudited pro forma condensed combined statement of operations does not include certain nonrecurring charges and the related tax effects which result directly from the Transactions as described in the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2014

(in thousands)

	Historical
	WRECO	TRI Pointe Homes, Inc.	Excluded Assets and Liabilities	Combined	Pro Forma Adjustments	Notes		Pro Forma Combined
Assets
Cash and cash equivalents	$3,338	$32,046	$—	$35,384	$(739,000)	(a	)	$39,351
					782,000	(b	)
					(39,033)	(c	)
Accounts receivables	35,425	1,855	—	37,280	—			37,280
Deposits on real estate	31,104	23,176	(1,019)	53,261	—	(d	)	53,261
Inventory	1,500,608	461,307	(17,181)	1,944,734	—	(d	)	1,971,953
					27,219	(e	)
Intangible assets	6,360	—	—	6,360	12,900	(e	)	19,260
Investments in unconsolidated entities	15,672	—	—	15,672	—			15,672
Goodwill	—	—	—	—	165,837	(e	)	165,837
Deferred tax assets	287,946	4,611	(126,463)	157,094	—	(d	)	141,046
			(9,000)			(g	)
					(16,048)	(k	)
Other assets	61,545	15,572	(1,800)	75,317	—	(d	)	92,693
					18,000	(b	)
					(624)	(f	)

Total assets	$1,941,998	$538,567	$(155,463)	$2,325,102	$211,251			$2,536,353

Liabilities and Stockholders’ Equity
Accounts payable	$76,987	$16,006	$—	$92,993	$(251)	(c	)	$59,562
					(33,180)	(a	)
Accrued payroll liabilities	33,724	2,896	(25,119)	11,501	—	(g	)	11,501
Other accrued liabilities	100,178	15,865	—	116,043	(207)	(h	)	115,836
Debt payable	—	176,933	—	176,933	800,000	(b	)	976,933
Debt payable to Weyerhaeuser	868,809	—	—	868,809	(868,809)	(a	)	—
Debt (nonrecourse to WRECO) held by variable interest entities	6,041	—	—	6,041	—			6,041
Income tax payable to Weyerhaeuser	19,625	—	—	19,625	(19,625)	(a	)	—

Total liabilities	1,105,364	211,700	(25,119)	1,291,945	(122,072)			1,169,873
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—	—	—	—			—
Common stock	4,000	316	—	4,316	(316)	(j	)	1,613
					(2,387)	(i	)
Additional paid-in capital	332,624	311,141	(130,344)	513,421	351,436	(l	)	864,857
Retained earnings	469,791	15,410	—	485,201	(15,410)	(j	)	469,791

Total stockholders’ equity	806,415	326,867	(130,344)	1,002,938	333,323			1,336,261
Noncontrolling interests	30,219	—	—	30,219	—			30,219

Total liabilities and stockholders’ equity	$1,941,998	$538,567	$(155,463)	$2,325,102	$211,251			$2,536,353

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2014

(in thousands, except per share amounts)

	Historical
	WRECO	TRI Pointe Homes, Inc.	Excluded Operations	Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues
Home sales	$241,902	$72,812	$—	$314,714	$—		$314,714
Land and lot sales	3,387	—	—	3,387	—		3,387
Other operations	2,843	—	—	2,843	—		2,843

Total revenue	248,132	72,812	—	320,944	—		320,944

Expenses:
Cost of home sales	190,840	56,432	—	247,272	1,221	(1)	252,911
					4,418	(2)
Cost of land and lot sales	3,138	—	(999)	2,139	—	(5)	2,139
Impairments and related charges	468	—	—	468	—		468
Other operations	1,617	—	—	1,617	—		1,617
Sales and marketing	20,905	2,486	—	23,391	323	(4)	23,714
General and administrative	18,005	5,892	219	24,116	—	(3)	24,813
					697	(7)
Restructuring charges	1,716	—	—	1,716	(1,305)	(6)	411

Total expenses	236,689	64,810	(780)	300,719	5,354		306,073

Earnings from continuing operations	11,443	8,002	780	20,225	(5,354)		14,871
Equity in income of unconsolidated entities	(68)	—	—	(68)	—		(68)
Other income (expense), net	735	(557)	7	185	—	(5)	1,042
					548	(8)
					229	(1)
					80	(9)

Earnings before income taxes	12,110	7,445	787	20,342	(4,497)		15,845
Provision for income taxes	(4,529)	(3,147)	(291)	(7,967)	1,798	(10)	(6,169)

Earnings from continuing operations	$7,581	$4,298	$496	$12,375	$(2,699)		$9,676

Earnings per common share
Basic	$0.08	$0.14					$0.06
Diluted	$0.08	$0.14					$0.06
Weighted average shares
Basic	100,000	31,613					161,333
Diluted	100,000	31,643					162,882

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(in thousands, except per share amounts)

	Historical
	WRECO	TRI Pointe Homes, Inc.	Excluded Operations	Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues
Home sales	$1,218,430	$247,091	$—	$1,465,521	$—		$1,465,521
Land and lot sales	52,261	—	—	52,261	—		52,261
Fee building	—	10,864	—	10,864	—		10,864
Other operations	4,021	—	—	4,021	—		4,021

Total revenue	1,274,712	257,955	—	1,532,667	—		1,532,667

Expenses:
Cost of home sales	948,561	193,092	—	1,141,653	8,390	(1)	1,172,659
					22,616	(2)
Cost of land and lot sales	38,052	—	(2,370)	35,682	—	(5)	35,682
Fee building	—	9,782	—	9,782	—		9,782
Impairments and related charges	345,448	—	(343,336)	2,112	—	(5)	2,112
Other operations	2,854	—	—	2,854	—		2,854
Sales and marketing	94,521	8,486	—	103,007	1,290	(4)	104,297
General and administrative	74,244	17,057	(565)	90,736	—	(3)	94,720
					3,984	(7)
Restructuring charges	10,938	—	—	10,938	(2,400)	(6)	8,538

Total expenses	1,514,618	228,417	(346,271)	1,396,764	33,880		1,430,644

Earnings from continuing operations	(239,906)	29,538	346,271	135,903	(33,880)		102,023
Equity in income of unconsolidated entities	2	—	—	2	—		2
Other income (expense), net	2,450	(3,785)	29	(1,306)	—	(5)	6,473
					4,087	(8)
					3,593	(1)
					99	(9)

Earnings before income taxes	(237,454)	25,753	346,300	134,599	(26,101)		108,498
Provision for income taxes	86,161	(10,379)	(128,131)	(52,349)	10,310	(10)	(42,039)

Earnings from continuing operations	$(151,293)	$15,374	$218,169	$82,250	$(15,791)		$66,459

Earnings per common share
Basic	$(1.51)	$0.50					$0.41
Diluted	$(1.51)	$0.50					$0.41
Weighted average shares
Basic	100,000	30,776					161,333
Diluted	100,000	30,798					162,882

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The historical consolidated financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transactions and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the Closing Date.

WRECO’s historical results are derived from WRECO’s unaudited consolidated balance sheet as of March 31, 2014, unaudited consolidated statement of operations for the three months ended March 31, 2014 and audited consolidated statement of operations for the year ended December 31, 2013. TRI Pointe’s historical results are derived from TRI Pointe’s unaudited consolidated balance sheet as of March 31, 2014, unaudited consolidated statement of operations for the three months ended March 31, 2014 and audited consolidated statement of operations for the year ended December 31, 2013.

The denominator used to calculate pro forma basic earnings per common share was calculated by adding 129,700,000 shares issued in the Transactions to the historical shares of TPH prior to the Transactions. The denominator used to calculate pro forma diluted earnings per common share was derived from the shares used to calculate basic earnings per common share plus 1,549,882 shares attributable to equity awards outstanding prior to the Transactions.

Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set forth in WRECO’s and TRI Pointe’s audited consolidated financial statements as of December 31, 2013. TRI Pointe’s management has determined that no material adjustments are necessary to conform TRI Pointe’s financial statements to the accounting policies used by WRECO in the preparation of the unaudited pro forma condensed combined financial information. Certain reclassification adjustments have been made in the unaudited pro forma condensed combined financial statements to conform TRI Pointe’s historical basis of presentation to that of WRECO.

Description of Transaction

On November 4, 2013, TRI Pointe and Weyerhaeuser announced that they, along with WRECO and Merger Sub, had entered into the Transaction Agreement, which provides for the combination of TRI Pointe’s business and the Real Estate Business.

Under the Transaction Agreement, on the date of the Distribution, WRECO will incur the New Debt and use the proceeds thereof to make a cash payment to WNR, a subsidiary of Weyerhaeuser. Weyerhaeuser will then cause the REB Transfers to occur.

Following the REB Transfers, Weyerhaeuser will cause WNR to distribute all of the issued and outstanding WRECO common shares to Weyerhaeuser in the WRECO Spin. If Weyerhaeuser elects to conduct an exchange offer, Weyerhaeuser will offer to Weyerhaeuser shareholders in the exchange offer the right to exchange all or a portion of their Weyerhaeuser common shares for WRECO common shares at a discount to the equivalent per-share value of TRI Pointe common stock, subject to proration in the event of oversubscription. If the exchange offer is consummated but fewer than all the issued and outstanding WRECO common shares are exchanged because the exchange offer is not fully subscribed, the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. In all cases, the exchange agent will hold all issued and outstanding WRECO common shares in trust until the WRECO common shares are converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger. If Weyerhaeuser does not elect to conduct an exchange offer, it will distribute all WRECO common shares owed by it to Weyerhaeuser shareholders. Immediately after the Distribution and at the effective time of the Merger, Merger Sub will merge with and into WRECO, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe. In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock.

TRI Pointe expects to issue 129,700,000 shares of TRI Pointe common stock in the Merger, excluding shares to be issued on exercise or vesting of equity awards held by WRECO employees that are being assumed by TRI Pointe in connection with the Transactions. Based upon the reported closing sale price of $[            ] per share for TRI Pointe common stock on the NYSE on [            ], 2014, the total value of the shares to be issued by TRI Pointe and the amount of cash received by WNR, a subsidiary of Weyerhaeuser, in the Transactions, including from the proceeds of the New Debt (which will be an obligation of WRECO and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions) as discussed below but not including any Adjustment Amount as described in “The Transaction Agreement—Payment of Adjustment Amount,” would have been approximately $[            ] billion. The actual value of the consideration to be paid by TRI Pointe will depend on the market price of TRI Pointe common stock at the time of determination and on the Adjustment Amount. Therefore, the actual purchase price will fluctuate with the market price of TRI Pointe common stock until the Merger is consummated.

Upon the consummation of the Transactions, equity awards in Weyerhaeuser common shares held by WRECO employees will be converted into 1.834 equity awards of TRI Pointe common stock. As of May 1, 2014, there were 1,139,990 unvested and 1,331,963 vested equity awards in Weyerhaeuser common shares held by WRECO employees that would be converted into 622,851 unvested TRI Pointe restricted stock units and 1,467,891 unvested and 2,442,820 vested options exercisable for shares of TRI Pointe common stock. The exercise price of the Weyerhaeuser options ranged from $9.53 to $30.54, and the exercise price of the replacement TRI Pointe options will range from $5.20 to $16.65. The fair value of the Weyerhaeuser equity awards and the replacement equity awards were measured as of May 1, 2014. The excess fair value of the TRI Pointe options, approximately $4.5 million, will be recognized as additional compensation expense over the term of the unvested equity awards. For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2014 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013, additional compensation expense related to the increase in fair value to the WRECO employee equity awards was recorded as $0.3 million and $1.9 million, respectively, as discussed in explanation seven of Note 4. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations. Significant assumptions used in the measurement of fair value of the replacement options included expected terms, volatility, annual discount rate and the risk free rate.

After the consummation of the Merger, TRI Pointe will own and operate the Real Estate Business through WRECO, which will be TRI Pointe’s wholly owned subsidiary, and will also continue its current businesses. TRI Pointe common stock, including the shares issued in the Merger, will be listed on the NYSE under TRI Pointe’s current trading symbol “TPH.”

2. Calculation of Estimated Purchase Consideration

The purchase consideration in a reverse acquisition is determined with reference to the value of equity of the accounting acquiree (in this case, TRI Pointe, the legal acquirer). The fair value of TRI Pointe common stock is based on the closing stock price on May 1, 2014 of $16.32.

The purchase price is calculated as follows (dollars in thousands, except number of shares and per share amount):

Number of TRI Pointe shares outstanding(1)	31,632,533
TRI Pointe common stock price(2)	$16.32

Total	$516,243
Fair value of stock options(3)	532

Estimated purchase price	$516,775

(1)	Number of shares of TRI Pointe common stock issued and outstanding as of May 1, 2014.
(2)	Closing price of TRI Pointe common stock on the NYSE on May 1, 2014 of $16.32 per share.
(3)	The fair value of stock options for the services already rendered have been added to the calculation of the estimated purchase price.

For pro forma purposes, the fair value of the consideration given and thus the estimated purchase price was determined based on the $16.32 per share closing price of TRI Pointe common stock on May 1, 2014. The final purchase consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in the market price of TRI Pointe common stock as of the Closing Date of the transaction. A sensitivity analysis related to the fluctuations in the market price of TRI Pointe common stock was performed to assess the impact that a hypothetical change of 10% in the market price of TRI Pointe common stock on May 1, 2014 would have on the estimated purchase price and goodwill as of the Closing Date.

The following table shows the change in the market price of TRI Pointe common stock, estimated consideration transferred and goodwill (dollars in thousands, except per share amounts):

Change in stock price	Stock price	Estimated consideration transferred	Goodwill
Increase of 10%	$17.95	$568,336	$217,398
Decrease of 10%	$14.69	$465,214	$114,276

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of TRI Pointe are recorded at the acquisition date fair values and added to those of WRECO. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of March 31, 2014 and have been prepared to illustrate the estimated effect of the Transactions.

Acquisition date fair value for inventory was estimated using an income approach that estimates the fair value of real estate inventory using a discounted cash flow model. The final determination of the fair value of real estate inventory will depend on expected average selling prices, sales pace, cancellation rates, construction and overhead costs. Additionally, the acquisition date fair value of the trademark intangible asset was estimated using the relief-from-royalties method of the income approach. Under that method, the owner of the intangible asset is able to avoid royalty payments would have otherwise been incurred. The present value of the estimated net royalty savings becomes the basis of fair value. The final determination of the trademark intangible will depend on changes to the expected life of the intangible asset, the royalty rate and the discount rate that reflects the level of risk associated with the future cash flows.

The final determination of purchase price allocation upon the consummation of the Transactions will be based on TRI Pointe’s net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information; therefore, the actual allocations will differ from the pro forma adjustments presented. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of TRI Pointe, with the excess recorded as goodwill (dollars in thousands):

Cash and cash equivalents	$32,046
Real estate inventories	511,702
Contract, notes or accounts receivable	1,855
Trademark intangible asset	12,900
Goodwill	165,837
Other assets	15,572

Total assets	739,912

Accounts payable	16,006
Accrued payroll liabilities	2,896
Other accrued liabilities	15,865
Deferred tax liability	11,437
Notes payable to third parties	176,933

Total liabilities	223,137

Net assets acquired	$516,775

The goodwill expected to be recognized is primarily attributed to expected synergies from combining the Real Estate Business with TRI Pointe’s existing business, including, but not limited to, expected cost synergies from overhead savings resulting from streamlining certain redundant corporate functions, improved operating efficiencies, including provision of certain corporate level administrative and support functions at a lower cost than was historically allocated to WRECO for such services by Weyerhaeuser, and growth of ancillary operations in various markets as permitted under applicable law, including a mortgage business, a title company and other ancillary operations. See “Information on TRI Pointe—TRI Pointe’s Liquidity and Capital Resources After the Transactions.”

3. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet (dollars in thousands)

(a) Reflects the elimination of debt payable to Weyerhaeuser of $869 million, accounts payable to Weyerhaeuser of $33 million and income tax payable to Weyerhaeuser of $20 million by WRECO. These liabilities will be settled by the $739 million cash dividend to be paid by WRECO to Weyerhaeuser in connection with the Transactions.

(b) Represents the estimated net cash proceeds from the issuance of the New Debt, as well as deferred finance costs and the establishment of the net payable. The New Debt is expected to be valued at $800 million, with financing costs estimated to be $18 million, and the net $782 million increasing cash. Refer to Note 6. Financing Arrangements for further details.

(c) Represents the estimated cash transaction costs related to underwriting, legal and other advisory fees associated with the Transactions. These fees were estimated based on the expected costs for underwriting, legal and banking fees, which totaled approximately $46 million. Accrued fees payable on the balance sheet date were approximately $0.3 million and fees previously paid were approximately $7 million as of March 31, 2014.

(d) Represents the transfer of WRECO’s interest in Coyote Springs which, under the terms of the Transaction Agreement, will be excluded from the Transactions and retained by Weyerhaeuser. These excluded assets were deposits on real estate of $1 million, inventory of $17 million, a deferred tax asset of $126 million and other assets of $2 million.

(e) Reflects the fair value purchase accounting adjustments to TRI Pointe, including the fair value increase to real estate inventories, trade name intangible and goodwill. Refer to Note 5. Intangible Asset for discussion on the valuation of intangible assets. The preliminary estimated fair value of inventory was determined primarily using a discounted cash flow model. These estimated cash flows are significantly impacted by estimates related to expected average selling prices, sales pace, cancellation rates and construction and overhead costs. The fair value of TRI Pointe’s real estate inventory (including deposits on real estate) was estimated to be $512 million. Due to the preliminary nature of these estimates, actual results could differ significantly from such estimates. Discount rates used in the pro forma analysis of real estate inventory ranged from 18% to 22%. See “—Preliminary Purchase Price Allocation” discussion in Note 2. Calculation of Estimated Purchase Consideration for more information on the value goodwill.

(f) Represents the elimination of deferred financing costs of $0.6 million from the historical financial statements of TRI Pointe.

(g) Reflects the elimination of deferred compensation amounts and related deferred tax assets owed by Weyerhaeuser to employees of WRECO. These liabilities of $25 million and deferred tax assets of $9 million are being excluded from the liabilities assumed because they are being retained by Weyerhaeuser pursuant to the Transaction Agreement.

(h) Reflects the purchase accounting adjustment to eliminate deferred rent of $0.2 million from TRI Pointe.

(i) Represents the adjustment to common stock to reflect the total amount of shares outstanding of 161,332,533 shares of common stock at $0.01 par value upon the consummation of the Transactions. The historical common stock values of $4.0 million for WRECO and $0.3 million for TRI Pointe were eliminated and replaced with a common stock value of $1.6 million.

(j) Represents the elimination of historical equity of TRI Pointe to reflect the new accounting basis of the acquirer.

(k) Represents adjustments to reflect the decrease in deferred tax assets as a result of the fair value increases of inventory by $27 million and trade name intangible by $13 million. The estimated tax rate was determined to be 40% resulting in a decrease to deferred tax assets of $16 million.

(l) Reflects the cumulative adjustment to additional paid-in capital, primarily attributable to the transfer of excluded assets and liabilities, $130 million, the issuance of equity to effect the Transactions, $169 million, and the elimination of payable amounts between WRECO and Weyerhaeuser, $183 million.

4. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(1)	Reflects the incremental increase to cost of home sales and change to interest expense related to the issuance of the New Debt by WRECO. The higher interest rate on the New Debt compared to the debt payable by WRECO to Weyerhaeuser increased the amount of interest available for capitalization by approximately $9 million and $35 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively. The amount of qualifying assets of the combined company is greater than the pro forma debt balance, resulting in 100% interest capitalization, which decreased interest expense by approximately $0.2 million and $4 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively. The additional capitalized interest resulted in an increase of pro forma interest amortized to cost of home sales by approximately $1 million and $8 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively. The pro forma increase to cost of home sales was based on the historical amortization of interest to cost of homes sales as a percentage of total capitalized interest for the combined company of 3% and 22% for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively. The difference in the historical amortization of interest to cost of homes sales as a percentage of total capitalized interest for the combined company of 3% compared to 22% is the result of the seasonality in the number of new home deliveries for the three months ended March 31, 2014 compared to the year ended December 31, 2013. Refer to Note 6. Financing Arrangements for further details related to interest on the New Debt.

(2)	Represents the increase in cost of home sales due to the increase in fair value of inventory acquired in the Transactions by approximately $27 million for the three months ended March 31, 2014. Pro forma cost of sales increased approximately $4 million and $23 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

(3)	Reflects the elimination of certain costs related to deferred compensation that were related to amounts Weyerhaeuser owed to WRECO. These expenses, which include $0.2 million and $0.6 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively, are being excluded because they are specifically identified as liabilities of Weyerhaeuser in the Transaction Agreement.

(4)	Represents the amortization expense related to the TRI Pointe trade name intangible recognized in purchase accounting. The trade name intangible asset is expected to have a useful life of ten years and will be amortized on a straight line basis. See Note 5. Intangible Asset for additional information.

(5)	Represents the elimination of costs related to WRECO’s interest in Coyote Springs, which is expected to be retained by Weyerhaeuser. Pro forma cost of land and lot sales of $1 million for the three months ended March 31, 2014 and impairment charges of $343.3 million and operating costs of $2.4 million for the year ended December 31, 2013 relate to a property that will not be transferred to TRI Pointe in the Transactions.

(6)	Represents retention compensation to WRECO employees payable in March 2014, concurrent with the payment of annual incentive plan bonus payouts.

(7)	Represents the change in stock-based compensation expense due to the equity award modification and resulting remeasurement of the fair value of stock based compensation as a result of the Transactions. Under the terms of the Transaction Agreement, equity awards in Weyerhaeuser common shares held by WRECO employees will be converted into equity awards of TRI Pointe common stock. Due to the fair value of the replacement awards exceeding the fair value of the original awards, additional pro forma compensation expense was recognized of approximately $0.7 million and $4 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

(8)	Represents the elimination of previously recognized transaction costs of $0.5 million and $4 million recorded in the three months ended March 31, 2014 and the year ended December 31, 2013, respectively, related to underwriting, legal and other advisory fees associated with the Transactions.

(9)	Represents the elimination of previously recognized amortization of deferred financing fees of $0.1 million and $0.1 million recorded in the three months ended March 31, 2014 and the year ended December 31, 2013, respectively, which were removed in purchase accounting in connection with the Transactions.

(10)	Represents the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments. WRECO and TRI Pointe used statutory tax rates to compute the income tax expense related to each entity’s pro forma condensed combined statement of operations adjustment as follows (dollars in thousands):

	For the three months ended March 31, 2014
	WRECO	TRI Pointe	Total
Pro forma adjustments	$770	$(4,480)	$(3,710)
Statutory tax rate	37%	40%

Tax impact	$(285)	$1,792	$1,507

	For the year ended December 31, 2013
	WRECO	TRI Pointe	Total
Pro forma adjustments	$341,981	$(21,782)	$320,199
Statutory tax rate	37%	40%

Tax impact	$(126,533)	$8,712	$(117,821)

5. Intangible Asset

The fair value of the trade name intangible was estimated using a relief-from-royalties method, and has an estimated useful life of 10 years. The key inputs were: (i) the projected revenue over the expected remaining life of the intangible asset; (ii) royalty rate of 0.5% based on TRI Pointe’s margins and market royalty rates; (iii) economic life of 10 years; and (iv) discount rate of 17.0% that reflects the level of risk associated with receiving future cash flow.

6. Financing Arrangements

WRECO has entered into a Commitment Letter and related engagement and fee letters with various lenders with respect to financing in connection with the Transactions. The Commitment Letter is subject to customary conditions, including, subject to exceptions, the absence of any “material adverse effect” (as the term is described in “The Transaction Agreement—Representations and Warranties”) with respect to WRECO or TRI Pointe and the consummation of the Transactions. WRECO has agreed to pay certain fees to the lenders in connection with the Commitment Letter and has agreed to indemnify the lenders against certain liabilities.

In connection with the Transactions, WRECO expects to engage in the following financing activities:

•	the issuance and sale by WRECO of Debt Securities in aggregate principal amount of up to the full amount of the New Debt; and

•	to the extent that WRECO does not issue Debt Securities in aggregate amount of at least $800 million on or prior to the Closing Date, the incurrence of senior unsecured bridge loans in an aggregate principal amount equal to $800 million less the aggregate principal amount of Debt Securities issued, from one or more lenders under the Senior Unsecured Bridge Facility (as described in “Debt Financing—Bank Debt—Bridge Facility”).

Below is a table that sets forth the amount of the New Debt and the calculation of pro forma interest expense for the periods presented, in each case assuming that WRECO incurs $800 million of senior unsecured bridge loans under the Commitment Letter:

(Dollars in thousands)			Interest Expense
	Assumed Interest Rate	Balance Outstanding	Three Months Ended March 31, 2014	Year Ended December 31, 2013
New Debt	6.25%	$800,000	$12,500	$50,000

A 0.125% increase or decrease in the interest rate on the unsecured bridge loan would increase (decrease) interest expense on a pro forma basis by $0.3 million and $1.0 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

HISTORICAL AND PRO FORMA PER SHARE, MARKET PRICE AND DIVIDEND DATA

Comparative Historical and Pro Forma Per Share Data

The following tables set forth certain historical and pro forma per share data for TRI Pointe and WRECO. The TRI Pointe historical data have been derived from and should be read together with the unaudited consolidated financial statements of TRI Pointe and related notes thereto contained in TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and the audited consolidated financial statements of TRI Pointe and related notes thereto contained in TRI Pointe’s Annual Report on Form 10-K for the year ended December 31, 2013, each of which is incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference.” The WRECO historical data have been derived from and should be read together with WRECO’s unaudited and audited consolidated financial statements and related notes thereto included in this proxy statement. The pro forma data have been derived from the unaudited pro forma financial statements of TRI Pointe and WRECO included in this proxy statement.

These comparative historical and pro forma per share data are being provided for illustrative purposes only. TRI Pointe and WRECO may have performed differently had the Transactions occurred prior to the period presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had TRI Pointe and the Real Estate Business been combined during the periods or at the dates presented or of the future results or financial condition of TRI Pointe or WRECO to be achieved following the consummation of the Transactions.

	As of and for the Three Months Ended March 31, 2014		As of and for the Year Ended December 31, 2013
	Historical	Pro Forma	Historical	Pro Forma
TRI Pointe	(unaudited)
Basic earnings per share(1)	$0.14	$0.06	$0.50		$0.41
Diluted earnings per share(1)(2)	$0.14	$0.06	$0.50		$0.41
Weighted average common shares outstanding—Basic	31,613,274	161,332,533	30,775,989		161,332,533
Weighted average common shares outstanding—Diluted	31,643,070	162,882,415	30,797,602		162,882,415
Book value per share of common stock	$10.33	$8.20	$10.47	$	N/A
Dividends declared per share of common stock	$0.00	$0.00	$0.00		$0.00

(1)	Basic and diluted earnings per share give effect to the conversion of the equity of the former members of TPH LLC into TRI Pointe common stock on January 30, 2013 as though the conversion had occurred at the beginning of the period or the original date of issuance, if later. The number of shares converted is based on the initial public offering price of $17.00 per share of TRI Pointe common stock.
(2)	For the three months ended March 31, 2014 and the year ended December 31, 2013, no stock options were included in the diluted earnings per share calculation as the effect of their inclusion would be antidilutive.

	As of and for the Three Months Ended March 31, 2014(1)		As of and for the Year Ended December 31, 2013(1)
	Historical	Pro Forma(2)	Historical	Pro Forma(2)
WRECO	(unaudited)
Basic earnings (losses) from continuing operations per share	$0.08	$0.06	$(1.51)	$(1.17)
Diluted earnings (losses) from continuing operations per share	$0.08	$0.06	$(1.51)	$(1.17)
Book value per common share outstanding	$8.06	$6.22	$7.97	$6.15
Dividends declared per common share outstanding	$0.00	$0.00	$0.00	$0.00

(1)	Historical per share figures are based on 100,000,000 shares, and pro forma per share figures are based on 129,700,000 shares. Per share figures include pretax impairment charges of $343.3 million and operating costs of $2.4 million that relate to Coyote Springs which, under the terms of the Transaction Agreement, will be excluded from the Transactions and retained by Weyerhaeuser.
(2)	Pro forma per share amounts reflect the exchange ratio of 1.297 shares of TRI Pointe common stock to be exchanged for each WRECO common share so that the per share amounts are equated to the respective values for one share of TRI Pointe common stock.

WRECO is currently an indirect wholly owned subsidiary of Weyerhaeuser and there is no established trading market in WRECO common shares. WRECO common shares do not currently trade separately from Weyerhaeuser common shares.

Historical Common Stock Market Price and Dividend Data

Shares of TRI Pointe common stock currently trade on the NYSE under the symbol “TPH.” On November 1, 2013, the last trading day before the announcement of the Transactions, the last sale price of TRI Pointe common stock reported by the NYSE was $15.38. On [            ], 2014, the last trading day prior to the public announcement of the exchange offer, the last sale price of TRI Pointe common stock reported by the NYSE was $[            ]. On [            ], 2014, the last trading day prior to the filing of this proxy statement, the last sale price of TRI Pointe common stock reported by the NYSE was $[            ].

The following table sets forth the high and low sale prices of TRI Pointe common stock on the NYSE for the periods indicated as well as the dividends per share paid by TRI Pointe to TRI Pointe stockholders for these periods. The quotations are as reported in published financial sources.

	Per Share Dividends(1)	Common Stock(1)(2)
		High	Low
Year Ending December 31, 2014
First Quarter	$0.00	$20.00	$16.19
Second Quarter (through May 7, 2014)	$0.00	$17.45	$15.41
Year Ended December 31, 2013
First Quarter	$0.00	$21.25	$17.50
Second Quarter	$0.00	$21.18	$14.24
Third Quarter	$0.00	$17.22	$13.95
Fourth Quarter	$0.00	$20.29	$13.43
Year Ended December 31, 2012
First Quarter	N/A	N/A	N/A
Second Quarter	N/A	N/A	N/A
Third Quarter	N/A	N/A	N/A
Fourth Quarter	N/A	N/A	N/A

(1)	On January 30, 2013, TRI Pointe was reorganized from a Delaware limited liability company to a Delaware corporation in connection with its initial public offering.
(2)	TRI Pointe common stock was listed on and began trading on the NYSE on January 31, 2013. Prior to that date, TRI Pointe was a limited liability company and there was no established trading market for its membership interests.

TRI Pointe Dividend Policy

TRI Pointe currently intends to retain its future earnings, if any, to finance the development and expansion of its business and, therefore, does not intend to pay cash dividends on its common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of TRI Pointe’s board of directors and will depend on TRI Pointe’s financial condition, results of operations and capital requirements, restrictions contained in any financing instruments and such other factors as the TRI Pointe board of directors deems relevant.

THE TRANSACTIONS

On November 4, 2013, TRI Pointe and Weyerhaeuser announced that they, along with WRECO and Merger Sub, had entered into the Transaction Agreement, which provides for the combination of TRI Pointe’s business and the Real Estate Business.

Under the Transaction Agreement, on the date of the Distribution, WRECO will incur the New Debt and use the proceeds thereof to make a cash payment to WNR, a subsidiary of Weyerhaeuser. Weyerhaeuser will then cause the REB Transfers to occur. Following the REB Transfers, Weyerhaeuser will cause WNR to distribute all of the issued and outstanding WRECO common shares to Weyerhaeuser in the WRECO Spin.

Weyerhaeuser will offer to Weyerhaeuser shareholders in an exchange offer the right to exchange all or a portion of their Weyerhaeuser common shares for WRECO common shares at a discount to the equivalent per-share value of TRI Pointe common stock, subject to proration in the event of oversubscription. If the exchange offer is consummated but fewer than all of the issued and outstanding WRECO common shares are exchanged because the exchange offer is not fully subscribed, the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. In all cases, the exchange agent will hold all issued and outstanding WRECO common shares in trust until the WRECO common shares are converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger. WRECO common shares will not be able to be traded during this period or at any time before or after the consummation of the Merger. Immediately after the Distribution and at the effective time of the Merger, Merger Sub will merge with and into WRECO, with WRECO surviving the Merger and becoming a wholly owned subsidiary of TRI Pointe. In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock.

TRI Pointe expects to issue 129,700,000 shares of TRI Pointe common stock in the Merger, excluding shares to be issued on exercise or vesting of equity awards held by WRECO employees that are being assumed by TRI Pointe in connection with the Transactions. Based upon the reported closing sale price of $[            ] per share for TRI Pointe common stock on the NYSE on [            ], 2014, the total value of the shares to be issued by TRI Pointe and the amount of cash received by WNR, a subsidiary of Weyerhaeuser, in the Transactions, including from the proceeds of the New Debt (which will be an obligation of WRECO and will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions) as discussed below, but not including any Adjustment Amount as described in “The Transaction Agreement—Payment of Adjustment Amount,” would have been approximately $[            ] billion. The actual value of the consideration to be paid by TRI Pointe will depend on the market price of shares of TRI Pointe common stock at the time of determination and on the Adjustment Amount.

After the consummation of the Merger, TRI Pointe will own and operate the Real Estate Business through WRECO, which will be a wholly owned subsidiary of TRI Pointe, and will also continue its current businesses. All shares of TRI Pointe common stock, including those issued in the Merger, will be listed on the NYSE under TRI Pointe’s current trading symbol “TPH.”

Below is a step-by-step description of the sequence of material events relating to the Transactions.

Step 1 WRECO Stock Split

On January 17, 2014, WRECO effected the WRECO Stock Split pursuant to which the number of WRECO common shares issued and outstanding was increased to 100,000,000 shares and the par value of each WRECO common share was reduced to $0.04 per share.

Step 2 New Debt

WRECO and certain financial institutions executed the Commitment Letter pursuant to which WRECO will incur the New Debt in the form of (i) the Debt Securities, (ii) the Senior Unsecured Bridge Facility or (iii) a combination thereof, on the terms and conditions set forth therein, as described in “Debt Financing—Debt Securities” and “Debt Financing—Bridge Facility.” Prior to the Closing Date, WRECO intends to enter into definitive agreements providing for the New Debt, but those agreements will be conditional upon the consummation of the Transactions.

Under the Transaction Agreement, on the date of the Distribution, WRECO will incur the New Debt and use the proceeds thereof to pay approximately $739 million in cash to WNR (the current direct parent entity of WRECO), which cash will be retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). The cash payment will be a repayment by WRECO of certain existing intercompany debt between WRECO and WNR or, to the extent that the cash payment exceeds the amount of the intercompany debt, it will be a distribution. WRECO will also pay to WNR a cash amount equal to all unpaid interest on WRECO’s intercompany debt that has accrued between the date of the Transaction Agreement and the date of the Distribution. After giving effect to those payments, WNR will contribute any remaining unpaid intercompany debt to WRECO such that WRECO will have no further liability in respect of its intercompany debt.

Step 3 REB Transfers

Under the terms of the Transaction Agreement, certain assets and liabilities of WRECO and its subsidiaries relating to the Real Estate Business will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), including the assets and liabilities relating to Coyote Springs.

Weyerhaeuser and its subsidiaries will transfer to WRECO and its subsidiaries certain assets relating to the Real Estate Business not already owned or held by WRECO or its subsidiaries, and WRECO and its subsidiaries will transfer to Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) certain assets of WRECO and its subsidiaries that the parties have agreed will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) following the Closing Date. Weyerhaeuser and its subsidiaries will also transfer to WRECO and its subsidiaries, and WRECO and its subsidiaries will assume, certain liabilities relating to the Real Estate Business that are not already liabilities of WRECO and its subsidiaries, and WRECO and its subsidiaries will transfer to Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), and Weyerhaeuser or those subsidiaries will assume, certain liabilities of WRECO and its subsidiaries that the parties have agreed will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) following the Closing Date.

Step 4 WRECO Spin

WNR will distribute all of the issued and outstanding WRECO common shares to Weyerhaeuser.

Step 5 Distribution

Weyerhaeuser will offer to Weyerhaeuser shareholders in an exchange offer the right to exchange all or a portion of their Weyerhaeuser common shares for WRECO common shares at a discount to the equivalent per-share value of TRI Pointe common stock, subject to proration in the event of oversubscription. If the exchange offer is consummated but fewer than all of the issued and outstanding WRECO common shares are exchanged because the exchange offer is not fully subscribed, the remaining WRECO common shares owned by Weyerhaeuser will be distributed on a pro rata basis to Weyerhaeuser shareholders whose Weyerhaeuser common shares remain outstanding after the consummation of the exchange offer. In all cases, the exchange agent will hold all issued and outstanding WRECO common shares in trust until the WRECO common shares are converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger. WRECO common shares will not be able to be traded during this period or at any time before or after the consummation of the Merger.

As previously noted, TRI Pointe has prepared this proxy statement under the assumption that the WRECO common shares will be distributed to Weyerhaeuser shareholders pursuant to a split-off. Based on market conditions prior to the consummation of the Transactions, Weyerhaeuser will determine whether the WRECO common shares will be distributed to Weyerhaeuser shareholders in a spin-off or a split-off and, once a final decision is made, this proxy statement will be amended to reflect that decision, if necessary.

Step 6 Merger

Immediately following the Distribution, Merger Sub will merge with and into WRECO, with WRECO surviving the Merger and becoming a wholly owned subsidiary of TRI Pointe. In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock. Cash will be paid in lieu of fractional shares of TRI Pointe common stock.

Immediately after the consummation of the Merger, the ownership of TRI Pointe common stock on a fully diluted basis is expected to be as follows: (i) WRECO common shares will have been converted into the right to receive, in the aggregate, approximately 79.6% of the then outstanding TRI Pointe common stock, (ii) the TRI Pointe common stock outstanding immediately prior to the consummation of the Merger will represent approximately 19.4% of the then outstanding TRI Pointe common stock and (iii) outstanding equity awards of WRECO and TRI Pointe employees will represent the remaining 1.0% of the then outstanding TRI Pointe common stock.

Step 7 Payment of Adjustment Amount

In addition to the cash payments by WRECO to WNR described in “The Transaction Agreement—Incurrence of New Debt and Repayment of Intercompany Debt,” the Transaction Agreement provides that, on the Closing Date, either TRI Pointe or WNR, as applicable, will pay the Adjustment Amount in cash to the other party, as more fully described in “The Transaction Agreement—Payment of Adjustment Amount.” The Adjustment Amount is not subject to any aggregate limitation but is calculated based on certain variable amounts, some of which are subject to individual limitations. The most significant of these variable amounts is the amount of intercompany indebtedness owed by WRECO to WNR on the Closing Date, which is subject to a maximum limit of $950 million. Weyerhaeuser and TRI Pointe believe that any changes to the other variable amounts will not materially impact the Adjustment Amount, and that as such the limit on the amount of intercompany indebtedness owed by WRECO to WNR on the Closing Date creates a de facto limit on the Adjustment Amount. Based on calculations by Weyerhaeuser that have been provided to TRI Pointe, it is expected that WNR will pay an Adjustment Amount in cash to TRI Pointe on the Closing Date.

Set forth below are diagrams that illustrate, in simplified form, the existing corporate structures, the corporate structures immediately following the Distribution and the corporate structures immediately following the consummation of the Merger. The ownership proportions included in the diagram illustrating the corporate structures immediately following the consummation of the Merger are approximate and are calculated on a fully-diluted basis.

Existing Corporate Structures

Structures Following Distribution(1)

(1)	The Merger will take place immediately following the Distribution. Following the Distribution, the exchange agent will hold all issued and outstanding WRECO common shares in trust until the WRECO common shares are converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock for each WRECO common share in the Merger. WRECO common shares will not be able to be traded during this or any period. See “The Transaction Agreement—The Merger.”

Structures Following Merger(1)

(1)	Following the consummation of the Merger, outstanding equity awards of WRECO and TRI Pointe employees are expected to represent 1.0% of the then outstanding TRI Pointe common stock on a fully diluted basis (not shown).

After completion of all of the steps described above:

•	TRI Pointe’s wholly owned subsidiary, WRECO, will hold the Real Estate Business and will be the obligor under the New Debt, which will be guaranteed by WRECO’s material wholly owned subsidiaries (and after the consummation of the Merger, TRI Pointe and its material wholly owned subsidiaries), subject to certain exceptions; and

•	WNR, a subsidiary of Weyerhaeuser, will have received approximately $739 million of the cash proceeds of the New Debt, which will be retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). WNR may also receive a cash payment of the Adjustment Amount, if the Adjustment Amount is payable by TRI Pointe, as described in “The Transaction Agreement—Payment of Adjustment Amount.”

Immediately after the consummation of the Merger, the ownership of TRI Pointe common stock on a fully diluted basis is expected to be as follows: (i) WRECO common shares will have been converted into the right to receive, in the aggregate, approximately 79.6% of the then outstanding TRI Pointe common stock, (ii) the TRI Pointe common stock outstanding immediately prior to the consummation of the Merger will represent approximately 19.4% of the then outstanding TRI Pointe common stock and (iii) outstanding equity awards of WRECO and TRI Pointe employees will represent the remaining 1.0%

of the then outstanding TRI Pointe common stock. In connection with the Transactions, TRI Pointe, Merger Sub, Weyerhaeuser and/or WRECO have entered into or will enter into the Transaction Documents relating to, among other things, certain tax matters and certain voting matters. See “Other Agreements.”

Number of WRECO Common Shares to be Distributed to Weyerhaeuser Shareholders

Weyerhaeuser is offering to exchange all of the issued and outstanding WRECO common shares for Weyerhaeuser common shares validly tendered and not properly withdrawn. Weyerhaeuser has caused WRECO to effect the WRECO Stock Split so that the total number of WRECO common shares issued and outstanding immediately prior to the effective time of the Merger will equal 100,000,000.

Background of the Transactions

Weyerhaeuser’s board of directors and senior management regularly review the various businesses conducted by Weyerhaeuser and consider possible strategic opportunities, including potential disposition and merger transactions. As part of that process, on June 16, 2013, Weyerhaeuser publicly announced that its board of directors had authorized the exploration of strategic alternatives with respect to WRECO, Weyerhaeuser’s homebuilding and real estate development business. In connection with its exploration of strategic alternatives for WRECO, Weyerhaeuser engaged Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup as financial advisors in June 2013.

Shortly following Weyerhaeuser’s June 16 announcement that it was exploring strategic alternatives with respect to WRECO, a number of third parties contacted Weyerhaeuser and its financial advisors to express interest in a possible transaction. On June 18, 2013, Mr. Douglas Bauer, TRI Pointe’s Chief Executive Officer, contacted a representative of Weyerhaeuser regarding Weyerhaeuser’s announcement. Mr. Bauer also contacted a representative of Citigroup.

During late June of 2013, Morgan Stanley and Citigroup contacted numerous potential counterparties on behalf of Weyerhaeuser regarding a possible transaction involving WRECO. These potential counterparties included parties that Weyerhaeuser’s financial advisors had identified as possible counterparties to a “Reverse Morris Trust” transaction structure, as well as other parties that were expected to be more interested in acquiring WRECO for cash consideration or for a combination of cash and stock. During the course of the process, Weyerhaeuser’s financial advisors communicated to potential counterparties that Weyerhaeuser had a preference for a “Reverse Morris Trust” transaction structure, which would allow Weyerhaeuser to divest WRECO in a tax-efficient manner, but that Weyerhaeuser’s board of directors would also consider other transaction structures if an alternative structure could deliver comparable after-tax value to Weyerhaeuser shareholders. In a “Reverse Morris Trust” transaction, Weyerhaeuser would distribute the stock of WRECO to Weyerhaeuser’s shareholders, and immediately thereafter WRECO would merge with a potential counterparty. Following the merger, the WRECO shareholders would retain at least 50% of the shares of the combined entity. Such a transaction would allow Weyerhaeuser to dispose of WRECO without incurring, or having its shareholders incur, U.S. federal income tax on the consideration to be received by Weyerhaeuser and its shareholders in the transaction. As a result, the “Reverse Morris Trust” structure would facilitate the combination of WRECO with potential counterparties, whereas a taxable disposition of WRECO might otherwise have made a transaction financially unattractive to Weyerhaeuser or required potential counterparties to pay additional consideration.

As part of this process, on June 25, 2013, representatives of Morgan Stanley and Citigroup contacted Mr. Bauer to invite TRI Pointe to participate in preliminary discussions with Weyerhaeuser regarding a possible transaction, and on June 27, 2013, TRI Pointe executed a confidentiality agreement with Weyerhaeuser.

Throughout the process that ensued over the subsequent four month period, TRI Pointe’s senior management provided the TRI Pointe board of directors with periodic updates.

During the months of June and July of 2013, a number of other potential bidders executed confidentiality agreements with Weyerhaeuser.

On July 10, 2013, members of senior management of TRI Pointe, including Mr. Bauer, Mr. Thomas Mitchell, its President and Chief Operating Officer, and Mr. Michael Grubbs, its Chief Financial Officer and Treasurer, attended a presentation in TRI Pointe’s offices about Weyerhaeuser’s real estate business given by Mr. Sandy McDade, Weyerhaeuser’s General Counsel, representatives of Morgan Stanley and Citigroup and an outside consultant of Weyerhaeuser. During the presentation, Weyerhaeuser provided the TRI Pointe representatives with written materials containing an initial overview of WRECO’s business. These materials included, among other things, a business overview and investment highlights, a brand and market overview and summary financial information. Following the July 10 presentation, Weyerhaeuser’s financial advisors made available to TRI Pointe a confidential information package that included, among other things, historical financial information, projected financial information, headcount data and a selling, general and administrative cost structure overview with respect to WRECO.

During July 2013, Weyerhaeuser’s financial advisors provided similar written materials containing an initial overview of WRECO’s business to numerous other potential bidders, and a comparable confidential information package was made available to certain of these parties. In addition, certain of the potential bidders attended in-person presentations hosted by Weyerhaeuser that were similar to the July 10 presentation to TRI Pointe.

On July 18, 2013, a representative of Citigroup delivered a letter and other materials to TRI Pointe that outlined the procedures for the first round of Weyerhaeuser’s process. In that letter, Citigroup and Morgan Stanley, on behalf of Weyerhaeuser, requested that TRI Pointe submit a preliminary non-binding indication of interest regarding a potential combination transaction involving WRECO by August 12, 2013. The process letter provided that the preliminary indication of interest should be based on the business overview information provided by Weyerhaeuser at the July 10 presentation and the confidential information package made available to TRI Pointe after the presentation, and indicated that TRI Pointe would be given an opportunity to conduct further due diligence if it was invited to participate in the second round of the process. Between July 17, 2013 and July 26, 2013, Morgan Stanley and Citigroup delivered similar first round process letters to other potential bidders.

Between July 2013 and August 2013, members of senior management of TRI Pointe conducted site visits of certain residential development projects owned by WRECO.

On August 7, 2013, at a regular meeting of the TRI Pointe board of directors, members of senior management of TRI Pointe, including Messrs. Bauer, Mitchell and Grubbs and Mr. Glenn Keeler, TRI Pointe’s Vice President and Corporate Controller, along with representatives of Deutsche Bank, TRI Pointe’s financial advisor, representatives of Gibson Dunn & Crutcher LLP (“Gibson Dunn”) and Allen Matkins Leck Gamble Mallory & Natsis LLP (“Allen Matkins”), TRI Pointe’s outside legal counsel, and representatives of Ernst & Young LLP (“E&Y”), TRI Pointe’s independent accountants, discussed with TRI Pointe’s board of directors the preliminary evaluation of a possible strategic combination of TRI Pointe’s business and Weyerhaeuser’s real estate business, including a discussion of the “Reverse Morris Trust” transaction structure preferred by Weyerhaeuser, and reviewed with TRI Pointe’s board of directors the terms of a draft non-binding preliminary indication of interest. TRI Pointe’s board of directors considered and asked questions regarding the expected corporate governance of the combined company, valuation, the potential effects of the transaction on stockholders and the possibility of significantly increasing TRI Pointe’s land position, stock liquidity and geographic diversity. At this meeting, TRI Pointe’s board of directors unanimously approved the submission to Weyerhaeuser of a non-binding preliminary indication of interest to combine with WRECO utilizing a “Reverse Morris Trust” transaction structure to enable TRI Pointe access to Weyerhaeuser’s data room with other potential bidders.

On August 12, 2013, TRI Pointe submitted its non-binding preliminary indication of interest to Weyerhaeuser’s financial advisors. The TRI Pointe preliminary indication of interest proposed a combination of WRECO and TRI Pointe pursuant to a stock-for-stock merger utilizing a “Reverse Morris Trust” transaction structure and provided, among other things, that Weyerhaeuser shareholders would own 80% to 81% of the combined company after the closing of the transaction and that Weyerhaeuser would receive a payment of $500 million in cash through the issuance of new debt obligations that would become obligations of TRI Pointe at the closing of the transaction. The TRI Pointe proposal represented a total enterprise valuation of approximately $2.5 billion to $2.6 billion for WRECO, assuming the TRI Pointe closing share price of $14.78 as of August 9, 2013.

On August 15 and 16, 2013, Weyerhaeuser’s financial advisors contacted several bidders who had submitted preliminary indications of interest and invited them to participate in the second round of the process. Weyerhaeuser entered into confidentiality agreements with these bidders, which superseded the confidentiality agreements that Weyerhaeuser had previously executed with such parties. Representatives of Morgan Stanley or Citigroup subsequently delivered to each of them additional materials relating to the due diligence process.

As part of this process, on August 16, 2013, representatives of Citigroup and Morgan Stanley informed Mr. Bauer that TRI Pointe had been selected to participate in the second round of the process, and TRI Pointe and Weyerhaeuser subsequently entered into a mutual confidentiality agreement that superseded the confidentiality agreement entered into between TRI Pointe and Weyerhaeuser on June 27, 2013. On August 17, 2013, a representative of Citigroup delivered to TRI Pointe additional materials relating to the due diligence process and guidelines.

Between August 16, 2013 and October 4, 2013, TRI Pointe conducted a financial and business due diligence investigation of Weyerhaeuser’s real estate business with assistance from representatives of Deutsche Bank and E&Y. During this time period, several other bidders also conducted their own due diligence investigations on Weyerhaeuser’s real estate business, which included, among other things, review of documents and materials relating to WRECO that were made available by Weyerhaeuser in an online data room, attendance at management presentations hosted by Weyerhaeuser and its advisors, site visits and various follow-up discussions.

On September 4, 2013, Messrs. Bauer, Grubbs and Mitchell of TRI Pointe, along with representatives of an outside consultant of TRI Pointe and representatives of Deutsche Bank, Gibson Dunn and E&Y, attended, at Morgan Stanley’s offices in Los Angeles, a presentation about Weyerhaeuser’s real estate business given by WRECO’s senior management team, including Mr. Peter Orser, WRECO’s President and Chief Executive Officer, Mr. Dale Sowell, WRECO’s Executive Vice President, and Mr. Tom Stocks, WRECO’s Chief Investment Officer. Mr. McDade and representatives of Citigroup, Morgan Stanley and an outside consultant of Weyerhaeuser were also present.

On September 9, 2013, representatives of Citigroup and Morgan Stanley delivered second round process letters to TRI Pointe and the other bidders that outlined the procedures for the second round of Weyerhaeuser’s process.

In connection with the second round process letter, between September 16, 2013 and September 25, 2013, a representative of Citigroup delivered drafts of a transaction agreement, a tax sharing agreement, a disclosure letter and a voting agreement to TRI Pointe. During this period, representatives of Citigroup and Morgan Stanley also delivered to the other bidders drafts of definitive agreements relating to a possible transaction involving WRECO.

Between September 16, 2013 and October 4, 2013, certain members of senior management of TRI Pointe, including Messrs. Bauer, Mitchell, Grubbs and Keeler, and representatives of E&Y, Gibson Dunn and Allen Matkins, had numerous meetings and discussions regarding the terms set forth in the draft transaction agreement and related ancillary agreements and prepared a mark-up of the transaction agreement and a mark-up of the tax sharing agreement.

On September 30, 2013, at a special meeting of the board of directors of TRI Pointe, Messrs. Bauer, Mitchell and Grubbs, along with representatives of Deutsche Bank, Gibson Dunn and Allen Matkins, discussed with TRI Pointe’s board of directors an updated evaluation of the potential strategic combination of TRI Pointe’s business and Weyerhaeuser’s real estate business and the results of the financial and business due diligence investigation of Weyerhaeuser’s real estate business. At this meeting, the representatives of Deutsche Bank discussed certain preliminary financial analyses relating to TRI Pointe, Weyerhaeuser’s real estate business and the proposed transaction. Additionally, Messrs. Bauer, Mitchell and Grubbs, along with representatives of Deutsche Bank and Gibson Dunn, reviewed with TRI Pointe’s board of directors the terms of a draft non-binding second round bid proposal, including a proposed mark-up of the draft transaction agreement prepared by Gibson Dunn and the proposed treatment of the assets held by WRECO relating to Coyote Springs, which were viewed by senior management of TRI Pointe as a non-beneficial land position with a “fair-market value” significantly less than its then-current book value. Because of this, TRI Pointe senior management discussed a proposal by which the Coyote Springs assets would be transferred to TRI Pointe at “fair market value,” determined pursuant to a mutually agreeable methodology. Finally, a representative of Allen Matkins provided the TRI Pointe board of directors with an overview of the fiduciary duties required of directors under Delaware law in connection with the proposed transaction.

On October 2, 2013, Messrs. Bauer, Mitchell and Grubbs met in New York with members of Weyerhaeuser’s senior management, including Mr. Doyle Simons, Weyerhaeuser’s President and Chief Executive Officer, Ms. Patricia Bedient, Weyerhaeuser’s Chief Financial Officer, and Mr. McDade, to discuss each other’s respective businesses and potential opportunities from a combination of TRI Pointe’s business and WRECO’s business, including potential synergies. Representatives of Morgan Stanley, Citigroup and an outside consultant of Weyerhaeuser also attended this meeting. Weyerhaeuser held similar meetings in New York with certain of the other bidders on October 2 and October 3, 2013.

On October 3, 2013, representatives of Gibson Dunn and representatives of Cravath, Swaine & Moore LLP (“Cravath”), Weyerhaeuser’s outside legal counsel, had a discussion regarding certain provisions of the draft transaction agreement.

On October 3, 2013, at a special meeting of the board of directors of TRI Pointe, Messrs. Bauer, Mitchell, Grubbs and Keeler provided an update on the discussions with Weyerhaeuser, including a summary of the October 2 meeting with Weyerhaeuser senior management. At this meeting, TRI Pointe’s board of directors, members of senior management of TRI Pointe and representatives of Deutsche Bank discussed certain preliminary financial analyses relating to TRI Pointe, Weyerhaeuser’s real estate business and the proposed transaction. The board of directors of TRI Pointe discussed the economics of the proposed transaction and the possible ownership percentages, including the effects of increasing the percentage to be owned by Weyerhaeuser shareholders. After further discussion regarding the financial information, the board of directors of TRI Pointe unanimously approved the submission of a non-binding second round bid proposal.

On October 4, 2013, TRI Pointe submitted a non-binding second round bid proposal to Weyerhaeuser’s financial advisors that superseded the non-binding preliminary indication of interest submitted by TRI Pointe on August 12, 2013. This proposal provided, among other things, that:

•	the proposed transaction would utilize a “Reverse Morris Trust” transaction structure;

•	Weyerhaeuser shareholders would own 78.25% of the combined company after the closing of the transaction;

•	WRECO would remain liable for its existing debt and Weyerhaeuser would receive a cash payment of $500 million through the incurrence by WRECO of new debt obligations that would become obligations of TRI Pointe at the closing of the transaction;

•	Coyote Springs would be transferred to TRI Pointe at “fair market value,” determined pursuant to a mutually agreeable methodology;

•	upon closing of the transaction, TRI Pointe’s board of directors would be expanded from seven directors to nine directors, with five of the directors appointed by TRI Pointe and four of the directors appointed by Weyerhaeuser; and

•	TRI Pointe and its advisors would need to complete confirmatory diligence with respect to legal, accounting, human resources, information technology and environmental matters before entering into a definitive agreement.

The TRI Pointe proposal represented a total enterprise valuation of $2.2 billion for WRECO, assuming the TRI Pointe closing share price of $14.17 as of October 3, 2013, and such proposal did not assign any value to Coyote Springs (because Coyote Springs would be transferred at “fair market value,” determined at a later time pursuant to mutually agreeable methodology). TRI Pointe’s proposal also noted that the implied enterprise valuation for WRECO represented by the offer would be higher if TRI Pointe’s share price were to increase. A mark-up of the transaction agreement and a mark-up of the tax sharing agreement were included with the proposal.

Several other bidders also submitted non-binding second round bid proposals to Weyerhaeuser’s financial advisors on October 4, together with mark-ups of the draft definitive agreements that had been provided to the bidders. One of the bidders submitted its non-binding proposal to Weyerhaeuser’s financial advisors on October 8, 2013. On October 10, 2013, representatives from Citigroup contacted members of senior management of TRI Pointe and informed them that, while certain elements of TRI Pointe’s second round bid were appealing to Weyerhaeuser, TRI Pointe’s proposed valuation was not competitive with the valuations proposed by the other bidders. Between October 9 and October 10, 2013, Weyerhaeuser’s financial advisors also contacted the other bidders to discuss certain aspects of their bids.

Between October 10, 2013 and October 12, 2013, representatives of Deutsche Bank, certain directors of TRI Pointe and members of senior management of TRI Pointe had several discussions regarding the financial analyses prepared by Deutsche Bank and the underlying price inflation assumptions provided by management of TRI Pointe.

On October 12, 2013, at a special meeting of the board of directors of TRI Pointe, Messrs. Bauer, Mitchell, Grubbs and Keeler provided an update on the discussions with Weyerhaeuser, including a summary of the October 10, 2013 call with representatives of Citigroup. At this meeting, representatives of Deutsche Bank reviewed revised financial analyses taking into account updated price inflation assumptions provided by TRI Pointe’s senior management. The TRI Pointe board of directors discussed the synergies of the proposed transaction and management’s evaluation of Weyerhaeuser’s assets. The TRI Pointe board of directors considered the current housing recovery cycle and the timing of the proposed combination. The TRI Pointe board of directors discussed increasing the proposed valuation of Weyerhaeuser’s real estate business and also proposing a “One-way Collar” feature, which, in the event that TRI Pointe’s average share price increased over a certain threshold during a mutually determined period, would cause Weyerhaeuser shareholders to receive fewer shares of TRI Pointe common stock for each WRECO common share exchanged. The members of senior management of TRI Pointe, along with the representatives of Deutsche Bank and Gibson Dunn, reviewed with TRI Pointe’s board of directors the terms of the proposed amendment to the non-binding second round indication of interest. After a discussion regarding the revised financial analyses and the changes to the underlying inflation assumptions, the TRI Pointe board of directors unanimously approved the submission of a revised non-binding second round bid proposal.

On October 13, 2013, TRI Pointe submitted a revised non-binding second round bid proposal to Weyerhaeuser’s financial advisors. The revised proposal modified the second round bid proposal submitted on October 4, 2012 as follows:

•	Weyerhaeuser shareholders would own 80.5% of the combined company after the closing of the transaction, subject to downward adjustment in the form of a “One-way Collar”;

•	Weyerhaeuser would receive a cash payment of $700 million through the incurrence by WRECO of new debt obligations that would become obligations of TRI Pointe at the closing of the transaction; and

•	Coyote Springs would either (i) be transferred to a dual beneficiary subdivision land trust, pursuant to which Weyerhaeuser would be responsible for all carrying costs with respect to Coyote Springs and would be entitled to receive an agreed upon percentage of the gross proceeds of all Coyote Springs home sales, while TRI Pointe would be responsible for entitlement and infrastructure costs, or (ii) be transferred at “fair market value,” determined pursuant to a mutually agreeable methodology.

The revised TRI Pointe proposal represented a total enterprise valuation of approximately $2.6 billion for WRECO, assuming no value for Coyote Springs (which would either be transferred to the dual beneficiary subdivision land trust described above or transferred at “fair market value,” determined at a later time pursuant to a mutually agreeable methodology) and the TRI Pointe closing share price of $13.93 as of October 11, 2013.

On October 14, 2013, representatives of Cravath sent to certain of the other bidders mark-ups of the revised definitive agreements that those bidders had submitted as part of their second round bid proposals.

Between October 14 and October 15, 2013, representatives of Weyerhaeuser and its financial advisors had several discussions with senior management of TRI Pointe, including Messrs. Bauer, Mitchell and Grubbs, regarding TRI Pointe’s October 13 proposal. During these discussions, representatives of Citigroup and Morgan Stanley informed TRI Pointe’s senior management that TRI Pointe’s revised proposal was competitive with the offers proposed by the other bidders from an economic perspective, but that Weyerhaeuser had concerns about the One-way Collar proposed by TRI Pointe and that Weyerhaeuser would prefer to retain Coyote Springs, rather than implementing either of TRI Pointe’s proposals with respect to transferring Coyote Springs to a dual beneficiary subdivision land trust or to TRI Pointe at its fair market value. During these discussions, senior management of TRI Pointe requested that Weyerhaeuser agree to negotiate exclusively with TRI Pointe and discontinue all negotiations with the other bidders in the process. The representatives of Weyerhaeuser and its financial advisors told TRI Pointe’s senior management that Weyerhaeuser would consider moving forward with TRI Pointe on an exclusive basis, but only if TRI Pointe were to agree (i) to remove the One-way Collar from its proposal and (ii) that Coyote Springs would be retained by Weyerhaeuser, with no related downward adjustment to the economic terms of the TRI Pointe proposal. In response, senior management of TRI Pointe indicated that TRI Pointe was willing to modify, but not remove, the One-way Collar, and that TRI Pointe would agree to Coyote Springs being retained by Weyerhaeuser. Representatives of Citigroup and Morgan Stanley emphasized during these discussions that Weyerhaeuser would not enter into exclusivity arrangements with TRI Pointe unless TRI Pointe committed to completing its confirmatory legal due diligence on an expedited basis with no reduction in the total enterprise valuation for WRECO indicated by TRI Pointe’s October 13 proposal.

On October 15, 2013, at a special meeting of the board of directors of TRI Pointe, Messrs. Bauer, Mitchell, Grubbs and Keeler provided an update on recent communications with respect to the proposed transaction, including a summary of an October 14, 2013 call with Citigroup and Morgan Stanley and a discussion regarding the request for exclusivity. Messrs. Bauer, Mitchell, Grubbs and Keeler agreed to report back to the TRI Pointe board of directors after further discussions with Citigroup and Morgan Stanley.

On October 15, 2013, a representative of Cravath circulated revised drafts of the transaction agreement and the tax sharing agreement to representatives of Gibson Dunn. On October 17, 2013, representatives of Cravath and representatives of Gibson Dunn discussed the revisions to the transaction agreement circulated on October 15, 2013.

On October 16, 2013, a representative of Citigroup informed Mr. Bauer that Weyerhaeuser would be willing to negotiate exclusively with TRI Pointe based on the terms set forth in TRI Pointe’s second round bid proposal, as revised, if TRI Pointe would agree to withdraw its request for the One-way Collar and TRI Pointe would commit to completing its confirmatory legal due diligence on an expedited basis. The Citigroup representative also informed Mr. Bauer that exclusivity would be granted with the expectation that TRI Pointe would obtain committed financing on terms reasonably acceptable to Weyerhaeuser in a timely manner.

On October 16, 2013, at a special meeting of the board of directors of TRI Pointe, Messrs. Bauer, Mitchell, Grubbs and Keeler provided an update on recent communications with respect to the proposed transaction, including a summary of the October 16, 2013 call with Citigroup. At this meeting, the TRI Pointe board of directors discussed the proposed transaction in the context of the current housing cycle and unanimously authorized the management of TRI Pointe to continue discussions with Weyerhaeuser on the basis that the One-way Collar would be removed in exchange for Weyerhaeuser’s grant of exclusivity to TRI Pointe and that TRI Pointe and its representatives would complete its confirmatory due diligence on an expedited basis.

On October 18, 2013, Weyerhaeuser and TRI Pointe entered into an exclusivity agreement pursuant to which TRI Pointe was given the right to negotiate exclusively with Weyerhaeuser regarding the proposed transaction until November 1, 2013, subject to earlier termination in the event that TRI Pointe was unable to provide executed debt commitment documents that were on terms and conditions reasonably acceptable to Weyerhaeuser.

Between October 17, 2013 and November 1, 2013, the parties and their respective legal and financial advisors negotiated the terms of the transaction agreement, including the exchange ratio and the termination fee, the related disclosure letters, the tax sharing agreement and the other Transaction Documents, beginning with the terms set forth in TRI Pointe’s second round bid proposal, as revised. These negotiations, including the negotiation of the amount of the termination fee and the circumstances under which it would be payable, were generally based on precedent transactions, along with advice from outside legal counsel and financial advisors with respect to current market conditions and Delaware law. The exchange ratio was derived from TRI Pointe’s proposal that Weyerhaeuser shareholders would own 80.5% of the combined company after the closing of the transaction, and based on the total enterprise value of WRECO less certain downward adjustments, including the equity awards held by WRECO employees to be assumed by TRI Pointe in the transactions.

Between October 17, 2013 and November 3, 2013, management of TRI Pointe, with assistance from representatives of Deutsche Bank, E&Y, Gibson Dunn and Allen Matkins, undertook their confirmatory due diligence investigation of WRECO with respect to legal, accounting, human resources, information technology and environmental matters. During this time period, Weyerhaeuser, Morgan Stanley, Citigroup, Cravath and other advisors to Weyerhaeuser also conducted a reverse due diligence investigation of TRI Pointe.

Between October 17, 2013 and November 3, 2013, legal advisors to TRI Pointe and the Starwood Fund reviewed and negotiated the terms of the voting agreement that Weyerhaeuser had asked the Starwood Fund to execute in connection with the proposed transaction. During the course of these negotiations, representatives of TRI Pointe indicated that three of TRI Pointe’s executive officers, Messrs. Bauer, Grubbs and Mitchell, who collectively owned over 9% of TRI Pointe’s outstanding common stock, would be willing to sign voting agreements with terms and provisions comparable to the voting agreement to be signed by the Starwood Fund. After negotiations among TRI Pointe, the Starwood Fund and Weyerhaeuser and their respective legal advisors, the parties agreed that Messrs. Bauer, Grubbs and Mitchell would each execute a voting agreement with respect to TRI Pointe shares beneficially owned by them and that the Starwood Fund would execute a voting agreement with respect to a portion of the shares owned by the Starwood Fund, such that the aggregate number of shares subject to the voting agreements would equal approximately 40% of the TRI Pointe common stock outstanding.

During these discussions, the Starwood Fund informed TRI Pointe that it would not enter into a voting agreement unless TRI Pointe executed an indemnification agreement with respect to the proposed transaction. On October 29, 2013, Starwood Fund’s legal counsel provided TRI Pointe with a draft indemnification agreement. At a special meeting held on November 1, 2013, the board of directors of TRI Pointe formed a committee of three outside, independent and disinterested directors, Messrs. Cable, Gilbert and Rogers, to review, evaluate and determine whether to authorize TRI Pointe to enter into indemnification agreements with the Starwood Fund and the executive officers of TRI Pointe in consideration of entering into voting agreements with Weyerhaeuser. The committee retained O’Melveny & Meyers LLP as its legal advisor. Following informal discussions, the committee met on November 3, 2013 and unanimously recommended that TRI Pointe enter into indemnification agreements with the Starwood Fund and Messrs. Bauer, Grubbs and Mitchell in connection with their entering into voting agreements with Weyerhaeuser.

Between October 18, 2013 and November 3, 2013, TRI Pointe, Weyerhaeuser, DB Cayman and Citigroup and their respective legal advisors negotiated the terms of the commitment documents setting forth the financing of the transaction.

On October 31, 2013, the board of directors of Weyerhaeuser held a special meeting during which, among other things, Weyerhaeuser’s board of directors unanimously approved the terms of the proposed transaction and authorized Weyerhaeuser and its subsidiaries to enter into definitive agreements with respect to the transaction.

On November 1, 2013, at a special meeting of the board of directors of TRI Pointe, Messrs. Bauer, Mitchell, Grubbs and Keeler reported on the continuing negotiations with Weyerhaeuser and presented (i) management’s review of the proposed transaction, (ii) a proposed organization chart of the combined company and (iii) a draft integration and transition plan. Prior to the meeting, the TRI Pointe board of directors had been provided with negotiated and substantially complete drafts of the transaction agreement, the tax sharing agreement, the debt commitment documents and the voting agreement and the due diligence reports prepared by E&Y and Gibson Dunn. Representatives of Deutsche Bank reviewed with the board of directors of TRI Pointe certain of the major economic terms of the transaction and made a presentation to the board of directors of TRI Pointe regarding certain financial analyses relating to TRI Pointe, Weyerhaeuser’s real estate business and the proposed transaction. Following this presentation, the representatives of Deutsche Bank stated that, based on the information available to them at the time, they were prepared to deliver an oral opinion relating to the fairness of the exchange ratio to TRI Pointe from a financial point of view. Representatives of Gibson Dunn reviewed in detail the principal terms of the various agreements to be entered into in connection with the proposed transaction. Mr. Grubbs reviewed the terms of the debt commitment documents for the proposed transaction. Following the discussion of principal terms, the representatives of Gibson Dunn and Allen Matkins reviewed the board’s fiduciary duties, both generally and in the specific context of the proposed transaction, in connection with its evaluation of the proposed transaction. Representatives of E&Y presented E&Y’s due diligence report with respect to financing, accounting and tax, information technology and human resources. Following extensive discussion on all the matters presented at the meeting, the meeting was adjourned to allow the parties to complete the negotiations of certain remaining unresolved issues and to finalize the terms of the debt commitment documents for the potential transaction.

On November 3, 2013, at a special meeting of the board of directors of TRI Pointe, Messrs. Bauer, Mitchell, Grubbs and Keeler reported on the resolution of certain remaining open issues and a representative of Allen Matkins presented Allen Matkins’ due diligence report with respect to real estate and environmental matters. Following the discussion of these items, representatives of Deutsche Bank delivered an oral opinion, which was subsequently confirmed in writing, that as of November 3, 2013, and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its opinion, the exchange ratio specified in the Transaction Agreement was fair, from a financial point of view, to TRI Pointe. Following further discussion on the presented matters, the TRI Pointe board of directors unanimously authorized and approved the form, terms and provisions of the Transaction Agreement, and determined that the terms and conditions of the Transaction Agreement, the Merger, including the issuance of TRI Pointe common stock, the Transactions and the Transaction Documents are advisable, fair to and in the best interests of TRI Pointe and TRI Pointe stockholders and recommended that TRI Pointe stockholders authorize the issuance of shares of TRI Pointe common stock in the Merger.

On the evening of November 3, 2013, TRI Pointe and Weyerhaeuser received executed debt commitment documents to provide financing for the proposed transaction from DB Cayman and Citigroup. The appropriate parties then entered into the Transaction Agreement and the Voting Agreements.

On November 4, 2013, before the opening of trading on the NYSE, TRI Pointe and Weyerhaeuser issued press releases announcing the transaction.

TRI Pointe’s Reasons for the Transactions

TRI Pointe’s board of directors has authorized and approved the form, terms and provisions of the Transaction Agreement, and determined that the terms and conditions of the Transaction Agreement, the Merger, including the issuance of TRI Pointe common stock, the Transactions and the Transaction Documents are advisable, fair to and in the best interests of TRI Pointe and TRI Pointe stockholders. TRI Pointe’s board of directors recommends that stockholders vote “FOR” the authorization of the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 1); and, if it is determined by the TRI Pointe board of directors to be necessary or appropriate, “FOR” the approval of adjournment(s) or postponement(s) of the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger (Proposal No. 7).

In reaching its decision to authorize and approve the Transaction Agreement, the TRI Pointe board of directors consulted with its financial and legal advisors and carefully considered a variety of factors, including the following:

•	the expectation that the Merger would be accretive on an earnings per share basis, taking into account the estimated purchase price allocation and pro forma capital structure, increase TRI Pointe’s revenues and earnings and enhance cash flow generation;

•	that the combined company’s estimated homebuilding gross margin for 2013 would be approximately 22.0%, partially due to increased operations in markets with historically high home sales prices and gross margins, which would place the combined company’s gross margin among the top publicly held U.S. homebuilders;

•	the opportunity to significantly expand the scope and scale of TRI Pointe’s operations by creating one of the ten largest homebuilders in the United States based on estimated combined equity market value, assuming TRI Pointe issues 129,700,000 shares of its common stock in the Merger and based on the closing price of its common stock on November 1, 2013;

•	the opportunity to expand TRI Pointe’s geographic reach through the introduction of new markets in Houston, Phoenix and Tucson, Las Vegas, the Washington, D.C. suburbs, Richmond and the Puget Sound region of Washington State, which are positioned for future growth, as demonstrated by the low number of housing permits currently issued as a percentage of peak level, the high level of home value appreciation and the strong 2013 job growth in these markets, in each case as compared to the U.S. average;

•	through the Transactions, TRI Pointe would increase its land inventory by gaining control of approximately 27,000 lots controlled by WRECO as of November 3, 2013, including 16,000 lots, a considerable number of which are fully or partially entitled, located in California markets, in which the land entitlement and development environment is complex and typically lengthy, requiring significant expertise and capital;

•	the optionality and potential for cash generation that the increased land inventory would afford TRI Pointe, including the ability to be opportunistic in disposing of certain land positions or entering into joint ventures or other arrangements to extract capital from WRECO’s land inventory, particularly in the entitlement-constrained California markets;

•	the expectation that the combination with the Real Estate Business would enhance TRI Pointe’s overall credit quality and significantly enhance TRI Pointe’s balance sheet strength;

•	the potential for the Merger to create a significant increase in total equity market capitalization and generate increased visibility and greater access to the capital markets for TRI Pointe, which could enhance the market valuation of TRI Pointe common stock as well as increase the trading volume and, therefore, the liquidity of the common stock for TRI Pointe stockholders;

•	information concerning the business, assets, liabilities, financial performance and results of operations, and condition and prospects of TRI Pointe’s business and the Real Estate Business;

•	the structure of the Merger as a tax-free reorganization for federal income tax purposes;

•	the experienced senior management team operating WRECO’s five distinct homebuilders, with an average of 21 years operating in their regional markets, and the cultural similarities between TRI Pointe and WRECO;

•	the potential for meaningful synergies resulting from, and following the consummation of, the Merger, including overhead savings resulting from streamlining certain redundant corporate functions, improved operating efficiencies, including provision of certain corporate level administrative and support functions at a lower cost than was historically allocated to WRECO for such services by Weyerhaeuser, and growth of ancillary operations in various markets as permitted under applicable law, including a mortgage business, a title company and other ancillary operations;

•	the trends and competitive developments in the homebuilding industry, including TRI Pointe’s belief that the industry is in the recovery stage of the market cycle and that a combination with WRECO would afford TRI Pointe the opportunity to gain talented employees and significantly increase its land inventory in order to capitalize on this recovery and provide value for TRI Pointe stockholders;

•	the range of strategic alternatives available to TRI Pointe, including continuing to operate its business as a standalone entity as currently conducted, raising additional capital and evaluating potential acquisitions of regional homebuilders in desirable markets on a case-by-case basis, none of which TRI Pointe believed would deliver as much value to the TRI Pointe stockholders as the combination with WRECO;

•	the ability to continue operating each of WRECO’s homebuilding brands as a separate regionally focused operating unit with local management driving operations;

•	the opinion of Deutsche Bank, dated November 3, 2013, that, based upon and subject to the assumptions, limitations, qualifications and conditions set forth in such opinion, the exchange ratio was fair, from a financial point of view, to TRI Pointe, as more fully described below in “—Opinion of Deutsche Bank Securities Inc.”;

•	the fact that the Transaction Agreement and the aggregate consideration to be paid by TRI Pointe pursuant to the Transaction Agreement were the result of arms-length negotiations between representatives of TRI Pointe and Weyerhaeuser;

•	the experienced TRI Pointe management team would manage the combined company;

•	TRI Pointe would select a majority of the directors of the combined company; and

•	the fact that the Transaction Agreement would allow the board of directors of TRI Pointe to accept a superior proposal upon payment of a termination fee and reimbursement to Weyerhaeuser of certain expenses.

The TRI Pointe board of directors also considered certain countervailing factors in its deliberations concerning the Merger and the other Transactions, including:

•	the fact that current TRI Pointe stockholders as a group would hold less than a majority of the then outstanding TRI Pointe common stock after the consummation of the Merger;

•	the challenges and difficulties, foreseen and unforeseen, relating to integrating the Real Estate Business with TRI Pointe’s current operations, including the foreseen difficulty of having a smaller company absorb a larger company, the risks associated with increased land inventory and the burden that Real Estate Business legacy issues may have on TRI Pointe’s operating results;

•	the possibility of management and employee disruption associated with the Merger and integrating the operations of the companies, including the risk that, despite TRI Pointe’s current intention to retain such personnel, key management of the Real Estate Business might not be employed with TRI Pointe after the consummation of the Merger;

•	the risk that the Merger and integration may divert management attention and resources away from other strategic opportunities and from operational matters;

•	the risk that the potential benefits sought in the Merger might not be fully realized or realized within the expected time frame;

•	the fact that, in order to preserve the tax-free treatment of the Merger and related transactions, TRI Pointe would be required to abide by certain restrictions that could limit its ability to engage in certain future business transactions that might be advantageous;

•	the risks associated with the Real Estate Business operations;

•	the increase in TRI Pointe’s indebtedness expected to result from the Merger;

•	that TRI Pointe, prior to the consummation of the Merger, would be required to conduct its business in the ordinary course, subject to specific limitations and exceptions, which could delay or prevent TRI Pointe from undertaking business opportunities that may arise prior to the consummation of the Merger;

•	the fact that certain provisions of the Transaction Agreement and the Voting Agreements may dissuade third parties from seeking to acquire TRI Pointe or otherwise increase the cost of any potential acquisition;

•	risks of the type and nature described in the section entitled “Risk Factors”; and

•	the risk that the Merger may not be completed in a timely manner or at all and the potential adverse consequences, including substantial costs that would be incurred and potential damage to TRI Pointe’s reputation, if the Merger is not completed.

The foregoing discussion of the information and factors discussed by the TRI Pointe board of directors is not meant to be exhaustive but is believed to include all material factors considered by it. The TRI Pointe board of directors did not quantify or attach any particular weight to, nor did it draw particular conclusions about, the various individual factors that it considered in reaching its determination that the terms and provisions of the Transaction Agreement, the Merger, including the issuance of TRI Pointe common stock, the Transactions and the Transaction Documents are advisable, fair to and in the best interests of TRI Pointe and its stockholders. Rather, the TRI Pointe board of directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it. The TRI Pointe board of directors evaluated the factors described above with the assistance of TRI Pointe’s senior management and legal and financial advisors. In considering the factors described above, individual members of the board of directors of TRI Pointe may have given different weights to other or different factors.

This explanation of the factors considered by the board of directors of TRI Pointe is in part forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors.”

After careful consideration of the foregoing factors and other relevant considerations, the TRI Pointe board of directors authorized and approved the form, terms and provisions of the Transaction Agreement, and determined that the terms and conditions of the Transaction Agreement, the Merger, including the issuance of TRI Pointe common stock, the Transactions and the Transaction Documents are advisable, fair to and in the best interests of TRI Pointe and its stockholders.

Opinion of Deutsche Bank Securities Inc.

At the November 3, 2013 meeting of the board of directors of TRI Pointe, Deutsche Bank delivered its oral opinion to the board of directors of TRI Pointe, subsequently confirmed in writing as of the same date, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank’s opinion, the exchange ratio set forth in the Transaction Agreement was fair, from a financial point of view, to TRI Pointe.

The full text of Deutsche Bank’s written opinion, dated November 3, 2013, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank’s opinion was addressed to, and for the use and benefit of, the board of directors of TRI Pointe in connection with and for the purpose of its evaluation of the Merger. Deutsche Bank’s opinion does not constitute a recommendation as to how any holder of TRI Pointe common stock should vote with respect to the issuance of shares of TRI Pointe common stock in connection with the Transactions. Deutsche Bank’s opinion was limited to the fairness, from a financial point of view, of the exchange ratio to TRI Pointe as of the date of the opinion and does not address any other aspect of the Merger, the Transaction Agreement or any of the Transaction Documents. Deutsche Bank was not asked to, and Deutsche Bank’s opinion did not, address the fairness of the Merger, or any consideration received in connection therewith, to the holders of any class of securities, creditors or other constituencies of TRI Pointe nor did it address the fairness of the contemplated benefits of the Merger. Deutsche Bank expressed no opinion as to the underlying business decision of TRI Pointe to engage in the Merger. Deutsche Bank was not requested to, and it did not, solicit third party indications of interest in the possible acquisition of all or a part of TRI Pointe, nor was it requested to consider, and its opinion does not address, the relative merits of the Merger as compared to any alternative transactions or business strategies. Also, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors or employees of any party to the Transaction Agreement, or any class of such persons, in connection with the Merger relative to the exchange ratio or otherwise.

In connection with Deutsche Bank’s role as financial advisor to TRI Pointe, and in arriving at its opinion, Deutsche Bank, among other things:

•	reviewed certain publicly available financial and other information concerning WRECO and TRI Pointe;

•	reviewed certain internal analyses, financial forecasts and other information relating to WRECO, TRI Pointe and the combined company prepared by management of TRI Pointe;

•	held discussions with certain senior officers of WRECO regarding the businesses and prospects of WRECO and with certain senior officers and other representatives and advisors of TRI Pointe regarding the businesses and prospects of TRI Pointe, WRECO and the combined company;

•	reviewed the reported prices and trading activity for the TRI Pointe common stock;

•	compared certain financial information for WRECO and certain financial and stock market information for TRI Pointe with, to the extent publicly available, similar information for certain other companies Deutsche Bank considered relevant whose securities are publicly traded;

•	reviewed the terms of the Transaction Agreement and certain related documents; and

•	performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate. Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to Deutsche Bank, concerning WRECO or TRI Pointe, including, without limitation, any financial information considered in connection with the rendering of Deutsche Bank’s opinion and information relating to potential synergies anticipated by management of TRI Pointe to result from the consummation of the Merger. Accordingly, for purposes of its opinion, Deutsche Bank, with the knowledge and permission of the board of directors of TRI Pointe, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of TRI Pointe, WRECO, the combined company or any of their respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of TRI Pointe, WRECO, the combined company or any of their respective subsidiaries under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed with the knowledge and permission of the board of directors of TRI Pointe that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of TRI Pointe as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they were based. Deutsche Bank’s opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of the opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Deutsche Bank’s opinion of which Deutsche Bank becomes aware after the date of its opinion.

For purposes of rendering its opinion, Deutsche Bank assumed with the knowledge and permission of the board of directors of TRI Pointe that, in all respects material to its analysis, the Merger and the Transactions will be consummated in accordance with the terms of the Transaction Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to Deutsche Bank’s analysis. Deutsche Bank also assumed, with the knowledge and permission of the board of directors of TRI Pointe, that (i) the WRECO Spin and the Distribution will each qualify as tax-free under Section 355 of the Code, (ii) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (iii) with respect to the Merger, the Transaction Agreement will constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code, (iv) with respect to the Merger, WRECO, TRI Pointe and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code and (v) all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger and the other Transactions will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to Deutsche Bank’s analysis. Deutsche Bank further assumed, with the knowledge and permission of the board of directors of TRI Pointe, that, to the extent there are any Delayed Transfer Assets or Delayed Transfer Liabilities, such assets and liabilities will be transferred or assumed, as the case may be, in accordance with the terms of the Transaction Agreement. Deutsche Bank is not a legal, regulatory, tax or accounting expert and Deutsche Bank relied on the assessments made by TRI Pointe and its other advisors with respect to such issues.

Deutsche Bank’s opinion was approved and authorized for issuance by a Deutsche Bank fairness opinion review committee. Deutsche Bank’s opinion did not in any manner address the prices at which the TRI Pointe common stock, the WRECO common shares or any other securities of TRI Pointe or WRECO, respectively, will trade following the announcement or the consummation of the Merger.

The following is a summary of the material financial analyses contained in the presentation that was made by Deutsche Bank to the board of directors of TRI Pointe on November 1, 2013 and that were used in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order in which the analyses are described represent the relative importance or weight given to the analyses by Deutsche Bank. Some of the summaries of the financial analyses include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 30, 2013, and is not necessarily indicative of current market conditions. References in the following discussion to estimates or financial projections for WRECO provided by management of TRI Pointe refer to the TRI Pointe Prepared Projections described below in “—Certain Financial Projections.”

Historical Trading Analysis

Deutsche Bank reviewed the historical closing prices for the TRI Pointe common stock for the period beginning with TRI Pointe’s initial public offering on January 31, 2013 and ending on October 30, 2013. Deutsche Bank noted that the trading range for the TRI Pointe common stock since its initial public offering ranged from a low of $13.66 per share on October 8, 2013 to a high of $20.51 per share on March 20, 2013. Deutsche Bank also noted that the closing price of the TRI Pointe common stock on October 18, 2013, the last trading day prior to publication of reports that TRI Pointe and Weyerhaeuser were in discussions regarding a potential combination of TRI Pointe’s business and the Real Estate Business, was $14.07 per share. Finally, Deutsche Bank noted that the price of the TRI Pointe common stock had increased by approximately 13% between October 18 and October 30, 2013, whereas, over the same period, the S&P 500 had increased by approximately 1.1% and an index of publicly traded homebuilders described below in “—Selected Publicly-Traded Companies Analysis” had increased by approximately 2.9%.

Analyst Price Targets

Deutsche Bank reviewed, for reference and informational purposes, the stock price targets for the TRI Pointe common stock in five recently published, publicly available Wall Street research analysts’ reports, which indicated low and high stock price targets ranging from $20.00 to $24.00 per share. Deutsche Bank noted that the high target was contained in a report published on October 22, 2013, after publication of reports that TRI Pointe and Weyerhaeuser were in discussions regarding a potential combination of TRI Pointe’s business and the Real Estate Business.

Selected Publicly-Traded Companies Analysis

Deutsche Bank reviewed and compared certain financial information and commonly used valuation measurements for the following selected publicly traded U.S. homebuilders for which estimated Wall Street research forecasts were publicly available:

Market Capitalization Greater than $1 billion	Market Capitalization Less than $1 billion
Brookfield Residential Properties Inc.	Beazer Homes USA, Inc.
D.R. Horton, Inc.	Hovnanian Enterprises, Inc.
KB Home	M/I Homes, Inc.
Lennar Corporation	UCP, Inc.
M.D.C. Holdings, Inc.	WCI Communities, Inc.
Meritage Homes Corporation	William Lyon Homes
NVR, Inc.
PulteGroup, Inc.
The Ryland Group, Inc.
Standard Pacific Corp.
Taylor Morrison Home Corporation
Toll Brothers, Inc.

Although none of the selected companies is directly comparable to TRI Pointe or WRECO, Deutsche Bank selected these companies because they are U.S. listed publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of TRI Pointe and WRECO. Accordingly, the analysis of publicly traded companies was not simply mathematical. Rather, it involved complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such companies.

Based upon the closing prices of the common stock of the selected companies on October 30, 2013, information contained in the most recent public filings of the selected companies, and analyst consensus estimates of earnings per share (“EPS”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the selected companies, Deutsche Bank calculated the following multiples with respect to each of the selected companies:

•	price as a multiple of book value per share adjusted to include deferred tax assets (“adjusted book value”);

•	price as a multiple of estimated EPS (“P/E”) multiples, for 2014 and 2015; and

•	enterprise value (“EV”), as a multiple of estimated EBITDA for 2014 and 2015.

The results of this analysis are summarized as follows:

	Price to Adjusted Book Value	Price to Earnings		Enterprise Value to EBITDA
		2014E	2015E	2014E	2015E
Market Cap. Over $1 billion
High	3.49x	20.5x	14.1x	13.6x	9.4x
Mean	1.90x	13.8x	10.6x	9.8x	7.4x
Median	1.87x	13.7x	10.4x	8.9x	6.9x
Low	1.09x	11.3x	9.1x	7.9x	6.2x
Market Cap. Less than $1 billion
High	1.91x	29.8x	12.2x	16.9x	6.8x
Mean	1.49x	18.0x	9.7x	11.5x	5.1x
Median	1.54x	14.3x	9.7x	11.3x	4.3x
Low	0.92x	10.7x	7.6x	7.6x	4.3x
All Selected Companies
Mean	1.77x	15.2x	10.4x	10.4x	6.8x
Median	1.82x	13.7x	10.3x	9.6x	6.7x

Based in part upon the trading multiples of the selected companies described above, Deutsche Bank selected ranges of multiples of price to adjusted book value, price to earnings and enterprise value to EBITDA for purposes of deriving illustrative ranges of implied equity value for each of TRI Pointe and WRECO. The following table describes the multiple ranges selected by Deutsche Bank with respect to each of the foregoing financial and operating metrics. Deutsche Bank then applied these multiple ranges to estimates of book value as of September 30, 2013 and December 31, 2013 for TRI Pointe and WRECO, estimates of earnings per share for TRI Pointe and net income for WRECO for 2014 and 2015, and estimates of EBITDA for TRI Pointe and WRECO for 2014 and 2015, in each case as provided by management of TRI Pointe, to derive the ranges of implied equity value and, in the case of TRI Pointe, implied share price described below:

	Implied Equity Value (in millions, approx.)	Implied Share Price
TRI Pointe
1.1x – 1.9x book value as of 9/30/13	$344 - $594	$10.84 - $18.71
1.1x – 1.9x estimated book value as of 12/31/13	$354 - $612	$11.16 - $19.25
11.0x – 18.0x 2014E EPS	$374 - $613	$11.79 - $19.30
8.0x – 11.0x 2015E EPS	$349 - $479	$10.99 - $15.10
9.0x – 12.0x 2014E EBITDA	$487 - $686	$15.35 - $21.59
4.0x – 7.0x 2015E EBITDA	$237 - $497	$7.46 - $15.65
WRECO
1.5x – 2.2x book value as of 9/30/13	$1,180 - $1,731
1.5x – 2.2x estimated book value as of 12/31/13	$1,282 - $1,881
11.0x – 16.0x 2014E net income	$1,762 - $2,563
9.0x – 12.0x 2015E net income	$1,672 - $2,229
8.0x – 12.0x 2014E EBITDA	$1,974 - $3,331
6.0x – 9.0x 2015E EBITDA	$1,753 - $3,000

Based upon the implied equity values of TRI Pointe and WRECO described above, Deutsche Bank calculated ranges of implied pro forma diluted equity ownership of TRI Pointe stockholders in the combined company. For purposes of this analysis, Deutsche Bank assumed that the implied equity value of the combined company was the sum of the implied equity values of TRI Pointe and WRECO described above. With respect to each of the analyses described above, Deutsche Bank calculated the low end of the implied pro forma equity ownership range assuming the lowest implied equity value for TRI Pointe and the highest implied equity value for WRECO, and calculated the high end of the implied pro forma equity ownership range assuming the highest implied equity value for TRI Pointe and the lowest implied equity value for WRECO. The following table reflects the results of this analysis:

Methodology	Implied TRI Pointe Pro Forma Diluted Ownership Range
Multiple of Price to Book Value as of 9/30/13	16.6% - 33.5%
Multiple of Price to Estimated Book Value as of 12/31/13	15.8% - 32.3%
Multiple of Price to 2014E EPS/Net Income	12.7% - 25.8%
Multiple of Price to 2015E EPS/Net Income	13.5% - 22.3%
Multiple of Enterprise Value to 2014E EBITDA	12.8% - 25.8%
Multiple of Enterprise Value to 2015E EBITDA	7.3% - 22.1%

Discounted Cash Flow Analysis

Deutsche Bank performed discounted cash flow analyses for TRI Pointe and WRECO to determine ranges of implied net present equity values for TRI Pointe and WRECO. Deutsche Bank calculated the discounted cash flow values as the sum of the net present values of (i) the estimated future unlevered free cash flow that each of TRI Pointe and WRECO will generate for 2014 through 2018 plus (ii) the value of each of TRI Pointe and WRECO at the end of such period, or the terminal value. Deutsche Bank assumed cash tax rates of 42% for TRI Pointe and 40% for WRECO based on estimates provided by management of TRI Pointe. The estimated future cash flows were based on financial projections for TRI Pointe and WRECO for the years 2014 through 2018 prepared by management of TRI Pointe. The terminal values of both TRI Pointe and WRECO were calculated using perpetuity growth rates ranging from 0.50% to 2.50%. The range of perpetuity growth rates used was estimated by Deutsche Bank taking into account the projections for each company and market expectations regarding long-term economic growth and inflation rates for the U.S. economy. Deutsche Bank applied discount rates ranging from 11.50% to 12.50% for TRI Pointe and 11.0% to 12.0% for WRECO to discount each company’s future cash flows and terminal value. Deutsche Bank derived these discount rates for TRI Pointe using a weighted average cost of capital analysis based on certain financial metrics, including betas, for TRI Pointe and the publicly traded U.S. homebuilders described above under “—Selected Publicly-Traded Companies Analysis.” Deutsche Bank derived these discount rates for WRECO using a weighted average cost of capital analysis based on certain financial metrics for WRECO and certain financial metrics, including betas, for such publicly traded U.S. homebuilders and TRI Pointe. Equity value was calculated by reducing total enterprise value by estimates of net debt of $110 million for TRI Pointe and $739 million for WRECO based upon estimates provided by TRI Pointe’s management and using the mid-year discounting convention.

This analysis indicated implied ranges of equity value of approximately $386 million to $572 million (or $12.17 to $18.03 per share) for TRI Pointe and approximately $2.263 billion to $3.343 billion for WRECO.

Based upon the implied equity values of TRI Pointe and WRECO described above, Deutsche Bank calculated a range of implied pro forma diluted equity ownership of TRI Pointe stockholders in the combined company. For purposes of this analysis, Deutsche Bank assumed that the implied equity value of the combined company was the sum of the implied equity values of TRI Pointe and WRECO described above. Deutsche Bank calculated the low end of the implied pro forma equity ownership range assuming the lowest implied equity value for TRI Pointe and the highest implied equity value for WRECO, and calculated the high end of the implied pro forma equity ownership range assuming the highest implied equity value for TRI Pointe and the lowest implied equity value for WRECO. This analysis resulted in a range of implied diluted equity ownership by TRI Pointe stockholders in the combined entity of approximately 10.4% to 20.2%.

Contribution Analysis

Deutsche Bank analyzed and compared TRI Pointe’s and WRECO’s shareholders’ respective expected percentage ownership of the combined company to TRI Pointe’s and WRECO’s respective contributions to the combined company based upon estimates of adjusted book value as of September 30, 2013 and December 31, 2013 for TRI Pointe and WRECO provided by management of TRI Pointe, number of building lots controlled as of June 30, 2013, and estimated revenue, EBITDA and net income for 2013, 2014 and 2015 based upon estimates for TRI Pointe and WRECO prepared by management of TRI Pointe and, adjusted for each party’s estimated net debt as of December 31, 2013.

The relative equity contributions of TRI Pointe and WRECO to the combined company are set forth below:

	Debt-Adjusted Contribution to the Combined Company
	WRECO	TRI Pointe
Adjusted Book Value
2013 (as of September 30, 2013)	71.6%	28.4%
2013E	72.6%	27.4%
Lots Controlled	91.0%	9.0%
Revenue
2013E	83.5%	16.5%
2014E	74.5%	25.5%
2015E	68.8%	31.2%
EBITDA
2013E	81.7%	18.3%
2014E	82.4%	17.6%
2015E	81.1%	18.9%
Net Income
2013E	79.9%	20.1%
2014E	82.5%	17.5%
2015E	81.1%	18.9%

General

The preparation of a fairness opinion is a complex analytical process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the board of directors of TRI Pointe as to the fairness, from a financial point of view, of the exchange ratio to TRI Pointe, as of the date of the opinion and do not purport to be appraisals or necessarily to reflect the prices at which business or securities actually may be sold, which are inherently subject to uncertainty. In addition, no company used in the analyses described above for purposes of comparison is directly comparable to TRI Pointe or WRECO.

As described above, in connection with Deutsche Bank’s analyses, Deutsche Bank made, and was provided by TRI Pointe’s management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Deutsche Bank, TRI Pointe, WRECO or Weyerhaeuser. Analyses based upon estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of TRI Pointe, WRECO, Weyerhaeuser and their respective advisors, Deutsche Bank does not assume responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the Transactions, including the exchange ratio, were determined through arm’s-length negotiations between TRI Pointe and Weyerhaeuser and were approved by the board of directors of TRI Pointe. Although Deutsche Bank provided advice to the board of directors of TRI Pointe during the course of these negotiations, the decision to enter into the Merger was solely that of TRI Pointe’s board of directors. Deutsche Bank did not recommend that any specific amount or type of consideration constituted the only appropriate consideration for the Transaction. As described above in “—TRI Pointe’s Reasons for the Transactions,” the opinion and presentation of Deutsche Bank to the board of directors of TRI Pointe was only one of a number of factors taken into consideration by the board of directors of TRI Pointe in making its determination to approve the Transaction Agreement and the Transactions, including the Merger.

TRI Pointe selected Deutsche Bank as its financial advisor in connection with the Merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. Pursuant to an engagement letter between TRI Pointe and Deutsche Bank, dated November 3, 2013, TRI Pointe has agreed to pay Deutsche Bank a fee of $6 million, a portion of which became payable upon the delivery of Deutsche Bank’s opinion (or would have become payable upon Deutsche Bank advising TRI Pointe that it was unable to render an opinion) and $5.7 million of which is contingent upon the consummation of the Merger. TRI Pointe has also agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank’s counsel and all of Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the Merger or otherwise arising out of the retention of Deutsche Bank under the engagement letter. TRI Pointe has also agreed to indemnify Deutsche Bank and certain related persons to the fullest extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the Merger.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG, which, together with its affiliates, is referred to as the “DB Group.” One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to TRI Pointe or its affiliates for which they have received, and in the future may receive, compensation, including having acted as joint bookrunner in connection with TRI Pointe’s initial public offering of TRI Pointe common stock in January 2013. The DB Group has received aggregate fees of approximately €2.7 million for such services unrelated to the Merger from TRI Pointe and its subsidiaries since January 1, 2011. Further, one or more members of the DB Group have agreed to provide financing to WRECO in connection with the transactions contemplated by the Transaction Agreement, for which they expect to receive compensation. See “Debt Financing.” In addition, one or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Starwood Capital, an affiliate of TRI Pointe, Starwood Property Trust or their respective affiliates for which they have received, and in the future may receive, compensation, including having acted as joint bookrunner with respect to offerings of common stock of Starwood Property Trust in September 2013 and April 2013 and as joint bookrunner with respect to an offering of 4.55% Convertible Senior Notes due 2018 by Starwood Property Trust in February 2013 (aggregate principal amount $525,000,000). One or more members of the DB Group also have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Weyerhaeuser or its affiliates for which they have received, and in the future may receive, compensation, including having acted as senior co-manager with respect to an offering of 4.625% Notes due 2023 by Weyerhaeuser in September 2013 (aggregate principal amount $500,000,000), as joint bookrunner with respect to offerings of 29,000,000 Weyerhaeuser common shares and 12,000,000 6.375% Mandatory Convertible Preference Shares, Series A by Weyerhaeuser in June, 2013, and as a lender to Weyerhaeuser pursuant to its Revolving Credit Facility since June 2011 (aggregate commitment $53,500,000). The DB Group has received aggregate fees of approximately €8.2 million for such services unrelated to the Merger from Weyerhaeuser and its subsidiaries since January 1, 2011. The DB Group may also provide investment and commercial banking services to TRI Pointe, WRECO, Weyerhaeuser and their respective affiliates, including Starwood Capital and Starwood Property Trust, in the future, for which the DB Group would expect to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of TRI Pointe, WRECO, Weyerhaeuser and their respective affiliates, including Starwood Capital and Starwood Property Trust, for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Certain Financial Projections

TRI Pointe was provided certain non-public financial projections and assumptions prepared by management of Weyerhaeuser and WRECO with respect to WRECO as a standalone entity for the years ending December 31, 2014, 2015 and 2016 (the “WRECO Provided Information”). TRI Pointe’s management believed that the forecasted financial results contained in these projections were not achievable given its knowledge of the then-current market conditions of the geographic areas in which WRECO operates and its experience in the homebuilding industry. As such, TRI Pointe’s management prepared adjusted WRECO projections for the same years (the “TRI Pointe Prepared Projections”) based on its judgment and experience in the homebuilding industry, in consultation with outside advisors, and using certain historical data and future project-related assumptions contained in the WRECO Provided Information. The TRI Pointe Prepared Projections were used by TRI Pointe’s management and board of directors to evaluate the potential strategic combination of TRI Pointe’s business with the Real Estate Business. The financial projections included in the WRECO Provided Information were not relied upon by TRI Pointe’s management or board of directors and should not be given weight by TRI Pointe stockholders, for the reason stated above. Moreover, as the future is unknowable, even good faith projections are inherently unreliable.

The TRI Pointe Prepared Projections are being included in this proxy statement solely to give TRI Pointe stockholders access to information that was made available to the TRI Pointe board of directors. The WRECO Provided Information is being included in this proxy statement solely because TRI Pointe’s management used certain historical data and future project-related assumptions included in the WRECO Provided Information in connection with its preparation of the TRI Pointe Prepared Projections.

Neither the WRECO Provided Information nor the TRI Pointe Prepared Projections were prepared with a view towards public disclosure or compliance with published guidelines of the SEC regarding projections, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. Moreover, no independent auditor has examined, compiled or performed any procedures with respect to the prospective financial information contained in the WRECO Provided Information or the TRI Pointe Prepared Projections and, accordingly, no independent auditor has expressed an opinion or any other form of assurance with respect thereto. In addition, the WRECO Provided Information and TRI Pointe Prepared Projections were not prepared by Weyerhaeuser’s financial advisors or TRI Pointe’s financial advisors, and the financial advisors assume no responsibility for their content. Furthermore, the WRECO Provided Information and TRI Pointe Prepared Projections:

•	were based upon numerous estimates or expectations, beliefs, opinions and assumptions with respect to WRECO’s business, results of operations and financial condition, customer requirements, competition, general business, economic, market, regulatory and financial conditions and other future events that the management of TRI Pointe, with respect to the TRI Pointe Prepared Projections, and the managements of Weyerhaeuser and WRECO, with respect to the WRECO Provided Information, believed to be reasonable when made, all of which are difficult to predict and many of which are beyond WRECO’s or TRI Pointe’s control and may not prove to be accurate;

•	do not reflect current estimates or expectations, beliefs, opinions or assumptions by the management of WRECO or TRI Pointe with respect to the prospects of WRECO’s business, changes in general business or economic conditions;

•	do not take into account any transactions, circumstances or events occurring after the date they were prepared, including the Transactions contemplated by the Transaction Agreement and the effect of any failure of the Merger to occur;

•	are not necessarily indicative of current market conditions, values or future performance, which may be significantly more favorable or less favorable than as set forth in these projections; and

•	are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the financial projections will be achieved.

Weyerhaeuser’s and WRECO’s management believe that the assumptions that were included in the WRECO Provided Information, and TRI Pointe’s management believes that the assumptions used as a basis for the TRI Pointe Prepared Projections were reasonable at the time they were made, given the information available to WRECO’s management and TRI Pointe’s management at the time; however, neither the WRECO Provided Information nor the TRI Pointe Prepared Projections are a guarantee of future performance. Notably, since the WRECO Provided Information and the TRI Pointe Prepared Projections were prepared, market conditions in certain of the areas in which WRECO operates have softened compared to the market conditions existing during the first half of 2013. Additionally, these projections did not factor in the operational limits on WRECO during the pendency of the Transactions pursuant to the Transaction Agreement, such as WRECO’s $950 million borrowing limit with respect to intercompany debt, which may inhibit WRECO’s ability to perform in line with the WRECO Provided Information or the TRI Pointe Prepared Projections. See “The Transaction Agreement—Covenants Relating to the Conduct of Business.”

The future financial results of WRECO may materially differ from those expressed in the WRECO Provided Information and the TRI Pointe Prepared Projections due to factors that are beyond WRECO’s or TRI Pointe’s ability to control or predict. Moreover, the revenue projections and other assumptions upon which these projections were based are subjective in many respects and are subject to various interpretations. WRECO and TRI Pointe and their respective affiliates and representatives do not intend to, and, except to the extent required by applicable law, expressly disclaim any obligation to, update, revise or correct the projections to reflect circumstances existing or arising after the date such projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Although the WRECO Provided Information and TRI Pointe Prepared Projections are presented with numerical specificity, they are forward-looking statements that are based on expectations of WRECO’s and TRI Pointe’s management at the time the projections were prepared and involve inherent risks and uncertainties, including factors that could cause actual outcomes and results to differ materially from those expressed or implied in these projections. Such factors include, but are not limited to, those described under “Risk Factors” and those incorporated herein by reference from Item 1A of TRI Pointe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Further, these projections cover multiple years and such information by its nature becomes less reliable with each successive quarter and year. For the foregoing reasons, the inclusion of projections in this proxy statement should not be regarded as an indication that WRECO or TRI Pointe or their respective affiliates and representatives considered or consider the projections to be a prediction of actual future events, and the projections should not be relied upon as such.

The WRECO Provided Information and TRI Pointe Prepared Projections should be evaluated in conjunction with the limitations described above and the historical financial statements and other information regarding WRECO contained elsewhere in this proxy statement.

The WRECO Provided Information

The following is a summary of the financial projections provided to TRI Pointe in the WRECO Provided Information:

	Fiscal Year ending December 31,
(Dollars in millions)	2014E	2015E	2016E
Revenues	$1,962	$2,494	$3,046
Income before income taxes	$299	$418	$504
EBITDA	$355	$481	$571
Total assets	$2,355	$2,630	$2,688
Total liabilities	$1,152	$1,176	$932

The TRI Pointe Prepared Projections

TRI Pointe’s management utilized certain historical data and future project-related assumptions included in the WRECO Provided Information to prepare the TRI Pointe Prepared Projections based on independent assumptions and analysis regarding certain variable factors and in consultation with outside advisors. These assumptions related to, among other matters, absorption rates, home price appreciation, market timing related to development activities and community openings and overall growth rates.

The following is a summary of the TRI Pointe Prepared Projections:

	Fiscal Year ending December 31,
(Dollars in millions)	2014E	2015E	2016E
Revenues	$1,946	$2,304	$2,695
Income before income taxes	$267	$310	$368
EBITDA	$339	$415	$489
Total assets	$2,163	$2,418	$2,686
Total liabilities	$1,193	$1,268	$1,323

Weyerhaeuser’s Reasons for the Transactions

As discussed above in “—Background of the Transactions,” Weyerhaeuser’s board of directors and senior management regularly review the various businesses conducted by Weyerhaeuser and consider possible strategic opportunities, including potential disposition and merger transactions. As a result of that process, Weyerhaeuser decided that the value of WRECO would be maximized if it combined with TRI Pointe and that, without WRECO, Weyerhaeuser could better focus on its remaining businesses.

In reaching its decision to authorize and approve the Transaction Agreement, the Weyerhaeuser board of directors consulted with and received the advice of financial and legal advisors and considered a variety of factors weighing positively in favor of the Transactions, including the following:

•	Weyerhaeuser’s belief that the characteristics of its forest products businesses and its real estate business may appeal to different investor bases, with income-oriented investors typically being more interested in dividend paying stocks and growth-oriented investors typically being more interested in homebuilders;

•	Weyerhaeuser’s expectation that the separation of its real estate business would allow Weyerhaeuser to better concentrate, including with respect to allocation of capital and management resources, on growth and driving profitability and cash flow in its forest products businesses;

•	Weyerhaeuser’s belief that separation of its real estate business could reduce Weyerhaeuser’s earnings volatility since WRECO has historically experienced somewhat greater fluctuations in earnings than Weyerhaeuser’s forest products businesses;

•	Weyerhaeuser’s belief that forest products businesses and homebuilders are generally different structurally, including different capital structures and debt ratings;

•	Weyerhaeuser’s belief that its real estate business has limited synergies with its other forest products businesses and that homebuilders generally have different customer bases and different core competencies than forest products businesses;

•	Weyerhaeuser’s belief that WRECO would benefit from being part of a dedicated homebuilder, which would likely focus all or substantially all of its management efforts and capital on homebuilding and real estate opportunities, rather than being one of several businesses within a broader portfolio of businesses that are principally focused on forest products industries;

•	the strategic review process conducted by Weyerhaeuser with the assistance of its financial advisors prior to entering into the Transaction Agreement;

•	the amount of the consideration to be received by Weyerhaeuser and its shareholders under the Transaction Agreement, including approximately $739 million in cash proceeds from the incurrence of the New Debt, subject to adjustment as described in “The Transaction Agreement—Payment of Adjustment Amount”;

•	the expectation that the consideration to Weyerhaeuser and its shareholders generally would be received on a tax-free basis, while a sale of Weyerhaeuser’s real estate business for cash generally would be taxable to Weyerhaeuser;

•	the belief that Weyerhaeuser’s real estate business and TRI Pointe were a good strategic fit in terms of their approach to the homebuilding and real estate markets, shared cultures and values, post-closing combined land positions and geographic footprint;

•	Weyerhaeuser’s expectation that the combination would create a combined company with the ability to create value for Weyerhaeuser shareholders by allowing shareholders to own a more pure-play homebuilder;

•	the form of the consideration to be received by Weyerhaeuser shareholders in the Merger, which would allow Weyerhaeuser shareholders to participate in the potential benefits and synergies of the combined company after the consummation of the Transactions;

•	the experienced senior management team of TRI Pointe, which would manage the combined company after the consummation of the Transactions, the expected post-closing capital structure of TRI Pointe, and the ability of TRI Pointe to close the Transactions in a timely manner;

•	the expectation that Weyerhaeuser’s option to effect the Distribution as a split-off would provide Weyerhaeuser with an opportunity to repurchase a portion of its outstanding common shares without reducing its overall cash and financial flexibility; and

•	the structure and terms of the Transaction Agreement and the Transaction Documents, including the parties’ representations, warranties and covenants, the conditions to the respective obligations of the parties, the termination provisions and the obligations of the Starwood Fund and certain of TRI Pointe’s executive officers under the Voting Agreements, as well as the likelihood of the consummation of the Transactions.

In the course of its deliberations, Weyerhaeuser’s board of directors also considered a variety of risks and other potentially countervailing factors concerning the Transactions, including the following:

•	the risk that the Transactions may not be completed in a timely manner or at all and the potential adverse consequences, including substantial costs that would be incurred and potential damage to Weyerhaeuser’s reputation, if the Transactions are not completed;

•	that because the majority of the consideration to be received by Weyerhaeuser and its shareholders in the Transaction consists of shares of TRI Pointe common stock, the value of the TRI Pointe common stock to be received in the Merger could fluctuate, perhaps significantly, based on a variety of factors including general stock market conditions, the liquidity of TRI Pointe common stock and the performance of TRI Pointe’s business;

•	risks relating to integrating the Real Estate Business with TRI Pointe’s current operations;

•	the risk that the potential benefits sought in the Transactions might not be fully realized or realized within the expected time frame;

•	that Weyerhaeuser, prior to the consummation of the Merger, is required to conduct the Real Estate Business in the ordinary course, subject to specific limitations and exceptions, which could delay or prevent Weyerhaeuser from undertaking business opportunities that may arise prior to the consummation of the Merger; and

•	risks of the type and nature described in the section entitled “Risk Factors.”

Additionally, the Weyerhaeuser board of directors considered other alternatives with respect to the WRECO business to increase shareholder value, including continuing to hold WRECO and other potential transaction structures such as a cash sale, an initial public offering of WRECO or a sale of a portion of the WRECO business. Ultimately, the Weyerhaeuser board of directors determined that the Transactions would deliver the most value to Weyerhaeuser shareholders.

The foregoing discussion of the information and factors discussed by Weyerhaeuser’s board of directors is not meant to be exhaustive. Weyerhaeuser’s board of directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination to approve the Transaction Agreement and the Transactions. Rather, Weyerhaeuser’s board of directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it. Weyerhaeuser’s board of directors evaluated the factors described above with the assistance of Weyerhaeuser’s senior management and legal and financial advisors. In considering the factors described above, individual members of Weyerhaeuser’s board of directors may have given different weights to other or different factors.

Interests of Certain Persons in the Transactions

As of [            ], 2014, Weyerhaeuser’s directors and executive officers owned [            ]% of the outstanding Weyerhaeuser common shares and, as of that date, TRI Pointe’s directors and executive officers owned approximately [            ]% of the TRI Pointe common stock outstanding. None of TRI Pointe’s executive officers will receive any severance as a result of the Transactions.

In connection with the Transactions, 675,876 shares of restricted stock granted to Messrs. Bauer, Mitchell and Grubbs will vest. Messrs. Bauer, Mitchell and Grubbs have entered into a lock-up agreement with the Starwood Fund, pursuant to which Messrs. Bauer, Mitchell and Grubbs have agreed not to sell these shares of TRI Pointe common stock until the Starwood Fund owns less than 4.875% of the TRI Pointe common stock outstanding. See “Other Agreements—Lock-Up Agreement.” Additionally, Messrs. Bauer, Mitchell and Grubbs will each receive, contingent on the consummation of the Transactions, a bonus of $150,000 for their efforts in connection with the Transactions. Except for the foregoing, the directors and officers of Weyerhaeuser, WRECO and TRI Pointe will receive no extra or special benefit that is not shared on a pro rata basis by all other Weyerhaeuser shareholders or TRI Pointe stockholders in connection with the Transactions. As with all Weyerhaeuser shareholders, if a director or officer of Weyerhaeuser, WRECO or TRI Pointe owns Weyerhaeuser common shares, directly or indirectly, such person may participate in the exchange offer on the same terms as other Weyerhaeuser shareholders.

Material U.S. Federal Income Tax Consequences of the Distribution and the Merger

The following discusses the material U.S. federal income tax consequences of the Distribution (which includes the exchange offer) and the Merger. The discussion that follows is based on the Code, Treasury regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. The discussion assumes that the WRECO Spin, the Distribution and the Merger will be consummated in accordance with the Transaction Agreement and as further described in this proxy statement.

This is not a complete description of all of the tax consequences of the Distribution and the Merger and, in particular, may not address U.S. federal income tax considerations applicable to TRI Pointe stockholders subject to special treatment under the U.S. federal income tax law, such as financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, partnerships and other pass-through entities, holders who acquired their TRI Pointe common stock as compensation, and holders who hold TRI Pointe common stock as part of a “hedge,” “straddle,” “conversion” or “constructive sale” transaction. This discussion does not address the tax consequences to any person who actually or constructively owns more than 5% of TRI Pointe common stock. In addition, this discussion does not address the U.S. federal income tax consequences to TRI Pointe stockholders who do not hold common stock of TRI Pointe as a capital asset for U.S. federal income tax purposes. No information is provided in this proxy statement with respect to the tax consequences of the Distribution and the Merger under any applicable foreign, state or local laws.

This discussion is limited to TRI Pointe stockholders that are “U.S. holders.” For purposes of this proxy statement, a “U.S. holder” means a TRI Pointe stockholder other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) was in existence on August 20, 1996, and has properly elected under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds TRI Pointe common stock, the tax treatment of a partner in such entity or arrangement generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding TRI Pointe common stock, please consult your tax advisor.

TRI Pointe stockholders are urged to consult with their own tax advisors regarding the tax consequences of the Distribution and the Merger to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

The Distribution

Because TRI Pointe stockholders will not participate in the Distribution, TRI Pointe stockholders generally will not recognize gain or loss upon the Distribution (including the exchange offer). TRI Pointe stockholders should consult their own tax advisors for a full understanding of the tax consequences to them of the Distribution.

The obligations of Weyerhaeuser and WRECO to consummate the Transactions, including the WRECO Spin and the Distribution, are conditioned upon the receipt by Weyerhaeuser of the Covington & Burling Tax Opinion. As provided in the Covington & Burling Tax Opinion, Covington & Burling LLP is of the opinion that, based upon the Internal Revenue Code, Treasury Regulations, published revenue rulings and court decisions and certain representations and assumptions as to factual matters provided to Covington & Burling LLP by Weyerhaeuser and WRECO, the Distribution will qualify as a distribution for U.S. federal income tax purposes described in Section 355 of the Code. The failure of any factual representation or assumption to be true, correct and complete in all material respects could adversely affect the validity of the opinions. An opinion of counsel represents counsel’s best legal judgment, is not binding on the IRS or the courts and the IRS or the courts may not agree with the conclusions reached in the opinion. In addition, the Covington & Burling Tax Opinion will be based on current law, and cannot be relied on if current law changes with retroactive effect.

In certain circumstances, under the Tax Sharing Agreement, TRI Pointe will be required to indemnify Weyerhaeuser against any taxes on the Distribution that arise as a result of certain actions or failures to act by TRI Pointe or WRECO after the consummation of the Transactions, certain events involving TRI Pointe’s capital stock or the assets of TRI Pointe, WRECO or Weyerhaeuser which cause the Distribution to be a taxable event under Section 355(e) of the Code (including the Merger), or any breach by TRI Pointe or by WRECO after the consummation of the Transactions of any representation or covenant made by them in the Tax Sharing Agreement or the Transaction Agreement.

In certain circumstances, under the Tax Sharing Agreement, Weyerhaeuser will be required to indemnify TRI Pointe and WRECO after the consummation of the Transactions against any taxes on the Distribution that arise as a result of certain actions or failures to act by Weyerhaeuser, or any breach by Weyerhaeuser of any representation or covenant made by it or its subsidiaries in the Tax Sharing Agreement or the Transaction Agreement. If Weyerhaeuser or a subsidiary of Weyerhaeuser were to recognize gain on the Distribution, Weyerhaeuser or that subsidiary, as the case may be, would be solely responsible, and would be obligated to indemnify TRI Pointe and WRECO, for any such gain.

If TRI Pointe is required to indemnify Weyerhaeuser, this indemnification obligation would be substantial and could materially and adversely affect TRI Pointe, its business, liquidity, financial condition and results of operations. See “Other Agreements—Tax Sharing Agreement” for a summary of the Tax Sharing Agreement.

The Merger

The obligations of Weyerhaeuser and WRECO, on the one hand, and TRI Pointe and Merger Sub, on the other hand, to consummate the Merger are conditioned, respectively, on Weyerhaeuser’s receipt of the Covington & Burling Tax Opinion and TRI Pointe’s receipt of the Gibson Dunn Tax Opinion, in each case substantially to the effect that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on, among other things, certain representations and assumptions as to factual matters provided to Covington & Burling LLP and Gibson, Dunn & Crutcher LLP by Weyerhaeuser, WRECO, TRI Pointe and Merger Sub. The failure of any factual representation or assumption to be true, correct and complete in all material respects could adversely affect the validity of the opinions. An opinion of counsel represents counsel’s best legal judgment, is not binding on the IRS or the courts and the IRS or the courts may not agree with the conclusions reached in the opinion. In addition, the Covington & Burling Tax Opinion and the Gibson Dunn Tax Opinion will be based on current law, and cannot be relied on if current law changes with retroactive effect.

TRI Pointe will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger. Because TRI Pointe stockholders will not participate in the Merger, TRI Pointe stockholders generally will not recognize gain or loss upon the Merger. TRI Pointe stockholders should consult their own tax advisors for a full understanding of the tax consequences to them of the Merger.

THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION AND THE MERGER UNDER CURRENT LAW AND FOR GENERAL INFORMATION ONLY. THE FOREGOING DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF SHAREHOLDERS. EACH TRI POINTE STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION AND THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

Accounting Treatment of the Merger

Accounting Standards Codification “ASC” 805, Business Combinations, requires the use of the purchase method of accounting for business combinations. In applying the purchase method, it is necessary to identify both the accounting acquiree and the accounting acquiror. In a business combination effected primarily by exchanging equity interests, the acquiror usually is the entity that issues its equity interests. However, in some business combinations, commonly called reverse acquisitions, such as the Merger, the issuing entity is the acquiree. In identifying the acquiring entity in a reverse acquisition combination, all pertinent facts and circumstances must be considered, including the following:

•	The relative voting interests of TRI Pointe after the consummation of the Transactions. In this case, Weyerhaeuser shareholders are expected to receive approximately 79.6% of the equity ownership on a fully diluted basis and associated voting rights in TRI Pointe after the consummation of the Transactions.

•	The size of the combining companies in the Transactions. The relative size is measured in terms of assets, revenues, net income and other applicable metrics. WRECO would represent 73%, 83% and 97%, and TRI Pointe would represent 27%, 17% and 3%, of the combined assets, revenues and net income, respectively, as of December 31, 2013.

•	The composition of the governing body of TRI Pointe after the consummation of the Transactions. In this case, the board of directors of TRI Pointe following the consummation of the Transactions will be comprised of five directors selected by TRI Pointe and four directors selected by Weyerhaeuser. However, the TRI Pointe board of directors can be elected and removed at the annual meeting of TRI Pointe stockholders or through a special meeting of TRI Pointe stockholders after the consummation of the Transactions.

•	The composition of the senior management of TRI Pointe after the consummation of the Transactions. In this case, TRI Pointe’s senior management following the consummation of the Merger will be the same as TRI Pointe’s current management team. However, the senior management can be removed by the board of directors of TRI Pointe after the consummation of the Transactions.

TRI Pointe’s management has determined that WRECO will be the accounting acquiror in this reverse acquisition based on the facts and circumstances outlined above. WRECO will apply purchase accounting to the assets and liabilities of the TRI Pointe business upon the consummation of the Merger. Upon the consummation of the Transactions, the combined entity’s historical financial statements will reflect only those of WRECO.

Regulatory Approvals

Under the HSR Act and the rules promulgated under the HSR Act by the Federal Trade Commission, the parties must file notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice and observe specified waiting period requirements before consummating the Merger. Weyerhaeuser and TRI Pointe each filed the requisite notification and report forms with the Federal Trade Commission and the Antitrust Division on January 3, 2014. Early termination of the waiting period under the HSR Act was granted on January 14, 2014.

Federal Securities Law Consequences; Resale Restrictions

TRI Pointe common stock issued in the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Weyerhaeuser shareholder who may be deemed to be an “affiliate” of TRI Pointe.

In connection with the Distribution, Weyerhaeuser may be deemed to be an “underwriter” within the meaning of
Section 2(a)(11) of the Securities Act.

No Appraisal or Dissenters’ Rights

None of TRI Pointe, Merger Sub, Weyerhaeuser or WRECO stockholders will be entitled to exercise appraisal rights or to demand payment for their shares in connection with the Transactions.

THE TRANSACTION AGREEMENT

The following is a summary of the material provisions of the Transaction Agreement. This summary is not complete and is qualified in its entirety by the Transaction Agreement, which is attached to this proxy statement as Annex A and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Transaction Agreement and not by this summary or any other information included in this proxy statement. You are urged to read the Transaction Agreement carefully and in its entirety. The summary of the Transaction Agreement has been included to provide stockholders with information regarding its material terms and provisions. This summary is not intended to provide any other factual information about TRI Pointe, Merger Sub, Weyerhaeuser, WRECO or any of their respective businesses. Such factual information can be found elsewhere in this proxy statement and in the public filings that TRI Pointe and Weyerhaeuser make with the SEC, which are available without charge at www.sec.gov. See “Where You Can Find More Information; Incorporation by Reference.”

Overview

Under the Transaction Agreement, on the date of the Distribution, WRECO will incur the New Debt and use the proceeds thereof to make a cash payment to WNR, a subsidiary of Weyerhaeuser. Weyerhaeuser will then cause the REB Transfers to occur.

Following the REB Transfers, Weyerhaeuser will cause WNR to distribute all of the issued and outstanding WRECO common shares to Weyerhaeuser in the WRECO Spin, and Weyerhaeuser will distribute all of the issued and outstanding WRECO common shares to its shareholders in the Distribution, on a pro rata basis, in an exchange offer or in a combination thereof. Immediately following the Distribution, Merger Sub will merge with and into WRECO, with WRECO surviving the Merger and becoming a wholly owned subsidiary of TRI Pointe. In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock. Cash will be paid in lieu of fractional shares of TRI Pointe common stock.

Incurrence of New Debt and Repayment of Intercompany Debt

WRECO and certain financial institutions executed the Commitment Letter pursuant to which WRECO will incur the New Debt in the form of (i) the Debt Securities, (ii) the Senior Unsecured Bridge Facility or (iii) a combination thereof, on the terms and conditions set forth therein, as described in “Debt Financing—Debt Securities” and “Debt Financing—Bridge Facility.” Prior to the Closing Date, WRECO intends to enter into definitive agreements providing for the New Debt, but such agreements will be conditional upon the consummation of the Transactions.

Under the Transaction Agreement, on the date of the Distribution, WRECO will incur the New Debt and use the proceeds thereof to pay approximately $739 million in cash to WNR, which cash will be retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries). The amount of the cash payment is subject to adjustment as described in “—Payment of Adjustment Amount.” The cash payment will be a repayment by WRECO of certain existing intercompany debt between WRECO and WNR or, to the extent that such cash payment exceeds the amount of such intercompany debt, will be a distribution. As of March 31, 2014, the amount of such intercompany indebtedness was $868.8 million. WRECO will also pay to WNR a cash amount equal to all unpaid interest on WRECO’s intercompany debt that has accrued between the date of the Transaction Agreement and the date of the Distribution. After giving effect to these payments, WNR will contribute any remaining unpaid intercompany debt to WRECO such that WRECO will have no further liability in respect of its intercompany debt.

Transfers of Certain Assets and Assumption of Certain Liabilities

Under the Transaction Agreement, prior to the Distribution, Weyerhaeuser and its subsidiaries will transfer to WRECO and its subsidiaries certain assets relating to the Real Estate Business not already owned or held by WRECO or its subsidiaries, and WRECO and its subsidiaries will transfer to Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) certain assets of WRECO and its subsidiaries that the parties have agreed will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) following the Closing Date. Weyerhaeuser and its subsidiaries will also transfer to WRECO and its subsidiaries, and WRECO and its subsidiaries will assume, certain liabilities relating to the Real Estate Business that are not already liabilities of WRECO and its subsidiaries, and WRECO and its subsidiaries will transfer to Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), and Weyerhaeuser or those subsidiaries will assume, certain liabilities of WRECO and its subsidiaries that the parties have agreed will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) following the Closing Date.

After the REB Transfers are made, the assets of WRECO and its subsidiaries will include the following assets of Weyerhaeuser and its subsidiaries, in each case other than assets that the parties have agreed will be excluded from the Transactions (as described below):

•	all owned real property, optioned real property and leased real property and interests therein used or held for use solely or primarily in the operation or conduct of the Real Estate Business;

•	all tangible personal property, intellectual property, contracts, prepaid expenses, governmental permits, third-party approvals and books and records used or held for use solely or primarily related to the Real Estate Business;

•	all accounts receivable arising out of the operation or conduct of the Real Estate Business;

•	all credits, prepaid expenses, rebates, deposits and prepaid items that are used or held for use solely or primarily in, or that arise solely or primarily out of, the operation or conduct of the Real Estate Business;

•	all rights, claims, causes of action and credits, to the extent relating to assets or liabilities of the Real Estate Business, including rights to certain development reimbursements relating to owned or optioned real property and rights and claims relating to certain insurance policies currently held by WRECO and its subsidiaries;

•	all goodwill generated by or associated with the Real Estate Business; and

•	all assets of or relating solely or primarily to any employee benefit plan sponsored or maintained by WRECO or its subsidiaries.

After the REB Transfers are made, the liabilities of WRECO and its subsidiaries will include all obligations and liabilities of Weyerhaeuser and its subsidiaries arising out of or primarily relating to the assets of WRECO and its subsidiaries or the ownership, operation or conduct of the Real Estate Business, including the following liabilities, in each case other than liabilities that the parties have agreed will be excluded from the Transactions (as described below):

•	all liabilities under the contracts and governmental permits of the Real Estate Business;

•	all accounts payable and accrued liabilities arising out of or primarily relating to the ownership, operation or conduct of the Real Estate Business or otherwise in respect of the Real Estate Business;

•	all liabilities arising out of or primarily relating to real estate or other assets owned, leased, occupied, held under option or sold by the Real Estate Business at any time and all liabilities arising as a result of at any time being the owner, lessee, lessor or occupant of, the holder of an option in respect of, or the operator of the activities conducted at, the owned real property, optioned real property and leased real property of the Real Estate Business;

•	all environmental liabilities arising out of or primarily relating to the Real Estate Business and the ownership, operation or conduct thereof;

•	all liabilities in respect of litigation, proceedings and investigations by or before any governmental entities arising out of or primarily relating to the ownership, conduct or operation of the Real Estate Business;

•	all liabilities arising out of or relating to any Weyerhaeuser employee benefit plan and all employment and employee benefit-related liabilities arising out of or relating to the operation or conduct of the Real Estate Business, in each case, that are contemplated to be assumed by WRECO and its subsidiaries, and all liabilities arising out of or relating primarily to any employee benefit plan sponsored or maintained by WRECO or its subsidiaries; and

•	all liabilities in respect of the New Debt.

The parties to the Transaction Agreement have agreed that certain assets and liabilities, including the following assets and liabilities, will be excluded from the Transactions and retained by Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries):

•	all assets and liabilities relating to Coyote Springs, including certain owned real property and optioned real property and interests therein, certain contracts, governmental permits, water rights, land use entitlements, personal property and intellectual property related thereto, equity interests in a subsidiary of WRECO that holds assets relating to Coyote Springs and all liabilities arising out of or relating to such properties and assets;

•	all equity interests in Weyerhaeuser Realty Investors, Inc., which was transferred by WRECO to WNR on October 31, 2013;

•	all assets and liabilities under certain benefit plans maintained by Weyerhaeuser with respect to employees of WRECO and its subsidiaries, including the Weyerhaeuser pension plan, the Weyerhaeuser deferred compensation plan and the Weyerhaeuser salaried employees retirement plan;

•	all rights under insurance policies maintained by Weyerhaeuser and its subsidiaries with respect to the Real Estate Business, except for certain insurance policies currently held by WRECO and its subsidiaries;

•	all assets of Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries) used or held for use in the delivery of corporate-level services to the Real Estate Business;

•	certain trademarks and intellectual property rights, including all rights to use the names of “Weyerhaeuser” and “WRECO”; and

•	all liabilities to the extent arising out of or relating to assets that will be excluded from the transaction.

Termination of Intercompany Agreements

The Transaction Agreement provides that except for an intercompany agreement relating to marketing that can be terminated by either party with 90 days prior written notice, all intercompany indebtedness and intercompany contracts between WRECO and its subsidiaries, on the one hand, and Weyerhaeuser and its subsidiaries (other than WRECO and its subsidiaries), on the other hand, will be terminated on or prior to the date of the Distribution.

Consents and Delayed Transfers

If the transfer of any assets or assumption of any liabilities would constitute a violation of applicable laws or would require a consent or governmental approval that has not been obtained, then under the Transaction Agreement, that transfer of assets or assumption of liabilities will be automatically deferred until all legal impediments are removed and such consents or governmental approvals have been obtained, subject to certain exceptions. For a period of three years following the scheduled date of transfer of such assets or assumption of such liabilities, Weyerhaeuser and WRECO will be obligated to use their reasonable best efforts to remove all legal impediments to and obtain all required consents and governmental approvals for the transfer of such assets and assumption of such liabilities. During this period, the Transaction Agreement provides that those assets and liabilities will be held by the applicable party in trust and for the use and benefit of the other party (at such other party’s expense) until properly conveyed.

WRECO Stock Split

The Transaction Agreement provides that, prior to the date of the Distribution, WRECO will effect the WRECO Stock Split pursuant to which the number of WRECO common shares issued and outstanding will be increased to 100,000,000 shares and the par value of each WRECO common share will be reduced to $0.04 per share. On January 17, 2014, WRECO effected the WRECO Stock Split as contemplated by the Transaction Agreement.

WRECO Spin

On the date of the Distribution, following the REB Transfers, WNR will distribute all of the issued and outstanding WRECO common shares to Weyerhaeuser pursuant to the WRECO Spin.

The Distribution

After the WRECO Spin, Weyerhaeuser will distribute all of the issued and outstanding WRECO common shares to its shareholders in the Distribution. The Transaction Agreement provides that the Distribution may be effected as a pro rata distribution of the WRECO common shares to Weyerhaeuser shareholders (sometimes referred to as a “spin-off”) or, at Weyerhaeuser’s election, in an exchange offer (sometimes referred to as a “split-off”) or a combination of a split-off and a spin-off. Weyerhaeuser will determine which approach it will take to consummate the Distribution prior to the Closing Date, and no decision has been made at this time.

The Merger

Immediately following the Distribution, Merger Sub will merge with and into WRECO, with WRECO surviving the Merger and becoming a wholly owned subsidiary of TRI Pointe. Under the Transaction Agreement, each WRECO common share issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 1.297 fully paid and non-assessable shares of TRI Pointe common stock. Cash will be paid in lieu of fractional shares of TRI Pointe common stock.

The closing of the Merger will take place immediately following the satisfaction (or, to the extent permitted by law, waiver) of conditions set forth in the Transaction Agreement, or at such other place, time and date as may be agreed in writing between Weyerhaeuser and TRI Pointe. See “The Transaction Agreement—Conditions to the Consummation of the Transactions.”

The Merger will become effective at such time as the articles of merger and the plan of merger relating to the Merger are duly filed with the Secretary of State of Washington.

Payment of Adjustment Amount

In addition to the cash payments by WRECO to WNR described above in “—Incurrence of New Debt and Repayment of Intercompany Debt,” the Transaction Agreement provides that, on the Closing Date, either TRI Pointe or WNR, as applicable, will pay the Adjustment Amount in cash to the other party.

The Adjustment Amount is based on, among other things, WRECO’s consolidated net cash on the date of the Transaction Agreement and the amount of net cash flows between WRECO and Weyerhaeuser between the date of the Transaction Agreement and the date of the Distribution. For purposes of the Transaction Agreement, the Adjustment Amount means:

•	the aggregate amount of all cash and cash equivalents of WRECO and its subsidiaries as of the close of business on the date of the Transaction Agreement, minus the aggregate principal amount of indebtedness for borrowed money of WRECO and its subsidiaries as of the close of business on the date of the Transaction Agreement (other than intercompany indebtedness owed by WRECO to WNR); plus or minus

•	any increase or decrease in the aggregate principal amount of WRECO’s intercompany debt to WNR between the date of the Transaction Agreement and the business day immediately preceding the date of the Distribution, but excluding the effect of any decrease in such intercompany debt that results from the transfer by WRECO and its subsidiaries of certain excluded assets pursuant to the Transaction Agreement; plus

•	the aggregate amount of all cash transferred by WNR or Weyerhaeuser to WRECO by means of capital contributions and all expenses of WRECO and its subsidiaries properly incurred in accordance with the Transaction Agreement that are paid in cash by Weyerhaeuser or WNR (and not reimbursed by WRECO or its subsidiaries) between the date of the Transaction Agreement and the business day immediately preceding the date of the Distribution; minus

•	the aggregate amount of all cash transferred by WRECO to WNR or Weyerhaeuser by means of dividends, distributions or repurchases of shares between the date of the Transaction Agreement and the business day immediately preceding the date of the Distribution, but excluding cash amounts transferred by WRECO in connection with the vesting or exercise of certain equity compensation awards held by WRECO employees; minus

•	the aggregate amount of cash refunds paid by WRECO’s subsidiaries between the date of the Transaction Agreement and the business day immediately preceding the date of the Distribution relating to certain customer deposits; minus

•	the aggregate amount of cash paid by WRECO’s subsidiaries between the date of the Transaction Agreement and the business day immediately preceding the date of the Distribution relating to Weyerhaeuser’s deferred compensation plan and certain retirement benefits; minus

•	the amount of cash paid by WRECO or its subsidiaries to WNR or Weyerhaeuser between the date of the Transaction Agreement and the business day immediately preceding the date of the Distribution relating to certain assets and liabilities that are excluded from the transaction, including in respect of expenses relating to Coyote Springs.

Under the Transaction Agreement, if the Adjustment Amount is a positive amount, TRI Pointe will pay the Adjustment Amount in cash to WNR, and if the Adjustment Amount is a negative amount, WNR will pay an amount equal to the absolute value of the Adjustment Amount in cash to TRI Pointe.

The payment on the Closing Date will be based on an estimate of the Adjustment Amount, determined in accordance with the principals and methodologies set forth in the Transaction Agreement, and will be subject to a post-closing true-up in accordance with procedures described in the Transaction Agreement.

Representations and Warranties

The Transaction Agreement contains representations and warranties that Weyerhaeuser and WRECO, on the one hand, and TRI Pointe and Merger Sub on the other hand, made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Transaction Agreement and may be subject to important qualifications and limitations. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Certain of the representations and warranties in the Transaction Agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect). In addition, certain of the representations and warranties in the Transaction Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers or employees of the party making the representation did not have actual knowledge. For the foregoing reasons, you should not rely on the representations and warranties in the Transaction Agreement as statements of factual information.

The Transaction Agreement provides that a “material adverse effect” means, with respect to TRI Pointe and Merger Sub, any state of facts, change, effect, condition, development, event or occurrence that has been or would reasonably be likely to be material and adverse to (i) the business, operations and affairs of TRI Pointe and its subsidiaries, taken as a whole, or the assets, properties, condition (financial or otherwise) or results of operations of TRI Pointe and its subsidiaries, taken as a whole, other than such effects relating to (A) the economy generally (including changes in mortgage interest rates), (B) the industries in which TRI Pointe operates generally (including changes in prices for raw materials or construction materials and changes in the availability of mortgage financing), (C) the financial, securities and currency markets generally, (D) changes in law (including changes in the treatment of mortgage interest under laws relating to taxes) or GAAP (or authoritative interpretation thereof), (E) volcanoes, tsunamis, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except to the extent that TRI Pointe or its business, operations and affairs is adversely effected in a disproportionate manner relative to other participants in the industries in which TRI Pointe operates and (F) the entering into or the public announcement or disclosure of the Transaction Agreement or the consummation or proposed consummation of the Transactions or pendency thereof or (ii) the ability of TRI Pointe and Merger Sub to perform their obligations under the Transaction Documents or consummate the Transactions.

The Transaction Agreement provides that a “material adverse effect” means, with respect to the Real Estate Business, any state of facts, change, effect, condition, development, event or occurrence that has been or would reasonably be likely to be material and adverse to (i) the Real Estate Business or the assets, properties, condition (financial or otherwise) or results of operations of WRECO and its subsidiaries, taken as a whole, other than such effects relating to (A) the economy generally (including changes in mortgage interest rates), (B) the industries in which WRECO or the Real Estate Business operates generally (including changes in prices for raw materials or construction materials and changes in the availability of mortgage financing), (C) the financial, securities and currency markets generally, (D) changes in law (including changes in the treatment of mortgage interest under laws relating to taxes) or GAAP (or authoritative interpretation thereof), (E) volcanoes, tsunamis, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except to the extent that WRECO or the Real Estate Business is adversely effected in a disproportionate manner relative to other participants in the industries in which WRECO or the Real Estate Business operates and (F) the entering into or the public announcement or disclosure of the Transaction Agreement or the consummation or proposed consummation of the Transactions or the pendency thereof or (ii) the ability of Weyerhaeuser and WRECO to perform their obligations under the Transaction Documents or consummate the Transactions.

The representations and warranties relate to, among other topics, the following:

•	organization, standing and power;

•	subsidiaries; equity interests;

•	capital structure;

•	ownership and operations of Merger Sub;

•	authority; execution and delivery; enforceability;

•	no conflicts; governmental approvals;

•	SEC documents; undisclosed liabilities;

•	information supplied;

•	absence of certain changes or events;

•	taxes;

•	employee benefit matters;

•	litigation;

•	compliance with applicable laws;

•	environmental matters;

•	real and personal property;

•	intellectual property;

•	material contracts;

•	opinion of financial advisor;

•	broker fees; and

•	sufficiency of assets, in the case of Weyerhaeuser and WRECO.

All representations and warranties contained in the Transaction Agreement will terminate upon the earlier of the consummation of the Transactions or the termination of the Transaction Agreement pursuant to its terms. From and after that date, none of the parties will be able to make a claim for a breach of a representation and warranty by any other party.

Covenants Relating to the Conduct of Business

Each of TRI Pointe and Merger Sub, on the one hand, and Weyerhaeuser and WRECO, on the other hand, have agreed to certain covenants in the Transaction Agreement restricting the conduct of their respective businesses between the date of the Transaction Agreement and the effective time of the Merger.

Prior to the effective time of the Merger, subject to certain agreed upon exceptions or except as consented to in writing by Weyerhaeuser, TRI Pointe has agreed to and has agreed to cause its subsidiaries to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all commercially reasonable efforts to (i) preserve intact its current business organization, (ii) maintain its material governmental and third-party approvals, (iii) keep available the services of its current officers and employees and (iv) keep relationships with customers, suppliers, licensors, licensees, distributors and others such that its goodwill and ongoing business shall be unimpaired in any material respect.

In addition, prior to the effective time of the Merger, subject to certain agreed upon exceptions or except as consented to in writing by Weyerhaeuser (which consent may not be unreasonably withheld, conditioned or delayed), TRI Pointe has agreed not to and has agreed to cause its subsidiaries not to:

•	declare, set aside or pay any dividends or other distributions in respect of its shares of capital stock or other equity interests, other than dividends and distributions by any wholly owned subsidiary to its parent;

•	split, combine or reclassify any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of capital stock or other equity interests, other than any such transaction by a wholly owned subsidiary which remains a wholly owned subsidiary after consummation of such transaction;

•	purchase, redeem or otherwise acquire or amend the terms of any shares of its capital stock or other equity interests or any rights, warrants, options or other equity awards to acquire any such shares of capital stock or other equity interests;

•	issue, deliver, sell or grant any of its shares of capital stock or other equity interests or voting indebtedness (or any securities convertible into, exercisable or exchangeable for its shares of capital stock or other equity interests or voting indebtedness), in each case other than (i) the issuance of TRI Pointe common stock upon the exercise of stock options or in connection with other equity-based awards outstanding on the date of the Transaction Agreement and in accordance with their terms, (ii) the grant of stock options or other equity-based awards in the ordinary course of business consistent with past practice relating to no more than 525,000 shares of TRI Pointe common stock and (iii) any such transaction by a wholly owned subsidiary which remains a wholly owned subsidiary after consummation of such transaction;

•	amend the Charter or the Bylaws or the comparable organizational documents of its subsidiaries;

•	acquire or dispose of any interests in real property, except for acquisitions or dispositions in the ordinary course of business consistent with past practice and the expiration of any lease or option contract in accordance with the terms of such contract;

•	acquire, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any business organization or division thereof or any other person (in each case, other than permitted acquisitions of interests in real property), with a value or purchase price that, individually or in the aggregate, exceeds $10 million, except for acquisitions in the ordinary course of business consistent with past practice of assets used in the operation or conduct of TRI Pointe’s business;

•	sell, transfer or otherwise dispose of any property or asset (in each case, other than permitted sales, transfers or dispositions of interests in real property) with a value or purchase price that, individually or in the aggregate, exceeds $10 million, except for dispositions of obsolete or worn-out assets that are no longer used or useful in the operation or conduct of TRI Pointe’s business;

•	(i) adopt, enter into, terminate, amend, extend or renew any collective bargaining agreement or any employee benefit plan, other than in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or benefits of, or pay any bonus to, any employee, except for increases in base salary or payments of bonuses in the ordinary course of business consistent with past practice, (iii) pay or provide to any employee any benefit not provided for under an employee benefit plan as in effect on the date of the Transaction Agreement, other than the payment of base compensation in the ordinary course of business consistent with past practice, (iv) except to the extent expressly permitted in the Transaction Agreement, grant any awards under any employee benefit plan or remove or modify existing restrictions in any employee benefit plan or awards made thereunder, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee benefit plan, (vi) take any action to accelerate the vesting or payment of any compensation or benefits under any employee benefit plan or (vii) make any material determination under any employee benefit plan that is not in the ordinary course of business consistent with past practice, except in each case (A) as required to ensure that any employee benefit plan in effect on the date of the Transaction Agreement is not then out of compliance with applicable law, (B) as specifically required pursuant to the Transaction Agreement or the terms of any employee benefit plan or (C) as would not result in either the Real Estate Business or TRI Pointe’s business incurring any material liabilities;

•	incur any indebtedness for borrowed money, issue or sell any debt securities, guarantee or otherwise become contingently liable for any such indebtedness or debt securities of another person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another person, except for (i) indebtedness solely between or among TRI Pointe and its subsidiaries, (ii) borrowings under TRI Pointe’s existing credit facilities in the ordinary course of business, subject to certain exceptions, (iii) borrowings that do not exceed certain budgeted amounts, (iv) short-term borrowings incurred in the ordinary course of business consistent with past practice and (v) letters of credit and surety bonds issued in the ordinary course of business consistent with past practice;

•	encumber or subject any of its material assets to any liens, subject to certain exceptions;

•	make any loan, advance or capital contribution to, or investment in, any person other than any wholly owned subsidiary that, individually or in the aggregate, exceeds $10 million except in the ordinary course of business consistent with past practice;

•	authorize or make any capital expenditure (other than in respect of any permitted acquisitions of interests in real property) in any fiscal quarter that, individually or in the aggregate, exceeds by more than 20% certain budgeted amounts for such fiscal quarter;

•	make any material change in its tax accounting or financial accounting methods, principles and practices, except as may be required by a change in GAAP;

•	make any material tax election inconsistent with past practice or settle or compromise any material tax liability or refund;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

•	adopt or implement any stockholder rights plan or similar arrangement;

•	modify, amend, enter into or terminate any material contract or waive, release or assign any material rights or claims of TRI Pointe or any subsidiary under any material contract, except in the ordinary course of business consistent with past practice, subject to certain exceptions;

•	settle any action if such settlement would require any payment by TRI Pointe or any subsidiary in an amount in excess of $5 million individually or $10 million in the aggregate, or would obligate TRI Pointe or any subsidiary to take any material action or restrict TRI Pointe or any subsidiary in any material respect from taking any action;

•	engage in any business other than TRI Pointe’s business substantially as conducted on the date of the Transaction Agreement; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Prior to the effective time of the Merger, subject to certain agreed upon exceptions or except as consented to in writing by TRI Pointe, each of Weyerhaeuser and WRECO has agreed to and has agreed to cause its subsidiaries (with respect to the Real Estate Business only) to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all commercially reasonable efforts to (i) preserve intact its current business organization, (ii) maintain its material governmental and third-party approvals, (iii) keep available the services of its current officers and employees and (iv) keep relationships with customers, suppliers, licensors, licensees, distributors and others such that its goodwill and ongoing business shall be unimpaired in any material respect.

In addition, prior to the effective time of the Merger, subject to certain agreed upon exceptions or except as consented to in writing by TRI Pointe (which consent may not be unreasonably withheld, conditioned or delayed), each of WRECO and, solely with respect to the Real Estate Business, Weyerhaeuser, has agreed not to and has agreed to cause its subsidiaries not to:

•	issue, deliver, sell or grant any voting indebtedness of WRECO (or any securities convertible into, exercisable or exchangeable for voting indebtedness of WRECO) or other securities of WRECO, other than the WRECO Stock Split;

•	issue, deliver, sell or grant to any employee any shares of capital stock or other equity interests in Weyerhaeuser or any Weyerhaeuser subsidiary, other than (i) the issuance of Weyerhaeuser common shares upon the exercise of stock options or in connection with other equity-based awards outstanding on the date of the Transaction Agreement and in accordance with their terms and (ii) the grant of equity-based awards in the ordinary course of business consistent with past practice relating to no more than 530,000 Weyerhaeuser common shares;

•	amend the certificate or articles of incorporation or bylaws or comparable organizational documents of WRECO or any WRECO subsidiary, other than to change its name in accordance with the Transaction Agreement or to increase the number of authorized WRECO common shares in connection with the WRECO Stock Split;

•	acquire or dispose of any interests in real property, except for acquisitions or dispositions in the ordinary course of business consistent with past practice and the expiration of any lease or option contract in accordance with the terms of such contract;

•	sell, transfer or otherwise dispose of any property or asset (in each case, other than permitted sales, transfers or dispositions of interests in real property) with a value or purchase price that, individually or in the aggregate, exceeds $10 million, except for dispositions of obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the Real Estate Business;

•	with respect to any employee of the Real Estate Business, (i) adopt, enter into, terminate, amend, extend or renew any collective bargaining agreement or any employee benefit plan, other than in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or benefits of, or pay any bonus to, any such employee, except for increases in base salary or payments of bonuses in the ordinary course of business consistent with past practice, (iii) pay or provide to any such employee any benefit not provided for under any employee benefit plan as in effect on the date of the Transaction Agreement, other than the payment of base compensation in the ordinary course of business consistent with past practice, (iv) except to the extent expressly permitted in the Transaction Agreement, grant to any such employee any awards under any Weyerhaeuser stock plan or remove or modify existing restrictions in any Weyerhaeuser stock plan or awards made thereunder, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee benefit plan, (vi) take any action to accelerate the vesting or payment of any compensation or benefits under any employee benefit plan or (vii) make any material determination under any employee benefit plan that is not in the ordinary course of business consistent with past practice, except in each case (A) as required to ensure that any employee benefit plan in effect on the date of the Transaction Agreement is not then out of compliance with applicable law, (B) as specifically required pursuant to the Transaction Agreement or the terms of any employee benefit plan or (C) as would not result in either the Real Estate Business or TRI Pointe’s business incurring any material liabilities;

•	make any material change in its tax accounting or financial accounting methods, principles and practices, except as may be required by a change in GAAP;

•	modify, amend, enter into or terminate any material contract of the Real Estate Business, or waive, release or assign any material rights or claims of Weyerhaeuser or any subsidiary under any material contract of the Real Estate Business, except in the ordinary course of business consistent with past practice, subject to certain exceptions;

•	settle any action if such settlement would require any payment of an amount in excess of $5 million individually or $10 million in the aggregate by WRECO or any subsidiary, or would obligate WRECO or any subsidiary to take any material action, or restrict WRECO or any subsidiary in any material respect from taking any action; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Prior to the effective time of the Merger, subject to certain agreed upon exceptions or except as consented to in writing by TRI Pointe (which consent may not be unreasonably withheld, conditioned or delayed), WRECO has further agreed not to and has agreed to cause its subsidiaries not to:

•	declare, set aside or pay any dividends or other distributions in respect of its shares of capital stock or other equity interests, other than cash dividends contemplated to be made under the Transaction Agreement, dividends and distributions by any wholly owned subsidiary to its parent and the WRECO Stock Split;

•	split, combine or reclassify any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of capital stock or other equity interests, other than any such transaction by a wholly owned subsidiary which remains a wholly owned subsidiary after consummation of such transaction and the WRECO Stock Split;

•	purchase, redeem or otherwise acquire or amend the terms of any shares of its capital stock or other equity interests or any rights, warrants, options or other equity awards to acquire any such shares of capital stock or other equity interests, other than the WRECO Stock Split;

•	issue, deliver, sell or grant any of its shares of capital stock or other equity interests, other than the WRECO Stock Split and any such transaction by a wholly owned subsidiary which remains a wholly owned subsidiary after consummation of such transaction;

•	acquire, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any business organization or division thereof or any other person (in each case, other than any permitted acquisitions of interests in real property), with a value or purchase price that, individually or in the aggregate, exceeds $10 million, except for acquisitions in the ordinary course of business consistent with past practice of assets used in the operation or conduct of the Real Estate Business;

•	incur any indebtedness for borrowed money, issue or sell any debt securities, guarantee or otherwise become contingently liable for any such indebtedness or debt securities of another person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another person, except for (i) indebtedness solely between or among WRECO and the WRECO subsidiaries, (ii) intercompany debt, so long as the aggregate principal amount of intercompany debt outstanding at any time does not exceed $950 million, and subject to a certain limit on the applicable interest rate on such intercompany debt, (iii) the incurrence of indebtedness in accordance with the Transaction Agreement and (iv) letters of credit and surety bonds issued in the ordinary course of business consistent with past practice;

•	encumber or subject any of its material assets to any liens, subject to certain exceptions;

•	make any loan, advance or capital contribution to, or investment in, any person other than any wholly owned subsidiary that, individually or in the aggregate, exceeds $10 million, except in the ordinary course of business consistent with past practice;

•	authorize or make any capital expenditure (other than in respect of any permitted acquisitions of interests in real property) in any fiscal quarter that, individually or in the aggregate, exceeds by more than 20% certain budgeted amounts for such fiscal quarter;

•	make any material tax election inconsistent with past practice or settle or compromise any material tax liability or refund;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

•	adopt or implement any stockholder rights plan or similar arrangement;

•	engage in any business other than the Real Estate Business substantially as conducted on the date of the Transaction Agreement; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

From and after the Closing Date, none of the parties will be able to make a claim for a breach of a pre-closing covenant by any other party.

Non-Solicitation by TRI Pointe

TRI Pointe has agreed under the Transaction Agreement that it will cease and cause to be terminated all then-existing discussions and negotiations with respect to a TRI Pointe acquisition proposal (as defined below) and will not, and will not authorize or permit its subsidiaries or any of their respective directors, officers, employees, consultants, agents, investment bankers, financial advisors, attorneys, accountants and other representatives to, directly or indirectly:

•	solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, the making of any proposal that constitutes or is reasonably likely to lead to a TRI Pointe acquisition proposal; or

•	except as described below, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any confidential information with respect to, any TRI Pointe acquisition proposal.

Under the Transaction Agreement, a “TRI Pointe acquisition proposal” means any bona fide proposal by a third-party with respect to any merger, share exchange, amalgamation, arrangement, takeover bid, sale of assets representing more than 15% of the book value (on a consolidated basis) of TRI Pointe’s total assets (or any lease, long term supply agreement or other arrangement having the same economic effect as a sale), any sale of more than 15% of the shares of TRI Pointe common stock then outstanding or substantially similar transactions involving TRI Pointe or any material subsidiary, or a proposal to do so, excluding the Merger, subject to certain exceptions.

In the event TRI Pointe receives a TRI Pointe acquisition proposal, it must, as promptly as practicable, advise Weyerhaeuser and WRECO orally and in writing of receipt of such acquisition proposal and provide the identity of the person making such acquisition proposal. TRI Pointe must keep Weyerhaeuser and WRECO reasonably informed of any material developments with respect to any such TRI Pointe acquisition proposal.

Notwithstanding the general restrictions described above, if at any time prior to the TRI Pointe Stockholder Approval, TRI Pointe receives an unsolicited written acquisition proposal, and its board of directors determines, after consultation with its financial advisor and outside counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a TRI Pointe superior proposal (as defined below), TRI Pointe and its representatives may:

•	furnish information with respect to TRI Pointe and its subsidiaries to the person making such acquisition proposal pursuant to a customary confidentiality agreement containing confidentiality provisions substantially similar to those set forth in the confidentiality agreement between TRI Pointe and Weyerhaeuser; and

•	participate in discussions and negotiations with the person making such acquisition proposal.

Under the Transaction Agreement, a “TRI Pointe superior proposal” means any bona fide proposal by a third-party to acquire, directly or indirectly, assets representing more than 50% of the book value (on a consolidated basis) of TRI Pointe’s total assets or more than 50% of the TRI Pointe common stock outstanding, whether by way of merger, share exchange, amalgamation, arrangement, takeover bid, sale of assets or otherwise, and that in the good faith determination of the board of directors of TRI Pointe after consultation with its financial advisors and outside counsel (i) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the person making such proposal, and (ii) would, if consummated in accordance with its terms, result in a transaction more favorable to TRI Pointe stockholders, from a financial point of view, than the transactions contemplated by the Transaction Agreement.

Changes in the TRI Pointe Board of Director’s Recommendation

Except as described below, TRI Pointe has agreed under the Transaction Agreement that neither the TRI Pointe board of directors nor any committee thereof will (i) withhold or withdraw (or modify in a manner adverse to Weyerhaeuser or WRECO), or publicly propose to withhold or withdraw (or modify in a manner adverse to Weyerhaeuser or WRECO), the recommendation by the TRI Pointe board of directors to TRI Pointe stockholders or (ii) approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt or recommend, any acquisition proposal (any of the foregoing, an “adverse recommendation change”).

TRI Pointe has also agreed under the Transaction Agreement that neither the TRI Pointe board of directors nor any committee thereof will approve or recommend, or publicly propose to approve or recommend, or cause or permit TRI Pointe or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to any TRI Pointe acquisition proposal, other than a customary confidentiality agreement containing confidentiality provisions substantially similar to those set forth in the confidentiality agreement between Weyerhaeuser and TRI Pointe.

Notwithstanding the general restrictions described above, at any time prior to the TRI Pointe Stockholder Approval, the TRI Pointe board of directors may, subject to compliance with the following sentence, make an adverse recommendation change following a determination by the TRI Pointe board of directors that a TRI Pointe acquisition proposal constitutes a TRI Pointe superior proposal. Prior to making an adverse recommendation change, TRI Pointe must provide at least five days’ prior written notice to Weyerhaeuser and WRECO of the TRI Pointe board of directors’ intention to take such action, which notice must specify the reasons for such proposed action, including the material terms and conditions of the TRI Pointe superior proposal. In determining whether to make an adverse recommendation change, the TRI Pointe board of directors must take into account any changes to the financial terms of the Transaction Agreement proposed by Weyerhaeuser or WRECO in response to a notice of a TRI Pointe superior proposal.

The Transaction Agreement does not prohibit TRI Pointe from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or making any disclosure to its stockholders required by applicable law.

Non-Solicitation by Weyerhaeuser

Weyerhaeuser has agreed under the Transaction Agreement that it will cease and cause to be terminated all then-existing discussions and negotiations with respect to an REB acquisition proposal (as defined below) and will not, and will not authorize or permit its subsidiaries or any of their respective directors, officers, employees, consultants, agents, investment bankers, financial advisors, attorneys, accountants and other representatives to, directly or indirectly:

•	solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, the making of any proposal that constitutes or is reasonably likely to lead to an REB acquisition proposal;

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any confidential information with respect to, any REB acquisition proposal; or

•	execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to any REB acquisition proposal.

Under the Transaction Agreement, an “REB acquisition proposal” means any bona fide proposal by a third-party with respect to any merger, share exchange, amalgamation, arrangement, takeover bid, sale of assets representing more than 15% of the book value (on a consolidated basis) of the Real Estate Business assets (or any lease, long term supply agreement or other arrangement having the same economic effect as a sale), any sale of more than 15% of WRECO common shares then outstanding or substantially similar transactions involving the Real Estate Business, or a proposal to do so, excluding the Merger.

TRI Pointe Stockholder Meeting

Under the Transaction Agreement, TRI Pointe will, as promptly as practicable following the date on which the SEC clears TRI Pointe’s registration statement registering the shares of TRI Pointe common stock to be issued in the Merger and, if required by the SEC as a condition to the mailing of TRI Pointe’s proxy statement, such registration statement is declared effective, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the TRI Pointe Stockholder Approval, and shall use commercially reasonable efforts to solicit proxies from its stockholders in favor thereof. Subject to the ability of TRI Pointe’s board of directors to make an adverse recommendation change, TRI Pointe will recommend to its stockholders that they give the TRI Pointe Stockholder Approval and shall include such recommendation in its proxy statement.

In connection with the Transactions, certain TRI Pointe stockholders have entered into Voting Agreements with Weyerhaeuser with respect to an aggregate of 12,639,163 shares of TRI Pointe common stock, representing approximately 40% of currently outstanding shares. The Voting Agreements provide, among other things, that such stockholders will vote in favor of the TRI Pointe Stockholder Approval and against any adverse recommendation change. See “Other Agreements—Voting Agreements.”

Efforts to Obtain Regulatory Approvals

TRI Pointe, Merger Sub, Weyerhaeuser and WRECO have each agreed to:

•	file, or cause to be filed, all notification and report forms that may be required under the HSR Act or any other applicable antitrust law with respect to the transactions contemplated by the Transaction Agreement as promptly as reasonably practicable after the date of the Transaction Agreement;

•	supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any governmental entity pursuant to the HSR Act or any other applicable antitrust law;

•	use its best efforts to take, or cause to be taken, all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable antitrust laws and to obtain all governmental approvals under any antitrust laws that may be required by any governmental entity, so as to enable the parties to consummate the transactions contemplated by the Transaction Agreement in the most expeditious manner practicable; and

•	use its best efforts to cooperate with the other parties in connection with filings or submissions with governmental entities, and keep the other parties reasonably informed of its progress in obtaining any necessary or advisable governmental approvals relating to applicable antitrust laws in connection with the transactions contemplated by the Transaction Agreement.

To the extent reasonably practicable, each of the parties will consult with the other parties in advance with respect to any written materials submitted to any governmental entity and shall give the other parties the opportunity to attend and participate in any meetings and conferences. None of the parties may voluntarily extend any waiting period under the HSR Act or any other applicable antitrust law or enter into any agreement with any governmental entity to delay or not to consummate the transactions contemplated by the Transaction Agreement except with the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed).

Stock Exchange Listing

TRI Pointe will use its commercially reasonable efforts to ensure that its shares issued in connection with the Transaction Agreement are approved for quotation on the NYSE, subject to official notice of issuance with respect to the NYSE, prior to the Closing Date.

Employee Matters

Treatment of Equity Awards

Under the Transaction Agreement, Weyerhaeuser, WRECO and TRI Pointe will take all actions as may be required to effect the following:

•

Immediately prior to the Distribution, each outstanding Weyerhaeuser stock option held by an employee of the Real Estate Business will be surrendered in exchange for a stock option granted by WRECO to acquire a number of WRECO common shares equal to the product of the number of Weyerhaeuser common shares subject to such Weyerhaeuser stock option and the “option exchange ratio” (as defined below), rounded down to the nearest whole number of WRECO common shares, and otherwise on the same terms and conditions as were applicable under the Weyerhaeuser stock option. The exercise price of the substituted stock options will be equal to the per share exercise price for the Weyerhaeuser common shares otherwise purchasable pursuant to the corresponding Weyerhaeuser stock option divided by the option exchange ratio, rounded up to the nearest whole cent. As of the effective time of the Merger, each outstanding substituted WRECO stock option will be converted into the right to acquire a number of shares of TRI Pointe common stock equal to the number of WRECO common shares subject to such substituted WRECO stock option, and otherwise on the same terms and conditions (including exercise price) as were applicable to the substituted WRECO stock option.

•	Immediately prior to the Distribution, each outstanding Weyerhaeuser performance share unit held by an employee of the Real Estate Business will be surrendered in exchange for a grant of time-vesting restricted stock units by WRECO with respect to a number of WRECO common shares equal to the product of the number of Weyerhaeuser common shares subject to such Weyerhaeuser performance share unit and the option exchange ratio, rounded down to the nearest whole number of WRECO common shares, and otherwise on the same terms and conditions as were applicable under the Weyerhaeuser performance share unit (except such substituted units will not be subject to any performance-based vesting conditions or requirements). For these purposes, the number of Weyerhaeuser common shares subject to such Weyerhaeuser performance share units will be determined without regard to any performance-based vesting criteria relating to Weyerhaeuser’s relative total shareholder return, and achievement of any other performance-based vesting criteria will be determined based on actual performance (however, if the Distribution occurs prior to the determination of such performance, then such performance-based vesting criteria will be deemed to have been met at target levels). As of the effective time of the Merger, each outstanding grant of substituted WRECO time-vesting restricted stock units will be converted into a grant of time-vesting restricted stock units with respect to a number of shares of TRI Pointe common stock equal to the number of WRECO common shares subject to such grant of substituted WRECO time-vesting restricted stock units, and otherwise on the same terms and conditions as were applicable to the grant of substituted WRECO time-vesting restricted stock units.

•	Immediately prior to the Distribution, each outstanding grant of Weyerhaeuser restricted stock units held by an employee of the Real Estate Business will be surrendered in exchange for a grant of time-vesting restricted stock units by WRECO with respect to a number of WRECO common shares equal to the product of the number of Weyerhaeuser common shares subject to such grant of Weyerhaeuser restricted stock units and the option exchange ratio, rounded down to the nearest whole number of WRECO common shares, and otherwise on the same terms and conditions as were applicable under the grant of Weyerhaeuser restricted stock units. As of the effective time of the Merger, each outstanding grant of substituted WRECO time-vesting restricted stock units will be converted into a grant of time-vesting restricted stock units with respect to a number of shares of TRI Pointe common stock equal to the number of WRECO common shares subject to such grant of substituted WRECO time-vesting restricted stock units, and otherwise on the same terms and conditions as were applicable to the grant of substituted WRECO time-vesting restricted stock units.

The “option exchange ratio” means a fraction, the numerator of which is the volume weighted average (rounded to the nearest 1/10,000) of the trading prices of the Weyerhaeuser common shares on the NYSE for the last trading day immediately prior to the date on which the Weyerhaeuser common shares begin to trade ex-dividend with respect to the Distribution (or, in the event the Distribution is effected as a split-off, the last trading day immediately prior to the date of the Distribution) and the denominator of which is the volume weighted average (rounded to the nearest 1/10,000) of the trading prices of the shares of TRI Pointe common stock on the NYSE for the last trading day immediately prior to the date of the Distribution.

In addition, TRI Pointe has taken all actions as may be required to ensure that no TRI Pointe equity awards will become vested or exercisable in connection with the Transactions.

Employee Benefit Matters

Weyerhaeuser, WRECO, Merger Sub and TRI Pointe agreed in the Transaction Agreement to the following:

•	For the one-year period following the effective time of the Merger, TRI Pointe or its subsidiaries will provide to each employee of the Real Estate Business who is employed by WRECO or its subsidiaries immediately following the Distribution (a “WRECO Employee”) base salary and bonus and incentive compensation opportunities that are no less favorable than, and other employee benefits that are substantially comparable in the aggregate to, those provided to such WRECO Employee as of immediately prior to the Distribution.

•	In the event a WRECO Employee is terminated by TRI Pointe or its subsidiaries during the one-year period following the effective date of the Merger, TRI Pointe or its subsidiaries will provide the employee with severance benefits that are no less favorable than the severance benefits that the employee would have received in the event of a termination of employment under the applicable Weyerhaeuser severance plan as in effect with respect to such employee as of the Distribution, taking into account such employee’s prior service with Weyerhaeuser, its subsidiaries, any predecessor employer and such employee’s service with TRI Pointe and its subsidiaries.

•	Effective on or prior to the Distribution, WRECO or its subsidiaries will assume all employment and employee benefits-related liabilities incurred prior to or on the date of the Distribution that arise out of the operation or conduct of the Real Estate Business or the employment by Weyerhaeuser and its subsidiaries of any current or former employee of the Real Estate Business. WRECO or its subsidiaries will also assume all liabilities with respect to each WRECO employee benefit plan and, subject to certain exceptions, each WRECO Employee will cease active participation in each Weyerhaeuser employee benefit plan. From and after the effective time of the Merger, TRI Pointe or its subsidiaries will administer each WRECO employee benefit plan in accordance with its terms. In addition, WRECO or its subsidiaries will assume all liabilities with respect to the WRECO Employees under certain Weyerhaeuser incentive compensation plans for the WRECO fiscal years prior to and in which the effective time of the Merger occurs, certain Weyerhaeuser retention plans and agreements and certain Weyerhaeuser change in control and severance plans and agreements, and will make payments thereunder in accordance with their terms. WRECO or its subsidiaries will assume liability for all vacation days accrued or earned but not yet taken by each WRECO Employee as of the date of the Distribution, and TRI Pointe and its subsidiaries will honor all such vacation days following the effective time of the Merger.

•	With respect to the employee benefit plans maintained by TRI Pointe or its subsidiaries that provide welfare benefits to WRECO Employees and their dependents and beneficiaries, TRI Pointe and its subsidiaries will (i) waive any pre-existing condition limitations, exclusions, waiting periods and actively-at-work requirements with respect to participation and coverage requirements to the extent waived under the applicable corresponding Weyerhaeuser employee benefit plan sponsored or maintained by Weyerhaeuser or its subsidiaries and (ii) provide credit for any co-payments and deductibles paid by the WRECO Employees under corresponding Weyerhaeuser employee benefit plans in the calendar year in which the effective time of the Merger occurs for purposes of satisfying any applicable deductible or out-of pocket requirements (and any annual and lifetime maximums).

•	With respect to the employee benefit plans maintained or contributed to by TRI Pointe and its subsidiaries, each WRECO Employee’s prior service with Weyerhaeuser, its subsidiaries and any predecessor employer will be recognized for all purposes to the same extent such service was recognized by Weyerhaeuser and its subsidiaries, other than for purposes of benefit accrual with respect to defined benefit pension plans.

•	From and after the Distribution, Weyerhaeuser and its subsidiaries will retain all assets and liabilities under the Weyerhaeuser pension plan, the Weyerhaeuser deferred compensation plan and the Weyerhaeuser salaried employees retirement plan, and Weyerhaeuser will make payments to WRECO employees with vested rights thereunder in accordance with the terms of the applicable plan and applicable law.

Governance

Under the Transaction Agreement, TRI Pointe, Merger Sub, Weyerhaeuser and WRECO have agreed, subject to certain exceptions, on the following governance matters:

•	On the Closing Date, Douglas F. Bauer will serve as Chief Executive Officer of TRI Pointe and either (or both of) Thomas J. Mitchell will serve as President, Chief Operating Officer and Secretary of TRI Pointe or Michael D. Grubbs will serve as Chief Financial Officer and Treasurer of TRI Pointe.

•	On the Closing Date, the board of directors of TRI Pointe will be composed of nine directors, the majority of whom will be independent directors in accordance with NYSE listing requirements. Messrs. Sternlicht, Bauer, Gilbert and Rogers will continue to serve as directors of TRI Pointe following the consummation of the Transactions, and TRI Pointe will appoint Mr. Chris Graham as a director of TRI Pointe on the Closing Date. Weyerhaeuser will select the remaining four directors.

•	The investor rights agreement of TRI Pointe has been amended, effective as of the Closing Date, to provide that, following the consummation of the Merger, the Starwood Fund will have the right to designate one member of the TRI Pointe board of directors for as long as the Starwood Fund owns at least 5% of the outstanding TRI Pointe common stock. In addition, following the consummation of the Merger, the investor rights agreement will automatically terminate upon the date on which the Starwood Fund owns less than 1% of the outstanding TRI Pointe common stock.

Prior to the consummation of the Merger, TRI Pointe will confer with Weyerhaeuser regarding TRI Pointe’s selection of individuals to serve as the executive officers and senior management personnel of TRI Pointe and its subsidiaries immediately after the consummation of the Merger.

Post-Closing Covenants

Non-Solicitation of Employees

Weyerhaeuser has agreed that for a period of two years following the effective time of the Merger, it and its subsidiaries will not, without the prior written consent of TRI Pointe, hire or attempt to hire any employees of WRECO or its subsidiaries or induce any such employees to terminate their employment with TRI Pointe. TRI Pointe has also agreed that for such period, it and its subsidiaries will not, without the prior written consent of Weyerhaeuser, hire or attempt to hire any employees of Weyerhaeuser or its subsidiaries or induce any such employees to terminate their employment with Weyerhaeuser. However, this prohibition does not apply to the placement of general advertisements or employment searches that are not specifically targeting employees of the other party.

No Use of Retained Names

WRECO has agreed to, within certain specified times after the effective time of the Merger, discontinue the use of certain marks (and names derived from, similar or including such marks) to be retained by or transferred to Weyerhaeuser, including the names “Weyerhaeuser” and “WRECO.”

Indemnification of Directors and Officers

The Transaction Agreement provides that for a period of at least six years after the consummation of the Merger, TRI Pointe will indemnify and hold harmless, provide advancement of expenses to, and maintain policies of directors’ and officers’ liability insurance for, all past and present directors or officers of WRECO and its subsidiaries, and each individual who prior to the consummation of the Merger becomes a director or officer of WRECO and its subsidiaries, to the maximum extent allowed under applicable law in respect of acts or omissions that occurred at or prior to the consummation of the Merger, including in connection with any of the Transactions.

Other Covenants and Agreements

The Transaction Agreement contains certain other covenants and agreements, including covenants (with certain exceptions specified in the Transaction Agreement) relating to, among other things:

•	cooperation among the parties relating to the prompt preparation and filing of certain required filings with the SEC;

•	confidentiality and access by each party to certain information about their respective businesses;

•	the transfer to WRECO of records relating to the Real Estate Business;

•	rights under Weyerhaeuser insurance policies;

•	cooperation and assistance among the parties with respect to actions necessary or advisable to consummate in the most expeditious manner practicable, the transactions contemplated by the Transaction Agreement;

•	cooperation with respect to any public announcements regarding the transactions contemplated by the Transaction Agreement;

•	cooperation regarding the New Debt;

•	the replacement by TRI Pointe of certain Weyerhaeuser guarantees; and

•	negotiation of a transition services agreement in the event that TRI Pointe determines that certain temporary transition services are needed in order to effect an orderly transition of the Real Estate Business after the Closing Date.

Conditions to the Consummation of the Transactions

The obligations of Weyerhaeuser and WRECO to consummate the Transactions and the obligations of TRI Pointe and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, waiver), on or prior to the Closing Date, of the following conditions:

•	the approval by TRI Pointe stockholders of the issuance of TRI Pointe common stock in the Merger;

•	the termination or expiration of the waiting period under the HSR Act (early termination of the waiting period under the HSR Act was granted on January 14, 2014), and the receipt of any other necessary antitrust approvals;

•	the absence of any judgment or law issued or enacted by any governmental authority of competent jurisdiction that is in effect and enjoins or makes illegal the consummation of the Transactions;

•	the effectiveness under the Securities Act of WRECO’s registration statement on Form S-4 and Form S-1 (Reg. No. 333-193251) and TRI Pointe’s registration statement on Form S-4 (Reg. No. 333-193248), and the absence of any stop order or proceedings seeking a stop order;

•	the receipt of the Covington & Burling Tax Opinion and the Gibson Dunn Tax Opinion by Weyerhaeuser and TRI Pointe, respectively;

•	the approval for quotation on the NYSE of the shares of TRI Pointe common stock to be issued in connection with the Merger and upon the exercise of TRI Pointe equity awards from time to time, subject to official notice of issuance; and

•	the execution of the definitive agreements in respect of the New Debt and the receipt by WRECO of the net proceeds thereof.

At any time following the satisfaction (or, to the extent permitted by law, waiver) of the conditions set forth above (other than conditions that by their nature are to be satisfied as of the Closing Date), Weyerhaeuser will have the right to deliver to TRI Pointe and Merger Sub a written notice pursuant to which each of Weyerhaeuser and WRECO (i) confirms that certain conditions to its obligations to effect the Transactions has been satisfied (or, to the extent permitted by law, waived), (ii) confirms that, to the knowledge of Weyerhaeuser, as of such date, certain other specified conditions to its obligations to effect the Transactions would be satisfied if the Closing Date occurred on such date, (iii) irrevocably waives certain conditions to its obligations to effect the Transactions and (iv) requests that each of TRI Pointe and Merger Sub (A) confirms that certain conditions to its obligations to effect the Merger has been satisfied (or, to the extent permitted by law, waived), (B) confirms that, to the knowledge of TRI Pointe, as of such date, certain other specified conditions to its obligations to effect the Merger would be satisfied if the Closing Date occurred on such date and (C) irrevocably waives certain conditions to its obligations to effect the Merger. Weyerhaeuser will be entitled to delay the consummation of the Transactions until such time as TRI Pointe has delivered its closing confirmation to Weyerhaeuser and WRECO.

In addition, the obligations of Weyerhaeuser and WRECO to consummate the Transactions are further subject to the satisfaction (or, to the extent permitted by law, waiver), on or prior to the Closing Date, of the following conditions:

•	the representations and warranties of TRI Pointe and Merger Sub regarding organization, standing and power of TRI Pointe and Merger Sub, capital structure of TRI Pointe, ownership of Merger Sub and authority, execution and delivery and enforceability shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date);

•	all other representations and warranties of TRI Pointe and Merger Sub set forth in the Transaction Agreement shall be true and correct, disregarding all qualifications or limitations as to “materiality,” “material adverse effect” and words of similar import, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), except for any failure to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on TRI Pointe;

•	each of TRI Pointe and Merger Sub shall have performed in all material respects all obligations required to be performed by it under the Transaction Agreement at or prior to the Closing Date;

•	the receipt by Weyerhaeuser of a certificate from TRI Pointe to the effect that each of the conditions specified in the preceding three bullet points have been satisfied;

•	the absence of any state of facts, change, effect, condition, development, event or occurrence since the date of the Transaction Agreement that, individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on TRI Pointe and its subsidiaries;

•	the receipt by Weyerhaeuser of the Covington & Burling Tax Opinion; and

•	the execution and delivery by TRI Pointe and Merger Sub of each transaction document to which it is a party.

In addition, the obligations of TRI Pointe and Merger Sub to consummate the Merger are further subject to the satisfaction (or, to the extent permitted by law, waiver), on or prior to the Closing Date, of the following conditions:

•	the representations and warranties of Weyerhaeuser and WRECO regarding organization, standing and power of Weyerhaeuser and WRECO, capital structure of WRECO and authority, execution, delivery and enforceability shall be true and correct, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date);

•	all other representations and warranties of Weyerhaeuser and WRECO set forth in the Transaction Agreement shall be true and correct, disregarding all qualifications or limitations as to “materiality,” “material adverse effect” and words of similar import, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), except for any failure to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Real Estate Business;

•	each of Weyerhaeuser and WRECO shall have performed in all material respects all obligations required to be performed by it under the Transaction Agreement at or prior to the Closing Date;

•	the receipt by TRI Pointe of a certificate from Weyerhaeuser and WRECO to the effect that each of the conditions specified in the preceding three bullet points have been satisfied;

•	the absence of any state of facts, change, effect, condition, development, event or occurrence since the date of the Transaction Agreement that, individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on the Real Estate Business;

•	the execution and delivery by Weyerhaeuser and WRECO of each transaction document to which it is a party; and

•	the receipt by TRI Pointe of the Gibson Dunn Tax Opinion.

In addition, the obligations of Weyerhaeuser, WRECO, TRI Pointe and Merger Sub to consummate the Merger are further subject to the satisfaction (or, to the extent permitted by law, waiver), on or prior to the Closing Date, of the following conditions:

•	the REB Transfers and the WRECO Spin shall have been consummated in accordance with and subject to the terms of the Transaction Agreement; and

•	the Distribution shall have been consummated in accordance with and subject to the terms of the Transaction Agreement.

If TRI Pointe waives the satisfaction of a material condition to the consummation of the Transactions after the TRI Pointe Stockholder Approval, TRI Pointe will evaluate the appropriate facts and circumstances at that time and resolicit stockholder approval of the issuance of shares of TRI Pointe common stock in the Merger if required to do so by law or the rules of the NYSE.

Termination of the Transaction Agreement

The Transaction Agreement may be terminated at any time prior to the effective time of the Merger:

•	by mutual written consent of all parties to the Transaction Agreement;

•	by either Weyerhaeuser or TRI Pointe, if:

•	the Merger is not consummated on or before November 3, 2014, unless the failure to consummate the Merger is the result of a material breach of any transaction document by the party seeking to terminate the Transaction Agreement;

•	upon a vote at a duly convened meeting of TRI Pointe stockholders, TRI Pointe stockholders do not approve the issuance of shares of TRI Pointe common stock in the Merger;

•	if any court of competent jurisdiction or other governmental authority issues a judgment that permanently restrains, enjoins or otherwise prohibits the consummation of the Transactions, and any such judgment is final and non-appealable; or

•	if any governmental entity enacts a law that prohibits or makes illegal the consummation of the Transactions;

•	by Weyerhaeuser, if:

•	TRI Pointe or Merger Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in any transaction document, which breach or failure to perform (i) would give rise to the failure of a condition relating to the accuracy of TRI Pointe’s and Merger Sub’s representations and warranties or compliance by each of TRI Pointe and Merger Sub with its obligations under the Transaction Agreement and (ii) cannot be or has not been cured within 30 days after the giving of written notice to TRI Pointe of such breach, unless Weyerhaeuser or WRECO is then in material breach of any representation, warranty or covenant contained in any Transaction Document; or

•	if the TRI Pointe board of directors makes an adverse recommendation change; or

•	by TRI Pointe, if:

•	Weyerhaeuser or WRECO breaches or fails to perform in any respect any of its representations, warranties or covenants contained in any transaction document, which breach or failure to perform (i) would give rise to the failure of a condition relating to the accuracy of Weyerhaeuser’s and WRECO’s representations and warranties or compliance by each of Weyerhaeuser and WRECO with its obligations under the Transaction Agreement and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Weyerhaeuser of such breach, unless TRI Pointe or Merger Sub is then in material breach of any representation, warranty or covenant contained in any Transaction Document.

In the event of termination of the Transaction Agreement, it shall become void and have no effect, except that certain specified provisions will survive such termination, including provisions related to fees and expenses. The parties will remain liable for damages resulting from the willful and material breach of the Transaction Agreement.

Fees and Expenses

Subject to certain exceptions, the Transaction Agreement provides that all fees and expenses incurred in connection with the Transactions will be paid by the party incurring such fees and expenses, except that if the Merger is consummated, TRI Pointe or WRECO will reimburse Weyerhaeuser for up to $15 million of all fees, commissions and reasonably documented expenses incurred by Weyerhaeuser in connection with the Transactions, other than fees or commissions of brokers, investment bankers or financial advisors. TRI Pointe and its subsidiaries may not incur fees and expenses in connection with the Transactions that exceed $15 million, subject to certain exceptions.

TRI Pointe is required to pay Weyerhaeuser a termination fee of $20 million (less any amounts reimbursed by TRI Pointe to Weyerhaeuser for out-of-pocket expenses actually incurred) if the Transaction Agreement is terminated under the following circumstances:

•	Weyerhaeuser terminates the Transaction Agreement because the TRI Pointe board of directors has effected an adverse recommendation change, in which case the termination fee must be paid within five business days after written notice of termination by Weyerhaeuser;

•	either TRI Pointe or Weyerhaeuser terminates the Transaction Agreement because TRI Pointe stockholders fail to approve the issuance of shares of TRI Pointe common stock in the Merger upon a stockholder vote at a duly convened stockholder meeting, and (i) a TRI Pointe acquisition proposal has been made that is either publicly disclosed or otherwise becomes publicly known prior to or at the time of such duly convened stockholder meeting and that is not withdrawn more than five days prior to such stockholder vote and (ii) TRI Pointe enters into an agreement with respect to any TRI Pointe acquisition proposal, or any TRI Pointe acquisition proposal is consummated prior to the expiration of 12 months following termination of the Transaction Agreement, in which case the termination fee must be paid at or prior to the earlier of the entering into of such agreement and the consummation of the TRI Pointe acquisition proposal; or

•	either TRI Pointe or Weyerhaeuser terminates the Transaction Agreement because the Merger is not consummated on or before November 3, 2014 (unless the failure to consummate the Merger is the result of a material breach of any Transaction Document by the party seeking to terminate the Transaction Agreement), in circumstances where TRI Pointe stockholders fail to approve the issuance of shares of TRI Pointe common stock in the Merger upon a stockholder vote at a duly convened stockholder meeting, and (i) a TRI Pointe acquisition proposal has been made prior to such stockholder meeting and not withdrawn more than five days prior to such stockholder vote and (ii) TRI Pointe enters into an agreement with respect to any TRI Pointe acquisition proposal, or any TRI Pointe acquisition proposal is consummated prior to the expiration of 12 months following termination of the Transaction Agreement, in which case the termination fee must be paid at or prior to the earlier of the entering into of such agreement and the consummation of the TRI Pointe acquisition proposal.

TRI Pointe will reimburse Weyerhaeuser for its out-of-pocket expenses actually incurred in connection with the Transaction Agreement and the transactions contemplated thereby (not to exceed $10 million) if the Transaction Agreement is terminated in the circumstances specified in the foregoing clauses or if the Transaction Agreement is terminated by either TRI Pointe or Weyerhaeuser because TRI Pointe stockholders fail to approve the issuance of shares of TRI Pointe common stock in the Merger upon a stockholder vote at a duly convened stockholder meeting or because the Merger is not consummated on or before November 3, 2014 (unless the failure to consummate the Merger is the result of a material breach of any transaction document by the party seeking to terminate the Transaction Agreement), in circumstances where TRI Pointe stockholders fail to approve the issuance of shares of TRI Pointe common stock in the Merger upon a stockholder vote at a duly convened stockholder meeting. In addition, if the Transaction Agreement is terminated prior to the effective time of the Merger, TRI Pointe is required to reimburse WRECO promptly for 50% of all costs or expenses payable by WRECO or its subsidiaries to the financing sources or their respective representatives pursuant to the commitment papers in respect of the New Debt.

Amendment

The Transaction Agreement may be amended at any time if set forth in an instrument in writing signed on behalf of each of the parties. However, following the TRI Pointe Stockholder Approval or the consummation of the Distribution, there will be no amendments to the Transaction Agreement that by law requires further approval by TRI Pointe stockholders or the WRECO shareholders, as applicable, without obtaining such approvals.

Governing Law; Specific Performance

The Transaction Agreement is governed by the laws of the State of Delaware, and provides that any disputes arising out of or relating to the Transaction Documents or the transactions contemplated thereby will be heard and determined in the Court of Chancery of the State of Delaware. The parties to the Transaction Agreement have agreed that irreparable damage would occur in the event that any provision of the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties have agreed that they are entitled to an injunction or injunctions to prevent breaches and to enforce specifically the terms and provisions of each Transaction Document.

DEBT FINANCING

WRECO, DB Cayman, Citigroup and US Bank have entered into the Financing Letters with respect to financing in connection with the Transactions. The obligations of the lenders under the Commitment Letter are subject to customary conditions, including, subject to exceptions, the absence of any “material adverse effect” (as the term is described in “The Transaction Agreement—Representations and Warranties”) with respect to WRECO or TRI Pointe and the consummation of the Transactions. The Commitment Letter will terminate on August 4, 2014 unless the Transactions have been consummated on or prior to that date. WRECO has agreed to pay certain fees to DB Cayman, Citigroup and US Bank (or their respective affiliates) in connection with the Commitment Letter and has agreed to indemnify them against certain liabilities. The following is a summary of certain material terms and provisions of the Financing Letters.

In connection with the Transactions, WRECO expects to engage in the following financing activities:

•	the issuance and sale by WRECO of Debt Securities in aggregate principal amount of up to the full amount of the New Debt; and

•	to the extent that WRECO does not issue Debt Securities in aggregate principal amount of at least $800 million on or prior to the Closing Date, the incurrence of senior unsecured bridge loans in an aggregate principal amount equal to $800 million less the aggregate principal amount of Debt Securities issued, from one or more lenders under the Senior Unsecured Bridge Facility (as described in “—Bridge Facility”).

In connection with the Transactions, TRI Pointe expects to make:

•	borrowings under the Revolving Credit Agreement, which currently provides for a maximum loan commitment of $175 million (subject to borrowing base requirements), as amended or otherwise modified to provide, for the avoidance of doubt, that the Transactions shall be permitted under such agreement, and as otherwise amended or modified in a manner that is not materially adverse to the interest of the lenders under the Senior Unsecured Bridge Facility; or

•	borrowings under a new revolving facility that is not materially less favorable to the interests of the lenders under the Senior Unsecured Bridge Facility than the existing Revolving Credit Agreement.

Subject to ongoing negotiations between TRI Pointe and certain lenders, the Revolving Credit Agreement may be amended, modified or replaced and borrowing availability thereunder or under a new revolving facility may exceed $175 million.

Debt Securities

Pursuant to the Transaction Agreement, each of Weyerhaeuser, TRI Pointe and Merger Sub is required to cooperate with WRECO in connection with incurring the New Debt, including using (and causing its subsidiaries to use) commercially reasonable efforts to satisfy all conditions precedent and covenants to be satisfied by WRECO in connection with the agreements governing the New Debt.

WRECO may issue and sell Debt Securities having an aggregate principal amount of up to the full amount of the New Debt. The Debt Securities would carry an interest rate and include other terms as required by market conditions at issuance.

TRI Pointe anticipates that the instruments governing the Debt Securities would contain customary events of default, covenants and other terms, including, among other things, covenants that restrict the ability of the issuer and its subsidiaries to pay dividends and make certain other restricted payments, incur indebtedness and issue preferred stock, create liens on assets, sell or otherwise dispose of assets, enter into transactions with affiliates and enter new lines of business. These covenants would be subject to certain customary baskets, exceptions and incurrence-based ratio tests.

Bridge Facility

The Financing Letters provide that DB Cayman, Citigroup and US Bank would provide to WRECO a one-year senior unsecured bridge loan facility of up to $800 million, available in a single draw and payable at maturity (the “Senior Unsecured Bridge Facility”).

Loans under the Senior Unsecured Bridge Facility (“Senior Unsecured Bridge Loans”) would bear interest at an annual rate equal to three-month LIBOR (subject to a minimum “floor” of 1.00%), plus an initial margin, which margin would increase by 0.50% every three months after the Closing Date that Senior Unsecured Bridge Loans remain outstanding, subject to an interest rate cap (the “Total Bridge Loan Cap”).

The Senior Unsecured Bridge Loans would be required to be repaid in full upon the earlier of (i) the first anniversary of the initial funding date of the Senior Unsecured Bridge Loans (the “Bridge Loan Maturity Date”) and (ii) the closing date of any sale of Debt Securities or any other debt financing which refinance the Senior Unsecured Bridge Loans in full (collectively, “Permanent Financing”). However, if WRECO were to fail to raise Permanent Financing before the Bridge Loan Maturity Date, the Senior Unsecured Bridge Loans would be converted to a senior unsecured term loan facility as described in “—Term Loans.” At any time after the conversion, the Senior Unsecured Extended Term Loans could be exchanged at the option of the lenders thereunder in whole or in part for Senior Unsecured Exchange Notes, as described in “—Exchange Notes.”

Guarantors

Each material wholly owned subsidiary of WRECO would guarantee the amounts owing under the Senior Unsecured Bridge Facility, subject to exceptions, including to the extent that a guarantee would conflict with the terms of any land, project or other development loan facility.

Prepayment

The Senior Unsecured Bridge Loans could be prepaid, in whole or in part, at par plus accrued and unpaid interest, at WRECO’s option at any time. In addition, WRECO would be required to prepay the Senior Unsecured Bridge Loans at par plus accrued and unpaid interest, to the extent of:

•	the net proceeds of certain debt or equity issuances; and

•	subject to customary exceptions and reinvestment rights, the net proceeds from asset sales outside the ordinary course of business by WRECO or any of WRECO’s subsidiaries.

Covenants

The definitive documentation with respect to the Senior Unsecured Bridge Facility is expected to contain customary representations and affirmative and negative covenants of WRECO, including restrictions (subject to exceptions, qualifications and baskets to be mutually agreed) on: liens; investments (including acquisitions and loans); debt (including guarantees of debt) and contingent obligations (with exceptions to include certain borrowings under a revolving credit facility); fundamental changes; sales, dispositions and other transfers (including sale-leasebacks); restricted payments; transactions with affiliates; negative pledge clauses; subsidiary distributions; changes in business; changes in fiscal year or quarter; amendments to charter documents; issuance of certain equity interests; and prepaying and amending subordinated debt.

Events of Default

The definitive documentation with respect to the Senior Unsecured Bridge Facility is expected to contain customary events of default, including payment defaults; covenant defaults; material inaccuracy of representations or warranties; cross-default and cross-acceleration to other indebtedness (subject to a threshold); bankruptcy or insolvency proceedings; judgments (subject to a threshold); ERISA events; and invalidity of the Senior Unsecured Bridge Facility or guarantees thereof.

Term Loans

On the Bridge Loan Maturity Date, the Senior Unsecured Bridge Loans would convert into senior unsecured extended term loans (“Senior Unsecured Extended Term Loans”) in an initial principal amount equal to 100% of the outstanding principal amount of the Senior Unsecured Bridge Loans. WRECO would be the borrower under the Senior Unsecured Extended Term Loans and each material wholly owned subsidiary of WRECO would guarantee the amounts owing under the Senior Unsecured Extended Term Loans, subject to exceptions, including to the extent that a guarantee would conflict with the terms of any land, project or other development loan facility.

The Senior Unsecured Extended Term Loans would mature seven years after the date of conversion from the Senior Unsecured Bridge Loans.

The covenants and events of default applicable to the Senior Unsecured Extended Term Loans would generally conform to those applicable to the Senior Unsecured Exchange Notes.

Exchange Notes

The Senior Unsecured Extended Term Loans could be exchanged at the option of the lenders thereunder, at any time or from time to time, in whole or in part, for senior unsecured exchange notes (the “Senior Unsecured Exchange Notes”) having a principal amount equal to 100% of the outstanding principal amount of the Senior Unsecured Extended Term Loans so exchanged. WRECO would be the issuer of the Senior Unsecured Exchange Notes and each material wholly owned subsidiary of WRECO would guarantee the amounts owing under the Senior Unsecured Bridge Loans, subject to exceptions, including to the extent that a guarantee would conflict with the terms of any land, project or other development loan facility.

The Senior Unsecured Exchange Notes would mature eight years after the initial funding date of the Senior Unsecured Bridge Loans.

The indenture governing the Senior Unsecured Exchange Notes would include covenants, events of default, and provisions with respect to change of control, defeasance and discharge and modification customary for an indenture governing publicly traded high yield debt securities.

Prior to the fourth anniversary of the initial funding date of the Senior Unsecured Bridge Loans, WRECO could call the Senior Unsecured Extended Exchange Notes at a make-whole price based on U.S. Treasury notes with a maturity closest to the fourth anniversary of the initial funding date of the Senior Unsecured Bridge Loans, plus 50 basis points. After the fourth anniversary of the initial funding date of the Senior Unsecured Bridge Loans, WRECO could call the Senior Unsecured Exchange Notes at par, plus accrued interest, plus a premium equal to one half of the interest rate on the Senior Unsecured Exchange Notes, which premium would decline ratably on each subsequent anniversary of the initial funding date of the Senior Unsecured Bridge Loans, reaching zero on the date that is two years prior to the maturity of the Senior Unsecured Exchange Notes. Further, prior to the third anniversary of the initial funding date of the Senior Unsecured Bridge Loans, WRECO could redeem up to 35% of the Senior Unsecured Exchange Notes with proceeds from certain equity offerings at a price equal to par plus the accrued and unpaid interest on the Senior Unsecured Exchange Notes.

Within 180 days after the issue date of the Senior Unsecured Exchange Notes, WRECO would be required to file a shelf registration statement with the SEC and to use its commercially reasonable efforts to cause the shelf registration statement to be declared effective within 90 days of such filing and to keep the shelf registration statement effective, with respect to resales of the Senior Unsecured Exchange Notes, for as long as it is required by the holders to resell the Senior Unsecured Exchange Notes. Upon failure to comply with the requirements of the registration rights agreement (a “Registration Default”), the Issuer would be required to pay liquidated damages to each holder of Senior Unsecured Exchange Notes with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-quarter of one percent (0.25%) per annum of the principal amount of Senior Unsecured Exchange Notes held by such holder. The amount of liquidated damages would increase by an additional one-quarter of one percent (0.25%) per annum of the principal amount of Senior Unsecured Exchange Notes held by such holder with respect to each subsequent 90-day period until all Registration Defaults had been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.00% per annum.

Demand Securities

Pursuant to the Financing Letters, on up to three occasions, from the fifth business day prior to the Closing Date and ending on the first anniversary of the Closing Date, Citigroup, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. or their affiliates, Deutsche Bank or DB Cayman could deliver a demand requiring WRECO to issue Debt Securities to provide proceeds at least equal to the aggregate commitments with respect to the Senior Unsecured Bridge Facility, or an amount sufficient to repay all or any portion of the amount outstanding under, the Senior Unsecured Bridge Facility or Senior Unsecured Extended Term Loans.

The interest rate of any such Debt Securities shall be determined in light of the then prevailing market conditions for comparable securities, subject to an interest rate cap.

Such Debt Securities are not required to be delivered prior to the Closing Date.

For a discussion of TRI Pointe’s liquidity and capital resources after the consummation of the Transactions, see “Information on TRI Pointe—TRI Pointe’s Liquidity and Capital Resources After the Transactions.”

OTHER AGREEMENTS

Tax Sharing Agreement

This summary of the Tax Sharing Agreement is qualified in its entirety by reference to the Form of Tax Sharing Agreement, which is attached to this proxy statement as Annex C and incorporated by reference herein.

Ordinary Course Taxes

The Tax Sharing Agreement will govern, after the date of the Transaction Agreement, both Weyerhaeuser’s and TRI Pointe’s rights and obligations with respect to taxes for both pre- and post-signing periods. Under the Tax Sharing Agreement, Weyerhaeuser generally will be required to indemnify TRI Pointe for any taxes attributable to WRECO’s operations for any taxable periods ending on or before the date of the Transaction Agreement and TRI Pointe generally will be required to indemnify Weyerhaeuser for any taxes attributable to WRECO’s operations for any taxable periods ending after the date of the Transaction Agreement.

Distribution-Related Taxes

TRI Pointe will generally be required to indemnify Weyerhaeuser against any tax imposed on the Distribution if that tax results from any action taken or omission to act by TRI Pointe, its subsidiaries or certain affiliates of TRI Pointe. These actions or omissions include those involving (i) an issuance, redemption, recapitalization or repurchase of TRI Pointe or WRECO’s equity securities or the involvement of TRI Pointe, WRECO, any of their subsidiaries or certain affiliates of TRI Pointe and WRECO in acquisitions of TRI Pointe or WRECO’s equity securities, (ii) other actions or omissions (such as those described in the following paragraph) by TRI Pointe or its subsidiaries or certain of its affiliates or (iii) a breach of any undertakings by TRI Pointe referred to in the Tax Sharing Agreement. If tax, other than certain transfer taxes, is imposed on Weyerhaeuser with respect to the Distribution for reasons not related to any of the above actions by WRECO or TRI Pointe, Weyerhaeuser will be responsible for such taxes and will not be entitled to indemnification by TRI Pointe under the Tax Sharing Agreement.

In addition, to preserve the tax-free treatment to Weyerhaeuser of the Distribution, for a two-year period following the Closing Date, the following actions will be subject to restrictions:

•	redemption, recapitalization, repurchase or acquisition by TRI Pointe or WRECO of their capital stock;

•	issuance by TRI Pointe or WRECO of capital stock or instruments convertible or exchangeable into capital stock of TRI Pointe or WRECO;

•	merger or consolidation of TRI Pointe or WRECO with any other person;

•	liquidation or partial liquidation of TRI Pointe or WRECO;

•	discontinuance of the operations of the Real Estate Business;

•	sale or disposition of (other than in the ordinary course of business) more than 33 1/3 % of the assets (determined based on the gross fair market value of the assets immediately before the Closing Date) of WRECO and its subsidiaries in the aggregate; or

•	other actions, omissions to act or transactions that could jeopardize the tax-free status of the Distribution.

TRI Pointe will be permitted to take any of the actions described above in the event that TRI Pointe delivers to Weyerhaeuser an unqualified tax opinion reasonably acceptable to Weyerhaeuser and receives the prior written consent of Weyerhaeuser or if TRI Pointe delivers to Weyerhaeuser an IRS ruling, in either case to the effect that such proposed action will not affect the tax-free status of the Distribution, the Merger and certain related transactions as tax-free transactions. If TRI Pointe intends to take any such restricted action, Weyerhaeuser will be required to cooperate with TRI Pointe in obtaining the unqualified tax opinion or IRS ruling. Should the taking of such actions by TRI Pointe undermine the tax-free status of the Distribution and result in tax to Weyerhaeuser, TRI Pointe generally will be required to indemnify Weyerhaeuser for such taxes, without regard to whether Weyerhaeuser has given TRI Pointe prior consent.

Voting Agreements

In connection with the Transactions, Weyerhaeuser entered into the Voting Agreements with certain TRI Pointe stockholders with respect to an aggregate of 12,639,163 shares of TRI Pointe common stock, representing approximately 40% of the currently outstanding shares. The following is a summary of the material terms of the Voting Agreements. This summary is qualified in its entirety by reference to the Voting Agreements, which are attached to this proxy statement as Annex D and incorporated by reference herein.

The Voting Agreements provide, among other things, that the stockholders party thereto will:

•	vote in favor of the TRI Pointe Stockholder Approval and any other actions necessary and desirable in connection with the Transactions;

•	vote against any action, agreement or proposal made in opposition to or in competition with the consummation of the Merger and the issuance of TRI Pointe common stock in the Merger;

•	vote against any action, agreement or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty of TRI Pointe or Merger Sub under the Transaction Agreement;

•	vote against any amendment of the Charter or the Bylaws or any other action, agreement or proposal that would materially impede or frustrate, or prevent or nullify, any provision of the Transaction Agreement or the Transactions or change in any manner the voting rights of any class of the capital stock of TRI Pointe;

•	not transfer the shares of TRI Pointe common stock that are subject to the applicable Voting Agreement;

•	use commercially reasonable efforts to assist TRI Pointe, Merger Sub, Weyerhaeuser and WRECO in doing all things necessary or advisable to cause the governance matters set forth on Exhibit D to the Transaction Agreement, which is attached to this proxy statement as Annex E and incorporated by reference herein, to occur on the Closing Date. See “The Transaction Agreement—Governance”;

•	consult with Weyerhaeuser regarding any press release or other public statement with respect to the Transactions; and

•	irrevocably grant to, and appoint, Weyerhaeuser, or a Weyerhaeuser designee, such stockholder’s proxy and attorney-in-fact to vote the shares, or grant a consent or approval in respect of the shares, of TRI Pointe common stock that are subject to the applicable Voting Agreement in a manner consistent with such Voting Agreement.

The stockholder parties are also subject to a non-solicitation covenant with respect to a TRI Pointe acquisition proposal substantially similar to the non-solicitation covenant applicable to TRI Pointe in the Transaction Agreement. See “The Transaction Agreement—Non-Solicitation by TRI Pointe.”

Each of the Voting Agreements will automatically terminate upon the earliest of:

•	the effective time of the Merger;

•	the termination of the Transaction Agreement;

•	any amendment or modification of the Transaction Agreement which would materially increase the number of shares of TRI Pointe common stock issuable in the Merger or the other consideration payable by TRI Pointe under the Transaction Agreement, unless the applicable stockholder has consented in writing to such amendment; and

•	the mutual written agreement of the applicable stockholder and Weyerhaeuser.

Indemnity Agreements

In connection with the Voting Agreements, TRI Pointe has entered into separate indemnity agreements with each stockholder party to the Voting Agreements pursuant to which TRI Pointe has agreed to (i) pay all out-of-pocket costs, and reasonable fees and expenses of counsel and other advisors, incurred by the applicable stockholder in connection with the negotiation, execution and performance of the applicable Voting Agreement and (ii) indemnify and hold harmless the applicable stockholder from all losses arising out of or relating to the negotiation, execution and performance of the applicable Voting Agreement or the Transactions. This summary is qualified in its entirety by reference to the indemnity agreements, which are attached to this proxy statement as Annex F and incorporated by reference herein.

Lock-Up Agreement

Messrs. Bauer, Mitchell and Grubbs have entered into a lock-up agreement with the Starwood Fund with respect to 675,876 shares of restricted stock granted to Messrs. Bauer, Mitchell and Grubbs that will vest if the Starwood Fund owns less than 25% of the total TRI Pointe common stock outstanding. Pursuant to the lock-up agreement, Messrs. Bauer, Mitchell and Grubbs have each agreed, following the consummation of the Merger, not to sell these shares of TRI Pointe common stock without the prior written consent of the Starwood Fund, until the Starwood Fund (and any of its affiliates owning TRI Pointe common stock) owns less than 4.875% of the total TRI Pointe common stock outstanding after the consummation of the Merger.

DESCRIPTION OF TRI POINTE CAPITAL STOCK

The rights of TRI Pointe stockholders are governed by Delaware law and the Charter and the Bylaws. For information on how to obtain a copy of the Charter and the Bylaws, see “Where You Can Find More Information; Incorporation by Reference.”

The following description of TRI Pointe capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Charter and the Bylaws.

Common Stock

The Charter authorizes the issuance of up to 500 million shares of common stock, par value $0.01 per share. As of May 1, 2014, there were 31,632,533 shares of common stock issued and outstanding.

Shares of TRI Pointe common stock have the following rights, preferences and privileges:

•	Voting Rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by the vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on such matters that are present in person or by proxy at the meeting, except that directors are elected by a plurality of the votes cast in the election of directors. TRI Pointe does not have a classified board of directors.

•	Dividends. Subject to the rights of the holders of any preferred stock which may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are declared by the TRI Pointe board of directors out of assets legally available for the payment of dividends. TRI Pointe currently intends to retain its future earnings, if any, to finance the development and expansion of its business and, therefore, does not intend to pay cash dividends on its common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of TRI Pointe’s board of directors and will depend on TRI Pointe’s financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as the TRI Pointe board of directors deems relevant.

•	Liquidation. In the event of a liquidation, dissolution or winding up of TRI Pointe’s affairs, whether voluntary or involuntary, after payment of liabilities and obligations to creditors and any holders of preferred stock, TRI Pointe’s remaining assets will be distributed ratably among TRI Pointe stockholders on a per share basis.

•	Rights and Preferences. TRI Pointe common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of TRI Pointe stockholders are subject to, and may be materially and adversely affected by, the rights of the holders of shares of any series of preferred stock that TRI Pointe may designate and issue in the future.

•	Merger. In the event TRI Pointe merges or consolidates with or into another entity, holders of each share of TRI Pointe common stock will be entitled to receive the same per share consideration.

TRI Pointe has adopted and maintains the 2013 Long-Term Incentive Plan which provides for the grant of equity-based awards, including options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units and performance awards to eligible participants, which includes TRI Pointe’s officers, directors, employees and consultants, and persons expected to become TRI Pointe’s officers, directors, employees or consultants. As of May 1, 2014, TRI Pointe had outstanding awards to acquire approximately 751,456 shares of its common stock under this plan, and had reserved approximately 1,741,751 additional shares of TRI Pointe common stock for future issuances under this plan. To account for the dilutive effect of the Transactions on the TRI Pointe common stock, TRI Pointe is proposing to amend the 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for further issuances under this plan to 10,941,751.

Preferred Stock

The Charter provides that the TRI Pointe board of directors has the authority, without action by its stockholders, to designate and issue up to 50 million shares of preferred stock in one or more classes or series and to fix for each class or series the powers, rights, preferences and privileges of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of TRI Pointe common stock. There are currently no shares of preferred stock outstanding. Any issuance of shares of preferred stock could adversely affect the voting power of TRI Pointe stockholders, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. TRI Pointe has no present plans to issue any shares of preferred stock and is prohibited from doing so under the terms of the Transaction Agreement unless Weyerhaeuser consents to such issuance.

Certain Anti-Takeover Effects of Provisions of the Charter and the Bylaws

The Charter, the Bylaws and Delaware law contain provisions that may delay or prevent a transaction or a change in control of TRI Pointe that might involve a premium paid for shares of TRI Pointe common stock or otherwise be in the best interests of TRI Pointe stockholders, which could materially and adversely affect the market price of TRI Pointe common stock. Certain of these provisions are described below.

Selected provisions of the Charter and the Bylaws

The Charter and the Bylaws contain anti-takeover provisions that:

•	authorize the TRI Pointe board of directors, without further action by its stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	require that actions to be taken by TRI Pointe stockholders may be taken only at an annual or special meeting of TRI Pointe stockholders and not by written consent;

•	specify that special meetings of TRI Pointe stockholders can be called only by the TRI Pointe board of directors, the chairman of the board or the chief executive officer;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to the TRI Pointe board of directors and other proposals to be brought before a stockholders meeting;

•	provide that the Bylaws may be amended by the TRI Pointe board of directors without stockholder approval;

•	allow the directors to establish the size of the TRI Pointe board of directors by action of the board, subject to a minimum of three members;

•	provide that vacancies on the TRI Pointe board of directors or newly created directorships resulting from an increase in the number of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	do not give TRI Pointe stockholders cumulative voting rights with respect to the election of directors; and

•	prohibit TRI Pointe from engaging in certain business combinations with any “interested stockholder” unless specified conditions are satisfied as described in “—Selected provisions of Delaware law.”

Selected provisions of Delaware law

TRI Pointe has opted out of Section 203 of the DGCL, which regulates corporate takeovers. However, the Charter contains provisions that are similar to Section 203 of the DGCL. Specifically, the Charter provides that TRI Pointe may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time that person became an interested stockholder, the TRI Pointe board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•	upon the consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to the time the person became an interested stockholder, the business combination is approved by the TRI Pointe board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of TRI Pointe voting stock. However, in the case of TRI Pointe, the Starwood Fund and any of its affiliates and subsidiaries and any of their permitted transferees receiving 15% or more of TRI Pointe voting stock will not be deemed to be interested stockholders regardless of the percentage of TRI Pointe voting stock owned by them. This provision could prohibit or delay mergers or other takeover or change in control attempts with respect to TRI Pointe and, accordingly, may discourage attempts to acquire TRI Pointe. The Merger does not constitute a “business combination” with an “interested stockholder” and accordingly it is not prevented by these provisions of the Charter.

Corporate Opportunity

The Charter provides that TRI Pointe renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to the Starwood Fund or any of its affiliates and subsidiaries (other than TRI Pointe and its subsidiaries), officers, directors, agents, stockholders, members, partners or employees and that may be a business opportunity for the Starwood Fund or any of its affiliates and subsidiaries, even if the opportunity is one that TRI Pointe might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to TRI Pointe for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to TRI Pointe unless, in the case of any such person who is a TRI Pointe director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as a TRI Pointe director or officer. Neither the Starwood Fund nor any of its affiliates or subsidiaries has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as TRI Pointe or any of its subsidiaries.

These provisions will continue to apply until no person who is a TRI Pointe director or officer is also a director, officer, member, partner or employee of the Starwood Fund or any of its affiliates or subsidiaries (other than TRI Pointe and its subsidiaries).

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. The Charter and the Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, or for serving at TRI Pointe’s request as a director or officer or another position at another corporation or enterprise, as the case may be.

The Charter and the Bylaws also provide that TRI Pointe must indemnify and advance reasonable expenses to TRI Pointe’s directors and officers, subject to TRI Pointe’s receipt of an undertaking from the indemnified party as may be required under the DGCL. TRI Pointe is also expressly authorized to carry directors’ and officers’ insurance to protect TRI Pointe, TRI Pointe’s directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in the Charter may discourage stockholders from bringing a lawsuit against TRI Pointe’s directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against TRI Pointe’s directors and officers, even though such an action, if successful, might otherwise benefit TRI Pointe and its stockholders. However, these provisions do not limit or eliminate TRI Pointe’s rights, or those of any stockholder, to seek nonmonetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

TRI Pointe maintains standard policies of insurance that provide coverage (i) to directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to TRI Pointe with respect to indemnification payments that TRI Pointe may make to such directors and officers.

TRI Pointe has entered into an indemnification agreement with each of TRI Pointe’s officers and directors. These agreements require TRI Pointe to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to TRI Pointe, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding against any of TRI Pointe’s directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

TRI Pointe’s authorized but unissued shares of common stock will be available for future issuance without the approval by TRI Pointe stockholders. TRI Pointe may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of TRI Pointe by means of a proxy contest, tender offer, merger or otherwise.

Registration Rights Agreement

On January 30, 2013, TRI Pointe entered into a registration rights agreement with the former members of TPH LLC, including the Starwood Fund, the members of TRI Pointe’s management team and a third-party investor, with respect to the shares of TRI Pointe common stock that they received as part of TRI Pointe’s formation transactions. The shares are referred to collectively as the “registrable shares.” Pursuant to the registration rights agreement, TRI Pointe granted the former members of TPH LLC and their direct and indirect transferees shelf registration rights to require TRI Pointe to file a shelf registration statement for the registrable shares and to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time, demand registration rights to have the registrable shares registered for resale, and, in certain circumstances, the right to make “piggy-back” sales of the registrable shares under registration statements TRI Pointe might file in connection with future public offerings.

Notwithstanding the foregoing, the registration rights are subject to cutback provisions, and TRI Pointe is permitted to suspend the use, from time to time, of the prospectus that is part of the shelf registration statement (and therefore suspend sales under the shelf registration statement) for certain periods, referred to as “blackout periods.”

Investor Rights Agreement

Pursuant to an investor rights agreement with the Starwood Fund, entered into on January 30, 2013, the Starwood Fund has the right to designate two members of the TRI Pointe board of directors for as long as the Starwood Fund owns 25% or more of the outstanding TRI Pointe common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares) and one member of the TRI Pointe board of directors for as long as it owns at least 10% of such outstanding TRI Pointe common stock. In addition, the members of TRI Pointe’s management team agreed to vote all shares of TRI Pointe common stock that they own in favor of the Starwood Fund nominees in any election of directors for as long as the Starwood Fund owns at least 10% of such outstanding TRI Pointe common stock. On November 3, 2013, the investor rights agreement was amended, effective as of the Closing Date, to provide that, following the consummation of the Merger, the Starwood Fund will have the right to designate one member of the TRI Pointe board of directors for as long as the Starwood Fund owns at least 5% of the outstanding TRI Pointe common stock. In addition, following the consummation of the Merger, the investor rights agreement will automatically terminate upon the date on which the Starwood Fund owns less than 1% of the outstanding TRI Pointe common stock.

Listing

TRI Pointe common stock trades on the NYSE under the trading symbol “TPH.”

Transfer Agent

The transfer agent and registrar for the TRI Pointe common stock is American Stock Transfer & Trust Company, LLC.

OWNERSHIP OF TRI POINTE COMMON STOCK

The following table sets forth the beneficial ownership of TRI Pointe common stock as of May 1, 2014 by (i) each of TRI Pointe’s directors, (ii) each of TRI Pointe’s executive officers, (iii) all of TRI Pointe’s directors and executive officers as a group and (iv) each person known by TRI Pointe to be the beneficial owner of 5% or more of outstanding TRI Pointe common stock.

To TRI Pointe’s knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as noted below, the address for all beneficial owners in the table below is 19520 Jamboree Road, Suite 200, Irvine, California 92612.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage
Directors and Executive Officers:
Mr. Barry S. Sternlicht(4)	14,687,474	46.4%
Mr. Douglas F. Bauer(1)	2,701,569	8.5%
Mr. Thomas J. Mitchell(2)	2,701,569	8.5%
Mr. Michael D. Grubbs(3)	2,701,569	8.5%
Mr. Jeffrey D. Frankel	1,055	*
Mr. Matthew P. Osborn	1,086	*
Mr. J. Marc Perrin	1,164	*
Mr. Richard D. Bronson	7,288	*
Mr. Wade H. Cable	37,288	*
Mr. Steven J. Gilbert	14,483	*
Mr. Thomas B. Rogers	13,288	*
All directors, director nominees and executive officers as a group (11 persons)	14,763,126	46.7%
5% or more Stockholder:
VIII/TPC Holdings, L.L.C.(4)(5)	14,687,474	46.4%
Bank of Montreal(6)	2,249,772	7.1%
Neuberger Berman Group LLC(7)	1,881,863	5.9%
Keeley Asset Management Corp.(8)	1,770,578	5.6%
Del Mar Master Fund, Ltd.(9)	1,617,200	5.1%

*	Represents less than 1% of the number of shares of TRI Pointe common stock outstanding.
(1)	Includes an aggregate of 2,701,569 shares subject to the investor rights agreement described in the section entitled “Description of TRI Pointe Capital Stock—Investor Rights Agreement” with respect to which Mr. Bauer may be deemed to share voting power. Of these 2,701,569 shares, Mr. Bauer has sole dispositive power with respect to 778,417 shares, which includes (i) 743,020 shares of TRI Pointe common stock received by Mr. Bauer, in his capacity as a common member and Incentive Unit Holder in TPH LLC, as part of TRI Pointe’s formation transactions, (ii) 4,042 restricted stock units granted to Mr. Bauer pursuant to the 2013 Long-Term Incentive Plan that vested on January 30, 2014 and (iii) options to purchase 31,355 shares of TRI Pointe common stock granted to Mr. Bauer pursuant to the 2013 Long-Term Incentive Plan (with a strike price equal to $17.00 per share) that vested on January 30, 2014.
(2)	Includes an aggregate of 2,701,569 shares subject to the investor rights agreement described in the section entitled “Description of TRI Pointe Capital Stock—Investor Rights Agreement” with respect to which Mr. Mitchell may be deemed to share voting power. Of these 2,701,569 shares, Mr. Mitchell has sole dispositive power with respect to 778,414 shares, which includes (i) 743,020 shares of TRI Pointe common stock received by Mr. Mitchell, in his capacity as a common member and Incentive Unit Holder in TPH LLC, as part of TRI Pointe’s formation transactions, (ii) 4,039 restricted stock units granted to Mr. Mitchell pursuant to the 2013 Long-Term Incentive Plan that vested on January 30, 2014 and (iii) options to purchase 31,355 shares of TRI Pointe common stock granted to Mr. Mitchell pursuant to the 2013 Long-Term Incentive Plan (with a strike price equal to $17.00 per share) that vested on January 30, 2014.
(3)	Includes an aggregate of 2,701,569 shares subject to the investor rights agreement described in the section entitled “Description of TRI Pointe Capital Stock—Investor Rights Agreement” with respect to which Mr. Grubbs may be deemed to share voting power. Of these 2,701,569 shares, Mr. Grubbs has sole dispositive power with respect to 668,466 shares, which includes (i) 633,072 shares of TRI Pointe common stock received by Mr. Grubbs, in his capacity as a common member and Incentive Unit Holder in TPH LLC, as part of TRI Pointe’s formation transactions, (ii) 4,039 restricted stock units granted to Mr. Grubbs pursuant to the 2013 Long-Term Incentive Plan that vested on January 30, 2014 and (iii) options to purchase 31,355 shares of TRI Pointe common stock granted to Mr. Grubbs pursuant to the 2013 Long-Term Incentive Plan (with a strike price equal to $17.00 per share) that vested on January 30, 2014.

(4)	VIII/TPC Holdings, L.L.C. has sole voting power with respect to 0 shares, shared voting power with respect to 14,687,474 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 11,985,905 shares. Barry S. Sternlicht has sole voting power with respect to 0 shares, shared voting power with respect to 14,687,474 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 11,985,905 shares. VIII Management L.P. has sole voting power with respect to 0 shares, shared voting power with respect to 14,687,474 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 11,985,905 shares. VIII-J Management L.P. has sole voting power with respect to 0 shares, shared voting power with respect to 14,687,474 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 11,985,905 shares. The Starwood Fund is managed by VIII Management L.P. and VIII-J Management L.P., which are owned affiliates of Starwood Capital Group. Barry Sternlicht is the controlling partner of Starwood Capital Group, and may be deemed to share voting power and investment control over the shares of TRI Pointe common stock held by the Starwood Fund. Mr. Sternlicht disclaims beneficial ownership of the shares of TRI Pointe common stock held by the Starwood Fund except to the extent of any pecuniary interest therein. Includes an aggregate of 2,701,569 shares subject to the investor rights agreement described in the section entitled “Description of TRI Pointe Capital Stock—Investor Rights Agreement” with respect to which VIII/TPC Holdings, L.L.C., Mr. Sternlicht, VIII Management L.P. and VIII-J Management L.P. may be deemed to share voting power.
(5)	The address for these entities is 591 West Putnam Ave., Greenwich, CT 06830. TRI Pointe has been advised that the Starwood Fund is an affiliate of a broker-dealer. TRI Pointe has also been advised that the Starwood Fund acquired its investment in TRI Pointe in the ordinary course of business, not for resale, and that it did not have, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the common stock.
(6)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G filed jointly by Bank of Montreal, BMO Asset Management Corp., BMO Harris Bank N.A. and BMO Harris Investment Management Inc. with the SEC on February 14, 2014, which indicates that (i) Bank of Montreal has sole voting power with respect to 2,016,717 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,242,242 shares and shared dispositive power with respect to 7,530 shares; (ii) BMO Asset Management Corp. has sole voting power with respect to 1,919,601 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,145,126 shares and shared dispositive power with respect to 0 shares; (iii) BMO Harris Bank N.A. has sole voting power with respect to 95,116 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 95,116 shares and shared dispositive power with respect to 7,530 shares and (iv) BMO Harris Investment Management Inc. has sole voting power with respect to 2,000 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,000 shares and shared dispositive power with respect to 0 shares. The address for these entities is 1 First Canadian Place, Toronto, Ontario, Canada M5X 1A1.
(7)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G filed jointly by Neuberger Berman Group LLC and Neuberger Berman LLC with the SEC on February 12, 2014, which indicates that (i) Neuberger Berman Group LLC has sole voting power with respect to 0 shares, shared voting power with respect to 1,843,748 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,881,863 shares and (ii) Neuberger Berman LLC has sole voting power with respect to 0 shares, shared voting power with respect to 1,843,748 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,881,863 shares. The address for these entities is 605 Third Avenue, New York, NY 10158.
(8)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G filed jointly by Keeley Asset Management Corp. and Keeley Small Cap Value Fund with the SEC on February 7, 2014, which indicates that (i) Keeley Asset Management Corp. has sole voting power with respect to 1,770,578 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,770,578 shares and shared dispositive power with respect to 0 shares and (ii) Keeley Small Cap Value Fund has sole voting power with respect to 0 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 0 shares. The address for these entities is 111 West Jackson, Suite 810, Chicago, Illinois 60604.
(9)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13D filed jointly by Del Mar Master Fund , Ltd. (“Master Fund”), Del Mar Asset Management, LP (“DMAM”), Del Mar Management, LLC (“GP”) and David Freelove (“Freelove”) with the SEC on January 24, 2014, which indicates that (i) Master Fund has sole voting power with respect to 0 shares, shared voting power with respect to 1,617,200 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,617,200 shares; (ii) DMAM has sole voting power with respect to 0 shares, shared voting power with respect to 1,617,200 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,617,200 shares; (iii) GP has sole voting power with respect to 0 shares, shared voting power with respect to 1,617,200 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,617,200 shares and (iv) Freelove has sole voting power with respect to 0 shares, shared voting power with respect to 1,617,200 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,617,200 shares. The address for these entities is One Grand Central Place, 60 East 42nd Street Suite 450, New York, NY 10165.

PROPOSAL NO. 1—PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF TRI POINTE COMMON

STOCK IN THE MERGER

For a summary and detailed information regarding this proposal, see the information about the proposed Merger, and the issuance of shares of TRI Pointe common stock in the Merger, contained throughout this proxy statement, including the information set forth in “The Transactions” and “The Transaction Agreement.”

A copy of the Transaction Agreement is attached to this proxy statement as Annex A.

If the proposal to approve the issuance of shares of TRI Pointe common stock in the Merger is not approved, the Merger cannot be completed, and each of Weyerhaeuser and TRI Pointe will have the right to terminate the Transaction Agreement, and TRI Pointe will be required to reimburse Weyerhaeuser for certain out-of-pocket costs relating to the Transactions. If TRI Pointe stockholders fail to authorize this issuance in connection with a TRI Pointe acquisition proposal, TRI Pointe may be required to pay Weyerhaeuser a termination fee of $20 million (less any amounts reimbursed by TRI Pointe to Weyerhaeuser for out-of-pocket expenses actually incurred). See “The Transaction Agreement—Termination of the Transaction Agreement” and “The Transaction Agreement—Fees and Expenses.”

Required Vote

This proposal must be approved by a majority of the votes cast. For purposes of the NYSE rules, abstentions will be treated as votes cast, and will have the effect of a “NO” vote, but “broker non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

TRI Pointe’s board of directors recommends that stockholders vote “FOR” the authorization of the issuance of shares of TRI Pointe common stock in the Merger.

PROPOSAL NO. 2—AMENDMENT TO THE 2013 LONG-TERM INCENTIVE PLAN

On April 7, 2014, the TRI Pointe board of directors adopted a proposed amendment to the 2013 Long-Term Incentive Plan, which is referred to in this proxy statement as the “2013 LTIP,” to increase the number of shares available for issuance pursuant to awards granted under the 2013 LTIP by 9,200,000 and add certain award limitations intended to allow for awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. The share increase and the addition of the Section 162(m) limitations are the only changes to the 2013 LTIP contemplated by the proposed amendment. The proposed amendment to the 2013 LTIP is subject to approval by TRI Pointe stockholders at the annual meeting and is conditioned upon approval of Proposal No. 1.

The 2013 LTIP provides for the grant of stock options to purchase shares of TRI Pointe common stock in both the form of incentive stock options (stock options that meet the requirements of Section 422 of the Code) and nonqualified options (stock options that do not meet the requirements of Section 422 of the Code), stock appreciation rights (“SARs”), bonus stock, restricted stock, restricted stock units (“RSUs”) and performance awards. Bonus stock, restricted stock and RSUs are referred to as “Stock Awards.”

As of May 1, 2014, an aggregate of 1,741,751 shares of TRI Pointe common stock remained available under the 2013 LTIP for the grant of equity-based incentives. The proposed increase of 9,200,000 shares represents approximately 6% of the TRI Pointe common stock expected to be outstanding immediately following the consummation of the Merger. It is generally expected that the share reserve under the 2013 LTIP, if the proposed increase and Proposal No. 1 are approved by stockholders, will last TRI Pointe for a period of approximately three years. TRI Pointe’s board of directors believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to attract and retain talented employees whose interests are aligned with TRI Pointe stockholders. Without approval of the proposed amendment to the 2013 LTIP, TRI Pointe will be severely limited in its ability to use equity as a component of its compensation philosophy following the consummation of the Transactions, a result that would put TRI Pointe at a considerable competitive disadvantage to its direct and indirect competitors for high level professionals.

Outstanding Equity Awards

As of May 1, 2014, there were 1,741,751 shares available for issuance pursuant to future grants under the 2013 LTIP, which is the only plan from which TRI Pointe currently grants equity awards. As of that date 440,498 shares of TRI Pointe common stock were issuable upon the exercise of outstanding options granted under all of TRI Pointe’s equity compensation plans. The weighted average exercise price of these options was $16.73 per share and the weighted average remaining term of these options was 9.2 years. As of May 1, 2014, there were 310,958 shares subject to outstanding unvested awards of RSUs, all of which are subject to time-based vesting conditions. The closing price of TRI Pointe common stock on the NYSE on May  1, 2014 was $16.32.

Dilution and Burn Rate

TRI Pointe measures dilution as the total number of shares subject to equity awards granted, less cancellations and other shares returned to the reserve, divided by the total number of shares of TRI Pointe common stock outstanding at the end of the year. As noted above, the potential dilution from the 9,200,000 share increase requested to be approved by TRI Pointe stockholders is approximately 6%, based on the total number of shares of TRI Pointe common stock expected to be outstanding immediately following the consummation of the Merger.

TRI Pointe manages the long-term dilution from its equity compensation program by limiting the number of shares subject to equity awards that TRI Pointe grants annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. TRI Pointe calculates burn rate based upon the weighted average number of shares of TRI Pointe common stock outstanding at the end of the most recently completed fiscal year. Because TRI Pointe did not have an equity compensation plan in fiscal 2012 and 2011, historical burn rates for fiscal years 2012 and 2011 are not available. The burn rate for the three months ended March 31, 2014 and the year ended December 31, 2013, measured as total awards (on an option equivalent basis) granted for the year divided by the weighted average number of shares of TRI Pointe common stock outstanding at year end, was 0.0% and 1.9%, respectively. Full value awards are converted into option equivalents by applying a multiplier such that one full value award counts as 2.0 option shares based on TRI Pointe’s 200-day stock price volatility of 37.7%. Other companies may use different methodologies to calculate their burn rates; therefore, TRI Pointe’s burn rate may not be comparable to similarly titled measures of other companies. TRI Pointe’s future burn rate will depend upon and be influenced by a number of factors, such as the number of persons eligible to receive awards and the mix of equity award types.

An additional metric that TRI Pointe uses to measure the cumulative impact of its equity program is overhang (the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by the sum of the total number of shares of TRI Pointe common stock outstanding at the end of the year, plus the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted). If the proposed amendment to the 2013 LTIP is approved, and after giving effect to the consummation of the Transactions, including the issuance of 129,700,000 shares of TRI Pointe common stock and assumption of the equity awards held by WRECO employees, TRI Pointe’s overhang would increase to approximately 9%, and then would be expected to decline as options are exercised and RSUs become vested.

Why You Should Vote For the Proposed Amendment to the 2013 LTIP

The TRI Pointe board of directors recommends that TRI Pointe stockholders approve the amendment to the 2013 LTIP, which amendment is conditioned upon approval of Proposal No. 1. The number of shares currently available for issuance did not anticipate the Transactions and the substantial increase in the number of persons who will be eligible to receive awards following the consummation of the Transactions. TRI Pointe’s ability to grant an appropriate number of equity-based awards continues to be crucial in allowing TRI Pointe to compete effectively for key employee talent. It is in the long-term interest of TRI Pointe and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, directors, consultants, agents, advisors and independent contractors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and TRI Pointe stockholders. Additionally, providing for award limitations pursuant to Section 162(m) of the Code will allow TRI Pointe to grant awards under the 2013 LTIP that can satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, which would allow TRI Pointe to deduct these awards for federal income tax purposes, as described in more detail below.

The principal features of the 2013 LTIP, as amended, are summarized below and are qualified in their entirety by reference to the full text of the 2013 LTIP and to the Form of Amendment No. 1 to the 2013 LTIP, which are attached to this proxy statement as Annex G and Annex H, respectively, and incorporated by reference herein.

Promotion of Good Corporate Governance Practices

TRI Pointe and its board of directors have designed the 2013 LTIP to include a number of provisions that TRI Pointe believes promote best practices by reinforcing the alignment between equity compensation arrangements and TRI Pointe stockholders’ interests. These provisions include, but are not limited to:

•	options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date; and

•	there is no automatic right to accelerated vesting of unvested awards upon the occurrence of a change in control or similar transaction as the 2013 LTIP leaves the treatment of awards in connection with a change in control to the Compensation Committee or other committee tasked with administration of the 2013 LTIP.

Section 162(m) of the Code

The TRI Pointe board of directors believes that it is in the best interest of TRI Pointe and its stockholders to provide for an equity incentive plan under which compensation awards made to TRI Pointe’s executive officers can qualify for deductibility by TRI Pointe for federal income tax purposes. Accordingly, the 2013 LTIP has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. There can be no guarantee, however, that amounts payable under the 2013 LTIP will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m) of the Code, in order for TRI Pointe to be able to deduct compensation in excess of $1,000,000 paid in any one year to TRI Pointe’s Chief Executive Officer or any of TRI Pointe’s three other most highly compensated executive officers (other than TRI Pointe’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based compensation” for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by TRI Pointe stockholders. For purposes of Section 162(m) of the Code, the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2013 LTIP, each of these aspects is discussed below, and stockholder approval of the amendment to the 2013 LTIP and of Proposal No. 1 will be deemed to constitute approval of each of these aspects of the 2013 LTIP for purposes of the approval requirements of Section 162(m) of the Code.

Summary of the 2013 LTIP

Purpose of the 2013 LTIP. The 2013 LTIP is intended to: (i) align the interests of TRI Pointe stockholders and the recipients of awards under the 2013 LTIP by increasing the proprietary interest of such recipients in TRI Pointe’s growth and success, (ii) advance the interests of TRI Pointe by attracting and retaining directors, officers, employees and other service providers and (iii) motivate such persons to act in the long-term best interests of TRI Pointe and its stockholders.

Administration. The 2013 LTIP is administered by the Compensation Committee, which may delegate certain of its authority under the 2013 LTIP to TRI Pointe’s board of directors or, subject to applicable law, to TRI Pointe’s Chief Executive Officer or such other executive officer as the Compensation Committee deems appropriate; provided, that the Compensation Committee may not delegate its authority under the 2013 LTIP to TRI Pointe’s Chief Executive Officer or any other executive officer with regard to the selection for participation in the 2013 LTIP of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, price or amount of an award to such an officer, director or other person.

The Compensation Committee may, subject to the terms of the 2013 LTIP, select eligible persons for participation in the 2013 LTIP and determine the form, amount and timing of each award and, if applicable, the number of shares of TRI Pointe common stock, the number of SARs, the number of RSUs, the dollar value subject to an award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the agreement evidencing the award. The Compensation Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding restricted stock or RSUs shall lapse, (iii) all or a portion of the performance period applicable to any outstanding restricted stock, RSUs or performance award shall lapse and (iv) the performance measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Compensation Committee may, subject to the terms of the 2013 LTIP, interpret the 2013 LTIP and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the 2013 LTIP and impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Compensation Committee has reserved the right to amend or replace any previously granted option or SAR without TRI Pointe stockholder approval in a manner that is considered a repricing under stock exchange listing rules.

Number of Shares. The number of shares of TRI Pointe common stock available for issuance with respect to awards granted under the 2013 LTIP, if the proposed amendment to the 2013 LTIP and Proposal No. 1 are approved by TRI Pointe stockholders, is limited to 10,941,751 shares (representing an increase of 9,200,000 shares from the number of shares available for issuance prior to the passage of the proposed amendment), and of such 10,941,751 shares, no more than 10,941,751 shares of TRI Pointe common stock in the aggregate may be issued in connection with incentive stock options (which generally are stock options that meet the requirements of Section 422 of the Code). The number of shares of TRI Pointe common stock available under the 2013 LTIP will be reduced by the sum of the aggregate number of shares of TRI Pointe common stock which become subject to outstanding options, outstanding free-standing SARs, outstanding stock awards and outstanding performance awards. To the extent that shares of TRI Pointe common stock subject to an outstanding option, SAR, stock award or performance award granted under the 2013 LTIP or any predecessor plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of TRI Pointe common stock will again be available under the 2013 LTIP.

Notwithstanding anything in the 2013 LTIP to the contrary, shares of TRI Pointe common stock subject to an award under the 2013 LTIP may not be made available for issuance if those shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR; (ii) shares delivered to or withheld by TRI Pointe to pay the purchase price or the withholding taxes related to an outstanding option or SAR; or (iii) shares repurchased on the open market with the proceeds of an option exercise. Shares delivered to or withheld by TRI Pointe to pay the withholding taxes for stock awards or performance awards will again be available for issuance.

The number of shares of TRI Pointe common stock available for awards under the 2013 LTIP will not be reduced by (i) the number of shares of TRI Pointe common stock subject to Substitute Awards (as defined in the 2013 LTIP) or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with TRI Pointe (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under the 2013 LTIP (subject to applicable stock exchange requirements).

The shares of TRI Pointe common stock reserved for issuance pursuant to the 2013 LTIP may consist either of authorized but unissued shares of TRI Pointe common stock or of authorized and issued shares of TRI Pointe common stock reacquired and held as treasury shares or otherwise or a combination thereof.

Section 162(m) Limitations. Subject to adjustment for certain changes in capitalization, notwithstanding anything in the 2013 LTIP to the contrary, stock options and SARs may be granted, in the aggregate, to any one participant with respect to a maximum of 2,000,000 shares of TRI Pointe common stock during a single calendar year. In addition, any Stock Award (other than a bonus stock award) or performance award may be granted, in the aggregate, to any one participant, with respect to a maximum of 2,000,000 shares of TRI Pointe common stock during a single calendar year, which number will be calculated and adjusted pursuant to changes in capitalization only to the extent that such calculation or adjustment will not affect the status of any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The maximum cash amount payable pursuant to that portion of a performance award earned for any 12-month period to any participant under the 2013 LTIP may not exceed $10.0 million.

Options. Two types of stock options are authorized to be granted under the 2013 LTIP, options that qualify as incentive stock options pursuant to Section 422 of the Code and options that do not qualify as incentive stock options, i.e., nonstatutory stock options. To the extent that the aggregate fair market value of the TRI Pointe common stock, determined as of the date of grant, underlying any incentive stock options granted pursuant to any TRI Pointe plans that first become exercisable during a calendar year with respect to an individual grantee exceeds $100,000, such stock options shall be treated as nonstatutory stock options.

The exercise price with respect to a stock option may not be less than the fair market value of a share of TRI Pointe common stock on the date of grant, as determined pursuant to the 2013 LTIP. However, if an employee beneficially owns TRI Pointe common stock representing more than 10% of the total combined voting power of all classes of capital stock of TRI Pointe or of any of its subsidiaries at the time an incentive stock option is granted, then the exercise price with respect to such incentive stock options must be at least 110% of the fair market value of a share of TRI Pointe common stock on the date of grant. In no event may an incentive stock option be exercisable more than ten years after the date of grant; however, an incentive stock option granted to an employee with an exercise price required to be at least 110% of the fair market value of a share of TRI Pointe common stock on the date of grant may not be exercisable for more than five years after the date of grant.

The exercise price may be paid in cash, by delivery (either actual delivery or by attestation procedures established by TRI Pointe) of shares of TRI Pointe common stock having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, by authorizing TRI Pointe to withhold whole shares of TRI Pointe common stock which would otherwise be delivered having an aggregate fair market value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, in cash by a broker-dealer acceptable to TRI Pointe to whom the optionee has submitted an irrevocable notice of exercise or a combination of the foregoing, in each case to the extent set forth in the award agreement relating to the option or as otherwise authorized by the Compensation Committee.

SARs. The 2013 LTIP authorizes the grant of SARs. An SAR provides the recipient with the right to receive, upon exercise of the SAR, cash, shares of TRI Pointe common stock or a combination of the two. The amount that the recipient will receive upon exercise generally will equal the excess of the fair market value of the shares of TRI Pointe common stock on the date of exercise over the shares’ fair market value on the date of grant. SARs will become exercisable in accordance with terms determined by the Compensation Committee. SARs may be granted in tandem with an option grant or as independent grants. The term of an SAR cannot exceed, in the case of a tandem SAR, the expiration, cancellation or other termination of the related option and, in the case of a free-standing SAR, ten years from the date of grant.

Bonus Stock. The 2013 LTIP also provides for the grant of shares of TRI Pointe common stock which are not subject to a restriction period or performance measures (“Bonus Stock”). The Compensation Committee will determine the number of shares of Bonus Stock to be granted to any participant. Upon the grant of a Bonus Stock award, subject to TRI Pointe’s right to require payment of any withholding taxes, a certificate or certificates evidencing ownership of the requisite number of shares of TRI Pointe common stock will be delivered to the holder of such award or such shares will be transferred to the holder in book entry form.

Restricted Stock and RSUs. The 2013 LTIP also provides for the grant of restricted stock and RSUs. The Compensation Committee may place such restrictions as it deems appropriate on any shares of restricted stock or RSUs awarded under the 2013 LTIP. The number of shares subject to an award of restricted stock or RSUs and the restriction period, performance period (if any) and performance measures (if any) will be determined by the Compensation Committee. Unless otherwise set forth in an award agreement, the holder of restricted stock awarded under the 2013 LTIP will have all rights as a stockholder of TRI Pointe, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all TRI Pointe stockholders; provided, however, that (i) a distribution with respect to shares of TRI Pointe common stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of TRI Pointe common stock that are subject to performance-based vesting conditions, in each case, will be deposited with TRI Pointe and subject to the same restrictions as the shares of TRI Pointe common stock with respect to which such distribution was made. The award agreement evidencing a grant of RSUs will specify whether such award may be settled in shares of TRI Pointe common stock or cash or a combination thereof and whether the holder thereof will be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Compensation Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of TRI Pointe common stock subject to such award. Any dividend equivalents with respect to RSUs that are subject to performance-based vesting conditions will be subject to the same restrictions as such RSUs. Prior to the settlement of an award of RSUs, the holder of such award will have no rights as a TRI Pointe stockholder with respect to the shares of TRI Pointe common stock subject to such award.

Performance Criteria. The 2013 LTIP also authorizes the grant of performance awards. Performance awards represent the participant’s right to receive an amount of cash, shares of our common stock, or a combination of both, contingent upon the attainment of specified performance measures within a specified period. The Compensation Committee may establish performance criteria and objectives that must be satisfied as a condition to the grant or exercisability of all or a portion of an option or SAR or during the applicable restriction period or performance period as a condition to the vesting of the holder’s interest, in the case of restricted stock awards, of the shares of TRI Pointe common stock subject to such award or, in the case of an award of RSUs or a performance award, to the holder’s receipt of the shares of TRI Pointe common stock subject to such award or of payment with respect to such award. Such criteria and objectives may include, without limitation, one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of TRI Pointe common stock of a specified fair market value for a specified period of time, earnings per share, return to TRI Pointe stockholders (including dividends), return on assets, return on equity, earnings of TRI Pointe before or after taxes and/or interest, revenues, expenses, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, return on operating costs, economic value created, operating margin, gross margin, the achievement of annual operating profit plans, net income before or after taxes, pretax earnings before interest, depreciation and/or amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, specified market penetration, cost targets, customer satisfaction or any combination of the foregoing. In the sole discretion of the Compensation Committee, the Compensation Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting TRI Pointe or its financial statements or changes in law or accounting principles.

The award agreement relating to any performance award will provide the vesting provisions for such award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award that is subject to performance-based vesting conditions will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of TRI Pointe common stock, including restricted stock, the holder of such award will have no rights as a TRI Pointe stockholder.

Transferability. Awards granted under the 2013 LTIP are not transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by TRI Pointe or, to the extent expressly permitted in an award agreement, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a qualified domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or as provided in an award agreement, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder will immediately become null and void.

Eligibility. Awards may be granted to TRI Pointe’s and its subsidiaries’ officers, directors, employees and consultants, and persons expected to become TRI Pointe’s or its subsidiaries’ officers, directors, employees or consultants. However, only regular full-time employees of TRI Pointe or its subsidiaries are eligible to receive incentive stock options. As of May 1, 2014, there were five executive officers, seven directors and approximately 165 employees eligible to receive grants under the 2013 LTIP.

Termination of Employment. All of the terms of an award relating to a termination of employment or service with TRI Pointe will be determined by the Compensation Committee and set forth in an award agreement.

Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of TRI Pointe common stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under the 2013 LTIP, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding restricted stock award and RSU award (including the number and class of securities subject thereto), and the terms of each outstanding performance award will be appropriately adjusted by the Compensation Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of TRI Pointe, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Compensation Committee (or, if TRI Pointe is not the surviving corporation in any such transaction, the TRI Pointe board of directors of the surviving corporation) to prevent dilution or enlargement of the rights of participants. In either case, the decision of the Compensation Committee regarding any such adjustment will be final, binding and conclusive.

Change in Control. Subject to the terms of the applicable award agreement, upon a “change in control” (as defined in the 2013 LTIP), the TRI Pointe board of directors may, in its discretion, determine whether some or all outstanding options and SARs will become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSU awards will lapse in full or in part and whether the performance measures applicable to some or all outstanding awards will be deemed to be satisfied. TRI Pointe’s board of directors may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of shares of TRI Pointe common stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to TRI Pointe by the holder, to be immediately cancelled by TRI Pointe, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding TRI Pointe or a combination of both cash and such shares of stock.

Amendment and Termination. The TRI Pointe board of directors may terminate or amend the 2013 LTIP at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation. The Compensation Committee may amend the terms of any outstanding award under the 2013 LTIP at any time. No amendment or termination of the 2013 LTIP or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.

Effective Date and Term of the Plan. The 2013 LTIP became effective on January 30, 2013 and will automatically expire on the tenth anniversary of its effective date, unless terminated sooner by the TRI Pointe board of directors.

Federal Income Tax Consequences

The following is a brief description of TRI Pointe’s understanding of the federal income tax consequences to TRI Pointe and participants subject to U.S. taxation with respect to awards granted under the 2013 LTIP. This description may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences.

Nonstatutory Stock Options. A recipient will generally not realize taxable income upon the grant of a nonstatutory option, nor will TRI Pointe then be entitled to any deductions at that time. If the shares that are received upon exercise of nonstatutory stock options are vested, or if the participant makes a Section 83(b) election with respect to unvested shares acquired upon exercise of a nonstatutory stock option, the participant will generally recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. If the shares received upon exercise of nonstatutory stock options are not vested and the participant does not make the Section 83(b) election, the participant will be taxed at ordinary income tax rates as those shares vest, and the amount of ordinary income for each such share will equal the excess of the fair market value of the share on the date the share vests over the exercise price paid for the share. TRI Pointe may be required to withhold taxes (including, but not limited to, employment and income taxes) on the ordinary income realized by an optionee as a result of the exercise of nonstatutory options. The holding period for the shares received upon the exercise of nonstatutory stock options generally will begin on the day after exercise, except that the holding period for shares that are not vested upon exercise and for which no Section 83(b) election is made will begin just after the shares become vested. Provided the shares received upon exercise of the nonstatutory stock option are held as a capital asset, upon the subsequent disposition of the shares, an optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the recipient’s basis for the shares. The recipient’s basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the nonstatutory stock option. Any capital gain or loss will be characterized as long-term or short-term, depending upon the holding period of the shares.

Incentive Stock Options. No taxable income is recognized by a participant at the time of the grant of an incentive stock option. In addition, the participant will not recognize income for regular federal income tax purposes at the time of the exercise of an incentive stock option. A participant may, however, be subject to alternative minimum tax upon the exercise of an incentive stock option since the excess of the fair market value of the shares acquired upon the exercise of an incentive stock option (referred to as the “ISO Shares”) over the exercise price must be included in “alternative minimum taxable income.” A participant’s basis in the ISO Shares for regular federal income tax purposes will generally be the price paid upon the exercise of the incentive stock options. TRI Pointe will not be entitled to a deduction at the time of the grant or the exercise of an incentive stock option.

If a recipient sells the ISO Shares at any time within one year after the date TRI Pointe transfers those shares or within two years after the date TRI Pointe grants the incentive stock option (such a sale being referred to as a “Disqualifying Disposition”), then:

•	if the recipient’s sales price exceeds the price paid for the ISO Shares upon exercise of the incentive stock option, the recipient will recognize a capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, and the recipient will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of shares on the date of exercise over the price paid for the ISO Shares upon exercise of the incentive stock option; or

•	if a recipient’s sales price is less than the price paid for the ISO Shares upon exercise of the incentive stock option, the recipient will recognize a capital loss equal to the excess of the price paid upon exercise of the incentive stock option over the sales price of the ISO shares.

If the recipient sells the ISO Shares acquired upon exercise of an incentive stock option at any time after the shares have been held for at least one year after the date TRI Pointe transfers the shares pursuant to the exercise of the incentive stock option and at least two years after the date TRI Pointe grants the incentive stock option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the price paid upon exercise of the incentive stock option.

Stock Awards. A participant who is awarded vested shares is required to recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares on the date the shares are granted to the participant over (ii) the purchase price (if any) paid for the shares. The tax consequences to a participant who is awarded unvested shares will generally be the same as the tax consequences to participants who acquire shares upon the exercise of a nonstatutory stock option. A recipient of a stock unit award will generally realize ordinary income upon the issuance of the shares of TRI Pointe common stock underlying such stock units in an amount equal to the difference between the value of such shares and the purchase price for such units and/or shares.

SARs. The holder of a SAR will not recognize taxable income upon the receipt of the SAR. Upon exercise, the holder will generally realize ordinary income equal to the difference between the base price of the SAR and the then current value of TRI Pointe common stock.

Tax Effects for TRI Pointe. TRI Pointe generally will be entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income a grantee recognizes. For the individual serving as the Chief Executive Officer of TRI Pointe at the end of the taxable year and for the individuals serving as officers of TRI Pointe or a subsidiary at the end of such year who are among the three highest compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by TRI Pointe and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” Awards of nonstatutory stock options, incentive stock options and SARs under the 2013 LTIP may qualify as performance-based compensation. The Compensation Committee may establish performance conditions and other terms with respect to grants of restricted stock and RSUs in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. However, the rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2013 LTIP will be deductible under all circumstances. The Compensation Committee may grant awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, which awards would be subject to the $1 million deductibility limit of Code Section 162(m).

Miscellaneous Issues. Generally, TRI Pointe will be required to withhold applicable taxes with respect to any ordinary income recognized in connection with any awards made under the 2013 LTIP. A recipient may be required to pay the withholding taxes to TRI Pointe or make other provisions satisfactory to TRI Pointe for the payment of the withholding taxes as a condition to the issuing of any TRI Pointe common stock or the paying of any benefit under the 2013 LTIP. Whether or not such withholdings are required, TRI Pointe will make such information reports to the IRS as may be required with respect to any income attributable to transactions involving awards under the 2013 LTIP.

Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the 2013 LTIP by delivering previously owned shares of TRI Pointe common stock or by reducing the amount of shares otherwise issuable pursuant to the 2013 LTIP. The surrender or reduction of such shares of TRI Pointe common stock will in specific circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired and may constitute a Disqualifying Disposition with respect to shares acquired upon exercise of an incentive stock option.

The preceding discussion is intended merely as a general presentation of U.S. federal income tax consequences related to certain awards issued under the 2013 LTIP. As to the specific tax consequences to particular employees or other participants, TRI Pointe urges you to consult your tax advisor.

Plan Benefits

Because benefits under the 2013 LTIP will depend on future grants approved by the TRI Pointe board of directors and the fair market value of TRI Pointe common stock on such dates of approval, it is not possible to determine the benefits that will be received by officers, directors and other employees if the amendment to the 2013 LTIP is approved by TRI Pointe stockholders.

Aggregate Past Grants under the 2013 LTIP

The table below shows, as to each executive officer and the various indicated groups, the aggregate number of shares of TRI Pointe common stock subject to option grants, stock grants and RSU grants under the 2013 LTIP since inception through May 1, 2014.

Name	Number of Options Granted (#)	Number of Restricted Shares and Restricted Stock Units Granted (#)
Executive Officers:
Douglas F. Bauer	146,921	51,509
Thomas J. Mitchell	145,600	50,736
Michael D. Grubbs	144,278	49,963
Jeffrey D. Frankel	—	13,967
Matthew P. Osborn	—	13,967

Name	Number of Options Granted (#)	Number of Restricted Shares and Restricted Stock Units Granted (#)
All current executive officers as a group (5 persons)	436,799	180,142
All current non-executive directors as a group (6 persons)	3,699	36,703
All employees, excluding current executive officers	—	151,661

Required Vote

This proposal regarding the approval of an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain award limitations intended to allow for awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, must be approved by a majority of the votes cast. For purposes of the NYSE rules, abstentions will be treated as votes cast, and will have the effect of a “NO” vote, but “broker non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

TRI Pointe’s board of directors recommends that stockholders vote “FOR” the approval of an amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to increase the number of shares of TRI Pointe common stock available for issuance thereunder and add certain tax code award limitations, which amendment is conditioned upon approval of Proposal No. 1.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2013, with respect to TRI Pointe’s equity compensation plans under which TRI Pointe’s equity securities are authorized for issuance, excluding the additional shares TRI Pointe is proposing to add to the 2013 LTIP in Proposal No. 2.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	431,417	$11.29	(1)	2,096,416
Equity compensation plans not approved by security holders	0	0		0

Total	431,417	$11.29	(1)	2,096,416

(1)	This weighted-average exercise price includes outstanding restricted stock units that can be exercised for no consideration, resulting in a reduced price. The weighted-average exercise price of outstanding options, excluding those restricted stock units that can be exercised for no consideration, is $17.04.

EXECUTIVE COMPENSATION

Fiscal 2013 Summary Compensation Table

The following table summarizes information regarding the compensation awarded to, earned by or paid to Mr. Douglas Bauer, Chief Executive Officer, Mr. Thomas Mitchell, President and Chief Operating Officer, and Mr. Michael Grubbs, Chief Financial Officer and Treasurer. These individuals are referred to in this section as TRI Pointe’s named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Mr. Douglas F. Bauer Chief Executive Officer	2013	410,000	100,000	(2)	349,996	650,003	410,000	(3)	12,180	(4)	1,932,179
	2012	300,000	150,000		155,334	—	—		8,535		613,869
Mr. Thomas J. Mitchell President and Chief Operating Officer	2013	400,000	100,000	(2)	349,996	650,003	400,000	(3)	7,710	(5)	1,907,709
	2012	300,000	150,000		155,333	—	—		—		605,333
Mr. Michael D. Grubbs Chief Financial Officer and Treasurer	2013	400,000	100,000	(2)	349,996	650,003	400,000	(3)	8,528	(6)	1,908,527
	2012	300,000	150,000		155,333	—	—		1,920		607,253

(1)	In accordance with SEC rules, the amount shown is the aggregate grant date fair value for awards granted during the fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions relating to the valuation of the awards, please see Note 7. Stock-Based Compensation to TRI Pointe’s audited consolidated financial statements included in TRI Pointe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference into this proxy statement.
(2)	Represents the payment of a one-time cash bonus paid in February 2013 after the completion of TRI Pointe’s initial public offering pursuant to the terms of each named executive officer’s amended and restated employment agreement.
(3)	Represents the amount earned under TRI Pointe’s 2013 non-equity incentive compensation cash bonus plan, as described in further detail below in “—Employment Agreements.”
(4)	Represents the amount paid by TRI Pointe in 2013 for club membership dues for the named executive officer ($9,000) and the reimbursement of life insurance premiums ($3,180).
(5)	Represents the reimbursement of life insurance premiums for the named executive officer.
(6)	Represents the premium paid by TRI Pointe in 2013 for an automobile insurance policy for the named executive officer ($2,678) and the reimbursement of life insurance premiums ($5,850).

Narrative to Summary Compensation Table

The framework for the compensation set forth in the 2013 Summary Compensation Table was established pursuant to the amended and restated employment agreements that TRI Pointe entered into, effective as of January 30, 2013, with each of TRI Pointe’s named executive officers in connection with TRI Pointe’s initial public offering.

Employment Agreements

Effective upon the completion of TRI Pointe’s initial public offering, TRI Pointe entered into amended and restated employment agreements with each of Messrs. Bauer, Mitchell and Grubbs. The employment agreements have an initial term expiring on the third anniversary of the effective date of the employment agreement. Each employment agreement provides for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with at least 60 days’ prior written notice of non-renewal. The employment agreements require each named executive officer to dedicate his full business time and attention to the affairs of TRI Pointe.

The employment agreements provide for, among other things:

•	an annual base salary of $410,000, $400,000 and $400,000, respectively, for Messrs. Bauer, Mitchell and Grubbs;

•	eligibility for annual cash performance bonuses equal to a target bonus based on the satisfaction of performance goals to be established by the Compensation Committee;

•	participation in the 2013 LTIP and any subsequent equity incentive plans approved by TRI Pointe’s board of directors; and

•	participation in any employee benefit plans and programs that are maintained from time to time for TRI Pointe’s other senior executive officers, including life insurance coverage with an aggregate death benefit equal to $3 million.

Pursuant to the employment agreements, each of Messrs. Bauer, Mitchell and Grubbs received a one-time cash bonus equal to $100,000 paid in February 2013 after the completion of TRI Pointe’s initial public offering.

Messrs. Bauer, Mitchell and Grubbs each received an annual cash bonus as disclosed in the table above under TRI Pointe’s non-equity incentive compensation plan (the “Bonus Plan”). Under the Bonus Plan, each named executive officer was eligible to receive a cash bonus of up to 100% of his base salary based on TRI Pointe’s achievement of a pre-established consolidated earnings before interest, taxes, depreciation and amortization (EBITDA). Under the Bonus Plan, achievement of the threshold goal (75% of the EBITDA goal) would result in a cash bonus equal to 50% of the named executive officer’s base salary; achievement of the target goal (100% of the EBITDA goal) would result in a cash bonus equal to 75% of the named executive officer’s base salary and achievement of the maximum goal (125% of the EBITDA goal) would result in a cash bonus equal to 100% of the named executive officer’s base salary, with achievement between the threshold, target and maximum levels resulting in payments calculated on a linear one to one increase or decrease. For fiscal year 2013, the EBITDA goal was $21.7 million. Actual EBITDA for fiscal year 2013 was approximately $31.1 million, or approximately 143% of the EBITDA goal. Therefore, TRI Pointe determined that the maximum goal was achieved, resulting in each named executive officer receiving a cash bonus equal to 100% of his base salary.

The employment agreements contain customary non-competition provisions that apply until September 24, 2015 and non-solicitation provisions that apply during the term of the agreements and for two years after the termination of their employment if their employment is terminated by TRI Pointe for “cause” (as defined in the employment agreements) or if they terminate their employment without “good reason” (as defined in the employment agreements) or one year after the termination of their employment if TRI Pointe terminates their employment without cause of if they terminate their employment for good reason or due to disability. The employment agreements also contain standard confidentiality provisions that apply during the term of the agreements and for three years after the termination of their employment.

Pursuant to his employment agreement, each of TRI Pointe’s named executive officers has agreed that, for a period of 36 months following the completion of TRI Pointe’s initial public offering, during any calendar quarter, he will not sell shares of TRI Pointe common stock in an amount exceeding the greater of (i) 10% of the shares of TRI Pointe common stock owned by him on the date of the completion of TRI Pointe’s initial public offering and (ii) the percentage of shares of TRI Pointe common stock that has been sold or otherwise disposed of by the Starwood Fund during such calendar quarter.

TRI Pointe may terminate the employment of a named executive officer at any time with or without cause, and the executive may terminate his employment with or without good reason. If TRI Pointe terminates a named executive officer’s employment for cause, or if the named executive officer resigns without good reason, the named executive officer will be entitled to receive any earned but unpaid annual base salary, any earned but unpaid prior-year bonus, reimbursement of expenses incurred prior to the date of termination, accrued vacation and any other paid-time-off and any benefits that have been earned and accrued prior to the date of termination. In addition, any outstanding awards granted to the named executive officer under the 2013 LTIP or any subsequent equity incentive plan approved by TRI Pointe’s board of directors will vest, terminate or become exercisable, as the case may be, in accordance with their terms.

•	in each case, the named executive officer will be entitled to receive any earned but unpaid annual base salary, any earned but unpaid prior-year bonus, reimbursement of expenses incurred prior to the date of termination, accrued vacation and any other paid-time-off and any benefits that have been earned and accrued prior to the date of termination;

•	in each case, TRI Pointe shall reimburse the COBRA premium under TRI Pointe’s health and dental plans; and

•	if the termination is not due to disability or death, the named executive officer will be entitled to receive a cash payment in an amount equal to the sum of (i) the named executive officer’s 12 months’ annual base salary, plus (ii) the average actual bonus earned by the named executive officer during the two previous calendar years; provided that, for Mr. Bauer, such sum shall be multiplied by 1.5.

Outstanding Equity Awards as of December 31, 2013

The following table provides information regarding the equity awards held by TRI Pointe’s named executive officers as of December 31, 2013.

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Mr. Douglas F. Bauer	—	94,067	17.00	1/30/2023	372,606	7,426,038
Mr. Thomas J. Mitchell	—	94,067	17.00	1/30/2023	372,606	7,426,038
Mr. Michael D. Grubbs	—	94,067	17.00	1/30/2023	372,606	7,426,038

(1)	In fiscal 2013, each of Messrs. Bauer, Mitchell and Grubbs were granted options to purchase 94,067 shares of TRI Pointe common stock (with a strike price equal to $17.00 per share), which options will vest in equal annual installments over three years on each anniversary of January 30, 2013, and which options will expire in ten years.
(2)	Includes 20,588 restricted stock units granted in 2013 to each of Messrs. Bauer, Mitchell and Grubbs which vest in equal annual installments over three years on each anniversary of January 30, 2013. Once vested, the restricted stock units will be settled for an equal number of shares of TRI Pointe common stock. Also includes 352,018 shares of unvested TRI Pointe common stock that was issued to each of Messrs. Bauer, Mitchell and Grubbs pursuant to the senior officer employment and equity agreements that TRI Pointe’s named executive officers entered into with TPH LLC and upon their entry into the operating agreement of TPH LLC on September 24, 2010. Each of TRI Pointe’s named executive officers was issued an aggregate of 66 2/3 incentive units in TPH LLC. As Incentive Unit Holders, TRI Pointe’s named executive officers had the right to receive certain distributions, if any, from TPH LLC following distributions by TPH LLC to the common members of TPH LLC of all of their prior capital contributions plus a specified return on such capital contributions. The members of TPH LLC, including TRI Pointe’s named executive officers (in their capacities as common unit members and Incentive Unit Holders), received an aggregate of 21,597,907 shares of TRI Pointe common stock in connection with the conversion of their membership interests in TPH LLC with Messrs. Bauer, Mitchell and Grubbs each being allocated 1,148,050, 1,148,050 and 990,475 shares, respectively. The vesting terms of the incentive units was as follows: (i) 18.75% of such units vested, subject to limitation in (iii) below, on the date following the first-year anniversary of the date of such officer’s senior officer employment and equity agreement; (ii) 56.25% of such units vest, subject to limitation in (iii) below, in equal quarterly installments between the first and fourth-year anniversary of the date of such officer’s senior officer employment and equity agreement; (iii) 25% of the awards granted in (i) and (ii) will vest upon a liquidity event as defined below and (iv) 25% of such units to be converted into a number of shares of restricted stock prior to the completion of TRI Pointe’s initial public offering. Such shares of restricted stock will vest upon a liquidity event as defined as the earlier of (A) the Starwood Fund or its affiliates selling 75% or more of the shares of TRI Pointe common stock to non-affiliates, (B) the Starwood Fund or its affiliates owning less than 25% of the total TRI Pointe common stock outstanding, (C) TRI Pointe’s dissolution and (D) (x) subject to certain vesting limitations provided in the employment agreement of TRI Pointe’s executive officers, the sale by the Starwood Fund or its affiliates of 25% or more of their shares of TRI Pointe common stock to non-affiliates or (y) the disposition of substantially all of TRI Pointe’s assets to non-affiliates; provided that Messrs. Bauer, Mitchell and Grubbs have entered into a lock-up agreement with the Starwood Fund with respect to these shares of restricted stock that will modify certain of these vesting requirements upon the consummation of the Merger (see “Other Agreements—Lock-Up Agreement”). The consummation of the Merger will constitute a liquidity event.

Compensation of Non-Employee Directors

During the fiscal year ended December 31, 2013, TRI Pointe’s board of directors maintained the following compensation program for TRI Pointe’s non-employee directors:

•	an annual retainer of $60,000, at least half of which is in the form of restricted stock units (priced based upon the closing price on the date of grant) or options (priced based upon a Black-Scholes valuation), in the discretion of the directors, with such restricted stock units and/or options vesting on the one-year anniversary of the date of grant; directors may elect to receive more than 50% of their annual retainer in restricted stock units and/or options;

•	an additional annual cash retainer of $5,000 to the Chair of the Audit Committee and an additional cash retainer of $2,500 for the other members of the Audit Committee;

•	an additional annual cash retainer of $2,500 to the Chair of the Compensation Committee and an additional cash retainer of $1,250 for the other members of such committee;

•	an additional annual cash retainer of $2,500 to the Chair of the Nominating and Corporate Governance Committee and an additional cash retainer of $1,250 for the other members of such committee; and

•	$500 for each meeting attended (although if more than one meeting occurs on one day, directors will receive only $500).

In addition, any non-employee director elected or appointed to TRI Pointe’s board of directors for the first time following the completion of TRI Pointe’s initial public offering will receive an initial grant of $40,000 of restricted stock units, which restricted stock units will vest in equal installments annually over three years. Once vested, the restricted stock units will be settled for an equal number of shares of TRI Pointe common stock.

TRI Pointe reimburses TRI Pointe’s non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at board and committee meetings. Directors who are employees do not receive any compensation for their services as directors.

Mr. Barry Sternlicht, the chairman of TRI Pointe’s board, and Mr. J. Marc Perrin, a member of TRI Pointe’s board, each waived receipt of the initial grant of restricted stock units referenced above; however, because Mr. Perrin left his position at the Starwood Fund prior to August 1, 2013, the TRI Pointe board of directors granted him a retainer of $60,000 in the form of restricted stock units prorated for service from August 1, 2013. In addition, for as long as the Starwood Fund beneficially owns shares of TRI Pointe common stock, Mr. Sternlicht shall waive any directors’ fees and grants that would otherwise be payable or made, as the case may be, to him in connection with his service on TRI Pointe’s board of directors. In the event that the Starwood Fund ceases to beneficially own any shares of TRI Pointe common stock, Mr. Sternlicht may elect to receive such fees and grants on a prospective basis.

In November 2013, the TRI Pointe board of directors approved the payment of $25,000 in the form of restricted stock units to Mr. Steven Gilbert for services as lead independent director.

TRI Pointe’s board of directors has approved the following compensation for directors for 2014: (i) an annual cash retainer of $35,000 and a restricted stock unit award of $65,000 (based upon the closing price on the date of grant); (ii) cash retainers of $7,500, $5,000, and $5,000 for service on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, respectively; and (iii) cash retainers of $15,000, $7,500, and $7,500 for service as Chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, respectively. In addition, the lead independent director receives an annual cash retainer of $25,000.

Director Stock Ownership Requirement

Each of TRI Pointe’s independent directors is required, within three years of becoming a member of TRI Pointe’s board of directors, to own shares of TRI Pointe common stock equal to three times the annual retainer payable to TRI Pointe’s non-employee directors by the director’s third anniversary of joining TRI Pointe’s board of directors.

DIRECTOR COMPENSATION

The following table sets forth the total cash and equity compensation paid to TRI Pointe’s non-employee directors for their service on the TRI Pointe board of directors and committees of the TRI Pointe board of directors during fiscal 2013:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Barry S. Sternlicht	$0	$0	$0	$0
J. Marc Perrin	20,000	19,000	0	39,000
Richard D. Bronson	38,500	70,000	0	108,500
Wade H. Cable	41,500	70,000	0	111,500
Steven J. Gilbert	68,750	65,000	30,000	163,750
Thomas B. Rogers	43,750	70,000	0	113,750

(1)	The amounts reported in these columns reflect the aggregate grant date fair value of grants of stock options and restricted stock awards to each of the non-employee directors, computed in accordance with GAAP. For additional information about the assumptions used in these calculations, see Note 7. Stock-Based Compensation to TRI Pointe’s audited consolidated financial statements included in TRI Pointe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference into this proxy statement.
(2)	At December 31, 2013, TRI Pointe’s non-employee directors held the following unvested restricted stock units: Mr. Sternlicht, 0; Mr. Perrin, 1,164; Mr. Bronson, 3,857; Mr. Cable, 3,857; Mr. Gilbert, 3,868; and Mr. Rogers, 3,857.
(3)	At December 31, 2013, TRI Pointe’s non-employee directors held the following outstanding stock option awards, some of which were not fully vested: Mr. Sternlicht, 0; Mr. Perrin, 0; Mr. Bronson, 0; Mr. Cable, 0; Mr. Gilbert, 3,699; and Mr. Rogers, 0.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background to the Advisory Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable TRI Pointe stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in this proxy statement. Although TRI Pointe is not currently subject to the requirements of Section 14A of the Exchange Act, TRI Pointe is nonetheless seeking a non-binding advisory vote from TRI Pointe stockholders to approve a resolution relating to the compensation of its named executive officers as disclosed in this proxy statement.

TRI Pointe’s Compensation Program

Stockholders are encouraged to read the “Executive Compensation” section in this proxy statement, including the tables and narrative, for the details on TRI Pointe’s executive compensation. TRI Pointe’s executive compensation programs are designed to support the long-term success of TRI Pointe and the creation of stockholder value.

In accordance with Section 14A of the Exchange Act, TRI Pointe is asking stockholders to approve the following advisory resolution at the annual meeting:

RESOLVED, that the compensation paid to TRI Pointe’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the compensation tables and narrative discussion, is hereby APPROVED.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on TRI Pointe, its board of directors and its Compensation Committee. Although non-binding, the TRI Pointe board of directors and the Compensation Committee value the opinions of TRI Pointe stockholders and will review and consider the voting results when evaluating TRI Pointe’s executive compensation program.

Required Vote

This proposal regarding the approval, on an advisory basis, of the compensation of TRI Pointe’s named executive officers must be approved by the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. Abstentions will be treated as being present and entitled to vote, and will have the effect of a “NO” vote, with regard to this proposal. “Broker-non-votes” will not be treated as present and entitled to vote and will not affect the outcome with regard to this proposal.

TRI Pointe’s board of directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of TRI Pointe’s named executive officers.

PROPOSAL NO. 4—ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background to the Advisory Vote

In Proposal No. 3 above, TRI Pointe stockholders were asked to vote on an advisory resolution on named executive officer compensation, commonly known as “say-on-pay.” Pursuant to Section 14A of the Exchange Act, in this Proposal No. 4, TRI Pointe stockholders are able to indicate how frequently they believe an advisory “say-on-pay” vote, as included in Proposal No. 3, should occur. By voting on this Proposal No. 4, TRI Pointe stockholders may indicate whether they prefer that TRI Pointe hold an advisory “say-on-pay” vote every year, every two years or every three years. Although TRI Pointe is not currently subject to the requirements of Section 14A of the Exchange Act, TRI Pointe is nonetheless submitting for stockholder vote a non-binding resolution to determine whether the advisory stockholder vote on executive compensation shall occur every one, two or three years.

Reason for the TRI Pointe Board of Directors Recommendation

After careful consideration, the TRI Pointe board of directors recommends that future advisory votes on executive compensation occur every three years (triennially). TRI Pointe believes that this frequency is appropriate for a number of reasons. Most importantly, TRI Pointe’s compensation programs are designed to reward long-term performance, and a triennial vote is consistent with the multi-year incentive periods of the TRI Pointe’s long-term equity incentive awards.

TRI Pointe encourages its stockholders to also evaluate its executive compensation programs over a multi-year horizon and be able to assess the achievement of the executive compensation long-term goals, consistent with the Compensation Committee’s long-term philosophy on executive compensation.

In addition, TRI Pointe believes that a triennial advisory vote on executive compensation reflects the appropriate time frame for the Compensation Committee and the TRI Pointe board of directors to meaningfully evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to TRI Pointe’s executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for TRI Pointe stockholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after TRI Pointe has already implemented its executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, TRI Pointe expects that in many cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Finally, although the TRI Pointe board of directors believes that holding an advisory vote on named executive officer compensation every three years will reflect the right balance of considerations in the normal course, it will periodically reassess that view and can provide for an advisory vote on named executive officer compensation on a more frequent basis if changes in TRI Pointe’s compensation programs or other circumstances suggest that such a vote would be appropriate.

TRI Pointe stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the TRI Pointe board of director’s recommendation. This advisory vote on the frequency of future advisory “say-on-pay” votes is non-binding on TRI Pointe, its board of directors and its Compensation Committee. However, because this vote is advisory and not binding, the TRI Pointe board of directors may in the future decide to conduct advisory votes on a more or less frequent basis.

Required Vote

This proposal regarding the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers must be approved by the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. Abstentions will be treated as being present and entitled to vote, and will have the effect of a “NO” vote, with regard to this proposal. “Broker-non-votes” will not be treated as present and entitled to vote and will not affect the outcome with regard to this proposal. If none of the frequency alternatives (one year, two years or three years) receives a majority vote, TRI Pointe will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders.

TRI Pointe’s board of directors recommends that stockholders vote “EVERY THREE YEARS” as the frequency of future advisory votes to approve the compensation of TRI Pointe’s named executive officers.

PROPOSAL NO. 5—

ELECTION OF DIRECTORS

All of TRI Pointe’s directors are elected annually at the annual meeting of stockholders. TRI Pointe stockholders are requested to elect the seven nominees named in this proxy statement to serve on the board of directors of TRI Pointe until the earliest to occur of the 2015 annual meeting of stockholders or, if required by the Transaction Agreement, such nominee’s resignation upon the consummation of the Merger.

The names of the seven nominees for director and their current position and office with TRI Pointe are set forth below. Each of the nominees is now a director. Detailed biographical information regarding each of these nominees is provided in “Board of Directors—Director Nominees.” The Nominating and Corporate Governance Committee of the TRI Pointe board of directors has reviewed the qualifications of each of the nominees and has recommended to the TRI Pointe board of directors that each nominee be submitted to a vote at the annual meeting.

All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If any nominee is unable or unwilling to serve, the TRI Pointe board of directors may designate a substitute nominee or reduce the size of the TRI Pointe board of directors. If the TRI Pointe board of directors designates a substitute nominee, proxies may be voted for that substitute nominee. The TRI Pointe board of directors knows of no reason why any nominee will be unable or unwilling to serve if elected.

Name	Age	Position with TRI Pointe
Mr. Barry S. Sternlicht	53	Chairman of the Board of Directors
Mr. Douglas F. Bauer	53	Chief Executive Officer and Director
Mr. J. Marc Perrin	45	Independent Director
Mr. Richard D. Bronson	69	Independent Director
Mr. Wade H. Cable	65	Independent Director
Mr. Steven J. Gilbert	67	Independent Director
Mr. Thomas B. Rogers	74	Independent Director

Note that upon the consummation of the Merger, the size and composition of the board of directors of TRI Pointe will change. As required by the Transaction Agreement, immediately prior to the effective time of the Merger, TRI Pointe will increase the size of its board of directors from seven to nine directors, the majority of whom will be independent directors in accordance with NYSE listing requirements. Assuming they are re-elected at the annual meeting, Messrs. Perrin, Bronson and Cable will resign from the board of directors of TRI Pointe on the Closing Date. Messrs. Sternlicht, Bauer, Gilbert and Rogers will continue to serve as directors of TRI Pointe following the consummation of the Transactions, and TRI Pointe will appoint Mr. Chris Graham as a director of TRI Pointe on the Closing Date. Weyerhaeuser has selected Messrs. Daniel Fulton and Lawrence Burrows and Mses. Constance Moore and Kristin Gannon to be appointed as directors of TRI Pointe on the Closing Date. For more information, see “Information on TRI Pointe—Directors and Officers of TRI Pointe Before and After the Transactions.”

Required Vote

Directors are elected by a plurality of the votes cast in the election of directors. Therefore, the seven director nominees receiving the highest number of votes will be elected as directors. TRI Pointe stockholders may withhold authority to vote for one or more nominees. If no other nominations are properly and timely received in accordance with the Bylaws, then each of the seven nominees named in this proxy statement will be elected if they receive at least one vote. There is no cumulative voting in the election of directors. “Broker-non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

TRI Pointe’s board of directors recommends that stockholders vote “FOR” the election of each of the seven nominees to the board of directors of TRI Pointe.

BOARD OF DIRECTORS

Composition of the TRI Pointe Board of Directors

The Charter provides that the number of directors shall not be fewer than three, with the exact number of directors within such limit to be fixed from time to time solely by resolution adopted by affirmative vote of a majority of directors then in office. TRI Pointe’s board of directors currently consists of seven directors.

Pursuant to an investor rights agreement with the Starwood Fund, entered into on January 30, 2013, the Starwood Fund has the right to nominate two members of the TRI Pointe board of directors for as long as the Starwood Fund owns 25% or more of the outstanding TRI Pointe common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares) and one member of the TRI Pointe board of directors for as long as it owns at least 10% of such outstanding TRI Pointe common stock. In addition, the members of TRI Pointe’s management team agreed to vote all shares of TRI Pointe common stock that they own in favor of the Starwood Fund nominees in any election of directors for as long as the Starwood Fund owns at least 10% of such outstanding TRI Pointe common stock. On November 3, 2013, the investor rights agreement was amended, effective as of the date of the closing of the Merger, to provide that, following the consummation of the Merger, the Starwood Fund will have the right to nominate one member of the TRI Pointe board of directors for as long as the Starwood Fund owns at least 5% of the outstanding TRI Pointe common stock. In addition, following the consummation of the Merger, the investor rights agreement will automatically terminate upon the date on which the Starwood Fund owns less than 1% of the outstanding TRI Pointe common stock.

Director Nominees

The TRI Pointe board of directors believes that the board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee TRI Pointe’s business. In addition, the TRI Pointe board of directors believes there are certain attributes every director should possess. Accordingly, the TRI Pointe board of directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the TRI Pointe board of directors’ overall composition and TRI Pointe’s current and future needs. The TRI Pointe board of directors believes that each director nominee possesses the qualities and experience that the Nominating and Governance Committee believes are important, as described in detail below in the section entitled “Corporate Governance—Committees of the TRI Pointe Board of Directors—Nominating and Corporate Governance Committee.”

The TRI Pointe board of directors seeks out, and the TRI Pointe board of directors is comprised of, individuals whose background and experience complement those of other directors of TRI Pointe. The nominees for election to the TRI Pointe board of directors, together with biographical information furnished by each of them and information regarding each nominee’s director qualifications, are set forth below. There are no family relationships among the executive officers and directors of TRI Pointe.

Note that upon the consummation of the Merger, the size and composition of the board of directors of TRI Pointe will change. As required by the Transaction Agreement, immediately prior to the effective time of the Merger, TRI Pointe will increase the size of its board of directors from seven to nine directors, the majority of whom will be independent directors in accordance with NYSE listing requirements. Assuming they are re-elected at the annual meeting, Messrs. Perrin, Bronson and Cable will resign from the board of directors of TRI Pointe on the Closing Date. Messrs. Sternlicht, Bauer, Gilbert and Rogers will continue to serve as directors of TRI Pointe following the consummation of the Transactions, and TRI Pointe will appoint Chris Graham as a director of TRI Pointe on the Closing Date. Weyerhaeuser has selected Messrs. Daniel Fulton and Lawrence Burrows and Mses. Constance Moore and Kristin Gannon to be appointed as directors of TRI Pointe on the Closing Date. For more information, see “Information on TRI Pointe—Directors and Officers of TRI Pointe Before and After the Transactions.”

BARRY S. STERNLICHT, 53, has served as the Chairman of TRI Pointe’s board of directors since January 30, 2013. Prior to TRI Pointe’s conversion into a corporation, he served as Chairman of the board of managers of TPH LLC. Mr. Sternlicht has been the Chairman and Chief Executive Officer of Starwood Capital Group since its formation in 1991. He also has been the Chairman of the Board of Directors and the Chief Executive Officer of Starwood Property Trust, an NYSE-listed company (NYSE: STWD), since its formation in 2009. Over the past 23 years, Mr. Sternlicht has structured investment transactions with an asset value of more than $40 billion. From 1995 through early 2005, he was the Chairman and Chief

Executive Officer of Starwood Hotels & Resorts Worldwide, Inc., an NYSE-listed company he founded in 1995. Mr. Sternlicht is the Chairman of the Board of Baccarat, S.A. He also serves on the Board of Directors of The Estée Lauder Companies (NYSE: EL) and Restoration Hardware Holdings, Inc. (NYSE: RH). Mr. Sternlicht is a Trustee of Brown University. He serves as Chairman of the Board of The Robin Hood Foundation and is on the boards of the Pension Real Estate Association (PREA), the Real Estate Roundtable, the Dreamland Film & Performing Arts Center and the Executive Advisory Board of Americans for the Arts Organization. Mr. Sternlicht is a member of the World Presidents Organization. Mr. Sternlicht received his B.A., magna cum laude, with honors from Brown University. He later earned his M.B.A. with distinction from Harvard Business School. Mr. Sternlicht provides the TRI Pointe board of directors with a wealth of investment management experience along with extensive experience in real estate finance and development, and the TRI Pointe board of directors believes Mr. Sternlicht provides a valuable perspective as its Chairman.

DOUGLAS F. BAUER, 53, has served as TRI Pointe’s Chief Executive Officer and as a director of TRI Pointe since January 30, 2013. He was a member of TPH LLC’s board of managers prior to its conversion into a corporation. Prior to forming TPH LLC in April 2009, from 1989 to 2009, Mr. Bauer served in several capacities, including most recently the President and Chief Operating Officer, for William Lyon Homes, an internally managed homebuilding company whose common stock was listed on the NYSE from 1999 until the company was taken private in 2006. His prior titles at William Lyon Homes also included Chief Financial Officer and, prior thereto, President of its Northern California Division. Prior to his 20-year tenure at William Lyon Homes, Mr. Bauer spent seven years at Security Pacific National Bank in Los Angeles, California in various financial positions. Mr. Bauer has more than 25 years of experience in the real estate finance, development and homebuilding industry. Mr. Bauer has been actively involved in both legislative efforts and community enhancement programs through his involvement in the California Building Industry Association and HomeAid Orange County, a charitable organization with the mission of building or renovating shelters for the temporarily homeless, which serves individuals and families who find themselves without shelter due to such factors as domestic violence, job loss, catastrophic illness and crisis pregnancy. Mr. Bauer received his B.A. from the University of Oregon and later received his M.B.A. from the University of Southern California. As TRI Pointe’s Chief Executive Officer, Mr. Bauer has intimate knowledge of TRI Pointe’s business and operations, and he provides the TRI Pointe board of directors with extensive experience in real estate finance and development, as well as a familiarity with the workings of the homebuilding industry.

J. MARC PERRIN, 45, has served as a director of TRI Pointe since January 30, 2013. He was a member of TPH LLC’s board of managers prior to its conversion into a corporation. Mr. Perrin is the founder of The Roxborough Group, a real estate investment firm headquartered in San Francisco, California. Previously he was a Managing Director at Starwood Capital Group, a member of the firm’s Investment Committee and was with the firm in various capacities from 1997 until April 2013. While with Starwood Capital Group, from 2000 until his departure, Mr. Perrin led the firm’s investments on the West Coast. Prior to joining Starwood Capital Group, Mr. Perrin was with Salomon Brothers Inc. from 1995 to 1997, where he worked on debt, equity and strategic advisory assignments for real estate industry clients. Prior to his time with Salomon Brothers Inc., Mr. Perrin worked for Bramalea Limited from 1990 to 1993, at the time one of the largest developers in Canada, working in its Southern California residential land development and homebuilding business. Mr. Perrin’s responsibilities included land acquisitions and divestitures as well as entitlements and forward planning. Mr. Perrin is a Trustee of the Urban Land Institute and a former Policy Advisory Board Member of the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley. Mr. Perrin received his B.A. from the University of California at Berkeley and his M.B.A. from The Anderson School at UCLA. Mr. Perrin provides the TRI Pointe board of directors with significant experience in investment management and the residential land development and homebuilding industry.

RICHARD D. BRONSON, 69, has served as a director of TRI Pointe since January 30, 2013. Mr. Bronson is Chairman of The Bronson Companies, LLC, a real estate development and investment entity based in Beverly Hills, California and has served in this capacity since the company’s founding in 2001. With involvement in more than 100 shopping centers, casinos, offices, hospitality and residential projects, The Bronson Companies, LLC has partnered with the world’s largest realty interests. Among the company’s signature developments is Hartford, Connecticut’s CityPlace, the tallest office building between Boston and Manhattan. Mr. Bronson served as one of two inside directors of Mirage Resorts, an NYSE-listed company, until it was sold in 2000. Prior to that, Mr. Bronson was President of New City Development, an affiliate of Mirage Resorts, where he oversaw many of the company’s new business initiatives and activities outside Nevada. In 2010, Mr. Bronson co-founded US Digital Gaming, an online gaming technology provider based in Beverly Hills, California, for which he also serves as Chairman. Mr. Bronson serves as Lead Director on the Board of Directors of Starwood Property Trust, an NYSE-listed company (NYSE: STWD), and has been a Director since the company’s inception in 2009. Mr. Bronson has also served as Vice President of the International Council of Shopping Centers, an association representing 50,000 industry professionals in more than 80 countries and is a member of the Western Real Estate Business Editorial Board. Mr. Bronson has served on the boards of trustees of numerous organizations including the Forman School in Litchfield, Connecticut and Mt. Sinai Hospital in Hartford, Connecticut. Currently, Mr. Bronson is on the Board of the Neurosurgery Division at UCLA Medical Center and he is a past Chairman of the Board of the Archer School for Girls in Los Angeles. Mr. Bronson provides the TRI Pointe board of directors with the benefit of his knowledge of real estate development and investment and his considerable managerial and leadership experience.

WADE H. CABLE, 65, has served as a director of TRI Pointe since January 30, 2013. Mr. Cable is a retired Director, President and Chief Operating Officer of William Lyon Homes, an internally managed homebuilding company whose common stock was listed on the NYSE from 1999 until the company was taken private in 2006. He retired from William Lyon Homes in 2007 and has more than 30 years of experience leading and managing organizations throughout the United States. Prior to his time with William Lyon Homes, he served as Chief Executive Officer, President and Director of The Presley Companies from 1985 to 1999. During his tenure, Mr. Cable took the company public and issued the company’s first bond offering of $200 million in senior subordinated debt. He also acquired the assets of William Lyon Homes and merged the two operations under the William Lyon Homes name. Prior to 1985, Mr. Cable held senior executive leadership positions with Pacific Lighting Real Estate Group and its associated subsidiaries. While there, he led the development of millions of square feet of office, industrial and apartment space throughout the United States while simultaneously leading the acquisition team that acquired The Presley Companies. Following his retirement, Mr. Cable has been a Principal in Cable Capital Ventures, which invests in real estate and other investment opportunities. He has served as a member of the University of Southern California’s Executive Committee for the Lusk Center for Real Estate Development, Chairman of the National Association of Home Builders Multi-Family Council, Chairman of the Board of the Construction Industries Alliance of the City of Hope, Treasurer of the California Coast Chapter of Young Presidents Organization and Director of the Harvard Business School Association of Orange County. He formerly sat on the Board of Directors for the Tiger Woods Learning Center. Mr. Cable received his B.A. from California State University of Long Beach and has completed the Advanced Management program at Harvard Business School. Mr. Cable provides the TRI Pointe board of directors with a wealth of executive, managerial and leadership experience, and his knowledge of the real estate development and homebuilding industry brings valuable insight to the board of directors.

STEVEN J. GILBERT, 67, has served as a director of TRI Pointe since January 30, 2013. Mr. Gilbert is Chairman of the Board of Gilbert Global Equity Partners, L.P., a billion dollar private equity fund and has served in this capacity since 1998. He is Vice Chairman of MidOcean Equity Partners, LP, and served as the Vice Chairman of Stone Tower Capital from January 2007 until April 2012 and as the Senior Managing Director and Chairman of Sun Group (USA) until 2009. From 1992 to 1997 he was a Founder and Managing General Partner of Soros Capital L.P., the principal venture capital and leveraged transaction entity of the Quantum Group of Funds, and a principal Advisor to Quantum Industrial Holdings Ltd. From 1988 to 1992, he was the Managing Director of Commonwealth Capital Partners, L.P., a private equity investment firm. Prior to that, from 1984 to 1988, Mr. Gilbert was the Managing General Partner of Chemical Venture Partners (now J. P. Morgan Capital Partners), which he founded. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. He was an associate in corporate finance at Morgan Stanley & Co. from 1972 to 1976, a Vice President at Wertheim & Co., Inc. from 1976 to 1978 and a Managing Director at E. F. Hutton International from 1978 to 1980. Mr. Gilbert was recently Chairman of the Board of Dura Automotive Systems, Inc., Chairman of CPM Holdings, True Temper Sports and a Director of J. O. Hambro Capital Management Group and the Asian Infrastructure Fund. He is also Senior Advisor to Continental Grain and a Director of MBIA, Inc., an NYSE-listed company (NYSE: MBI), and is a Lead Independent Director of the Empire State Realty Trust (NYSE: ESRT). Previously, Mr. Gilbert has been a Director of numerous companies, including Monteplier Re, Olympus Trust, Office Depot, Inc., Funk & Wagnalls, Inc., Parker Pen Limited, Piggly Wiggly Southern, Inc., Coast Community News, Inc., GTS-Duratek, Magnavox Electronic Systems Company, UroMed Corporation, Star City Casino Holdings, Ltd., Katz Media Corporation, Airport Group International, Batavia Investment Management, Ltd., Affinity Financial Group, Inc., ESAT Telecom, Ltd., Colep Holding, Ltd., NFO Worldwide, Terra Nova (Bermuda) Holdings, Limited and Veritas-DCG. He was the principal owner, Chairman and Chief Executive Officer of Lion’s Gate Films from 1980 to 1984. Mr. Gilbert is a member of the Council on Foreign Relations and the Global Agenda Council on Capital Flows of the World Economic Forum, a Trustee of the New York University Langone Medical School and a member of the Board of Governors of the Lauder Institute. Mr. Gilbert received his B.A. from the Wharton School at the University of Pennsylvania, his J.D. from the Harvard Law School and his M.B.A. from the Harvard Graduate School of Business. Mr. Gilbert provides the TRI Pointe board of directors with vast investment management and leadership experience, and his prior and current service as a director of numerous publicly-held companies allows him to make valuable contributions to the board of directors.

THOMAS B. ROGERS, 74, has served as a director of TRI Pointe since January 30, 2013. Until his retirement in January 2009, Mr. Rogers served as Executive Vice President in charge of City National Bank’s Southern Region. In that position, he oversaw the delivery of commercial banking, private client and wealth management services to clients throughout Orange County, the greater San Diego area and the Inland Empire. Before joining City National Bank in 2000, Mr. Rogers served for eight years as Senior Vice President and Treasurer of The Irvine Company. Prior to that, Mr. Rogers spent more than 25 years with two major financial institutions. Specifically, he served as Executive Vice President and Division Administrator of Security Pacific National Bank’s Real Estate Industries Group, Southern Division, and prior to that was Senior Vice President and Chief Credit Officer for Security Pacific’s California Corporate Group. His previous banking career also included 15 years with the National Bank of Detroit in corporate lending assignments. In his retirement, Mr. Rogers serves as Chairman of the Board of Directors of Plaza Bank, a community business bank located in Irvine, California. He was appointed to the board of Plaza Bank in June 2009 and elected Chairman in December 2009. He also serves on the Board of Directors of Memorial Health Services, a six hospital, integrated healthcare organization headquartered in Fountain Valley, California. Mr. Rogers received his B.A. in Business Administration from Eastern Michigan University, attended graduate school at Wayne State University in Detroit, and completed the curriculum of the Graduate School of Banking at the University of Wisconsin in Madison and the National Commercial Lending School at the University of Oklahoma. Mr. Rogers provides the TRI Pointe board of directors with a wealth of financial management knowledge, and his extensive executive and leadership experience makes him a valuable contributor to the board of directors.

CORPORATE GOVERNANCE

Director Independence

The TRI Pointe board of directors has determined that five of its directors, Messrs. Bronson, Cable, Gilbert, Perrin and Rogers, constituting a majority, satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act. The non-management directors meet regularly in executive sessions outside the presence of management, and Mr. Gilbert, as lead independent director, currently presides at all executive sessions of the non-management directors. Additionally, the independent directors also meet regularly in executive sessions, and Mr. Gilbert, as lead independent director, currently presides at all executive sessions of the independent directors.

Leadership Structure of the Board of Directors

TRI Pointe’s Corporate Governance Guidelines provide that the TRI Pointe board of directors is free to select a Chairman in the manner it considers to be in the best interest of TRI Pointe and that the role of Chairman and Chief Executive Officer may be filled by a single individual or two different persons. This provides the TRI Pointe board of directors with flexibility to decide what leadership structure is in the best interest of TRI Pointe at any point in time. Currently, these roles are separate: Mr. Sternlicht serves as Chairman of the TRI Pointe board of directors and Mr. Bauer serves as Chief Executive Officer. Mr. Sternlicht will continue to serve as Chairman of the TRI Pointe board of directors, subject to his re-election as a director at the annual meeting. At this time, the TRI Pointe board of directors has determined that having the Chairman of the TRI Pointe board of directors and Chief Executive Officer roles separate is in the best interest of TRI Pointe, as it allows the Chairman to focus on the effectiveness of the TRI Pointe board of directors and oversight of TRI Pointe’s senior management team while the Chief Executive Officer focuses on executing TRI Pointe’s strategy and managing TRI Pointe’s business. In the future, however, the TRI Pointe board of directors may determine that it is in the best interest of TRI Pointe to combine the roles of Chairman and Chief Executive Officer.

Role of the Board of Directors in Risk Oversight

One of the key functions of the TRI Pointe board of directors is informed oversight of the risk management process. The TRI Pointe board of directors administers this oversight function directly, with support from three of its standing committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. The full TRI Pointe board of directors monitors risks through regular reports from each of the committee chairs, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. In connection with its reviews of the operations and corporate functions of TRI Pointe, the TRI Pointe board of directors addresses the primary risks associated with those operations and corporate functions. In addition, the TRI Pointe board of directors reviews the risks associated with TRI Pointe’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. In addition, the TRI Pointe board of directors, with assistance from TRI Pointe management, intends to establish appropriate orientation programs, sessions or materials for newly elected directors of TRI Pointe to familiarize these directors with, among other things, risk management issues.

In connection with its risk management role, the Audit Committee considers and discusses with management TRI Pointe’s major financial risk exposures and the steps management takes to monitor and control these exposures. The Audit Committee oversees the policies and processes relating to financial statements, financial reporting processes, compliance and auditing, as well as the guidelines, policies and processes for monitoring and mitigating related risks. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of TRI Pointe’s internal audit function. The Compensation Committee assesses and monitors whether any of TRI Pointe’s compensation policies and programs have the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of TRI Pointe’s corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. In performing their respective functions, each committee has full access to management, as well as the ability to engage advisors.

It is neither feasible nor desirable to attempt to monitor or eliminate all risk. Accordingly, TRI Pointe necessarily faces, and will continue to face, a variety of risks in the conduct of its business and there can be no assurance that the TRI Pointe board of directors and committees’ oversight will be effective in identifying and addressing all material risks. The foregoing description of the role of the TRI Pointe board of directors in risk oversight does not imply any additional or special duties, the duties of directors being only those prescribed by applicable law.

Meetings of the TRI Pointe Board of Directors

The TRI Pointe board of directors held 15 meetings during fiscal year 2013. Each member of the TRI Pointe board of directors attended 75% or more of the aggregate number of meetings of the TRI Pointe board of directors, and of the committees on which he was serving, held during fiscal year 2013 for which he was a director or committee member. In accordance with its Corporate Governance Guidelines, TRI Pointe invites and generally expects its directors to attend the annual meeting.

Committees of the TRI Pointe Board of Directors

Although the full TRI Pointe board of directors considers all major decisions, the Bylaws permit the TRI Pointe board of directors to designate one or more committees, including (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Corporate Governance Committee. The following table provides membership information for each of these committees during fiscal year 2013:

Name	Audit		Compensation		Nominating and Corporate Governance
Richard D. Bronson			X		X
Wade H. Cable	X		X	*
Steven J. Gilbert	X		X		X	*
Thomas B. Rogers	X	*			X

*	Committee Chair

TRI Pointe also has an executive committee, comprised of Messrs. Bauer, Perrin and Sternlicht, which reviews and approves land purchases with a purchase price of up to $35 million.

Audit Committee

The Audit Committee of the TRI Pointe board of directors, pursuant to its written charter, does, among other matters, oversee (i) TRI Pointe’s financial reporting, auditing and internal control activities; (ii) the integrity and audits of TRI Pointe’s financial statements; (iii) TRI Pointe’s compliance with legal and regulatory requirements; (iv) the qualifications and independence of TRI Pointe’s independent auditors; (v) the performance of TRI Pointe’s internal audit function and independent auditors; and (vi) TRI Pointe’s overall risk exposure and management. Duties of the Audit Committee also include the following:

•	annually reviewing and assessing the adequacy of the Audit Committee charter and the performance of the Audit Committee;

•	being responsible for the appointment, retention and termination of TRI Pointe’s independent auditors and determining the compensation of its independent auditors;

•	reviewing with the independent auditors the plans and results of the audit engagement;

•	evaluating the qualifications, performance and independence of TRI Pointe’s independent auditors;

•	having sole authority to approve in advance all audit and non-audit services by TRI Pointe’s independent auditors, the scope and terms thereof, and the fees therefor;

•	reviewing the adequacy of TRI Pointe’s internal accounting controls;

•	meeting at least quarterly with TRI Pointe’s executive officers, internal audit staff and independent auditors in separate executive sessions; and

•	preparing the Audit Committee report required by SEC regulations to be included in TRI Pointe’s annual proxy statement.

The Audit Committee is composed of three directors, Messrs. Cable, Gilbert and Rogers, each of whom is a non-employee and satisfies the independence requirements under the applicable listing standards of the NYSE and the applicable rules of the SEC, and otherwise satisfies the applicable requirements for audit committee service imposed by the Exchange Act, the NYSE, as well as any other applicable legal or regulatory requirements. TRI Pointe’s board of directors, in its business judgment, has determined that each of these members is “financially literate” under the rules of the NYSE. Mr. Rogers serves as the Chairperson of the Audit Committee. TRI Pointe’s board of directors has designated Mr. Rogers as the Audit Committee financial expert, as that term is defined by the SEC. The Audit Committee met eight times during fiscal year 2013. The Audit Committee has adopted a written charter that is available on TRI Pointe’s website at www.tripointehomes.com in the Corporate Governance—Governance Documents section of the Investors webpage.

Compensation Committee

The Compensation Committee of the TRI Pointe board of directors, pursuant to its written charter, does, among other matters:

•	assists the TRI Pointe board of directors in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;

•	administers, reviews and makes recommendations to the TRI Pointe board of directors regarding TRI Pointe’s compensation plans, including the 2013 LTIP;

•	annually reviews and approves TRI Pointe’s corporate goals and objectives with respect to compensation for executive officers and, at least annually, evaluates each executive officer’s performance in light of such goals and objectives to set each executive officer’s annual compensation, including salary, bonus and equity and non-equity incentive compensation, subject to approval by the TRI Pointe board of directors;

•	provides oversight of management’s decisions regarding the performance, evaluation and compensation of other officers;

•	reviews TRI Pointe’s incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, business strategy and TRI Pointe’s executive officers’ compensation;

•	assists management in complying with TRI Pointe’s proxy statement and annual report disclosure requirements;

•	discusses with management the compensation discussion and analysis required by SEC regulations; and

•	prepares a report on executive compensation to be included in TRI Pointe’s annual proxy statement.

The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law. In addition, the Compensation Committee may delegate certain of its authority under the 2013 LTIP to TRI Pointe’s board of directors or, subject to applicable law, to TRI Pointe’s Chief Executive Officer or such other executive officer as the Compensation Committee deems appropriate; provided, that the Compensation Committee may not delegate its authority under the 2013 LTIP to TRI Pointe’s Chief Executive Officer or any other executive officer with regard to the selection for participation in the 2013 LTIP of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, price or amount of an award to such an officer, director or other person.

The Compensation Committee is composed of three directors, Messrs. Bronson, Cable and Gilbert, each of whom is a non-employee and (i) satisfies the independence requirements under the applicable listing standards of the NYSE and the applicable rules of the SEC, (ii) otherwise satisfies the applicable requirements for compensation committee service imposed by the Exchange Act and the NYSE, (iii) meets the requirements for a “non-employee director” contained in Rule 16b-3 under the Exchange Act and (iv) meets the requirements for an “outside director” for the purposes of Section 162(m) of the Code, as well as any other applicable legal or regulatory requirements. The Compensation Committee met two times during fiscal year 2013. The Compensation Committee has adopted a written charter that is available on TRI Pointe’s website at www.tripointehomes.com in the Corporate Governance—Governance Documents section of the Investors webpage.

TRI Pointe’s Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation. The Compensation Committee has retained Semler Brossy Consulting Group, LLC as its independent compensation consultant. The compensation consultant provides the Compensation Committee with data about the compensation paid by a peer group of companies and other companies that may compete with TRI Pointe for executives, and develops recommendations for structuring TRI Pointe’s compensation programs. The compensation consultant is engaged solely by the Compensation Committee and does not provide any services directly to TRI Pointe or its management.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of Messrs. Bronson, Cable and Gilbert. No member of the Compensation Committee is, or has been at any time, an officer or employee of TRI Pointe, nor has any member had any relationship with TRI Pointe requiring disclosure under Item 404 of Regulation S-K. None of TRI Pointe’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on TRI Pointe’s board of directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the TRI Pointe board of directors, pursuant to its written charter, does, among other matters:

•	identifies individuals qualified to become members of the TRI Pointe board of directors and ensures that the board of directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds;

•	develops, and recommends to the TRI Pointe board of directors for its approval, qualifications for director candidates and periodically reviews these qualifications with the board of directors;

•	reviews the committee structure of the TRI Pointe board of directors and recommends directors to serve as members or chairs of each committee of the board of directors;

•	reviews and recommends committee slates annually and recommends additional committee members to fill vacancies as needed;

•	develops and recommends to the TRI Pointe board of directors a set of corporate governance guidelines applicable to TRI Pointe and, at least annually, reviews such guidelines and recommends changes to the board of directors for approval as necessary; and

•	oversees the annual self-evaluations of the TRI Pointe board of directors and management.

The Nominating and Corporate Governance Committee is composed of three directors, Messrs. Bronson, Gilbert and Rogers, each of whom is a non-employee and satisfies the independence-related requirements of the NYSE as well as any other applicable legal or regulatory requirements. The Nominating and Corporate Governance Committee did not meet during fiscal year 2013. The Nominating and Corporate Governance Committee has adopted a written charter that is available on TRI Pointe’s website at www.tripointehomes.com in the Corporate Governance—Governance Documents section of the Investors webpage.

In evaluating candidates for nomination to the TRI Pointe board of directors, the Nominating and Corporate Governance Committee takes into account the applicable requirements for directors under the Exchange Act and the listing standards of the NYSE. The Nominating and Corporate Governance Committee may take into consideration such other factors and criteria that it deems appropriate in evaluating a candidate, including the candidate’s judgment, skill, integrity, diversity, business or other experience, time availability in light of other commitments and conflicts of interest. The Nominating and Corporate Governance Committee may (but is not required to) consider candidates suggested by management or other members of the TRI Pointe board of directors. Although the Nominating and Corporate Governance Committee does not have a formal policy on diversity with regard to its consideration of director nominees, it considers diversity in its selection process and seeks to nominate candidates that have a diverse range of views, backgrounds, leadership and business experience.

Policy Regarding Stockholder Recommendations

TRI Pointe identifies new director candidates through a variety of sources. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders, TRI Pointe’s Corporate Governance Guidelines provide that, when formulating its director nomination recommendations, the Nominating and Corporate Governance Committee will consider candidates recommended by TRI Pointe stockholders and others, as it deems appropriate. In considering candidates submitted by TRI Pointe stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the TRI Pointe board of directors and the qualifications of the candidate. TRI Pointe stockholders may propose director nominees by adhering to the advance notice procedures described in the section entitled “Stockholder Proposals for 2014 and 2015 Annual Meetings” in this proxy statement. The Nominating and Corporate Governance Committee may also establish procedures, from time to time, regarding submission of candidates by TRI Pointe stockholders and others.

In considering director candidates for election at the annual meeting, the Nominating and Corporate Governance Committee did not consider nominees other than the seven incumbent directors listed in Proposal No. 5 of this proxy statement, as no new candidates had been proposed and the incumbent directors had been only recently appointed and continue to exhibit the qualifications described above.

Code of Business Conduct and Ethics

TRI Pointe’s board of directors has adopted the TRI Pointe Homes, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. Additionally, TRI Pointe’s board of directors has adopted the TRI Pointe Homes, Inc. Code of Ethics for Senior Executive and Financial Officers that applies to the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (or persons performing similar functions to the aforementioned officers). The Code of Business Conduct and Ethics along with the Code of Ethics for Senior Executive and Financial Officers are available on TRI Pointe’s website at www.tripointehomes.com in the Corporate Governance—Governance Documents section of the Investors webpage. If any substantive amendments to either the Code of Business Conduct and Ethics or the Code of Ethics for Senior Executive and Financial Officers are made, or any waiver from a provision of either Code is granted to any executive officer or director, TRI Pointe will promptly disclose the nature of the amendment or waiver on its website.

Rule 10b5-1 Sales Plan

TRI Pointe’s directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of TRI Pointe common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. TRI Pointe’s directors and executive officers also may buy or sell additional shares outside a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of TRI Pointe’s policy on insider trading and communications with the public.

Corporate Governance Guidelines

TRI Pointe’s Corporate Governance Guidelines are available on its website at www.tripointehomes.com in the Corporate Governance—Governance Documents section of the Investors webpage.

Stockholder Communications with the TRI Pointe Board of Directors

TRI Pointe stockholders and other interested persons who want to communicate directly with the TRI Pointe board of directors as a group, the lead independent director, the non-management directors as a group or any individual director may do so by delivering such communication in care of TRI Pointe’s Corporate Secretary at: TRI Pointe Homes, Inc., Presiding Director or Non-Management Directors c/o Corporate Secretary, 19520 Jamboree Road, Suite 200, Irvine, CA 92612.

All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the number of shares of TRI Pointe common stock that the person holds;

•	if the person submitting the communication is not a stockholder, the nature of the person’s interest in TRI Pointe;

•	any special interest, meaning an interest not in the capacity as a TRI Pointe stockholder, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications received in writing are forwarded to the TRI Pointe board of directors as a group, the lead independent director, the non-management directors as a group or any individual director to whom the communication is directed. However, the following communications will not be forwarded: any threatening, incoherent, obscene, defamatory or similarly inappropriate communication; any communication that involves an ordinary business matter (such as a job inquiry, a business account or transaction, a request for information about TRI Pointe, form letters, spam, invitations and other forms of mass mailings); surveys; and any communication that does not relate to matters relevant to TRI Pointe or its business, unless requested by a director or at management’s discretion. At each meeting of the TRI Pointe board of directors, a summary of all such communications received since the last meeting that were not forwarded will be presented and those communications shall be available to directors on request.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee of the TRI Pointe board of directors is required by the SEC and, in accordance with SEC rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that TRI Pointe specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed with management the audited financial statements of TRI Pointe for the fiscal year ended December 31, 2013. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, TRI Pointe’s independent registered public accounting firm for 2013, the audited financial statements for the fiscal year ended December 31, 2013. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by Auditing Standard No. 16: Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP the accounting firm’s independence.

Based upon the foregoing review and discussions described in this report, the Audit Committee recommended to the TRI Pointe board of directors that the audited financial statements be included in TRI Pointe’s Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Respectfully submitted by:

THE AUDIT COMMITTEE OF THE TRI POINTE BOARD OF DIRECTORS

Thomas B. Rogers, Audit Committee Chair

Steven J. Gilbert

Wade H. Cable

MANAGEMENT

Set forth below are the names, ages and positions of TRI Pointe’s executive officers as of May 1, 2014. Each executive officer shall hold office until the first meeting of the TRI Pointe board of directors after the annual meeting next succeeding the executive officer’s election and until the executive officer’s respective successor is elected and qualified or until the executive officer’s earlier death, resignation or removal.

Name	Age	Position with TRI Pointe
Douglas F. Bauer	53	Chief Executive Officer
Thomas J. Mitchell	54	President and Chief Operating Officer
Michael D. Grubbs	55	Chief Financial Officer and Treasurer
Jeffrey D. Frankel	39	Senior Vice President and Division President-Northern California
Matthew P. Osborn	43	Senior Vice President and Division President-Colorado

For biographical information for Mr. Douglas F. Bauer, see “Board of Directors—Director Nominees.”

THOMAS J. MITCHELL. Mr. Mitchell has served as TRI Pointe’s President and Chief Operating Officer since January 30, 2013. Prior to forming TPH LLC in April 2009, from 1988 to 2009, Mr. Mitchell served in several capacities, including most recently Executive Vice President, for William Lyon Homes, an internally managed homebuilding company whose common stock was listed on the NYSE from 1999 until the company was taken private in 2006. Through his various roles within that company, Mr. Mitchell developed a broad background and experience in all aspects of residential construction and land development. Prior to his 20-year tenure at William Lyon Homes, Mr. Mitchell spent over two years with The Irvine Company in their community development group and over two years with Pacific Savings Bank. Throughout his career, Mr. Mitchell has obtained significant experience in land acquisition, land entitlement, land development, project planning, product design, construction operations, project and company finance, sales and marketing, customer satisfaction and warranty service. Mr. Mitchell served as a member of the board of managers of TPH LLC since 2010. Mr. Mitchell has more than 25 years of experience in the real estate development and homebuilding industry. His accomplishments have been recognized by, among other things, his being awarded the Outstanding Home Design and National Home of the Year awards and being identified by Home Builder Executive as a Top 100 President. In 2004, Mr. Mitchell was awarded the BIA Inland Empire Builder of the Year. Mr. Mitchell received his B.A. from California State University of Long Beach.

MICHAEL D. GRUBBS. Mr. Grubbs has served as TRI Pointe’s Chief Financial Officer and Treasurer since January 30, 2013. Prior to forming TPH LLC in April 2009, from 1992 to 2009, Mr. Grubbs served in several capacities, including most recently the Senior Vice President and Chief Financial Officer, for William Lyon Homes, an internally managed homebuilding company whose common stock was listed on the NYSE from 1999 until the company was taken private in 2006. Prior to his 17-year tenure at William Lyon Homes, Mr. Grubbs spent five years at Kenneth Leventhal & Company where he specialized in real estate accounting and over five years at J.C. Penney Company Construction and Real Estate Division which built retail facilities throughout the Western United States. Mr. Grubbs has more than 25 years of experience in residential real estate and homebuilding finance. Mr. Grubbs is a member (inactive) of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Grubbs is also a former member of the Board of Directors for HomeAid Orange County, a charitable organization with the mission of building or renovating shelters for the temporarily homeless, which serves individuals and families who find themselves without shelter due to such factors as domestic violence, job loss, catastrophic illness or crisis pregnancy. He served as Treasurer and committee chair for the Finance Focus Group. Mr. Grubbs received his B.A., magna cum laude, with honors from Arizona State University.

JEFFREY D. FRANKEL. Mr. Frankel has served as TRI Pointe’s Senior Vice President and Division President—Northern California since January 30, 2013. Mr. Frankel joined TPH LLC in November 2010 to form the Northern California Division. Since that time, Mr. Frankel has acquired or placed under option or non-binding letter of intent more than 1200 lots, in the Greater Bay Area and has assembled a team of 39 building professionals. He currently leads his team in all facets of homebuilding, including land acquisition and development, new home construction, purchasing and customer care. To date, his team has successfully opened five new communities in the Northern California area. Prior to joining TPH LLC, Mr. Frankel worked for William Lyon Homes, Bank of America and Comerica Bank, serving in various capacities over his 16 year career in the real estate industry. Mr. Frankel was a Vice President for both Bank of America and Comerica Bank prior to joining William Lyon Homes in 2003, where his focus was primarily on land acquisition and project management. His key responsibilities included pre-development activities, such as acquisition, entitlements, site planning and product development. Mr. Frankel has extensive experience with both single-family and multi-family developments. Mr. Frankel received his B.S. from Santa Clara University.

MATTHEW P. OSBORN. Mr. Osborn has served as TRI Pointe’s Senior Vice President and Division President—Colorado since January 30, 2013. Mr. Osborn joined TPH LLC in August 2012 to lead the startup of the Colorado Division. Prior to that time, Mr. Osborn was the President and Chief Operating Officer of Village Homes, a Colorado community builder, since its inception in January 2010. Prior to his role with Village Homes, Mr. Osborn served for over 15 years in various capacities for Village Homes of Colorado, Inc., including Planning Director, Vice President of Marketing Operations, Senior Vice President of Home Building Operations, and President, and served as one of its Directors from 2004 to October 2012. During his management tenure at Village Homes of Colorado, Inc., the organization was recognized locally and nationally for its outstanding business practices, expanded its operations into Northern Colorado and several markets in the Mountains and Western Slope of Colorado and was awarded Community of the Year five consecutive years, from 2002 to 2006. In 2009, Village Homes of Colorado, Inc. filed for protection from creditors under the U.S. Bankruptcy Code. Mr. Osborn also was instrumental in the formation of the new homebuilding entity operating under the Village Homes name. He was a member of the Board of Directors of the Home Builders Association of Metropolitan Denver from 2004 to 2009 and was President of the Association in 2008. He has previously been a member of the Urban Land Institute and was the Assistant Chair of the Residential Neighborhood Development Council (Gold Flight) from 2006 to 2008. Mr. Osborn received his B.A. from Boston College and his M.B.A. from the University of Denver.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires TRI Pointe’s directors and certain officers, and persons who own more than 10% of a registered class of TRI Pointe equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of TRI Pointe common stock and other equity securities. Certain officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish TRI Pointe with copies of all Section 16(a) forms they file. To TRI Pointe’s knowledge, based on information furnished by these persons, all Section 16(a) filing requirements applicable to TRI Pointe’s directors, executive officers and greater-than-ten-percent stockholders were complied with on a timely basis during the fiscal year ended December 31, 2013, except that the Form 3s initially filed for Messrs. Bronson, Cable, Gilbert and Rogers inadvertently included the incorrect number of shares, which errors were corrected by amendments filed after the original due date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation described in the section entitled “Executive Compensation,” TRI Pointe’s executive officers, directors and other related parties will be entitled to receive, or have received since the beginning of the last fiscal year, material financial and other benefits, including the following:

Indemnification Agreements

TRI Pointe has entered into an indemnification agreement with each of its officers and directors. These agreements require TRI Pointe to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to TRI Pointe, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Additionally, in connection with the voting agreements described in “Other Agreements—Voting Agreements,” TRI Pointe has entered into indemnification agreements with Starwood Capital Group and Messrs. Bauer, Mitchell and Grubbs, pursuant to which TRI Pointe has agreed to (i) pay all out-of-pocket costs, and reasonable fees and expenses of counsel and other advisors, incurred by the applicable stockholder in connection with the execution and performance of the applicable voting agreement and (ii) indemnify and hold harmless the applicable stockholder from all losses arising out of or relating to the execution and performance of the applicable voting agreement. For more information, see “Other Agreements—Indemnity Agreements.”

Registration Rights

On January 30, 2013, TRI Pointe entered into a registration rights agreement with the former members of TPH LLC, including the Starwood Fund, the members of TRI Pointe’s management team and a third-party investor, with respect to the shares of TRI Pointe common stock that they received as part of TRI Pointe’s formation transactions. The shares are referred to collectively as the “registrable shares.” Pursuant to the registration rights agreement, TRI Pointe granted the former members of TPH LLC and their direct and indirect transferees shelf registration rights to require TRI Pointe to file a shelf registration statement for the registrable shares and to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time, demand registration rights to have the registrable shares registered for resale, and, in certain circumstances, the right to make “piggy-back” sales of the registrable shares under registration statements TRI Pointe might file in connection with future public offerings.

Notwithstanding the foregoing, the registration rights are subject to cutback provisions, and TRI Pointe is permitted to suspend the use, from time to time, of the prospectus that is part of the shelf registration statement (and therefore suspend sales under the shelf registration statement) for certain periods, referred to as “blackout periods.”

Acquisitions from Entities Managed by Affiliates of Starwood Capital Group

In March 2011 and December 2012, TRI Pointe (through its predecessor in interest, TPH LLC) acquired 62 lots and 25 lots, respectively, in the Rosedale master planned community located in Azusa, California, for a purchase price of approximately $6.5 million and $3.5 million (plus a potential profit participation should a specific net margin be exceeded), respectively, from an entity in which an affiliate of the Starwood Capital Group owns a minority interest.

In December 2012, TRI Pointe (through its predecessor in interest, TPH LLC) acquired 57 lots out of a total commitment of 149 lots located in Castle Rock, Colorado, for a purchase price of approximately $3.2 million from an entity managed by an affiliate of the Starwood Capital Group. TRI Pointe has the right to acquire the remaining 92 entitled lots for a purchase price of approximately $5.4 million.

In March 2013, TRI Pointe acquired an additional 66 lots in the Rosedale master planned community located in Azusa, California, for a purchase price of approximately $15.7 million (plus a potential profit participation should a specific net margin be exceeded) from an entity in which an affiliate of the Starwood Capital Group owns a minority interest. This acquisition was approved by TRI Pointe independent directors.

In September 2013, TRI Pointe acquired 87 lots located in the master planned community of Sycamore Creek in Riverside, CA, for a purchase price of approximately $11.8 million, and 49 lots located in the community of Topazridge, also located in Riverside, CA, for a purchase price of approximately $6 million. These lots were purchased from an entity managed by an affiliate of the Starwood Capital Group. This acquisition was approved by TRI Pointe independent directors.

In December 2013, TRI Pointe acquired 67 lots located in Castle Rock, Colorado, for a purchase price of approximately $3.8 million from an entity managed by an affiliate of the Starwood Capital Group. This acquisition was approved by TRI Pointe independent directors.

In February 2014, TRI Pointe acquired 87 additional lots located in the master planned community of Sycamore Creek in Riverside, CA, for a purchase price of approximately $7.8 million from an entity managed by an affiliate of the Starwood Capital Group. This acquisition was approved by TRI Pointe independent directors.

Reimbursement of Expenses to Starwood Capital Group

Although TRI Pointe does not pay any fees to Starwood Capital Group or its affiliates, TRI Pointe has reimbursed Starwood Capital Group for certain due diligence expenses and for the out-of-pocket travel and lodging expenses of representatives of Starwood Fund for their attendance at board of directors and other meetings and in connection with site visits or other business of TRI Pointe. TRI Pointe reimbursed Starwood Capital Group $0, $4,166 and $79,464 during the years ended December 31, 2013, 2012 and 2011, respectively.

Conflicts of Interest

Conflicts of interest may exist among TRI Pointe’s directors and officers and other related parties and TRI Pointe as described below.

As of May 1, 2014, the Starwood Fund owned 11,985,905 shares of TRI Pointe common stock (not including 2,701,569 shares subject to the investor rights agreement described in the section entitled “Description of TRI Pointe Capital Stock—Investor Rights Agreement”), which represents approximately 37.9% of the shares entitled to vote at TRI Pointe’s annual meeting. Starwood Fund is managed by an affiliate of Starwood Capital Group. Pursuant to an investor rights agreement with the Starwood Fund, entered into on January 30, 2013, the Starwood Fund has the right to nominate two members of the TRI Pointe board of directors for as long as the Starwood Fund owns 25% or more of the outstanding TRI Pointe common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares) and one member of the TRI Pointe board of directors for as long as it owns at least 10% of such outstanding TRI Pointe common stock. In addition, the members of TRI Pointe’s management team agreed to vote all shares of TRI Pointe common stock that they own in favor of the Starwood Fund nominees in any election of directors for as long as the Starwood Fund owns at least 10% of such outstanding TRI Pointe common stock. On November 3, 2013, the investor rights agreement was amended, effective as of the date of the closing of the Merger, to provide that, following the consummation of the Merger, the Starwood Fund will have the right to nominate one member of the TRI Pointe board of directors for as long as the Starwood Fund owns at least 5% of the outstanding TRI Pointe common stock. In addition, following the consummation of the Merger, the investor rights agreement will automatically terminate upon the date on which the Starwood Fund owns less than 1% of the outstanding TRI Pointe common stock.

The Starwood Fund’s interests may not be fully aligned with yours and this could lead to a strategy that is not in your best interest. In addition, Starwood Fund’s significant ownership in TRI Pointe and resulting ability to effectively control TRI Pointe, in each case, prior to the consummation of the Transactions, may discourage someone from making a significant equity investment in TRI Pointe, or could discourage transactions involving a change in control, including transactions in which you as a holder of shares of TRI Pointe common stock might otherwise receive a premium for your shares over the then current market price. See “Risk Factors.”

In addition to the acquisitions of lots from entities managed by an affiliate of Starwood Capital Group referred to above in the section entitled “—Acquisitions from Entities Managed by Affiliates of Starwood Capital Group,” TRI Pointe may in the future acquire additional land from affiliates of Starwood Capital Group. Any such acquisitions will be separately considered for approval by the independent directors.

Mr. Barry Sternlicht, the Chairman of the TRI Pointe board of directors, is the Chairman and Chief Executive Officer of Starwood Capital Group. Mr. Chris Graham, who will be appointed by TRI Pointe as a director of TRI Pointe on the Closing Date, is a Senior Managing Director at Starwood Capital Group. As a result of TRI Pointe’s relationship with Starwood Capital Group, there may be transactions between TRI Pointe and Starwood Capital Group, Starwood Property Trust (which is managed by an affiliate of Starwood Capital Group) or their affiliates that could present an actual or perceived conflict of interest. These conflicts of interest may lead Mr. Sternlicht and Mr. Graham to recuse themselves from actions of the TRI Pointe board of directors with respect to any transactions involving or with Starwood Capital Group, Starwood Property Trust or their affiliates. In addition, Mr. Sternlicht and Mr. Graham will devote only a portion of their business time to their duties with the TRI Pointe board of directors, and they will devote the majority of their time to their duties with Starwood Capital Group and its affiliates and other commitments. For more information, see “Information on TRI Pointe—Directors and Officers of TRI Pointe Before and After the Transactions.”

TRI Pointe has entered into amended and restated employment agreements with Mr. Douglas Bauer, TRI Pointe’s Chief Executive Officer; Mr. Thomas Mitchell, TRI Pointe’s President and Chief Operating Officer; and Mr. Michael Grubbs, TRI Pointe’s Chief Financial Officer and Treasurer, pursuant to which they will devote their full business time and attention to TRI Pointe’s affairs. See “Executive Compensation—Employment Agreements.” These employment agreements were not negotiated on an arm’s-length basis. TRI Pointe may choose not to enforce, or to enforce less vigorously, its rights under these agreements because of its desire to maintain an ongoing relationship with the individual parties to these agreements.

On November 3, 2013, in connection with the voting agreements described in “Other Agreements—Voting Agreements,” Messrs. Bauer, Grubbs and Mitchell entered into a lock-up agreement with the Starwood Fund. Pursuant to the lock-up agreement, Messrs. Bauer, Grubbs and Mitchell each agreed that, following the consummation of the Merger, they would not sell to any third party certain of their shares of common stock, as outlined in each of their employment agreements, without the prior written consent of the Starwood Fund until the Starwood Fund (and any of its affiliates owning TRI Pointe common stock) owns less than 4.875% of the total TRI Pointe common stock outstanding after the consummation of the Merger. For more information, see “Executive Compensation—Employment Agreements.”

In February 2014, TRI Pointe’s board of directors approved bonuses of $150,000 payable to each of Messrs. Bauer, Mitchell and Grubbs, contingent on the consummation of the Transactions, for their efforts in connection with the Transactions.

TRI Pointe has adopted Corporate Governance Guidelines which, among other things, require directors to disclose to the Chairman of the Board personal or business interests that involve an actual or potential conflict of interest. In addition, TRI Pointe’s Code of Business Conduct and Ethics requires that any transaction in which any of TRI Pointe’s directors, officers or employees has an interest must be approved by a vote of a majority of TRI Pointe’s disinterested and independent directors. TRI Pointe’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (or persons performing similar functions) (collectively, “Senior Officers” and each a “Senior Officer”) must comply with TRI Pointe’s Code of Ethics for Senior Executive and Financial Officers, which requires the prior written approval of TRI Pointe’s Audit Committee before a Senior Officer makes any investment, accepts any position or benefits, participates in any transaction or business arrangement or otherwise acts in a manner that creates or appears to create a conflict of interest. Neither the adoption of these policies nor any communication concerning these policies is intended to constitute a representation concerning past, present or future compliance by the persons subject to them. TRI Pointe cannot assure you that these policies will be successful in eliminating the influence of conflicts of interest. These policies may be amended from time to time at the discretion of the TRI Pointe board of directors, without a vote of TRI Pointe stockholders.

PROPOSAL NO. 6—

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the TRI Pointe board of directors has approved the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further recommended that the TRI Pointe board of directors submit the selection of TRI Pointe’s independent registered public accounting firm for ratification by TRI Pointe stockholders at the annual meeting. Ernst & Young LLP has served as TRI Pointe’s independent registered public accounting firm since 2009. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Bylaws, the Charter, nor any other governing documents or applicable law require stockholder ratification of the selection of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm. However, the TRI Pointe board of directors is submitting the selection of Ernst & Young LLP to TRI Pointe stockholders for ratification as a matter of good corporate practice. If the TRI Pointe stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may, nonetheless, retain Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time if they determine that such a change would be in the best interest of TRI Pointe and its stockholders.

Required Vote

This proposal regarding the ratification of the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014, must be approved by the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. Abstentions will be treated as being present and entitled to vote, and will have the effect of a “NO” vote, with regard to this proposal. This proposal is considered “routine,” therefore banks, brokers or other nominees may exercise their voting discretion in the absence of specific instructions with regard to this proposal.

TRI Pointe’s board of directors recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as TRI Pointe’s independent registered public accounting firm for 2014.

AUDIT COMMITTEE MATTERS

Independent Registered Public Accounting Firm Fees

The following table represents aggregate fees billed to TRI Pointe for the fiscal years ended December 31, 2013 and 2012 by Ernst & Young LLP. All fees below were approved by the Audit Committee in conformity with the Audit Committee’s pre-approval process.

	Year Ended December 31,
	2013	2012
	(in thousands)
Audit Fees(1)	$580,500	$563,000
Audit-Related Fees(2)	1,212,900	—
Tax Fees(3)	29,062	17,000
All Other Fees(4)	81,000	—

Total	$1,903,462	$580,000

(1)	These are fees for professional services performed by Ernst & Young LLP for the audit of TRI Pointe’s annual financial statements, consents and comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	These are fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of TRI Pointe’s financial statements. This includes employee benefit plan audits, due diligence related to mergers and acquisitions, and consulting on financial accounting/reporting standards.
(3)	These are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. This includes the preparation of TRI Pointe’s and its consolidated subsidiaries’ original and amended tax returns, refund claims, payment planning, tax audit assistance and tax work stemming from “Audit-Related” items.
(4)	These are fees for other permissible work performed by Ernst & Young LLP that does not meet the above category descriptions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has responsibility for establishing policies and procedures for the pre-approval of audit and non-audit services rendered by TRI Pointe’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate, compensate, retain and oversee the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for TRI Pointe (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting). TRI Pointe’s internal auditing function and the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee has the sole authority to approve all audit engagement fees and terms, and the Audit Committee, or the Chair of the Audit Committee, must pre-approve any audit and non-audit services provided to TRI Pointe by the independent registered public accounting firm and the fees and terms thereof (provided that the Chair may not pre-approve services in excess of $25,000 and must report any such approval to the full Audit Committee at the next regularly scheduled meeting of the Audit Committee).

PROPOSAL NO. 7—

PROPOSAL TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING, IF

NECESSARY OR APPROPRIATE

If, at the annual meeting of stockholders, the board of directors of TRI Pointe determines it is necessary or appropriate to adjourn or postpone the annual meeting in order to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the proposal to issue shares of TRI Pointe common stock in the Merger, TRI Pointe intends to move to adjourn or postpone the annual meeting. If the board of directors of TRI Pointe determines that adjournment or postponement of the annual meeting is necessary or appropriate, TRI Pointe will ask its stockholders to vote only upon the adjournment or postponement proposal, and not on the proposal to approve the issuance of shares of TRI Pointe common stock in the Merger.

In this proposal, TRI Pointe is asking you to vote in favor of adjournment or postponement of the annual meeting to a later date or time, if it is determined by the TRI Pointe board of directors to be necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger. If the stockholders approve the adjournment or postponement proposal, TRI Pointe could adjourn or postpone the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment or postponement proposal could mean that, even if TRI Pointe had received proxies representing a sufficient number of votes against the issuance of TRI Pointe common stock in the Merger to defeat that proposal, TRI Pointe could adjourn or postpone the annual meeting without a vote and seek to convince the holders of those shares to change their votes to vote in favor of approval of the issuance of shares of TRI Pointe common stock in the Merger.

Required Vote

This proposal regarding the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger must be approved by the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. Abstentions will be treated as being present and entitled to vote, and will have the effect of a “NO” vote, with regard to this proposal. “Broker-non-votes” will not be treated as present and entitled to vote and will not affect the outcome with regard to this proposal.

TRI Pointe’s board of directors recommends that stockholders vote, if it is determined by the TRI Pointe board of directors to be necessary or appropriate, “FOR” the approval of adjournment(s) or postponement(s) to the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to approve the issuance of shares of TRI Pointe common stock in the Merger.

STOCKHOLDER PROPOSALS FOR 2014 AND 2015 ANNUAL MEETINGS

Pursuant to Rule 14a-8 under the Exchange Act, because TRI Pointe did not hold an annual meeting in 2013, the deadline for submitting proposals by stockholders intended to be included in TRI Pointe’s 2014 proxy statement and form of proxy is a reasonable time before TRI Pointe begins to print and send proxy materials. Any stockholder who intends to nominate an individual for election to the TRI Pointe board of directors or submit a matter for consideration at the 2014 annual meeting, other than by submitting a proposal to be included in TRI Pointe’s 2014 proxy statement, must give timely notice according to the Bylaws. The Bylaws provide that because TRI Pointe will not hold an annual meeting in 2013, to be timely for submission to the 2014 annual meeting, a stockholder’s notice must be received by TRI Pointe’s Corporate Secretary at TRI Pointe Homes, Inc., Attention: Corporate Secretary, 19520 Jamboree Road, Suite 200, Irvine, California 92612, by the close of business on May 15, 2014, which is the tenth day following the day on which the first public disclosure of the date of the annual meeting was made.

Pursuant to Rule 14a-8 under the Exchange Act, the deadline for submitting proposals by stockholders intended to be included in the 2015 annual meeting proxy statement and form of proxy is no later than [                    ], 2015 (approximately 120 days prior to the one year anniversary of the mailing of this proxy statement), or otherwise as permitted by applicable law. Any stockholder who intends to nominate an individual for election to the TRI Pointe board of directors or submit a matter for consideration at the 2015 annual meeting, other than by submitting a proposal to be included in TRI Pointe’s 2015 proxy statement, must give timely notice according to the Bylaws. The Bylaws provide that, to be timely for submission to the 2015 annual meeting, a stockholder’s notice must be received by TRI Pointe’s Corporate Secretary, at the address listed above, between 90 and 120 days prior to the anniversary date of the 2014 annual meeting; provided, however, that if the 2015 annual meeting date is advanced by more than 30 days before or delayed by more than 30 days after the anniversary date of the 2014 annual meeting, then the stockholder must provide notice within the time period specified in the Bylaws.

For each matter any stockholder intends to bring before the 2014 annual meeting or the 2015 annual meeting, the stockholder’s notice must comply with all applicable provisions of the Bylaws, including a description of the proposal or business (including the complete text of any resolutions to be presented at the annual meeting, and, in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the annual meeting, and any material interest the stockholder has in that business as well as information regarding the stockholder, the number of shares of TRI Pointe common stock that the stockholder owns and a representation that such stockholder intends to appear in person or by proxy at the annual meeting. Any stockholder proposals must also comply in all respects with the rules and regulations of the SEC. For more information, and for more detailed requirements, please refer to the Bylaws, filed as Exhibit 3.2 to TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 13, 2013.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

TRI Pointe files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that TRI Pointe has filed with the SEC at the following SEC public reference room: 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

TRI Pointe’s SEC filings are also available to the public on the SEC’s internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, TRI Pointe’s SEC filings are also available to the public on TRI Pointe’s website, www.tripointehomes.com. Information contained on TRI Pointe’s website is not incorporated by reference into this proxy statement, and you should not consider information contained on that website as part of this proxy statement.

Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows TRI Pointe to “incorporate by reference” in this proxy statement documents TRI Pointe files with it. This means that TRI Pointe can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that TRI Pointe files with the SEC will update and supersede that information. TRI Pointe incorporates by reference in this proxy statement the documents listed below and any future filings TRI Pointe makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this proxy statement until the date of the annual meeting. The information incorporated by reference is an important part of this proxy statement. Any statement in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this proxy statement.

•	TRI Pointe’s Annual Report on Form 10-K for the year ended December 31, 2013;

•	TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	TRI Pointe’s Current Report on Form 8-K filed January 2, 2014;

•	TRI Pointe’s Current Report on Form 8-K filed April 1, 2014;

•	TRI Pointe’s Current Report on Form 8-K filed May 5, 2014; and

•	The description of TRI Pointe common stock contained in TRI Pointe’s registration statement on Form 8-A, filed January 28, 2013.

You can obtain a copy of any document incorporated by reference into this proxy statement, except for the exhibits to those documents, from TRI Pointe. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference into this proxy statement, including TRI Pointe’s Annual Report on Form 10-K for the year ended December 31, 2013, are available from TRI Pointe without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this proxy statement. You may obtain documents incorporated by reference into this proxy statement by requesting them in writing or by telephone from TRI Pointe at the following address and telephone number: 19520 Jamboree Road, Suite 200, Irvine, California 92612, Attention: Investor Relations, Telephone: (949) 478-8600.

If you would like to request documents, please do so by [                    ] to receive them before the annual meeting. If you request any of these documents from TRI Pointe, TRI Pointe will mail them to you by first-class mail, or another reasonably prompt method.

You should rely only on the information contained or incorporated by reference in this proxy statement in voting your shares at the annual meeting. TRI Pointe has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                    ]. You should not assume that the information contained in this proxy statement is accurate as of any other date, and neither the mailing of this proxy statement to TRI Pointe stockholders nor the issuance of TRI Pointe common stock in the Merger will create any implication to the contrary.

INDEX TO FINANCIAL PAGES

Financial Statements of Weyerhaeuser Real Estate Company

Weyerhaeuser Real Estate Company

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Weyerhaeuser Real Estate Company:

We have audited the accompanying consolidated balance sheets of Weyerhaeuser Real Estate Company and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Weyerhaeuser Real Estate Company and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Seattle, WA

February 18, 2014

Weyerhaeuser Real Estate Company

CONSOLIDATED STATEMENT OF OPERATIONS

DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER-SHARE FIGURES
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Revenues:
Single-family home sales	$241,902	$182,381	$1,218,430	$870,596	$768,071
Land and lots	3,387	11,262	52,261	192,489	66,703
Other operations	2,843	1,873	4,021	7,221	2,971

Total revenues	248,132	195,516	1,274,712	1,070,306	837,745

Costs and expenses:
Single-family homes	190,840	146,631	948,561	690,578	589,574
Land and lots	3,138	11,769	38,052	116,143	36,542
Impairments and related charges, homebuilding (Note 19)	468	493	345,448	3,591	11,019
Other operations	1,617	1,167	2,854	5,214	2,682
Sales and marketing	20,905	18,244	94,521	78,022	71,587
General and administrative	18,005	18,414	74,244	75,583	71,348
Restructuring	1,716	440	10,938	2,460	2,801

Total costs and expenses	236,689	197,158	1,514,618	971,591	785,553

Operating income (loss)	11,443	(1,642)	(239,906)	98,715	52,192

Other income (expense):
Equity in earnings (loss) of unconsolidated entities (Note 7)	(68)	(103)	2	2,490	1,584
Other income (expense), net (Note 21)	735	951	2,450	(1,576)	496

Total other income (expense)	667	848	2,452	914	2,080

Earnings (loss) from continuing operations before income taxes	12,110	(794)	(237,454)	99,629	54,272
Income tax benefit (expense) (Note 22)	(4,529)	739	86,161	(38,910)	(19,333)

Earnings (loss) from continuing operations	7,581	(55)	(151,293)	60,719	34,939
Discontinued operations, net of income taxes (Note 24)	—	189	1,838	762	589

Net earnings (loss) attributable to common shareholder	$7,581	$134	$(149,455)	$61,481	$35,528

Basic earnings (loss) per share attributable to common shareholder (Note 3)
Continuing operations	$0.08	$(0.01)	$(1.51)	$0.61	$0.35
Discontinued operations	—	0.01	0.02	0.00	0.01

Net earnings per share	$0.08	$—	$(1.49)	$0.61	$0.36

Weighted average shares outstanding (in thousands) (Note 3)	100,000	100,000	100,000	100,000	100,000

See accompanying Notes to Consolidated Financial Statements.

Weyerhaeuser Real Estate Company

CONSOLIDATED BALANCE SHEET

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Assets
Cash	$3,338	$4,510	$5,212
Receivables, net (Note 4)	35,425	60,397	72,053
Deposits on real estate under option or contract	31,104	38,788	31,169
Inventory (Note 5)	1,500,608	1,421,986	1,609,485
Operating properties and equipment, net (Note 9)	17,305	17,386	13,517
Intangible assets, net (Note 10)	6,360	6,494	7,028
Investments in unconsolidated entities (Note 7)	15,672	20,923	20,599
Income tax receivable from Weyerhaeuser (Note 11 and Note 22)	—	—	14
Deferred tax assets (Note 22)	287,946	288,983	179,585
Prepaid expenses and other assets (Note 6)	44,240	50,997	42,582
Assets of discontinued operations (Note 24)	—	—	18,293

Total assets	$1,941,998	$1,910,464	$1,999,537

Liabilities
Accounts payable	$43,807	$40,755	$40,875
Accounts payable to Weyerhaeuser (Note 11)	33,180	18,921	18,661
Accrued payroll liabilities	33,724	48,232	51,774
Other accrued liabilities (Note 17)	100,178	119,302	94,005
Debt payable to third parties (Note 12)	—	—	109,255
Debt payable to Weyerhaeuser (Note 11)	868,809	834,589	689,553
Debt (nonrecourse to the Company) held by variable interest entities (Note 8)	6,041	6,571	989
Income tax payable to Weyerhaeuser (Note 11 and Note 22)	19,625	16,577	—
Liabilities of discontinued operations (Note 24)	—	—	698
Commitments and contingencies (Note 16)

Total liabilities	1,105,364	1,084,947	1,005,810

Equity
Shareholder’s interest:
Common shares: $.04 par value; 100,000,000 authorized, issued and outstanding	4,000	4,000	4,000
Other capital	332,624	330,886	338,114
Retained earnings	469,791	462,210	611,665

Total shareholder’s interest	806,415	797,096	953,779
Noncontrolling interests (Note 8)	30,219	28,421	39,948

Total equity	836,634	825,517	993,727

Total liabilities and equity	$1,941,998	$1,910,464	$1,999,537

See accompanying Notes to Consolidated Financial Statements.

Weyerhaeuser Real Estate Company

CONSOLIDATED STATEMENT OF CASH FLOWS

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Cash flows from operations:
Net earnings (loss)	$7,581	$134	$(149,455)	$61,481	$35,528
Noncash charges (credits) to operations:
Depreciation and amortization	2,882	2,727	13,489	11,798	12,241
Deferred income taxes, net (Note 22)	1,029	105	(108,869)	38,000	27,487
Share-based compensation expense (Note 15)	1,293	1,121	5,002	3,854	3,026
Equity in (earnings)loss of unconsolidated entities	68	103	(2)	(2,453)	(2,313)
Net gain on sale of discontinued operations (Note 24)	—	—	(1,946)	—	—
Charge for early extinguishment of debt	—	—	645	—	—
Charges for impairment of assets (Note 19)	468	493	345,448	3,591	11,019
Change in:
Receivables, net	24,972	(3,302)	11,656	(31,960)	11,677
Income taxes receivable from or payable to Weyerhaeuser	3,014	(2,068)	33,033	20,137	(22,758)
Inventory	(67,902)	(59,350)	(165,471)	(74,939)	(11,759)
Accounts payable, accrued payroll liabilities and other accrued liabilities	(10,420)	(9,529)	13,662	26,632	(49,071)
Deposits, prepaid expenses and other assets	11,811	(2,629)	(19,391)	3,845	(834)
Returns on investments in unconsolidated entities	—	—	1,111	2,680	2,634
Other operating cash flows	31	824	84	180	59

Net cash flows from operations	(25,173)	(71,371)	(21,004)	62,846	16,936

Cash flows from investing activities:
Property and equipment purchases	(1,663)	(1,636)	(10,350)	(3,529)	(2,937)
Proceeds from sale of property and equipment	4	—	5	4	49
(Investments in) distributions from unconsolidated entities	(473)	(100)	(1,571)	(232)	67
Proceeds from sale of discontinued operations (Note 24)	—	—	3,623	—	—
Proceeds from sale of partnership interests (Note 7)	—	—	—	1,634	—

Cash flows from investing activities	(2,132)	(1,736)	(8,293)	(2,123)	(2,821)

Cash flows from financing activities:
Payments on debt payable to third parties (Note 12)	—	—	(109,900)	(175,805)	(64,874)
Changes in debt payable to Weyerhaeuser, net	34,220	72,515	145,036	120,810	60,547
Change in book overdrafts	(5,639)	3,218	6,821	(2,809)	2,114
Net proceeds from debt held by variable interest entities	(803)	—	5,582	—	—
Contributions from noncontrolling interests	854	—	925	233	2,294
Distributions to noncontrolling interests	(2,985)	—	(8,046)	—	—
Excess tax benefits of share-based awards (Note 15)	486	—	2,097	1,241	799
Return of capital to Weyerhaeuser	—	(3,567)	(13,920)	(2,351)	(12,925)

Cash flows from financing activities	26,133	72,166	28,595	(58,681)	(12,045)

Net change in cash	(1,172)	(941)	(702)	2,042	2,070
Cash at beginning of year	4,510	5,212	5,212	3,170	1,100

Cash at end of period	$3,338	$4,271	$4,510	$5,212	$3,170

Cash paid (received) during the year for:
Interest, net of amounts capitalized of $3,809, $4,470, $19,081, $22,059 and $21,520 (Note 5)	$—	$—	$2,091	$8,191	$3,333

Income taxes, net	$—	$1,335	$(10,521)	$(20,744)	$13,331

Supplemental disclosure of noncash investing and financing activities:
Effect of net consolidation and de-consolidation of variable interest entities:
Increase (decrease) in consolidated inventory not owned	5,629	(13,927)	$(7,411)	$39,057	$—
Increase (decrease) in deposits on real estate under option or contract and other assets	(1,700)	3,483	3,005	(4,511)	—
Decrease in debt held by variable interest entities	—	(688)	—	7,293	—
(Increase) decrease in noncontrolling interests	(3,929)	11,132	4,406	(41,839)	—
Acquisition of joint venture interest in legal settlement	—	—	—	—	5,086

See accompanying Notes to Consolidated Financial Statements.

Weyerhaeuser Real Estate Company

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Common shares:
Balance at beginning and end of period	$4,000	$4,000	$4,000	$4,000	$4,000

Other capital:
Balance at beginning of year	$330,886	$338,115	$338,114	$337,120	$346,863
Weyerhaeuser share-based compensation	1,293	1,121	5,002	3,854	3,026
Return of capital to Weyerhaeuser	—	(3.567)	(13,920)	(2,351)	(12,925)
Excess tax (cost) benefit of share-based awards, net	445	748	1,690	(509)	156

Balance at end of period	$332,624	$336,417	$330,886	$338,114	$337,120

Retained earnings:
Balance at beginning of year	$462,210	$611,665	$611,665	$550,184	$514,656
Net earnings (loss) attributable to common shareholder	7,581	134	(149,455)	61,481	35,528

Balance at end of period	$469,791	$611,799	$462,210	$611,665	$550,184

Total shareholder’s interest:
Balance at end of period	$806,415	$952,216	$797,096	$953,779	$891,304

Noncontrolling interests:
Balance at beginning of year	$28,421	$39,948	$39,948	$(1,597)	$(3,597)
Contributions from (distributions to) noncontrolling interests, net	(2,131)	—	(7,121)	233	2,294
Net effect of consolidations, de-consolidations and other transactions	3,929	(11,132)	(4,406)	41,312	(294)

Balance at end of period	$30,219	$28,816	$28,421	$39,948	$(1,597)

Total equity:
Balance at end of period	$836,634	$981,032	$825,517	$993,727	$889,707

See accompanying Notes to Consolidated Financial Statements.

Weyerhaeuser Real Estate Company

Index for Notes to Consolidated Financial Statements

Weyerhaeuser Real Estate Company

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

Weyerhaeuser Real Estate Company (“WRECO”) was founded in 1970. WRECO is primarily engaged in the design, construction and sale of single-family homes in California, Texas, Arizona, Washington, Nevada, Maryland and Virginia. WRECO’s core markets are Southern California, Houston, Phoenix and Tucson, the Puget Sound region of Washington State, Las Vegas, Richmond and the Washington, DC suburbs. In addition, WRECO is a developer of master planned communities, which include residential lots for its own use, lots for sale to other homebuilders, and the sale of commercial and multi-family properties, primarily in Southern California.

WRECO is a wholly owned subsidiary of Weyerhaeuser NR Company, which is a wholly owned subsidiary of Weyerhaeuser Company. Substantially all of WRECO’s operations are conducted through five direct subsidiaries: Maracay Homes LLC (“Maracay”), Pardee Homes (“Pardee”), The Quadrant Corporation (“Quadrant”), Trendmaker Homes, Inc. (“Trendmaker”) and Winchester Homes, Inc. (“Winchester”).

BASIS OF PRESENTATION

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Our consolidated financial statements provide an overall view of our results of operations and financial condition. They include our accounts and the accounts of entities that we control, including:

•	all wholly owned subsidiaries;

•	majority-owned entities, with our co-investors’ ownership share of these entities recorded as noncontrolling interests, which is presented as a separate component of equity;

•	variable interest entities in which we may not have any ownership interest, but we are the primary beneficiary, with the owners’ share of these entities recorded as noncontrolling interests; and

•	investments in and our share of net earnings or losses of entities accounted for under the equity method.

They do not include our intercompany transactions and accounts, which are eliminated in consolidation.

On January 17, 2014, we effected a 100 for 1 stock split of our common shares, increasing the number of outstanding shares from 1 million to 100 million. All share and per share data has been restated to retroactively reflect the stock split for all periods presented.

Throughout these Notes to the Consolidated Financial Statements, unless specified otherwise, references to “Weyerhaeuser Real Estate Company,” “WRECO,” “we” and “our” refer to the consolidated company. We use the term “Weyerhaeuser” to refer to our parent entities, which may be either Weyerhaeuser Company, Weyerhaeuser NR Company, or both.

ESTIMATES

We make estimates and assumptions during our reporting periods and at the date of our financial statements. Significant estimates include:

•	reported amounts of assets, liabilities and equity;

•	disclosure of contingent assets and liabilities; and

•	reported amounts of revenues and expenses.

While we do our best in preparing these estimates, actual results can and do differ from those estimates and assumptions.

Weyerhaeuser Real Estate Company

UNAUDITED INTERIM FINANCIAL DATA

The accompanying balance sheet as of March 31, 2014 and the statements of operations, cash flows and changes in equity for the three months ended March 31, 2014 and 2013 are unaudited. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and, in the opinion of management, reflect adjustments (consisting of normal recurring adjustments) considered necessary to state fairly WRECO’s financial position as of March 31, 2014. The financial data and other information disclosed in these notes to the financial statements related to the three months ended March 31, 2014 and 2013 are unaudited. The results for the three months ended March 31, 2014 are not necessarily indicative of the results to be expected for the year ending December 31, 2014 or for any other interim period.

REVENUE RECOGNITION

We recognize revenue from single-family home sales and non-single-family activities when deliveries or closings have occurred, required down payments have been received, title and possession have been transferred to the customer, and we have no substantial continuing involvement with the real estate and all other criteria for sale and profit recognition are satisfied.

EARNINGS PER SHARE

We compute basic earnings per share by dividing net earnings attributable to common shareholder by the weighted average number of common shares outstanding during the period. We currently have no items that would create diluted earnings per share.

RECEIVABLES

We record receivables at carrying values that approximate fair values. See Note 4: Receivables and Note: 13 Fair Value of Financial Instruments. Discounts are recorded to adjust non-interest-bearing notes and contracts receivable or notes and contracts with below-market-rate interest terms to estimated fair value on the date of issuance. Discounts are amortized into interest income over the remaining term of the note or contract receivable. Allowances are determined based on historical losses and management’s judgment as to future collectability. The allowance represents our best estimate of the amounts of credit losses in the existing receivables.

INVENTORY

Inventory is stated at cost unless events and circumstances trigger an impairment. Inventory includes costs associated with land acquisition, land development, and home construction, including capitalized interest and real estate taxes incurred during the development and construction period, and direct overhead costs related to development and construction activities. In accordance with ASC 835-20, Capitalization of Interest, interest is capitalized to qualified assets including homes under construction, land and lots under development and land being processed for development. Interest incurred on debt levels in excess of these qualified assets is expensed as incurred. Land and land development costs are allocated to lots or acreage held for sale based on total acreage in a master planned community or based on specific identification or the relative sales value of homes in a residential community. Land and land development costs are allocated to homebuilding inventory when construction begins and include both actual costs incurred to date and estimated costs expected to be incurred over the life of the community. The cost of inventory, including both direct construction costs and allocated land and lot costs, are recognized in costs and expenses when the sale of inventory closes and delivery occurs or when inventory is impaired.

Land is classified as acreage listed for sale when it has been approved for sale in its current condition, is being actively marketed for sale, and is expected to be sold within one year.

Consolidated not owned inventory is recorded at estimated fair value when the asset is first consolidated plus development and construction costs incurred while consolidated.

DEPOSITS ON REAL ESTATE UNDER OPTION OR CONTRACT

Deposits paid related to purchase contracts and land options are recorded and classified as deposits on real estate under option or contract until the related land is purchased. Deposits are reclassified as a component of inventory at the time the deposit is used to offset the acquisition price of the land or lots based on the terms of the underlying agreements. To the extent they are non-refundable, deposits are charged to expense if the land acquisition is terminated or no longer considered probable.

Weyerhaeuser Real Estate Company

IMPAIRMENTS

Long-lived assets, including inventory and deposits, operating properties and equipment, intangible assets, investments in unconsolidated entities, and certain other assets, are subject to a review for impairment if events or changes in circumstances or changes in intended use indicate that the carrying amount of the asset may not be recoverable from future undiscounted net cash flows expected to be generated by the asset or asset group. When the carrying amount is not expected to be recoverable, we record an impairment loss for the difference between the asset’s carrying value and its estimated fair value. The determination of fair value is based on independent appraisals and market pricing of comparable assets, when available, or the discounted value of estimated future net cash flows from these assets. These estimates are based upon management’s assessment, which may require significant judgments and estimates, and actual results could differ from these fair value estimates. Write-downs of impaired homebuilding-related assets are recorded in the consolidated statement of operations as impairments and related charges, homebuilding and are included in operating costs and expenses.

ADVERTISING COSTS

The cost of model homes is capitalized to inventory and is recorded as cost of sales when the model home is sold to a third party. Costs related to certain other tangible assets used for single-family home sales and marketing purposes, such as incremental model complex costs, model furnishings and sales offices, are generally capitalized as either operating properties and equipment or other assets in the consolidated balance sheet. The cost of these assets are amortized into sales and marketing expense on either a straight-line basis over the estimated useful life of the asset or on a pro rata basis as homes within each community are delivered. Advertising costs are expensed as incurred and are included as sales and marketing expense in the accompanying consolidated statement of operations. Advertising costs expensed as incurred were approximately $3.3 million (unaudited) and $3.7 million (unaudited) for the three months ended March 31, 2014 and 2013, and $15.5 million, $13.7 million, $12.0 million for the years ended December 31, 2013, 2012 and 2011, respectively.

WARRANTY RESERVES

We accrue warranty reserves as home deliveries occur. The accrual is generally based on a percentage of single-family home sales revenue, but amounts accrued on homes delivered will vary based on product type and geographical area. Warranty coverage also varies depending on state and local laws. The warranty reserve is included in other accrued liabilities in the accompanying consolidated balance sheet and represents expected future costs based on our historical experience in previous years. We periodically review the adequacy of the remaining reserve balance and make adjustments as deemed necessary. We carry insurance that covers certain warranty expenditures at Pardee. We record expected recoveries from insurance carriers when proceeds are probable and estimable.

INVESTMENTS IN UNCONSOLIDATED ENTITIES

We have investments in unconsolidated entities over which we have significant influence that we account for using the equity method with taxes provided on undistributed earnings. We record earnings and accrue taxes in the period that the earnings are recorded by our affiliates. Under the equity method, our share of the unconsolidated entities’ earnings or loss is included in equity in earnings of unconsolidated entities in the accompanying consolidated statement of operations. We evaluate our investments in unconsolidated entities for impairment when events and circumstances indicate that the carrying value of the investment may not be recoverable.

Weyerhaeuser Real Estate Company

FAIR VALUE MEASUREMENTS

We estimate fair values when accounting for certain nonfinancial assets—primarily homebuilding inventories (asset groups) measured at fair value when impaired. We estimate the fair values of financial instruments using the methods described in Note 13: Fair Value of Financial Instruments. We use a fair value hierarchy when making fair value estimates. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s judgment about what a market participant would assume. The fair value hierarchy consists of the following three levels:

•	Level 1—Inputs are quoted prices in active markets for identical assets or liabilities.

•	Level 2—Inputs are:

•	quoted prices for similar assets or liabilities in an active market,

•	quoted prices for identical or similar assets or liabilities in markets that are not active, or

•	inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data.

•	Level 3—Inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.

Determining these estimates requires considerable judgment to interpret appropriate market data. The estimates may be significantly affected by the assumptions used such as discount rates and cash flow projections. Therefore, the estimated fair values may not be the amounts that we would have realized if the assets and liabilities had actually been exchanged.

OPERATING PROPERTIES AND EQUIPMENT

Operating properties and equipment include regional office buildings and leasehold improvements, office equipment, model home furnishings and capitalized hardware and software costs. We record operating properties and equipment at cost, net of accumulated depreciation. Depreciation is generally calculated on the straight-line method over the estimated service lives of the assets, which range from two to 30 years. We review our operating properties and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

INTANGIBLE ASSETS

Our intangible assets include trademarks and trade names resulting from our acquisition of Maracay. We amortize these intangible assets on a straight-line basis over their contractual lives or their expected useful lives. We review our intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

WEYERHAEUSER SHARE-BASED COMPENSATION

Some of our key officers and other employees are selected from time to time by the Compensation Committee of Weyerhaeuser’s Board of Directors to participate in Weyerhaeuser’s Long-Term Incentive Compensation Plan. We account for share-based compensation in accordance with ASC 718-10, Compensation—Stock Compensation. We establish a fair-value based measurement of share-based awards and recognize the cost of the awards in our financial statements. We generally recognize the cost in the consolidated statement of operations on the straight-line method over the period from the grant date to the date when the award is no longer contingent upon the employee providing additional service. For awards that vest upon retirement, the required service period does not extend beyond the date an employee is eligible for retirement, including early retirement. We record a contribution of capital from Weyerhaeuser as share-based compensation expense is recognized in our costs and expenses.

INCOME TAXES

We are included in the Weyerhaeuser NR Company consolidated federal income tax return and certain state income tax filings. We account for income taxes under the asset and liability method described in Note 22: Income Taxes. Our tax provisions and resulting income tax receivable from or payable to Weyerhaeuser NR Company represent the income tax amounts allocated to us on the pro rata share method based upon our actual results. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases and for

Weyerhaeuser Real Estate Company

operating loss and tax credit carryforwards which exist for Weyerhaeuser NR Company and are attributable to our operations. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized by Weyerhaeuser NR Company. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax planning strategies in making this assessment. See Note 22: Income Taxes for additional information regarding our valuation allowance.

NOTE 2: BUSINESS SEGMENTS

All of our homebuilding operations are primarily engaged in the design, construction and sale of single-family homes in selected metropolitan areas of the United States. In addition, we are a developer of master planned communities, which include residential lots for our own use, lots for sale to other homebuilders, and the sale of commercial and multi-family properties, primarily in Southern California. Our operating segments have been organized by homebuilding subsidiary, which reflects how we manage our business. The following table identifies our segments and the core market areas in which they operate:

SEGMENT	MARKET AREAS
Maracay	Phoenix and Tucson, Arizona
Pardee	Los Angeles/Ventura, Inland Empire (Riverside County), and San Diego, California; Las Vegas, Nevada
Quadrant	Puget Sound region of Washington State
Trendmaker	Houston, Texas
Winchester	Washington, D.C. suburbs; Richmond, Virginia

Income and expenses not related to or allocated to individual operating segments are held in the corporate and other segment. They include a portion of items such as: corporate general and administrative costs, share-based compensation costs, and interest expense not capitalized.

Weyerhaeuser Real Estate Company

KEY FINANCIAL DATA BY BUSINESS SEGMENT

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Total revenues:
Maracay	$35,230	$18,114	$145,822	$103,222	$59,836
Pardee	72,462	87,124	519,074	356,489	304,276
Quadrant	32,254	24,765	127,237	127,785	102,434
Trendmaker	61,400	46,020	260,566	298,396	185,766
Winchester	46,786	19,493	222,013	184,414	184,683
Corporate and other	—	—	—	—	750

Consolidated	$248,132	$195,516	$1,274,712	$1,070,306	$837,745

Single-family home sales revenue:
Maracay	$35,230	$18,114	$145,822	$103,222	$59,836
Pardee	67,397	74,977	477,956	270,583	255,095
Quadrant	31,089	23,777	116,270	121,311	95,733
Trendmaker	61,400	46,020	260,566	199,933	175,378
Winchester	46,786	19,493	217,816	175,547	182,029

Consolidated	$241,902	$182,381	$1,218,430	$870,596	$768,071

Earnings (loss) from continuing operations before income taxes:
Maracay	$3,623	$(138)	$10,438	$5,347	$(2,230)
Pardee	7,137	5,278	(258,138)	87,691	63,311
Quadrant	781	96	1,504	(2,851)	(15,116)
Trendmaker	6,377	4,388	28,452	29,472	15,263
Winchester	4,169	(1,084)	24,561	18,537	24,135
Corporate and other	(9,977)	(9,334)	(44,271)	(38,567)	(31,091)

Consolidated	$12,110	$(794)	$(237,454)	$99,629	$54,272

Impairments and related charges, homebuilding:
Maracay	$215	$30	$203	$181	$1,997
Pardee	25	217	343,661	133	804
Quadrant	121	165	1,146	2,575	7,668
Trendmaker	24	—	7	—	211
Winchester	83	81	431	702	339

Consolidated	$468	$493	$345,448	$3,591	$11,019

Charges for Restructuring
Maracay	$—	$—	$7	$11	$58
Pardee	411	377	3,806	1,887	2,078
Quadrant	—	—	1,396	345	95
Trendmaker	—	63	70	217	13
Winchester	—	—	—	—	103
Corporate and Other	1,305	—	5,659	—	454

Consolidated	$1,716	$440	$10,938	$2,460	$2,801

Weyerhaeuser Real Estate Company

	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Inventory:
Maracay	$141,769	$123,905	$65,527
Pardee	894,538	870,522	1,209,911
Quadrant	118,094	107,164	85,819
Trendmaker	137,724	129,514	101,686
Winchester	208,483	190,881	146,542

Consolidated	$1,500,608	$1,421,986	$1,609,485

Receivables, net:
Maracay	$2,238	$1,718	$397
Pardee	28,726	53,976	66,048
Quadrant	438	1,269	1,074
Trendmaker	1,218	259	16
Winchester	2,805	3,175	4,512
Corporate and other	—	—	6

Consolidated	$35,425	$60,397	$72,053

Total assets:
Maracay	$154,157	$138,552	$73,536
Pardee	964,360	976,262	1,323,751
Quadrant	130,697	125,456	98,961
Trendmaker	144,128	134,628	105,146
Winchester	250,335	234,419	184,249
Corporate and other	298,321	301,147	213,894

Consolidated	$1,941,998	$1,910,464	$1,999,537

Total assets for the corporate and other segment include income tax related assets and assets from discontinued operations. See Note 24: Discontinued Operations for more information regarding discontinued operations.

NOTE 3: NET EARNINGS PER SHARE

Our basic earnings per share attributable to our common shareholder were:

DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE FIGURES
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Net earnings (loss) attributable to common shareholder	$7,581	$134	$(149,455)	$61,481	$35,528
Weighted average common shares outstanding (in thousands)	100,000	100,000	100,000	100,000	100,000
Net earnings (loss) per common share	$0.08	—	$(1.49)	$0.61	$0.36

Net earnings per share is net earnings attributable to common shareholder divided by the weighted average number of our outstanding common shares. For all periods presented above, there was no dilutive effect on our basic net earnings per common share.

Weyerhaeuser Real Estate Company

NOTE 4: RECEIVABLES

Receivables consisted of the following:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Accounts receivable	$9,337	$10,066	$5,530
Warranty receivable	11,761	12,489	13,655
Notes and contracts receivable	16,263	41,019	57,284
Other	—	13	—

Total receivables	37,361	63,587	76,469

Discounts on notes and contracts receivable	—	(1,258)	(2,631)
Allowances for uncollectible accounts	(1,936)	(1,932)	(1,785)

Total discounts and allowances	(1,936)	(3,190)	(4,416)

Receivables, less discounts and allowances	$35,425	$60,397	$72,053

Accounts receivable generally represents pending wire transfers on individual home deliveries. These receivables typically clear within a matter of days following the date of the balance sheet. Warranty receivables are related to an insurance recovery program at Pardee. For more information on product warranties, see Note 17: Other Accrued Liabilities. Notes and contracts receivable generally originate from real estate sales of land and lots and are secured by our right to foreclose on the property if the purchaser defaults on the loan. Notes and contracts receivable as of March 31, 2014 mature in 2014-2015 (unaudited).

NOTE 5: INVENTORY

Inventories consisted of the following:

	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Real estate under development and for sale:
Dwelling units:
Single-family homes	$338,463	$308,856	$207,471
Model homes	58,126	53,351	41,876

	396,589	362,207	249,347
Residential lots	501,152	456,100	400,070
Commercial acreage	6,120	6,069	7,106
Acreage listed for sale	1,014	1,063	1,290
Other inventories	—	—	726

	904,875	825,439	658,539
Land under development	286,742	292,747	307,572
Land held for future use	264,829	264,120	596,217
Consolidated inventory not owned	44,162	39,680	47,157

Total	$1,500,608	$1,421,986	$1,609,485

Weyerhaeuser Real Estate Company

Inventories are comprised of the following:

•	Real estate under development and for sale:

•	Dwelling units include both in-process and completed single-family homes and the lot costs allocated to those units.

•	Residential lots are comprised of both in-process and completed residential lots that have not yet been released for home construction.

•	Commercial acreage includes land zoned for commercial use and may be finished or under development.

•	Acreage listed for sale represents land the company is actively marketing for sale.

•	Land under development includes land undergoing development, entitlement or other activities to prepare it for its intended use.

•	Land held for future use consists of land not currently undergoing development work or entitlement activities.

•	Consolidated inventory not owned represents land under contract, but owned by consolidated variable interest entities. Additional information about variable interest entities can be found in Note 8: Variable Interest Entities.

Inventories are stated at cost unless events and circumstances trigger an impairment. More information about real estate asset impairments can be found in Note 19: Real Estate and Investment Impairments and Charges.

Inventories include interest that has been capitalized to assets while in process of construction or development. The change in our capitalized interest was as follows:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Capitalized interest, beginning of year	$138,233	$155,823	$155,823	$164,056	$165,826
Interest incurred	4,038	5,023	22,674	27,038	23,736
Interest expensed, not eligible for capitalization	(229)	(553)	(3,593)	(4,979)	(2,216)

Interest capitalized	3,809	4,470	19,081	22,059	21,520
Interest amortized to costs and expenses	(4,063)	(6,741)	(36,671)	(30,292)	(23,290)

Capitalized interest, end of period	$137,979	$153,552	$138,233	$155,823	$164,056

Interest not eligible for capitalization is included in other income (expense), net in the accompanying consolidated statement of operations. Interest amortized to costs and expenses consists primarily of interest expensed through costs and expenses for single-family homes or land and lots in the accompanying consolidated statement of operations, as homes are delivered or land and lot sales are closed.

Weyerhaeuser Real Estate Company

NOTE 6: PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets were comprised of the following:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Refundable fees and other deposits	$16,075	$19,566	$16,778
Pre-acquisition costs	5,796	4,751	3,037
Prepaid expenses	6,721	8,590	5,559
Development rights, held for future use or sale	7,409	9,090	10,359
Other	8,239	9,000	6,849

Total	$44,240	$50,997	$42,582

Refundable fees and other deposits primarily relate to reimbursable project costs that have been submitted for reimbursement from municipalities and utility-related fees that are eligible for reimbursement when certain events occur, such as when additional building permits are issued. These costs may be reimbursed over a period of several years.

Pre-acquisition costs are the costs incurred to evaluate a specific property prior to acquisition, such as legal costs, architectural and other professional fees, environmental studies and soil tests, appraisals, and marketing and feasibility studies. These costs are capitalized to other assets during the feasibility period when the costs are directly identified with the specific property and the cost would be capitalized if the property was already acquired. Pre-acquisition costs are transferred to inventory when the related property is purchased or expensed to impairments and related charges, homebuilding when the acquisition is no longer probable.

Development rights held for future use or sale represent intangible development-related rights such as water rights or density-related rights not expected to be utilized by the company in connection with projects currently owned and under development. These intangible assets are transferable to third parties and may be sold or retained for use by us in future development projects.

NOTE 7: INVESTMENTS IN UNCONSOLIDATED ENTITIES

As of March 31, 2014, we held equity investments in five active real estate partnerships and limited liability companies. Our participation in these entities may be as a developer, a builder, or an investment partner. Our ownership percentage varies from 7% to 50%, depending on the investment.

INVESTMENTS HELD

Our cumulative investment in entities accounted for on the equity method, including our share of earnings and losses, consisted of the following:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Limited partnership and limited liability company interests	$13,194	$18,454	$19,151
General partnership interests	2,478	2,469	1,448

Total	$15,672	$20,923	$20,599

Weyerhaeuser Real Estate Company

UNCONSOLIDATED FINANCIAL INFORMATION

Aggregated assets, liabilities and operating results of the entities we account for as equity-method investments are provided below. Because our ownership interest in these entities varies, there is not a direct relationship between the information presented below and the amounts that are reflected on our consolidated balance sheet as our investment in unconsolidated entities or on our consolidated statement of operations as equity in earnings of unconsolidated entities.

Assets and Liabilities of Unconsolidated Entities

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Assets	$153,403	$274,942	$304,182
Liabilities	$22,038	$76,248	$115,120

Results of Operations From Unconsolidated Entities

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Net sales and revenues	$71	$2,480	$6,271	$15,855	$12,678
Operating income (loss)	$(940)	$(70)	$(1,250)	$3,611	$2,604
Net income (loss)	$(938)	$(89)	$(1,268)	$3,391	$2,558

NOTE 8: VARIABLE INTEREST ENTITIES

In the ordinary course of business, our homebuilding subsidiaries enter into lot option purchase agreements in order to procure land and residential lots for development and the construction of homes in the future. The use of such lot option agreements generally allows us to reduce the risks associated with direct land ownership and development, and reduces our capital and financial commitments. Pursuant to these lot option purchase agreements, we generally provide a deposit to the seller as consideration for the right to purchase lots at different times in the future, usually at predetermined prices. Such deposits are recorded as deposits on real estate under option or contract in the accompanying consolidated balance sheet.

If the entity holding the lots under option is a variable interest entity (VIE), our deposit represents a variable interest in that entity. If we are determined to be the primary beneficiary of the VIE, we will consolidate the VIE in our financial statements and reflect its assets and liabilities as inventory and debt (nonrecourse to the company) held by variable interest entities, with the net equity of the VIE owners reflected as noncontrolling interests. VIEs are de-consolidated when we are no longer considered to be the primary beneficiary of the entity. This typically occurs when we acquire the optioned land from the VIE.

Weyerhaeuser Real Estate Company

Creditors of the entities with which we have option agreements have no recourse against us. The maximum exposure to loss under our lot option agreements is limited to non-refundable option deposits and any capitalized pre-acquisition costs. In some cases, we have also contracted to complete development work at a fixed cost on behalf of the land owner and budget shortfalls and savings will be borne by us.

In determining whether we are the primary beneficiary of a VIE, we consider our ability to control activities of the VIE including, but not limited to the ability to:

•	direct entitlement of land,

•	determine the budget and scope of land development work,

•	perform land development activities,

•	control financing decisions for the VIE, and

•	acquire additional land into the VIE or dispose of land in the VIE not already under contract.

If we conclude that we control such activities of the VIE, we also consider whether we have an obligation to absorb losses of or a right to receive benefits from the VIE.

As of March 31, 2014, we had options to purchase approximately 1,300 (unaudited) residential lots from VIEs we consolidated because we concluded we were the primary beneficiary. As of December 31, 2013 and 2012, we had options to purchase approximately 1,200 residential lots from VIEs we consolidated because we concluded we were the primary beneficiary. Upon initial consolidation of a VIE, we record assets at their estimated fair value. Previously capitalized deposits related to these entities are reclassified out of deposits on real estate under option or contract.

We also had options to purchase lots from entities that were not consolidated. These options may be with VIEs that are not consolidated because we are not the primary beneficiary or with entities that are not VIEs. We had 59,458 (unaudited) lots under option with these entities as of March 31, 2014, 60,134 lots under option with these entities as of December 31, 2013 and 58,921 lots under option with these entities as of December 31, 2012. This includes 56,413 lots under option in connection with a large master planned community north of Las Vegas, NV (the “Coyote Springs Property”) which is excluded from the planned transaction with TRI Pointe Homes, Inc. through which WRECO will be divested from Weyerhaeuser (“the TRI Pointe Transaction”). See Note 23: Transaction Agreement with TRI Pointe Homes, Inc. for additional information. Information related to options on the Coyote Springs Property is separately identified in the table below.

The following provides a summary of our interests in lot option agreements:

	(UNAUDITED) MARCH 31, 2014			DECEMBER 31, 2013			DECEMBER 31, 2012
	Deposits at Risk	Remaining Purchase Price	Consolidated Inventory Held by VIEs	Deposits at Risk	Remaining Purchase Price	Consolidated Inventory Held by VIEs	Deposits at Risk	Remaining Purchase Price	Consolidated Inventory Held by VIEs
Consolidated VIEs	$10,192	$38,184	$44,162	$6,979	$34,724	$39,680	$7,514	$71,686	$47,157
Unconsolidated VIEs	4,596	52,646	N/A	7,102	75,171	N/A	5,728	47,640	N/A
Other land option agreements:
Coyote Springs Property	1,019	105,211	N/A	1,019	105,211	N/A	4,019	105,211	N/A
Other	25,324	188,432	N/A	29,858	216,029	N/A	21,397	161,709	N/A

Total	$41,131	$384,473	$44,162	$44,958	$431,135	$39,680	$38,658	$386,246	$47,157

In addition to the deposits at risk included above, we had capitalized pre-acquisition costs of $5.8 million (unaudited) as of March 31, 2014, $4.8 million as of December 31, 2013 and $3.0 million as of December 31, 2012. The capitalized costs are included in prepaid expenses and other assets in our consolidated balance sheet.

Weyerhaeuser Real Estate Company

NOTE 9: OPERATING PROPERTIES AND EQUIPMENT

Operating properties and equipment include regional office buildings and leasehold improvements, office equipment, model home furnishings and capitalized hardware and software costs. Depreciation is calculated using a straight-line method at rates based on estimated service lives. Maintenance and repairs are expensed as incurred.

The carrying value of operating properties and equipment as of March 31, 2014 and December 31, 2013 and 2012 and their estimated service lives were as follows:

DOLLAR AMOUNTS IN THOUSANDS
	RANGE OF LIVES	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Operating property and equipment, at cost:
Land	N/A	$1,999	$1,999	$1,937
Buildings and leasehold improvements	2–30	7,907	12,567	9,710
Equipment and model furnishings	2–10	42,015	43,883	39,550

Total cost		51,921	58,449	51,197
Allowance for depreciation		(34,616)	(41,063)	(37,680)

Operating property and equipment, net		$17,305	$17,386	$13,517

Depreciation expense on operating property and equipment for the three months ended March 31, 2014 and 2013 was:

•	$1.9 million (unaudited) in 2014 and

•	$1.6 million (unaudited) in 2013.

Depreciation expense on operating property and equipment for the years ended December 31, 2013, 2012 and 2011 was:

•	$7.2 million in 2013,

•	$7.3 million in 2012 and

•	$7.5 million in 2011.

NOTE 10: INTANGIBLE ASSETS

We recorded intangible assets at estimated fair value, based upon appraisals obtained in conjunction with the acquisition of Maracay in 2006. Our intangible assets as of March 31, 2014 and December 31, 2013 and 2012 were:

DOLLAR AMOUNTS IN THOUSANDS
	Estimated Useful Lives (in years)	(UNAUDITED) MARCH 31, 2014			DECEMBER 31, 2013			DECEMBER 31, 2012
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name	20	$10,679	$(4,319)	$6,360	$10,679	$(4,185)	$6,494	$10,679	$(3,651)	$7,028
Trademark	5	$10,679	(10,679)	—	10,679	(10,679)	—	10,679	(10,679)	—

Total		$21,358	$(14,998)	$6,360	$21,358	$(14,864)	$6,494	$21,358	$(14,330)	$7,028

Our intangible assets are amortized using a straight-line method over their estimated useful lives. The trademark was fully amortized during 2011.

Amortization of our definite-lived intangible assets for the three months ended March 31, 2014 and 2013 was:

•	$0.1 million (unaudited) in 2014 and

•	$0.1 million (unaudited) in 2013.

Amortization of our definite-lived intangible assets for the years ended December 31, 2013, 2012 and 2011 was:

•	$0.5 million in 2013,

•	$0.5 million in 2012 and

•	$0.9 million in 2011.

Weyerhaeuser Real Estate Company

Our expected amortization for intangible assets for the next five years and thereafter is:

DOLLAR AMOUNTS IN THOUSANDS
(UNAUDITED) AS OF MARCH 31, 2014
Remainder of 2014	$400
2015	$534
2016	$534
2017	$534
2018	$534
Thereafter	$3,824

We review our intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

NOTE 11: RELATIONSHIP AND TRANSACTIONS WITH WEYERHAEUSER

As a wholly owned subsidiary of Weyerhaeuser, we have a number of general arrangements with Weyerhaeuser to facilitate our operations including, among others, a tax sharing agreement. We also have intercompany borrowing and lending arrangements.

CASH MANAGEMENT AND DEBT PAYABLE TO WEYERHAEUSER

Weyerhaeuser manages our cash balances. As part of their cash management strategies, Weyerhaeuser may choose to fund our cash needs through affiliated entities in lieu of utilizing existing third-party borrowing capacity or arranging for new borrowings, such as a credit facility, on our behalf. We have a revolving promissory note payable to Weyerhaeuser as a result of this activity. The total amounts outstanding of $868.8 million (unaudited) as of March 31, 2014, $834.6 million as of December 31, 2013 and $689.6 million as of December 31, 2012 were recorded in debt payable to Weyerhaeuser in our consolidated balance sheet.

We paid Weyerhaeuser interest on the unpaid balance of the principal amount at rates per annum for the three months ended March 31, 2014 and 2013 of:

•	LIBOR plus 1.70% in 2014 (1.86%) (unaudited) and

•	LIBOR plus 1.70% in 2013 (1.90%) (unaudited).

We paid Weyerhaeuser interest on the unpaid balance of the principal amount at rates per annum for the year ended December 31, 2013, 2012 and 2011 of:

•	LIBOR plus 1.70% in 2013 (1.87%),

•	LIBOR plus 1.70% in 2012 (1.92%) and

•	LIBOR plus 0.35% in 2011 (0.62%)

Interest incurred on the intercompany borrowings for the three months ended March 31, 2014 and 2013 was:

•	$3.9 million (unaudited) in 2014 and

•	$3.4 million (unaudited) in 2013.

Interest incurred on the intercompany borrowings for the year ended December 31, 2013, 2012 and 2011 was:

•	$15.7 million in 2013,

•	$12.8 million in 2012 and

•	$3.4 million in 2011.

The interest rate and terms of the revolving promissory note are reviewed annually. The promissory note outstanding during 2011 expired on December 31, 2011, and was replaced with the current promissory note that was scheduled to expire on December 31, 2013. On November 15, 2013, the promissory note payable to Weyerhaeuser was extended to the earlier of December 31, 2014 or the closing of the TRI Pointe Transaction. See Note 23: Transaction Agreement with Tri Pointe Homes, Inc. for more information.

Weyerhaeuser Real Estate Company

SUPPORT SERVICES

Weyerhaeuser processes our payroll and related employee benefits, and provides us with other corporate services such as corporate governance, cash management and other treasury services, administrative services (such as government relations, tax, internal audit, legal, accounting, human resources and equity-based compensation plan administration), lease of office space, aviation services and insurance coverage. We are allocated a portion of Weyerhaeuser corporate general and administrative costs on either a proportional cost basis or based on usage. Management believes the assumptions and methodologies underlying the allocation of corporate general and administrative expenses are reasonable and consistently applied over the periods presented. However, these expenses may not be indicative of the actual level of expense we would have incurred if we had operated as an independent company or of expenses expected to be incurred in the future.

Costs paid to Weyerhaeuser for allocated corporate general and administrative expenses for the three months ended March 31, 2014 and 2013 were:

•	$5.5 million (unaudited) in 2014 and

•	$5.5 million (unaudited) in 2013.

Costs paid to Weyerhaeuser for allocated corporate general and administrative expenses for the year ended December 31, 2013, 2012 and 2011 were:

•	$22.9 million in 2013,

•	$20.5 million in 2012 and

•	$17.3 million in 2011.

Both the direct and allocated costs are reported in our consolidated statement of operations and, as appropriate, are accrued in our consolidated balance sheet.

TAX ALLOCATION AGREEMENT

We are included in the Weyerhaeuser NR Company consolidated federal income tax return and certain state income tax filings. Note 22: Income Taxes provides more information about our income taxes and relationship with Weyerhaeuser.

Our income taxes paid to (received from) Weyerhaeuser NR Company for the three months ended March 31, 2014 and 2013 was:

$0.0 million (unaudited) in 2014 and

$1.3 million (unaudited) in 2013.

Our income taxes paid to (received from) Weyerhaeuser NR Company for the years ended December 31, 2013, 2012 and 2011 was:

•	$(10.5) million in 2013,

•	$(20.7) million in 2012 and

•	$13.3 million in 2011.

PARTICIPATION IN WEYERHAEUSER EMPLOYEE BENEFIT ARRANGEMENTS

We participate in Weyerhaeuser’s qualified pension, defined contribution and deferred compensation plans, as well as share-based compensation plans for employees and key executive officers. Note 14: Weyerhaeuser Employee Benefit Plans and Note 15: Weyerhaeuser Share-Based Compensation describe our participation in these plans.

RELATED PARTY BALANCES ON OUR CONSOLIDATED BALANCE SHEETS

Our balances with Weyerhaeuser related to our continuing operations were:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Assets:
Income tax receivable from Weyerhaeuser	$—	$—	$14
Liabilities:
Accounts payable to Weyerhaeuser	$33,180	$18,921	$18,661
Income tax payable to Weyerhaeuser	$19,625	$16,577	$—
Debt payable to Weyerhaeuser	$868,809	$834,589	$689,553

Weyerhaeuser Real Estate Company

NOTE 12: DEBT AND REVOLVING LINES OF CREDIT

This note provides details about our:

•	Debt payable to third parties and the portion due within one year and

•	Lines of credit

DEBT PAYABLE TO THIRD PARTIES

Our debt payable to third parties included notes, bonds and other borrowings payable to unrelated parties. As of December 31, 2013, all outstanding debt payable to third parties had been repaid. No additional debt payable to third parties was incurred in 2014. Also see Note 11: Relationship and Transactions with Weyerhaeuser for information regarding debt payable to Weyerhaeuser.

The following table lists our debt payable to third parties by type and interest rates as of the end of December 31, 2012 and identifies the portion of debt due within one year as of that date:

DECEMBER 31, 2012
Medium-term notes due 2013, weighted average rate of 6.14% at December 31, 2012	$69,000
Medium-term notes due 2012-2014, weighted average rate of 6.22% at December 31, 2012	15,000
Bond due 2027, variable rate of 0.25% at December 31, 2012	25,255

Total	$109,255

Portion due within one year	$69,000

In October 2013, we notified the trustee that we intended to prepay the $25.3 million in outstanding bonds and that payment occurred on November 15, 2013. In addition, we elected to repay the $15.0 million medium-term notes due in 2014 and the payment occurred on December 10, 2013. We incurred a loss on early repayment of approximately $0.6 million which was recorded in the fourth quarter of 2013. The $69.0 million medium-term notes were due and paid on December 16, 2013.

LINES OF CREDIT

In June 2011, we entered into a $1.0 billion 4-year Revolving Credit Facility Agreement jointly with Weyerhaeuser, which was set to expire in June 2015. During September 2013, we entered into a new $1.0 billion 5-year senior unsecured revolving credit facility jointly with Weyerhaeuser that expires in September 2018. This replaces the $1.0 billion revolving credit facility that was set to expire in June 2015. We may borrow up to $50.0 million under this credit facility. Neither we nor Weyerhaeuser guarantees the other’s borrowings under this facility. Borrowings are at LIBOR plus a spread or at other interest rates mutually agreed upon between the borrower and the lending banks. We did not have any borrowings outstanding under these credit lines as of March 31, 2014, December 31, 2013 or December 31, 2012. As of March 31, 2014 we were in compliance with the credit facility covenants. Upon closing of the TRI Pointe Transaction, our participation in the Revolving Credit Facility Agreement will expire. See Note 23: Transaction Agreement with TRI Pointe Homes, Inc. for additional information.

Weyerhaeuser Real Estate Company

NOTE 13: FAIR VALUE OF FINANCIAL INSTRUMENTS

This note provides information about the fair value of our:

•	debt payable to third parties and

•	other financial instruments.

The estimated fair values and carrying values of our receivables and debt as of March 31, 2014 and December 31, 2013 and 2012 were as follows:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) MARCH 31, 2014		DECEMBER 31, 2013		DECEMBER 31, 2012
	CARRYING VALUE	FAIR VALUE (LEVEL 2)	CARRYING VALUE	FAIR VALUE (LEVEL 2)	CARRYING VALUE	FAIR VALUE (LEVEL 2)
Receivables	$35,425	$35,120	$60,397	$60,390	$72,053	$71,923
Debt payable to third parties	$—	$—	$—	$—	$109,255	$111,650

The fair value of our notes and contracts receivable is based on the discounted value of the expected future cash flows using current rates for similar receivables.

The fair value estimates for notes and contracts receivable and debt represent Level 2 valuations under the fair value hierarchy, as the inputs to these valuations are based on market data obtained from independent sources or information derived principally from observable market data.

To estimate the fair value of debt, we used the following valuation approaches:

•	market approach—based on quoted market prices we received for the same types and issues of our debt; or

•	income approach—based on the discounted value of the future cash flows using market yields for the same type and comparable issues of debt.

The inputs to these valuations are based on market data obtained from independent sources or information derived principally from observable market data. The difference between the fair value and the carrying value represents the theoretical net premium or discount we would pay or receive to retire all debt at the measurement date. Changes in market rates of interest affect the fair value of our fixed rate debt.

We believe that the carrying values of our cash, accounts receivable, deposits, accounts payable and accrued liabilities approximate fair value due to their short-term nature and liquidity, and our management has the ability to cancel our deposits on real estate under option or contract at any time.

More details about our debt are in Note 12: Debt and Revolving Lines of Credit.

NOTE 14: WEYERHAEUSER EMPLOYEE BENEFIT PLANS

We participate in several employee benefit arrangements sponsored by Weyerhaeuser.

This note provides details about our participation in Weyerhaeuser’s:

•	qualified pension plan,

•	nonqualified pension plan,

•	postretirement benefit plan,

•	defined contribution plan and

•	deferred compensation plan.

Weyerhaeuser Real Estate Company

WEYERHAEUSER QUALIFIED PENSION PLAN

The Weyerhaeuser Pension Plan is a qualified pension plan under the Internal Revenue Code. Salaried employees receive benefits based on each employee’s highest monthly earnings over five consecutive years during the final ten years of employment.

During the fourth quarter 2013, Weyerhaeuser ratified an amendment to the Weyerhaeuser Pension Plan that closes the plan to newly hired and rehired employees effective January 1, 2014. The change was announced in December 2013.

We have not recorded any liabilities associated with this plan; nor do we directly contribute to the plan. Weyerhaeuser is the plan sponsor and maintains both the plan and the related obligations. Our consolidated statement of operations includes allocated pension service cost and settlement or curtailment components of Weyerhaeuser’s net periodic pension cost that are directly related to our employees. We reimburse Weyerhaeuser for these allocated costs on a monthly basis.

Our participation in the Weyerhaeuser qualified pension plan resulted in the following allocated charges:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Allocated pension charges:
Qualified pension service cost	$734	$925	$3,758	$3,264	$2,891
Qualified pension curtailment	—	—	—	—	264

Total	$734	$925	$3,758	$3,264	$3,155

The funded status of the Weyerhaeuser Pension Plan, EIN Pension Plan Number 91-0470860, is at least 80% based on the accumulated benefit obligation and the total plan assets as of December 31, 2013, 2012 and 2011. We have not made, and are not required to make, any contributions to the plan and have not had a surcharge imposed. No contributions were required for any of the periods presented above.

WEYERHAEUSER NONQUALIFIED PENSION PLAN

Weyerhaeuser’s nonqualified pension plan provides additional pension benefits to a select group of employees based upon compensation levels, but is not a qualified plan under the Internal Revenue Code. Weyerhaeuser does not allocate costs of the nonqualified plan to us.

WEYERHAEUSER POSTRETIREMENT BENEFIT PLAN

Weyerhaeuser’s postretirement benefit plan provides health care and life insurance benefits for certain retired employees. Eligibility for and our contribution toward these benefits depends on whether employees met retirement eligibility as of December 31, 2009. Further, effective July 1, 2012, salaried employees who were not eligible for retirement or who qualified but continued working past June 30, 2012, no longer have access to postretirement benefits. For the postretirement benefit plan, we are only charged for our portion of plan settlements and curtailments. Weyerhaeuser did not have any postretirement plan settlements or curtailment charges for any of the periods presented above.

WEYERHAEUSER DEFINED CONTRIBUTION PLAN

Weyerhaeuser’s defined contribution plan is a tax-qualified employee savings, retirement and profit sharing plan qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Under the 401(k) Plan, eligible employees may elect to defer a portion of their current compensation, up to certain statutorily prescribed annual limits, and make corresponding periodic contributions into the 401(k) Plan. We provide a match of a certain percentage of the employee’s overall contribution.

We recognized the following defined contribution expense for the three months ended March 31, 2014 and 2013:

•	$0.4 million (unaudited) in 2014 and

•	$0.4 million (unaudited) in 2013.

We recognized the following defined contribution expense for the years ended December 31, 2013, 2012 and 2011:

•	$1.5 million in 2013,

•	$1.3 million in 2012 and

•	$1.3 million in 2011.

Weyerhaeuser Real Estate Company

WEYERHAEUSER DEFERRED COMPENSATION PLAN

Certain employees are eligible to participate by either direct deferrals into the Weyerhaeuser Deferred Compensation Plan or through mandatory deferrals under the WRECO Management Short-Term Incentive Plan. Mandatory deferrals have a minimum deferral period for two years. Certain eligible employees may defer into stock equivalent units or interest bearing accounts. Stock equivalent units are liability-classified awards that are re-measured to fair value at each reporting date. We settle all deferred compensation accounts in cash.

Our accrued liability for deferred compensation was:

•	$25.1 million (unaudited) as of March 31, 2014,

•	$27.6 million as of December 31, 2013,

•	$27.9 million as of December 31, 2012, and

•	$28.4 million as of December 31, 2011.

The accrued liability for deferred compensation is included in accrued payroll liabilities on our consolidated balance sheet.

NOTE 15: WEYERHAEUSER SHARE-BASED COMPENSATION

Weyerhaeuser has certain share-based compensation plans for employees and key executive officers. Under these plans, Weyerhaeuser Company grants stock options, restricted stock units, and performance share units. Stock options entitle award recipients to purchase shares of Weyerhaeuser Company’s common stock at a fixed exercise price. Restricted stock units and performance share units entitle the holder to shares of Weyerhaeuser Company stock as the award vests and, in the case of performance awards, as performance conditions are met.

Our share-based compensation expense for the three months ended March 31, 2014 and 2013 was:

•	$1.3 million (unaudited) in 2014 and

•	$1.1 million (unaudited) in 2013.

Our share-based compensation expense for the years ended December 31, 2013, 2012 and 2011 was:

•	$5.0 million in 2013

•	$3.9 million in 2012 and

•	$3.0 million in 2011.

As of March 31, 2014, our unrecognized share-based compensation cost was $13.5 million (unaudited) related to nonvested equity-classified share-based compensation arrangements, which is expected to be recognized over a weighted-average period of approximately 2.8 years.

Our total income tax benefit from share-based awards for the three months ended March 31, 2014 and 2013 was:

•	$0.5 million (unaudited) in 2014 and

•	$0.4 million (unaudited) in 2013.

Our total income tax benefit from share-based awards for the years ended December 31, 2013, 2012 and 2011 was:

•	$1.8 million in 2013,

•	$1.4 million in 2012 and

•	$1.1 million in 2011.

Tax benefits for share-based awards are accrued as stock compensation expense is recognized. Tax benefits on share-based awards are realized when:

•	restricted stock units vest,

•	performance share units vest and

•	stock options are exercised.

When actual tax benefits realized exceed the tax benefits accrued for share-based awards, we realize an excess tax benefit. We report the excess tax benefit of share-based awards as financing cash inflows rather than operating cash inflows in our consolidated statement of cash flows. Our excess tax benefits for the three months ended March 31, 2014 and 2013 was:

•	$0.5 million (unaudited) in 2014

•	$0.0 million (unaudited) in 2013

Our excess tax benefits for the years ended December 31, 2013, 2012 and 2011 was:

•	$2.1 million in 2013,

•	$1.2 million in 2012 and

•	$0.8 million in 2011.

Weyerhaeuser Real Estate Company

WEYERHAEUSER STOCK OPTIONS

Stock option awards are granted with an exercise price equal to the market price of Weyerhaeuser Company’s stock at the date of grant. Stock option awards generally vest ratably over four years of continuous service and have a 10-year contractual term. For awards granted in 2014, 2013, 2012 and 2011, awards will generally vest upon retirement for employees who retire at age 62 or older, but stop vesting for other voluntary terminations, including early retirement prior to age 62. The share-based compensation expense for individuals meeting the retirement eligibility requirements is recognized over a required service period that is less than the stated four-year vesting period.

We estimate the fair value of each stock option award on the date of grant using a Black-Scholes option valuation model.

The weighted average assumptions we used in estimating the value of stock options granted during the three months ended March 31, 2014, and the year ended December 31, 2013, 2012, and 2011 were as follows:

	(UNAUDITED) 2014 GRANTS	2013 GRANTS	2012 GRANTS	2011 GRANTS
Expected volatility	31.71%	38.00%	40.41%	38.56%
Expected dividends	2.92%	2.23%	2.94%	2.48%
Expected term (in years)	4.97	4.97	5.33	5.73
Risk-free rate	1.57%	0.92%	1.01%	2.65%
Weighted average grant date fair value	$6.62	$8.40	$5.72	$7.54

The expected volatility of Weyerhaeuser Company’s stock was based on historical volatilities and implied volatility from traded options on Weyerhaeuser Company’s stock. The expected term of the options was based on a Monte-Carlo simulation which considers optionee termination and exercise behaviors. The risk-free interest rate was based on the U.S. Treasury yield curve at the time of grant over a period matching the expected term of the option.

The following table shows our stock option unit activity for the year ended December 31, 2013 and the three months ended March 31, 2014:

	OPTIONS (IN THOUSANDS)	WEIGHTED AVERAGE EXERCISE PRICE	WEIGHTED AVERAGE REMAINING CONTRACTUAL TERM (IN YEARS)	AGGREGATE INTRINSIC VALUE (IN THOUSANDS)
Outstanding at December 31, 2012	2,645	$22.73	5.46	$10,989
Granted	329	$30.54
Exercised	(632)	$21.64
Forfeited or expired	(81)	$26.11

Outstanding at December 31, 2013	2,261	$24.05	5.33	$17,004

Granted (unaudited)	380	$30.16
Exercised (unaudited)	(122)	$21.36
Forfeited or expired (unaudited)	(17)	$24.80

Outstanding at March 31, 2014 (unaudited)	2,502	$25.11	5.92	$11,730

Exercisable at March 31, 2014 (unaudited)	1,694	$23.70	4.45	$10,104

Weyerhaeuser Real Estate Company

WEYERHAEUSER RESTRICTED STOCK UNITS

Restricted stock unit awards are granted with a fair value equal to the market price of Weyerhaeuser Company’s stock at the date of grant. Restricted stock unit awards generally vest ratably over four years of continuous service. Award provisions require an accelerated vesting schedule in the event of retirement eligibility or involuntary termination. As restricted stock units vest, a portion of the shares awarded is withheld to cover employee taxes. As a result, the number of restricted stock units vested and the number of Weyerhaeuser common shares issued will differ.

The following table shows our restricted stock unit activity for the year ended December 31, 2013 and the three months ended March 31, 2014:

	STOCK UNITS (IN THOUSANDS)	WEIGHTED AVERAGE GRANT-DATE FAIR VALUE
Nonvested at December 31, 2012	206	$22.05
Granted	112	$30.55
Vested	(63)	$22.28
Forfeited	(8)	$26.06

Nonvested at December 31, 2013	247	$25.70
Granted (unaudited)	126	$30.16
Vested (unaudited)	(87)	$25.01
Forfeited (Unaudited)	(4)	$25.70

Nonvested as of March 31, 2014 (unaudited)	282	$27.91

Nonvested restricted stock units accrue dividends that are paid out by Weyerhaeuser when restricted stock units vest. Any restricted stock units forfeited will not receive dividends.

WEYERHAEUSER PERFORMANCE SHARE UNITS

As part of our long-term incentive compensation strategy intended to tie executive compensation more closely to company performance, we granted a target number of performance share units to select executives in 2014. These share-based awards will be paid in the form of shares of Weyerhaeuser Company stock—to the extent earned through Weyerhaeuser Company performance against financial goals—over a four-year vesting period. Performance share unit awards generally vest 50 percent, 25 percent and 25 percent on the second, third and fourth anniversaries of the grant date, respectively, as long as the participant remains employed by the company. Awards are forfeited upon termination of employment, except in the event of involuntary termination or retirement where award provisions require an accelerated vesting schedule based on the length of employment after grant date. As performance share units vest, a portion of the shares awarded will be withheld to cover employee taxes. As a result, the number of performance share units vested and the number of Weyerhaeuser common shares issued will differ.

The weighted average assumptions we used in estimating the value of performance share units granted during the three months ended March 31, 2014, and the years ended December 31, 2013, 2012 and 2011 were as follows:

	(UNAUDITED) 2014 GRANTS	2013 GRANTS	2012 GRANTS	2011 GRANTS
Performance period	1/1/2014 – 12/31/2015	1/1/2013 – 12/31/2014	1/1/2012 – 12/31/2013	1/1/2011 – 12/31/2012
Valuation date closing stock price	$30.16	$30.48	$20.56	$24.32
Expected dividends	2.91%	2.23%	2.92%	0.82%
Risk-free rate	0.03% – 0.79%	0.09% – 0.46%	0.08% – 0.32%	0.12% – 0.80%
Volatility	20.74% – 23.53%	22.09% – 29.57%	34.86% – 34.66%	28.65% – 35.74%

Weyerhaeuser Real Estate Company

The following table shows our performance share unit activity for the year ended December 31, 2013 and the three months ended March 31, 2014:

	GRANTS (IN THOUSANDS)					WEIGHTED AVERAGE GRANT-DATE FAIR VALUE
	2014	2013	2012	2011	TOTAL
Nonvested at December 31, 2012	—	—	14	14	28	$24.38
Granted at target	—	12	—	—	12	$31.59
Vested	—	—	—	(7)	(7)	$27.30
Performance adjustment	—	6	3	—	9	$28.70

Nonvested at December 31, 2013	—	18	17	7	42	$26.86
Granted at target (unaudited)	22	—	—	—	22	$30.62
Vested at target (unaudited)		—	(9)	(3)	(12)	$23.32

Nonvested at March 31, 2014 (unaudited)	22	18	8	4	52	$29.27

For 2014, 2013, 2012 and 2011 grants, the number of shares earned is based on financial metrics related to Weyerhaeuser Company cash flows and total shareholder return (TSR).

For 2013 grants, Weyerhaeuser exceeded the cash flow target, resulting in an initial number of shares earned equal to 150 percent of target. The ultimate number of performance shares earned may be adjusted when the Weyerhaeuser TSR performance period is completed. The Weyerhaeuser TSR component could modify the initial number of shares earned up or down by 20 percent.

For 2012 grants, Weyerhaeuser exceeded the cash flow target, resulting in an initial number of shares earned equal to 122 percent of target. Because Weyerhaeuser’s two-year TSR ranking was between the 50th and 75th percentile, the initial number of shares granted increased by 17 percent.

For 2011 grants, Weyerhaeuser exceeded the cash flow target, resulting in an initial number of shares earned equal to 105 percent of target. Because Weyerhaeuser’s two-year TSR ranking was greater than the 75th percentile, the initial number of shares granted increased by 20 percent.

NOTE 16: COMMITMENTS AND CONTINGENT LIABILITIES

LEGAL PROCEEDINGS

We are party to various legal proceedings arising in the ordinary course of business; however, we are not currently a party to any legal proceeding that management believes could have a material adverse effect on our long-term consolidated financial position, results of operations or cash flows.

Weyerhaeuser Real Estate Company

We, and one of our subsidiaries, along with its joint venture members and their respective parent companies, were defendants in lawsuits litigated in Nevada. The plaintiffs (lender groups and one joint venture member) sought damages on the basis of enforcement of guaranties and other related claims regarding South Edge, LLC (South Edge), a large Nevada-based land acquisition and residential development venture. South Edge was put into involuntary bankruptcy by the lenders in February 2011. In October 2011, a plan of reorganization for South Edge was confirmed by the bankruptcy court. The confirmed plan of reorganization provided for the formation of a new joint venture, Inspirada Builders, LLC (Inspirada), a cash settlement to the lenders and the developer, acquisition of land by Inspirada, and settlement of all claims against us and other settling members of the joint ventures by the plaintiffs. As of December 31, 2013, Inspirada continued to hold title to the land, which was expected to be distributed to the individual members. We also recorded an investment in Inspirada based on the estimated fair value of the land we expected to receive. We recognized increases to earnings of $0.9 million in the year ended December 31, 2013, $2.1 million in the year ended December 31, 2012 and $6.5 million in the year ended December 31, 2011 as a result of reversing previous accruals for this matter and recognizing the value of land expected to be received from the settlement, which are reflected as a reduction of costs and expenses for land and lots in the accompanying consolidated statement of operations. During 2011, we made payments of $32.1 million in settlement of these claims, which had been fully accrued in a prior year.

During the three months ended March 31, 2014, we received a distribution of the land from Inspirada and we recorded a transfer of our investment in Inspirada to real estate under development and for sale. There was no effect on earnings in the three months ended March 31, 2014, as a result of the distribution.

OPERATING LEASES

We have operating leases for:

•	office space, other buildings and equipment;

•	model homes; and

•	real estate ground leases.

Office Space, Buildings and Equipment

Our rent expense for office space, buildings and equipment for the three months ended March 31, 2014 and 2013 was:

•	$1.0 million (unaudited) in 2014 and

•	$1.5 million (unaudited) in 2013.

Our rent expense for office space, buildings and equipment for the years ended December 31, 2013, 2012 and 2011 was:

•	$5.1 million in 2013,

•	$5.4 million in 2012 and

•	$5.7 million in 2011

Our operating lease commitments for office space and other buildings and equipment for the remainder of 2014, the next five years and thereafter were as follows:

DOLLAR AMOUNTS IN THOUSANDS
(UNAUDITED) AS OF March 31, 2014
Remainder of 2014	$5,290
2015	5,682
2016	5,613
2017	4,497
2018	2,676
Thereafter	10,128

Our minimum sublease rental income due to us in future periods under noncancellable sublease arrangements for office space and other buildings and equipment for the remainder of 2014, the next five years and thereafter were as follows:

DOLLAR AMOUNTS IN THOUSANDS
(UNAUDITED) AS OF March 31, 2014
Remainder of 2014	$528
2015	529
2016	602
2017	471
2018	0
Thereafter	—

Weyerhaeuser Real Estate Company

Model Homes

As part of our model home activities, we sell selected model homes to third parties at fair value and lease them back at market lease payments for periods approximating six months to three years.

Our rent expense for model homes for the three months ended March 31, 2014 and 2013 was:

•	$0.2 million (unaudited) in 2014 and

•	$0.2 million (unaudited) in 2013.

Our rent expense for model homes for the years ended December 31, 2013, 2012 and 2011 was:

•	$0.7 million in 2013,

•	$0.9 million in 2012 and

•	$2.1 million in 2011.

As of March 31, 2014, our only model home lease commitments were $292,000 (unaudited) payable in 2014.

Ground Leases

In 1987, we obtained two 55-year ground leases of commercial property that provided for three renewal options of ten years each and one 45-year renewal option. We exercised the three 10-year extensions on one of these ground leases extending the lease through 2071. The commercial buildings on these properties have been sold and the ground leases have been sublet to the buyers.

For one of these leases, we are responsible for making lease payments to the land owner, and we collect sublease payments from the buyers of the buildings. Our lease commitments under this ground lease, which extends through 2071, were:

DOLLAR AMOUNTS IN THOUSANDS
(UNAUDITED) AS OF March 31, 2014
Remainder of 2014	$1,668
2015	2,224
2016	2,224
2017	2,224
2018	2,224
Thereafter	81,374

This ground lease has been subleased through 2041 to the buyers of the commercial buildings. Our lease commitments through 2041 total $61.7 million as of March 31, 2014, and are fully offset by sublease receipts under the noncancellable subleases.

For the second lease, the buyers of the buildings are responsible for making lease payments directly to the land owner. However, we have guaranteed the performance of the buyers/lessees. As of March 31, 2014, guaranteed future payments on the lease, which expires in 2041, were $11.7 million (unaudited).

Weyerhaeuser Real Estate Company

LETTERS OF CREDIT AND SURETY BONDS

Our contingent liabilities are customary for a contractor to satisfactorily complete construction projects. In the normal course of business, we provide standby letters of credit and performance bonds as security that we will fulfill our contractual obligations. The amounts of letters of credit and surety bonds we had entered into as of March 31, 2014 and December 31, 2013 and 2012 were:

	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Letters of credit	$3,816	$4,316	$4,165
Surety bonds	$299,101	$280,550	$261,484

Estimated costs to complete the work covered by the surety bonds as of March 31, 2014 were approximately $126 million (unaudited).

NOTE 17: OTHER ACCRUED LIABILITIES

Other accrued liabilities were comprised of the following:

	(UNAUDITED) MARCH 31, 2014	DECEMBER 31, 2013	DECEMBER 31, 2012
Estimated cost for completion	$37,433	$53,160	$33,567
Warranty reserves	24,378	24,449	24,485
Customer deposits	16,347	13,432	7,664
Other	22,020	28,261	28,289

Total	$100,178	$119,302	$94,005

Estimated cost for completion reflects an accrual for future development costs. As discussed in Note 1: Summary of Significant Accounting Policies—Inventory, land and lot development costs allocated to inventory and expensed as the sale of inventory closes and delivery occurs includes an allocation of future development costs expected to be incurred over the life of a community. If total costs expensed through cost of sales for a community exceed actual costs incurred to date, an accrual is required and is recorded as estimated cost for completion.

Warranty reserves are accrued as home deliveries occur. Our warranty reserves on homes delivered will vary based on product type and geographic area and also depending on state and local laws. The warranty reserve is included in other accrued liabilities on our consolidated balance sheet and represents expected future costs based on our historical experience over previous years. Estimated warranty costs are charged to cost and expenses in the period in which the related single-family home sales revenue is recognized. The change in our warranty reserves were:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Warranty reserves, beginning of year	$24,449	$24,485	$24,485	$26,404	$25,368
Additions to reserve	4,392	3,913	8,102	5,423	5,517
Adjustments to pre-existing reserves	(1,996)	(1,815)	1,933	2,650	4,478
Payments	(2,467)	(2,435)	(10,071)	(9,992)	(8,959)

Warranty reserves, end of period	$24,378	$24,148	$24,449	$24,485	$26,404

We carry insurance that covers certain warranty expenditures at Pardee. We record expected recoveries from insurance carriers when proceeds are probable and estimable. Outstanding insurance recoveries receivable, a portion of which relates to the warranty liability, were $11.8 million (unaudited) as of March 31, 2014, $12.5 million as of December 31, 2013 and $13.7 million as of December 31, 2012. Warranty receivables can be found in Note 4: Receivables.

Weyerhaeuser Real Estate Company

NOTE 18: SHAREHOLDER’S INTEREST

This note provides details about our preferred shares and common shares.

PREFERRED SHARES

We had no preferred shares outstanding as March 31, 2014, December 31, 2013 or 2012. However, we have authorization to issue 10 million preferred shares with a par value of $1.00 per share. We may issue preferred shares at one time or through a series of offerings. The shares may have varying rights that can include:

•	the dividend rates,

•	redemption rights,

•	amount payable upon voluntary or involuntary liquidation,

•	sinking fund provisions,

•	conversion terms and

•	voting rights

When issued, the outstanding preferred shares rank senior to outstanding common shares. That means preferred shares would receive dividends and assets available on liquidation before any payments are made to common shares.

COMMON SHARES

After reflecting the stock split that was effective as of January 17, 2014, we had 100 million common shares issued and outstanding as of March 31, 2014 (unaudited), December 31, 2013 and December 31, 2012 with a par value of $0.04 per share. No common share dividends have been declared by our Board of Directors during the three months ended March 31, 2014 (unaudited) or the three years ended December 31, 2013.

CUMULATIVE OTHER COMPREHENSIVE INCOME

We had no cumulative other comprehensive income during the three months ended March 31, 2014 (unaudited) or the three years ended December 31, 2013.

NOTE 19: REAL ESTATE IMPAIRMENTS AND CHARGES

The following table shows our real estate impairments and charges:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Impairments of homebuilding assets and related charges:
Impairments, homebuilding inventory	$10	$295	$341,086	$735	$9,751
Write-off of pre-acquisition costs	458	198	4,362	2,856	1,268

Total	$468	$493	$345,448	$3,591	$11,019

Weyerhaeuser Real Estate Company

Impairments of homebuilding assets and related charges relate primarily to projects or communities held for development. Within a community that is held for development, there may be individual homes or parcels of land that are currently held for sale. Impairment charges recognized as a result of adjusting individual held-for-sale assets within a community to estimated fair value less cost to sell are also included in the total impairment charges above.

The homebuilding impairment charge in 2013 is primarily related to the impairment of the Coyote Springs Property. Under the terms of the TRI Pointe Transaction, certain assets and liabilities of WRECO and its subsidiaries will be excluded from the transaction and retained by Weyerhaeuser, including assets and liabilities relating to the Coyote Springs Property. See Note 23: Transaction Agreement with TRI Pointe Homes, Inc. During the fourth quarter of 2013, following the announcement of the TRI Pointe Transaction, WRECO and Weyerhaeuser began exploring strategic alternatives for the Coyote Springs Property and determined that Weyerhaeuser’s strategy for development of the Coyote Springs Property will likely differ from WRECO’s current development plan. WRECO’s development plan was long-term in nature with development and net cash flows covering at least 15-20 years. The undiscounted cash flows for the Coyote Springs Property under the WRECO development plan remained above the carrying value of the property. Weyerhaeuser’s strategy is to cease holding the Coyote Springs Property for development and to initiate activities in the near-term to market the assets to potential third-party buyers. The undiscounted cash flows under the Weyerhaeuser asset sale strategy were below the carrying value of the property. Consequently, WRECO recognized a non-cash charge of $343.3 million in the fourth quarter of 2013 for the impairment of the Coyote Springs Property.

The homebuilding impairment charge in 2011 was primarily related to the impairment of two individual communities. A $2.0 million impairment at Maracay was triggered by price reductions in a community in response to local market conditions. A $6.1 million impairment at Quadrant was triggered by slower than expected new orders in a community as a result of local market conditions and management’s decision to market the community for sale.

In addition to owning land and residential lots, we also have option agreements to purchase land and lots at a future date. We have option deposits and capitalized pre-acquisition costs associated with the optioned land and lots. When the economics of a project no longer support acquisition of the land or lots under option, we may elect not to move forward with the acquisition. Option deposits and capitalized pre-acquisition costs associated with the assets under option may be forfeited at that time. Charges for such forfeitures are reported as write-off of pre-acquisition costs.

The following table provides information about our homebuilding assets with impairments:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Total homebuilding impairment charges	$10	$295	$341,086	$735	$9,751
Fair value measurements using:
Quoted prices in active markets for identical assets (Level 1)	N/A	N/A	N/A	N/A	N/A
Significant other observable inputs (Level 2)	$1,262	$2,312	$1,528	$1,184	$4,722
Significant unobservable inputs (Level 3)	N/A	N/A	20,000	N/A	13,981

Total adjusted book value as of the end of the period	$1,262	$2,312	$21,528	$1,184	$18,703

Total impairment charges include impairments of certain assets that were disposed of during the period. Impaired book values at March 31, 2014, and December 31, 2013, 2012 and 2011, only include assets that were impaired during the period and that remain on our balance sheet as of the end of the period.

We use the market approach to determine fair value of our assets when information for comparable assets is available. This approach is commonly used for completed inventory and individual assets for sale. We typically use:

•	sales prices for comparable assets,

•	market studies,

•	appraisals, or

•	legitimate offers.

Weyerhaeuser Real Estate Company

We generally use the income approach to determine fair value of real estate for our inactive projects and assets in process of development. The fair value measurement is based on the value indicated by current market expectations regarding future estimated cash inflows and outflows.

The significant unobservable inputs considered in our Level 3 valuations include discounted future cash flows of the projects. We use present value techniques based on discounting the estimated cash flows using a rate commensurate with the inherent risk associated with the assets and related estimated cash flow streams. The estimated future cash flows are affected by community-specific factors that include:

•	estimates and timing of future revenues;

•	estimates and timing of future land development, materials, labor and contractor costs;

•	community location and desirability, including availability of schools, retail, mass transit and other services;

•	local economic and demographic trends regarding employment, new jobs and taxes;

•	competitor presence, product types, future competition, pricing, incentives and discounts; and

•	land availability, number of lots we own or control, entitlement restrictions and alternative uses.

The estimated fair value of the Coyote Springs Property that was impaired during 2013 was primarily based on an independent appraisal. WRECO management is responsible for the estimated fair value of the Coyote Springs Property, but considered the independent appraisal as part of their evaluation. The estimated fair value was determined using both other observable inputs (Level 2) related to other market transactions and significant unobservable inputs (Level 3) such as the timing and amounts of future cash flows related to the development of the property, timing and amounts of proceeds from acreage sales, access to water for use on the property and discount rates applicable to the future cash flows. The discount rate applied to the estimated future cash flow projections was 25 percent.

There were no Level 3 valuations in 2014 or 2012. Discount rates applied to the estimated future cash flows of our homebuilding assets in 2011 ranged from 15 percent to 18 percent.

NOTE 20: CHARGES FOR RESTRUCTURING

Restructuring costs and expenses include costs incurred in connection with the pending TRI Pointe Transaction and costs incurred in connection with general cost reduction initiatives. Restructure costs were comprised of the following:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Employee-related costs	$1,247	$63	$5,736	$573	$999
Lease termination costs	411	377	5,202	1,887	1,802
Other costs	58	—	—	—	—

Total	$1,716	$440	$10,938	$2,460	$2,801

Employee-related costs incurred in three months ended March 31, 2014 and the year ended December 31, 2013 included employee retention, severance and other costs incurred primarily in connection with the pending TRI Pointe Transaction. These costs were recognized in the Corporate and other reporting segment. Additional employee-related restructuring costs expected to be incurred in connection with the TRI Pointe Transaction are estimated to be approximately $5 million and are expected to be incurred during the remainder of 2014.

Lease termination costs relate to contract terminations in both the current and prior years related to general cost reduction initiatives. Lease termination costs recognized in the year ended December 31, 2013 included $3.8 million of charges at Pardee and $1.4 million of charges at Quadrant. Lease termination costs recognized in 2012 and 2011 were primarily related to Pardee.

Other costs are primarily comprised of one-time charges incurred to prepare for the integration of WRECO and TRI Pointe. These costs were incurred in the Corporate and other reporting segment and were generally expensed as incurred.

Changes in our reserves related to restructuring activities were as follows:

EMPLOYEE-RELATED RESTRUCTURE RESERVES

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Accrued employee-related costs, beginning of year	$4,336	$28	$28	$104	$307
Current year charges	1,247	63	5,736	573	999
Payments	(5,583)	(91)	(1,428)	(649)	(1,202)

Accrued employee-related costs, end of period	$—	$—	$4,336	$28	$104

Weyerhaeuser Real Estate Company

LEASE TERMINATION RESERVES

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Accrued lease termination costs, beginning of year	$3,506	$2,335	$2,335	$3,674	$5,572
Current year charges	411	377	5,202	1,887	1,802
Payments	(1,159)	(547)	(4,031)	(3,226)	(3,700)

Accrued lease termination costs, end of period	$2,758	$2,165	$3,506	$2,335	$3,674

NOTE 21: OTHER INCOME (EXPENSE), NET

Other income (expense), net can fluctuate from year to year and includes:

•	both recurring and occasional income and expense items

•	interest income, and

•	interest expense, net of amounts capitalized.

Various income and expense items included in other income (expense), net for the three months ended March 31, 2014 and 2013 and the three years ended December 31, 2013, 2012 and 2011 are as follows:

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Interest income	$380	$1,131	$3,450	$1,692	$1,448
Interest expense, net of amounts capitalized	(229)	(553)	(3,593)	(4,979)	(2,216)
Other, net	584	373	2,593	1,711	1,264

Total	$735	$951	$2,450	$(1,576)	$496

Weyerhaeuser Real Estate Company

NOTE 22: INCOME TAXES

This note provides details about our income taxes applicable to continuing operations:

•	method used for allocating income taxes,

•	earnings before income taxes,

•	provision for income taxes,

•	effective income tax rate,

•	deferred tax assets and liabilities, and

•	unrecognized tax benefits.

METHOD USED FOR ALLOCATING INCOME TAXES

Income taxes are allocated to us using the pro rata method, which means our tax provisions and resulting income tax receivable from or payable to Weyerhaeuser NR Company represent the income tax amounts allocated to us on pro rata share method based upon our actual results. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards which exist for Weyerhaeuser NR Company and are attributable to our operations.

If we were to calculate income taxes using the separate return method, there would be no change to our income tax provision, and our balance sheet as of December 31, 2013 would reflect $0.5 million less deferred tax asset due to utilization of federal credit carryovers on a separate return basis that have not yet been utilized on a consolidated return basis. Our balance sheet at December 31, 2012 would reflect an additional deferred tax asset in the amount of $17 million on a separate return basis for federal net operating losses and credit carryforwards. The difference in the deferred tax asset calculated under the separate return method would be recorded as an adjustment to capital for the hypothetical dividend in 2013 or contribution in 2012 for the difference between the amount received under the tax allocation agreement and the hypothetical settlement based on the separate return method. With the exception of the valuation allowance discussed below, we believe it is more likely than not that we will have sufficient future taxable income on a separate return basis in order to fully realize our deferred tax assets.

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

DOLLAR AMOUNTS IN THOUSANDS
	YEAR ENDED
	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Earnings (loss) from continuing operations before taxes	$(237,454)	$99,629	$54,272

Weyerhaeuser Real Estate Company

INCOME TAX EXPENSE FROM CONTINUING OPERATIONS

DOLLAR AMOUNTS IN THOUSANDS
	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Current:
Federal	$21,773	$1,457	$(8,681)
State	1,646	122	701

Total current taxes	23,419	1,579	(7,980)

Deferred:
Federal	(107,651)	33,446	26,934
State	(1,929)	3,885	379

Total deferred taxes	(109,580)	37,331	27,313

Total income tax (benefit) expense	$(86,161)	$38,910	$19,333

EFFECTIVE INCOME TAX RATE APPLICABLE TO CONTINUING OPERATIONS

DOLLAR AMOUNTS IN THOUSANDS
	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
U.S. federal statutory income tax	$(83,109)	$34,870	$18,995
State income taxes, net of federal tax impact	(859)	3,964	835
Other, net	(2,193)	76	(497)

Total income tax (benefit) expense	$(86,161)	$38,910	$19,333

Effective income tax rate	36.3%	39.1%	35.6%

ESTIMATED ANNUAL EFFECTIVE TAX RATE

The provision for income taxes for the three months ended March 31, 2014, and March 31, 2013, are based on the current estimate of the annual effective tax rate adjusted to reflect the tax impact of items discrete to the quarter.

Our estimated effective income tax rates excluding discrete items were:

•	37.4 percent (unaudited) for the three months ending March 31, 2014

•	37.2 percent (unaudited) for the three months ending March 31, 2013

The effective rates are higher than the statutory rate primarily due to the effect of state income taxes.

Excluded from the calculation of our effective income tax rate for 2013 is a $400,000 benefit for the 2012 Energy Efficiency Credit that was not extended retroactively into law until the American Taxpayer Relief Act of 2012 was enacted in January 2013.

DEFERRED TAX ASSETS AND LIABILITIES

Deferred tax assets and liabilities reflect temporary differences between pretax book income and taxable income using presently enacted tax rates and laws. Deferred tax assets represent tax benefits that have already been recorded for book purposes but will be recorded for tax purposes in the future. Deferred tax liabilities represent income that has been recorded for book purposes but will be reported as taxable income in the future.

Weyerhaeuser Real Estate Company

Items Included in Deferred Tax Assets (Liabilities)

	DECEMBER 31, 2013	DECEMBER 31, 2012
Deferred tax assets:
Impairment and other valuation reserves	$230,430	$126,074
Incentive compensation	15,892	17,742
Indirect costs capitalized	17,068	16,196
Net operating loss carryforwards (state)	34,000	47,122
Other costs and expenses	21,970	17,917

Gross deferred tax assets	319,360	225,051
Valuation allowance	(8,300)	(20,000)

Net deferred tax assets	311,060	205,051

Deferred tax liabilities:
Interest capitalized	(3,040)	(5,450)
Basis difference in inventory	(14,007)	(15,313)
Intangibles	(2,463)	(2,640)
Other	(2,567)	(2,063)

Deferred tax liabilities	(22,077)	(25,466)

Net deferred tax assets	$288,983	$179,585

OTHER INFORMATION ABOUT OUR DEFERRED TAX ASSETS (LIABILITIES)

Other information about our deferred income tax assets (liabilities) include:

•	net operating loss carryforwards and

•	valuation allowance

Net Operating Loss Carryforwards

As of December 31, 2013, our state net operating loss carryforward was $34.0 million, which will expire between 2014 through 2033.

Valuation Allowance

We believe it is more likely than not that we will have sufficient future taxable income to realize our deferred tax assets, with the exception of $8.3 million in state net operating losses for which we have recorded a valuation allowance as of December 31, 2013. The valuation allowance decreased $11.7 million from the amount reported in 2012 due to the expiration of certain state net operating loss carryforwards. We file either separate or unitary state income tax returns.

UNRECOGNIZED TAX BENEFITS

Unrecognized tax benefits represent potential future obligations to taxing authorities if uncertain tax positions we have taken on previously filed tax returns are not sustained. These amounts represent the gross amount of exposure in individual jurisdictions and do not reflect any additional benefits expected to be realized if such positions were not sustained, such as the federal deduction that could be realized if an unrecognized state deduction was not sustained. We have no unrecognized tax benefits as of December 31, 2013 or 2012.

Weyerhaeuser Real Estate Company

In accordance with our accounting policy, we would accrue interest and penalties related to unrecognized tax benefits as a component of income tax expense.

As of December 31, 2012, our parent, Weyerhaeuser NR Company’s 2008-2010 consolidated federal income tax returns were under examination. The examination was completed during 2013. During April 2014, Weyerhaeuser NR Company’s 2012 consolidated federal income tax return was opened for examination.

NOTE 23: TRANSACTION AGREEMENT WITH TRI POINTE HOMES, INC.

On June 16, 2013, Weyerhaeuser announced its Board of Directors authorized the exploration of strategic alternatives with respect to WRECO. The Board indicated that it intended to consider a broad range of alternatives including, but not limited to, continuing to operate WRECO, or a merger, sale or spin-off of the business.

On November 4, 2013, Weyerhaeuser announced that they had entered into a transaction agreement dated as of November 3, 2013, with TRI Pointe Homes, Inc. (“TRI Pointe”). Pursuant to the transaction agreement, WRECO will be divested through a Reverse Morris Trust transaction and ultimately become a wholly owned subsidiary of TRI Pointe.

Under the terms of the transaction agreement with TRI Pointe, certain assets and liabilities of WRECO and its subsidiaries will be excluded from the TRI Pointe Transaction and retained by Weyerhaeuser, including assets and liabilities relating to the Coyote Springs Property. Weyerhaeuser will indemnify WRECO for costs incurred in connection with the transfer of the Coyote Springs Property from WRECO to Weyerhaeuser.

The Coyote Springs Property involves operating agreements with multiple counterparties. In connection with the Coyote Springs Property, WRECO owns 10,686 lots and has an additional 56,413 lots under control through an option agreement. The total book value of assets related to the Coyote Springs Property was approximately $20.0 million as of March 31, 2014 (unaudited) and December 31, 2013. The book value of inventory related to the Coyote Springs Property on the accompanying consolidated balance sheet is included in land held for future use in Note 5: Inventory, as home construction, sale and related residential development of this property has been delayed pending further market recovery.

Upon close of the TRI Pointe Transaction, which is expected to occur in the third quarter of 2014, our participation in the Revolving Credit Facility Agreement, under which we may currently borrow up to $50.0 million jointly with Weyerhaeuser, and our promissory note due to Weyerhaeuser will expire. See Note 11: Relationship and Transactions with Weyerhaeuser and Note 12: Debt and Revolving Lines of Credit for additional information.

NOTE 24: DISCONTINUED OPERATIONS

On October 31, 2013, our wholly owned subsidiary, Weyerhaeuser Realty Investors, Inc. (WRI), was sold to Weyerhaeuser NR Company. The assets, liabilities as of December 31, 2012 and results of operations for WRI for all periods presented have been recorded as discontinued operations in the accompanying consolidated financial statements. Cash flows of WRI remain fully consolidated in the accompanying consolidated statement of cash flows.

Weyerhaeuser Real Estate Company

ASSETS AND LIABILITIES OF DISCONTINUED OPERATIONS

DOLLAR AMOUNTS IN THOUSANDS
DECEMBER 31, 2012
Assets:
Receivables, net	$144
Income tax receivable from Weyerhaeuser	15,522
Deferred tax assets	2,627

Total assets	$18,293

Liabilities:
Accounts payable and accrued liabilities	$698

Total liabilities	$698

EARNINGS OF DISCONTINUED OPERATIONS

DOLLAR AMOUNTS IN THOUSANDS
	(UNAUDITED) THREE MONTHS ENDED		YEAR ENDED
	MARCH 31, 2014	MARCH 31, 2013	DECEMBER 31, 2013	DECEMBER 31, 2012	DECEMBER 31, 2011
Earnings before income taxes	$—	$300	$602	$487	$115
Gain on sale of discontinued operations	—	—	1,946	—	—
Income tax benefit (expense)	—	(111)	(710)	275	474

Discontinued operations, net of income taxes	$—	$189	$1,838	$762	$589

During 2013, WRI received tax payments of $15.5 million from Weyerhaeuser. On October 31, 2013, Weyerhaeuser NR acquired WRI for $3.6 million, which represents the estimated fair value of WRI based on a discounted cash flow analysis. The purchase price was recorded as a reduction in our debt payable to Weyerhaeuser. The sale of WRI resulted in a net gain to WRECO of approximately $1.9 million, which was recognized in the fourth quarter of 2013.

NOTE 25: SUBSEQUENT EVENTS

We have evaluated events and transactions through the date these consolidated financial statements were issued, for items that should potentially be recognized or disclosed.

Annex A

EXECUTION COPY

TRANSACTION AGREEMENT

Dated as of the 3rd day of November, 2013,

Among

WEYERHAEUSER COMPANY,

WEYERHAEUSER REAL ESTATE COMPANY,

TRI POINTE HOMES, INC.

and

TOPAZ ACQUISITION, INC.

i

ii

iii

iv

		Page
ARTICLE XII

Indemnification

SECTION 12.01.	Release of Pre-Distribution Claims	88
SECTION 12.02.	Indemnification by Weyerhaeuser	89
SECTION 12.03.	Indemnification by Parent and WRECO	89
SECTION 12.04.	Indemnification Procedures	90
SECTION 12.05.	Indemnification as Sole and Exclusive Remedy	91
SECTION 12.06.	Calculation of Indemnity Payments	92
SECTION 12.07.	Additional Matters	92

ARTICLE XIII

General Provisions

SECTION 13.01.	Nonsurvival of Representations and Warranties and Agreements	92
SECTION 13.02.	Notices	93
SECTION 13.03.	Definitions	94
SECTION 13.04.	Interpretation; Disclosure Letters	103
SECTION 13.05.	Severability	103
SECTION 13.06.	Counterparts	104
SECTION 13.07.	Entire Agreement; No Third Party Beneficiaries; No Other Representations or Warranties	104
SECTION 13.08.	Governing Law	105
SECTION 13.09.	Assignment	105
SECTION 13.10.	Enforcement	105
SECTION 13.11.	Jurisdiction	105

Annex I	Glossary of Defined Terms

Exhibit A	Forms of Voting Agreements

Exhibit B	Form of Articles of Incorporation of Surviving Corporation

Exhibit C	Form of Bylaws of Surviving Corporation

Exhibit D	Governance Matters

Exhibit E	Form of Tax Sharing Agreement
DISCLOSURE LETTERS*

List of General Subject Matters Under the Parent Disclosure Letter

List of General Subject Matters Under the Weyerhaeuser Disclosure Letter

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

v

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT, dated this 3rd day of November, 2013 (this “Agreement”), is among WEYERHAEUSER COMPANY, a Washington corporation (“Weyerhaeuser”), WEYERHAEUSER REAL ESTATE COMPANY, a Washington corporation (“WRECO”) and currently an indirect wholly owned subsidiary of Weyerhaeuser, TRI POINTE HOMES, INC., a Delaware corporation (“Parent”), and TOPAZ ACQUISITION, INC., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

WHEREAS Weyerhaeuser, through its Subsidiaries, is engaged in the Real Estate Business;

WHEREAS an executed commitment letter and related term sheet pursuant to which the financial institutions named therein have agreed to provide debt financing to WRECO in the amount and on the terms and conditions set forth therein (the “New Debt Commitment Letter”) has been delivered to the parties;

WHEREAS, immediately prior to the REB Transfer Time, WRECO will incur the New Debt and will pay the Payment Amount to Weyerhaeuser NR Company, a Washington corporation and a wholly owned Subsidiary of Weyerhaeuser (“WNR”), in repayment of all or a portion of the Intercompany Debt outstanding at such time;

WHEREAS, at the REB Transfer Time, on the terms and subject to the conditions set forth in this Agreement, if and as necessary, Weyerhaeuser will cause (a) the Transferred REB Assets to be transferred to and the Assumed REB Liabilities to be assumed by WRECO and the WRECO Subsidiaries and (b) the Transferred Excluded Assets to be transferred to and the Assumed Excluded Liabilities to be assumed by Weyerhaeuser and the Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries), in each case pursuant to the REB Transfers;

WHEREAS, following the REB Transfers, on the terms and subject to the conditions set forth in this Agreement, Weyerhaeuser will cause WNR to effect a distribution to Weyerhaeuser of all the issued and outstanding common shares, par value $4.00 per share, of WRECO (the “WRECO Common Shares”, and such distribution, the “WRECO Spin”);

WHEREAS, following the WRECO Spin, on the terms and subject to the conditions set forth in this Agreement, Weyerhaeuser will distribute all the issued and outstanding WRECO Common Shares, on a pro rata basis, or, at Weyerhaeuser’s election, in an exchange offer, or a combination thereof, to Eligible Holders (the “Distribution”);

WHEREAS, following the Distribution, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into WRECO (the “Merger”), with WRECO surviving the Merger and becoming a wholly owned subsidiary of Parent;

WHEREAS, concurrently with the execution of this Agreement, Weyerhaeuser and certain stockholders of Parent are entering into Voting Agreements in the forms attached hereto as Exhibit A (collectively, the “Voting Agreements”); and

WHEREAS the parties hereto intend the Transactions to qualify for the Intended Tax Treatment.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

New Debt and Intercompany Debt; the REB Transfers

SECTION 1.01. New Debt; Repayment of Intercompany Debt. (a) Prior to the REB Transfer Time, WRECO shall enter into a definitive agreement or agreements (the “New Debt Agreements”) providing for indebtedness (the “New Debt”) in an aggregate principal amount of not less than $800,000,000 (the “New Debt Amount”) on the terms and conditions set forth in the New Debt Commitment Letter, or if different from the terms and conditions set forth in the New Debt Commitment Letter, on terms and conditions reasonably agreed to by Parent and Weyerhaeuser.

(b) Immediately prior to the REB Transfer Time, (i) WRECO shall incur the New Debt and receive the net proceeds thereof and (ii) WRECO shall pay to WNR the Payment Amount, in immediately available funds to one or more accounts designated by Weyerhaeuser, in repayment of all or a portion of the aggregate principal amount of the Intercompany Debt outstanding at such time. In the event that the aggregate principal amount of the Intercompany Debt outstanding immediately prior to the REB Transfer Time exceeds the Payment Amount, then Weyerhaeuser shall cause WNR to contribute to the capital of WRECO any remaining principal balance of the Intercompany Debt, effective as of immediately prior to the REB Transfer Time, and after such contribution WRECO shall have no further Liability in respect of the Intercompany Debt, except as contemplated by Section 1.01(c). In the event that the aggregate principal amount of the Intercompany Debt outstanding immediately prior to the REB Transfer Time is less than the Payment Amount, then Weyerhaeuser shall cause WRECO to distribute to WNR as a dividend the amount by which the Payment Amount exceeds the aggregate principal amount of the Intercompany Debt.

(c) Immediately prior to the REB Transfer Time, WRECO shall pay to WNR an amount in immediately available funds (the “Accrued Interest Amount”) equal to all unpaid interest on the Intercompany Debt that accrued between the date hereof and the REB Transfer Time, before taking into account any repayment or capitalization thereof pursuant to Section 1.01(b).

SECTION 1.02. The REB Transfers. (a) On the terms and subject to the conditions set forth in this Agreement, at a time on the Distribution Date (the “REB Transfer Time”), if and as necessary, Weyerhaeuser shall cause the following transactions to occur (collectively, the “REB Transfers”):

(i) if any REB Assets are held by Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries) as of immediately prior to the REB Transfer Time, Weyerhaeuser shall, and shall cause all applicable Weyerhaeuser Subsidiaries to, assign, transfer, convey and deliver to WRECO or a WRECO Subsidiary, and Weyerhaeuser shall cause WRECO or the applicable WRECO Subsidiary to accept from Weyerhaeuser and any such applicable Weyerhaeuser Subsidiary, all of Weyerhaeuser’s and such Weyerhaeuser Subsidiary’s right, title and interest in, to and under all such REB Assets (the REB Assets to be assigned, transferred, conveyed and delivered to WRECO or a WRECO Subsidiary pursuant to this Section 1.02(a)(i), collectively, the “Transferred REB Assets”), except for any Delayed Transfer Assets;

(ii) if any REB Liabilities are Liabilities of Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries) as of immediately prior to the REB Transfer Time, Weyerhaeuser shall cause WRECO or a WRECO Subsidiary to irrevocably assume and agree to faithfully pay, perform and discharge when due all such REB Liabilities (the REB Liabilities to be assumed by WRECO or a WRECO Subsidiary pursuant to this Section 1.02(a)(ii), collectively, the “Assumed REB Liabilities”), except for any Delayed Transfer Liabilities;

(iii) if any Excluded Assets are held by WRECO or a WRECO Subsidiary as of immediately prior to the REB Transfer Time, Weyerhaeuser shall cause WRECO and all applicable WRECO Subsidiaries to assign, transfer, convey and deliver to Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary), and Weyerhaeuser shall, or shall cause the applicable Weyerhaeuser Subsidiary to, accept from WRECO and any such applicable WRECO Subsidiary, all of WRECO’s and such WRECO Subsidiary’s right, title and interest in, to and under all such Excluded Assets (the Excluded Assets to be assigned, transferred, conveyed and delivered to Weyerhaeuser or a Weyerhaeuser Subsidiary pursuant to this Section 1.02(a)(iii), collectively, the “Transferred Excluded Assets”), except for any Delayed Transfer Assets; and

(iv) if any Excluded Liabilities are Liabilities of WRECO or any WRECO Subsidiary as of immediately prior to the REB Transfer Time, Weyerhaeuser shall, or shall cause a Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) to, irrevocably assume and agree to faithfully pay, perform and discharge when due all such Excluded Liabilities (the Excluded Liabilities to be assumed by Weyerhaeuser or a Weyerhaeuser Subsidiary pursuant to this Section 1.02(a)(iv), collectively, the “Assumed Excluded Liabilities”), except for any Delayed Transfer Liabilities.

SECTION 1.03. REB Assets; Excluded Assets. (a) For purposes of this Agreement, “REB Assets” means the following assets of Weyerhaeuser or any Weyerhaeuser Subsidiary immediately prior to the REB Transfer Time, other than the Excluded Assets:

(i) all owned real property and interests in owned real property used or held for use solely or primarily in the operation or conduct of the Real Estate Business, in each case together with all buildings, structures, improvements and fixtures thereon and all easements and rights of way pertaining thereto or accruing to the benefit thereof and all other appurtenances and real property rights pertaining thereto (collectively, the “REB Owned Real Property”);

(ii) all interests in real property held pursuant to an option or purchase Contract used or held for use solely or primarily in the operation or conduct of the Real Estate Business, in each case together with all buildings, structures, improvements and fixtures thereon and all easements and rights of way pertaining thereto or accruing to the benefit thereof and all other appurtenances and real property rights pertaining thereto (collectively, the “REB Optioned Real Property”);

(iii) all leasehold interests in real property used or held for use solely or primarily in the operation or conduct of the Real Estate Business, in each case together with all buildings, structures, improvements and fixtures thereon (collectively, the “REB Leased Real Property” and together with the REB Owned Real Property and the REB Optioned Real Property, the “REB Real Property”);

(iv) all tangible personal property and interests therein, including machinery, equipment, computer hardware, furniture, model home furnishings and other furnishings, tools, vehicles, raw materials, construction materials, works-in-process, finished goods and products, supplies, parts and other inventories, in each case that are used or held for use solely or primarily in the operation or conduct of the Real Estate Business or produced by the Real Estate Business for use in or sale by the Real Estate Business;

(v) all Intellectual Property Rights that are used or held for use solely or primarily in the operation or conduct of the Real Estate Business (collectively, the “REB Intellectual Property Rights”), including tangible embodiments thereof and causes of action for infringement thereof;

(vi) all issued or granted Governmental Approvals and all pending applications therefor that are used or held for use solely or primarily in the operation or conduct of the Real Estate Business, including the Governmental Approvals set forth in Section 1.03(a)(vi) of the Weyerhaeuser Disclosure Letter, in each case to the extent such Governmental Approvals are transferable (collectively, the “REB Governmental Approvals”);

(vii) subject to Section 1.07, all Contracts to which WRECO or a WRECO Subsidiary is a party and all Contracts that are used or held for use solely or primarily in, or that arise solely or primarily out of, the operation or conduct of the Real Estate Business, but including, in all events, the Contracts set forth in Section 1.03(a)(vii) of the Weyerhaeuser Disclosure Letter (collectively, the “REB Contracts”);

(viii) all accounts receivable arising out of the operation or conduct of the Real Estate Business;

(ix) all credits, prepaid expenses, rebates, deferred charges, advance payments, security deposits and prepaid items (except for those related to Tax, which are governed by Section 1.03(a)(xv)) that are used or held for use solely or primarily in, or that arise solely or primarily out of, the operation or conduct of the Real Estate Business;

(x) all rights, claims, causes of action and credits to the extent relating to any REB Asset or any REB Liability, including any Development Reimbursements and any such item arising under any Guarantee, warranty, indemnity, right of recovery, right of set-off or similar right in favor of Weyerhaeuser or any Weyerhaeuser Subsidiary in respect of any REB Asset or any REB Liability;

(xi) all insurance policies set forth in Section 1.03(a)(xi) of the Weyerhaeuser Disclosure Letter (collectively, the “REB Insurance Policies”) and all rights and claims thereunder and any proceeds thereof;

(xii) subject to Section 9.03, all Records that are used or held for use solely or primarily in, or that arise solely or primarily out of, the operation or conduct of the Real Estate Business (collectively, the “REB Records”);

(xiii) all goodwill generated by or associated with the Real Estate Business or the REB Assets;

(xiv) all assets of WRECO and the WRECO Subsidiaries, including all rights of WRECO or any WRECO Subsidiary under this Agreement or any other Transaction Document;

(xv) all assets that are expressly contemplated by the Tax Sharing Agreement as assets to be transferred to WRECO or any WRECO Subsidiary;

(xvi) all assets of or relating solely or primarily to any WRECO Benefit Plan;

(xvii) all issued or granted Third Party Approvals, and all pending applications therefore that are used or held for use solely or primarily in the operation or conduct of the Real Estate Business, in each case to the extent such Third Party Approvals are transferable (collectively, the “REB Third Party Approvals”);

(xviii) all rights to any pre-paid purchase deposits under any REB Contract, including earnest money deposits and option payments; and

(xix) all other assets, properties, goodwill and rights reflected on the Interim WRECO Balance Sheet, other than such assets, properties, goodwill and rights that have been sold, disposed or otherwise transferred after the date of the Interim WRECO Balance Sheet not in contravention of this Agreement or any other Transaction Document.

(b) For purposes of this Agreement, “Excluded Assets” means the following assets of Weyerhaeuser or any Weyerhaeuser Subsidiary to the extent such assets would otherwise constitute REB Assets:

(i) all real property and interests in real property set forth in Section 1.03(b)(i) of the Weyerhaeuser Disclosure Letter, in each case together with all buildings, structures, improvements and fixtures thereon and all easements and rights of way pertaining thereto or accruing to the benefit thereof and all other appurtenances and real property rights pertaining thereto;

(ii) all leasehold interests in real property set forth in Section 1.03(b)(ii) of the Weyerhaeuser Disclosure Letter, in each case together with all buildings, structures, improvements and fixtures thereon;

(iii) all tangible personal property and interests therein set forth in Section 1.03(b)(iii) of the Weyerhaeuser Disclosure Letter;

(iv) all assets set forth in Section 1.03(b)(iv) of the Weyerhaeuser Disclosure Letter;

(v) all shares of capital stock of, or other equity interests in, Pardee Coyote, WRI and each Subsidiary of WRI and all assets of Pardee Coyote, WRI and each Subsidiary of WRI;

(vi) all shares of capital stock of, or other equity interests in, any Affiliate of Weyerhaeuser or any other Person, other than WRECO, the WRECO Subsidiaries and the WRECO Minority Interests;

(vii) subject to Section 9.05, all insurance policies other than the REB Insurance Policies (collectively, the “Weyerhaeuser Insurance Policies”) and all rights and claims thereunder and any proceeds thereof;

(viii) the names and marks set forth in Section 1.03(b)(viii) of the Weyerhaeuser Disclosure Letter and any name or mark derived from, similar to or including any of such names and marks, in each case, in any style or design (collectively, the “Retained Names”);

(ix) all Intellectual Property Rights other than the REB Intellectual Property Rights, including the Intellectual Property Rights set forth in Section 1.03(b)(ix) of the Weyerhaeuser Disclosure Letter;

(x) all Governmental Approvals set forth in Section 1.03(b)(x) of the Weyerhaeuser Disclosure Letter;

(xi) all Contracts set forth in Section 1.03(b)(xi) of the Weyerhaeuser Disclosure Letter;

(xii) all accounts receivable pursuant to which a payment is owed (A) by Weyerhaeuser or any Weyerhaeuser Subsidiary to Weyerhaeuser or any other Weyerhaeuser Subsidiary or (B) by the Weyerhaeuser Business to the Real Estate Business, in each case other than pursuant to the Contracts listed or described in Section 1.07(b) of the Weyerhaeuser Disclosure Letter;

(xiii) all rights, claims, causes of action and credits to the extent relating to any Excluded Asset or any Excluded Liability, including any such item arising under any Guarantee, warranty, indemnity or similar right in favor of Weyerhaeuser or any Weyerhaeuser Subsidiary in respect of any Excluded Asset or any Excluded Liability;

(xiv) all Records relating to the Real Estate Business that form part of the general ledger of Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary);

(xv) all Records prepared in connection with the sale or transfer of the Real Estate Business, including bids received from third parties and analyses relating to the Real Estate Business;

(xvi) all assets that are expressly contemplated by the Tax Sharing Agreement as assets to be retained by Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary);

(xvii) all assets of or relating to any Weyerhaeuser Employee Benefit Plan, other than any assets of or relating solely or primarily to any WRECO Benefit Plan;

(xviii) all assets of Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) used or held for use in the delivery of corporate-level services to the Real Estate Business; and

(xix) all rights of Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) under this Agreement or any other Transaction Document.

SECTION 1.04. REB Liabilities; Excluded Liabilities. (a) For purposes of this Agreement, “REB Liabilities” means all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due (collectively, “Liabilities”), of Weyerhaeuser or any Weyerhaeuser Subsidiary arising out of or primarily relating to the REB Assets, the Real Estate Business or the ownership, operation or conduct of the Real Estate Business prior to, at or after the REB Transfer Time, other than the Excluded Liabilities, which REB Liabilities shall include (in each case, other than the Excluded Liabilities):

(i) all Liabilities under the REB Contracts and the REB Governmental Approvals;

(ii) all accounts payable and accrued liabilities primarily arising out of or relating to the ownership, operation or conduct of the Real Estate Business or otherwise in respect of the Real Estate Business;

(iii) all Liabilities arising out of or primarily relating to real estate or other assets owned, leased, occupied, held under option or sold by the Real Estate Business at any time, including Liabilities for refunds, adjustments, allowances, repairs, exchanges, returns and warranty, product liability, merchantability and other claims relating to such products;

(iv) all Liabilities arising as a result of at any time being the owner, lessee, lessor or occupant of, the holder of an option in respect of, or the operator of the activities conducted at, the REB Real Property;

(v) all Environmental Liabilities at any time arising out of or primarily relating to the Real Estate Business, the REB Real Property, the ownership, operation or conduct of the Real Estate Business or the ownership, leasing or occupancy of, the holding of an option in respect of, or the operation of activities conducted at, the REB Real Property;

(vi) all Liabilities in respect of any Action, pending or threatened, and claims, whether or not presently asserted, at any time arising out of or primarily relating to the ownership, operation or conduct of the Real Estate Business;

(vii) (A) all Liabilities arising out of or relating to any Weyerhaeuser Employee Benefit Plan and all employment and employee benefit-related Liabilities arising out of or relating to the operation or conduct of the Real Estate Business, in each case, that are contemplated to be assumed by WRECO and the WRECO Subsidiaries pursuant to Section 9.08, and (B) all Liabilities arising out of or relating primarily to any WRECO Benefit Plan;

(viii) all Liabilities that are expressly contemplated to be assumed by WRECO or any WRECO Subsidiary pursuant to this Agreement or the other Transaction Documents, including all Taxes to the extent responsibility therefor is assigned to WRECO or any WRECO Subsidiary under the Tax Sharing Agreement;

(ix) all Liabilities in respect of the New Debt, including all Liability for borrowings made under the New Debt Agreements;

(x) all Liabilities of WRECO and the WRECO Subsidiaries as of immediately prior to the REB Transfer Time; and

(xi) all Liabilities reflected on the Interim WRECO Balance Sheet, other than Liabilities discharged after the date of the Interim WRECO Balance Sheet.

(b) For purposes of this Agreement, “Excluded Liabilities” means the following Liabilities of Weyerhaeuser or any Weyerhaeuser Subsidiary:

(i) all Liabilities to the extent arising out of or relating to Excluded Assets, including the Liabilities listed on or described in Section 1.04(b)(i) of the Weyerhaeuser Disclosure Letter;

(ii) all accounts payable incurred prior to the REB Transfer Time pursuant to which a payment is owed by the Real Estate Business to the Weyerhaeuser Business, other than Liabilities in respect of the Accrued Interest Amount, in each case other than pursuant to the Contracts listed or described in Section 1.07(b) of the Weyerhaeuser Disclosure Letter;

(iii) all Liabilities arising out of or relating to any Weyerhaeuser Employee Benefit Plan and all employment and employee benefit-related Liabilities arising out of or relating to the operation or conduct of the Real Estate Business, in each case, that are contemplated to be retained by Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) pursuant to Section 9.08;

(iv) all Liabilities of Pardee Coyote, WRI and each Subsidiary of WRI; and

(v) all Liabilities that are expressly contemplated to be retained by Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) pursuant to this Agreement or the other Transaction Documents, including all Taxes to the extent responsibility therefor is assigned to Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) under the Tax Sharing Agreement.

SECTION 1.05. Consents and Governmental Approvals. (a) Subject to Section 1.05(c), to the extent that the assignment, transfer, conveyance or delivery of any Transferred REB Asset to WRECO or a WRECO Subsidiary or of any Transferred Excluded Asset to Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) in connection with the REB Transfers would constitute a violation of applicable Law, or would require a Consent or Governmental Approval that has not been obtained or made prior to the REB Transfer Time, then the assignment, transfer, conveyance or delivery of such Transferred REB Asset or Transferred Excluded Asset (collectively, the “Delayed Transfer Assets”) will automatically be deferred, and no such assignment, transfer, conveyance or delivery will occur, until all legal impediments are removed or such Consents or Governmental Approvals have been obtained or made with respect to the applicable Delayed Transfer Assets. Notwithstanding such deferral of the assignment, transfer, conveyance and delivery of the Delayed Transfer Assets, any Delayed Transfer Asset will still be considered an REB Asset or Excluded Asset, as the case may be, and from the REB Transfer Time until the consummation of assignment, transfer, conveyance and delivery of such Delayed Transfer Asset, Weyerhaeuser or the applicable Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) shall hold any Transferred REB Assets that are Delayed Transfer Assets in trust for the use and benefit, insofar as reasonably practicable, of WRECO or the applicable WRECO Subsidiary at the sole expense of WRECO or the applicable WRECO Subsidiary, and WRECO or the applicable WRECO Subsidiary shall hold any Transferred Excluded Assets that are Delayed Transfer Assets in trust for the use and benefit, insofar as reasonably practicable, of

Weyerhaeuser or the applicable Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) at the sole expense of Weyerhaeuser or the applicable Weyerhaeuser Subsidiary. Weyerhaeuser shall use commercially reasonable efforts to develop and implement arrangements to place WRECO and the WRECO Subsidiaries and Weyerhaeuser and the Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries), as the case may be, insofar as reasonably practicable, in the same position as if the Delayed Transfer Assets had been assigned, transferred, conveyed and delivered and so that all the benefits and burdens relating to such Delayed Transfer Assets, including possession, use, risk of loss, potential for gain, and dominion, control and command over such asset, inure from and after the REB Transfer Time to WRECO and the WRECO Subsidiaries, in the case of Transferred REB Assets that are Delayed Transfer Assets, or to Weyerhaeuser and the Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries), in the case of Transferred Excluded Assets that are Delayed Transfer Assets. If and when the legal impediments, Consents or Governmental Approvals, the presence or the absence of which caused the deferral of the assignment, transfer, conveyance and delivery of any Delayed Transfer Assets pursuant to this Section 1.05(a), are removed, obtained or made, as the case may be, the assignment, transfer, conveyance and delivery of the applicable Delayed Transfer Asset shall be promptly effected in accordance with the terms of this Agreement and the other applicable Transaction Documents, without the payment of additional consideration. On the Closing Date, Weyerhaeuser shall use its reasonable best efforts to deliver to Parent (for information purposes only) a schedule setting forth all material Delayed Transfer Assets existing as of the Closing Date.

(b) Subject to Section 1.05(c), to the extent that the assumption of any Assumed REB Liability by WRECO or a WRECO Subsidiary or of any Assumed Excluded Liability by Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) in connection with the REB Transfers would constitute a violation of applicable Law, or would require a Consent or Governmental Approval that has not been obtained or made prior to the REB Transfer Time, then the assumption of such Assumed REB Liability or Assumed Excluded Liability (collectively, the “Delayed Transfer Liabilities”) will automatically be deferred, and no such assumption will occur, until all legal impediments are removed or such Consents or Governmental Approvals have been obtained or made with respect to the applicable Delayed Transfer Liability. Notwithstanding such deferral of the assumption of the Delayed Transfer Liabilities, any Delayed Transfer Liability will still be considered an REB Liability or Excluded Liability, as the case may be, and from the REB Transfer Time until the consummation of the assumption of such Delayed Transfer Liability, Weyerhaeuser or the applicable Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) shall hold any Assumed REB Liabilities that are Delayed Transfer Liabilities in trust for the use and benefit, insofar as reasonably practicable, of WRECO or the applicable WRECO Subsidiary at the sole expense of WRECO or the applicable WRECO Subsidiary, and WRECO or the applicable WRECO Subsidiary shall hold any Assumed Excluded Liabilities that are Delayed Transfer Liabilities in trust for the use and benefit, insofar as reasonably practicable, of Weyerhaeuser or the applicable Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) at the sole expense of Weyerhaeuser or the applicable Weyerhaeuser Subsidiary. Weyerhaeuser shall use commercially reasonable efforts to develop and implement arrangements to place WRECO and the WRECO Subsidiaries and Weyerhaeuser and the Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries), as the case may be, insofar as reasonably practicable, in the same position as if the Delayed Transfer Liabilities had been assumed and so that all the benefits and burdens relating to such Delayed Transfer Liabilities inure from and after the REB Transfer Time to WRECO and the WRECO Subsidiaries, in the case of Assumed REB Liabilities that are Delayed Transfer Liabilities, or to Weyerhaeuser and the Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries), in the case of Assumed Excluded Liabilities that are Delayed Transfer Liabilities. If and when the legal impediments, Consents or Governmental Approvals, the presence or the absence of which caused the deferral of the assumption of any Delayed Transfer Assets pursuant to this Section 1.05(b), are removed, obtained or made, as the case may be, the assumption of the applicable Delayed Transfer Liability shall be promptly effected in accordance with the terms of this Agreement and the other applicable Transaction Documents, without the payment of additional consideration. On the Closing Date, Weyerhaeuser shall use its reasonable best efforts to deliver to Parent (for information purposes only) a schedule setting forth all material Delayed Transfer Liabilities existing as of the Closing Date.

(c) Notwithstanding any provision in Section 1.05(a) or Section 1.05(b) to the contrary, Weyerhaeuser or WRECO may elect at any time after the Effective Time to require the immediate assignment, transfer, assumption, conveyance or delivery of any Delayed Transfer Asset or any Delayed Transfer Liability notwithstanding any requirement that an immaterial Consent or an immaterial Governmental Approval be obtained; provided, however, that (i) if WRECO so elects to require the immediate assignment, transfer, assumption, conveyance or delivery of any such Delayed Transfer Assets or such Delayed Transfer Liabilities, any Liability arising from such assignment, transfer, assumption, conveyance or delivery will be deemed to be REB Liabilities, (ii) if Weyerhaeuser so elects to require the immediate assignment, transfer, assumption, conveyance or delivery of any such Delayed Transfer Assets or such Delayed Transfer Liabilities, any Liability arising from such assignment, transfer, assumption, conveyance or delivery will be deemed to be Excluded Liabilities and (iii) if WRECO and Weyerhaeuser jointly agree to the immediate assignment, transfer, assumption, conveyance or delivery of any such Delayed Transfer Assets or such Delayed Transfer Liabilities, any Liability arising from such assignment, transfer, assumption, conveyance or delivery will be shared equally between WRECO and Weyerhaeuser and, notwithstanding any provision in Section 12.04 to the contrary, the defense of any Third Party Claim relating thereto shall be jointly managed by WRECO and Weyerhaeuser.

(d) For a period of three years after the REB Transfer Time, subject to Section 1.05(f), (i) each of Weyerhaeuser and WRECO shall, and shall cause its Subsidiaries to, use reasonable best efforts to remove all legal impediments to and obtain all required Consents and Governmental Approvals for the assignment, transfer, conveyance and delivery of the Transferred REB Assets and the Transferred Excluded Assets as contemplated by Section 1.02 as promptly as practicable and (ii) each of Weyerhaeuser and WRECO shall, and shall cause its Subsidiaries to, use reasonable best efforts to remove all legal impediments to and obtain all required Consents and Governmental Approvals for the assumption of the Assumed REB Liabilities and the Assumed Excluded Liabilities as contemplated by Section 1.02 as promptly as practicable.

(e) For a period of one year after the REB Transfer Time, subject to Section 1.05(f), upon request by the other party, each of Weyerhaeuser and WRECO shall use commercially reasonable efforts to obtain, or cause to be obtained, (i) a Governmental Approval for WRECO or a WRECO Subsidiary with respect to each Governmental Approval currently used by Weyerhaeuser or a Weyerhaeuser Subsidiary in connection with the operation of the Real Estate Business that is not an REB Governmental Approval and (ii) a Governmental Approval for Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries) with respect to each Governmental Approval currently used by Weyerhaeuser or a Weyerhaeuser Subsidiary in connection with the operation of the Transferred Excluded Assets and the Assumed Excluded Liabilities that is an REB Governmental Approval.

(f) Neither Weyerhaeuser nor WRECO (or any of their respective Subsidiaries) shall be obligated, in connection with Section 1.05(d) or 1.05(e), to expend money unless the necessary funds are advanced by the other party, other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by the other party.

SECTION 1.06. Misallocated Transfers. In the event that, at any time or from time to time after the REB Transfer Time, any party hereto (or any of its Subsidiaries) shall receive or otherwise possess any asset or be liable for any Liability that is allocated to any other Person pursuant to this Agreement or any other Transaction Document, such party shall promptly transfer or assign, or cause to be transferred or assigned, such asset or Liability to the Person so entitled thereto, and the relevant party will cause such entitled Person to accept such asset or assume such Liability. Prior to any such transfer, the Person receiving or possessing such asset or Liability shall hold such asset or Liability in trust for any such other Person in accordance with Section 1.05(a).

SECTION 1.07. Termination of Intercompany Contracts. (a) Except as set forth in Section 1.07(b), in furtherance of the releases and other provisions of Section 12.01, WRECO and each WRECO Subsidiary, on the one hand, and Weyerhaeuser and each Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries), on the other hand, shall, on or prior to the Distribution Date, terminate any and all Contracts between or among WRECO or any WRECO Subsidiary, on the one hand, and Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries), on the other hand. No such terminated Contract (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date, and all parties shall be released from all obligations and Liabilities thereunder. Each of the parties hereto shall, at the reasonable request of any other party hereto, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b) The provisions of Section 1.07(a) shall not apply to any of the following Contracts (or to any of the provisions thereof): (i) this Agreement and the other Transaction Documents (and each other agreement or instrument expressly contemplated by this Agreement or any other Transaction Document to be entered into by any of the parties hereto or any of their respective Subsidiaries), (ii) any Contract listed or described in Section 1.07(b) of the Weyerhaeuser Disclosure Letter, (iii) any Contract to which any Person other than Weyerhaeuser and WRECO and their respective wholly-owned Subsidiaries is a party and (iv) any other Contract that this Agreement or any other Transaction Document expressly contemplates will survive the Distribution Date.

SECTION 1.08. Employees. (a) If any REB Employees are employed by Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries), at or prior to the REB Transfer Time Weyerhaeuser shall, and shall cause WRECO or the appropriate WRECO Subsidiary to, use commercially reasonable efforts to transfer to WRECO or the appropriate WRECO Subsidiary the employment of, including by causing WRECO or the appropriate WRECO Subsidiary to offer employment to, all such REB Employees.

(b) At or prior to the REB Transfer Time, Weyerhaeuser shall, and shall cause the appropriate Weyerhaeuser Subsidiaries to, use commercially reasonable efforts to transfer to Weyerhaeuser or the appropriate Weyerhaeuser Subsidiary (other than WRECO or any WRECO Subsidiary) the employment of, including by offering employment to, each director, officer, manager or employee of WRECO or a WRECO Subsidiary who is set forth in Section 1.08(b) of the Weyerhaeuser Disclosure Letter, including any such individuals who are not actively at work due to vacation, holiday, illness, jury duty, bereavement leave, short-term or long-term disability leave, workers’ compensation or other authorized leave of absence.

(c) The parties intend that WRECO Employees shall have continuous and uninterrupted employment immediately before and immediately after the consummation of the Transactions, and that for purposes of any severance or termination benefit plan, program, policy, agreement or arrangement of Weyerhaeuser, WRECO, Parent or any of their respective Subsidiaries or Affiliates, the Transactions shall not constitute a severance of employment of any WRECO Employee prior to or upon the consummation of the Transactions. Nothing herein shall be construed as a representation or guarantee by Weyerhaeuser, WRECO, any WRECO Subsidiary, Parent or any Parent Subsidiary that any REB Employee will continue in employment with WRECO or any WRECO Subsidiary following the date hereof or with Parent or the applicable Parent Subsidiary following the Effective Time.

(d) For purposes of this Agreement:

“REB Employee” means (A) each director, officer, manager or employee of WRECO or any WRECO Subsidiary as of immediately prior to the REB Transfer Time, other than the individuals set forth in Section 1.08(b) of the Weyerhaeuser Disclosure Letter, (B) each director, officer, manager or employee of Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries) set forth in Section 1.08(d)(i) of the Weyerhaeuser Disclosure Letter who, as of immediately prior to the REB Transfer Time, is solely engaged in the Real Estate Business and (C) each individual set forth in Section 1.08(d)(ii) of the Weyerhaeuser Disclosure Letter who is a director, officer, manager or employee of Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries) as of immediately prior to the REB Transfer Time, including, in the case of each of clauses (A), (B) and (C), any such individuals who are not actively at work due to vacation, holiday, illness, jury duty, bereavement leave, short-term or long-term disability leave, workers’ compensation or other authorized leave of absence.

“WRECO Employee” means each individual who, immediately following the Distribution, is employed with WRECO or any WRECO Subsidiary.

SECTION 1.09. REB Transfer Documents. In furtherance of the assignment, transfer, conveyance and delivery of assets and Liabilities, in each case as specified in this Article I, at or prior to the REB Transfer Time and, with respect to Delayed Transfer Assets, at such time after the REB Transfer Time as such Delayed Transfer Asset can be transferred, (a) Weyerhaeuser shall, and shall cause the applicable Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries) to, execute and deliver such bills of sale, deeds, assignments and assumptions, leases, subleases, stock powers, certificates of title, and other instruments of transfer, conveyance and assignment (including supplemental transfer Tax forms, if applicable) as and to the extent necessary to evidence the transfer, conveyance, assignment and delivery of Weyerhaeuser’s or the applicable Weyerhaeuser Subsidiary’s right, title and interest in and to the Transferred REB Assets to WRECO and the WRECO Subsidiaries, (b) WRECO shall, and shall cause the applicable WRECO Subsidiaries to, execute and deliver such bills of sale, deeds, assignments and assumptions, leases, subleases, stock powers, certificates of title and other instruments of transfer, conveyance and assignment (including supplemental transfer Tax forms, if applicable) as and to the extent necessary to evidence the transfer, conveyance, assignment and delivery of WRECO’s or the applicable WRECO Subsidiary’s right, title and interest in and to the Transferred Excluded Assets to Weyerhaeuser and the Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries), (c) WRECO shall, and shall cause the applicable WRECO Subsidiaries to, execute and deliver such assignments of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption by WRECO or the applicable WRECO Subsidiary of the Assumed REB Liabilities and (d) Weyerhaeuser shall, and shall cause the applicable Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries) to, execute and deliver such assignments of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption by Weyerhaeuser or the applicable Weyerhaeuser Subsidiary of the Assumed Excluded Liabilities (the documents contemplated by clauses (a), (b), (c) and (d), collectively, the “REB Transfer Documents”). All instruments executed and delivered pursuant to this Section 1.09 shall be in a form reasonably acceptable to Parent.

SECTION 1.10. Disclaimer. All of the Transferred REB Assets and the Assumed REB Liabilities will be transferred or assumed on an “as is, where is” basis and, except as may be expressly set forth in this Agreement or any other Transaction Document, all express or implied warranties as to merchantability, fitness for a particular purpose or otherwise are hereby expressly disclaimed.

ARTICLE II

The WRECO Stock Issuance, the WRECO Spin and the Distribution

SECTION 2.01. WRECO Stock Split. Prior to the WRECO Spin Time, WRECO shall effect a 100-for-one split of the WRECO Common Shares (the “WRECO Stock Split”) pursuant to which the number of WRECO Common Shares outstanding is increased to 100,000,000 and the par value of each WRECO Common Share is reduced to $0.04 per share.

SECTION 2.02. The WRECO Spin. On the terms and subject to the conditions set forth in this Agreement, at a time on the Distribution Date and following the REB Transfer Time (the “WRECO Spin Time”), Weyerhaeuser shall cause WNR to effect a distribution to Weyerhaeuser of, and Weyerhaeuser shall accept from WNR, all of WNR’s right, title and interest in, to and under all the issued and outstanding WRECO Common Shares.

SECTION 2.03. Form of Distribution. (a) Weyerhaeuser may elect to effect the Distribution in the form of either a dividend of WRECO Common Shares distributed to the Eligible Holders on a pro rata basis, an offer to exchange WRECO Common Shares for Eligible Shares, or a combination thereof.

(b) If Weyerhaeuser elects to effect all or a portion of the Distribution in the form of a pro rata dividend, prior to the Distribution Date, the Board of Directors of Weyerhaeuser (or a committee thereof), in accordance with applicable Law, shall establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution, and all WRECO Common Shares held by Weyerhaeuser on the Distribution Date shall be distributed as provided in Section 2.04. If the Distribution is effected as an exchange offer followed by a pro rata dividend of the remaining WRECO Common Shares held by Weyerhaeuser, the Board of Directors of Weyerhaeuser (or a committee thereof) shall set the Record Date as the time on the Distribution Date immediately following the time at which the validly tendered Eligible Shares are accepted for payment.

(c) If Weyerhaeuser elects to effect all or a portion of the Distribution as an exchange offer of WRECO Common Shares for Eligible Shares, Weyerhaeuser shall determine the terms of such exchange offer, including the number of WRECO Common Shares that shall be offered for each validly tendered Eligible Share, the period during which such exchange offer shall remain open, the procedures for the tender and exchange of shares and all other provisions of such exchange offer, which shall comply with requirements under securities Laws applicable to such exchange offer. In the event the exchange offer is not fully subscribed, any WRECO Common Shares held by Weyerhaeuser on the Distribution Date that are not exchanged pursuant to the exchange offer will be distributed as a dividend to the Eligible Holders on a pro rata basis with a Record Date established in the manner provided in Section 2.03(b).

SECTION 2.04. The Distribution. (a) Weyerhaeuser shall appoint the transfer agent for the Weyerhaeuser Common Shares (or an Affiliate of such transfer agent) or another bank or trust company reasonably approved by Parent to act as agent in connection with the Distribution as provided in this Section 2.04 and as agent for the issuance of Parent Common Stock in the Merger as contemplated by Article IV (the “Agent”).

(b) On the terms and subject to the conditions set forth in this Agreement, on or prior to the Distribution Date, Weyerhaeuser shall irrevocably deliver to the Agent, for the benefit of the Eligible Holders, certificates representing (or authorize the related book-entry transfer, for the benefit of the Eligible Holders, of) all the WRECO Common Shares outstanding as of the Distribution Date. Weyerhaeuser shall cause the Agent to hold in trust (pending conversion of such WRECO Common Shares into shares of Parent Common Stock as a result of the Merger) such WRECO Common Shares for each such Eligible Holder:

(i) to the extent the Distribution is effected as a pro rata dividend, for each Eligible Share held by such Eligible Holder a number of WRECO Common Shares (rounded down to the nearest 1/10,000 of a share) equal to the total number of WRECO Common Shares held by Weyerhaeuser on the Distribution Date, in each case after giving effect to any portion of the Distribution effected as an exchange offer pursuant to which validly tendered Eligible Shares are accepted for payment on or prior to the Record Date, divided by the sum of (A) the total number of Weyerhaeuser Common Shares outstanding on the Record Date and (B) if and to the extent determined by Weyerhaeuser, the total number of Weyerhaeuser Benefit Plan Shares issued by Weyerhaeuser after the Record Date and prior to the Distribution Date; or

(ii) to the extent the Distribution is effected as an exchange offer, the number of WRECO Common Shares to be exchanged for each Eligible Share in such exchange offer.

(c) Immediately after the Distribution and prior to the Effective Time, the WRECO Common Shares shall not be transferable and the Agent shall not transfer any WRECO Common Shares to Eligible Holders.

(d) Weyerhaeuser and WRECO shall be entitled, and may instruct the Agent, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts required to be deducted and withheld with respect to the making of such payments under the Code or any provision of state, local or foreign Tax Law. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

SECTION 2.05. Timing of the Distribution. (a) Subject to Sections 2.05(b), 2.05(c) and 2.05(d), Weyerhaeuser shall consummate the REB Transfers, the WRECO Spin and the Distribution as promptly as reasonably practicable after satisfaction (or, to the extent permitted by Law, waiver by the parties entitled to the benefit thereof) of all the conditions set forth in Sections 10.01 and 10.02 (other than conditions that by their nature are to be satisfied as of the Closing Date and shall in fact be satisfied at such time).

(b) Weyerhaeuser may, in its sole discretion, consummate the REB Transfers and the WRECO Spin prior to the satisfaction of the conditions set forth in Article X. Subject to the preceding sentence and in accordance with applicable Law, the Board of Directors of WNR shall determine the WRECO Spin Time and the Board of Directors of Weyerhaeuser (or a committee thereof) shall determine the Record Date and the Distribution Date.

(c) At any time following the satisfaction (or, to the extent permitted by Law, waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 10.01 (other than conditions that by their nature are to be satisfied as of the Closing Date), Weyerhaeuser shall have the right to deliver to Parent and Merger Sub a written notice executed by Weyerhaeuser and WRECO (the “Weyerhaeuser Closing Confirmation”) pursuant to which, subject to the following sentence, each of Weyerhaeuser and WRECO (i) confirms that each of the conditions to its obligations to effect the REB Transfers, the WRECO Spin, the Distribution and the Merger set forth in Section 10.01 (other than conditions that by their nature are to be satisfied as of the Closing Date) has been satisfied (or, to the extent permitted by Law, waived by Weyerhaeuser and WRECO), (ii) confirms that, to the knowledge of Weyerhaeuser, as of the date of the Weyerhaeuser Closing Confirmation, the conditions to its obligations to effect the REB Transfers, the WRECO Spin, the Distribution and the Merger set forth in Section 10.02(a)(i) would be satisfied if the Closing Date occurred on such date, (iii) irrevocably waives each of the conditions to its obligations to effect the REB Transfers, the WRECO Spin, the Distribution and the Merger set forth in Sections 10.02(a)(ii), 10.02(b) (other than such obligations that by their nature are to be performed after the Distribution Date) and 10.02(d) and (iv) requests that each of Parent and Merger Sub (A) confirms that each of the conditions to its obligations to effect the Merger set forth in Section 10.01 (other than conditions that by their nature are to be satisfied as of the Closing Date) has been satisfied (or, to the extent permitted by Law, waived by Parent and Merger Sub), (B) confirms that, to the knowledge of Parent, as of the date of the Parent Closing Confirmation, the conditions to its obligations to effect the Merger set forth in Section 10.03(a)(i) would be satisfied if the Closing Date occurred on such date and (C) irrevocably waives each of the conditions to its obligations to effect the Merger set forth in Sections 10.03(a)(ii), 10.03(b) (other than such obligations that by their nature are to be performed after the Distribution Date) and 10.03(d). The confirmations and waivers of Weyerhaeuser and WRECO contained in the Weyerhaeuser Closing Confirmation shall become effective only upon Parent’s delivery to Weyerhaeuser and WRECO of a written notice executed by Parent and Merger Sub (the “Parent Closing Confirmation”) containing the confirmations and waivers from Parent and Merger Sub requested in the Weyerhaeuser Closing Confirmation. Weyerhaeuser shall be entitled to delay the consummation of the REB Transfers, the WRECO Spin and the Distribution until such time as Parent has delivered the Parent Closing Confirmation to Weyerhaeuser and WRECO. If Parent delivers a Parent Closing Confirmation, then subject to Section 2.05(d), Weyerhaeuser shall consummate the REB Transfers, the WRECO Spin and the Distribution as promptly as reasonably practicable after its receipt of the Parent Closing Confirmation.

(d) Weyerhaeuser shall be entitled to delay the Distribution Date for up to 30 days after the date on which the Distribution would otherwise occur pursuant to Sections 2.05(a) and 2.05(c) in order to comply with any NYSE rules relating to notices of record dates and dividends, to comply with applicable Law with respect to any portion of the Distribution that is effected as an exchange offer or to effect the Distribution Date at the end of a fiscal month.

SECTION 2.06. Ancillary Agreements. Effective as of the Distribution Date, each of Weyerhaeuser, WRECO and Parent shall execute and deliver the Tax Sharing Agreement.

ARTICLE III

The Merger

SECTION 3.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCA, Merger Sub shall be merged with and into WRECO at the Effective Time. As a result of the Merger, at the Effective Time, the separate corporate existence of Merger Sub shall cease and WRECO shall continue as the surviving corporation in the Merger. WRECO, as the surviving corporation following the Merger, is sometimes referred to in this Agreement as the “Surviving Corporation”.

SECTION 3.02. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 immediately following the satisfaction (or, to the extent permitted by Law, waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article X, or at such other place, time and date as shall be agreed in writing between Weyerhaeuser and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 3.03. Effective Time. On the Closing Date, the parties hereto shall file with the Secretary of State of the State of Washington articles of merger (the “Articles of Merger”) and a plan of merger (the “Plan of Merger”) executed in accordance with, and in such form as is required by, the relevant provisions of the WBCA, and shall make all other filings or recordings required under the WBCA in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger and the Plan of Merger are duly filed with such Secretary of State, or at such later time as Weyerhaeuser and Parent shall agree and specify in the Articles of Merger. The time the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

SECTION 3.04. Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the WBCA.

SECTION 3.05. Articles of Incorporation and Bylaws of Surviving Corporation. The articles of incorporation of WRECO shall, by virtue of the Merger, be amended and restated in their entirety to read as set forth in Exhibit B hereto and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. The bylaws of WRECO shall, by virtue of the Merger, by amended and restated in their entirety to read as set forth in Exhibit C hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

SECTION 3.06. Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the

Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified in accordance with the Surviving Corporation’s articles of incorporation and bylaws and applicable Law. The officers of WRECO immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified in accordance with the Surviving Corporation’s articles of incorporation and bylaws and applicable Law.

ARTICLE IV

Conversion of Shares; Exchange of Certificates

SECTION 4.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any WRECO Common Shares or any shares of capital stock of Parent or Merger Sub:

(a) each common share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable common share, par value $0.04 per share, of the Surviving Corporation; and

(b) each WRECO Common Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of fully paid and non-assessable shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) equal to the Exchange Ratio.

SECTION 4.02. Distribution of Merger Consideration. (a) Deposit of Parent Common Stock. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Agent, for the benefit of the Eligible Holders, for exchange in accordance with this Article IV, the shares of Parent Common Stock to be issued pursuant to Section 4.01(b) and delivered pursuant to Section 4.02(b) (the “Merger Consideration”).

(b) Procedures. At the Effective Time, Parent shall give irrevocable instructions to the Agent to deliver the appropriate number of shares of Parent Common Stock in accordance with the Exchange Ratio to each Eligible Holder (and such Eligible Holder’s share of the cash proceeds of any sale of fractional shares of Parent Common Stock aggregated into whole shares by the Agent, as contemplated by Section 4.02(c)), which delivery of Parent Common Stock may be in the form of a certificate or in book-entry form through a direct registration system.

(c) Fractional Shares. As soon as practicable after the Effective Time, Parent shall, or shall cause the Agent to, determine the number of whole shares and fractional shares of Parent Common Stock allocable to each Eligible Holder, aggregate all such fractional shares into whole shares of Parent Common Stock and sell such whole shares on behalf of each such Eligible Holder either in open market transactions or otherwise, in each case at then prevailing trading prices, and cause to be distributed to each such Eligible Holder such Eligible Holder’s share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. For purposes of this Section 4.02(c), all fractional shares to which a single Eligible Holder would be entitled shall be aggregated, and calculations shall be rounded to three decimal places.

(d) No Further Ownership Rights in WRECO Common Shares. As of the Effective Time, all WRECO Common Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and any holder of WRECO Common Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in respect of fractional shares in accordance with the terms of this Article IV, without interest. The Merger Consideration, together with any cash in respect of fractional shares, issued in accordance with the terms of this Article IV upon conversion of any WRECO Common Shares shall be deemed to have been issued in full satisfaction of all rights pertaining to such WRECO Common Shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of WRECO of WRECO Common Shares that were outstanding immediately prior to the Effective Time.

(e) Distributions with Respect to Undistributed Shares. No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid with respect to any shares of Parent Common Stock that are not able to be distributed by the Agent promptly after the Effective Time, whether due to a legal impediment to such distribution or otherwise. Subject to applicable Law, following the distribution of any such previously undistributed shares of Parent Common Stock, there shall be paid to the Eligible Holder of such shares of Parent Common Stock, without interest, (i) at the time of the distribution, the amount of cash payable in lieu of a fractional share of Parent Common Stock to which such Eligible Holder is entitled pursuant to Section 4.02(c) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the distribution of such whole shares of Parent Common Stock and a payment date subsequent to the distribution of such whole shares of Parent Common Stock. In no event shall the Agent have the right to vote any shares of Parent Common Stock held by the Agent.

(f) No Liability. None of the parties hereto or the Agent shall be liable to any Person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto or proceeds from a sale pursuant to Section 4.02(c) that are delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any claim for the Merger Consideration, dividends or distributions with respect thereto or proceeds from a sale pursuant to Section 4.02(c) has not been made prior to five years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration, dividends or distributions with respect thereto or proceeds from a sale pursuant to Section 4.02(c) would otherwise escheat to or become the property of any Governmental Entity), any such shares, dividends, distributions or proceeds shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(g) Withholding Rights. Parent shall be entitled, and may instruct the Agent, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts required to be deducted and withheld with respect to the making of such payments under the Code or any provision of state, local or foreign Tax Law. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

ARTICLE V

Closing Adjustment

SECTION 5.01. Estimated Adjustment Amount. No later than two Business Days prior to the Closing Date, Weyerhaeuser shall prepare and deliver to Parent a statement setting forth Weyerhaeuser’s good faith estimate of the Adjustment Amount (such estimate, the “Estimated Adjustment Amount”). If the Estimated Adjustment Amount is a positive amount, Parent shall, at the Closing, pay to WNR the Estimated Adjustment Amount. If the Estimated Adjustment Amount is a negative amount, Weyerhaeuser shall cause WNR to, at the Closing, pay to Parent the absolute value of the Estimated Adjustment Amount.

SECTION 5.02. Closing Adjustment Statement. Within 45 days after the Closing Date, Parent shall prepare and deliver to Weyerhaeuser a statement (the “Closing Adjustment Statement”) setting forth Parent’s calculation of the Adjustment Amount.

SECTION 5.03. Objections; Resolution of Disputes. The Closing Adjustment Statement shall become final and binding upon the parties on the 30th day following delivery thereof, unless Weyerhaeuser gives written notice of its disagreement with the Closing Adjustment Statement (a “Notice of Disagreement”) to Parent prior to such date. Any Notice of Disagreement shall (i) specify in reasonable detail the nature of any disagreement so asserted, (ii) only include disagreements based on mathematical errors or based on the Adjustment Amount not being calculated in accordance with Section 5.05 and (iii) be accompanied by a certificate of an executive officer of Weyerhaeuser certifying that the matters specified in the Notice of Disagreement are consistent with the requirements of Section 5.05. If a Notice of Disagreement is received by Parent in a timely manner, then the Closing Adjustment Statement (as revised in accordance with this sentence) shall become final and binding upon the parties on the earlier of (i) the date Weyerhaeuser and Parent resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (ii) the date any disputed matters are finally resolved in writing by the Accounting Firm. During the 30-day period following the delivery of a Notice of Disagreement, Weyerhaeuser and Parent shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30-day period, Weyerhaeuser and Parent shall submit to an independent accounting firm (the “Accounting Firm”) for arbitration any and all matters that remain in dispute and were properly included in the Notice of Disagreement. The dispute resolution by the Accounting Firm shall be an arbitration under the Federal Arbitration Act and relevant Laws of the State of New York. The Accounting Firm shall be Deloitte LLP (or an Affiliate thereof) or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. Weyerhaeuser and Parent shall use commercially reasonable efforts to cause the Accounting Firm to render a decision in writing resolving the matters submitted to the Accounting Firm within 30 days of receipt of the submission. The determination of the Accounting Firm shall be final and binding on the parties, and judgment may be entered upon such determination in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 5.03 shall be borne by Parent and Weyerhaeuser in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. Other than the fees and expenses referred to in the immediately preceding sentence, the fees and disbursements of Weyerhaeuser’s independent auditors shall be borne by Weyerhaeuser and the fees and disbursements of Parent’s independent auditors shall be borne by Parent.

SECTION 5.04. Post-Closing Payment. If the Adjustment Amount exceeds the Estimated Adjustment Amount, Parent shall, within 15 Business Days after the Closing Adjustment Statement becomes final and binding on the parties pursuant to Section 5.03, pay to WNR the amount by which the Adjustment Amount exceeds the Estimated Adjustment Amount. If the Adjustment Amount is less than the Estimated Adjustment Amount, Weyerhaeuser shall cause WNR to, within 15 Business Days after the Closing Adjustment Statement becomes final and binding on the parties pursuant to Section 5.03, pay to Parent the amount by which the Estimated Adjustment Amount exceeds the Adjustment Amount. Any payment made pursuant to this Section 5.04 shall be made by wire transfer in immediately available funds to one or more accounts designated in writing at least two Business Days prior to such payment by the party entitled to receive such payment, plus interest thereon at a rate of interest per annum equal to the rate of interest from time to time announced publicly by JPMorgan Chase Bank as its prime rate, calculated on the basis of the actual number of days elapsed divided by 365, from the Closing Date to the date of payment.

SECTION 5.05. Adjustment Amount. (a) For purposes of this Agreement:

“Adjustment Amount” means (A) the Net Cash Amount plus (B) the aggregate principal amount of the Intercompany Debt outstanding as of the close of business on the Business Day immediately preceding the REB Transfer Time, before taking into account any repayment or capitalization thereof pursuant to Section 1.01(b) but after taking into account the payment of the Accrued Interest Amount pursuant to Section 1.01(c), plus (C) the aggregate principal amount of the Intercompany Debt, if any, repaid prior to the close of business on the Business Day immediately preceding the REB Transfer Time by means of the transfer of the Transferred Excluded Assets pursuant to Section 9.20 plus (D) the aggregate amount of all cash transferred by WNR or Weyerhaeuser to WRECO by means of capital contributions and all expenses of WRECO and the WRECO Subsidiaries properly incurred in accordance with this Agreement and that are paid in cash by Weyerhaeuser or WNR (and not reimbursed by WRECO or a WRECO Subsidiary) after the date hereof but prior to the close of business on the Business Day immediately preceding the REB Transfer Time minus (E) the aggregate principal amount of the Intercompany Debt, including accrued but unpaid interest thereon, as of the close of business on the date hereof minus (F) the aggregate amount of all cash transferred by WRECO to WNR or Weyerhaeuser by means of dividends, distributions or repurchases of shares after the date hereof but prior to the close of business on the Business Day immediately preceding the REB Transfer Time, other than Equity Award Expense Amounts, minus (G) all expenses relating to the Coyote Springs Excluded Assets, including any expenses that would constitute Excluded Liabilities pursuant to Section 1.04(b)(i), in each case that are paid in cash by WRECO and the WRECO Subsidiaries (and not reimbursed by Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries)) after the date hereof but prior to the close of business on the Business Day immediately preceding the REB Transfer Time minus (H) the aggregate amount of all cash paid by WRECO or the WRECO Subsidiaries to WNR or Weyerhaeuser after the date hereof but prior to the close of business on the Business Day immediately preceding the REB Transfer Time in respect of payments made by WNR or Weyerhaeuser to REB Employees or the individuals set forth in Section 1.08(b) of the Weyerhaeuser Disclosure Letter, in each case under the Weyerhaeuser Deferred Compensation Plan minus (I) the aggregate amount of any cash refunds actually paid by any of the WRECO Subsidiaries after the date hereof but prior to the close of business on the Business Date immediately preceding the REB Transfer Time relating specifically to customer deposits that have been received and are reflected in the account described in Item 5 of Section 5.05(b) of the Weyerhaeuser Disclosure Letter as of the close of business on the date hereof minus (J) the aggregate amount of all cash paid by WRECO (and not reimbursed by Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries)) after the date hereof but prior to the close of business on the Business Date immediately preceding the REB Transfer Time to the individuals set forth in Section 1.08(b) of the Weyerhaeuser Disclosure Letter pursuant to the Contracts described in Item 6 of Section 5.05(b) of the Weyerhaeuser Disclosure Letter.

“Equity Award Expense Amounts” means any cash amounts transferred by WRECO to WNR or Weyerhaeuser upon the vesting of Weyerhaeuser RSUs or Weyerhaeuser PSUs held by REB Employees or upon the exercise of Weyerhaeuser Options held by REB Employees, in each case in the ordinary course of business consistent with past practice.

“Net Cash Amount” means (A) the aggregate amount of cash and cash equivalents of WRECO and the WRECO Subsidiaries as of the close of business on the date hereof, minus (B) the aggregate principal amount of indebtedness for borrowed money of WRECO and the WRECO Subsidiaries as of the close of business on the date hereof, other than indebtedness in respect of the Intercompany Debt. The Net Cash Amount may be a positive or a negative number.

(b) The Adjustment Amount shall be determined as follows: (i) first, the methods, policies, principles and methodologies set forth in Section 5.05(b) of the Weyerhaeuser Disclosure Letter shall be applicable, without regard to whether such methods, policies, principles and methodologies are consistent with GAAP, (ii) second, to the extent not covered by Section 5.05(b) of the Weyerhaeuser Disclosure Letter, the methods, policies, principles and methodologies as were used by Weyerhaeuser in the preparation of the Interim WRECO Balance Sheet shall be applicable, without regard to whether such methods, policies, principles and methodologies are consistent with GAAP, and (iii) third, to the extent no relevant method, policy, principle or methodology is applicable pursuant to the foregoing clauses (i) and (ii),

GAAP, applied in a manner consistent with Weyerhaeuser’s historical methods, policies, principles and methodologies, excluding any effects of the Transactions, shall be applicable. The foregoing principles are referred to in this Agreement as the “Adjustment Statement Principles”. The scope of the disputes to be resolved by the Accounting Firm as provided in Section 5.03 shall be solely limited to whether such calculation was done in accordance with the Adjustment Statement Principles and whether there were mathematical errors in the Closing Adjustment Statement. The Accounting Firm is not authorized or permitted to make any other determination or adjustment based on GAAP if the Adjustment Statement Principles can be determined pursuant to clauses (i) and (ii) of the definition thereof, the Accounting Firm is not authorized or permitted to make any determination as to the accuracy of any representation or warranty in this Agreement or as to compliance by the parties hereto with any of their covenants in this Agreement (other than (A) whether the calculation of the Adjustment Amount was done in accordance with the Adjustment Statement Principles and (B) whether there were any mathematical errors in the Closing Adjustment Statement), and the Accounting Firm is not authorized to make any determination as to whether the Interim WRECO Balance Sheet or the WRECO Financial Statements are or were in accordance with GAAP.

SECTION 5.06. Access to Records. During the period following the Closing Date through the date on which the Closing Adjustment Statement becomes final and binding on the parties pursuant to Section 5.03, Parent and WRECO shall afford to Weyerhaeuser and its Representatives reasonable access during normal business hours to all the properties, systems, Contracts, personnel and Records of WRECO, the WRECO Subsidiaries and the Real Estate Business relevant to the calculation of the Adjustment Amount.

SECTION 5.07. Tax Treatment of Post-Closing Adjustment. Any payments to Parent pursuant to Section 5.01 or 5.04 shall be treated for all Tax purposes as a capital contribution by WNR to WRECO occurring immediately prior to the WRECO Spin and a dividend from WRECO to Parent immediately following the Effective Time. Any payments to WNR pursuant to Section 5.01 or 5.04 shall be treated for all Tax purposes as a distribution by WRECO to WNR occurring immediately prior to the WRECO Spin and a capital contribution from Parent to WRECO immediately following the Effective Time.

ARTICLE VI

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub, jointly and severally, represent and warrant to Weyerhaeuser and WRECO that, except as disclosed (i) in the manner contemplated in Section 13.04(b), in the letter, dated as of the date hereof, from Parent to Weyerhaeuser (the “Parent Disclosure Letter”) or (ii) in the documents filed with, or furnished to, the SEC by Parent and publicly available prior to the date hereof and after January 1, 2011, other than disclosures in the “Risk Factors” sections thereof or other disclosure statements included therein that are cautionary, predictive or forward-looking in nature:

SECTION 6.01. Organization, Standing and Power. (a) Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Merger Sub is duly organized and validly existing under the Laws of the State of Washington. Each of Parent and Merger Sub has all requisite corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted. Parent has delivered to Weyerhaeuser and WRECO true and complete copies of the certificate or articles of incorporation and bylaws of Parent and Merger Sub, in each case as amended through the date hereof.

(b) Each material Parent Subsidiary (other than Merger Sub) is duly organized, validly existing and in good standing (or its equivalent status) under the Laws of the jurisdiction in which it is organized. Each material Parent Subsidiary (other than Merger Sub) has all requisite power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted. Parent has delivered to Weyerhaeuser and WRECO true and complete copies of the certificate or articles of incorporation and bylaws or comparable organizational documents of each Parent Subsidiary (other than Merger Sub), in each case as amended through the date hereof.

(c) Each of Parent and each Parent Subsidiary is duly qualified to do business and is in good standing (or its equivalent status) in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification or good standing necessary, except for any failure to be so qualified or in good standing that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 6.02. Parent Subsidiaries; Equity Interests. (a) Section 6.02(a) of the Parent Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Parent Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of, or other equity or voting interests in, each Parent Subsidiary have been duly authorized and validly issued and are fully paid and, in the case of shares of capital stock, non-assessable and are owned by Parent or by a Parent Subsidiary, free and clear of all Liens.

(b) Except for its interests in the Parent Subsidiaries, as of the date hereof, Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.

SECTION 6.03. Capital Structure of Parent. As of the date hereof, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Parent Preferred Stock”). As of the close of business on November 1, 2013 (the “Parent Capitalization Date”), (i) 31,597,907 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Parent Common Stock were held by Parent in its treasury, (iv) no shares of Parent Preferred Stock were held by Parent in its treasury and (v) 2,527,833 shares of Parent Common Stock were reserved and available for issuance pursuant to the Parent Stock Plan. All outstanding shares of Parent Common Stock are, and all such shares which may be issued prior to the Effective Time or pursuant to the Merger in accordance with the terms of this Agreement will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or bylaws of Parent or any Parent Material Contract. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote (“Voting Parent Debt”). Except as set forth above, as of the Parent Capitalization Date, (i) there were no shares of capital stock of, or other equity or voting interests in, Parent issued, reserved for issuance or outstanding and (ii) there were no options, rights, warrants, convertible or exchangeable securities, “phantom” stock or other equity rights, stock-based performance units, commitments, Contracts or undertakings of any kind to which Parent or any Parent Subsidiary was a party or by which any of their respective properties or assets was bound (A) obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity or voting interests in, Parent or any Voting Parent Debt, (B) obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, right, warrant, security, commitment, Contract, arrangement or undertaking or (C) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Parent Common Stock (the items in clauses (i) and (ii), collectively, “Parent Securities”). From the Parent Capitalization Date through the date hereof, neither Parent nor any Parent Subsidiary has issued any Parent Securities. There are not any outstanding Contracts of any kind that obligate Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Securities.

SECTION 6.04. Ownership and Operations of Merger Sub. (a) The authorized capital stock of Merger Sub consists of 100 common shares, par value $0.01 per share, of which 100 shares are issued and outstanding. All the issued and outstanding capital stock of Merger Sub is owned beneficially and of record by Parent, free and clear of all Liens.

(b) Merger Sub was formed specifically for the purpose of engaging in the Transactions and has conducted no operations and has no assets and no Liabilities of any nature other than those incident to its formation and pursuant to the Transactions.

SECTION 6.05. Authority; Execution and Delivery; Enforceability. (a) Each of Parent and Merger Sub has all requisite power and authority to execute and deliver each Transaction Document to which it is or is contemplated to be a party, to perform its obligations thereunder and to consummate the Transactions. The execution and delivery by Parent and Merger Sub of each Transaction Document to which it is or is contemplated to be a party and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by the respective Boards of Directors of Parent and Merger Sub, and except for the Parent Stockholder Approval and, in the case of the Merger, the approval of this Agreement and the Plan of Merger by Parent in its capacity as the sole shareholder of Merger Sub (which approval shall be provided by the written consent of Parent immediately following the execution of this Agreement), no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the Transaction Documents or the consummation of the Transactions. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms

(except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies). Prior to the Effective Time, each of Parent and Merger Sub will have duly executed and delivered each other Transaction Document to which it is or is contemplated to be a party, and, assuming due authorization, execution and delivery by the other parties thereto, each other Transaction Document to which it is or is contemplated to be a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The Board of Directors of Parent has duly adopted resolutions (i) approving this Agreement, the other Transaction Documents to which Parent is or is contemplated to be a party, the Merger and the other Transactions, (ii) determining that the terms of this Agreement are in the best interests of the stockholders of Parent and declaring it advisable to enter into this Agreement and (iii) recommending that the holders of Parent Common Stock vote in favor of the issuance of the Parent Common Stock in the Merger, as contemplated by Article IV, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The Board of Directors of Merger Sub has duly adopted resolutions (i) approving this Agreement, the other Transaction Documents to which Merger Sub is or is contemplated to be a party, the Merger and the other Transactions, (ii) adopting this Agreement and the Plan of Merger and (iii) recommending that Parent, as the sole shareholder of Merger Sub, approve this Agreement and the Plan of Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c) The only vote or consent of holders of any class or series of capital stock of Parent necessary to approve the issuance of the Parent Common Stock in the Merger, as contemplated by Article IV, is, to the extent required by the applicable regulations of the NYSE, the affirmative vote of a majority of the voting power of the shares of Parent Common Stock present in person or represented by proxy and voting on the issue at the Parent Stockholders’ Meeting (collectively, the “Parent Stockholder Approval”). The affirmative vote or consent of the holders of capital stock of Parent, or any of them, is not necessary to consummate any of the other Transactions, unless this Agreement is amended after the Parent Stockholders’ Meeting and such approval is required, solely as a result of such amendment, under the DGCL or Parent’s certificate of incorporation or bylaws.

(d) The only vote or consent of holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Plan of Merger and the Merger is the affirmative vote of Parent in its capacity as the sole shareholder of Merger Sub, which approval shall be provided by the written consent of Parent immediately following the execution of this Agreement. The affirmative vote or consent of the holders of capital stock of Merger Sub, or any of them, is not necessary to consummate any of the Transactions other than the Merger.

(e) Except as set forth in Article XII of Parent’s certificate of incorporation, Parent is not party to any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. The Board of Directors of Parent has adopted such resolutions or taken such other actions as may be necessary to render the restrictions on “business combinations”, as such term is defined in Article XII of Parent’s certificate of incorporation, as set forth in Article XII of Parent’s certificate of incorporation inapplicable to this Agreement, the Merger and the other Transactions, to the extent such restrictions would otherwise be applicable to this Agreement, the Merger or the other Transactions. No “fair price”, “moratorium”, “control share acquisition”, “business combination”, “stockholder protection” or other similar antitakeover statute or regulation applicable to Parent or Merger Sub enacted under Delaware Law or Washington Law or under the Law of any other jurisdiction applies to this Agreement, the Merger or the other Transactions.

(f) The Board of Directors of Parent (or, if appropriate, any committee administering the Parent Stock Plan) has adopted such resolutions or taken such other actions as may be required to ensure that no Parent equity awards will become vested or exercisable in connection with the Transactions.

SECTION 6.06. No Conflicts; Governmental Approvals. (a) The execution and delivery by each of Parent and Merger Sub of each Transaction Document to which it is a party do not, the execution and delivery by each of Parent and Merger Sub of each Transaction Document to which it is contemplated to be a party will not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (or an event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of (i) the certificate or articles of incorporation and the bylaws or comparable organizational documents of Parent or any Parent Subsidiary, (ii) any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings, consents and other matters referred to in Section 6.06(b), any Judgment or Law applicable to Parent or any Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such item that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Governmental Approval is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of any Transaction Document to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act and any other Review Laws, (ii) compliance with and filings under the Securities Act and the Exchange Act, (iii) the filing of the Articles of Merger, the Plan of Merger and any other filings or recordings required under the WBCA in connection with the Merger with the Secretary of State of the State of Washington, (iv) compliance by Parent with the rules and regulations of the NYSE, (v) compliance with and filings under any applicable international, Federal or state securities or “blue sky” Laws and (vi) such other Governmental Approvals, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 6.07. SEC Documents; Undisclosed Liabilities. (a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC since January 1, 2011 pursuant to the Securities Act or the Exchange Act (collectively, the “Parent SEC Documents”). As of its respective effective date (in the case of Parent SEC Documents that are registrations statements filed pursuant to the Securities Act) and as of its respective filing date (in the case of all other Parent SEC Documents), each Parent SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents as of such respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements and unaudited interim consolidated interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents (collectively, the “Parent Financial Statements”) (i) were prepared in accordance with the books of account and other financial records of Parent and the Parent Subsidiaries, (ii) present fairly in all material respects the financial position of Parent and its consolidated subsidiaries and the consolidated results of their operations and changes in cash flows as of the dates thereof and for the periods covered thereby, (iii) were prepared in accordance with GAAP, applied on a consistent basis during the periods covered (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end adjustments) and (iv) meet the requirements of Regulation S-X.

(c) Except as reflected or reserved against on the most recent unaudited consolidated balance sheet of Parent included in the Parent Financial Statements filed with the SEC prior to the date hereof (together with the notes thereto, the “Parent Balance Sheet”), Parent and the Parent Subsidiaries do not have any Liabilities of any nature other than Liabilities that (i) were incurred after the date of the Parent Balance Sheet in the ordinary course of business, (ii) are contemplated by or were incurred in connection with this Agreement, the other Transaction Documents or the Transactions or (iii) individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 6.08. Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, the Registration Statements or, if applicable, the Schedule TO or any other filing contemplated by Section 9.01 will, at the time each such document is filed with the SEC or any other Governmental Entity, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act (in the case of the Registration Statements), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. None of the information supplied or to be supplied by Parent or Merger Sub to WRECO, the Financing Sources or their respective Representatives pursuant to Section 9.14 under the New Debt Commitment Letter will, at the time such information is supplied, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

SECTION 6.09. Absence of Certain Changes. Except as specifically contemplated by this Agreement or the other Transaction Documents, from the date of the Parent Balance Sheet to the date hereof, the Parent Business has been conducted in the ordinary course consistent with past practice, and there has not been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

SECTION 6.10. Taxes. (a) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect:

(i) all Tax Returns relating to Parent and each Parent Subsidiary required to be filed on or prior to the date hereof have been timely filed and all such Tax Returns required to be filed after the date hereof and prior to the Closing shall have been timely filed;

(ii) all such Tax Returns are true, correct and complete in all respects;

(iii) all Taxes shown as due and payable on such Tax Returns, and all Taxes (whether or not reflected on such Tax Returns) of Parent or any Parent Subsidiary required to be paid, have been timely paid in full;

(iv) Parent and each Parent Subsidiary have duly and timely withheld all Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Taxing Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Taxing Authority; and

(v) none of the assets of Parent or any Parent Subsidiary is subject to any Liens for Taxes (other than Liens for Taxes that are not yet due and payable).

(b) The Parent Financial Statements have properly established a reserve for all Taxes payable by Parent and the Parent Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(c) No Parent Subsidiary (i) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated U.S. Federal income Tax Return (other than with Parent or another Parent Subsidiary) or (ii) has any material liability for the Taxes of any person (other than Parent or a Parent Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(d) Neither Parent nor any Parent Subsidiary is bound by any material agreement or arrangement with respect to Taxes (other than such an agreement or arrangement exclusively between or among Parent and Parent Subsidiaries). In particular, no written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statutes of limitations or the period of assessment or collection of any Taxes relating to Parent or any Parent Subsidiary, and no power of attorney with respect to any such Taxes, has been filed or entered into with any Taxing Authority.

(e) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, as of the date hereof, (i) no audit or other administrative proceedings or proceedings before any Taxing Authority are presently pending with regard to any Taxes or Tax Return of Parent or any Parent Subsidiary as to which any Taxing Authority has asserted in writing and (ii) no Taxing Authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which Parent or any Parent Subsidiary may be liable with respect to Taxes that has not been fully paid or finally settled.

(f) Neither Parent nor any Parent Subsidiary has agreed to make or is required to make any adjustment for a taxable period ending after the Closing Date under Section 481(a) of the Code by reason of a change in accounting method or otherwise, except where such adjustments have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(g) Within the past two years, neither Parent nor any Parent Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(h) Neither Parent nor any Parent Subsidiary has, to the knowledge of Parent, “participated” in a “reportable transaction” within the meaning of Treasury Regulation 1.6011-4, other than a transaction exempted from the reporting requirements of such Regulation.

(i) Neither Parent nor any Parent Subsidiary has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that has prevented, or would reasonably be expected to prevent, the Distribution from qualifying as tax-free pursuant to Section 355 of the Code, or that has prevented, or would reasonably be expected to prevent, the Merger from qualifying as a reorganization pursuant to Section 368(a) of the Code.

SECTION 6.11. Employment Agreements; ERISA Compliance; Excess Parachute Payments. (a) Section 6.11(a) of the Parent Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Parent Benefit Plan. Parent has delivered or made available to Weyerhaeuser and WRECO true, complete and correct copies of (i) each Parent Benefit Plan required to be listed in Section 6.11(a) of the Parent Disclosure Letter (or, in the case of any unwritten Parent Benefit Plan required to be listed in Section 6.11(a) of the Parent Disclosure Letter, a description thereof), (ii) the most recent annual report on Form 5500 filed with respect to each such Parent Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each such Parent Benefit Plan for which such summary plan description is required and (iv) the most recent actuarial valuation report, if any, for each such Parent Benefit Plan.

(b) The Parent Benefit Plans have been administered in compliance with their terms and applicable Law, other than any instances of non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c) The TRI Pointe Homes, LLC 401(k) Profit Sharing Plan and Trust (the “Parent 401(k) Plan”) has been the subject of determination letters from the IRS with respect to all Tax Law changes with respect to which the IRS has provided a current determination letter to the effect that the Parent 401(k) Plan is qualified and exempt from Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Parent, has revocation been threatened, nor has the Parent 401(k) Plan been amended since the date of its most recent determination letter or application therefor in any respect that would reasonably be expected to adversely affect its qualification.

(d) No Parent Benefit Plan that is an “employee welfare benefit plan”, as described in Section 3(1) of ERISA (each, a “Parent Welfare Plan”), is funded or insured through a “welfare benefits fund”, as such term is defined in Section 419(e) of the Code. Each Parent Welfare Plan that is a “group health plan”, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code. No Parent Welfare Plan provides health or life insurance benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents).

(e) Neither Parent nor any Person or entity that would be treated as a single employer with Parent for purposes of Section 414(b), (c), (m) or (o) of the Code would reasonably be expected to incur any Controlled Group Liability in an amount that would reasonably be expected to have a Parent Material Adverse Effect.

(f) Each Parent Benefit Plan that is an “employee pension benefit plan”, as defined in Section 3(2) of ERISA (each, a “Parent Pension Plan”), and that is intended to be tax qualified has been the subject of determination letters from the IRS with respect to all Tax Law changes with respect to which the IRS has provided a current determination letter to the effect that such Parent Pension Plans are qualified and exempt from Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Parent, has revocation been threatened, nor has any such Parent Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would reasonably be expected to adversely affect its qualification or materially increase its costs (other than any amendment to permit WRECO Employees to participate in such plan) or require “security” within the meaning of Section 307 of ERISA.

(g) No Parent Pension Plan, other than any Parent Pension Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Parent Multiemployer Pension Plan”), had, as of the respective last annual valuation date for each such Parent Pension Plan, an “unfunded benefit liability”, as such term is defined in Section 4001(a)(18) of ERISA, based on actuarial assumptions that have been furnished to Weyerhaeuser and WRECO, except for instances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Pension Plans has an “accumulated funding deficiency” as such term is defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, except for instances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of Parent or any Parent Subsidiary, and, to the

knowledge of Parent, no Parent Employee and no trustee, fiduciary or administrator of any Parent Benefit Plan or trust thereunder, has engaged in a “prohibited transaction”, as such term is defined in Section 406 of ERISA or Section 4975 of the Code, or any other breach of fiduciary responsibility that would reasonably be expected to subject Parent, any Parent Subsidiary or any Parent Employee to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(l) of ERISA, except to the extent that any such taxes or penalties, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of such Parent Benefit Plans and trusts has been terminated, nor has there been any “reportable event”, as such term is defined in Section 4043 of ERISA, with respect to any Parent Benefit Plan during the last five years, except to the extent that any such reportable events, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has incurred a “complete withdrawal” or a “partial withdrawal”, as such terms are defined in Sections 4203 and 4205, respectively, of ERISA, since the effective date of such Sections 4203 and 4205 with respect to any Parent Multiemployer Pension Plan.

(h) The execution and delivery of each Transaction Document do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not (i) entitle any Parent Employee to severance, termination, change in control or similar pay and benefits, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under or trigger any other material obligation pursuant to, any Parent Benefit Plan or (iii) result in any breach or violation of, or a default under, any Parent Benefit Plan, in each case, except for any payments or benefits required by applicable Law.

(i) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of the Transactions by any officer, director, manager or employee of Parent or any Parent Subsidiary who is a “disqualified individual”, as such term is defined in Treasury Regulation Section 1.280G-1, under any Parent Benefit Plan or other compensation arrangement would be characterized as an “excess parachute payment”, as such term is defined in Section 280G(b)(1) of the Code, and no such disqualified individual is entitled to receive any additional payment (including any tax gross up or other payment) from Parent, any Parent Subsidiary or any other Person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

SECTION 6.12. Litigation. There is no Action pending or, to the knowledge of Parent, any claim that has been asserted against or affecting Parent or any Parent Subsidiary with respect to an Action (and Parent is not aware of any basis for any such Action or claim) that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any Parent Subsidiary or to which any of their respective properties or assets is subject that has had or would reasonably be expected to have a Parent Material Adverse Effect. This Section 6.12 does not relate to Environmental Claims, which are the subject of Section 6.14, or intellectual property matters, which are the subject of Section 6.16.

SECTION 6.13. Compliance with Applicable Laws. Parent and the Parent Subsidiaries are, and have been since January 1, 2011, in compliance with all applicable Laws, except for instances of non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has received any written communication since January 1, 2011 from a Governmental Entity that alleges that Parent or any Parent Subsidiary is not in compliance in any material respect with any applicable Law, which alleged non-compliance has not been materially resolved as of the date hereof. Parent and the Parent Subsidiaries possess all Governmental Approvals necessary for the lawful conduct of the Parent Business as currently conducted, except for any failure to have such Governmental Approvals that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. This Section 6.13 does not relate to Tax matters, which are the subject of Section 6.10, or Environmental Laws, which are the subject of Section 6.14.

SECTION 6.14. Environmental Matters. (a) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect:

(i) Parent and the Parent Subsidiaries are, and have been since January 1, 2009, in compliance with all Environmental Laws;

(ii) since January 1, 2009, neither Parent nor any Parent Subsidiary has received any written notice that alleges that Parent or any Parent Subsidiary is in violation of, or has liability under, any Environmental Law, which alleged violation or liability has not been materially resolved as of the date hereof;

(iii) Parent and the Parent Subsidiaries have obtained and are in compliance with all Environmental Permits necessary for their operations as currently conducted, all such Environmental Permits are valid and in good standing, and neither Parent nor any Parent Subsidiary has been advised by any Governmental Entity of any actual or potential change in the status or terms and conditions of any such Environmental Permit;

(iv) there are no Environmental Claims pending or, to the knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary or the Parent Business;

(v) to the knowledge of Parent, there have been no Releases of any Hazardous Material that have formed the basis of any Environmental Claim pending against Parent or any Parent Subsidiary or against any Person whose liabilities for such Environmental Claims Parent or any Parent Subsidiary has retained or assumed, either contractually or by operation of Law; and

(vi) to the knowledge of Parent, neither Parent nor any Parent Subsidiary has retained or assumed, either contractually or by operation of Law, any Liabilities that have had or would reasonably be expected to form the basis of any Environmental Claim or Environmental Liability against Parent or any Parent Subsidiary.

(b) This Section 6.14 contains the sole and exclusive representations and warranties of Parent and Merger Sub with respect to environmental matters, including Environmental Laws, Environmental Liabilities and Environmental Claims.

SECTION 6.15. Real and Personal Property. (a) Section 6.15(a) of the Parent Disclosure Letter sets forth a true and complete list, as of the date hereof, of all real property and interests in real property owned by Parent or any Parent Subsidiary (collectively, in each case together with all buildings, structures, improvements and fixtures thereon and all easements and rights of way pertaining thereto or accruing to the benefit thereof and all other appurtenances and real property rights pertaining thereto, the “Parent Owned Real Property”). As of the date hereof, (i) Parent or a Parent Subsidiary has good and insurable fee simple title to all Parent Owned Real Property, in each case free and clear of all Liens other than (A) Liens securing indebtedness reflected in the Parent Financial Statements, (B) Liens consisting of zoning or planning restrictions, permits, easements, covenants and other restrictions or limitations on the use or occupancy of real property or irregularities in title thereto, which do not materially impair the use of such property as it is presently used or intended to be used in connection with the Parent Business, (C) Liens for current Taxes, assessments or governmental charges or levies on property not yet delinquent or which are being contested in good faith and for which adequate reserves have been created in accordance with GAAP, (D) mechanics’, carriers’, workmen’s, materialmen’s, repairmen’s and similar Liens arising in the ordinary course of business and (E) Liens which would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the use of such assets as they are presently used or intended to be used in connection with the Parent Business (the items in clauses (A) through (E), collectively, “Parent Permitted Liens”) and (ii) there are no reversion rights, outstanding options or rights of first refusal in favor of any other Person to purchase, lease, occupy or otherwise utilize the Parent Owned Real Property or any portion thereof or interest therein that would reasonably be expected to materially and adversely affect the use of such Parent Owned Real Property as it is presently used or intended to be used in connection with the Parent Business. To the knowledge of Parent, there is no pending or threatened condemnation or eminent domain proceeding with respect to any Parent Owned Real Property. No developer-related charges or assessments imposed by any Governmental Entity or other Person for improvements (or otherwise) against any Parent Owned Real Property held for development are unpaid, except for charges or assessments reflected in the Parent Balance Sheet or incurred after the date of the Parent Balance Sheet in the ordinary course of business. No Law or Judgment exists or is pending before a Governmental Entity that restricts the development or sale of Parent Owned Real Property that is currently under development or being held for sale by Parent or any Parent Subsidiary, other than any such Law or Judgment that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. With respect to any Parent Owned Real Property that is under development as a subdivision or community, such subdivisions or communities under development are or will be supplied with utilities, including electricity, water, telephone, sanitary sewer and storm sewer, and other services necessary for the intended operation of such subdivisions or communities, all of which utilities and services are adequate for such operation pursuant to all applicable Laws, other than any failure to supply utilities or services that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Section 6.15(b) of the Parent Disclosure Letter sets forth a true and complete list, as of the date hereof, of all interests in real property held by Parent or a Parent Subsidiary pursuant to an option or purchase Contract (collectively, in each case together with all buildings, structures, improvements and fixtures thereon and all easements and rights of way pertaining thereto or accruing to the benefit thereof and all other appurtenances and real property rights pertaining thereto, the “Parent Optioned Real Property”). Parent or a Parent Subsidiary has a valid option to acquire all Parent Optioned Real Property pursuant to and in accordance with the terms of the relevant option or purchase Contract, in each case free and clear of all Liens other than Parent Permitted Liens. Parent has made available to Weyerhaeuser a true and complete copy of each material option or purchase Contract under which the Parent Optioned Real Property is held. There is no default under any such Contract by Parent or any Parent Subsidiary or, to the knowledge of Parent, by any other party thereto that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

(c) Section 6.15(c) of the Parent Disclosure Letter sets forth a true and complete list, as of the date hereof, of all real property and interests in real property leased to Parent or any Parent Subsidiary (collectively, in each case together with all buildings, structures, improvements and fixtures thereon, the “Parent Leased Real Property”). Parent or a Parent Subsidiary has good and valid title to the leasehold estates in all Parent Leased Real Property, in each case free and clear of all Liens other than Parent Permitted Liens. Parent has made available to Weyerhaeuser and WRECO a true and complete copy of each material lease agreement under which the Parent Leased Real Property is held. There is no default under any such lease by Parent or any Parent Subsidiary or, to the knowledge of Parent, by any other party thereto that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

(d) Parent or a Parent Subsidiary has good and valid title to all personal properties and assets necessary for the conduct of the Parent Business as currently conducted, free and clear of all Liens other than Parent Permitted Liens, except for any failure to have good and valid title that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 6.16. Intellectual Property. (a) Section 6.16(a) of the Parent Disclosure Letter sets forth a true and complete list of all Registered Intellectual Property owned by Parent or a Parent Subsidiary (the “Parent Registered Intellectual Property”). The Parent Registered Intellectual Property is subsisting and, to the knowledge of Parent, valid and enforceable. As of the date hereof, Parent or a Parent Subsidiary is the sole and exclusive owner of the Parent Registered Intellectual Property, free and clear of all Liens other than Parent Permitted Liens. Neither Parent nor any Parent Subsidiary has granted an exclusive license to any Parent Registered Intellectual Property, and no material license fees are currently being paid for the use by Parent or any Parent Subsidiary of any third party Intellectual Property Rights.

(b) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, no claims are pending or, to the knowledge of Parent, have been asserted, as of the date hereof against Parent or any Parent Subsidiary by any Person (i) claiming that Parent or any Parent Subsidiary is infringing or has infringed any Intellectual Property Right in the operation or conduct of the Parent Business as currently conducted or (ii) challenging the validity, ownership, patentability, enforceability, registrability or use by Parent or any Parent Subsidiary of any Parent Registered Intellectual Property. Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, as of the date hereof, to the knowledge of Parent, the conduct of the business by or on behalf of Parent or any Parent Subsidiary is not infringing upon, misappropriating, violating, diluting or constituting the unauthorized use of any Intellectual Property Rights of any third party, and no Person is infringing or misappropriating the rights of Parent or any Parent Subsidiary with respect to any Parent Registered Intellectual Property.

(c) To the knowledge of Parent, all current and former employees, consultants and contractors of Parent or any of the Parent Subsidiaries who have contributed to the development of material Intellectual Property Rights that are being used in the conduct of the Parent’s or any of the Parent Subsidiaries’ businesses have signed agreements assigning their rights in such contributions to Parent or the applicable Parent Subsidiary.

(d) The Parent Intellectual Property Rights and the other Intellectual Property Rights owned by or licensed to Parent and the Parent Subsidiaries constitute all of the material Intellectual Property Rights reasonably necessary for the conduct of the Parent’s and its Subsidiaries’ businesses as currently conducted.

SECTION 6.17. Material Contracts. (a) Section 6.17(a) of the Parent Disclosure Letter sets forth a true and complete list of all Parent Material Contracts in effect as of the date hereof. For purposes of this Agreement, “Parent Material Contract” means any of the following Contracts to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound:

(i) any “material contract”, as defined in Item 601(b)(10) of Regulation S-K;

(ii) any non-competition agreement or other Contract that materially limits Parent or any Parent Subsidiary from competing or engaging in any activity, business or geographic area;

(iii) any Contract that relates to the formation, creation, governance or control of any partnership, joint venture or similar arrangement that is material to the Parent Business;

(iv) any Contract that relates to the acquisition or disposition of any interests in real property, including any option Contract in respect of real property, for aggregate consideration in excess of $10,000,000 with respect to which Parent or any Parent Subsidiary has any material outstanding obligation, including any indemnification obligations;

(v) any Contract that relates to the acquisition or disposition of any business, whether by merger, sale of stock, sale of assets or otherwise (other than any acquisition or disposition of interests in real property), for aggregate consideration in excess of $5,000,000 with respect to which Parent or any Parent Subsidiary has any material outstanding obligation, including any indemnification obligations;

(vi) any (A) Contract granting to Parent or any Parent Subsidiary any right under or with respect to any Intellectual Property Rights owned by a third party, but not including commercially available “off-the-shelf” software licensed to Parent or any Parent Subsidiary, (B) Contract under which Parent or any Parent Subsidiary grants to a third party any rights under or with respect to any Intellectual Property Rights or (C) Contract including any assignment of material Intellectual Property Rights by Parent or any Parent Subsidiary to a third party in the 12 months prior to the date hereof;

(vii) any Contract with respect to indebtedness for borrowed money, or guarantees of any such indebtedness, of Parent or any Parent Subsidiary with a principal amount or aggregate revolving commitment in excess of $5,000,000, other than any such Contract solely between or among Parent and any Parent Subsidiaries; and

(viii) any Contract that provides for annual payments in excess of $3,000,000 by or to Parent or any Parent Subsidiary and that is not terminable at the option of Parent or a Parent Subsidiary by notice of 90 days or less for a cost of less than $1,500,000, other than (A) Contracts relating to the acquisition or disposition of real property, the acquisition or disposition of other businesses or indebtedness, which are the subject of clauses (iv), (v) and (vii) above, respectively, and (B) Contracts with subcontractors entered into in the ordinary course of business.

(b) Each of the Parent Material Contracts required to be set forth in Section 6.17(a) of the Parent Disclosure Letter or entered into after the date hereof is or will be in full force and effect (except to the extent any of them expires in accordance with its terms), and neither Parent nor any Parent Subsidiary has violated any provisions of, or committed or failed to perform any act that, with or without notice, lapse of time or both, would constitute a default under the provisions of any Parent Material Contract, except for any violation or default that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. True and complete copies of each written Parent Material Contract, and a summary of each oral Parent Material Contract, listed in Section 6.17(a) of the Parent Disclosure Letter (including all written modifications and amendments thereto and waivers thereunder) have been made available to Weyerhaeuser and WRECO.

SECTION 6.18. Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Deutsche Bank Securities Inc. to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and conditions set forth therein, the Exchange Ratio was fair from a financial point of view to Parent, a copy of which opinion will be delivered to Weyerhaeuser for informational purposes only promptly after the date of this Agreement.

SECTION 6.19. Brokers. No broker, investment banker, financial advisor or other Person, other than Deutsche Bank Securities Inc., is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any Parent Subsidiary. The fees and expenses of Deutsche Bank Securities Inc. will be paid by Parent.

ARTICLE VII

Representations and Warranties of Weyerhaeuser and WRECO

Weyerhaeuser and WRECO, jointly and severally, represent and warrant to Parent and Merger Sub that, except as disclosed (i) in the manner contemplated in Section 13.04(b), in the letter, dated as of the date hereof, from Weyerhaeuser to Parent (the “Weyerhaeuser Disclosure Letter”) or (ii) in the documents filed with, or furnished to, the SEC by Weyerhaeuser and publicly available prior to the date hereof and after January 1, 2011, other than disclosures in the “Risk Factors” sections thereof or other disclosure statements included therein that are cautionary, predictive or forward-looking in nature:

SECTION 7.01. Organization, Standing and Power. (a) Each of Weyerhaeuser and WRECO is duly organized and validly existing under the Laws of the State of Washington. Each of Weyerhaeuser and WRECO has all requisite corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted. Weyerhaeuser has delivered to Parent and Merger Sub true and complete copies of the articles of incorporation and bylaws of Weyerhaeuser and WRECO, in each case as amended through the date hereof.

(b) Each material WRECO Subsidiary is duly organized, validly existing and in good standing (or its equivalent status) under the Laws of the jurisdiction in which it is organized. Each material WRECO Subsidiary has all requisite power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted. Weyerhaeuser has delivered to Parent and Merger Sub true and complete copies of the certificate or articles of incorporation and bylaws or comparable organizational documents of each WRECO Subsidiary, in each case as amended through the date hereof.

(c) Each of Weyerhaeuser, WRECO and each WRECO Subsidiary is duly qualified to do business and is in good standing (or its equivalent status) in each jurisdiction where the nature of the Real Estate Business or the ownership or leasing of the REB Assets makes such qualification or good standing necessary, except for any failure to be so qualified or in good standing that, individually or in the aggregate, has not had and would not reasonably be expected to have an REB Material Adverse Effect.

SECTION 7.02. WRECO Subsidiaries; Equity Interests. (a) Section 7.02(a) of the Weyerhaeuser Disclosure Letter sets forth, as of the date hereof, a true and complete list of each WRECO Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of, or other equity or voting interests in, each WRECO Subsidiary have been duly authorized and validly issued and are fully paid and, in the case of shares of capital stock, non-assessable and are owned by WRECO or a WRECO Subsidiary, free and clear of all Liens.

(b) Section 7.02(b) of the Weyerhaeuser Disclosure Letter sets forth, as of the date hereof, a true and complete list of all interests owned, directly or indirectly, by WRECO in any capital stock or other equity or voting interests in any Person (collectively, the “WRECO Minority Interests”), other than the WRECO Subsidiaries and Pardee Coyote. All the WRECO Minority Interests are owned by WRECO or a WRECO Subsidiary, free and clear of all Liens.

(c) Except for its interests in the WRECO Subsidiaries, Pardee Coyote and the WRECO Minority Interests, as of the date hereof, WRECO does not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.

SECTION 7.03. Capital Structure of WRECO. As of the date hereof, the authorized capital stock of WRECO consists of 1,000,000 WRECO Common Shares and 10,000,000 preferred shares, par value $1.00 per share (the “WRECO Preferred Shares”). As of the date hereof, (i) 1,000,000 WRECO Common Shares are issued and outstanding and (ii) no WRECO Preferred Shares are issued and outstanding. As of the date hereof, all the issued and outstanding WRECO Common Shares are owned beneficially and of record by WNR, and all the issued and outstanding capital stock of WNR is owned beneficially and of record by Weyerhaeuser, in each case free and clear of all Liens. Immediately following the Distribution, the authorized capital stock of WRECO will consist of 100,000,000 WRECO Common Shares and 10,000,000 WRECO Preferred Shares, and (A) 100,000,000 WRECO Common Shares will be issued and outstanding and (B) no WRECO Preferred Shares will be issued and outstanding. All outstanding WRECO Common Shares are, and all such shares which may be issued prior to the Effective Time in accordance with the terms of this Agreement will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the WBCA, the certificate of incorporation or bylaws of WRECO or any REB Material Contract. There are no bonds, debentures, notes or other indebtedness of WRECO having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of WRECO Common Shares may vote (“Voting WRECO Debt”). Except as set forth above, as of the date hereof, (i) there are no shares of capital stock of, or other equity or voting interests in, WRECO issued, reserved for issuance or outstanding and (ii) there are no options, rights, warrants, convertible or exchangeable securities, “phantom” stock or other equity rights, stock-based performance units, commitments, Contracts or undertakings of any kind to which WRECO or any WRECO Subsidiary is a party or by which any of their respective properties or assets is bound (A) obligating WRECO or any WRECO Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity or voting interests in, WRECO, (B) obligating WRECO or any WRECO Subsidiary to issue, grant, extend or enter into any such option, right, warrant, security, commitment, Contract, arrangement or undertaking or (C) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of WRECO Common Shares (the items in clauses (i) and (ii), collectively, “WRECO Securities”). There are not any outstanding Contracts of any kind that obligate WRECO or any WRECO Subsidiary to repurchase, redeem or otherwise acquire any WRECO Securities.

SECTION 7.04. Authority; Execution and Delivery; Enforceability. (a) Each of Weyerhaeuser and WRECO has all requisite power and authority to execute and deliver each Transaction Document to which it is or is contemplated to be a party, to perform its obligations thereunder and to consummate the Transactions. The execution and delivery by Weyerhaeuser and WRECO of each Transaction Document to which it is or is contemplated to be a party and the consummation by Weyerhaeuser and WRECO of the Transactions have been duly authorized by the respective Boards of Directors of Weyerhaeuser and WRECO, and except for such further action of the Board of Directors of Weyerhaeuser required to establish the Record Date and the Distribution Date and, in the case of the Merger, the approval of this Agreement and the Plan of Merger by WNR in its capacity as the sole shareholder of WRECO (which approval shall be provided by the written consent of WNR immediately following the execution of this Agreement), no other corporate proceedings on the part of Weyerhaeuser or WRECO are necessary to authorize the Transaction Documents or the consummation of the Transactions. Each of Weyerhaeuser and WRECO has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against each of Weyerhaeuser and WRECO in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). Prior to the Effective Time, each of Weyerhaeuser and WRECO will have duly executed and delivered each other Transaction Document to which it is or is contemplated to be a party, and, assuming due authorization, execution and delivery by the other parties thereto, each other Transaction Document to which it is or is contemplated to be a party will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies).

(b) The Board of Directors of Weyerhaeuser has duly adopted resolutions approving the Merger and the other Transactions, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The Board of Directors of WRECO has duly adopted resolutions (i) approving this Agreement, the other Transaction Documents to which WRECO is or is contemplated to be a party, the Merger and the other Transactions, (ii) adopting this Agreement and the Plan of Merger and (iii) recommending that WNR, as the sole shareholder of WRECO, approve this Agreement and the Plan of Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c) The only vote or consent of holders of any class or series of capital stock of WRECO necessary to approve this Agreement, the Plan of Merger and the Merger is the affirmative vote of WNR in its capacity as the sole shareholder of WRECO, which approval shall be provided by the written consent of WNR immediately following the execution of this Agreement. Upon obtaining such written consent of WNR, the approval of WRECO’s shareholders after the Distribution Date will not be required to effect the Transactions, unless this Agreement is amended after the Distribution Date and such approval is required, solely as a result of such amendment, under the WBCA or WRECO’s articles of incorporation or bylaws.

SECTION 7.05. No Conflicts; Governmental Approvals. (a) The execution and delivery by each of Weyerhaeuser and WRECO of each Transaction Document to which it is a party do not, the execution and delivery by each of Weyerhaeuser and WRECO of each Transaction Document to which it is contemplated to be a party will not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (or an event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the REB Assets under, any provision of (i) the certificate or articles of incorporation and the bylaws or comparable organizational documents of Weyerhaeuser, WRECO or any WRECO Subsidiary, (ii) any Contract to which Weyerhaeuser, WRECO or any WRECO Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings, consents and other matters referred to in Section 7.05(b), any Judgment or Law applicable to Weyerhaeuser, WRECO or any WRECO Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such item that, individually or in the aggregate, has not had and would not reasonably be expected to have an REB Material Adverse Effect.

(b) No Governmental Approval is required to be obtained or made by or with respect to Weyerhaeuser, WRECO or any WRECO Subsidiary in connection with the execution, delivery and performance of any Transaction Document to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act and any other Review Laws, (ii) compliance with and filings under the Securities Act and the Exchange Act, (iii) filings required under the WBCA in connection with the amendment of the articles of incorporation of WRECO in connection with the WRECO Stock Split, (iv) the filing of the Articles of Merger, the Plan of Merger and any other filings or recordings required under the WBCA in connection with the Merger with the Secretary of State of the State of Washington, (v) compliance by Weyerhaeuser with the rules and regulations of the NYSE, (vi) compliance with and filings under any applicable international, Federal or state securities or “blue sky” Laws and (vii) such other Governmental Approvals, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have an REB Material Adverse Effect.

SECTION 7.06. SEC Documents; Undisclosed Liabilities. (a) As of the date hereof, neither WRECO nor any WRECO Subsidiary is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

(b) Section 7.06(b) of the Weyerhaeuser Disclosure Letter sets forth (i) the audited consolidated balance sheets of WRECO as of December 31, 2012 and 2011 (together with the notes thereto, the “Existing Audited WRECO Balance Sheets”) and the related audited consolidated statements of operations, changes in equity and cash flows for the years then ended (together with the notes thereto and the Existing Audited WRECO Balance Sheets, the “Existing Audited WRECO Financial Statements”) and (ii) the unaudited consolidated balance sheet of WRECO as of September 30, 2013 (the “Interim WRECO Balance Sheet”) and the related unaudited consolidated statements of operations and cash flows for the nine-month period then ended (together with the Interim WRECO Balance Sheet, the “Interim WRECO Financial Statements” and, together with the Existing Audited WRECO Financial Statements and the New Audited WRECO Financial Statements to be delivered pursuant to Section 9.25, the “WRECO Financial Statements”). The WRECO Financial Statements (A) were prepared (or in the case of the New Audited WRECO Financial Statements, when delivered pursuant to Section 9.25 shall have been prepared) in accordance with the books of account and other financial records of Weyerhaeuser and the Weyerhaeuser Subsidiaries, (B) present fairly (or in the case of the New Audited WRECO Financial Statements, when delivered pursuant to Section 9.25 shall present fairly) in all material respects the financial position of WRECO and its consolidated subsidiaries and the consolidated results of their operations and changes in cash flows as of the dates thereof and for the periods covered thereby, (C) were prepared (or in the case of the New Audited WRECO Financial Statements, when delivered pursuant to Section 9.25 shall have been prepared) in accordance with GAAP, applied on a consistent basis during the periods covered (except as may be indicated in the notes thereto and subject, in the case of the Interim WRECO Financial Statements, to normal year-end adjustments) and (D) in the case of the New Audited WRECO Financial Statements, shall meet the requirements of Regulation S-X.

(c) Except as reflected or reserved against on the Interim WRECO Balance Sheet, WRECO, the WRECO Subsidiaries and the Real Estate Business have no Liabilities of any nature other than Liabilities that (i) were incurred after the date of the Interim WRECO Balance Sheet in the ordinary course of business, (ii) are contemplated by or were incurred in connection with this Agreement, the other Transaction Documents or the Transactions, including Liabilities in respect of the New Debt, (iii) are Excluded Liabilities or (iv) individually or in the aggregate, have not had and would not reasonably be expected to have an REB Material Adverse Effect.

SECTION 7.07. Information Supplied. None of the information supplied or to be supplied by Weyerhaeuser or WRECO for inclusion or incorporation by reference in the Proxy Statement, the Registration Statements or, if applicable, the Schedule TO or any other filing contemplated by Section 9.01 will, at the time each such document is filed with the SEC or any other Governmental Entity, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act (in the case of the Registration Statements), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. None of the information supplied or to be supplied by WRECO to the Financing Sources or their respective Representatives pursuant to Section 9.14 under the New Debt Commitment Letter (except for any such information supplied or to be supplied to WRECO by Parent or Merger Sub) will, at the time such information is supplied, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

SECTION 7.08. Absence of Certain Changes or Events. Except as specifically contemplated by this Agreement or the other Transaction Documents, from the date of the Interim WRECO Balance Sheet to the date hereof, the Real Estate Business has been conducted in the ordinary course consistent with past practice, and there has not been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have an REB Material Adverse Effect.

SECTION 7.09. Taxes. (a) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have an REB Material Adverse Effect:

(i) all Tax Returns relating to the Real Estate Business, the REB Assets, WRECO and each WRECO Subsidiary required to be filed on or prior to the date hereof have been timely filed and all such Tax Returns required to be filed after the date hereof and prior to the Closing shall have been timely filed;

(ii) all such Tax Returns are true, correct and complete in all respects;

(iii) all Taxes shown as due and payable on such Tax Returns, and all Taxes (whether or not reflected on such Tax Returns) relating to the Real Estate Business, the REB Assets, WRECO or each WRECO Subsidiary required to be paid, have been timely paid in full;

(iv) Weyerhaeuser and each Subsidiary of Weyerhaeuser prior to January 1, 2010, and WNR and each Subsidiary of WNR after December 31, 2009, have duly and timely withheld all Taxes required to be withheld with respect to the Real Estate Business, the REB Assets, WRECO and each WRECO Subsidiary and such withheld Taxes have been either duly and timely paid to the proper Taxing Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Taxing Authority; and

(v) none of the REB Assets nor assets of the Real Estate Business, WRECO or any WRECO Subsidiary is subject to any Liens for Taxes (other than Liens for Taxes that are not yet due and payable).

(b) The Interim WRECO Financial Statements have properly established a reserve for all Taxes payable by WRECO and the WRECO Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(c) No WRECO Subsidiary (i) for any tax year for which the applicable statute of limitation has not expired (including extensions) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated U.S. Federal income Tax Return (other than the group the common parent of which was Weyerhaeuser prior to January 1, 2010, and WNR after December 31, 2009) or (ii) has any material liability for the Taxes of any person (other than Weyerhaeuser or a Weyerhaeuser Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(d) Neither WRECO nor any WRECO Subsidiary is bound by any material agreement or arrangement with respect to Taxes other than (i) the Tax Sharing Agreement and (ii) the Tax Allocation Agreement between WNR and WRECO, which will be terminated on or prior to the Distribution Date in accordance with Section 1.07(a). In particular, no written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statutes of limitations or the period of assessment or collection of any Taxes relating to the Real Estate Business, the REB Assets, WRECO or any WRECO Subsidiary, and no power of attorney with respect to any such Taxes, has been filed or entered into with any Taxing Authority.

(e) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have an REB Material Adverse Effect, as of the date hereof, (i) no audit or other administrative proceedings or proceedings before any Taxing Authority are presently pending with regard to any Taxes or Tax Return relating to the Real Estate Business, the REB Assets, WRECO or any WRECO Subsidiary as to which any Taxing Authority has asserted in writing any claim and (ii) no Taxing Authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to the Real Estate Business, the REB Assets, WRECO or any WRECO Subsidiary for which WRECO or any WRECO Subsidiary may be liable with respect to Taxes that has not been fully paid or finally settled.

(f) Neither WRECO nor any WRECO Subsidiary has agreed to make or is required to make any adjustment for a taxable period ending after the Closing Date under Section 481(a) of the Code by reason of a change in accounting method or otherwise, except where such adjustments have not had, and would not reasonably be expected to have, individually or in the aggregate, an REB Material Adverse Effect.

(g) Within the past two years, WRECO has not been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (other than in connection with the Distribution).

(h) Neither Weyerhaeuser (with respect to Real Estate Business and the REB Assets) nor WRECO has, to the knowledge of Weyerhaeuser, “participated” in a “reportable transaction” within the meaning of Treasury Regulation 1.6011-4, other than a transaction exempted from the reporting requirements of such Regulation.

(i) Neither Weyerhaeuser nor WRECO has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that has prevented, or would reasonably be expected to prevent, the Distribution from qualifying as tax-free pursuant to Section 355 of the Code, or that has prevented, or would reasonably be expected to prevent, the Merger from qualifying as a reorganization pursuant to Section 368(a) of the Code.

SECTION 7.10. Employment Agreements; ERISA Compliance; Excess Parachute Payments. (a) Section 7.10(a) of the Weyerhaeuser Disclosure Letter sets forth, as of the date hereof, a true and complete list of (i) each WRECO Benefit Plan and (ii) each material Weyerhaeuser REB Benefit Plan. Weyerhaeuser has delivered or made available to Parent true and complete copies of (1) each WRECO Benefit Plan and Weyerhaeuser REB Benefit Plan, in each case, required to be listed in Section 7.10(a) of the Weyerhaeuser Disclosure Letter (or, in the case of any unwritten WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan required to be listed in Section 7.10(a) of the Weyerhaeuser Disclosure Letter, a description thereof), (2) the most recent annual report on Form 5500 filed with respect to each such WRECO Benefit Plan and Weyerhaeuser REB Benefit Plan (if any such report was required), (3) the most recent summary plan description for each such WRECO Benefit Plan and Weyerhaeuser REB Benefit Plan for which such summary plan description is required and (iii) the most recent actuarial valuation report, if any, for each such WRECO Benefit Plan and Weyerhaeuser REB Benefit Plan.

(b) The WRECO Benefit Plans have been administered in compliance with their terms and applicable Law, other than instances of non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have an REB Material Adverse Effect.

(c) Each Weyerhaeuser 401(k) Plan has been the subject of determination letters from the IRS with respect to all Tax Law changes with respect to which the IRS has provided a current determination letter to the effect that such Weyerhaeuser 401(k) Plan is qualified and exempt from Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Weyerhaeuser, has revocation been threatened, nor has any such Weyerhaeuser 401(k) Plan been amended since the date of its most recent determination letter or application therefor in any respect that would reasonably be expected to adversely affect its qualification.

(d) No WRECO Benefit Plan that is an “employee welfare benefit plan”, as described in Section 3(1) of ERISA (an “REB Welfare Plan”), is funded or insured through a “welfare benefits fund”, as such term is defined in Section 419(e) of the Code. Each REB Welfare Plan that is a “group health plan”, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980(B)(f) of the Code. No REB Welfare Plan provides health or life insurance benefits after termination of employment, except where coverage is mandated by applicable Law or the cost thereof is borne entirely by the former employee (or his or her eligible dependents).

(e) Except as would not reasonably be expected to have an REB Material Adverse Effect, no circumstances exist that could reasonably be expected to result in the imposition of Controlled Group Liability on WRECO or any WRECO Subsidiary following the Effective Time as a result of WRECO or a WRECO Subsidiary being treated as a single employer with Weyerhaeuser prior to the Distribution for purposes of Section 414(b), (c), (m) or (o) of the Code.

(f) No WRECO Benefit Plan is or will be at the Effective Time a “multiemployer pension plan”, as defined in Section 3(37) of ERISA, or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. No WRECO Benefit Plan is subject to Title IV of ERISA.

(g) The execution and delivery of each Transaction Document do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, (i) entitle any REB Employee to severance, termination, change in control or similar pay and benefits under any WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under or trigger any other material obligation pursuant to, any WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan with respect to any REB Employee or (iii) result in any breach or violation of, or a default under, any WRECO Benefit Plan, in each case, except for any payments or benefits required by applicable Law or for which Weyerhaeuser and the Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries) shall be solely liable.

(h) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of the Transactions by any WRECO Employee who is a “disqualified individual”, as such term is defined in Treasury Regulation Section 1.280G-1, under any WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan would be characterized as an “excess parachute payment”, as such term is defined in Section 280G(b)(1) of the Code, and no such disqualified individual is entitled to receive any additional payment (including any tax gross up or other payment) from WRECO, any WRECO Subsidiary or any other Person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

SECTION 7.11. Litigation. There is no Action pending or, to the knowledge of Weyerhaeuser, any claim that has been asserted against or affecting Weyerhaeuser or any Weyerhaeuser Subsidiary relating to the Real Estate Business with respect to an Action (and Weyerhaeuser is not aware of any basis for any such Action or claim) that, individually or in the aggregate, has had or would reasonably be expected to have an REB Material Adverse Effect, nor is there any Judgment outstanding against Weyerhaeuser or any Weyerhaeuser Subsidiary or to which any of their respective properties or assets is subject relating to the Real Estate Business that has had or would reasonably be expected to have an REB Material Adverse Effect. This Section 7.11 does not relate to Environmental Claims, which are the subject of Section 7.13, or intellectual property matters, which are the subject of Section 7.15.

SECTION 7.12. Compliance with Applicable Laws. With respect to the Real Estate Business only, Weyerhaeuser and the Weyerhaeuser Subsidiaries are, and have been since January 1, 2011, in compliance with all applicable Laws, except for instances of non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have an REB Material Adverse Effect. With respect to the Real Estate Business only, neither Weyerhaeuser nor any Weyerhaeuser Subsidiary has received any written communication since January 1, 2011 from a Governmental Entity that alleges that Weyerhaeuser or any Weyerhaeuser Subsidiary is not in compliance in any material respect with any applicable Law, which alleged non-compliance has not been materially resolved as of the date hereof. After giving effect to the REB Transfers, WRECO and the WRECO Subsidiaries will possess all Governmental Approvals necessary for the lawful conduct of the Real Estate Business as currently conducted, except for any failure to have such Governmental Approvals that, individually or in the aggregate, has not had and would not reasonably be expected to have an REB Material Adverse Effect. This Section 7.12 does not relate to Tax matters, which are the subject of Section 7.09, or Environmental Laws, which are the subject of Section 7.13.

SECTION 7.13. Environmental Matters. (a) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have an REB Material Adverse Effect:

(i) with respect to the Real Estate Business only, Weyerhaeuser and the Weyerhaeuser Subsidiaries are, and have been since January 1, 2009, in compliance with all Environmental Laws;

(ii) since January 1, 2009, neither Weyerhaeuser nor any Weyerhaeuser Subsidiary has received any written notice that alleges that the Real Estate Business is in violation of, or has liability under, any Environmental Law, which alleged violation or liability has not been materially resolved as of the date hereof;

(iii) Weyerhaeuser and the Weyerhaeuser Subsidiaries have obtained and are in compliance with all Environmental Permits necessary for the operation of the Real Estate Business as currently conducted, all such Environmental Permits are valid and in good standing and neither Weyerhaeuser nor any Weyerhaeuser Subsidiary has been advised by any Governmental Entity of any actual or potential change in the status or terms and conditions of any such Environmental Permit;

(iv) there are no Environmental Claims pending or, to the knowledge of Weyerhaeuser, threatened that have been asserted against or affecting Weyerhaeuser or any Weyerhaeuser Subsidiary relating to the Real Estate Business;

(v) to the knowledge of Weyerhaeuser, there have been no Releases of any Hazardous Material that have formed the basis of any Environmental Claim relating to the Real Estate Business pending against Weyerhaeuser or any Weyerhaeuser Subsidiary or against any Person whose liabilities for such Environmental Claims relating to the Real Estate Business Weyerhaeuser or any Weyerhaeuser Subsidiary has retained or assumed, either contractually or by operation of Law; and

(vi) to the knowledge of Weyerhaeuser, neither Weyerhaeuser nor any Weyerhaeuser Subsidiary has retained or assumed, either contractually or by operation of Law, any Liabilities that have had or would reasonably be expected to form the basis of any Environmental Claim or Environmental Liability relating to the Real Estate Business against Weyerhaeuser or any Weyerhaeuser Subsidiary.

(b) This Section 7.13 contains the sole and exclusive representations and warranties of Weyerhaeuser and WRECO with respect to environmental matters, including Environmental Laws, Environmental Liabilities and Environmental Claims.

SECTION 7.14. Real and Personal Property. (a) Section 7.14(a) of the Weyerhaeuser Disclosure Letter sets forth a true and complete list, as of the date hereof, of all REB Owned Real Property. After giving effect to the REB Transfers, (i) WRECO or a WRECO Subsidiary will have good and insurable fee simple title to all REB Owned Real Property, in each case free and clear of all Liens other than (A) Liens securing indebtedness reflected in the WRECO Financial Statements, (B) Liens consisting of zoning or planning restrictions, permits, easements, covenants and other restrictions or limitations on the use or occupancy of real property or irregularities in title thereto, which do not materially impair the use of such property as it is presently used or intended to be used in connection with the Real Estate Business,

(C) Liens for current Taxes, assessments or governmental charges or levies on property not yet delinquent or which are being contested in good faith and for which adequate reserves have been created in accordance with GAAP, (D) mechanics’, carriers’, workmen’s, materialmen’s, repairmen’s and similar Liens arising in the ordinary course of business and (E) Liens which would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the use of such assets as they are presently used or intended to be used in connection with the Real Estate Business (the items in clauses (A) through (E), collectively, “REB Permitted Liens”) and (ii) there are no reversion rights, outstanding options or rights of first refusal in favor of any other Person to purchase, lease, occupy or otherwise utilize the REB Owned Real Property or any portion thereof or interest therein that would reasonably be expected to materially and adversely affect the use of such REB Owned Real Property as it is presently used or intended to be used in connection with the Real Estate Business. To the knowledge of Weyerhaeuser, there is no pending or threatened condemnation or eminent domain proceeding with respect to any REB Owned Real Property. No developer-related charges or assessments imposed by any Governmental Entity or other Person for improvements (or otherwise) against any REB Owned Real Property held for development are unpaid, except for charges or assessments reflected in the Interim WRECO Balance Sheet or incurred after the date of the Interim WRECO Balance Sheet in the ordinary course of business. No Law or Judgment exists or is pending before a Governmental Entity that restricts the development or sale of REB Owned Real Property that is currently under development or being held for sale by Weyerhaeuser or any Weyerhaeuser Subsidiary, other than any such Law or Judgment that, individually or in the aggregate, has not had and would not reasonably be expected to have an REB Material Adverse Effect. With respect to any REB Owned Real Property that is under development as a subdivision or community, such subdivisions or communities under development are or will be supplied with utilities, including electricity, water, telephone, sanitary sewer and storm sewer, and other services necessary for the intended operation of such subdivisions or communities, all of which utilities and services are adequate for such operation pursuant to all applicable Laws, other than any failure to supply utilities or services that, individually or in the aggregate, has not had and would not reasonably be expected to have an REB Material Adverse Effect.

(b) Section 7.14(b) of the Weyerhaeuser Disclosure Letter sets forth a true and complete list, as of the date hereof, of all REB Optioned Real Property. After giving effect to the REB Transfers, WRECO or a WRECO Subsidiary will have a valid option to acquire all REB Optioned Real Property pursuant to and in accordance with the terms of the relevant option or purchase Contract, in each case free and clear of all Liens other than REB Permitted Liens. Weyerhaeuser has made available to Parent a true and complete copy of each material option or purchase Contract under which the REB Optioned Real Property is held. There is no default under any such Contract by Weyerhaeuser or any Weyerhaeuser Subsidiary or, to the knowledge of Weyerhaeuser, by any other party thereto that, individually or in the aggregate, has had or would reasonably be expected to have an REB Material Adverse Effect.

(c) Section 7.14(c) of the Weyerhaeuser Disclosure Letter sets forth a true and complete list, as of the date hereof, of all REB Leased Real Property. After giving effect to the REB Transfers, WRECO or a WRECO Subsidiary will have good and valid title to the leasehold estates in all REB Leased Real Property, in each case free and clear of all Liens other than REB Permitted Liens. Weyerhaeuser has made available to Parent a true and complete copy of each material lease agreement under which the REB Leased Real Property is held. There is no default under any such lease by Weyerhaeuser or any Weyerhaeuser Subsidiary or, to the knowledge of Weyerhaeuser, by any other party thereto that, individually or in the aggregate, has had or would reasonably be expected to have an REB Material Adverse Effect.

(d) After giving effect to the REB Transfers, WRECO or a WRECO Subsidiary will have good and valid title to all personal properties and assets necessary for the conduct of the Real Estate Business, including the REB Governmental Approvals, the REB Third Party Approvals and the Development Reimbursements, free and clear of all Liens other than REB Permitted Liens, except for any failure to have good and valid title that, individually or in the aggregate, has not had and would not reasonably be expected to have an REB Material Adverse Effect.

SECTION 7.15. Intellectual Property. (a) Section 7.15(a) of the Weyerhaeuser Disclosure Letter sets forth a true and complete list of all Registered Intellectual Property owned by Weyerhaeuser or a Weyerhaeuser Subsidiary and included in the REB Intellectual Property Rights (the “REB Registered Intellectual Property”). The REB Registered Intellectual Property is subsisting and, to the knowledge of Weyerhaeuser, valid and enforceable. As of the date hereof, Weyerhaeuser or a Weyerhaeuser Subsidiary is the sole and exclusive owner of all the REB Registered Intellectual Property, free and clear of all Liens other than REB Permitted Liens. Neither Weyerhaeuser nor any Weyerhaeuser Subsidiary has granted an exclusive license to any REB Registered Intellectual Property, and no material license fees are currently being paid for the use by Weyerhaeuser or any Weyerhaeuser Subsidiary of any third party Intellectual Property Rights used or held for use solely in the operation or conduct of the Real Estate Business.

(b) Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have an REB Material Adverse Effect, no claims are pending or, to the knowledge of Weyerhaeuser, have been asserted, as of the date hereof against Weyerhaeuser or any Weyerhaeuser Subsidiary by any Person (i) claiming that Weyerhaeuser or any Weyerhaeuser Subsidiary is infringing or has infringed any Intellectual Property Right in the operation or conduct of the Real Estate Business as currently conducted or (ii) challenging the validity, ownership, patentability, enforceability, registrability or use by Weyerhaeuser or any Weyerhaeuser Subsidiary of any REB Registered Intellectual Property. Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have an REB Material Adverse Effect, as of the date hereof, to the knowledge of Weyerhaeuser, the conduct of the Real Estate Business by or on behalf of Weyerhaeuser or any Weyerhaeuser Subsidiary is not infringing upon, misappropriating, violating, diluting or constituting the unauthorized use of, any Intellectual Property Rights of any third party, and no Person is infringing or misappropriating the rights of Weyerhaeuser or any Weyerhaeuser Subsidiary with respect to any REB Registered Intellectual Property.

(c) To the knowledge of Weyerhaeuser, all current and former employees, consultants and contractors of Weyerhaeuser or any of the Weyerhaeuser Subsidiaries who have contributed to the development of material Intellectual Property Rights that are being used in the conduct of the Real Estate Business have signed agreements assigning their rights in such contributions to Weyerhaeuser or the applicable Weyerhaeuser Subsidiary.

(d) The REB Intellectual Property Rights and the Intellectual Property Rights licensed to WRECO or a WRECO Subsidiary pursuant to the REB Contracts constitute all of the material Intellectual Property Rights reasonably necessary for the conduct of the Real Estate Business as currently conducted.

SECTION 7.16. Material Contracts. (a) Section 7.16(a) of the Weyerhaeuser Disclosure Letter sets forth a true and complete list of all REB Material Contracts in effect as of the date hereof. For purposes of this Agreement, “REB Material Contract” means any of the following Contracts to which Weyerhaeuser or any Weyerhaeuser Subsidiary is a party, with respect to the Real Estate Business only, or by which the Real Estate Business is bound:

(i) any “material contract”, as defined in Item 601(b)(10) of Regulation S-K, as such term would be applied to the Real Estate Business if it were a separate entity;

(ii) any non-competition agreement or other Contract that materially limits the Real Estate Business from competing or engaging in any activity, business or geographic area;

(iii) any Contract that relates to the formation, creation, governance or control of any partnership, joint venture or similar arrangement that is material to the Real Estate Business;

(iv) any Contract that relates to the acquisition or disposition of any interests in real property, including any option Contract in respect of real property, for aggregate consideration in excess of $10,000,000 with respect to which the Real Estate Business has any material outstanding obligation, including any indemnification obligations;

(v) any Contract that relates to the acquisition or disposition of any business, whether by merger, sale of stock, sale of assets or otherwise (other than any acquisition or disposition of interests in real property), for aggregate consideration in excess of $5,000,000 with respect to which the Real Estate Business has any material outstanding obligation, including any indemnification obligations;

(vi) any (A) Contract granting to Weyerhaeuser or any Weyerhaeuser Subsidiary any right under or with respect to any Intellectual Property Rights owned by a third party and used in the operation of the Real Estate Business, but not including commercially available “off-the-shelf” software licensed to Weyerhaeuser or any Weyerhaeuser Subsidiary, (B) Contract under which Weyerhaeuser or any Weyerhaeuser Subsidiary grants to a third party any rights under or with respect to any REB Intellectual Property Rights or (C) Contract including any assignment of material REB Intellectual Property Rights by Weyerhaeuser or any Weyerhaeuser Subsidiary to a third party in the 12 months prior to the date hereof;

(vii) any Contract with respect to indebtedness for borrowed money, or guarantees of any such indebtedness, of WRECO or any WRECO Subsidiary with a principal amount or aggregate revolving commitment in excess of $5,000,000, other than any such Contract solely between or among WRECO and any WRECO Subsidiaries; and

(viii) any Contract that provides for annual payments in excess of $3,000,000 by or to the Real Estate Business and that is not terminable at the option of Weyerhaeuser or a Weyerhaeuser Subsidiary by notice of 90 days or less for a cost of less than $1,500,000, other than (A) Contracts relating to the acquisition or disposition of real property, the acquisition or disposition of other businesses or indebtedness, which are the subject of clauses (iv), (v) and (vii) above, respectively, and (B) Contracts with subcontractors entered into in the ordinary course of business.

(b) Each of the REB Material Contracts required to be set forth in Section 7.16(a) of the Weyerhaeuser Disclosure Letter or entered into after the date hereof is or will be in full force and effect (except to the extent any of them expires in accordance with its terms), and neither Weyerhaeuser nor any Weyerhaeuser Subsidiary has violated any provisions of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any REB Material Contract, except for any violation or default that, individually or in the aggregate, has not had and would not reasonably be expected to have an REB Material Adverse Effect. True and complete copies of each written REB Material Contract, and a summary of each oral REB Material Contract, listed in Section 7.16(a) of the Weyerhaeuser Disclosure Letter (including all written modifications and amendments thereto and waivers thereunder) have been made available to Parent.

SECTION 7.17. Brokers. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co., Incorporated and Citigroup Global Markets Inc., is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Weyerhaeuser or any Weyerhaeuser Subsidiary. The fees and expenses of Morgan Stanley & Co., Incorporated and Citigroup Global Markets Inc. will be paid by Weyerhaeuser.

SECTION 7.18. Sufficiency of Assets. At the Effective Time, the REB Assets will constitute those assets reasonably required to operate the Real Estate Business in all material respects as currently conducted.

ARTICLE VIII

Covenants Relating to Conduct of Business

SECTION 8.01. Conduct of Business by Parent. Except for matters set forth in Section 8.01 of the Parent Disclosure Letter, otherwise expressly permitted by this Agreement and the other Transaction Documents, required by applicable Law or consented to in writing by Weyerhaeuser, from the date hereof to the Effective Time, Parent shall, and shall cause each Parent Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organization, maintain its material Governmental Approvals and Third Party Approvals, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired in any material respect at the

Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 8.01 of the Parent Disclosure Letter or otherwise expressly permitted by this Agreement and the other Transaction Documents or required by applicable Law, from the date hereof to the Effective Time, Parent shall not, and shall not permit any Parent Subsidiary to, do any of the following without the prior written consent of Weyerhaeuser, which shall not be unreasonably withheld, conditioned or delayed:

(a) (i) declare, set aside or pay any dividends or other distributions in respect of its shares of capital stock or other equity interests, other than dividends and distributions by any direct or indirect wholly-owned Parent Subsidiary to its parent, (ii) split, combine or reclassify any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of capital stock or other equity interests, other than any such transaction by a direct or indirect wholly-owned Parent Subsidiary which remains a direct or indirect wholly-owned Parent Subsidiary after consummation of such transaction, or (iii) purchase, redeem or otherwise acquire or amend the terms of any shares of its capital stock or other equity interests or any rights, warrants, options or other equity awards to acquire, directly or indirectly, any such shares of capital stock or other equity interests;

(b) issue, deliver, sell or grant (i) any of its shares of capital stock or other equity interests or (ii) any Voting Parent Debt or Parent Securities, in each case other than (A) the issuance of Parent Common Stock upon the exercise of Parent stock options or in connection with other equity-based awards granted pursuant to the Parent Stock Plan and outstanding on the date hereof and in accordance with their terms, (B) the grant of Parent stock options or other equity-based awards in the ordinary course of business consistent with past practice relating to no more than 525,000 shares of Parent Common Stock and (C) any such transaction by a wholly-owned Parent Subsidiary which remains a wholly-owned Parent Subsidiary after consummation of such transaction;

(c) amend its certificate or articles of incorporation or bylaws or comparable organizational documents;

(d) acquire or dispose of, including by entering any lease or option Contract with respect to, any interests in real property, except for (i) acquisitions or dispositions in the ordinary course of business consistent with past practice and (ii) the expiration of any lease or option Contract in accordance with the terms of such Contract;

(e) acquire, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any partnership, corporation, joint venture, limited liability entity or other business organization or division thereof or any other Person (in each case, other than any acquisition of interests in real property permitted under Section 8.01(d)), with a value or purchase price that, individually or in the aggregate, exceeds $10,000,000, except for acquisitions in the ordinary course of business consistent with past practice of assets used in the operation or conduct of the Parent Business;

(f) sell, transfer or otherwise dispose of, including by entering any license or lease with respect to, in a single transaction or a series of related transactions, any property or asset (in each case, other than sales, transfers or dispositions of interests in real property permitted under Section 8.01(d)) with a value or purchase price that, individually or in the aggregate, exceeds $10,000,000, except for dispositions of obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the Parent Business;

(g) (i) adopt, enter into, terminate, amend, extend or renew any collective bargaining agreement or any Parent Benefit Plan, other than in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or benefits of, or pay any bonus to, any Parent Employee, except for increases in base salary or payments of bonuses in the ordinary course of business consistent with past practice, (iii) pay or provide to any Parent Employee any benefit not provided for under a Parent Benefit Plan as in effect on the date hereof, other than the payment of base compensation in the ordinary course of business consistent with past practice or as permitted by clause (ii) above, (iv) except to the extent expressly permitted under Section 8.01(b), grant any awards under any Parent Benefit Plan or remove or modify existing restrictions in any Parent Benefit Plan or awards made thereunder, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any Parent Benefit Plan, (vi) take any action to accelerate the vesting or payment of any compensation or benefits under any Parent Benefit Plan or (vii) make any material determination under any Parent Benefit Plan that is not in the ordinary course of business consistent with past practice, except in each case (A) as required to ensure that any Parent Benefit Plan in effect on the date hereof is not then out of compliance with applicable Law, (B) as specifically required pursuant to this Agreement or the terms of any Parent Benefit Plan or (C) as would not result in either the Real Estate Business or the Parent Business incurring any material Liabilities;

(h) incur any indebtedness for borrowed money, issue or sell any debt securities, guarantee or otherwise become contingently liable for any such indebtedness or debt securities of another Person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, except for (i) indebtedness solely between or among Parent and the Parent Subsidiaries, (ii) borrowings under Parent’s existing credit facilities (as in effect on the date hereof or amended after the date hereof not in contravention of this Agreement) in the ordinary course of business, so long as such borrowings would not reasonably be expected to result in the sum of available funds under the Closing Date Revolving Credit Facility (as defined in the New Debt Commitment Letter) together with unrestricted cash on hand of Parent and the Parent Subsidiaries being less than $100,000,000 as of immediately prior to the REB Transfer Time, (iii) borrowings that do not exceed the amounts budgeted in the operating plan set forth in Section 8.01(h) of the Parent Disclosure Letter, (iv) short-term borrowings incurred in the ordinary course of business consistent with past practice and (v) letters of credit and surety bonds issued in the ordinary course of business consistent with past practice;

(i) encumber or subject any of its material assets to any Liens, other than Parent Permitted Liens and Liens securing indebtedness that would not be prohibited by Section 8.01(h);

(j) (i) make any loan, advance or capital contribution to, or investment in, any Person other than any wholly-owned Parent Subsidiary that, individually or in the aggregate, exceeds $10,000,000 except in the ordinary course of business consistent with past practice or (ii) authorize or make any capital expenditure (other than in respect of any acquisition of interests in real property permitted under Section 8.01(d)) in any fiscal quarter that, individually or in the aggregate, exceeds by more than 20% the amounts budgeted for such fiscal quarter in the operating plan set forth in Section 8.01(h) of the Parent Disclosure Letter;

(k) make any material change in its tax accounting or financial accounting methods, principles and practices in effect on the date of the Parent Balance Sheet, except as may be required by a change in GAAP;

(l) make any material Tax election inconsistent with past practice or settle or compromise any material Tax liability or refund;

(m) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

(n) adopt or implement any stockholder rights plan or similar arrangement;

(o) modify, amend, enter into or terminate any Parent Material Contract or waive, release or assign any material rights or claims of Parent or any Parent Subsidiary under any Parent Material Contract, except in the ordinary course of business consistent with past practice, other than entry into any Parent Material Contract providing for (i) acquisitions or dispositions that would not be prohibited by Sections 8.01(d), 8.01(e) and 8.01(f), (ii) indebtedness that would not be prohibited by Section 8.01(h), (iii) Liens that would not be prohibited by Section 8.01(i) or (iv) loans, advances, capital contributions, investments or capital expenditures that would not be prohibited by Section 8.01(j) that, in the case of each of clauses (i), (ii), (iii) and (iv), does not otherwise require consent under this Section 8.01;

(p) settle any Action if such settlement would require any payment by Parent or any Parent Subsidiary in an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate, or would obligate Parent or any Parent Subsidiary to take any material action or restrict Parent or any Parent Subsidiary in any material respect from taking any action;

(q) engage in any business other than the Parent Business substantially as currently conducted; or

(r) authorize any of, or commit or agree to take any of, the foregoing actions.

SECTION 8.02. Conduct of Business by Weyerhaeuser and WRECO. Except for matters set forth in Section 8.02 of the Weyerhaeuser Disclosure Letter, otherwise expressly permitted by this Agreement and the other Transaction Documents, required by applicable Law or consented to in writing by Parent, from the date hereof to the Effective Time, each of Weyerhaeuser and WRECO shall, and shall cause each of its Subsidiaries (in the case of Weyerhaeuser and the Weyerhaeuser Subsidiaries, with respect to the Real Estate Business only) to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organization, maintain its material Governmental Approvals and Third Party Approvals, keep available the services of its current officers and employees (including the REB Employees for the benefit of the Real Estate Business) and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired in any material respect at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 8.02 of the Weyerhaeuser Disclosure Letter or otherwise expressly permitted by this Agreement and the other Transaction Documents or required by applicable Law, from the date hereof to the Effective Time, WRECO shall not, and shall not permit any WRECO Subsidiary to (and, solely with respect to clauses (b)(i)(B), (b)(ii), (c), (d), (f), (g), (k), (o), (p) and, to the extent applicable to the foregoing clauses, (r), and solely with respect to the Real Estate Business, Weyerhaeuser shall not, and shall not permit any Weyerhaeuser Subsidiary to), do any of the following without the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed:

(a) (i) declare, set aside or pay any dividends or other distributions in respect of its shares of capital stock or other equity interests, other than (A) cash dividends by WRECO that are contemplated to be made under Section 1.01(b) or that are contemplated to be included in the Adjustment Amount pursuant to Article V and (B) dividends and distributions by any direct or indirect wholly-owned WRECO Subsidiary to its parent, (ii) split, combine or reclassify any of its capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of capital stock or other equity interests, other than any such transaction by a direct or indirect wholly-owned WRECO Subsidiary which remains a direct or indirect wholly-owned WRECO Subsidiary after consummation of such transaction, or (iii) purchase, redeem or otherwise acquire or amend the terms of any shares of its capital stock or other equity interests or any rights, warrants, options or other equity awards to acquire, directly or indirectly, any such shares of capital stock or other equity interests, other than, in the case of each of clauses (i), (ii) and (iii), the WRECO Stock Split;

(b) (i) issue, deliver, sell or grant (A) any of its shares of capital stock or other equity interests or (B) any Voting WRECO Debt or WRECO Securities, in each case other than the WRECO Stock Split, in each case other than any such transaction by a wholly-owned WRECO Subsidiary which remains a wholly-owned WRECO Subsidiary after consummation of such transaction, or (ii) issue, deliver, sell or grant to any REB Employee any shares of capital stock or other equity interests in Weyerhaeuser or any Weyerhaeuser Subsidiary, other than (x) the issuance of Weyerhaeuser Common Shares upon the exercise of Weyerhaeuser stock options or in connection with other equity-based awards granted pursuant to the Weyerhaeuser Stock Plans and outstanding on the date hereof and in accordance with their terms and (y) the grant of equity-based awards under the Weyerhaeuser Stock Plans in the ordinary course of business consistent with past practice relating to no more than 530,000 Weyerhaeuser Common Shares;

(c) amend the certificate or articles of incorporation or bylaws or comparable organizational documents of WRECO or any WRECO Subsidiary, other than (i) to change its name in accordance with this Agreement or (ii) to increase the number of authorized WRECO Common Shares in connection with the WRECO Stock Split;

(d) acquire or dispose of, including by entering any lease or option Contract with respect to, any interests in real property, except for (i) acquisitions or dispositions in the ordinary course of business consistent with past practice and (ii) the expiration of any lease or option Contract in accordance with the terms of such Contract;

(e) acquire, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any partnership, corporation, joint venture, limited liability entity or other business organization or division thereof or any other Person (in each case, other than any acquisition of interests in real property permitted under Section 8.02(d)), with a value or purchase price that, individually or in the aggregate, exceeds $10,000,000, except for acquisitions in the ordinary course of business consistent with past practice of assets used in the operation or conduct of the Real Estate Business;

(f) sell, transfer or otherwise dispose of, including by entering any license or lease with respect to, in a single transaction or a series of related transactions, any property or asset (in each case, other than sales, transfers or dispositions of interests in real property permitted under Section 8.02(d)) with a value or purchase price that, individually or in the aggregate, exceeds $10,000,000, except for dispositions of obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the Real Estate Business;

(g) (i) with respect to the REB Employees, adopt, enter into, terminate, amend, extend or renew any collective bargaining agreement, WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan, other than in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or benefits of, or pay any bonus to, any REB Employee, except for increases in base salary or payments of bonuses in the ordinary course of business consistent with past practice, (iii) pay or provide to any REB Employee any benefit not provided for under any WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan as in effect on the date hereof, other than the payment of base compensation in the ordinary course of business consistent with past practice or as permitted by clause (ii) above, (iv) except to the extent expressly permitted under Section 8.02(b)(ii), grant to any REB Employee any awards under any Weyerhaeuser Stock Plan or remove or modify existing restrictions in any Weyerhaeuser Stock Plan or awards made thereunder with respect to the REB Employees, (v) with respect to the REB Employees, take any action to fund or in any other way secure the payment of compensation or benefits under any WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan, (vi) with respect to the REB Employees, take any action to accelerate the vesting or payment of any compensation or benefits under any WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan or (vii) with respect to the REB Employees, make any material determination under any WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan that is not in the ordinary course of business consistent with past practice, except in each case (A) as required to ensure that any WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan in effect on the date hereof is not then out of compliance with applicable Law, (B) as specifically required pursuant to this Agreement or the terms of any WRECO Benefit Plan or Weyerhaeuser REB Benefit Plan or (C) as would not result in either the Real Estate Business or the Parent Business incurring any material Liabilities;

(h) incur any indebtedness for borrowed money, issue or sell any debt securities, guarantee or otherwise become contingently liable for any such indebtedness or debt securities of another Person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, except for (i) indebtedness solely between or among WRECO and the WRECO Subsidiaries, (ii) Intercompany Debt, so long as the aggregate principal amount of Intercompany Debt outstanding at any time does not exceed $950,000,000 and the per annum interest rate applicable to such Intercompany Debt does not exceed LIBOR plus 1.70%, (iii) the incurrence of the New Debt in accordance with this Agreement and (iv) letters of credit and surety bonds issued in the ordinary course of business consistent with past practice;

(i) encumber or subject any of its material assets to any Liens, other than REB Permitted Liens and Liens securing indebtedness that would not be prohibited by Section 8.02(h);

(j) (i) make any loan, advance or capital contribution to, or investment in, any Person other than any wholly-owned WRECO Subsidiary that, individually or in the aggregate, exceeds $10,000,000, except in the ordinary course of business consistent with past practice, or (ii) authorize or make any capital expenditure (other than in respect of any acquisition of interests in real property permitted under Section 8.02(d)) in any fiscal quarter that, individually or in the aggregate, exceeds by more than 20% the amounts budgeted for such fiscal quarter in the operating plan set forth in Section 8.02(j) of the Weyerhaeuser Disclosure Letter;

(k) make any material change in its tax accounting or financial accounting methods, principles and practices in effect on the date of the Interim WRECO Balance Sheet, except as may be required by a change in GAAP;

(l) make any material Tax election inconsistent with past practice or settle or compromise any material Tax liability or refund;

(m) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

(n) adopt or implement any stockholder rights plan or similar arrangement;

(o) modify, amend, enter into or terminate any REB Material Contract, or waive, release or assign any material rights or claims of Weyerhaeuser or any Weyerhaeuser Subsidiary under any REB Material Contract, except in the ordinary course of business consistent with past practice, other than (i) any such actions taken in connection with the REB Transfers and the other Transactions in accordance with this Agreement and the other Transaction Documents and (ii) entry into any REB Material Contract providing for (A) acquisitions or dispositions that would not be prohibited by Sections 8.02(d), 8.02(e) and 8.02(f), (B) indebtedness that would not be prohibited by Section 8.02(h), (C) Liens that would not be prohibited by Section 8.02(i), or (D) loans, advances, capital contributions, investments or capital expenditures that would not be prohibited by Section 8.02(j) that, in the case of each of clauses (A), (B), (C) and (D), does not otherwise require consent under this Section 8.02;

(p) settle any Action if such settlement would require any payment of an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate by WRECO or any WRECO Subsidiary, or would obligate WRECO or any WRECO Subsidiary to take any material action, or restrict WRECO or any WRECO Subsidiary in any material respect from taking any action;

(q) engage in any business other than the Real Estate Business substantially as currently conducted; or

(r) authorize any of, or commit or agree to take any of, the foregoing actions.

SECTION 8.03. Advice of Changes. From the date hereof to the Effective Time, (a) Parent shall promptly advise Weyerhaeuser and WRECO orally and in writing of any Effect that has had or would reasonably be expected to have a Parent Material Adverse Effect and (b) Weyerhaeuser shall promptly advise Parent orally and in writing of any Effect that has had or would reasonably be expected to have an REB Material Adverse Effect.

SECTION 8.04. No Control of Other Party’s Business. Nothing contained in this Agreement is intended to give Weyerhaeuser or WRECO, directly or indirectly, the right to control or direct the operations of the Parent Business. Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Weyerhaeuser Business or, prior to the Effective Time, the Real Estate Business. Prior to the Effective Time, each of Weyerhaeuser, WRECO, Parent and Merger Sub shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective businesses and operations.

ARTICLE IX

Additional Agreements

SECTION 9.01. Proxy Statement; Registration Statements; Schedule TO. As promptly as practicable following the date hereof, to the extent such filings are required by applicable Law in connection with the Transactions, (i) Weyerhaeuser, WRECO, Parent and Merger Sub shall jointly prepare, and Parent shall file with the SEC, a proxy statement relating to the Parent Stockholder Approval (the “Proxy Statement”) and a registration statement on Form S-4 (which shall include the Proxy Statement) to register under the Securities Act the shares of Parent Common Stock to be issued in the Merger (the “Parent Form S-4”), (ii) Weyerhaeuser, WRECO, Parent and Merger Sub shall jointly prepare, and WRECO shall file with the SEC, a registration statement on Form 10 (if the Distribution is effected in whole as a pro rata dividend and otherwise in compliance with Staff Legal Bulletin No. 4 issued by the SEC), on Form S-1 (if the Distribution is effected in whole as a pro rata dividend but the conditions described in Staff Legal Bulletin No. 4 issued by the SEC are not expected to be satisfied) or on Form S-4 (if the Distribution is effected in whole or in part as an exchange offer) to register under the Securities Act and the Exchange Act, as applicable, the WRECO Common Shares to be distributed in the Distribution (the “WRECO Registration Statement” and, together with the Parent Form S-4, the “Registration Statements”) and (iii) if the Distribution is effected in whole or in part as an exchange offer, Weyerhaeuser shall prepare and file with the SEC a Schedule TO and other filings pursuant to Rule 13e-4 under the Exchange Act (collectively, the “Schedule TO”). Each of Weyerhaeuser, WRECO, Parent and Merger Sub shall use commercially reasonable efforts to have the Registration Statements declared effective under the Securities Act and the Exchange Act, in each case as applicable and as promptly as practicable after such filing, and Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the holders of Parent Common Stock as promptly as practicable following the date on which the SEC clears (whether orally or in writing) the Parent Form S-4 and, if required by the SEC as a condition to the mailing of the Proxy Statement, the Parent Form S-4 is declared effective. Each of Parent and WRECO shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with, in the case of Parent, the issuance of the Parent Common Stock in the Merger and, in the case of WRECO, the issuance of the WRECO Common Shares in the Distribution and, if applicable, the exchange of WRECO Common Shares pursuant to an exchange offer. The parties shall cooperate in preparing and filing with the SEC the Proxy Statement, the Registration Statements, the Schedule TO and any necessary amendments or supplements thereto. Parent and Merger Sub will furnish all information concerning Parent and the Parent Subsidiaries, and Weyerhaeuser and WRECO will furnish all information concerning Weyerhaeuser and the Weyerhaeuser Subsidiaries, as may be reasonably requested by the other parties hereto in connection with the preparation, filing and distribution of the Proxy Statement, the Registration Statements, the Schedule TO and any necessary amendments or supplements thereto. The parties shall advise one another promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement, the Registration Statements or the Schedule TO or for additional information and shall supply one another with copies of all correspondence with the SEC or its staff with respect to the Proxy Statement, the Registration

Statements, the Schedule TO, the Distribution, the Merger or any of the other Transactions. Neither the Proxy Statement, the Registration Statements, the Schedule TO nor any amendment or supplement thereto shall be filed or mailed to stockholders without the approval of all of the parties hereto, which approvals shall not be unreasonably withheld, conditioned or delayed.

SECTION 9.02. Parent Stockholders’ Meeting. Parent shall, as promptly as practicable following the date on which the SEC clears (whether orally or in writing) the Parent Form S-4 and, if required by the SEC as a condition to the mailing of the Proxy Statement, the Parent Form S-4 is declared effective, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholders’ Meeting”) for the purpose of obtaining the Parent Stockholder Approval, and shall use commercially reasonable efforts to solicit proxies from the holders of the Parent Common Stock in favor thereof. Subject to the ability of the Board of Directors of Parent to make an Adverse Recommendation Change pursuant to Section 9.15(b), Parent shall, through its Board of Directors, recommend to its stockholders that they give the Parent Stockholder Approval and shall include such recommendation in the Proxy Statement. Except as expressly set forth in the preceding sentence, Parent’s obligations pursuant to Section 9.01 and this Section 9.02 shall not be affected by the making or public disclosure of any Parent Acquisition Proposal or by the making of any Adverse Recommendation Change by the Board of Directors of Parent.

SECTION 9.03. Access to Information; REB Records; Confidentiality. (a) Upon reasonable written notice, each of Weyerhaeuser, WRECO, Parent and Merger Sub shall, and shall cause its Subsidiaries to (in the case of Weyerhaeuser, with respect to the Real Estate Business only), subject to applicable Law, afford to the other parties hereto and to the Representatives of such other parties reasonable access during normal business hours during the period from the date hereof until the Effective Time to all their respective properties, plants, systems, Contracts, commitments, Representatives and Records (including financial Records, but, in the case of Weyerhaeuser and WRECO, excluding Records that constitute Excluded Assets), and during such period, each of Weyerhaeuser, WRECO, Parent and Merger Sub shall, and shall cause its Subsidiaries to (in the case of Weyerhaeuser, with respect to the Real Estate Business only), subject to applicable Law, furnish promptly to the requesting party (i) a copy of each report, schedule, registration statement and other document filed by it during the period from the date hereof to the Effective Time pursuant to the requirements of U.S. Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such requesting party may reasonably request. Notwithstanding the foregoing, any party may withhold (A) any documents (or portions thereof) or information that is subject to the terms of a confidentiality agreement with a third party, (B) any document (or portions thereof) or information which may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege and (C) any document (or portion thereof) or information relating to pricing or other matters that are highly sensitive if the exchange of such document (or portion thereof) or information, as determined by such party’s counsel, might reasonably result in antitrust difficulties for such party or any of its Affiliates. If any material is withheld by a party pursuant to the preceding sentence, such party shall inform the requesting party as to the general nature of what is being withheld. Upon its execution of a work paper access letter in customary form, each of Parent and Weyerhaeuser shall be afforded reasonable access by the other party during normal business hours during the period from the date hereof until the Effective Time to all information used by such other party in the preparation of the audited WRECO Financial Statements or, as applicable, the audited Parent Financial Statements.

(b) After the Distribution Date, Weyerhaeuser and WRECO shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to promptly (and in any event within 30 days after the Distribution Date) (i) transfer to WRECO or a WRECO Subsidiary all REB Records stored in tangible form in the possession of Weyerhaeuser or any Weyerhaeuser Subsidiary (including any such REB Records held in storage by a third party), except for any REB Records that constitute Excluded Assets, and (ii) transfer to Weyerhaeuser or a Weyerhaeuser Subsidiary all Records that constitute Excluded Assets stored in tangible form in the possession of WRECO or any WRECO Subsidiary (including any such Records held in storage by a third party), in each case at WRECO’s expense. Weyerhaeuser shall be entitled to retain copies of the REB Records transferred to WRECO and the WRECO Subsidiaries pursuant to this Section 9.03(b).

(c) After the Distribution Date, except in the case of an Action by one party against another party, each of Weyerhaeuser, WRECO, Parent and Merger Sub shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees and other Representatives of the Real Estate Business as witnesses, to the extent that any such Person (giving consideration to business demands of such directors, officers, employees and other Representatives) may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

(d) After the Distribution Date, WRECO shall, and shall cause the WRECO Subsidiaries to, use commercially reasonable efforts to promptly (and in any event within 90 days after the Distribution Date) remove, erase, delete or otherwise destroy all Weyerhaeuser information (whether in print, electronic or other forms) in the possession of any WRECO Employee that does not constitute an REB Asset.

(e) Following the Distribution Date, for so long as such information is retained by a party or any of its Subsidiaries, upon reasonable written notice, each party shall use commercially reasonable efforts to afford or cause to be afforded to the other party and its Representatives reasonable access during normal business hours to the personnel, properties, systems, Contracts and Records (including financial records but, in the case of Weyerhaeuser, excluding Records that constitute Excluded Assets) relating to the Real Estate Business for any reasonable business purpose, including in respect of litigation, insurance matters, financial reporting of such party and its Affiliates, including by, as reasonably requested by the other party, providing copies to the other party of any of the foregoing systems, Contracts and Records (including financial records but, in the case of Weyerhaeuser, excluding Records that constitute Excluded Assets) related to the Real Estate Business; provided, however, that the party requesting such access agrees to reimburse the other party promptly for all reasonable out-of-pocket costs and expenses incurred in connection with any such request. Notwithstanding the foregoing, any party may withhold (A) any documents (or portions thereof) or information that is subject to the terms of a confidentiality agreement with a third party, (B) any document (or portions thereof) or information which may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege and (C) any document (or portion thereof) or information relating to pricing or other matters that are highly sensitive if the exchange of such document (or portion thereof) or information, as determined by such party’s counsel, might reasonably result in antitrust difficulties for such party or any of its Affiliates. If any information is withheld by a party pursuant to the immediately preceding sentence, such party shall inform the other party as to the general nature of what is being withheld. Weyerhaeuser may redact such portions of any Records that do not relate to the REB Assets, the REB Liabilities or the Real Estate Business.

(f) All information exchanged pursuant to this Section 9.03 (or, in the case of Section 9.03(b), retained by Weyerhaeuser) shall be held by the parties as Confidential Information, as such term is defined in the Mutual Confidentiality Agreement, dated as of August 16, 2013, between Weyerhaeuser and Parent (the “Confidentiality Agreement”), and shall be subject to the Confidentiality Agreement.

SECTION 9.04. Commercially Reasonable Efforts. (a) From the date hereof through the Effective Time, on the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use commercially reasonable efforts (unless, with respect to any action, another standard of performance is expressly provided for herein), prior to, at and after the REB Transfer Time, to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary or advisable under this Agreement and applicable Law to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) obtaining all necessary or advisable Governmental Approvals and making all necessary or advisable registrations and filings (including filings with Governmental Entities, if any) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary or advisable Consents, (iii) defending against any Actions challenging this Agreement or any other Transaction Document or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Documents, other than, in the case of each of clauses (i) through (iv), with respect to registrations, filings and other Governmental Approvals relating to Review Laws, which are the subject of Section 9.04(b). In connection with and without limiting the foregoing, Parent shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Document and (B) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement or any other Transaction Document, use commercially reasonable efforts to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Documents. Each of the parties hereto shall keep the other parties hereto reasonably informed of its progress in obtaining any necessary or advisable Consents and Governmental Approvals pursuant to this Section 9.04(a).

(b) Each of the parties hereto shall (i) file, or cause to be filed, as promptly as reasonably practicable after the date hereof all notification and report forms that may be required under the HSR Act or other antitrust, competition or pre-merger notification, trade regulation Law, regulation or order of any jurisdiction (collectively, “Review Laws”) with respect to the Transactions, (ii) supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any Governmental Entity pursuant to the HSR Act or any other applicable Review Law and (iii) use its best efforts to take, or cause to be taken, all other actions, and to do, or cause to be done, all other things necessary or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Review Laws and to obtain all Governmental Approvals under any Review Laws that may be required by any Governmental Entity with competent jurisdiction, so as to enable the parties hereto to consummate and make effective, in the most expeditious manner practicable, the Transactions. Each of the parties hereto shall use its best efforts to cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity by any Person relating to any Review Laws in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Entity relating to any Review Laws in connection with the Transactions, and each of the parties hereto shall keep the other parties reasonably informed of its progress in obtaining any necessary or advisable Governmental Approvals relating to Review Laws in connection with the Transactions. Subject to applicable Law, and to the extent reasonably practicable, each of the parties hereto shall consult with the other parties hereto in advance with respect to any written materials submitted to any Governmental Entity, and, to the extent permitted by the applicable Governmental Entity and to the extent reasonably practicable, shall give the other parties hereto the opportunity to attend and participate in any meetings and conferences with Governmental Entities, in each case in connection with the matters contemplated by this Section 9.04(b). None of the parties hereto shall voluntarily extend any waiting period under the HSR Act or any other applicable Review Law or enter into any agreement with any Governmental Entity to delay or not to consummate the Transactions except with the prior written consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed and which reasonableness shall be determined in light of each party’s obligation to use its best efforts to take all actions necessary or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Review Laws and to obtain all Governmental Approvals under any Review Laws, so as to enable the parties hereto to consummate and make effective, in the most expeditious manner practicable, the Transactions).

(c) Nothing in Section 9.04(a) or 9.04(b) shall require any of the parties hereto or any of their respective Subsidiaries to (i) pay any consideration to any third party from whom any Consent or Governmental Approval is requested, other than filing fees paid to Governmental Entities, or (ii) dispose of any of its assets or limit its freedom of action with respect to any of its businesses, or consent to any disposition of any assets or limits on its freedom of action with respect to any of its businesses, or commit or agree to any of the foregoing in order to obtain any Governmental Approval or to remove any impediments to the Transactions relating to the HSR Act or other applicable Review Laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Review Laws, other than dispositions, limitations, consents or commitments that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Real Estate Business and the Parent Business, taken as a whole.

SECTION 9.05. Rights Under Weyerhaeuser Insurance Policies. (a) Weyerhaeuser shall, and shall cause the Weyerhaeuser Subsidiaries to, keep all Weyerhaeuser Insurance Policies currently maintained with respect to the REB Assets and the Real Estate Business, or suitable replacements therefor, in full force and effect through the close of business on the Distribution Date.

(b) Each of Parent and WRECO acknowledges that all Weyerhaeuser Insurance Policies are not part of the Real Estate Business and are Excluded Assets. Subject to Section 9.05(d), neither WRECO nor any WRECO Subsidiary will have any rights under the Weyerhaeuser Insurance Policies from and after the REB Transfer Time.

(c) From the date hereof through the Effective Time, each of the parties hereto shall use commercially reasonable efforts to cooperate to obtain for WRECO and the WRECO Subsidiaries any insurance policies reasonably determined by Parent to be necessary to replace the coverage currently provided by the Weyerhaeuser Insurance Policies with respect to the REB Assets and the Real Estate Business for incidents arising prior to the Distribution Date. All reasonable out-of-pocket costs and expenses incurred by Weyerhaeuser or any Weyerhaeuser Subsidiary pursuant to this Section 9.05(c) shall be promptly reimbursed by Parent.

(d) In the event that any REB Asset or the Real Estate Business suffers or has suffered any damage, destruction or other casualty loss or any REB Liability that is insured under the Weyerhaeuser Insurance Policies and arises or has arisen prior to the Distribution Date, Weyerhaeuser shall, or shall cause the appropriate Weyerhaeuser Subsidiary to, surrender to WRECO after the Distribution Date any insurance proceeds received by Weyerhaeuser or any Weyerhaeuser Subsidiary under any Weyerhaeuser Insurance Policy with respect to such damage, destruction or casualty loss, less (i) any amount of such insurance proceeds applied by Weyerhaeuser or any Weyerhaeuser Subsidiary to the physical restoration of such asset, (ii) the amount of all applicable deductibles and co-payment provisions and all payment, reinsurance or reimbursement obligations of Weyerhaeuser or any Weyerhaeuser Subsidiary in respect thereof and (iii) the amount of Weyerhaeuser’s and each Weyerhaeuser Subsidiary’s reasonable out-of-pocket costs and expenses, if any, incurred in connection with the foregoing. Weyerhaeuser and the Weyerhaeuser Subsidiaries may, at any time, without liability or obligation to WRECO, amend, commute, terminate, buy out, extinguish liability under or otherwise modify any Weyerhaeuser Insurance Policy. Neither Weyerhaeuser nor any Weyerhaeuser Subsidiary shall bear any Liability for the failure of an insurer to pay any claim under any Weyerhaeuser Insurance Policy.

SECTION 9.06. No Use of Retained Names. WRECO shall, and shall cause the WRECO Subsidiaries to, promptly, and in any event (a) within 60 days after the Distribution Date, (a) make all necessary filings and take all other necessary actions to discontinue any references to the Retained Names, (b) within 60 days after the Distribution Date, revise print advertising, product labeling and all other information or other materials, including any Internet or other electronic communications vehicles, to delete all references to the Retained Names and (c) within 60 days after the Distribution Date, change signage and stationery and otherwise discontinue use of the Retained Names. In no event shall WRECO or any WRECO Subsidiary use any Retained Names after the Distribution in any manner or for any purpose different from the use of such Retained Names by Weyerhaeuser or any Weyerhaeuser Subsidiary during the 90-day period preceding the Distribution Date. After the Distribution Date, WRECO shall, and shall cause the WRECO Subsidiaries to, file applications to amend or terminate any certificate of assumed name or d/b/a filings, within 60 days after Parent or any of its Affiliates becomes aware of such assumed name or d/b/a filing, so as to eliminate the right of WRECO and the WRECO Subsidiaries to use the Retained Names.

SECTION 9.07. Weyerhaeuser Options, Weyerhaeuser PSUs and Weyerhaeuser RSUs. (a) As soon as practicable following the date hereof, the Board of Directors of Weyerhaeuser (or, if appropriate, any committee administering the Weyerhaeuser Stock Plans) and the Board of Directors of WRECO shall adopt such resolutions or take such other actions as may be required to effect the following:

(i) prior to the Distribution, each REB Employee who holds a Weyerhaeuser equity award that is described in clause (ii), (iii), (iv) or (v) below (each, a “Weyerhaeuser Equity Award”) shall surrender all of such REB Employee’s Weyerhaeuser Equity Awards in exchange for substituted WRECO equity awards as set forth in clauses (ii), (iii), (iv) and (v) below, which shall, as of the Effective Time, become Parent Equity Awards as specified in this Section 9.07 (any REB Employee who holds a Weyerhaeuser Equity Award, a “Rollover Employee”);

(ii) immediately prior to the Distribution, each outstanding option to acquire Weyerhaeuser Common Shares granted under the Weyerhaeuser Stock Plans held by a Rollover Employee (whether vested or unvested) (each, a “Weyerhaeuser Option”) shall be surrendered to Weyerhaeuser in exchange for an option granted by WRECO to acquire, on the same terms and conditions as were applicable under the Weyerhaeuser Option, a number of WRECO Common Shares (rounded down to the nearest whole share), determined by multiplying the number of Weyerhaeuser Common Shares subject to such Weyerhaeuser Option by the Option Exchange Ratio, at an exercise price per WRECO Common Share (rounded up to the nearest whole cent) equal to (A) the per share exercise price for the Weyerhaeuser Common Shares otherwise purchasable pursuant to such Weyerhaeuser Option divided by (B) the Option Exchange Ratio (each, as so granted, a “Substituted WRECO Option”);

(iii) any Weyerhaeuser Option that is intended to be an “incentive stock option”, as defined in Section 422 of the Code, that may not be treated in the manner described in clauses (i) and (ii) of this Section 9.07(a) and that remains an incentive stock option shall be adjusted in accordance with the requirements of Section 424 of the Code in a manner that most closely produces the economic results obtained with respect to other Substituted WRECO Options (it being understood that it is the intention of the parties hereto that Substituted WRECO Options so granted by WRECO qualify, to the fullest extent permissible, as “incentive stock options”, as defined in Section 422 of the Code, to the extent that such Weyerhaeuser Options qualified as “incentive stock options” immediately prior to the Distribution);

(iv) immediately prior to the Distribution, each outstanding performance share unit with respect to Weyerhaeuser Common Shares granted under the Weyerhaeuser Stock Plans held by a Rollover Employee (each, a “Weyerhaeuser PSU”) shall be surrendered to Weyerhaeuser in exchange for a grant of time-vesting restricted share units by WRECO, on the same terms and conditions as were applicable under the Weyerhaeuser PSU (except that such grant shall not be subject to any performance-based vesting conditions or requirements), with respect to the number of WRECO Common Shares (rounded down to the nearest whole share), determined by multiplying the number of Weyerhaeuser Common Shares subject to such Weyerhaeuser PSU (which number shall be determined (A) without regard to any performance-based vesting criteria applicable to such Weyerhaeuser PSU relating to Weyerhaeuser’s relative total shareholder return and (B) by assuming that any other performance-based vesting criteria applicable to such Weyerhaeuser PSU were satisfied (1) at target level immediately prior to the Distribution, in the event the Distribution occurs prior to the determination of such performance by the Board of Directors of Weyerhaeuser (or, if appropriate, any committee administering the Weyerhaeuser Stock Plans) with respect to such awards or (2) based on actual performance, in the event the Distribution occurs on or following such determination of such performance with respect to such awards) by the Option Exchange Ratio (each, as so granted, a “Substituted WRECO PSU”); and

(v) immediately prior to the Distribution, each outstanding grant of restricted stock units with respect to Weyerhaeuser Common Shares granted under the Weyerhaeuser Stock Plans held by a Rollover Employee (each, a “Weyerhaeuser RSU”) shall be surrendered to Weyerhaeuser in exchange for a grant of time-vesting restricted stock units by WRECO, on the same terms and conditions as were applicable under the Weyerhaeuser RSU, with respect to the number of WRECO Common Shares (rounded down to the nearest whole share), determined by multiplying the number of Weyerhaeuser Common Shares subject to such Weyerhaeuser RSU by the Option Exchange Ratio (each, as so granted, a “Substituted WRECO RSU”).

(b) A holder of a Substituted WRECO Option may not exercise such Substituted WRECO Option until the Effective Time.

(c) At or prior to the Effective Time, the Board of Directors of Parent and the Board of Directors of WRECO shall adopt such resolutions or take such other actions as may be required to effect the following:

(i) as of the Effective Time, each outstanding Substituted WRECO Option shall cease to represent a right to acquire WRECO Common Shares and shall be converted into a right to acquire, on the same terms and conditions as were applicable under the Substituted WRECO Option prior to the Effective Time, that number of shares of Parent Common Stock equal to the number of WRECO Common Shares subject to such Substituted WRECO Option (each Substituted WRECO Option, once converted into an option in respect of Parent Common Stock, a “Substituted Parent Option”);

(ii) as of the Effective Time, each outstanding grant of Substituted WRECO PSUs shall be converted into a grant of time-vesting restricted stock units, on the same terms and conditions as were applicable under the Substituted WRECO PSU prior to the Effective Time, with respect to that number of shares of Parent Common Stock equal to the number of WRECO Common Shares subject to such Substituted WRECO PSU (each Substituted WRECO PSU grant, once converted into a grant in respect of Parent Common Stock, a “Substituted Parent PSU”); and

(iii) as of the Effective Time, each outstanding grant of Substituted WRECO RSUs shall be converted into a grant of time-vesting restricted stock units, on the same terms and conditions as were applicable under the Substituted WRECO RSU prior to the Effective Time, with respect to that number of shares of Parent Common Stock equal to the number of WRECO Common Shares subject to such Substituted WRECO RSU (each Substituted WRECO RSU grant, once converted into a grant in respect of Parent Common Stock, a “Substituted Parent RSU”).

(d) As of the Effective Time, Parent shall assume the Substituted Parent Options, Substituted Parent PSUs and Substituted Parent RSUs (collectively, the “Parent Equity Awards”), with the result that all obligations of WRECO with respect to Substituted WRECO Options, Substituted WRECO PSUs and Substituted WRECO RSUs outstanding immediately prior to the Effective Time shall be obligations of Parent as of the Effective Time.

(e) As soon as reasonably practicable after the Effective Time, Parent shall deliver to the holders of Substituted Parent Options, Substituted Parent PSUs and Substituted Parent RSUs appropriate notices setting forth such holders’ rights with respect to, and instruments evidencing the grant or assumption of, such Substituted Parent Options, Substituted Parent PSUs and Substituted Parent RSUs. Such Substituted Parent Options, Substituted Parent PSUs and Substituted Parent RSUs, shall, except as provided in Section 9.07(a)(iv) with respect to Substituted WRECO PSUs, continue in effect on the same terms and conditions as the terms and conditions as were applicable under the Weyerhaeuser Stock Plans.

SECTION 9.08. Benefit Plans. (a) Prior Service Credit. From and after the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, give to each WRECO Employee full credit for all purposes (including for purposes of eligibility to participate, early retirement eligibility and early retirement subsidies, vesting and, except with respect to defined benefit pension plans, benefit accrual) under any Employee Benefit Plan provided, maintained or contributed to by Parent or any Parent Subsidiary for such WRECO Employee’s service with Weyerhaeuser and the Weyerhaeuser Subsidiaries, and with any predecessor employer, to the same extent recognized by Weyerhaeuser and the Weyerhaeuser Subsidiaries immediately prior to the Distribution.

(b) Continuation of Compensation and Benefits. For the one-year period immediately following the Effective Time (the “Continuation Period”), Parent shall, and shall cause the Parent Subsidiaries to, provide to each WRECO Employee (i) base salary and bonus and incentive compensation opportunities that are no less favorable than those provided to such WRECO Employee as of immediately prior to the Distribution and (ii) other employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such WRECO Employee as of immediately prior to the Distribution.

(c) WRECO Benefit Plans and Weyerhaeuser REB Benefit Plans. Effective on or prior to the Distribution Date, (i) WRECO shall, or shall cause the applicable WRECO Subsidiaries to, assume all Liabilities with respect to each WRECO Benefit Plan and (ii) except as otherwise specifically provided in this Agreement, each WRECO Employee shall cease active participation in each Weyerhaeuser REB Benefit Plan. In accordance with and without limiting the generality of Section 9.08(b), from and after the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, administer each WRECO Benefit Plan in all material respects in accordance with its terms. Nothing in this Section 9.08(c) shall limit the ability of Parent, the Parent Subsidiaries, WRECO or the WRECO Subsidiaries from amending or terminating any WRECO Benefit Plan at any time, in accordance with its terms.

(d) Cash Incentive Bonus Plans. Without limiting the generality of Section 9.08(c), effective on or prior to the Distribution Date, WRECO shall, or shall cause the applicable WRECO Subsidiaries to, assume all Liabilities with respect to the WRECO Employees under each Weyerhaeuser Employee Benefit Plan that is a cash-based bonus or incentive compensation plan set forth in Section 9.08(d) of the Weyerhaeuser Disclosure Letter (collectively, the “WRECO Employee Incentive Plans”). From and after the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, maintain the WRECO Employee Incentive Plans pursuant to their terms as in effect as of the Effective Time and make payments to the WRECO Employees at the times prescribed thereunder with respect to the WRECO fiscal year in which the Effective Time occurs (and, to the extent such payments have not been made as of the Effective Time, with respect to the WRECO fiscal year prior to the WRECO fiscal year in which the Effective Time occurs).

(e) Retention Arrangements. Without limiting the generality of Section 9.08(c), effective on or prior to the Distribution Date, WRECO shall, or shall cause the applicable WRECO Subsidiaries to, assume all Liabilities with respect to the WRECO Employees under each Weyerhaeuser Employee Benefit Plan (i) that is a retention plan set forth in Section 9.08(e)(i) of the Weyerhaeuser Disclosure Letter, together with all individual awards and agreements with any WRECO Employee with respect thereto, or (ii) that is an individual retention letter agreement with any WRECO Employee materially consistent with the form of retention letter agreement set forth in Section 9.08(e)(ii) of the Weyerhaeuser Disclosure Letter, including, in each case, any such awards or agreements entered into after the date hereof not in contravention of this Agreement (the plans, awards and agreements in clauses (i) and (ii), collectively, the “WRECO Employee Retention Arrangements”). From and after the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, maintain the WRECO Employee Retention Arrangements pursuant to their terms as in effect as of the Effective Time and make payments to the WRECO Employees at the times prescribed thereunder.

(f) Certain Welfare Benefits Matters.

(i) Without limiting the generality of Section 9.08(b), as of immediately following the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, have in effect Employee Benefit Plans that are “employee welfare benefit plans” within the meaning of Section 3(1) of ERISA (collectively, “New Welfare Plans”) that will provide welfare benefits to WRECO Employees (and any dependents and beneficiaries thereof). Parent shall, and shall cause the Parent Subsidiaries to, (A) waive all limitations as to pre-existing conditions, exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to the WRECO Employees and their dependents and beneficiaries under the New Welfare Plans to the extent waived under the applicable corresponding Employee Benefit Plan sponsored or maintained by Weyerhaeuser or the Weyerhaeuser Subsidiaries immediately prior to the Distribution (each, a “Weyerhaeuser Welfare Plan”) and (B) provide each WRECO Employee and his or her eligible dependents and beneficiaries with credit under New Welfare Plans for any co-payments and deductibles paid under corresponding Weyerhaeuser Welfare Plans prior to the Effective Time in the calendar year in which the Effective Time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements (and any annual and lifetime maximums) under any New Welfare Plans in which such WRECO Employee participates.

(ii) Effective on or prior to the Distribution Date, WRECO shall, or shall cause the applicable WRECO Subsidiaries to, assume all Liabilities of Weyerhaeuser and the Weyerhaeuser Subsidiaries to WRECO Employees and their eligible dependents in respect of health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act of 1996, Sections 601 et seq. and Sections 701 et seq. of ERISA, Section 4980B and Sections 9801 et seq. of the Code and applicable state or similar Law.

(iii) From and after the Distribution Date, Weyerhaeuser shall retain all Liabilities in accordance with the Weyerhaeuser Welfare Plans for payment of all medical, dental, vision, health, non-occupational short-term disability benefit and long-term disability benefit claims (collectively, “Welfare Benefit Claims”) incurred under such plans prior to the Distribution Date with respect to any WRECO Employee (or any dependent or beneficiary thereof) and WRECO and the WRECO Subsidiaries shall not assume any Liability with respect to such Welfare Benefit Claims, except that WRECO shall assume Liability for such Welfare Benefit Claims to the extent required by applicable Law or to the extent such Welfare Benefit Claims (A) are incurred under any WRECO Benefit Plan or (B) are insured under an insurance policy in respect of which (1) WRECO or any WRECO Subsidiary (or, as of the Effective Time, Parent or any Parent Subsidiary) becomes the beneficiary or (2) a WRECO Employee (or any dependent or beneficiary thereof) is the beneficiary and such insurance policy transfers with such WRECO Employee pursuant to applicable Law to WRECO or any WRECO Subsidiary as of the Distribution Date or to Parent or any Parent Subsidiary as of the Effective Time. WRECO and the WRECO Subsidiaries shall be liable for payment of all Welfare Benefit Claims incurred on or after the Distribution Date with respect to any WRECO Employee

(or any dependent or beneficiary thereof) and, from and after the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, cause all such Welfare Benefit Claims to be assumed by and administered under the New Welfare Plans. For purposes of the foregoing, a claim shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment, and business travel accident insurance benefits and long-term disability benefits, upon the death, disability or accident giving rise to such benefits, (ii) health, dental and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies, and (iii) non-occupational short-term disability benefits, upon the initiation of any claim for such benefit payment.

(iv) From and after the Distribution Date, Weyerhaeuser shall retain Liability for all claims for payment of all claims for workers compensation benefits that are incurred prior to the Distribution Date with respect to any WRECO Employee, except that WRECO shall assume Liability for such claims to the extent required by applicable Law or to the extent such claims relate to any WRECO Benefit Plan. WRECO and the WRECO Subsidiaries shall be liable for payment of all claims for workers compensation benefits that are incurred on or after the Distribution Date with respect to any WRECO Employee. A claim for workers compensation benefits shall be deemed to be incurred when the event giving rise to the claim (the “Workers Compensation Event”) occurs. If the Workers Compensation Event occurs over a period both preceding and following the Distribution Date, the claim shall be the joint Liability of Weyerhaeuser, on the one hand, and WRECO (and, effective as of the Effective Time, Parent), on the other hand, and shall be equitably apportioned between such parties based upon the relative periods of time that the Workers Compensation Event transpired preceding and following the Distribution Date.

(g) Tax-Qualified Savings/401(k) Plan.

(i) Effective not later than the Effective Time, Parent shall, or shall cause the Parent Subsidiaries to, have in effect one or more defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (and a related trust exempt from tax under Section 501(a) of the Code) (as applicable, the “New 401(k) Plan”). Each WRECO Employee participating in a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code sponsored by Weyerhaeuser or the Weyerhaeuser Subsidiaries immediately prior to the Distribution (each, a “Weyerhaeuser 401(k) Plan”) shall become a participant in the corresponding New 401(k) Plan as of the Effective Time and each WRECO Employee shall be eligible to participate in a New 401(k) Plan as of the Effective Time.

(ii) Parent shall, or shall cause the applicable Parent Subsidiaries to, cause the New 401(k) Plan to accept a “direct rollover” to such New 401(k) Plan of the account balances of each WRECO Employee (including promissory notes evidencing all outstanding loans) under a Weyerhaeuser 401(k) Plan in which such WRECO Employee participates, if such direct rollover is elected in accordance with applicable Law and the terms of the Weyerhaeuser 401(k) Plan by such WRECO Employee.

(h) Accrued Vacation. Effective on or prior to the Distribution Date, WRECO shall, or shall cause the applicable WRECO Subsidiaries to, assume Liability for all vacation days (regular, supplemental or banked) accrued or earned but not yet taken by each WRECO Employee as of the Distribution Date (the “Accrued Vacation Days”). In the event that a WRECO Employee is entitled under applicable Law or any policy of Weyerhaeuser or any Weyerhaeuser Subsidiary to be paid for any Accrued Vacation Days on or after the Distribution Date, (i) WRECO or the applicable WRECO Subsidiary or, solely to the extent required by applicable Law (as reasonably determined by Weyerhaeuser), Weyerhaeuser or the applicable Weyerhaeuser Subsidiary, shall pay any required amounts to such WRECO Employee, (ii) such amounts, whether or not paid by Weyerhaeuser or any Weyerhaeuser Subsidiary, shall be REB Liabilities and (iii) to the extent any such amounts are paid by Weyerhaeuser or any Weyerhaeuser Subsidiary, Weyerhaeuser or the applicable Weyerhaeuser Subsidiary shall be entitled to indemnification pursuant to Section 12.03(a). Effective as of the Effective Time, Parent shall, and shall cause the Parent Subsidiaries to, honor all the Accrued Vacation Days for which payout is not made pursuant to the immediately preceding sentence.

(i) Flexible Spending Account Plans. Effective not later than the Effective Time, Parent shall, or shall cause the Parent Subsidiaries to, have in effect flexible spending arrangements under a cafeteria plan qualifying under Section 125 of the Code (the “New Flexible Spending Account Plan”), and from and after the Effective Time, Parent shall be liable for all Liabilities and account balances of the Weyerhaeuser Flexible Spending Account Plan maintained in the United States with respect to WRECO Employees and their dependents (the “Weyerhaeuser Flexible Spending Account Plan”). From and after the Effective Time, all claims for reimbursement which have not been paid as of the Distribution Date and credited under the New Flexible Spending Account Plan shall be paid pursuant to and under the terms of the New Flexible Spending Account Plan. As soon as practicable following the Effective Time, (i) Weyerhaeuser shall, or shall cause the Weyerhaeuser Subsidiaries to, transfer to Parent or the applicable Parent Subsidiary an amount in cash equal to the excess, if any, of the aggregate contributions to the Weyerhaeuser Flexible Spending Account Plan made by WRECO Employees prior to the Effective Time for the plan year in which the Effective Time occurs over the aggregate reimbursement payouts made to WRECO Employees prior to the Effective Time for such year from such plan and (ii) Parent shall, or shall cause the Parent Subsidiaries to, cause such amounts to be credited to each such WRECO Employee’s accounts under the New Flexible Spending Account Plan. In connection with such transfer, Parent shall deem that such employees’ deferral elections made under the Weyerhaeuser Flexible Spending Account Plan for the plan year in which the Effective Time occurs shall continue in effect under the New Flexible Spending Account Plan for the remainder of the plan year in which the Effective Time occurs. If the aggregate reimbursement payouts made to WRECO Employees from the Weyerhaeuser Flexible Spending Account Plan prior to the Effective Time for the plan year in which the Effective Time occurs exceed the aggregate accumulated contributions made by the WRECO Employees to such plan prior to the Effective Time for such plan year, Parent shall make a payment equal to the value of such excess to Weyerhaeuser as soon as practicable following Parent’s receipt of additional contributions from the applicable WRECO Employee.

(j) No Benefit Plan Transfers. Notwithstanding anything herein to the contrary, other than as a result of (i) direct rollovers from the Weyerhaeuser 401(k) Plan to the New 401(k) Plan, to the extent such direct rollover is elected in accordance with applicable Law and the terms of the Weyerhaeuser 401(k) Plan by the applicable WRECO Employee, (ii) transfers from the Weyerhaeuser Flexible Spending Account Plan to the New Flexible Spending Account Plan or (iii) the transfer of the assets of or relating to any WRECO Benefit Plan pursuant to the REB Transfers, there shall be no transfer of assets from any Employee Benefit Plan sponsored or maintained by Weyerhaeuser or any Weyerhaeuser Subsidiary to any Employee Benefit Plan sponsored or maintained by Parent or any Parent Subsidiaries.

(k) Severance. Without limiting the generality of Section 9.08(c), effective on or prior to the Distribution Date, WRECO shall, or shall cause the applicable WRECO Subsidiaries to, assume all Liabilities with respect to the REB Employees under each Weyerhaeuser Employee Benefit Plan (i) that is a change in control plan set forth in Section 9.08(k)(i) of the Weyerhaeuser Disclosure Letter, together with all individual awards and agreements with any REB Employee with respect thereto, (ii) that is a severance plan set forth in Section 9.08(k)(ii) of the Weyerhaeuser Disclosure Letter, together with all individual awards and agreements with any REB Employee with respect thereto, or (iii) that is an individual severance letter agreement with any REB Employee materially consistent with the form of severance letter agreement set forth in Section 9.08(k)(iii) of the Weyerhaeuser Disclosure Letter (the plans, awards and agreements in clauses (i),(ii) and (iii), collectively, the “REB Employee Severance Arrangements”). Parent and the Parent Subsidiaries shall be solely responsible for all Liabilities in respect of all severance benefits relating to the transfer of the employment of the REB Employees contemplated by Section 1.08(a) and any termination of any REB Employee’s employment that occurs at or following the consummation of the Transactions, including any severance benefits under any REB Employee Severance Arrangements. Without limiting the foregoing, from and after the Effective Time, Parent shall, or shall cause the Parent Subsidiaries to, provide to each WRECO Employee whose employment is terminated by Parent or the Parent Subsidiaries during the Continuation Period with severance benefits that are no less favorable than the severance benefits that would have been provided to such WRECO Employee in the event of a termination of employment under the applicable severance plan of Weyerhaeuser and the Weyerhaeuser Subsidiaries as in effect with respect to such WRECO Employee as of the Distribution Date (including any severance benefits under any REB Employee Severance Arrangement), taking into account such WRECO Employee’s service with Weyerhaeuser and the Weyerhaeuser Subsidiaries or with any predecessor employer and such WRECO Employee’s service with Parent and the Parent Subsidiaries.

(l) Weyerhaeuser Pension Plan; Deferred Compensation Plan; Salaried Employees Supplemental Retirement Plan. From and after the Distribution Date, Weyerhaeuser and the Weyerhaeuser Subsidiaries shall retain all assets and Liabilities under the Weyerhaeuser Pension Plan, the Weyerhaeuser Deferred Compensation Plan and the Weyerhaeuser Salaried Employees Retirement Plan, and Weyerhaeuser shall make payments to WRECO Employees with vested rights thereunder in accordance with the terms of the applicable plan and applicable Law, as in effect from time to time. As of the Distribution Date, each WRECO Employee shall cease active participation in such plans. Following the Effective Time, Parent shall cooperate with and provide information to Weyerhaeuser as necessary to permit Weyerhaeuser to satisfy its obligations with respect to WRECO Employees who participated in any such plans on or prior to the Distribution Date.

(m) Allocation of Employment and Employee Benefits-Related Liabilities. Except to the extent set forth in Sections 9.08(f)(iii) and 9.08(f)(iv), effective on or prior to the Distribution Date, WRECO and the WRECO Subsidiaries shall assume all Liability and responsibility for all employment and employee benefits-related Liabilities incurred prior to or on the Distribution Date that arise out of the operation or conduct of the Real Estate Business or the employment by Weyerhaeuser or the Weyerhaeuser Subsidiaries of any REB Employee or any former employee of WRECO or any WRECO Subsidiary. From and after the Distribution Date, WRECO and the WRECO Subsidiaries (and, effective as of the Effective Time, Parent and the Parent Subsidiaries) shall be liable for all employment and employee benefits-related Liabilities incurred after the Distribution Date that arise out of the operation or conduct of the Real Estate Business or the employment by Parent or the Parent Subsidiaries of any WRECO Employee.

(n) Employment Tax Reporting Responsibility. Parent, WRECO and Weyerhaeuser hereby agree to follow the alternate procedure for United States employment tax withholding as provided in Section 5 of Rev. Proc. 2004-53, 2004-34 I.R.B. 320. Accordingly, Weyerhaeuser shall have no United States employment tax reporting responsibilities, and Parent and WRECO shall have full United States employment tax reporting responsibilities, for WRECO Employees subject to United States employment taxes following the Effective Time.

(o) Administration. Following the date hereof, the parties hereto shall reasonably cooperate in all matters reasonably necessary to effect the transactions contemplated by this Section 9.08, including exchanging information and data relating to workers’ compensation, employee benefits and employee benefit plan coverages (except to the extent prohibited by applicable Law) and obtaining any Governmental Approvals required hereunder.

(p) Form S-8. As soon as reasonably practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Parent Equity Awards. The registration statement referred to in the preceding sentence is referred to in this Agreement as the “Form S-8”. Parent shall use commercially reasonable efforts to maintain the effectiveness of the Form S-8 as long as any Parent Equity Awards may remain outstanding.

(q) WARN Act and Other Notices. Parent shall, or shall cause the Parent Subsidiaries to, provide any required notice under and to otherwise comply with, and to assume all Liabilities relating to, the Worker Adjustment and Retraining Notification Act, or any similar Laws (collectively, “WARN”) with respect to any event affecting the WRECO Employees on or after the Closing Date (including as a result of the Transactions). Weyerhaeuser shall, or shall cause the Weyerhaeuser Subsidiaries to, provide any required notice under and to otherwise comply with, and to retain all Liabilities relating to, WARN with respect to any event affecting the WRECO Employees on or prior to the Closing Date. In addition, Weyerhaeuser shall notify Parent of any “employment loss” (as defined in WARN) experienced by any REB Employee during the 90-day period prior to the Closing Date. Parent shall not, and shall cause the Parent Subsidiaries not to, take any action after the Effective Time that would cause any termination of employment of any employees by Weyerhaeuser or any Weyerhaeuser Subsidiary that occurs on or before the Effective Time to constitute a “plant closing” or a “mass layoff” or a “group termination” under WARN or create any Liability or penalty to Weyerhaeuser or any Weyerhaeuser Subsidiary for any employment terminations under applicable Law.

SECTION 9.09. Directors’ and Officers’ Indemnification; Liability Insurance. (a) Parent shall, for a period of at least six years after the Effective Time, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors or officers of WRECO and the WRECO Subsidiaries, and each individual who prior to the Effective Time becomes a director or officer of WRECO or any WRECO Subsidiary, to the maximum extent that WRECO or the applicable WRECO Subsidiary would have been allowed to do so under applicable Law, in respect of acts or omissions occurring at or prior to the Effective Time, including for acts or omissions occurring in connection with any of the Transaction Documents or the Transactions.

(b) Parent shall maintain in effect for each of the applicable persons referred to in Section 9.09(a), for a period of at least six years after the Effective Time, policies of directors’ and officers’ liability insurance of at least the same coverage and containing terms and conditions which are, in the aggregate, no less advantageous to the insured, as the current policies of directors’ and officers’ liability insurance maintained by Parent or Weyerhaeuser, with respect to claims arising from acts or omissions that occurred at or prior to the Effective Time, including for acts or omissions occurring in connection with any of the Transaction Documents or the Transactions.

SECTION 9.10. Fees and Expenses. Except as otherwise expressly provided in any Transaction Document (including Section 9.14(b)), all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses, except that in the event the Merger is consummated, Parent or WRECO shall reimburse Weyerhaeuser for up to an amount of $15,000,000 of all fees, commissions and reasonably documented expenses (including fees of legal counsel, auditors and title companies) incurred by Weyerhaeuser and the Weyerhaeuser Subsidiaries in connection with the Transactions, other than fees or commissions of brokers, investment bankers or financial advisors. In no event shall Parent and the Parent Subsidiaries (other than WRECO and the WRECO Subsidiaries) incur fees and expenses in connection with the Transactions that exceed $15,000,000 (including fees of legal counsel, auditors and title companies, but excluding (i) fees or commissions of brokers, investment bankers or financial advisors, (ii) fees paid to the financing sources and any original issue discount in connection with the New Debt, (iii) fees or expenses relating to the integration of Parent and WRECO and (iv) any other expenses as may be agreed in writing by Parent and Weyerhaeuser), before taking into account amounts reimbursed to Weyerhaeuser pursuant to the preceding sentence or any other provision of this Agreement. This Section 9.10 does not relate to Transfer Taxes, which are the subject of Section 2.03 of the Tax Sharing Agreement.

SECTION 9.11. Public Announcements. From the date hereof through the Effective Time, Weyerhaeuser and WRECO, on the one hand, and Parent and Merger Sub, on the other hand, shall consult with each other and shall mutually agree upon any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation and agreement, other than any press release or other public statement that only contains information and statements that have been previously approved by the parties pursuant to this Section 9.11, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any U.S. national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult in good faith with the other parties before issuing any such press release or making any such public announcement.

SECTION 9.12. Stock Exchange Listing. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on the NYSE, subject to official notice of issuance with respect to the NYSE prior to the Closing Date.

SECTION 9.13. Section 16 Matters. Prior to the Effective Time, Parent, Merger Sub, Weyerhaeuser and WRECO shall take all such steps as may be required to cause any acquisitions or dispositions of Weyerhaeuser Common Shares, WRECO Common Shares or Parent Common Stock (including derivative securities with respect thereto), in each case resulting from the Transactions, by each individual who is subject to Section 16 of the Exchange Act with respect to Weyerhaeuser, WRECO or Parent, as applicable, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 9.14. Cooperation Regarding New Debt. (a) Each of Weyerhaeuser, Parent and Merger Sub shall cooperate with WRECO in connection with entering into the New Debt Agreements and incurring the New Debt, including using (and causing its Subsidiaries to use) commercially reasonable efforts to satisfy all conditions precedent and covenants to be satisfied by WRECO in the New Debt Agreements, providing information to the Financing Sources and their Representatives, permitting the Financing Sources and their Representatives access to the Real Estate Business and the Parent Business, respectively, participating in meetings with prospective investors, participating (and permitting members of its senior management to participate) in bank meetings in connection with the financing, participating in meetings with rating agencies, participating in drafting sessions related to the offering materials for the New Debt, causing the present and former independent accountants for Weyerhaeuser, WRECO and Parent, respectively, to participate in drafting sessions related to the offering materials for the New Debt and making work papers available to the respective parties, the Financing Sources and their respective Representatives.

(b) If this Agreement is terminated prior to the Effective Time, Parent shall promptly reimburse WRECO for 50% of all costs or expenses payable by WRECO or any WRECO Subsidiary to the Financing Sources or their respective Representatives pursuant to the New Debt Commitment Letter, the New Debt Agreements and any related fee letters or engagement letters, including any fees that may be payable by WRECO after the date on which this Agreement is terminated. The reimbursement provided in this Section 9.14(b) shall be in addition to any amounts payable to Weyerhaeuser pursuant to Section 11.03.

SECTION 9.15. Covenants of Parent Regarding Non-Solicitation. (a) Parent shall not, and shall not authorize or permit any of the Parent Subsidiaries or any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, the making of any proposal that constitutes or is reasonably likely to lead to a Parent Acquisition Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any Parent Acquisition Proposal. Parent shall, and shall cause the Parent Subsidiaries and direct their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Parent Acquisition Proposal. Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Parent Stockholder Approval, in response to an unsolicited written Parent Acquisition Proposal, if the Board of Directors of Parent determines, after consultation with its financial advisor and outside counsel, that such Parent Acquisition Proposal constitutes or is reasonably likely to lead to a Parent Superior Proposal, Parent may (and may authorize and permit the Parent Subsidiaries and their respective Representatives to), subject to compliance with Section 9.15(c), (1) furnish information with respect to Parent and the Parent Subsidiaries to the Person making such Parent Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement containing confidentiality provisions substantially similar to those set forth in the Confidentiality Agreement and (2) participate in discussions and negotiations with the Person making such Parent Acquisition Proposal (and its Representatives) regarding such Parent Acquisition Proposal. In the event that, pursuant to clause (1) of the foregoing sentence, Parent or any of the Parent Subsidiaries or their respective Representatives furnishes to a Person making a Parent Acquisition Proposal (or its Representatives) any non-public information with respect to Parent and the Parent Subsidiaries that has not previously been furnished to Weyerhaeuser or its Representatives, Parent shall furnish all such information to Weyerhaeuser substantially concurrently with the time it is provided to such Person.

(b) Parent agrees that neither its Board of Directors nor any committee thereof shall (i) (A) withhold or withdraw (or modify in a manner adverse to Weyerhaeuser or WRECO), or publicly propose to withhold or withdraw (or modify in a manner adverse to the other party), the recommendation by the Board of Directors of Parent to the holders of Parent Common Stock that they give the Parent Stockholder Approval or (B) approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt or recommend, any Parent Acquisition Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) approve or recommend, or publicly propose to approve or recommend, or cause or permit Parent or any Parent Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to any Parent Acquisition Proposal, other than any confidentiality agreement entered into in accordance with Section 9.15(a). Notwithstanding the foregoing or anything else in this Agreement to the contrary, subject to compliance with the following sentence, at any time prior to obtaining the Parent Stockholder Approval the Board of Directors of Parent may make an Adverse Recommendation Change following a determination by the Board of Directors of Parent that a Parent Acquisition Proposal constitutes a Parent Superior Proposal. At least five Business Days prior to the making of any Adverse Recommendation Change by the Board of Directors of Parent pursuant to the foregoing sentence, Parent shall provide Weyerhaeuser and WRECO written notice (a “Notice of Parent Superior Proposal”) advising Weyerhaeuser and WRECO that Parent’s Board of Directors intends to take such action and specifying the reasons therefor, including the material terms and conditions of the Parent Superior Proposal that is the basis of the proposed action by the Board of Directors of Parent (it being understood and agreed that (A) any amendment to the financial terms of such Parent Superior Proposal shall require a new Notice of Parent Superior Proposal and a new five Business Day period and (B) in determining whether to make an Adverse Recommendation Change, the Board of Directors of Parent shall take into account any changes to the financial terms of this Agreement proposed by Weyerhaeuser or WRECO in response to a Notice of Parent Superior Proposal or otherwise); provided, however, that if a Parent Superior Proposal is received less than five Business Days prior to the Parent Stockholders’ Meeting, then the five Business Day period contemplated above shall be shortened such that it will expire as of the close of business on the day preceding the Parent Stockholders’ Meeting, unless the Parent Stockholders’ Meeting is postponed.

(c) In addition to the obligations of Parent set forth in Sections 9.15(a) and 9.15(b), Parent shall, as promptly as practicable, advise Weyerhaeuser and WRECO orally and in writing of the receipt of any Parent Acquisition Proposal after the date hereof, the material terms and conditions of any such Parent Acquisition Proposal and the identity of the Person making any such Parent Acquisition Proposal. Parent shall keep Weyerhaeuser and WRECO reasonably informed of any material developments with respect to any such Parent Acquisition Proposal (including any material changes thereto).

(d) Nothing contained in this Section 9.15 or elsewhere in this Agreement shall prohibit Parent from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if its Board of Directors (after consultation with its outside counsel) determines that failure to do so would be inconsistent with its fiduciary duties under applicable Law, it being understood, however, that this clause (ii) shall not be deemed to permit its Board of Directors to make an Adverse Recommendation Change except, in each case, to the extent permitted by Section 9.15(b).

SECTION 9.16. Covenants of Weyerhaeuser Regarding Non-Solicitation. Weyerhaeuser shall not, and shall not authorize or permit any of the Weyerhaeuser Subsidiaries or any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, the making of any proposal that constitutes or is reasonably likely to lead to an REB Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any REB Acquisition Proposal or (iii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to any REB Acquisition Proposal. Weyerhaeuser shall, and shall cause the Weyerhaeuser Subsidiaries and direct their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any REB Acquisition Proposal.

SECTION 9.17. Intended Tax Treatment; Tax Matters. (a) For United States Federal income Tax purposes, it is intended that (i) the WRECO Spin and the Distribution will each qualify as tax-free under Section 355 of the Code, (ii) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (iii) with respect to the Merger, this Agreement will constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and (iv) with respect to the Merger, WRECO, Parent and Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code (the qualifications and other matters referred to in clauses (i) through (iv), collectively, the “Intended Tax Treatment”). The parties hereto shall cooperate with each other and use commercially reasonable efforts to cause the Intended Tax Treatment to be obtained, including (1) refraining from any action that such party knows is reasonably likely to prevent the Intended Tax Treatment, (2) executing such amendments to this Agreement as may be reasonably required in order to obtain the Intended Tax Treatment (it being understood that no party will be required to agree to any such amendment that it determines in good faith materially adversely affects the value of the Transactions to such party or its stockholders) and (3) using commercially reasonable efforts to obtain the opinions referred to in Sections 10.02(e) and 10.03(f), including by executing customary letters of representation.

(b) Weyerhaeuser and WRECO, on the one hand, and Parent, on the other hand, shall cooperate with each other in obtaining, and shall use all their respective commercially reasonable efforts to obtain, the Weyerhaeuser Merger Tax Opinion and the Parent Merger Tax Opinion in form and substance reasonably satisfactory to Weyerhaeuser and Parent, respectively.

SECTION 9.18. Replacement of Guarantees. At or as soon as practicable following the Closing, Parent shall provide, or cause a Parent Subsidiary to provide, replacement Guarantees with respect to each of the Guarantees set forth in Section 9.18 of the Weyerhaeuser Disclosure Letter and each other Guarantee issued prior to the Effective Time with the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed by Weyerhaeuser or any Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries) for the benefit of WRECO or any WRECO Subsidiary or with respect to any REB Liability or the Real Estate Business, in each case in form and substance reasonably satisfactory to Weyerhaeuser and the respective banks, insurance companies or other counterparties. Weyerhaeuser, WRECO and Parent shall cooperate to obtain any necessary release of such Guarantees issued by Weyerhaeuser or any Weyerhaeuser Subsidiary in form and substance reasonably satisfactory to Weyerhaeuser and Parent. In the event that any such Guarantees are not replaced at the Closing, Parent shall reimburse Weyerhaeuser for any interest or other expenses paid by Weyerhaeuser or any Weyerhaeuser Subsidiary on or after the Closing Date with respect thereto.

SECTION 9.19. Sole Shareholder Approvals. Immediately following the execution of this Agreement, (a) Parent, as the sole shareholder of Merger Sub, shall execute and deliver a written consent approving this Agreement and the Plan of Merger and (b) Weyerhaeuser shall cause WNR, as the sole shareholder of WRECO, to execute and deliver a written consent approving this Agreement and the Plan of Merger, in each case in accordance with the WBCA.

SECTION 9.20. Timing of Transfer and Assumption of Transferred Excluded Assets and Assumed Excluded Liabilities. (a) Subject to Section 9.20(b), Weyerhaeuser may, in

its sole discretion, elect to cause (i) WRECO and the WRECO Subsidiaries to transfer some or all of the Transferred Excluded Assets to Weyerhaeuser or a Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries) or to assume, or cause a Weyerhaeuser Subsidiary (other than WRECO and the WRECO Subsidiaries) to assume, some or all of the Assumed Excluded Liabilities, in each case at any time prior to close of business on the Business Day immediately preceding the REB Transfer Time and (ii) any such transfer to be effected as a distribution by WRECO to WNR or as a repayment by WRECO of a portion of the Intercompany Debt outstanding at such time.

(b) It is the intent of the parties hereto that, subject to the terms of this Agreement and the other Transaction Documents, the transfer of the Transferred Excluded Assets and the assumption of the Assumed Excluded Liabilities shall be structured in such a way that such transfers and assumptions shall neither benefit nor burden Parent and the Surviving Corporation.

SECTION 9.21. Governance Matters. (a) Each of Weyerhaeuser, WRECO, Parent and Merger Sub shall take all actions necessary to cause the matters set forth on Exhibit D hereto to occur on the Closing Date.

(b) Prior to the Effective Time, Parent shall confer with Weyerhaeuser regarding Parent’s selection of individuals to serve as the executive officers and senior management personnel of Parent and the Parent Subsidiaries, including the Surviving Corporation, from and after the Closing Date.

SECTION 9.22. Revolving Credit Facility. Prior to the Distribution Date, (a) WRECO shall repay in full any outstanding loans made to WRECO under the Revolving Credit Facility and any accrued and unpaid interest thereon and (b) Weyerhaeuser shall take all actions necessary to terminate the status of WRECO as a borrower under the Revolving Credit Facility, effective at or prior to the REB Transfer Time.

SECTION 9.23. Non-Solicitation of Employees. For a period of two years following the Effective Time, without the prior written consent of Parent, Weyerhaeuser will not, and will not permit any Weyerhaeuser Subsidiary to, directly or indirectly, employ or attempt to employ any employee of WRECO or any WRECO Subsidiary or solicit or induce any employee of WRECO or any WRECO Subsidiary to terminate such person’s employment with WRECO or such WRECO Subsidiary. For a period of two years from the Effective Time, without the prior written consent of Weyerhaeuser, Parent will not, and will not permit any Parent Subsidiary to, directly or indirectly, employ or attempt to employ any employee of Weyerhaeuser or any Weyerhaeuser Subsidiary or solicit or induce any employee of Weyerhaeuser or any Weyerhaeuser Subsidiary to terminate such person’s employment with Weyerhaeuser or such Weyerhaeuser Subsidiary. For the purposes of this Section 9.23, the placement of “help wanted” advertisements, postings on internet job sites and searches by employment search companies that are not specifically targeting employees of the other party or its Subsidiaries shall not result in a violation of this Section 9.23.

SECTION 9.24. Enforcement of Confidentiality Agreements. For a period of two years following the Effective Time, Weyerhaeuser shall not, and shall not permit any

Weyerhaeuser Subsidiary to, waive or amend any confidentiality agreement between Weyerhaeuser or any Weyerhaeuser Subsidiary, on the one hand, and any third Person (other than Parent and its Affiliates), on the other hand, to the extent such waiver or amendment adversely affects the confidentiality of information related to the Real Estate Business. At Parent’s written request, Weyerhaeuser shall, and shall cause each Weyerhaeuser Subsidiary to, use commercially reasonable efforts to enforce in accordance with its terms any confidentiality agreement between Weyerhaeuser or any Weyerhaeuser Subsidiary, on the one hand, and any third Person (other than Parent and its Affiliates), on the other hand, to the extent such agreement protects the confidentiality of information related to the Real Estate Business. Neither Weyerhaeuser nor any Weyerhaeuser Subsidiary shall be obligated to expend any money in connection with this Section 9.24 unless the necessary funds are advanced by Parent, other than reasonable out-of-pocket expenses, which shall be promptly reimbursed by Parent.

SECTION 9.25. New WRECO Audited Financial Statements. As promptly as practicable (but in no event more than 45 days) following the date hereof, Weyerhaeuser shall deliver to Parent (i) audited consolidated balance sheets of WRECO as of December 31, 2012 and 2011 (together with the notes thereto, the “New Audited WRECO Balance Sheets”) and the related audited consolidated statements of operations, changes in equity and cash flows for the years then ended (together with the notes thereto and the New Audited WRECO Balance Sheets, the “New Audited WRECO Financial Statements”), (ii) an audit report on the New Audited WRECO Financial Statements and (iii) a schedule showing any adjustments to the Existing Audited WRECO Financial Statements that were made in connection with the preparation of the New Audited WRECO Financial Statements.

SECTION 9.26. Cooperation with respect to Quarterly Reports. Following the Distribution Date, Weyerhaeuser shall cooperate, and shall request its independent accountants to cooperate, with Parent in providing information relating to the Real Estate Business for the preparation of any reports that are required to be filed by Parent with the SEC pursuant to Section 13 or 15(d) of the Exchange Act with respect to any fiscal quarter up to and including the fourth complete fiscal quarter following the Distribution Date. Notwithstanding anything to the contrary in the Transaction Documents, Parent shall pay all fees and expenses of Weyerhaeuser’s independent accountants and Weyerhaeuser’s reasonable expenses in connection with the preparation of such reports. Parent and WRECO, jointly and severally, shall indemnify, defend and hold harmless Weyerhaeuser from and against any and all Losses, under the Exchange Act or otherwise, in connection with such quarterly reports.

SECTION 9.27. Section 336(e) Election. Weyerhaeuser shall, and shall cause WNR to, enter into a binding agreement with WRECO to make a protective election under Section 336(e) of the Code jointly with Weyerhaeuser or WNR, as the case may be, and Parent shall cooperate with respect to such election or elections. Any such election shall be made in compliance with the requirements set forth in Treasury Regulation Section 1.336-2, and shall be specified as a protective election in compliance with Treasury Regulation Section 1.336-2(j).

SECTION 9.28. Transition Services Agreement. In the event that Parent determines in its reasonable discretion, after consultation with Weyerhaeuser, that any temporary transition services are needed from Weyerhaeuser or any Weyerhaeuser Subsidiary (other than

WRECO or any WRECO Subsidiary) in order to effect an orderly transition of the Real Estate Business after the Closing, Parent and Weyerhaeuser shall negotiate in good faith the terms and conditions of a transition services agreement providing for Weyerhaeuser and the Weyerhaeuser Subsidiaries to deliver, for a period of up to three months, corporate-level services that are currently provided by Weyerhaeuser and the Weyerhaeuser Subsidiaries (other than WRECO and the WRECO Subsidiaries) to the Real Estate Business and that the parties determine to be reasonably necessary to effect an orderly transition of the Real Estate Business, except that the transition services agreement shall not include any insurance, legal, tax, accounting or treasury support services. Subject to the foregoing, the terms and conditions of such transition services agreement, including the fees payable thereunder, shall be in a form reasonably acceptable to Parent and Weyerhaeuser.

ARTICLE X

Conditions Precedent

SECTION 10.01. Conditions to Each Party’s Obligation To Effect the Transactions. The obligations of Weyerhaeuser and WRECO to effect the REB Transfers, the WRECO Spin, the Distribution and the Merger and the obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver) on or prior to the Closing Date of the following conditions:

(a) the Parent Stockholder Approval shall have been obtained;

(b) any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired, and any Governmental Approvals under any other Review Law, the absence of which would prohibit the consummation of the Transactions, shall have been obtained or made;

(c) no court of competent jurisdiction or other Governmental Entity shall have issued a Judgment or enacted a Law that is still in effect and prohibits, enjoins or makes illegal the consummation of the Transactions;

(d) the Registration Statements, to the extent required, shall have become effective under the Securities Act and the Exchange Act, as applicable, and shall not be the subject of any stop order or proceedings seeking a stop order;

(e) the shares of Parent Common Stock to be issued in the Merger and upon exercise of the Parent Equity Awards from time to time shall have been approved for quotation on the NYSE, subject to official notice of issuance; and

(f) WRECO shall have entered into the New Debt Agreements in accordance with and subject to the terms of this Agreement providing for the New Debt in an aggregate principal amount of not less than the New Debt Amount and shall have received the net proceeds thereof.

SECTION 10.02. Conditions to Obligations of Weyerhaeuser and WRECO. The obligations of Weyerhaeuser and WRECO to effect the REB Transfers, the WRECO Spin, the Distribution and the Merger are further subject to the satisfaction (or, to the extent permitted by Law, waiver) on or prior to the Closing Date of the following conditions:

(a) (i) the representations and warranties of Parent and Merger Sub set forth in Sections 6.01(a), 6.03, 6.04(a) and 6.05 shall be true and correct, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and (ii) all other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), except, in the case of this clause (ii), for any failure to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(b) each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) Weyerhaeuser shall have received a certificate signed on behalf of Parent by an executive officer of Parent certifying the satisfaction by Parent and Merger Sub of the conditions set forth in Sections 10.02(a) and 10.02(b);

(d) since the date hereof there shall not have been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect;

(e) Weyerhaeuser shall have received written opinions from Covington & Burling LLP to the effect that (i) the WRECO Spin will qualify as a tax-free transaction under Section 355 of the Code, (ii) the Distribution will qualify as a tax-free transaction under Section 355 of the Code and (iii) the Merger will qualify as a tax-free reorganization under Section 368 of the Code (the “Weyerhaeuser Merger Tax Opinion”); it being understood that in rendering such opinions such tax counsel shall be entitled to rely upon customary representations and covenants provided by the relevant parties;

(f) Parent and Merger Sub shall have executed and delivered to Weyerhaeuser and WRECO each of the other Transaction Documents to which Parent or Merger Sub (or any of their respective Subsidiaries) is a party; and

(g) in the case of the REB Transfers, the WRECO Spin and the Distribution, if Weyerhaeuser has delivered the Weyerhaeuser Closing Confirmation to Parent and Merger Sub, then Weyerhaeuser shall have received the Parent Closing Confirmation.

SECTION 10.03. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or, to the extent permitted by Law, waiver) on or prior to the Closing Date of the following conditions:

(a) (i) the representations and warranties of Weyerhaeuser and WRECO set forth in Sections 7.01(a), 7.03 and 7.04 shall be true and correct, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and (ii) all other representations and warranties of Weyerhaeuser and WRECO set forth in this Agreement shall be true and correct, disregarding all qualifications or limitations as to “materiality”, “REB Material Adverse Effect” and words of similar import set forth therein, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), except, in the case of this clause (ii), for any failure to be true and correct that would not, individually or in the aggregate, reasonably be expected to have an REB Material Adverse Effect;

(b) each of Weyerhaeuser and WRECO shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) Parent shall have received certificates signed on behalf of each of Weyerhaeuser and WRECO by an executive officer of Weyerhaeuser and WRECO, respectively, certifying the satisfaction by Weyerhaeuser and WRECO, respectively, of the conditions set forth in Sections 10.03(a) and 10.03(b);

(d) since the date hereof there shall not have been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have an REB Material Adverse Effect;

(e) Weyerhaeuser and WRECO shall have executed and delivered to Parent and Merger Sub each of the other Transaction Documents to which Weyerhaeuser or WRECO (or any of their respective Subsidiaries) is a party; and

(f) Parent shall have received a written opinion from Gibson, Dunn & Crutcher LLP to the effect that the Merger will qualify as a tax-free reorganization under Section 368 of the Code (the “Parent Merger Tax Opinion”); it being understood that in rendering such opinion such counsel shall be entitled to rely upon customary representations and covenants provided by the relevant parties.

SECTION 10.04. Additional Conditions to Each Party’s Obligation To Effect the Merger. The obligations of Weyerhaeuser, WRECO, Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or, to the extent permitted by Law, waiver) on or prior to the Closing Date of the following conditions:

(a) the REB Transfers and the WRECO Spin shall have been consummated in accordance with and subject to the terms of this Agreement; and

(b) the Distribution shall have been consummated in accordance with and subject to the terms of this Agreement.

ARTICLE XI

Termination, Amendment and Waiver

SECTION 11.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of each party hereto;

(b) by either Weyerhaeuser or Parent:

(i) if the Effective Time has not occurred on or before the date that is 12 months after the date hereof, unless the failure to consummate the Transactions is the result of a material breach of any Transaction Document by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final Judgment restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(ii) if the Parent Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Parent Stockholders’ Meeting;

(iii) if any court of competent jurisdiction or other Governmental Entity shall have issued a Judgment that permanently restrains, enjoins or otherwise prohibits the consummation of the Transactions, and any such Judgment shall have become final and non-appealable; or

(iv) if any Governmental Entity shall have enacted a Law that prohibits or makes illegal the consummation of the Transactions; or

(c) by Weyerhaeuser:

(i) if Parent or Merger Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in any Transaction Document, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 10.02(a) or 10.02(b) and (B) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach, unless Weyerhaeuser or WRECO is then in material breach of any representation, warranty or covenant contained in any Transaction Document; or

(ii) if the Board of Directors of Parent makes an Adverse Recommendation Change; or

(d) by Parent, if Weyerhaeuser or WRECO breaches or fails to perform in any respect any of its representations, warranties or covenants contained in any Transaction Document, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 10.03(a) or 10.03(b) and (B) cannot be or has not been cured within 30 days after the giving of written notice to Weyerhaeuser of such breach, unless Parent or Merger Sub is then in material breach of any representation, warranty or covenant contained in any Transaction Document.

SECTION 11.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weyerhaeuser, WRECO, Parent and Merger Sub, other than Sections 6.19, 7.17, 9.03(e), 9.10, 9.14(b), 11.03 and 11.04, this Section 11.02 and Article XIII, which provisions shall survive such termination. Notwithstanding the foregoing, but subject to Section 11.04, a termination of this Agreement shall not relieve any party hereto from any liability or damages resulting from the willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Transaction Document.

SECTION 11.03. Termination Fees. (a) If:

(i) Weyerhaeuser terminates this Agreement pursuant to Section 11.01(c)(ii); or

(ii) either Parent or Weyerhaeuser terminates this Agreement pursuant to Section 11.01(b)(ii) or pursuant to Section 11.01(b)(i) in circumstances where the Parent Stockholder Approval has not been obtained at the Parent Stockholders’ Meeting, and (A) (1) in the case of a termination of this Agreement pursuant to Section 11.01(b)(i), a Parent Acquisition Proposal has been made prior to the Parent Stockholders’ Meeting and not withdrawn more than five days prior to the vote of the holders of Parent Common Stock or (2) in the case of a termination of this Agreement pursuant to Section 11.01(b)(ii), a Parent Acquisition Proposal has been made that is either publicly disclosed or otherwise becomes publicly known prior to or at the time of the Parent Stockholders’ Meeting and that is not withdrawn more than five days prior to the vote of the holders of Parent Common Stock and (B) Parent enters into an agreement with respect to any Parent Acquisition Proposal, or any Parent Acquisition Proposal is consummated, after the date hereof and prior to the expiration of 12 months following termination of this Agreement, then in any such case Parent shall pay to Weyerhaeuser $20,000,000, less any amounts paid by Parent to Weyerhaeuser pursuant to Section 11.03(b)) (the “Parent Termination Fee”) in immediately available funds to an account designated by Weyerhaeuser. Such payment shall be due (x) in the case of a termination specified in clause (i), within five Business Days after written notice of termination by Weyerhaeuser or (y) in the case of a termination specified in clause (ii), at or prior to the earlier of the entering into of the agreement and the consummation of the transaction referred to therein. Parent shall not be obligated to make more than one payment pursuant to this Section 11.03(a).

(b) If a Parent Termination Fee is payable pursuant to Section 11.03(a) or if this Agreement is terminated by either Parent or Weyerhaeuser pursuant to Section 11.01(b)(ii) or pursuant to Section 11.01(b)(i) in circumstances where the Parent Stockholder Approval has not been obtained at the Parent Stockholders’ Meeting, then Parent shall reimburse Weyerhaeuser for its out-of-pocket expenses actually incurred in connection with this Agreement and the Transactions and not otherwise reimbursed pursuant to Section 9.14(b). Such reimbursement shall be paid (i) concurrently with payment of the Parent Termination Fee, if a Parent Termination Fee is payable pursuant to Section 11.03(a) or (ii) if this Agreement is terminated pursuant to Section 11.01(b)(ii) or pursuant to Section 11.01(b)(i) in circumstances where the Parent Stockholder Approval has not been obtained at the Parent Stockholders’ Meeting, prior to the termination of this Agreement by Parent or within five Business Days after written notice of termination by Weyerhaeuser, as the case may be. Parent shall not be obligated to pay any amounts in excess of $10,000,000 pursuant to this Section 11.03(b).

SECTION 11.04. Effect of Termination Fee Payment. The parties hereto agree that if Parent pays to Weyerhaeuser the amounts required by Sections 11.03(a) and 11.03(b) as a result of the occurrence of any of the events referenced in Section 11.03(a) or 11.03(b), Weyerhaeuser and WRECO shall have no other remedy for monetary damages for any breach of this Agreement by Parent or Merger Sub, except as set forth in Section 9.14(b).

SECTION 11.05. Amendment. This Agreement may be amended by the parties hereto at any time. Any amendment to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the parties hereto.

SECTION 11.06. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted under applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 11.07. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 11.01, an amendment of this Agreement pursuant to Section 11.05 or an extension or waiver pursuant to Section 11.06 shall, in order to be effective, require in the case of any of the parties hereto, action by its Board of Directors or the duly authorized designee of its Board of Directors. After the Parent Stockholder Approval has been obtained, any amendment of this Agreement pursuant to Section 11.05 that by Law requires further approval by the stockholders of Parent shall be effective only with the approval of such stockholders. After the consummation of the Distribution, any amendment of this Agreement pursuant to Section 11.05 that by Law requires further approval by the shareholders of WRECO shall be effective only with the approval of such shareholders.

ARTICLE XII

Indemnification

SECTION 12.01. Release of Pre-Distribution Claims. (a) Except as provided in Section 12.01(c), effective as of the Distribution Date, WRECO does hereby, for itself and each WRECO Subsidiary and their respective Affiliates, shareholders, directors, officers, employees, successors and assigns, remise, release and forever discharge Weyerhaeuser, the Weyerhaeuser Subsidiaries and their respective Affiliates, successors and assigns from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law, as a result of gross negligence, negligence or strict liability or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the Transactions and all other activities to implement any of the REB Transfers, the WRECO Spin and the Distribution.

(b) Except as provided in Section 12.01(c), effective as of the Distribution Date, Weyerhaeuser does hereby, for itself and each Weyerhaeuser Subsidiary and their respective Affiliates, shareholders, directors, officers, employees, successors and assigns, remise, release and forever discharge WRECO, the WRECO Subsidiaries and their respective Affiliates, successors and assigns from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law, as a result of gross negligence, negligence or strict liability or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the Transactions and all other activities to implement any of the REB Transfers, the WRECO Spin and the Distribution.

(c) Nothing contained in Section 12.01(a) or 12.01(b) shall impair any right of any Person to enforce this Agreement or any other Transaction Document or any Contracts that are specified in Section 1.07(b) not to terminate as of the Distribution Date, in each case in accordance with its terms. Nothing contained in Section 12.01(a) or 12.01(b) shall release any Person from:

(i) any Liability provided in or resulting from any Contract among Weyerhaeuser and the Weyerhaeuser Subsidiaries or WRECO and the WRECO Subsidiaries and their respective Affiliates that is specified in Section 1.07(b) not to terminate as of the Distribution Date;

(ii) any Liability assumed, transferred, assigned or allocated to a party, its Subsidiaries or its Affiliates in accordance with, or any other Liability of a party, its Subsidiaries or its Affiliates under, this Agreement or any other Transaction Document;

(iii) any Liability that the parties may have with respect to indemnification pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article XII and, if applicable, the appropriate provisions of the other Transaction Documents; or

(iv) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 12.01.

(d) WRECO shall not, and shall not permit any WRECO Subsidiary to, and, after the Effective Time, shall not permit Parent or any Parent Subsidiary to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Weyerhaeuser or any Weyerhaeuser Subsidiary, or any other Person released pursuant to Section 12.01(a), with respect to any Liabilities released pursuant to Section 12.01(a). Weyerhaeuser shall not, and shall not permit any Weyerhaeuser Subsidiary to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against WRECO or any WRECO Subsidiary or any other Person released pursuant to Section 12.01(b), with respect to any Liabilities released pursuant to Section 12.01(b).

(e) At any time, at the request of any other party hereto, each of the parties hereto shall cause each of its respective Subsidiaries and Affiliates to execute and deliver releases reflecting the provisions of this Section 12.01.

SECTION 12.02. Indemnification by Weyerhaeuser. From and after the Distribution Date, Weyerhaeuser shall indemnify, defend and hold harmless WRECO, each WRECO Subsidiary and each of their Affiliates (including Parent and the Parent Subsidiaries after the Effective Time) and their respective Representatives (collectively, the “WRECO Indemnitees”) from and against any and all claims, losses, damages (including, in the case of Third Party Claims, any exemplary or punitive damages whether based on contract, tort, strict liability, other Law or otherwise) or expenses, including reasonable legal fees and expenses (collectively, “Losses”), to the extent arising or resulting from any of the following:

(a) any Excluded Liability;

(b) any Liability (including any third party claim) imposed on, sustained, incurred or suffered by any of the WRECO Indemnitees arising out of or relating solely to the Weyerhaeuser Business or the assets of the Weyerhaeuser Business, whether occurring, arising, existing or asserted before, on or after the Distribution Date (other than any REB Liability); and

(c) any fees, expenses or other payments incurred or owed by Weyerhaeuser to any agent, broker, investment banker or other firm or Person retained or employed by it in connection with the Transactions, except to the extent set forth in Section 9.10.

SECTION 12.03. Indemnification by Parent and WRECO. From and after the Distribution Date, WRECO shall, and from and after the Effective Time, Parent shall, jointly and severally with WRECO, indemnify, defend and hold harmless Weyerhaeuser, each Weyerhaeuser Subsidiary and each of their Affiliates and their respective Representatives (collectively, the “Weyerhaeuser Indemnitees”) from and against any and all Losses, to the extent arising or resulting from any of the following:

(a) any REB Liability;

(b) any Guarantee issued by any of the Weyerhaeuser Indemnitees for the benefit of WRECO or any WRECO Subsidiary or with respect to any REB Liability or the Real Estate Business;

(c) any Liability (including any third party claim) imposed on, sustained, incurred or suffered by any of the Weyerhaeuser Indemnitees arising out of or relating solely to the Real Estate Business or the REB Assets, whether occurring, arising, existing or asserted before, on or after the Distribution Date (other than any Excluded Liability);

(d) any claim that any action taken or omission by WRECO or any WRECO Subsidiary or any of their respective Affiliates on or after the Distribution Date with respect to any WRECO Employee gives rise to any severance or other similar benefits with respect to, or constitutes an actual or constructive termination or severance of employment of, any WRECO Employee;

(e) any discontinuance, suspension or modification by WRECO or any WRECO Subsidiary or any of their respective Affiliates on or after the Distribution Date of any Weyerhaeuser REB Benefit Plan or WRECO Benefit Plan; and

(f) any claim related to any Employee Benefit Plan sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by WRECO or any WRECO Subsidiary or any of their respective Affiliates on or after the Distribution Date (other than any Excluded Liability).

SECTION 12.04. Indemnification Procedures. (a) Procedures Relating to Indemnification of Third Party Claims. If any party (the “Indemnified Party”) receives written notice of the commencement of any Action or the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought under Section 12.02 or 12.03 (a “Third Party Claim”), and such Indemnified Party intends to seek indemnity pursuant to this Article XII, the Indemnified Party shall promptly provide the other party (the “Indemnifying Party”) with written notice of such Third Party Claim, stating the nature, basis and the amount thereof, to the extent known, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice will not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right, by giving written notice to the Indemnified Party, to assume the defense of the Indemnified Party against the Third Party Claim with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. So long as the Indemnifying Party has assumed the defense of the Third Party Claim in accordance herewith, (i) the Indemnifying Party shall actively pursue such defense in good faith, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except as contemplated by the following sentence) and participate in the defense of the Third Party Claim, (iii) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party and (iv) the Indemnifying Party shall not (A) admit to any wrongdoing or (B) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim to the extent such judgment or settlement provides for (x) relief other than money damages or (y) money damages if the Indemnifying Party has not acknowledged in writing that it shall be responsible for such money damages, in the case each of clauses (A) and (B), without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). In the event that the Indemnified Party and the Indemnifying Party reasonably agree that a conflict of interest exists in respect of a Third Party Claim, then the Indemnified Party shall have the right to retain separate counsel selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party to represent the Indemnified Party in the defense of the Third Party Claim, and the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than monetary damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for monetary damages. Each party shall use commercially reasonable efforts to minimize Losses from Third Party Claims and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The parties shall also cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnifying Party has assumed the defense, such Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment that was consented to by the Indemnified Party without the Indemnifying Party’s prior written consent.

(b) Procedures for Non-Third Party Claims. The Indemnified Party shall notify the Indemnifying Party in writing promptly of its discovery of any matter that does not involve a Third Party Claim giving rise to the claim of indemnity pursuant hereto. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability on account of this indemnification, except only to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have 30 days from receipt of any such notice to give notice of dispute of the claim to the Indemnified Party. The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

SECTION 12.05. Indemnification as Sole and Exclusive Remedy. Subject to Section 12.07(a), Weyerhaeuser, WRECO and Parent acknowledge and agree that, following the consummation of the Distribution, Weyerhaeuser’s, WRECO’s, and Parent’s sole and exclusive remedy with respect to any and all claims relating to Article I or II, the Real Estate Business, the

REB Assets, the Excluded Assets, the REB Liabilities, the Excluded Liabilities, the REB Transfers, the WRECO Spin or the Distribution shall be pursuant to the indemnification provisions set forth in this Article XII. In furtherance of the foregoing and subject to the indemnification provisions set forth in this Article XII, Weyerhaeuser, WRECO and Parent hereby waive, from and after the Distribution Date, any and all rights, claims and causes of action Weyerhaeuser or any other Weyerhaeuser Indemnitee, on the one hand, and Parent, WRECO or any other WRECO Indemnitee, on the other hand, may have against Parent, WRECO or any of their respective Affiliates or, respectively, Weyerhaeuser or any of its Affiliates, or their respective Representatives arising under or based upon any Law or otherwise (including with respect to environmental matters generally and any matters under Environmental Laws). This Section 12.05 will not apply to any breach following the Distribution Date of any other Section of this Agreement or the Tax Sharing Agreement.

SECTION 12.06. Calculation of Indemnity Payments. (a) The amount of any Loss for which indemnification is provided under this Article XII shall be net of any amounts recovered by the Indemnified Party under insurance policies with respect to such Loss.

(b) An Indemnifying Party is authorized, in connection with payment of any Loss for which indemnification may be sought by an Indemnified Party under this Article XII, to set off and apply any and all payments due to such Indemnifying Party under Article V or this Article XII against any of and all of the obligations of the Indemnifying Party to such Indemnified Party under this Article XII. The rights of the Indemnifying Party under this Section 12.06(b) are in addition (but without duplication) to other rights and remedies (including other rights of set-off) which such Indemnifying Party may have.

SECTION 12.07. Additional Matters. (a) Notwithstanding anything to the contrary in this Agreement, indemnification for Tax matters shall be governed solely and exclusively by the terms, provisions and procedures of the Tax Sharing Agreement and not by this Article XII.

(b) In no event shall an Indemnifying Party be liable for special, punitive, exemplary, incidental, consequential or indirect damages, or lost profits, whether based on contract, tort, strict liability, other Law or otherwise, except to the extent that such damages are actually payable by the Indemnified Party in connection with a Third Party Claim.

ARTICLE XIII

General Provisions

SECTION 13.01. Nonsurvival of Representations and Warranties and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (other than those in the Tax Sharing Agreement), or any claim with respect thereto, shall survive the Effective Time, and no such claim may be brought by any Person after the Effective Time, and all parties shall be released from all Liabilities thereunder, including with respect to any inaccuracy or breach thereof, effective as of the Effective Time. None of the agreements or covenants set forth in Article VIII and Sections 9.01,

9.02, 9.03(a), 9.04, 9.05(a), 9.05(c), 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.20, 9.21(b), 9.22 and 9.25, or any claim with respect thereto, shall survive the Effective Time, and no such claim may be brought by any Person after the Effective Time, and all parties shall be released from all Liabilities thereunder, including with respect to any breach thereof, effective as of the Effective Time.

SECTION 13.02. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be addressed to a party at the following address for such party:

(i) if to Weyerhaeuser or WRECO, to:

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Attention: Sandy McDade

Facsimile: (253) 928-2185

Email: sandy.mcdade@weyerhaeuser.com

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Richard Hall and Erik Tavzel

Facsimile: (212) 474-3700

Email: rhall@cravath.com and etavzel@cravath.com

(ii) if to Parent or Merger Sub, to:

TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, CA 92612

Attention: Doug Bauer

Facsimile: (949) 478-8601

Email: Doug.Bauer@TriPointeHomes.com

with a copy to:

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, CA 92612

Attention: Michael Flynn

Facsimile: (949) 475-4774

Email: mflynn@gibsondunn.com

or to such other address(es) as shall be furnished in writing by any such party to the other parties hereto in accordance with the provisions of this Section 13.02.

SECTION 13.03. Definitions. For purposes of this Agreement:

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any arbitration or mediation tribunal.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Ancillary Agreements” means the REB Transfer Documents and the Tax Sharing Agreement.

“Average Parent Distribution Price” shall mean the volume weighted average (rounded to the nearest 1/10,000) of the trading prices of the Parent Common Stock on the NYSE as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing) for the last trading day immediately prior to the Distribution Date.

“Average Weyerhaeuser Pre-Distribution Price” means the volume weighted average (rounded to the nearest 1/10,000) of the trading prices of the Weyerhaeuser Common Shares on the NYSE as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing) for the last trading day immediately prior to (i) the date on which the Weyerhaeuser Common Shares begin to trade ex-dividend with respect to the Distribution (if the Distribution is effected in whole as a pro rata dividend) or (ii) the Distribution Date (if the Distribution is effected in whole or in part as an exchange offer).

“Business Day” means any day on which commercial banks are generally open for business in Seattle, Washington and New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in Seattle, Washington under the Laws of the State of Washington or in New York, New York under the Laws of the State of New York or the Federal Laws of the United States of America.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Consent” means any consent, waiver or approval from, or notification requirement to, any third party.

“Contract” means any contract, agreement, note, bond, indenture, debenture, guarantee, mortgage, deed of trust, lease, sublease, license, option for the purchase of real property, instrument or other legally binding commitment, obligation, arrangement or understanding, whether or not in writing.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, other than for payment of premiums to the Pension Benefit Guaranty Corporation, (ii) under Section 302 or 4068(a) of ERISA, (iii) under Section 412(n) or 4971 of the Code and (iv) for violation of the continuation coverage requirements of Sections 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 9801 et seq. of the Code and Sections 701 et seq. of ERISA.

“Coyote Springs Excluded Assets” means (i) all equity interests in Pardee Coyote and all assets of Pardee Coyote and (ii) all assets listed or described in Item 2 of Section 1.03(b)(iv) of the Weyerhaeuser Disclosure Letter.

“Development Reimbursements” means any right, title or interest of Weyerhaeuser or any Weyerhaeuser Subsidiary to any reimbursement, incentive payment or other monetary remuneration from any third party (including any Governmental Entity) arising solely or primarily out of the ownership, use or development of the REB Owned Real Property or the REB Optioned Real Property.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Distribution Date” means (i) if the Distribution is effected in whole as a pro rata dividend, the date on which the issued and outstanding WRECO Common Shares are distributed to the holders of Weyerhaeuser Common Shares pursuant to a pro rata dividend and (ii) if the Distribution is effected in whole or in part as an exchange offer as provided in Section 2.03(c), the date on which the validly tendered Eligible Shares are accepted for payment.

“dollars” or “$” means lawful money of the United States of America.

“Effect” has the meaning given to such term in the definition of “Parent Material Adverse Effect” in this Section 13.03.

“Eligible Holders” means (i) to the extent that the Distribution is effected as a pro rata dividend, (A) the holders of record of Weyerhaeuser Common Shares on the Record Date (after giving effect to any exchange offer forming part of the Distribution pursuant to which validly tendered Eligible Shares are accepted for payment immediately prior to the Record Date) and (B) if the Distribution is effected in whole as a pro rata dividend and if and to the extent determined by Weyerhaeuser, the holders of record on the Distribution Date of any Weyerhaeuser Benefit Plan Shares issued by Weyerhaeuser after the Record Date and prior to the Distribution Date or (ii) to the extent that the Distribution is effected as an exchange offer, the holders of Eligible Shares validly tendered and not withdrawn pursuant to an exchange offer as provided in Section 2.03(c).

“Eligible Shares” means (i) to the extent that the Distribution is effected as a pro rata dividend, (A) the Weyerhaeuser Common Shares outstanding on the Record Date and (B) if the Distribution is effected in whole as a pro rata dividend and if and to the extent determined by Weyerhaeuser, the Weyerhaeuser Benefit Plan Shares issued by Weyerhaeuser after the Record Date and prior to the Distribution Date or (ii) to the extent that the Distribution is effected as an exchange offer, the Weyerhaeuser Common Shares outstanding and eligible to accept the exchange offer.

“Employee Benefit Plan” means any plan, program, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, retention, employee pension, profit sharing, savings, retirement, supplemental retirement, stock ownership, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred or phantom stock unit or other equity-based compensation, severance pay, salary continuation, life, death benefit, health, medical, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement, arrangement or understanding, including any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not legally binding or subject to the Laws of the United States).

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, proceedings or written notices of non-compliance, violation or liability by or from any Person alleging Liability of whatever kind of nature (including Liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental or third party response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location or (ii) the failure to comply with any Environmental Law.

“Environmental Laws” means all applicable Laws, Judgments, legally binding agreements and Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources, protection or restoration of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), endangered or threatened species or, as it relates to exposure to hazardous or toxic materials, human health.

“Environmental Liabilities” means all Liabilities relating to or in respect of environmental, health or safety matters, including (i) the compliance or noncompliance with Environmental Laws, (ii) the alleged or actual presence or Release of, or exposure to, Hazardous Materials, (iii) the offsite transportation, storage, treatment, disposal or arrangement for disposal of Hazardous Materials and (iv) any other obligations, liabilities, costs or commitments relating to Environmental Laws, including, in each case, all investigatory, cleanup and other remediation costs, administrative oversight costs, natural resources damages, property damages, personal injury damages, indemnity, contribution and similar obligations and all costs and expenses, interest, fines, penalties and other monetary sanctions in connection with the foregoing.

“Environmental Permit” means any Governmental Approval to be obtained or made pursuant to Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” means 1.297.

“Financing Sources” means each Person (other than the parties hereto) who is (or becomes) party to the New Debt Commitment Letter or who agrees to provide or arrange all or any portion of the New Debt pursuant to the New Debt Commitment Letter, together with their respective Affiliates and the successors and assigns of any of the foregoing.

“GAAP” means generally accepted accounting principles in effect in the United States at the relevant time.

“Governmental Approval” means any consent, approval, license, permit, order or authorization obtained or to be obtained from, or any registration, declaration or filing made or to be made with, any Governmental Entity.

“Governmental Entity” means any government, court of competent jurisdiction, regulatory or administrative agency, commission or other governmental authority or instrumentality, whether Federal, state, local, domestic, foreign or multinational.

“Guarantee” means any guarantee, letter of credit, surety bond, credit support arrangement or other assurance of payment.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls and (ii) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property Rights” means all intellectual property rights, including Registered Intellectual Property, trademarks, trade names, brand names, service marks, domain names, logos, slogans, trade styles, trade dress and other indicia or origin, copyrights, copyrightable works, trade secrets, know-how, processes, methods, designs, plans, specifications, data, inventions and discoveries (whether or not patentable and reduced to practice), improvements, confidential or proprietary information, customer data, and all rights with respect to any of the foregoing.

“Intercompany Debt” means all indebtedness of WRECO subject to the Amended and Restated Promissory Note of WRECO dated as of January 1, 2012 or any supplemental or replacement promissory note or any other Contract between WRECO and WNR with respect to borrowings by WRECO from WNR. As of the date of the Interim WRECO Balance Sheet, the aggregate principal amount of Intercompany Debt outstanding was approximately $832,198,000 and the per annum interest rate applicable to the Intercompany Debt was LIBOR plus 1.70%.

“IRS” means the U.S. Internal Revenue Service.

“Judgment” means any judgment, order or decree issued, promulgated or entered into by or with any Governmental Entity.

“knowledge of Parent” means the actual knowledge of the persons set forth in Section 13.03 of the Parent Disclosure Letter.

“knowledge of Weyerhaeuser” means the actual knowledge of the persons set forth in Section 13.03 of the Weyerhaeuser Disclosure Letter.

“Law” means any statute, law (including common law), ordinance, rule or regulation issued, promulgated or entered into by or with any Governmental Entity.

“LIBOR” means the 30-day Eurodollar Rate as referenced by the British Bankers Association or any successor thereto.

“Lien” means any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever.

“NYSE” means the New York Stock Exchange.

“Option Exchange Ratio” means a fraction, the numerator of which is the Average Weyerhaeuser Pre-Distribution Price and the denominator of which is the Average Parent Distribution Price.

“Pardee Coyote” means Pardee Coyote Holdings I, LLC.

“Parent Acquisition Proposal” means any bona fide proposal by a third party with respect to any merger, share exchange, amalgamation, arrangement, takeover bid, sale of assets representing more than 15% of the book value (on a consolidated basis) of Parent’s total assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any sale of more than 15% of the shares of Parent Common Stock then outstanding or substantially similar transactions involving Parent or any material Parent Subsidiary, or a proposal to do so, excluding the Merger. For purposes of Section 11.03(a)(ii)(B) only, each reference in this definition to 15% shall be deemed to be 35%.

“Parent Benefit Plan” means any Employee Benefit Plan sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by Parent or any Parent Subsidiary as of immediately prior to the Effective Time, or in respect of which Parent or any Parent Subsidiary would reasonably be expected to have any liability.

“Parent Business” means the business, operations and affairs of Parent and the Parent Subsidiaries, taken as a whole.

“Parent Employee” means any current or former director, officer, manager or employee of Parent or any Parent Subsidiary.

“Parent Material Adverse Effect” means any state of facts, change, effect, condition, development, event or occurrence (any such item, an “Effect”) that has been or would reasonably be likely to be material and adverse to (i) the Parent Business or the assets, properties, condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries, taken as a whole, other than an Effect relating to (A) the economy generally (including changes in mortgage interest rates), (B) the industries in which Parent or the Parent Business operates generally (including changes in prices for raw materials or construction materials and changes in the availability of mortgage financing), (C) the financial, securities and currency markets generally, (D) changes in Law (including changes in the treatment of mortgage interest under Laws relating to Taxes) or GAAP (or authoritative interpretation thereof), (E) volcanoes, tsunamis, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except to the extent that Parent or the Parent Business is adversely effected in a disproportionate manner relative to other participants in the industries in which Parent or the Parent Business operates and (F) other than for purposes of Section 6.06, the entering into or the public announcement or disclosure of this Agreement or the consummation or proposed consummation of the Transactions or the pendency thereof or (ii) the ability of Parent and Merger Sub to perform their obligations under the Transaction Documents or consummate the Transactions.

“Parent Option” means an option to purchase a share of Parent Common Stock granted pursuant to the Parent Stock Plan.

“Parent Stock Plan” means the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan.

“Parent Subsidiary” means each Subsidiary of Parent, including Merger Sub and, after the Effective Time, WRECO and the WRECO Subsidiaries.

“Parent Superior Proposal” means any bona fide proposal by a third party to acquire, directly or indirectly, assets representing more than 50% of the book value (on a consolidated basis) of Parent’s total assets or more than 50% of the outstanding shares of Parent Common Stock, whether by way of merger, share exchange, amalgamation, arrangement, takeover bid, sale of assets or otherwise, and that in the good faith determination of the Board of Directors of Parent after consultation with its financial advisors and outside counsel (i) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the Person making such proposal, and (ii) would, if consummated in accordance with its terms, result in a transaction more favorable to the holders of Parent Common Stock, from a financial point of view, than the Transactions.

“Payment Amount” means $739,000,000.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity or any other entity, including any Governmental Entity.

“Real Estate Business” means the real estate business of Weyerhaeuser, which business is currently conducted by WRECO and the WRECO Subsidiaries and set forth in the Interim WRECO Balance Sheet, other than the operations of Pardee Coyote, WRI and the Subsidiaries of WRI and any operations conducted with the Excluded Assets.

“REB Acquisition Proposal” means any bona fide proposal by a third party with respect to any merger, share exchange, amalgamation, arrangement, takeover bid, sale of assets representing more than 15% of the book value (on a consolidated basis) of the REB Assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any sale of more than 15% of the WRECO Common Shares then outstanding or substantially similar transactions involving the Real Estate Business, or a proposal to do so, excluding the Merger.

“REB Material Adverse Effect” means any Effect that has been or would reasonably be likely to be material and adverse to (i) the Real Estate Business or the assets, properties, condition (financial or otherwise) or results of operations of WRECO and the WRECO Subsidiaries, taken as a whole, other than an Effect relating to (A) the economy generally (including changes in mortgage interest rates), (B) the industries in which WRECO or the Real Estate Business operates generally (including changes in prices for raw materials or construction materials and changes in the availability of mortgage financing), (C) the financial, securities and currency markets generally, (D) changes in Law (including changes in the treatment of mortgage interest under Laws relating to Taxes) or GAAP (or authoritative interpretation thereof), (E) volcanoes, tsunamis, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except to the extent that WRECO or the Real Estate Business is adversely effected in a disproportionate manner relative to other participants in the industries in which WRECO or the Real Estate Business operates and (F) other than for purposes of Section 7.05, the entering into or the public announcement or disclosure of this Agreement or the consummation or proposed consummation of the Transactions or the pendency thereof or (ii) the ability of Weyerhaeuser and WRECO to perform their obligations under the Transaction Documents or consummate the Transactions.

“Record Date” means the time and date to be determined by the Board of Directors of Weyerhaeuser as the record date for determining the holders of Weyerhaeuser Common Shares entitled to receive WRECO Common Shares in the Distribution if the Distribution is effected, in whole or in part, as a pro rata dividend.

“Records” means all books, records and other documents, including all Tax Records, books of account, stock records and ledgers, financial, accounting and personnel records, files, invoices, customers’ and suppliers’ lists, other distribution lists, operating, production and other manuals, billing records and sales and promotional literature, in all cases, in any form or medium.

“Registered Intellectual Property” means all patents and patent applications, registered trademarks and trademark applications, and service marks and registered copyrights and copyright applications.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act and the Exchange Act.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act and the Exchange Act.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Representatives” means, with respect to any Person, its directors, officers, employees, consultants, agents, investment bankers, financial advisors, attorneys, accountants and other representatives.

“Revolving Credit Facility” means the Revolving Credit Facility Agreement, dated as of September 11, 2013, among Weyerhaeuser and WRECO, as borrowers, the lenders, swing line banks and initial fronting banks named therein, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, CoBank, ACB, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, N.A., as documentation agents, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., CoBank, ACB, PNC Capital Markets LLC, the Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Securities, LLC, as lead arrangers and joint book runners.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of any Person means any partnership, corporation, trust, joint venture, unincorporated organization, limited liability entity or other legal entity of which an amount of the securities or interests having by the terms thereof voting power to elect at least a majority of the board of directors or other analogous governing body of such entity (or, if there are no such voting securities or voting interests, of which at least a majority of the equity interests) is directly or indirectly owned or controlled by such first Person, or the general partner of which is such first Person.

“Tax Records” has the meaning given to such term in the Tax Sharing Agreement.

“Tax Return” has the meaning given to such term in the Tax Sharing Agreement.

“Tax Sharing Agreement” means the tax sharing agreement, substantially in the form attached hereto as Exhibit E, to be entered into by Weyerhaeuser, Parent and WRECO on or prior to the Distribution Date.

“Taxes” or “Tax” has the meaning given to such term in the Tax Sharing Agreement.

“Taxing Authority” has the meaning given to such term in the Tax Sharing Agreement.

“Third Party Approval” means any consent, approval, license, permit, order or authorization obtained or to be obtained from, or any registration, declaration or filing made or to be made with, any third party (other than any Governmental Entity).

“Transaction Documents” means this Agreement, the Plan of Merger, the Ancillary Agreements, the New Debt Commitment Letter, the Voting Agreements and the Confidentiality Agreement.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the REB Transfers, the WRECO Spin, the Distribution and the Merger.

“Transfer Taxes” has the meaning given to such term in the Tax Sharing Agreement.

“WBCA” means the Business Corporation Act of the State of Washington, as amended.

“Weyerhaeuser Benefit Plan Shares” means, to the extent the Distribution is effected in the form of a pro rata dividend, the Weyerhaeuser Common Shares issued by Weyerhaeuser after the Record Date and prior to the Distribution Date pursuant to any benefit plan (including any stock option plan, share unit arrangement or restricted stock arrangement) maintained by Weyerhaeuser to any director, officer or employee of Weyerhaeuser or the Weyerhaeuser Subsidiaries.

“Weyerhaeuser Business” means (i) the business and operations of Weyerhaeuser and the Weyerhaeuser Subsidiaries, other than the Real Estate Business and (ii) all other businesses and operations acquired or commenced by Weyerhaeuser or any Weyerhaeuser Subsidiary at any time after the Distribution Date.

“Weyerhaeuser Common Shares” means the common shares, par value $1.25 per share, of Weyerhaeuser.

“Weyerhaeuser Deferred Compensation Plan” means the Weyerhaeuser Company 2011 Deferred Compensation Plan.

“Weyerhaeuser Employee Benefit Plan” means any Employee Benefit Plan sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by Weyerhaeuser or any Weyerhaeuser Subsidiary as of immediately prior to the REB Transfer Time.

“Weyerhaeuser REB Benefit Plan” means any Weyerhaeuser Employee Benefit Plan that provides compensation or benefits to any REB Employee (or any dependent or beneficiary thereof), other than any WRECO Benefit Plan.

“Weyerhaeuser Stock Plans” means the Weyerhaeuser Company 2013 Long-Term Incentive Plan, the Weyerhaeuser Company 2004 Long-Term Incentive Plan, the Weyerhaeuser Company 1998 Long-Term Incentive Compensation Plan and the Weyerhaeuser Company 1992 Long-Term Incentive Compensation Plan.

“Weyerhaeuser Subsidiary” means each Subsidiary of Weyerhaeuser, including Pardee Coyote, WRI and each Subsidiary of WRI and, prior to the Distribution, WRECO and the WRECO Subsidiaries.

“WRECO Benefit Plan” means any Employee Benefit Plan (i) sponsored or maintained, or required to be sponsored or maintained, by WRECO or a WRECO Subsidiary as of immediately prior to the REB Transfer Time or (ii) that WRECO or a WRECO Subsidiary would be required to assume under applicable Law.

“WRECO Subsidiary” means each Subsidiary of WRECO, except for Pardee Coyote, WRI and any Subsidiary of WRI.

“WRI” means Weyerhaeuser Realty Investors, Inc., a Washington corporation.

SECTION 13.04. Interpretation; Disclosure Letters. (a) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(b) Any matter disclosed in any section of the Parent Disclosure Letter or the Weyerhaeuser Disclosure Letter shall qualify the correspondingly numbered representation and warranty or covenant and any other representation and warranty or covenant of Parent and Merger Sub or, as applicable, Weyerhaeuser and WRECO to the extent that the relevance of any such disclosure to such other representation and warranty or covenant is reasonably apparent from the text of such disclosure.

SECTION 13.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the Transactions are fulfilled to the extent possible.

SECTION 13.06. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

SECTION 13.07. Entire Agreement; No Third Party Beneficiaries; No Other Representations or Warranties. (a) The Transaction Documents, taken together with the Parent Disclosure Letter and the Weyerhaeuser Disclosure Letter, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the Transactions and are not intended to confer upon any Person other than the parties hereto any rights or remedies. Notwithstanding the immediately preceding sentence, the last sentence of Section 13.11 shall be enforceable by the Financing Sources and, following the Effective Time, the provisions of Section 9.09 shall be enforceable by the specified beneficiaries thereof. In the event of any conflict between the provisions of this Agreement (including the Parent Disclosure Letter and the Weyerhaeuser Disclosure Letter and Annexes and Exhibits hereto), on the one hand, and the provisions of the Confidentiality Agreement or the other Transaction Documents (including the schedules and exhibits thereto), on the other hand, the provisions of this Agreement shall control.

(b) Weyerhaeuser acknowledges and agrees that, except for the representations and warranties contained in Article VI, neither Parent nor any Parent Subsidiary nor any other Person makes any representation or warranty, express or implied, with respect to Parent, the Parent Subsidiaries, the Parent Business or with respect to any information furnished, disclosed or otherwise made available to Weyerhaeuser or any of its Representatives in the course of their due diligence investigation of the Parent Business and the negotiation of this Agreement or otherwise in connection with the Transactions. Except pursuant to the terms and conditions of this Agreement and the other Transaction Documents, neither Parent nor any other Person shall be subject to any Liability or responsibility whatsoever to Weyerhaeuser or any of its Affiliates or any of their respective stockholders, controlling persons or Representatives on any basis (including in contract or tort, under securities Laws or otherwise) resulting from or based upon Parent’s furnishing, disclosing or otherwise making available any information, documents or material in any form to Weyerhaeuser or its Affiliates, stockholders, controlling persons or Representatives, including in any data room or management presentations (formal or informal) and including any financial statements and any projections, forecasts, budgets, estimates or other forward-looking information, or the use of any such information.

(c) Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in Article VII, neither Weyerhaeuser nor any Weyerhaeuser Subsidiary nor any other Person makes any representation or warranty, express or implied, with respect to Weyerhaeuser, the Weyerhaeuser Subsidiaries, WRECO, the WRECO Subsidiaries, the REB Assets, the REB Liabilities, the Excluded Assets, the Excluded Liabilities, the Real Estate Business or the Weyerhaeuser Business or with respect to any information furnished, disclosed or otherwise made available to Parent, Merger Sub or any of their respective

Representatives in the course of their due diligence investigation of the Real Estate Business and the negotiation of this Agreement or otherwise in connection with the Transactions. Except pursuant to the terms and conditions of this Agreement and the other Transaction Documents, neither Weyerhaeuser nor any other Person shall be subject to any Liability or responsibility whatsoever to Parent, Merger Sub or any of their respective Affiliates or any of their respective stockholders, controlling persons or Representatives on any basis (including in contract or tort, under securities Laws or otherwise) resulting from or based upon Weyerhaeuser’s furnishing, disclosing or otherwise making available any information, documents or material in any form to Parent, Merger Sub or their respective Affiliates, stockholders, controlling persons or Representatives, including in any data room or management presentations (formal or informal) and including any financial statements and any projections, forecasts, budgets, estimates or other forward-looking information, or the use of any such information.

SECTION 13.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the provisions of the WBCA are mandatorily applicable to the Merger, in which case the Laws of the State of Washington shall govern.

SECTION 13.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 13.10. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of any Transaction Document were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Document and to enforce specifically the terms and provisions of each Transaction Document in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 13.11. Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, in the event any dispute arises out of any Transaction Document or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Document or any Transaction in any court other than the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Document or any Transaction. Notwithstanding anything to the contrary contained in this Agreement or any Transaction Document, each of the parties hereto (i) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or the Transactions, including with respect to any dispute arising out of or relating in any way to the New Debt Commitment Letter, the New Debt or the performance thereof, in any forum other than any New York State court or federal court sitting in the County of New York, Borough of Manhattan, and any appellate court from any thereof, (ii) agrees that all claims or causes of action, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to the New Debt Commitment Letter, the New Debt or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction and (iii) hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation, whether at law or in equity, whether in contract or in tort or otherwise, directly or indirectly arising out of or relating in any way to the New Debt Commitment Letter, the New Debt or the performance thereof or the financings contemplated thereby. The Financing Sources are intended third-party beneficiaries of this Section 13.11.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Weyerhaeuser, WRECO, Parent and Merger Sub has duly executed this Agreement, all as of the date first written above.

WEYERHAEUSER COMPANY,

By
/s/ Patricia M. Bedient
Name:	Patricia M. Bedient
Title:	Executive Vice President and Chief Financial Officer

WEYERHAEUSER REAL ESTATE COMPANY,

By
/s/ Jeffrey W. Nitta
Name:	Jeffrey W. Nitta
Title:	Vice President and Treasurer

TRI POINTE HOMES, INC.,

By
/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	Chief Executive Officer

TOPAZ ACQUISITION, INC.,

By
/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	Chief Executive Officer

[Signature Page to Transaction Agreement]

Annex I

Glossary of Defined Terms

Term	Location
Accounting Firm	Section 5.03
Accrued Interest Amount	Section 1.01(c)
Accrued Vacation Days	Section 9.08(h)
Action	Section 13.03
Adjustment Amount	Section 5.05(a)
Adjustment Statement Principles	Section 5.05(b)
Adverse Recommendation Change	Section 9.15(b)
Affiliate	Section 13.03
Agent	Section 2.04(a)
Agreement	Preamble
Ancillary Agreements	Section 13.03
Articles of Merger	Section 3.03
Assumed Excluded Liabilities	Section 1.02(a)(iv)
Assumed REB Liabilities	Section 1.02(a)(ii)
Average Parent Distribution Price	Section 13.03
Average Weyerhaeuser Pre-Distribution Price	Section 13.03
Business Day	Section 13.03
Closing	Section 3.02
Closing Adjustment Statement	Section 5.02
Closing Date	Section 3.02
Code	Section 13.03
Confidentiality Agreement	Section 9.03(e)
Consent	Section 13.03
Continuation Period	Section 9.08(b)
Contract	Section 13.03
Controlled Group Liability	Section 13.03
Coyote Springs Excluded Assets	Section 13.03
Delayed Transfer Assets	Section 1.05(a)
Delayed Transfer Liabilities	Section 1.05(b)
Development Reimbursements	Section 13.03
DGCL	Section 13.03
Distribution	Recitals
Distribution Date	Section 13.03
dollars or $	Section 13.03
Effect	Section 13.03
Effective Time	Section 3.03
Eligible Holders	Section 13.03
Eligible Shares	Section 13.03
Employee Benefit Plan	Section 13.03
Environmental Claim	Section 13.03
Environmental Laws	Section 13.03

Term	Location
Environmental Liabilities	Section 13.03
Environmental Permit	Section 13.03
Equity Award Expense Amounts	Section 5.05(a)
ERISA	Section 13.03
Estimated Adjustment Amount	Section 5.01
Exchange Act	Section 13.03
Exchange Ratio	Section 13.03
Excluded Assets	Section 1.03(b)
Excluded Liabilities	Section 1.04(b)
Existing Audited WRECO Balance Sheets	Section 7.06(b)(i)
Existing Audited WRECO Financial Statements	Section 7.06(b)(i)
Financing Sources	Section 13.03
Form S-8	Section 9.08(p)
GAAP	Section 13.03
Governmental Approval	Section 13.03
Governmental Entity	Section 13.03
Guarantee	Section 13.03
Hazardous Materials	Section 13.03
HSR Act	Section 13.03
Indemnified Party	Section 12.04(a)
Indemnifying Party	Section 12.04(a)
Intellectual Property Rights	Section 13.03
Intended Tax Treatment	Section 9.17(a)
Intercompany Debt	Section 13.03
Interim WRECO Balance Sheet	Section 7.06(b)(i)
Interim WRECO Financial Statements	Section 7.06(b)(i)
IRS	Section 13.03
Judgment	Section 13.03
knowledge of Parent	Section 13.03
knowledge of Weyerhaeuser	Section 13.03
Law	Section 13.03
Liabilities	Section 1.04(a)
LIBOR	Section 13.03
Lien	Section 13.03
Losses	Section 12.02
Merger	Recitals
Merger Consideration	Section 4.02(a)
Merger Sub	Preamble
Net Cash Amount	Section 5.05(a)
New 401(k) Plan	Section 9.08(g)(i)
New Audited WRECO Balance Sheets	Section 9.25
New Audited WRECO Financial Statements	Section 9.25
New Debt	Section 1.01(a)

Term	Location
New Debt Agreements	Section 1.01(a)
New Debt Amount	Section 1.01(a)
New Debt Commitment Letter	Recitals
New Flexible Spending Account Plan	Section 9.08(i)
New Welfare Plans	Section 9.08(f)(i)
Notice of Disagreement	Section 5.03
Notice of Parent Superior Proposal	Section 9.15(b)
NYSE	Section 13.03
Option Exchange Ratio	Section 13.03
Pardee Coyote	Section 13.03
Parent	Preamble
Parent 401(k) Plan	Section 6.11(c)
Parent Acquisition Proposal	Section 13.03
Parent Balance Sheet	Section 6.07(c)
Parent Benefit Plan	Section 13.03
Parent Business	Section 13.03
Parent Capitalization Date	Section 6.03(i)
Parent Closing Confirmation	Section 2.05(c)
Parent Common Stock	Section 4.01(b)
Parent Disclosure Letter	Article VI
Parent Employee	Section 13.03
Parent Equity Awards	Section 9.07(d)
Parent Financial Statements	Section 6.07(b)
Parent Form S-4	Section 9.01
Parent Leased Real Property	Section 6.15(c)
Parent Material Adverse Effect	Section 13.03
Parent Material Contract	Section 6.17(a)
Parent Merger Tax Opinion	Section 10.03(f)
Parent Multiemployer Pension Plan	Section 6.11(g)
Parent Option	Section 13.03
Parent Optioned Real Property	Section 6.15(b)
Parent Owned Real Property	Section 6.15(a)
Parent Pension Plan	Section 6.11(f)
Parent Permitted Liens	Section 6.15(a)
Parent Preferred Stock	Section 6.03
Parent Registered Intellectual Property	Section 6.16(a)
Parent SEC Documents	Section 6.07(a)
Parent Securities	Section 6.03
Parent Stockholder Approval	Section 6.05(c)
Parent Stockholders’ Meeting	Section 9.02
Parent Stock Plan	Section 13.03
Parent Subsidiary	Section 13.03
Parent Superior Proposal	Section 13.03

Term	Location
Parent Termination Fee	Section 11.03(a)(iii)
Parent Welfare Plan	Section 6.11(d)
Payment Amount	Section 13.03
Person	Section 13.03
Plan of Merger	Section 3.03
Proxy Statement	Section 9.01
Real Estate Business	Section 13.03
REB Acquisition Proposal	Section 13.03
REB Assets	Section 1.03(a)
REB Contracts	Section 1.03(a)(vii)
REB Employee	Section 1.08(d)
REB Employee Severance Arrangements	Section 9.08(k)
REB Governmental Approvals	Section 1.03(a)(vi)
REB Insurance Policies	Section 1.03(a)(xi)
REB Intellectual Property Rights	Section 1.03(a)(v)
REB Leased Real Property	Section 1.03(a)(iii)
REB Liabilities	Section 1.04(a)
REB Material Adverse Effect	Section 13.03
REB Material Contract	Section 7.16(a)
REB Optioned Real Property	Section 1.03(a)(ii)
REB Owned Real Property	Section 1.03(a)(i)
REB Permitted Liens	Section 7.14(a)
REB Real Property	Section 1.03(a)(iii)
REB Records	Section 1.03(a)(xii)
REB Registered Intellectual Property	Section 7.15(a)
REB Third Party Approvals	Section 1.03(a)(xvii)
REB Transfer Documents	Section 1.09
REB Transfer Time	Section 1.02(a)
REB Transfers	Section 1.02(a)
REB Welfare Plan	Section 7.10(d)
Record Date	Section 13.03
Records	Section 13.03
Registered Intellectual Property	Section 13.03
Registration Statements	Section 9.01
Regulation S-K	Section 13.03
Regulation S-X	Section 13.03
Release	Section 13.03
Representatives	Section 13.03
Retained Names	Section 1.03(b)(viii)
Review Laws	Section 9.04(b)
Revolving Credit Facility	Section 13.03
Rollover Employee	Section 9.07(a)(i)
Schedule TO	Section 9.01

Term	Location
SEC	Section 13.03
Securities Act	Section 13.03
Subsidiary	Section 13.03
Substituted Parent Option	Section 9.07(c)(i)
Substituted Parent PSU	Section 9.07(c)(ii)
Substituted Parent RSU	Section 9.07(c)(iii)
Substituted WRECO Option	Section 9.07(a)(ii)
Substituted WRECO PSU	Section 9.07(a)(iv)
Substituted WRECO RSU	Section 9.07(a)(v)
Surviving Corporation	Section 3.01
Tax Records	Section 13.03
Tax Return	Section 13.03
Tax Sharing Agreement	Section 13.03
Taxes	Section 13.03
Taxing Authority	Section 13.03
Third Party Approval	Section 13.03
Third Party Claim	Section 12.04(a)
Transaction Documents	Section 13.03
Transactions	Section 13.03
Transferred Excluded Assets	Section 1.02(a)(iii)
Transferred REB Assets	Section 1.02(a)(i)
Transfer Taxes	Section 13.03
Voting Agreements	Recitals
Voting Parent Debt	Section 6.03(i)
Voting WRECO Debt	Section 7.03(i)
WARN	Section 9.08(q)
WBCA	Section 13.03
Welfare Benefit Claims	Section 9.08(f)(iii)
Weyerhaeuser	Preamble
Weyerhaeuser 401(k) Plan	Section 9.08(g)(i)
Weyerhaeuser Benefit Plan Shares	Section 13.03
Weyerhaeuser Business	Section 13.03
Weyerhaeuser Closing Confirmation	Section 2.05(c)
Weyerhaeuser Common Shares	Section 13.03
Weyerhaeuser Deferred Compensation Plan	Section 13.03
Weyerhaeuser Disclosure Letter	Article VII
Weyerhaeuser Employee Benefit Plan	Section 13.03
Weyerhaeuser Equity Award	Section 9.07(a)(i)
Weyerhaeuser Flexible Spending Account Plan	Section 9.08(i)
Weyerhaeuser Indemnitees	Section 12.03
Weyerhaeuser Insurance Policies	Section 1.03(b)(vii)
Weyerhaeuser Merger Tax Opinion	Section 10.02(e)
Weyerhaeuser Option	Section 9.07(a)(ii)

Term	Location
Weyerhaeuser PSU	Section 9.07(a)(iv)
Weyerhaeuser REB Benefit Plan	Section 13.03
Weyerhaeuser RSU	Section 9.07(a)(v)
Weyerhaeuser Stock Plans	Section 13.03
Weyerhaeuser Subsidiary	Section 13.03
Weyerhaeuser Welfare Plan	Section 9.08(f)(i)
WNR	Recitals
Workers Compensation Event	Section 9.08(f)(iv)
WRECO	Preamble
WRECO Benefit Plan	Section 13.03
WRECO Common Shares	Recitals
WRECO Employee	Section 1.08(d)
WRECO Employee Incentive Plans	Section 9.08(d)
WRECO Employee Retention Arrangements	Section 9.08(e)
WRECO Financial Statements	Section 7.06(b)(i)
WRECO Indemnitees	Section 12.02
WRECO Minority Interests	Section 7.02(b)
WRECO Preferred Shares	Section 7.03
WRECO Registration Statement	Section 9.01
WRECO Securities	Section 7.03
WRECO Spin	Recitals
WRECO Spin Time	Section 2.02
WRECO Stock Split	Section 2.01
WRECO Subsidiary	Section 13.03
WRI	Section 13.03

Annex B

November 3, 2013

Board of Directors TRI Pointe Homes, Inc. 19520 Jamboree Road, Suite 200 Irvine, CA 92612	Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005

Gentlemen:

Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to TRI Pointe Homes, Inc. (“TRI Pointe”) in connection with the Transaction Agreement, dated as of November 3, 2013 (the “Transaction Agreement”), by and among Weyerhaeuser Company, (“Weyerhaeuser”), Weyerhaeuser Real Estate Company, an indirect wholly owned subsidiary of Weyerhaeuser (“WRECO”), TRI Pointe and Topaz Acquisition, Inc., a wholly owned subsidiary of TRI Pointe (“Merger Sub”), which provides, among other things, for the merger of Merger Sub with and into WRECO, as a result of which WRECO will become a wholly owned subsidiary of TRI Pointe (the “Merger”). Capitalized terms used in this letter but not defined herein shall have the meanings ascribed to such terms in the Transaction Agreement.

As set forth more fully in the Transaction Agreement, as a result of the Merger, each outstanding common share, the par value of which will be reduced to $0.04 per share prior to the Merger (the “WRECO Common Shares”), of WRECO will be converted into the right to receive 1.297 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share (the “TRI Pointe Common Stock”), of TRI Pointe. We understand that, prior to the effective time of the Merger, pursuant to the Transaction Agreement (i) WRECO shall incur New Debt in an aggregate principal amount of not less than $800,000,000, (ii) WRECO shall pay $739,000,000 to Weyerhaeuser NR Company, a wholly owned subsidiary of Weyerhaeuser (“WNR”), in repayment of certain intercompany indebtedness and, if applicable, as a dividend, (iii) Weyerhaeuser shall cause the Transferred REB Assets to be transferred to WRECO and its subsidiaries and WRECO and its subsidiaries shall assume the Assumed REB Liabilities, (iv) WRECO and its subsidiaries shall transfer the Transferred Excluded Assets to Weyerhaeuser and its other subsidiaries and Weyerhaeuser and its other subsidiaries shall assume the Assumed Excluded Liabilities, (v) WNR will distribute all of the issued and outstanding WRECO Common Shares to Weyerhaeuser (the “WRECO Spin”), and (vi) following the WRECO Spin, Weyerhaeuser shall distribute all of the issued and outstanding WRECO Common Shares as a dividend on a pro rata basis or, at Weyerhaeuser’s election, in an exchange offer, or a combination thereof, to holders of outstanding common shares, par value $1.25 per share (the “Weyerhaeuser Common Shares”), of Weyerhaeuser (the “Distribution”), all as more fully described in the Transaction Agreement. In addition, we understand that TRI Pointe may be required to pay the Adjustment Amount to WNR or, if the Adjustment Amount is negative, that WNR would be required to pay an amount equal to the absolute value of the Adjustment Amount to TRI Pointe.

You have requested our opinion, as investment bankers, as to the fairness of the Exchange Ratio, from a financial point of view, to TRI Pointe.

Chairman of the Supervisory Board: Paul Achleitner

Management Board: Jürgen Fitschen (Co-Chairman), Anshuman Jain (Co-Chairman), Stephan Leithner, Stuart Lewis, Stefan Krause, Rainer Neske, Henry Ritchotte

Deutsche Bank Aktiengesellschaft domiciled in Frankfurt am Main; HRB No 30 000, Frankfurt am Main, Local Court; VAT ID No DE114103379; www.db.com

Board of Directors TRI Pointe Homes, Inc. November 3, 2013 Page 2

In connection with our role as financial advisor to TRI Pointe, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning WRECO and TRI Pointe and certain internal analyses, financial forecasts and other information relating to WRECO, TRI Pointe and the combined company prepared by management of TRI Pointe. We have also held discussions with certain senior officers of WRECO regarding the businesses and prospects of WRECO and with certain senior officers and other representatives and advisors of TRI Pointe regarding the businesses and prospects of TRI Pointe, WRECO and the combined company. In addition, we have (i) reviewed the reported prices and trading activity for the TRI Pointe Common Stock, (ii) compared certain financial information for WRECO and certain financial and stock market information for TRI Pointe with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed the terms of the Transaction Agreement and certain related documents and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning WRECO or TRI Pointe, including, without limitation, any financial information considered in connection with the rendering of our opinion and information relating to potential synergies anticipated by management of TRI Pointe to result from consummation of the Merger. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of TRI Pointe, WRECO the combined company or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of TRI Pointe, WRECO, the combined company or any of their respective subsidiaries under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of TRI Pointe as to the matters covered thereby. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Merger and the other transactions contemplated by the Transaction Agreement will be consummated in accordance with the terms of the Transaction Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed, with your knowledge and permission, that (i) the WRECO Spin and the Distribution will each qualify as tax-free under Section 355 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (iii) with respect to the Merger, the Transaction Agreement will constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code, (iv) with respect to the Merger, WRECO, TRI Pointe and

Board of Directors TRI Pointe Homes, Inc. November 3, 2013 Page 3

Merger Sub will each be a party to the reorganization within the meaning of Section 368(b) of the Code and (v) all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger and the other transactions contemplated by the Transaction Agreement will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We have further assumed, with your knowledge and permission, that, to the extent there are any Delayed Transfer Assets or Delayed Transfer Liabilities, such assets and liabilities will be transferred or assumed, as the case may be, in accordance with the terms of the Transaction Agreement. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by TRI Pointe and its other advisors with respect to such issues.

This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of TRI Pointe in connection with and for the purpose of its evaluation of the Merger. This opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to TRI Pointe as of the date hereof. This opinion does not address any other terms of the Merger or the Transaction Agreement. Nor does it address the terms of any other agreement entered into or to be entered into in connection with the Merger. You have not asked us to, and our opinion does not, address the fairness of the Merger, or any consideration received in connection therewith, to the holders of any class of securities, creditors or other constituencies of TRI Pointe, nor does it address the fairness of the contemplated benefits of the Merger. We express no opinion as to the merits of the underlying decision by TRI Pointe to engage in the Merger. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of TRI Pointe Common Stock should vote with respect to the Merger or the issuance of shares of TRI Pointe Common Stock in connection therewith. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors, or employees of any of the parties to the Transaction Agreement, or any class of such persons, in connection with the Merger relative to the Exchange Ratio or otherwise. This opinion does not in any manner address the prices at which the TRI Pointe Common Stock, the WRECO Common Shares or any other securities of TRI Pointe or WRECO, respectively, will trade following the announcement or consummation of the Merger.

We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or part of TRI Pointe, nor were we requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative transactions or business strategies.

We will be paid a fee for our services as financial advisor to TRI Pointe in connection with the Merger, a portion of which became payable upon delivery of this opinion (or would have become payable if we had advised the Board of Directors that we were unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Merger. The Company has also agreed to reimburse us for our expenses, and to indemnify us against certain liabilities, in connection with our engagement. We are an affiliate of Deutsche

Board of Directors TRI Pointe Homes, Inc. November 3, 2013 Page 4

Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to TRI Pointe or its affiliates for which they have received, and in the future may receive, compensation, including having acted as joint bookrunner in connection with TRI Pointe’s initial public offering of TRI Pointe Common Stock in January 2013. Further, one or more members of the DB Group have agreed to provide financing to WRECO in connection with the transactions contemplated by the Transaction Agreement. In addition, one or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Starwood Capital Group LLC, an affiliate of TRI Pointe (“Starwood Capital”), Starwood Property Trust, Inc., a public mortgage REIT managed by an affiliate of Starwood Capital (“Starwood Property Trust”), or their respective affiliates for which they have received, and in the future may receive, compensation, including having acted as joint bookrunner with respect to offerings of common stock of Starwood Property Trust in September 2013 and April 2013 and as joint bookrunner with respect to an offering of 4.55% Convertible Senior Notes due 2018 by Starwood Property Trust in February 2013 (aggregate principal amount $525,000,000). One or more members of the DB Group also have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Weyerhaeuser or its affiliates for which they have received, and in the future may receive, compensation, including having acted as senior co-manager with respect to an offering of 4.625% Notes due 2023 by Weyerhaeuser in September 2013 (aggregate principal amount $500,000,000), as joint bookrunner with respect to offerings of 29,000,000 Weyerhaeuser Common Shares and 12,000,000 6.375% Mandatory Convertible Preference Shares, Series A by Weyerhaeuser in June, 2013, and as a lender to Weyerhaeuser pursuant to its Revolving Credit Facility since June 2011 (aggregate commitment $53,500,000). The DB Group may also provide investment and commercial banking services to TRI Pointe, WRECO, Weyerhaeuser and their respective affiliates, including Starwood Capital and Starwood Property Trust, in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of TRI Pointe, WRECO, Weyerhaeuser and their respective affiliates, including Starwood Capital and Starwood Property Trust, for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to TRI Pointe.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

Annex C

Form of Tax Sharing Agreement

TAX SHARING AGREEMENT

THIS TAX SHARING AGREEMENT, dated as of [                    ] (this “Agreement”), is among Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), Weyerhaeuser Real Estate Company, a Washington corporation (“WRECO”), and TRI Pointe Homes, Inc., a Delaware corporation (“Parent”).

WHEREAS, prior to the date hereof, Weyerhaeuser, WRECO, Parent and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into a Transaction Agreement, dated as of November 3, 2013 (the “Transaction Agreement”), providing for, among other things, (i) the distribution by Weyerhaeuser NR Company, a Washington corporation and a wholly owned subsidiary of Weyerhaeuser (“WNR”), to Weyerhaeuser of all the issued and outstanding common shares of WRECO (the “WRECO Spin”), (ii) the distribution by Weyerhaeuser of all the issued and outstanding common shares of WRECO, on a pro rata basis, or, at Weyerhaeuser’s election, in an exchange offer, or a combination thereof, to some or all of its shareholders (the “Distribution”) and (iii) the merger of Merger Sub with and into WRECO (the “Merger”), with WRECO surviving the Merger and becoming a wholly owned subsidiary of Parent, in each case on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, prior to January 1, 2010, Weyerhaeuser was the parent of an affiliated group within the meaning of Section 1504(a) of the Code that included WRECO;

WHEREAS, after December 31, 2009, Weyerhaeuser elected to be taxed as a real estate investment trust, and WNR became the parent of an affiliated group within the meaning of Section 1504(a) of the Code that included WRECO; and

WHEREAS the parties hereto intend the Transactions to qualify for the Intended Tax Treatment.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

SECTION 1.01. Definitions. (a) For purposes of this Agreement, the following terms shall have the following meanings:

“Active Trade or Business” means the active conduct (determined in accordance with Section 355(b) of the Code) of the business conducted by the WRECO Group members. For these purposes, members shall include only those members that are part of WRECO’s “separate affiliated group” within the meaning of Section 355(b)(3)(B) of the Code.

“Additional Costs” means losses, damages or expenses, including reasonable legal fees and expenses, to the extent arising or resulting from the imposition, assessment or assertion of any Tax or adjustment against a party with respect to an amount for which such party is entitled to indemnification under this Agreement.

“Adjustment Request” means any formal or informal claim or request for a Refund filed with any Taxing Authority.

“Agreement” has the meaning set forth in the preamble.

“Applicable Penalty Standard” means the standard under applicable Law for avoiding the imposition of penalties on the taxpayer and/or the tax return preparer.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Covered Compensation Arrangement” has the meaning set forth in Section 4.02(b)(i).

“Distribution” has the meaning set forth in the recitals.

“Equity Compensation Opinion” means an opinion obtained by Parent (at its sole expense), in form and substance reasonably satisfactory to Weyerhaeuser, providing that (i) the issuance of options, restricted stock and/or deferred stock units in respect of Parent Capital Stock or WRECO Capital Stock, as the case may be, to a Safe Harbor VIII Person or a Parent retirement plan (or other eligible retirement plan under Safe Harbor IX in Treasury Regulation Section 1.355-7(d)), as applicable, would not affect the Intended Tax Treatment and (ii) the shares of Parent Capital Stock or WRECO Capital Stock issued upon the exercise or vesting of the options, restricted stock and/or deferred stock units described in clause (i) above would satisfy the requirements of Safe Harbor VIII or Safe Harbor IX of Treasury Regulation Section 1.355-7(d), as applicable. Any Equity Compensation Opinion shall be delivered by nationally recognized U.S. tax counsel acceptable to Weyerhaeuser.

“Final Determination” means the final resolution of any Tax liability for any Tax period by or as a result of (i) a final and unappealable decision, judgment, decree or other order by any court of competent jurisdiction, (ii) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or a comparable arrangement under the Laws of another jurisdiction, (iii) any allowance of a Refund in respect of an overpayment of Tax, but only after the expiration of all periods during which such amount may be recovered by the jurisdiction imposing such Tax or (iv) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

“Income Tax” means any income tax imposed by Title 26 of the Code, or any similar provision of state, local or foreign Tax Law.

“Indemnifying Party” has the meaning set forth in Section 5.01.

“Indemnitee” has the meaning set forth in Section 5.01.

“IRS” means the U.S. Internal Revenue Service.

“Joint Return” means any Tax Return (including any consolidated, combined or unitary Tax Return) that includes at least one Weyerhaeuser Group member and at least one WRECO Group member.

“Merger” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Non-Income Tax Return” has the meaning set forth in Section 3.01(d).

“Option Amount” means an amount, in the aggregate, of options, restricted stock, and deferred stock units which, if and when exercised or acquired, would result in Parent issuing a number of shares of Parent Capital Stock equal to 10% of the shares of Parent Capital Stock outstanding immediately after the Effective Time.

“Parent” has the meaning set forth in the preamble.

“Parent Capital Stock” means (i) all classes or series of outstanding capital stock of Parent for U.S. federal income Tax purposes, including common stock and all other instruments treated as outstanding equity in Parent for U.S. federal income Tax purposes, and (ii) all options, warrants and other rights to acquire such capital stock.

“Parent Representation Letter” means the representation letters executed by Parent in connection with the Tax Opinion and the Parent Merger Tax Opinion.

“Parent Section 355(e) Event” means any event(s) involving Parent Capital Stock or any assets of the RMT Group which cause the Distribution to be a taxable event as a result of the application of Section 355(e) of the Code or a similar provision of state or local Tax Law. For the avoidance of doubt, an event involving Parent Capital Stock or any assets of Parent or any of its Affiliates shall include, without limitation, the Merger.

“Penalty Objection” means a non-preparing party’s good faith, written determination that a position taken by a preparing party on a draft WRECO Separate Return subject to Section 3.01(b) would not satisfy the Applicable Penalty Standard.

“Post-Distribution Period” means any taxable period beginning after the Distribution Date.

“Pre-Distribution Period” means any taxable period ending on or before the close of the Distribution Date.

“Pre-Transaction Agreement Period” means any Tax period ending on or before the date of the Transaction Agreement, and, solely for purposes of Article II, the portion of any Straddle Period ending on or before the date of the Transaction Agreement.

“Refund” means any cash refund of Taxes or reduction of Taxes by means of credit, offset or otherwise, together with any interest received thereon.

“Restricted Period” means the period commencing upon the Closing Date and ending at the close of business on the first day following the second anniversary of the Closing Date.

“RMT Group” means Parent and each of its Subsidiaries and the WRECO Group (in each case, including any successors thereof).

“RMT Issue” has the meaning set forth in Section 5.02.

“Ruling” means a private letter ruling from the IRS, in form and substance reasonably satisfactory to Weyerhaeuser, providing that the completion of a proposed action by the RMT Group (or any member thereof) prohibited by Section 4.02(b) or (c) would not affect the Intended Tax Treatment.

“Safe Harbor VIII Person” means a Parent or WRECO employee, independent contractor, director or other Person permitted to receive Parent Capital Stock or WRECO Capital Stock under Safe Harbor VIII in Treasury Regulation Section 1.355-7(d).

“Straddle Period” means a Tax period beginning on or before and ending after the date of the Transaction Agreement.

“Tax” or “Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a federal, state, municipal, governmental, territorial, local, foreign or other body, and without limiting the generality of the foregoing, shall include net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, recording, franchise, profits, license, lease, service, service use, payroll, wage, withholding, employment, unemployment insurance, workers compensation, social security, excise, severance, stamp, business license, business organization, occupation, premium, property, environmental, windfall profits, customs, duties, alternative minimum, estimated or other taxes, fees, premiums, assessments or charges of any kind whatever imposed or collected by any Governmental Entity or political subdivision thereof, together with any related interest and any penalties, additions to such tax or additional amounts imposed with respect thereto by such Governmental Entity or political subdivision.

“Tax Advisor” has the meaning set forth in Section 6.01.

“Tax Contest” means an audit, review, examination or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes (including any administrative or judicial review of any Adjustment Request).

“Tax Opinion” means the opinion obtained by Weyerhaeuser with respect to the Intended Tax Treatment of the WRECO Spin, the Distribution and the Merger.

“Tax Records” means any Tax Returns, Tax Return work papers, documentation relating to any Tax Contests, and any other books of account or records (whether or not in written, electronic, or other tangible or intangible forms and whether or not stored on electronic or any other medium) required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Taxing Authority.

“Tax Return” means any return, filing, report, questionnaire, information statement, claim for Refund, or other document required or permitted to be filed, including any amendments thereto, for any Tax period with any Taxing Authority.

“Taxing Authority” means any Governmental Entity imposing Taxes.

“Transaction Agreement” has the meaning set forth in the recitals.

“Transaction Taxes” means (i) all Taxes of any Weyerhaeuser Group or WRECO Group member, as the case may be, resulting from, or arising in connection with, the failure of any of the WRECO Spin, the Distribution and the Merger to qualify for the Intended Tax Treatment, and (ii) all corresponding state and local income and franchise Taxes.

“Transfer Taxes” means any stamp, sales, use, gross receipts, value added, goods and services, harmonized sales, land transfer or other transfer Taxes imposed in connection with the Transactions. For the avoidance of doubt, Transfer Taxes shall not include any income or franchise Taxes payable in connection with the Transactions.

“Transfer Tax Returns” means any Tax Return with respect to any Transfer Taxes imposed in connection with the Transactions.

“Unqualified Opinion” means an opinion obtained by Parent or WRECO (at its sole expense), in form and substance reasonably satisfactory to Weyerhaeuser, providing that the completion of a proposed action by the RMT Group (or any member thereof) prohibited by Section 4.02(b) or (c) would not affect the Intended Tax Treatment. Any Unqualified Opinion shall be delivered by nationally recognized U.S. tax counsel acceptable to Weyerhaeuser.

“Weyerhaeuser” has the meaning set forth in the preamble.

“Weyerhaeuser Affiliated Group” means, prior to January 1, 2010, Weyerhaeuser and each of its Subsidiaries, including any corporations that would be members of an affiliated group if they were includible corporations under Section 1504(b) of the Code (in each case, including any successors thereof).

“Weyerhaeuser Group” means Weyerhaeuser, the Weyerhaeuser Affiliated Group and the WNR Affiliated Group.

“Weyerhaeuser Group Taxes” means, in each case other than Transfer Taxes and Transaction Taxes, (i) any Income Tax imposed on or payable by the Weyerhaeuser Affiliated Group or any member thereof for any Tax period, (ii) any Income Tax imposed on or payable by the WNR Affiliated Group or any member thereof for any Tax period, (iii) any Income Tax imposed on Weyerhaeuser for any period after December 31, 2009, (iv) any Tax other than Income Tax imposed on or payable by the Weyerhaeuser Group or any member thereof for any Tax period, (v) any Tax imposed on or payable by the WRECO Group or any member thereof for any Pre-Transaction Agreement Period, and (vi) all Taxes of any and all members of the Weyerhaeuser Group for any period by reason of any member of the WRECO Group being liable for such Taxes pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law or as a transferee, successor or otherwise.

“Weyerhaeuser Issue” has the meaning set forth in Section 5.02(b).

“Weyerhaeuser Representation Letter” means the representation letters executed by Weyerhaeuser in connection with the delivery of the Tax Opinion and the Parent Merger Tax Opinion.

“Weyerhaeuser Tax Assets” has the meaning set forth in Section 2.04.

“Weyerhaeuser Tax Attribute” means (i) any deductions or losses associated with WRI or the Coyote Springs Excluded Assets with respect to both federal and state Taxes and (ii) any Tax credits under Section 38 of the Code reflected on a Joint Return.

“WNR” has the meaning set forth in the recitals.

“WNR Affiliated Group” means, after December 31, 2009, WNR and each of its Subsidiaries, including any corporations that would be members of an affiliated group if they were includible corporations under Section 1504(b) of the Code (in each case, including any successors thereof), but excluding any entity that is a member of the WRECO Group.

“WRECO” has the meaning set forth in the preamble.

“WRECO Capital Stock” means (i) all classes or series of outstanding capital stock of WRECO for U.S. federal income Tax purposes, including common stock and all other instruments treated as outstanding equity in WRECO for U.S. federal income Tax purposes, and (ii) all options, warrants and other rights to acquire such capital stock.

“WRECO Group” means WRECO and each of its Subsidiaries, including any corporations that would be members of an affiliated group if they were includible corporations under Section 1504(b) of the Code (in each case, including any successors thereof), except for Pardee Coyote, WRI and any Subsidiary of WRI.

“WRECO Group Taxes” means, in each case other than Transfer Taxes and Transaction Taxes, (i) any Tax imposed on or payable by the WRECO Group or any member thereof for a Tax period beginning after the date of the Transaction Agreement, and (ii) any Tax imposed on or payable by the WRECO Group or any member thereof for the portion of a Straddle Period beginning after the date of the Transaction Agreement (other than any such Tax payable solely by reason of membership in any affiliated, consolidated, combined or unitary group at any time on or prior to the date of the Transaction Agreement, including by reason of Treasury Regulation Section 1.1502-6).

“WRECO Separate Return” means any Tax Return (other than a Joint Return) that includes any WRECO Group member (including any consolidated, combined or unitary Tax Return).

“WRECO Spin” has the meaning set forth in the recitals.

“Weyerhaeuser Subsidiary” shall have the meaning given to such term in the Transaction Agreement. For purposes of this Agreement, neither WRECO nor any WRECO Subsidiary shall be a Weyerhaeuser Subsidiary.

(b) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement.

SECTION 1.02. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II

Allocation of Taxes

SECTION 2.01. Ordinary Course Taxes. (a) Except as provided in Sections 2.02 and 2.03, Weyerhaeuser shall be responsible for, and shall indemnify, defend and hold harmless each RMT Group member from and against, all Weyerhaeuser Group Taxes.

(b) Except as provided in Sections 2.02 and 2.03, Parent shall be responsible for, and shall indemnify, defend and hold harmless Weyerhaeuser and each Weyerhaeuser Subsidiary from and against, all WRECO Group Taxes.

(c) If, with respect to any WRECO Group Tax, Weyerhaeuser or any Weyerhaeuser Subsidiary receives (or realizes) a Refund, Weyerhaeuser shall remit, or cause to be remitted, to WRECO, within 30 days, the amount of such Refund net of any Taxes incurred by Weyerhaeuser and the Weyerhaeuser Subsidiaries in connection with the Refund.

(d) Except as provided in Section 2.01(e), if, with respect to any Weyerhaeuser Group Tax, the RMT Group (or any member thereof) receives (or realizes) a Refund, Parent shall remit, or cause to be remitted, to WNR, within 30 days, the amount of such Refund net of any Taxes incurred by the RMT Group (or any member thereof) in connection with the Refund.

(e) Parent shall cause the WRECO Group, except to the extent not permitted by Law, to elect to forego carrybacks of any net operating losses, capital losses, credits or other Tax benefits of the WRECO Group to the extent such carryback would result in an adjustment to a Joint Return. If Weyerhaeuser or any Weyerhaeuser Subsidiary receives (or realizes) a Refund as a result of any carryback permitted by the previous sentence, Weyerhaeuser shall remit, or cause to be remitted, to WRECO, within 30 days, the amount of such Refund net of any Taxes incurred by Weyerhaeuser and the Weyerhaeuser Subsidiaries in connection with the Refund; provided, however, that, if a Taxing Authority subsequently reduces or disallows such Refund, Parent shall cause WRECO, within five days of the reduction or disallowance, to return to the relevant payor the amount previously remitted to WRECO, plus interest at the rate determined under applicable Tax Law.

(f) In any case in which a Tax is assessed with respect to a Straddle Period, the Taxes, if any, attributable to a Straddle Period shall be allocated (i) to the period up to and including the date of the Transaction Agreement, on the one hand, and (ii) to the period subsequent to the date of the Transaction Agreement, on the other hand, in proportion to the number of days in each such period.

SECTION 2.02. Transaction Taxes. (a) Subject to Section 2.02(c), Parent shall indemnify, defend and hold harmless Weyerhaeuser and each Weyerhaeuser Subsidiary from and against any Transaction Taxes attributable to:

(i) any inaccurate representation of fact, plan or intent made by Parent in Section 4.01(b) of this Agreement or in the Parent Representation Letter;

(ii) any action or omission by an RMT Group member in the Post-Distribution Period that is inconsistent with any covenant made by WRECO or Parent in this Agreement, including Section 4.02, other than any action or omission that was taken or omitted in reliance upon any representation, warranty or covenant made by Weyerhaeuser in this Agreement or the Weyerhaeuser Representation Letter to the extent such representation or warranty is incorrect or such covenant was breached, in whole or in relevant part; or

(iii) any other action or omission by an RMT Group member in the Post-Distribution Period, other than any action or omission (x) contemplated under any Transaction Document or (y) that was taken or omitted in reliance upon any representation, warranty or covenant made by Weyerhaeuser in this Agreement or the Weyerhaeuser Representation Letter to the extent such representation or warranty is incorrect or such covenant was breached, in whole or in relevant part.

(b) Subject to Section 2.02(c), Weyerhaeuser shall indemnify, defend and hold harmless each RMT Group member from and against any Transaction Taxes attributable to:

(i) any inaccurate representation of fact, plan or intent made by Weyerhaeuser in Section 4.01(a) of this Agreement or in the Weyerhaeuser Representation Letter;

(ii) any action or omission by Weyerhaeuser or a Weyerhaeuser Subsidiary that is inconsistent with any covenant made by Weyerhaeuser in this Agreement, including Section 4.02, other than any action or omission that was taken or omitted in reliance upon any representation, warranty or covenant made by Parent in this Agreement or the Parent Representation Letter to the extent such representation or warranty is incorrect or such covenant was breached, in whole or in relevant part; or

(iii) any other action or omission by Weyerhaeuser or a Weyerhaeuser Subsidiary, other than any action or omission (x) contemplated under any Transaction Document or (y) that was taken or omitted in reliance upon any representation, warranty or covenant made by Parent in this Agreement or the Parent Representation Letter to the extent such representation or warranty is incorrect or such covenant was breached, in whole or in relevant part.

(c) Parent shall not be liable for any Transaction Taxes under Section 2.02(a) if such Transaction Taxes would, in any event, have been imposed or incurred without regard to any action or omission by any member of the RMT Group described in Section 2.02(a) and Section 4.02 and as determined at such time; provided, however, notwithstanding anything to the contrary contained in this Agreement, Parent shall indemnify, defend and hold harmless Weyerhaeuser and each Weyerhaeuser Subsidiary from and against any Transaction Taxes resulting from or arising out of a Parent Section 355(e) Event, except for any such event that would not have been so taxable but for Weyerhaeuser’s breach of Section 4.01(a).

(d) Weyerhaeuser shall indemnify, defend and hold harmless each RMT Group member from and against any Transaction Taxes with respect to which neither party is liable under Section 2.02(a) or 2.02(b) above.

(e) The party liable for any Transaction Taxes shall be entitled to any Refund of such Transaction Taxes, and, if another party or any of its Subsidiaries receives (or realizes) any such Refund, it shall remit, or cause to be remitted, the amount of such Refund net of any Taxes incurred by such party or any of its Subsidiaries in connection with the Refund, within 30 days, to the party entitled to it under this Agreement.

(f) Notwithstanding anything to the contrary contained in this Agreement, Weyerhaeuser shall be solely responsible for, and shall indemnify, defend and hold harmless Parent and the WRECO Group from and against, any Taxes arising as a result of the Transactions from (i) gain recognized under Treasury Regulation Section 1.1502-19(b) in connection with an excess loss account with respect to the WRECO Capital Stock or the capital stock of any Subsidiary of WRECO, in each case at the time of the WRECO Spin, (ii) net deferred gains taken into account under Treasury Regulation Section 1.1502-13(d) associated with deferred intercompany transactions between a WRECO Group member and a Weyerhaeuser Group member, (iii) any gain recognized under Section 361(b) of the Code as a result of a distribution from WRECO to WNR prior to the WRECO Spin, and (iv) any gains described in clauses (i) through (iii) that are imposed under similar state and local Tax Law.

SECTION 2.03. Transfer Taxes. Transfer Taxes are considered WRECO Group Taxes and the RMT Group shall be liable for any such Taxes. The parties shall cooperate in good faith to minimize the amount of any Transfer Taxes and obtain any Refunds therefor. If Weyerhaeuser or any Weyerhaeuser Subsidiary receives a Refund of any Transfer Taxes, Weyerhaeuser shall remit, or cause to be remitted, within 30 days, the Refund to the RMT Group net of Taxes incurred by Weyerhaeuser and the Weyerhaeuser Subsidiaries in connection with the Refund.

SECTION 2.04. Entitlement to Tax Attributes. (a) Notwithstanding anything to the contrary in this Agreement or in the Tax Allocation Agreement between WNR and WRECO, Weyerhaeuser and the Weyerhaeuser Subsidiaries shall be entitled to any Tax deduction or credit, as the case may be, of the WRECO Group (or any member thereof) relating to (i) the exercise of compensatory stock options issued (in amounts consistent with past custom and practice) on or prior to December 31, 2013, with respect to Weyerhaeuser Common Shares and (ii) any Weyerhaeuser Tax Attributes (the items described in clauses (i) and (ii), collectively, the “Weyerhaeuser Tax Assets”). Weyerhaeuser shall, and shall cause each Weyerhaeuser Subsidiary to, to the extent permitted by Law, claim any Tax deduction or credit described in this Section 2.04(a) on a Tax Return that includes as Weyerhaeuser Group member. In connection therewith, in the event that the RMT Group (or any member thereof) actually utilizes any Weyerhaeuser Tax Asset to reduce its Tax liability (determined by treating any Weyerhaeuser Tax Asset that is a deduction as the last item of deduction claimed on a Tax Return of the RMT Group), Parent shall make a payment to WNR in an amount equal to the overall net reduction in Tax liability realized as a result of utilizing the relevant Weyerhaeuser Tax Asset, taking into account the net effect of all federal, state and local Taxes. Any such payment shall be made within 30 days after the RMT Group (or any member thereof), as the case may be, realizes such reduction in Tax liability by way of a Refund or otherwise. To the extent any Weyerhaeuser Tax Assets are subsequently increased for any reason, Parent shall pay WNR for the benefit of any such increase in a manner consistent with this provision. To the extent that, following a Final Determination, the RMT Group (or any member thereof) is unable to utilize a Weyerhaeuser Tax Asset (or portion thereof) to reduce its Tax liability, then Weyerhaeuser shall cause WNR to repay to Parent any amount previously paid to WNR with respect to such Weyerhaeuser Tax Asset (or portion thereof), plus interest (at the rate determined under applicable Tax Law) from the date of payment to WNR through the date of WNR’s repayment.

(b) Weyerhaeuser and WNR shall in good faith allocate tax attributes arising in the Pre-Distribution Period between the Weyerhaeuser Group and the RMT Group in accordance with the Code and Treasury Regulations, including Treasury Regulation Section 1.1502-21, 1.1502-21T, 1.1502-22, 1.1502-79, 1.1502-95(c), and Proposed Regulations Section 1.1502-55(h) (and any applicable state, local and foreign Laws); provided, that earnings and profits shall be allocated, pursuant to Treasury Regulation Section 1.1502-33(e)(3), in accordance with Section 312(h) of the Code and Treasury Regulation Section 1.312-10(a).

SECTION 2.05. Transfer of WRI and the Coyote Springs Excluded Assets. To the extent losses associated with WRI and the Coyote Springs Excluded Assets are allowed as a result of the Distribution, the parties agree that any Weyerhaeuser Tax Attributes arising from such losses will be properly recognized while WRECO is a member of the WNR consolidated group under Treasury Regulation Section 1.1502-76(b)(1)(ii), and shall report the losses consistent herewith. Notwithstanding anything to the contrary in this Agreement, Weyerhaeuser shall be responsible for any Transfer Taxes attributable to the transfer of WRI and the Coyote Springs Excluded Assets.

SECTION 2.06. Additional Costs. Each party shall be entitled to indemnification for Additional Costs related to any indemnity payment under this Agreement.

ARTICLE III

Tax Return Filing and Payment Obligations

SECTION 3.01. Tax Return Preparation and Filing. (a) From and after the Closing Date, Weyerhaeuser shall (i) prepare and file, or cause to be prepared and filed, all Joint Returns, (ii) subject to Section 3.01(d), prepare and file all WRECO Separate Returns and any related documents or statements required (or permitted) to be filed by any WRECO Group member for any taxable period ending on or prior to the date of the Transaction Agreement and (iii) pay, or cause to be paid, all Taxes shown to be due and payable on such Tax Returns. Parent shall pay Weyerhaeuser for any Taxes shown as due on any Tax Return filed under this Section 3.01(a) for which it has an indemnity obligation under Section 2.01(b) at least two days prior to the filing deadline for Tax Return (including any applicable extensions).

(b) From and after the Closing Date, Parent shall (i) subject to Section 3.01(d), prepare and file, or cause to be prepared and filed, all WRECO Separate Returns for any Straddle Period, (ii) prepare and file, or cause to be prepared and filed, all WRECO Separate Returns and any related documents or statements required (or permitted) to be filed by any WRECO Group member for any Post-Distribution Period, (iii) prepare and file, or cause to be prepared and filed, all Transfer Tax Returns and (iv) pay, or cause to be paid, all Taxes shown to be due and payable on the Tax Returns described in clauses (i), (ii) and (iii). Weyerhaeuser shall pay Parent for any Taxes shown as due on any Tax Return filed under this Section 3.01(b) for which it has an indemnity obligation under Section 2.01(a) at least two days prior to the filing deadline for Tax Return (including any applicable extensions).

(c) Except as provided in Section 3.02 and with respect to Tax Returns subject to Section 3.01(d), the party required to prepare a return pursuant to Section 3.01(a) or Section 3.01(b) shall determine, with respect to such return: (i) the manner in which such Tax Return shall be prepared and filed, including the manner in which any item of income, gain, loss, deduction or credit shall be reported thereon and the allocation of items, (ii) whether any extensions of time to file any such Tax Return will be requested or any amended Tax Return will be filed and (iii) the elections that will be made on any such Tax Return. In the absence of a change in Law or circumstances requiring the contrary, any Joint Return relating to a member of the WRECO Group and any WRECO Separate Return for a period ending on or before the Distribution Date shall be prepared, where applicable, on a basis consistent with the WRECO Group’s elections, accounting methods, conventions and principles of taxation used for the most recent Tax periods for which Tax Returns of the WRECO Group involving similar matters have been filed.

(d) The party that is required to prepare a WRECO Separate Return pursuant to Section 3.01(a)(ii) or Section 3.01(b)(i) shall submit to the other party a draft of any such

WRECO Separate Return required to be filed after the Closing Date at least, in the case of income Tax Returns, 30 days prior to the due date (taking into account any applicable extensions) for filing such Tax Return. The non-preparing party shall be deemed to have agreed to the applicable income Tax Return, as prepared by the preparing party, unless the non-preparing party delivers a Penalty Objection to the preparing party within 10 days of delivery of such income Tax Return. If the non-preparing party delivers to the preparing party a timely Penalty Objection with respect to income Tax Returns, the parties shall negotiate in good faith to resolve all disputed issues. If the parties are unable to resolve all disputed issues within the following 10-day period, they shall submit the remaining disputed issues to the Tax Advisor for resolution at least five days prior to the due date for filing the applicable income Tax Return (including extensions). The preparing party’s return positions with respect to the disputed issues shall be upheld except for any such positions that the Tax Advisor concludes do not satisfy the Applicable Penalty Standard. The non-preparing party shall be liable for all fees and expenses of the Tax Advisor incurred under this Section 3.01(d); provided, however, that the preparing party shall be liable for all such fees and expenses incurred with respect to any Tax Return for which the Tax Advisor concludes a preparing party return position did not satisfy the Applicable Penalty Standard. In the case of Tax Returns that are not Income Tax Returns (including Business and Occupations Tax Returns for the State of Washington) (“Non-Income Tax Returns”) the preparing party will deliver drafts of such Non-Income Tax Returns at least two days prior to the date on which such Non-Income Tax Returns are required to be filed.

(e) Parent shall not cause or permit any WRECO Group member to file any amended Tax Return with respect to a Joint Return or a WRECO Separate Return for any Pre-Transaction Agreement Period.

(f) Except as required by any Transaction Document, Parent shall not cause or permit any WRECO Group member to take any action on the Closing Date other than in the ordinary course of business, including the sale of any assets, distribution of any dividend or making of any Tax election.

SECTION 3.02. Treatment of Transactions. The parties shall report the Transactions for all Tax purposes in a manner consistent with the Tax Opinion, unless, and then only to the extent, an alternative position is required pursuant to a Final Determination. Except in the case of a WRECO Separate Return, a Transfer Tax Return and a Tax Return of the RMT Group, Weyerhaeuser shall determine the Tax reporting of any issue relating to the Transactions that is not covered by the Tax Opinion.

ARTICLE IV

Tax-Free Treatment of Distribution and Related Transaction

SECTION 4.01. Representations. (a) Weyerhaeuser represents and warrants to Parent that, as of the Closing Date, (i) Weyerhaeuser knows of no facts that could cause any Transaction to fail to qualify for Intended Tax Treatment, (ii) Weyerhaeuser has no plan or intention to take any action inconsistent with the Weyerhaeuser Representation Letter or any covenant of Weyerhaeuser set forth this Agreement and (iii) no pre-Distribution acquisition or sale of Weyerhaeuser Common Shares by Weyerhaeuser or any Weyerhaeuser Subsidiary will be part of a plan (or series of related transactions), within the meaning of Section 355(e)(2)(A)(ii) of the Code and Treasury Regulation Section 1.355-7(b), that includes the Distribution.

(b) Parent represents and warrants to Weyerhaeuser that, as of the Closing Date, (i) Parent knows of no facts that could cause any Transaction to fail to qualify for Intended Tax Treatment and (ii) Parent has no plan or intention to take any action inconsistent with the Parent Representation Letter or any covenant of the RMT Group member set forth in this Agreement. Parent further represents and warrants that, immediately before the Effective Time, the amount of shares of Parent Capital Stock treated as outstanding for purposes of Section 355(e) of the Code will not exceed 33,000,000 shares. Any equity-based compensation awards in respect of Parent Capital Stock outstanding immediately before the Effective Time shall be treated as vested or exercised, as the case may be, and the resulting Parent Capital Stock shall be treated as outstanding stock for purposes of the calculation in the immediately preceding sentence.

SECTION 4.02. Covenants. (a) During the Restricted Period, (i) Weyerhaeuser shall not, and shall not permit any Weyerhaeuser Subsidiary (or any officers or directors acting on behalf of Weyerhaeuser or any Weyerhaeuser Subsidiary, or any Person acting with the implicit or explicit permission of any such officers or directors) to, take or fail to take any action if such action (or the failure to take such action) would (A) be inconsistent with any covenant, representation or statement made by Weyerhaeuser in the Weyerhaeuser Representation Letter or in this Agreement or (B) prevent, or be reasonably likely to prevent, any Transaction from qualifying for Intended Tax Treatment, and (ii) Parent shall not, and shall not permit any RMT Group member (or any officers or directors acting on behalf of any RMT Group member, or any Person acting with the implicit or explicit permission of any such officers or directors) to, take or fail to take any action if such action (or the failure to take such action) would (A) be inconsistent with any covenant, representation or statement made by Parent in the Parent Representation Letter or in this Agreement or (B) prevent, or be reasonably likely to prevent, any Transaction from qualifying for Intended Tax Treatment.

(b) Without limiting the generality of Section 4.02(a), during the Restricted Period, subject to Section 4.02(d), Parent shall not, and shall not permit any RMT Group member (or any officers or directors acting on behalf of any RMT Group member, or any Person acting with the implicit or explicit permission of any such officers or directors) to:

(i) enter into any agreement, understanding, arrangement or substantial negotiations, as defined in Treasury Regulation Section 1.355-7(h), pursuant to which any Person would (directly or indirectly) acquire, or have the right to acquire Parent Capital Stock or WRECO Capital Stock. For these purposes, an acquisition of Parent Capital Stock or WRECO Capital Stock, as applicable, shall include, without limitation, any recapitalization, repurchase or redemption of Parent Capital Stock or WRECO Capital Stock, any issuance of Parent Capital Stock or WRECO Capital Stock (including any nonvoting stock) or an instrument exchangeable or convertible into Parent Capital Stock or WRECO Capital Stock (whether pursuant to an exercise of stock options, as a result of a capital contribution to Parent or WRECO, as applicable, or otherwise), any option grant, any amendment to the certificate or articles of incorporation (or other organizational document) of Parent or WRECO, as applicable, or any other action (whether effected through a shareholder vote or otherwise) affecting the voting rights of Parent Capital Stock or WRECO Capital Stock (including through the conversion of any Parent Capital Stock or WRECO Capital Stock into another class of capital stock); provided, however, that (A) WRECO shall be permitted to issue WRECO Capital Stock to Parent; (B) Parent shall be permitted to issue options, restricted stock, and deferred stock units in respect of a number of shares of Parent Capital Stock and that does not exceed the Option Amount pursuant to an employee stock purchase agreement, equity compensation agreement, retirement plan or other compensation arrangement; (C) vesting of any restricted stock or deferred stock units that a Safe Harbor VIII Person is entitled to receive (or would be entitled to receive upon achieving the relevant hurdles in existence) as of the Effective Time shall not be treated as an acquisition of Parent Capital Stock for purposes of this Section 4.02(b)(i); (D) Parent shall be permitted to issue Parent Capital Stock to a Safe Harbor VIII Person pursuant to the exercise of an option to acquire Parent Capital Stock that was granted at or prior to the Effective Time; (E) with respect to any issuances of options, restricted stock or deferred stock units in respect of shares of Parent Capital Stock in excess of the Option Amount, after Weyerhaeuser’s receipt and acceptance of, and solely to the extent consistent with, an Equity Compensation Opinion delivered to Weyerhaeuser by Parent, until the earlier of (1) any amendment of the Covered Compensation Arrangement and (2) a change in applicable Tax Law, Parent or WRECO, as applicable, may issue options, restricted stock and deferred stock units in respect of Parent Capital Stock and WRECO Common Stock pursuant to an employee stock purchase agreement, equity compensation agreement, retirement plan or other compensation arrangement that is described in the Equity Compensation Opinion (such arrangement, the “Covered Compensation Arrangement”), and Parent or WRECO, as applicable, may issue the shares of Parent Capital Stock or WRECO Capital Stock underlying such options, restricted stock and/or deferred stock units upon the exercise or vesting thereof, and any such shares shall not be treated as an acquisition of Parent Capital Stock or WRECO Capital Stock, as applicable; (F) subject to compliance with Section 4.02(d), Parent may redeem, retire, repurchase or otherwise acquire Parent Capital Stock in a manner that complies with the requirements of Revenue Procedure 96-30 (as in effect prior to the release of Revenue Procedure 2003-48); and (G) Parent may adopt a shareholder rights plan (and issue Parent Capital Stock in accordance therewith) that is described in or is similar to the shareholder rights plan described in IRS Revenue Ruling 90-11 (for this purpose a shareholder rights plan will be considered similar to the plan described in IRS Revenue Ruling 90-11 only if the principal purpose for the adoption of the plan providing for such rights is to establish a mechanism by which a publicly held corporation can, in the future, provide shareholders with rights to purchase stock at substantially less than fair market value as a means of responding to unsolicited offers to acquire the corporation);

(ii) merge or consolidate Parent or WRECO with any other Person, or liquidate or partially liquidate Parent or WRECO;

(iii) cause or permit Parent or WRECO to be treated as other than a corporation for U.S. federal income Tax purposes; or

(iv) cause or permit WRECO to cease to engage in the Active Trade or Business, or engage in any transaction that could result in WRECO ceasing to be a company whose separate affiliated group, as defined in Section 355(b)(3)(B) of the Code, is so engaged; provided, however, that, after the Merger, the WRECO Group shall, with respect to transactions not in the ordinary course of business, be permitted to sell, transfer or otherwise dispose of assets with an aggregate value up to 33 1/3% of its assets (determined based on the gross fair market value of the WRECO Group’s assets immediately before the Closing Date) in the aggregate; provided, however, that nothing herein shall prevent the WRECO Group from selling or disposing of assets in the ordinary course of business and any such sales shall be disregarded for purpose of applying the limitation set forth in this Section 4.02(b)(iv).

(c) To the extent that as a result of a subsequent amendment to the Code or the Treasury Regulations, any action or a failure to take any action by Weyerhaeuser and the Weyerhaeuser Subsidiaries or an RMT Group member could affect any Transaction’s qualification for the Intended Tax Treatment, then the covenants contained in Section 4.02(a)(i)(B) and in Section 4.02(a)(ii)(B) shall automatically be deemed to incorporate by reference such actions and the failure to take such actions, and the RMT Group shall comply with the requirements of the relevant amendment through the end of the Restricted Period; provided, however, that no such action or failure to take any such action before the date the relevant amendment is enacted shall constitute a breach of such Sections to the extent such actions or failure to take such actions would not have otherwise constituted a breach of such Sections before such date.

(d) Parent shall not, and shall not permit any RMT Group member to, take any action prohibited by Sections 4.02(b) and (c), unless (i) Weyerhaeuser receives prior written notice describing the proposed action in reasonable detail and (ii) Parent delivers to Weyerhaeuser (A) an Unqualified Opinion and Weyerhaeuser, in its reasonable discretion, which discretion shall be exercised in good faith solely to preserve the Intended Tax Treatment, provides its written consent permitting the proposed action, or (B) a Ruling. Weyerhaeuser’s obligation to cooperate in connection with Parent’s delivery of an Unqualified Opinion or Ruling is as expressly set forth in Section 5.05(b) below. The right of Weyerhaeuser and the Weyerhaeuser Subsidiaries to indemnification for Transaction Taxes shall be determined without regard to whether the RMT Group satisfies any or all of the requirements of this Section 4.02(d).

ARTICLE V

Tax Contests; Indemnification; Cooperation

SECTION 5.01. Notice of Tax Contests. If any party (the “Indemnitee”) receives written notice of the commencement of any Tax Contest for which indemnity may be sought under this Agreement, and such Indemnitee intends to seek indemnity pursuant to this Agreement, the Indemnitee shall promptly provide the other party (the “Indemnifying Party”) with written notice of such Tax Contest, and thereafter shall promptly forward or make available to the Indemnifying Parties copies of all notices and communications with a Taxing Authority solely to the extent relating to such Tax Contest. Failure of the Indemnitee to give such notice will not relieve the Indemnifying Parties from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is materially prejudiced thereby.

SECTION 5.02. Control of Tax Contests. (a) Except as provided in Section 5.02(b), Weyerhaeuser shall have the right to (i) contest, compromise or settle any adjustment or deficiency proposed or asserted with respect to any Tax liability of a Weyerhaeuser Group member, any Tax liability reflected on a Joint Return, or any tax liability reflected on a WRECO Separate Return for a Pre-Transaction Agreement Period, and (ii) file, prosecute, compromise or settle any Adjustment Request (and determine the manner in which any Refund shall be received) with respect to any such Taxes for any such period. If any Tax Contest described in the preceding sentence relates to WRECO Group Taxes or Transaction Taxes with respect to which Parent could be liable under Section 2.02(a) (either an “RMT Issue”), (A) Weyerhaeuser shall (1) keep Parent fully informed, in all material respects, regarding the progress of the prosecution or defense of such Tax Contest, (2) promptly provide Parent with copies of any correspondence relating to Taxes received from any Taxing Authority in connection with such Tax Contest and (3) provide Parent with drafts of any correspondence relating to Taxes from Weyerhaeuser to any Taxing Authority in connection with such Tax Contest and provide Parent with a reasonable opportunity to comment on such correspondence and (B) if Parent acknowledges its liability in writing for all the Taxes that would be owed to a Taxing Authority in the event of an adverse determination with respect to the RMT Issue, Weyerhaeuser shall not settle or compromise such RMT Issue without Parent’s written consent, which consent may not be unreasonably withheld, delayed or conditioned. If Parent withholds its consent to a settlement or compromise described in clause (B) above, Parent shall be liable for any Taxes resulting from a Final Determination to the extent the basis for the Final Determination is such that the RMT Group would have liability for the applicable Taxes under this Agreement or if the Final Determination fails to clearly articulate the basis for liability such that it is not reasonably ascertainable which party would be liable for the Taxes under this Agreement. Weyerhaeuser and Parent shall use their reasonable best efforts to ensure that the Final Determination clearly provides the basis for such determination.

(b) Parent shall have the right to (i) contest, compromise or settle any adjustment or deficiency proposed or asserted with respect to any Tax liability reflected on any WRECO Separate Return for a period ending after the date of the Transaction Agreement (including any Straddle Period) and any Tax liability reflected on a Transfer Tax Return, and (ii) file, prosecute, compromise or settle any Adjustment Request (and determine the manner in which any Refund shall be received) with respect to any Tax reflected on such Tax Returns for such period. If any Tax Contest described in the preceding sentence relates to Weyerhaeuser Group Taxes or Transaction Taxes with respect to which Weyerhaeuser could be liable under Section 2.02(b) (either, a “Weyerhaeuser Issue”), (A) Parent shall (1) keep Weyerhaeuser fully informed, in all material respects, regarding the progress of the prosecution or defense of such Tax Contest, (2) promptly provide Weyerhaeuser with copies of any correspondence relating to Taxes received from any Taxing Authority in connection with such Tax Contest and (3) provide Weyerhaeuser with drafts of any correspondence relating to Taxes from Parent to any Taxing Authority in connection with such Tax Contest and provide Weyerhaeuser with a reasonable opportunity to comment on such correspondence and (B) if Weyerhaeuser acknowledges its liability in writing for all the Taxes that would be owed to a Taxing Authority in the event of an adverse determination with respect to the Weyerhaeuser Issue, Parent shall not settle or compromise such Weyerhaeuser Issue without Weyerhaeuser’s written consent, which consent may not be unreasonably withheld, delayed or conditioned. If Weyerhaeuser withholds its consent to a settlement or compromise described in clause (B) above, Weyerhaeuser shall be liable for any Taxes resulting from a Final Determination to the extent the basis for the Final Determination is such that the Weyerhaeuser Group would have liability for the applicable Taxes under this Agreement or if the Final Determination fails to clearly articulate the basis for liability such that it is not reasonably ascertainable which party would be liable for the Taxes under this Agreement. Weyerhaeuser and Parent shall use reasonable best efforts to ensure that the Final Determination clearly provides the basis for such determination.

SECTION 5.03. Indemnification Payments. (a) The Indemnitee shall notify the Indemnifying Party promptly in writing of its discovery of any matter that does not involve a Tax Contest giving rise to the claim of indemnity pursuant to this Agreement. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have 10 days from receipt of any such notice to give notice of a dispute of the claim to the Indemnitee. The Indemnitee shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Unless the Indemnifying Party gives notice of a dispute of the claim within such 10-day period, the Indemnifying Party shall make the claimed payment to the Indemnitee within 10 days after receiving notice of (i) the Indemnitee’s payment of a Tax for which the Indemnifying Party is liable under this Agreement or (ii) a Final Determination which results in the Indemnifying Party becoming obligated to make a payment to the Indemnitee under this Agreement.

(b) Parent shall not be required to make any payments under this Agreement to Weyerhaeuser or any Weyerhaeuser Subsidiary until the aggregate amount of such payments due (but for this Section 5.03(b)) exceeds the net amount paid by WRECO to WNR after the date of the Transaction Agreement in respect of (without duplication), (i) WRECO Group Taxes or (ii) payables that arise after the date of the Transaction Agreement pursuant to the Tax Allocation Agreement, dated January 1, 2010, between WNR and WRECO, and thereafter Parent shall only be required to make payments to the extent of such excess. Weyerhaeuser will provide Parent with evidence of the amounts described in clauses (i) and (ii) above, in a form mutually agreed upon by the parties. For purposes of calculating the net amount paid by WRECO to WNR in the previous sentence, any increase after the date of the Transaction Agreement in the amount of Intercompany Debt in respect of Taxes or payables described in clause (i) or (ii) above shall be taken into account as a payment from WRECO to WNR.

SECTION 5.04. Treatment of Indemnity Payments. In the absence of a Final Determination to the contrary, any amount payable with respect to any Tax under this Agreement shall be treated as occurring immediately prior to the WRECO Spin, as an intercompany distribution or a contribution to capital, as the case may be.

SECTION 5.05. Cooperation. (a) Each of Weyerhaeuser and Parent shall, and shall cause its Subsidiaries to, subject to Section 5.05(b) below, cooperate fully with all reasonable requests from the other parties in connection with the preparation and filing of Tax Returns and Adjustment Requests, the resolution of Tax Contests and any other matters covered herein. If any parties fail to comply with any of their obligations set forth in this Section 5.06(a), and such failure results in the imposition of additional Taxes, the nonperforming parties shall be liable for such additional Taxes.

(b) In connection with the foregoing, Weyerhaeuser shall, at Parent’s sole expense, reasonably cooperate with Parent, upon its written request, in connection with obtaining (i) a Ruling or (ii) an Unqualified Opinion. Such cooperation shall include Weyerhaeuser providing any information, submissions, representations and covenants reasonably requested by a recipient that has previously executed with Weyerhaeuser an appropriate confidentiality agreement, in form and substance satisfactory to Weyerhaeuser and that permits reliance by Weyerhaeuser. This Section 5.05 shall not require Weyerhaeuser to take any action (including the provision of information, submissions, representations or covenants) that could reasonably be expected to affect Weyerhaeuser’s indemnity obligation for Taxes under this Agreement, decrease in any respect Parent’s indemnity obligation for Taxes under this Agreement, or cause Weyerhaeuser or any Weyerhaeuser Subsidiary to have any liability to any third party, including any liability for increased Taxes. Parent acknowledges and agrees that, in the case of a Ruling, Parent shall immediately notify Weyerhaeuser if the IRS seeks any non-publicly available information regarding Weyerhaeuser or any of its Affiliates, and Parent shall not provide any such information to the IRS without Weyerhaeuser’s written consent, which consent can be withheld or provided in Weyerhaeuser’s sole and absolute discretion. Parent shall promptly withdraw any such Ruling request (and immediately notify Weyerhaeuser in writing of such withdrawal) if Weyerhaeuser does not affirmatively consent to provide the requested information within 48 hours of Parent’s notification to Weyerhaeuser regarding the request therefor. Parent shall provide to Weyerhaeuser, for its review and approval prior to filing, a copy of any Ruling request and any other submissions made to the IRS in connection therewith, and Parent shall provide to Weyerhaeuser a copy of any Ruling obtained in connection with such request.

SECTION 5.06. Tax Records. Each of Weyerhaeuser and Parent shall, and shall cause its Subsidiaries to, retain all Tax Records in its possession relating to or relevant to any Tax matter for which any party may have an indemnity obligation hereunder until expiration of the statute of limitations of the Tax periods to which such Tax Records relate (giving effect to any valid extensions made known to the Purchaser) plus six months.

SECTION 5.07. Confidentiality. Any information or documents provided under this Agreement shall be kept confidential by the recipient parties, except as may otherwise be necessary in connection with the filing of any Tax Return or the resolution of any Tax Contest. In addition, if Weyerhaeuser, WRECO or Parent determines that providing such information could be commercially detrimental, violate any Law or agreement or waive any privilege, the parties shall use their reasonable best efforts to permit compliance with the obligations under this Agreement in a manner that avoids any such harm or consequence.

ARTICLE VI

Dispute Resolution

SECTION 6.01 Tax Disputes. The parties hereto shall negotiate in good faith to resolve any dispute arising in connection with this Agreement within 30 days of the date on which any such dispute arises. Upon written notice by a party after such 30-day period, the matter will be referred to a U.S. tax counsel or other tax advisor of recognized national standing (the “Tax Advisor”). Weyerhaeuser and Parent shall negotiate in good faith to jointly select a Tax Advisor within five days of such written notice. If Weyerhaeuser and Parent do not agree on the selection of the Tax Advisor within such five-day period, the Tax Advisor shall be selected by Weyerhaeuser’s and Parent’s respective U.S. tax counsel or other advisors of recognized national standing within the following 10-day period. The Tax Advisor may, in its discretion, obtain the services of any third party necessary to assist it in resolving the dispute. The Tax Advisor shall furnish written notice to the parties of its resolution of the dispute as soon as practicable, but in any event no later than 90 days after acceptance of the matter for resolution. Any such resolution by the Tax Advisor shall be binding on the parties, and the parties shall take, or cause to be taken, any action necessary to implement such resolution. All fees and expenses of the Tax Advisor shall be shared equally by Weyerhaeuser and Parent. If any dispute regarding the preparation of a Tax Return is not resolved before the due date for filing such return, the return shall be filed in the manner deemed correct by the party responsible for filing the return without prejudice to the rights and obligations of the parties hereunder, provided that the preparing party shall file an amended Tax Return, within 10 days after the completion of the process set forth in this Section 6.01, reflecting any changes made in connection with such process.

ARTICLE VII

General Provisions

SECTION 7.01. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be addressed to a party at the following address for such party:

(i) if to Weyerhaeuser, to:

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Attention: Sandy McDade

Facsimile: (253) 928-2185

Email: sandy.mcdade@weyerhaeuser.com

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Richard Hall and Erik Tavzel

Facsimile: (212) 474-3700

Email: rhall@cravath.com and etavzel@cravath.com

(ii) if to Parent or WRECO, to:

TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, CA 92612

Attention: Doug Bauer

Facsimile: (949) 478-8601

Email: Doug.Bauer@TriPointeHomes.com

with a copy to:

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, CA 92612

Attention: Michael Flynn

Facsimile: (949) 475-4774

Email: mflynn@gibsondunn.com

or to such other address(es) as shall be furnished in writing by any such party to the other parties hereto in accordance with the provisions of this Section 7.01.

SECTION 7.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

SECTION 7.04. Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the other Transaction Documents, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 7.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 7.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 7.07. Amendment; Waiver. This Agreement may be amended by the parties hereto at any time. Any amendment to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the parties hereto. The parties hereto may, to the extent permitted under applicable Law, waive compliance with any of the terms or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights.

SECTION 7.08. Termination. This Agreement shall automatically terminate, without further action by any party hereto, upon the termination of the Transaction Agreement pursuant to Section 11.01 thereof. In the event of any such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weyerhaeuser, WRECO and Parent and Merger Sub or any other Person, other than Section 5.07 and this Article VII, which provisions shall survive such termination.

SECTION 7.09. Survival. All Sections of this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time (except to the extent any Sections expressly provide for an earlier date, in which case, as of such date).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

WEYERHAEUSER COMPANY,

By

Name:
Title:

WEYERHAEUSER REAL ESTATE COMPANY,

By

Name:
Title:

TRI POINTE HOMES, INC.,

By

Name:
Title:

[Signature Page to Tax Sharing Agreement]

Annex D

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of November 3, 2013 (this “Agreement”), is between Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”) and the stockholders of TRI Pointe Homes, Inc., a Delaware corporation (“Parent”), listed on Schedule A hereto (each, a “Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, Weyerhaeuser, Weyerhaeuser Real Estate Company (“WRECO”), a Washington corporation, Parent, and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the merger of Merger Sub with and into WRECO (the “Merger”), with WRECO surviving the Merger and becoming a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record owner of the number of shares of Parent Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Parent Common Stock, the “Subject Shares” of such Stockholder); and

WHEREAS, as a condition to its willingness to enter into the Transaction Agreement, Weyerhaeuser has requested that each Stockholder enter into this Agreement, and each Stockholder desires to enter into this Agreement to induce Weyerhaeuser to enter into the Transaction Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

SECTION 1.01. Definitions. (a) For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning given to such term in the Transaction Agreement, except that for purposes of this Agreement, Parent or any Person controlled by Parent shall be deemed not to be an Affiliate of a Stockholder.

“Agreement” has the meaning set forth in the preamble.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of January 30, 2013, among Parent, VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs, as may be amended on or after the date hereof as contemplated by the Transaction Agreement.

“Merger” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the preamble.

“Stockholder” has the meaning set forth in the preamble.

“Subject Shares” has the meaning set forth in the recitals.

“Transaction Agreement” has the meaning set forth in the recitals.

“Transfer” has the meaning set forth in Section 3.03.

“Weyerhaeuser” has the meaning set forth in the preamble.

“WRECO” has the meaning set forth in the recitals.

(b) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement.

SECTION 1.02. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II

Representations and Warranties of Each Stockholder

Each of the Stockholders, jointly and severally, represents and warrants to Weyerhaeuser that:

SECTION 2.01. Organization. If such Stockholder is a trust, such Stockholder is a trust duly formed and validly existing under the Laws of the its jurisdiction of formation pursuant to a declaration of trust or similar trust formation document currently in effect.

SECTION 2.02. Ownership of Subject Shares. Such Stockholder is the record and beneficial owner of (or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of) and has good and valid title to, the Subject Shares set forth opposite his or its name on Schedule A, free and clear of all Liens, except for any Liens created by this Agreement. Such Stockholder does not own, of record or beneficially, any Parent Common Stock other than the Subject Shares of such Stockholder. Such Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except for the Investor Rights Agreement and except as contemplated by this Agreement.

SECTION 2.03. Authority; Execution and Delivery; Enforceability. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder (including, if such Stockholder is a trust, the necessary power and authority under its trust documents). The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of his or its obligations hereunder have been duly authorized by all necessary action, and no other action on the part of such Stockholder are necessary to authorize this Agreement or the performance by such Stockholder of his or its obligations hereunder. Such Stockholder has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Weyerhaeuser, this Agreement constitutes his or its legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). If such Stockholder is a married individual and the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered, and constitutes a legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). If such Stockholder is a trust, no trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or the performance such Stockholder’s obligations hereunder.

SECTION 2.04. No Conflicts; Governmental Approvals. The execution and delivery by such Stockholder of this Agreement do not, and the compliance by such Stockholder with the terms hereof will not, conflict with, or result in any violation of or default (or an event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any provision of (i) any Contract to which such Stockholder is a party or by which any of his or its properties or assets is bound or (ii) subject to the filings and other matters referred to in Section 2.04(b), any Judgment or Law applicable to such Stockholder or his or its properties or assets, other than, in the case of each of clauses (i) and (ii) above, any such item that, individually or in the aggregate, has not been and would not reasonably be expected to be material and adverse to the ability of such Stockholder to perform his or its obligations hereunder.

(a) No Governmental Approval is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement, other than compliance by such Stockholder with and filings under Sections 13(d) and 16 of the Exchange Act.

SECTION 2.05. Litigation. There is no Action pending or, to the knowledge of such Stockholder, any claim that has been asserted against or affecting such Stockholder with respect to an Action (and such Stockholder is not aware of any basis for any such Action or claim), nor is there any Judgment outstanding against such Stockholder or to which any of his or its properties or assets is subject that, individually or in the aggregate, has been or would reasonably be expected to be material and adverse to the ability of such Stockholder to perform his or its obligations hereunder.

SECTION 2.06. Brokers. Except as specified in Section 6.19 of the Transaction Agreement, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Stockholder or any of his or its Affiliates.

ARTICLE III

Covenants of Stockholder

SECTION 3.01. Agreement to Vote. (a) Each of the Stockholders, jointly and severally, agrees that:

(i) at any meeting of the stockholders of Parent called to seek the Parent Stockholder Approval or in any other circumstances upon which a vote, consent or other approval of such Stockholder with respect to the Transaction Agreement or any of the Transactions is sought, such Stockholder shall vote, or cause to be voted, the Subject Shares of such Stockholder in favor of granting the Parent Stockholder Approval and any other actions reasonably requested by Weyerhaeuser and presented to the stockholders of Parent that are necessary and desirable in connection with the Parent Stockholder Approval and the Transactions, including the matters referred to in Section 6.05(c) of the Transaction Agreement; and

(ii) at any meeting of the stockholders of Parent or in any other circumstances upon which a vote, consent or other approval of such Stockholder is sought, such Stockholder shall vote, or cause to be voted, including by executing a written consent if requested by Weyerhaeuser, the Subject Shares of such Stockholder against (A) any Parent Acquisition Proposal or any other action, agreement or proposal made in opposition to or in competition with the consummation of the Merger and the issuance of

Parent Common Stock in the Merger, (B) any action, agreement or proposal involving Parent or any Parent Subsidiary that would reasonably be expected to result in a breach of any covenant, representation or warranty of Parent or Merger Sub under the Transaction Agreement and (C) any amendment of the certificate of incorporation or bylaws of Parent or any other action, agreement or proposal involving Parent or Parent Subsidiary that would materially impede, or frustrate, or prevent or nullify, any provision of the Transaction Agreement or the Transactions or change in any manner the voting rights of any class of the capital stock of Parent.

(b) The Stockholders shall not commit or agree to take any action inconsistent with any provision of Section 3.01(a).

SECTION 3.02. Irrevocable Proxy. Each Stockholder hereby irrevocably grants to, and appoints, Weyerhaeuser, and any individual designated in writing by Weyerhaeuser, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote the Subject Shares of such Stockholder, or grant a consent or approval in respect of such Subject Shares, in a manner consistent with Section 3.01. Each Stockholder understands and acknowledges that Weyerhaeuser is entering into the Transaction Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3.02 is given in connection with the execution of the Transaction Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. Each Stockholder shall, upon written request by Weyerhaeuser, as promptly as practicable execute and deliver to Weyerhaeuser a separate written instrument or proxy that embodies the terms of this irrevocable proxy set forth in this Section 3.02. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by any Stockholder, upon any termination of this Agreement pursuant to Section 4.10.

SECTION 3.03. Transfer and Other Restrictions. Except pursuant to this Agreement, each Stockholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing agreement) with respect to the Transfer of, any Subject Shares to any Person, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares that conflicts or is inconsistent with this Agreement, (iii) take any other action that would make any representation or warranty of the Stockholders contained herein untrue or incorrect or would restrict, limit or interfere with the performance of the Stockholders’ obligations hereunder or (iv) commit or agree to take any of the foregoing actions.

SECTION 3.04. Non-Solicitation. Each Stockholder shall not, and shall not authorize or permit any of his or its Affiliates or any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, the making of any proposal that constitutes or is reasonably likely to lead to a Parent Acquisition Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any Parent Acquisition Proposal. Each Stockholder shall, and shall cause his or its Affiliates and direct their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Parent Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Parent Stockholder Approval, each Stockholder may (and may authorize and permit his or its Affiliates and their respective Representatives to) furnish such information to, and participate in such discussions and negotiations with, a Person (other than such Stockholder or any of his or its Affiliates) making a Parent Acquisition Proposal (and its Representatives) to the same extent that Parent is permitted to do so pursuant to Section 9.15 of the Transaction Agreement. In the event that, pursuant to the foregoing sentence, a Stockholder or any of his or its Affiliates or any of their respective Representatives furnishes to a Person making a Parent Acquisition Proposal (or its Representatives) any non-public information that has not previously been furnished to Weyerhaeuser or its Representatives, such Stockholder shall furnish all such information to Weyerhaeuser substantially concurrently with the time it is provided to such Person. The Stockholders shall, as promptly as practicable, advise Weyerhaeuser orally and in writing of the receipt of any Parent Acquisition Proposal after the date hereof, the material terms and conditions of any such Parent Acquisition Proposal and the identity of the Person making any such Parent Acquisition Proposal. The Stockholders shall keep Weyerhaeuser reasonably informed of any material developments with respect to any such Parent Acquisition Proposal (including any material changes thereto). Nothing in this Section 3.04 shall be deemed to limit or affect any actions taken (or omitted to be taken) by a Stockholder who is an individual in his capacity as an officer or director of Parent to the extent such actions (or omissions) would be permitted under and are taken in compliance with the Transaction Agreement in such individual’s capacity as an officer or director of Parent.

SECTION 3.05. Commercially Reasonable Efforts. Each Stockholder shall, and shall cause his or its Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the parties to the Transaction Agreement in doing, all things necessary or advisable to cause the matters set forth on Exhibit D to the Transaction Agreement to occur on the Closing Date.

SECTION 3.06. Public Announcements. Each Stockholder shall, and shall cause his or its Affiliates to, consult with Weyerhaeuser regarding any press release or other public statement issued by the Stockholders or their Affiliates with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or court process, in which case such Stockholder shall, and shall cause his or its Affiliates to, use commercially reasonable efforts to consult in good faith with Weyerhaeuser before issuing any such press release or making any such public announcement.

ARTICLE IV

General Provisions

SECTION 4.01. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be addressed to a party at the following address for such party:

(i) if to Weyerhaeuser, to:

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Attention: Sandy McDade

Facsimile: (253) 928-2185

Email: sandy.mcdade@weyerhaeuser.com

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Richard Hall and Erik Tavzel

Facsimile: (212) 474-3700

Email: rhall@cravath.com and etavzel@cravath.com

(ii) if to a Stockholder, to the address for such Stockholder set forth on Schedule A;

or to such other address(es) as shall be furnished in writing by any such party to the other parties hereto in accordance with the provisions of this Section 4.01.

SECTION 4.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 4.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

SECTION 4.04. Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Transaction Agreement to the extent referenced herein, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 4.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 4.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 4.07. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4.08. Amendment; Waiver. This Agreement may be amended by the parties hereto at any time. Any amendment to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the parties hereto. The parties hereto may, to the extent permitted under applicable Law, waive compliance with any of the terms or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights.

SECTION 4.09. Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement.

SECTION 4.10. Termination. This Agreement, and all obligations of the parties hereunder, including the proxy set forth in Section 3.02, shall automatically terminate, without further action by any party hereto, upon the earliest of (i) the Effective Time, (ii) the termination of the Transaction Agreement pursuant to Section 11.01 thereof, (iii) any amendment or modification of the Transaction Agreement which would materially increase the number of shares of Parent Common Stock issuable in the Merger or the other consideration payable by Parent under the Transaction Agreement, unless each Stockholders has consented in writing to such amendment, and (iv) the mutual written agreement of each Stockholder and Weyerhaeuser. In the event of any such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weyerhaeuser or the Stockholders, other than (A) this Article IV, which provisions shall survive such termination and (B) liability for any breach of this Agreement prior to such termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

WEYERHAEUSER COMPANY

By

/s/ Patricia M. Bedient
Name:	Patricia M. Bedient
Title:	Executive Vice President and Chief Financial Officer

THOMAS J. MITCHELL

/s/ Thomas J. Mitchell

THE MITCHELL FAMILY TRUST U/D/T DATED FEBRUARY 8, 2000

/s/ Thomas J. Mitchell
Thomas J. Mitchell, Co-Trustee

/s/ Kelly R. Mitchell
Kelly R. Mitchell, Co-Trustee

[Signature Page to Voting Agreement]

Schedule A

Stockholder	Address	Number of Shares of Parent Common Stock
Thomas J. Mitchell	Thomas J. Mitchell c/o TRI Pointe Homes, Inc. 19520 Jamboree Road, Suite 200 Irvine, CA 92612 Facsimile: (949) 478-8601 Email: tom.mitchell@tripointehomes.com with a copy to: Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, CA 92612 Attention: Michael E. Flynn Facsimile: (949) 475-4774 Email: mflynn@gibsondunn.com	901,167

The Mitchell Family Trust U/D/T Dated February 8, 2000	Thomas J. Mitchell c/o TRI Pointe Homes, Inc. 19520 Jamboree Road, Suite 200 Irvine, CA 92612 Facsimile: (949) 478-8601 Email: tom.mitchell@tripointehomes.com with a copy to: Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, CA 92612 Attention: Michael E. Flynn Facsimile: (949) 475-4774 Email: mflynn@gibsondunn.com	151,629

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of November 3, 2013 (this “Agreement”), is between Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”) and the stockholders of TRI Pointe Homes, Inc., a Delaware corporation (“Parent”), listed on Schedule A hereto (each, a “Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, Weyerhaeuser, Weyerhaeuser Real Estate Company (“WRECO”), a Washington corporation, Parent, and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the merger of Merger Sub with and into WRECO (the “Merger”), with WRECO surviving the Merger and becoming a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record owner of the number of shares of Parent Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Parent Common Stock, the “Subject Shares” of such Stockholder); and

WHEREAS, as a condition to its willingness to enter into the Transaction Agreement, Weyerhaeuser has requested that each Stockholder enter into this Agreement, and each Stockholder desires to enter into this Agreement to induce Weyerhaeuser to enter into the Transaction Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

SECTION 1.01. Definitions. (a) For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning given to such term in the Transaction Agreement, except that for purposes of this Agreement, Parent or any Person controlled by Parent shall be deemed not to be an Affiliate of a Stockholder.

“Agreement” has the meaning set forth in the preamble.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of January 30, 2013, among Parent, VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs, as may be amended on or after the date hereof as contemplated by the Transaction Agreement.

“Merger” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the preamble.

“Stockholder” has the meaning set forth in the preamble.

“Subject Shares” has the meaning set forth in the recitals.

“Transaction Agreement” has the meaning set forth in the recitals.

“Transfer” has the meaning set forth in Section 3.03.

“Weyerhaeuser” has the meaning set forth in the preamble.

“WRECO” has the meaning set forth in the recitals.

(b) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement.

SECTION 1.02. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II

Representations and Warranties of Each Stockholder

Each of the Stockholders, jointly and severally, represents and warrants to Weyerhaeuser that:

SECTION 2.01. Organization. If such Stockholder is a trust, such Stockholder is a trust duly formed and validly existing under the Laws of the its jurisdiction of formation pursuant to a declaration of trust or similar trust formation document currently in effect.

SECTION 2.02. Ownership of Subject Shares. Such Stockholder is the record and beneficial owner of (or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of) and has good and valid title to, the Subject Shares set forth opposite his or its name on Schedule A, free and clear of all Liens, except for any Liens created by this Agreement. Such Stockholder does not own, of record or beneficially, any Parent Common Stock other than the Subject Shares of such Stockholder. Such Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except for the Investor Rights Agreement and except as contemplated by this Agreement.

SECTION 2.03. Authority; Execution and Delivery; Enforceability. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder (including, if such Stockholder is a trust, the necessary power and authority under its trust documents). The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of his or its obligations hereunder have been duly authorized by all necessary action, and no other action on the part of such Stockholder are necessary to authorize this Agreement or the performance by such Stockholder of his or its obligations hereunder. Such Stockholder has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Weyerhaeuser, this Agreement constitutes his or its legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). If such Stockholder is a married individual and the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered, and constitutes a legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). If such Stockholder is a trust, no trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or the performance such Stockholder’s obligations hereunder.

SECTION 2.04. No Conflicts; Governmental Approvals. The execution and delivery by such Stockholder of this Agreement do not, and the compliance by such Stockholder with the terms hereof will not, conflict with, or result in any violation of or default (or an event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any provision of (i) any Contract to which such Stockholder is a party or by which any of his or its properties or assets is bound or (ii) subject to the filings and other matters referred to in Section 2.04(b), any Judgment or Law applicable to such Stockholder or his or its properties or assets, other than, in the case of each of clauses (i) and (ii) above, any such item that, individually or in the aggregate, has not been and would not reasonably be expected to be material and adverse to the ability of such Stockholder to perform his or its obligations hereunder.

(a) No Governmental Approval is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement, other than compliance by such Stockholder with and filings under Sections 13(d) and 16 of the Exchange Act.

SECTION 2.05. Litigation. There is no Action pending or, to the knowledge of such Stockholder, any claim that has been asserted against or affecting such Stockholder with respect to an Action (and such Stockholder is not aware of any basis for any such Action or claim), nor is there any Judgment outstanding against such Stockholder or to which any of his or its properties or assets is subject that, individually or in the aggregate, has been or would reasonably be expected to be material and adverse to the ability of such Stockholder to perform his or its obligations hereunder.

SECTION 2.06. Brokers. Except as specified in Section 6.19 of the Transaction Agreement, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Stockholder or any of his or its Affiliates.

ARTICLE III

Covenants of Stockholder

SECTION 3.01. Agreement to Vote. (a) Each of the Stockholders, jointly and severally, agrees that:

(i) at any meeting of the stockholders of Parent called to seek the Parent Stockholder Approval or in any other circumstances upon which a vote, consent or other approval of such Stockholder with respect to the Transaction Agreement or any of the Transactions is sought, such Stockholder shall vote, or cause to be voted, the Subject Shares of such Stockholder in favor of granting the Parent Stockholder Approval and any other actions reasonably requested by Weyerhaeuser and presented to the stockholders of Parent that are necessary and desirable in connection with the Parent Stockholder Approval and the Transactions, including the matters referred to in Section 6.05(c) of the Transaction Agreement; and

(ii) at any meeting of the stockholders of Parent or in any other circumstances upon which a vote, consent or other approval of such Stockholder is sought, such Stockholder shall vote, or cause to be voted, including by executing a written consent if requested by Weyerhaeuser, the Subject Shares of such Stockholder against (A) any Parent Acquisition Proposal or any other action, agreement or proposal made in opposition to or in competition with the consummation of the Merger and the issuance of

Parent Common Stock in the Merger, (B) any action, agreement or proposal involving Parent or any Parent Subsidiary that would reasonably be expected to result in a breach of any covenant, representation or warranty of Parent or Merger Sub under the Transaction Agreement and (C) any amendment of the certificate of incorporation or bylaws of Parent or any other action, agreement or proposal involving Parent or Parent Subsidiary that would materially impede, or frustrate, or prevent or nullify, any provision of the Transaction Agreement or the Transactions or change in any manner the voting rights of any class of the capital stock of Parent.

(b) The Stockholders shall not commit or agree to take any action inconsistent with any provision of Section 3.01(a).

SECTION 3.02. Irrevocable Proxy. Each Stockholder hereby irrevocably grants to, and appoints, Weyerhaeuser, and any individual designated in writing by Weyerhaeuser, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote the Subject Shares of such Stockholder, or grant a consent or approval in respect of such Subject Shares, in a manner consistent with Section 3.01. Each Stockholder understands and acknowledges that Weyerhaeuser is entering into the Transaction Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3.02 is given in connection with the execution of the Transaction Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. Each Stockholder shall, upon written request by Weyerhaeuser, as promptly as practicable execute and deliver to Weyerhaeuser a separate written instrument or proxy that embodies the terms of this irrevocable proxy set forth in this Section 3.02. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by any Stockholder, upon any termination of this Agreement pursuant to Section 4.10.

SECTION 3.03. Transfer and Other Restrictions. Except pursuant to this Agreement, each Stockholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing agreement) with respect to the Transfer of, any Subject Shares to any Person, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares that conflicts or is inconsistent with this Agreement, (iii) take any other action that would make any representation or warranty of the Stockholders contained herein untrue or incorrect or would restrict, limit or interfere with the performance of the Stockholders’ obligations hereunder or (iv) commit or agree to take any of the foregoing actions.

SECTION 3.04. Non-Solicitation. Each Stockholder shall not, and shall not authorize or permit any of his or its Affiliates or any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, the making of any proposal that constitutes or is reasonably likely to lead to a Parent Acquisition Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any Parent Acquisition Proposal. Each Stockholder shall, and shall cause his or its Affiliates and direct their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Parent Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Parent Stockholder Approval, each Stockholder may (and may authorize and permit his or its Affiliates and their respective Representatives to) furnish such information to, and participate in such discussions and negotiations with, a Person (other than such Stockholder or any of his or its Affiliates) making a Parent Acquisition Proposal (and its Representatives) to the same extent that Parent is permitted to do so pursuant to Section 9.15 of the Transaction Agreement. In the event that, pursuant to the foregoing sentence, a Stockholder or any of his or its Affiliates or any of their respective Representatives furnishes to a Person making a Parent Acquisition Proposal (or its Representatives) any non-public information that has not previously been furnished to Weyerhaeuser or its Representatives, such Stockholder shall furnish all such information to Weyerhaeuser substantially concurrently with the time it is provided to such Person. The Stockholders shall, as promptly as practicable, advise Weyerhaeuser orally and in writing of the receipt of any Parent Acquisition Proposal after the date hereof, the material terms and conditions of any such Parent Acquisition Proposal and the identity of the Person making any such Parent Acquisition Proposal. The Stockholders shall keep Weyerhaeuser reasonably informed of any material developments with respect to any such Parent Acquisition Proposal (including any material changes thereto). Nothing in this Section 3.04 shall be deemed to limit or affect any actions taken (or omitted to be taken) by a Stockholder who is an individual in his capacity as an officer or director of Parent to the extent such actions (or omissions) would be permitted under and are taken in compliance with the Transaction Agreement in such individual’s capacity as an officer or director of Parent.

SECTION 3.05. Commercially Reasonable Efforts. Each Stockholder shall, and shall cause his or its Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the parties to the Transaction Agreement in doing, all things necessary or advisable to cause the matters set forth on Exhibit D to the Transaction Agreement to occur on the Closing Date.

SECTION 3.06. Public Announcements. Each Stockholder shall, and shall cause his or its Affiliates to, consult with Weyerhaeuser regarding any press release or other public statement issued by the Stockholders or their Affiliates with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or court process, in which case such Stockholder shall, and shall cause his or its Affiliates to, use commercially reasonable efforts to consult in good faith with Weyerhaeuser before issuing any such press release or making any such public announcement.

ARTICLE IV

General Provisions

SECTION 4.01. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be addressed to a party at the following address for such party:

(i) if to Weyerhaeuser, to:

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Attention: Sandy McDade

Facsimile: (253) 928-2185

Email: sandy.mcdade@weyerhaeuser.com

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Richard Hall and Erik Tavzel

Facsimile: (212) 474-3700

Email: rhall@cravath.com and etavzel@cravath.com

(ii) if to a Stockholder, to the address for such Stockholder set forth on Schedule A;

or to such other address(es) as shall be furnished in writing by any such party to the other parties hereto in accordance with the provisions of this Section 4.01.

SECTION 4.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 4.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

SECTION 4.04. Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Transaction Agreement to the extent referenced herein, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 4.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 4.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 4.07. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4.08. Amendment; Waiver. This Agreement may be amended by the parties hereto at any time. Any amendment to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the parties hereto. The parties hereto may, to the extent permitted under applicable Law, waive compliance with any of the terms or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights.

SECTION 4.09. Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement.

SECTION 4.10. Termination. This Agreement, and all obligations of the parties hereunder, including the proxy set forth in Section 3.02, shall automatically terminate, without further action by any party hereto, upon the earliest of (i) the Effective Time, (ii) the termination of the Transaction Agreement pursuant to Section 11.01 thereof, (iii) any amendment or modification of the Transaction Agreement which would materially increase the number of shares of Parent Common Stock issuable in the Merger or the other consideration payable by Parent under the Transaction Agreement, unless each Stockholders has consented in writing to such amendment, and (iv) the mutual written agreement of each Stockholder and Weyerhaeuser. In the event of any such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weyerhaeuser or the Stockholders, other than (A) this Article IV, which provisions shall survive such termination and (B) liability for any breach of this Agreement prior to such termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

WEYERHAEUSER COMPANY

By

/s/ Patricia M. Bedient
Name:	Patricia M. Bedient
Title:	Executive Vice President and Chief Financial Officer

MICHAEL D. GRUBBS

/s/ Michael D. Grubbs

GRUBBS FAMILY TRUST DATED JUNE 22, 2012

/s/ Michael D. Grubbs
Michael D. Grubbs, Co-Trustee

/s/ Peggy S. Grubbs
Peggy S. Grubbs, Co-Trustee

[Signature Page to Voting Agreement]

Schedule A

Stockholder	Address	Number of Shares of Parent Common Stock
Michael D. Grubbs	Michael D. Grubbs c/o TRI Pointe Homes, Inc. 19520 Jamboree Road, Suite 200 Irvine, CA 92612 Facsimile: (949) 478-8601 Email: mike.grubbs@tripointehomes.com with a copy to: Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, CA 92612 Attention: Michael E. Flynn Facsimile: (949) 475-4774 Email: mflynn@gibsondunn.com	901,167

Grubbs Family Trust Dated June 22, 2012	Michael D. Grubbs c/o TRI Pointe Homes, Inc. 19520 Jamboree Road, Suite 200 Irvine, CA 92612 Facsimile: (949) 478-8601 Email: mike.grubbs@tripointehomes.com with a copy to: Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, CA 92612 Attention: Michael E. Flynn Facsimile: (949) 475-4774 Email: mflynn@gibsondunn.com	41,681

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of November 3, 2013 (this “Agreement”), is between Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”) and the stockholders of TRI Pointe Homes, Inc., a Delaware corporation (“Parent”), listed on Schedule A hereto (each, a “Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, Weyerhaeuser, Weyerhaeuser Real Estate Company (“WRECO”), a Washington corporation, Parent, and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the merger of Merger Sub with and into WRECO (the “Merger”), with WRECO surviving the Merger and becoming a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record owner of the number of shares of Parent Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Parent Common Stock, the “Subject Shares” of such Stockholder); and

WHEREAS, as a condition to its willingness to enter into the Transaction Agreement, Weyerhaeuser has requested that each Stockholder enter into this Agreement, and each Stockholder desires to enter into this Agreement to induce Weyerhaeuser to enter into the Transaction Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

SECTION 1.01. Definitions. (a) For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning given to such term in the Transaction Agreement, except that for purposes of this Agreement, Parent or any Person controlled by Parent shall be deemed not to be an Affiliate of a Stockholder.

“Agreement” has the meaning set forth in the preamble.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of January 30, 2013, among Parent, VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs, as may be amended on or after the date hereof as contemplated by the Transaction Agreement.

“Merger” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the preamble.

“Stockholder” has the meaning set forth in the preamble.

“Subject Shares” has the meaning set forth in the recitals.

“Transaction Agreement” has the meaning set forth in the recitals.

“Transfer” has the meaning set forth in Section 3.03.

“Weyerhaeuser” has the meaning set forth in the preamble.

“WRECO” has the meaning set forth in the recitals.

(b) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement.

SECTION 1.02. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II

Representations and Warranties of Each Stockholder

Each of the Stockholders, jointly and severally, represents and warrants to Weyerhaeuser that:

SECTION 2.01. Organization. If such Stockholder is a trust, such Stockholder is a trust duly formed and validly existing under the Laws of the its jurisdiction of formation pursuant to a declaration of trust or similar trust formation document currently in effect.

SECTION 2.02. Ownership of Subject Shares. Such Stockholder is the record and beneficial owner of (or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of) and has good and valid title to, the Subject Shares set forth opposite his or its name on Schedule A, free and clear of all Liens, except for any Liens created by this Agreement. Such Stockholder does not own, of record or beneficially, any Parent Common Stock other than the Subject Shares of such Stockholder. Such Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except for the Investor Rights Agreement and except as contemplated by this Agreement.

SECTION 2.03. Authority; Execution and Delivery; Enforceability. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder (including, if such Stockholder is a trust, the necessary power and authority under its trust documents). The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of his or its obligations hereunder have been duly authorized by all necessary action, and no other action on the part of such Stockholder are necessary to authorize this Agreement or the performance by such Stockholder of his or its obligations hereunder. Such Stockholder has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Weyerhaeuser, this Agreement constitutes his or its legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). If such Stockholder is a married individual and the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered, and constitutes a legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies). If such Stockholder is a trust, no trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or the performance such Stockholder’s obligations hereunder.

SECTION 2.04. No Conflicts; Governmental Approvals. The execution and delivery by such Stockholder of this Agreement do not, and the compliance by such Stockholder with the terms hereof will not, conflict with, or result in any violation of or default (or an event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any provision of (i) any Contract to which such Stockholder is a party or by which any of his or its properties or assets is bound or (ii) subject to the filings and other matters referred to in Section 2.04(b), any Judgment or Law applicable to such Stockholder or his or its properties or assets, other than, in the case of each of clauses (i) and (ii) above, any such item that, individually or in the aggregate, has not been and would not reasonably be expected to be material and adverse to the ability of such Stockholder to perform his or its obligations hereunder.

(a) No Governmental Approval is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement, other than compliance by such Stockholder with and filings under Sections 13(d) and 16 of the Exchange Act.

SECTION 2.05. Litigation. There is no Action pending or, to the knowledge of such Stockholder, any claim that has been asserted against or affecting such Stockholder with respect to an Action (and such Stockholder is not aware of any basis for any such Action or claim), nor is there any Judgment outstanding against such Stockholder or to which any of his or its properties or assets is subject that, individually or in the aggregate, has been or would reasonably be expected to be material and adverse to the ability of such Stockholder to perform his or its obligations hereunder.

SECTION 2.06. Brokers. Except as specified in Section 6.19 of the Transaction Agreement, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Stockholder or any of his or its Affiliates.

ARTICLE III

Covenants of Stockholder

SECTION 3.01. Agreement to Vote. (a) Each of the Stockholders, jointly and severally, agrees that:

(i) at any meeting of the stockholders of Parent called to seek the Parent Stockholder Approval or in any other circumstances upon which a vote, consent or other approval of such Stockholder with respect to the Transaction Agreement or any of the Transactions is sought, such Stockholder shall vote, or cause to be voted, the Subject Shares of such Stockholder in favor of granting the Parent Stockholder Approval and any other actions reasonably requested by Weyerhaeuser and presented to the stockholders of Parent that are necessary and desirable in connection with the Parent Stockholder Approval and the Transactions, including the matters referred to in Section 6.05(c) of the Transaction Agreement; and

(ii) at any meeting of the stockholders of Parent or in any other circumstances upon which a vote, consent or other approval of such Stockholder is sought, such Stockholder shall vote, or cause to be voted, including by executing a written consent if requested by Weyerhaeuser, the Subject Shares of such Stockholder against (A) any Parent Acquisition Proposal or any other action, agreement or proposal made in opposition to or in competition with the consummation of the Merger and the issuance of

Parent Common Stock in the Merger, (B) any action, agreement or proposal involving Parent or any Parent Subsidiary that would reasonably be expected to result in a breach of any covenant, representation or warranty of Parent or Merger Sub under the Transaction Agreement and (C) any amendment of the certificate of incorporation or bylaws of Parent or any other action, agreement or proposal involving Parent or Parent Subsidiary that would materially impede, or frustrate, or prevent or nullify, any provision of the Transaction Agreement or the Transactions or change in any manner the voting rights of any class of the capital stock of Parent.

(b) The Stockholders shall not commit or agree to take any action inconsistent with any provision of Section 3.01(a).

SECTION 3.02. Irrevocable Proxy. Each Stockholder hereby irrevocably grants to, and appoints, Weyerhaeuser, and any individual designated in writing by Weyerhaeuser, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote the Subject Shares of such Stockholder, or grant a consent or approval in respect of such Subject Shares, in a manner consistent with Section 3.01. Each Stockholder understands and acknowledges that Weyerhaeuser is entering into the Transaction Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3.02 is given in connection with the execution of the Transaction Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. Each Stockholder shall, upon written request by Weyerhaeuser, as promptly as practicable execute and deliver to Weyerhaeuser a separate written instrument or proxy that embodies the terms of this irrevocable proxy set forth in this Section 3.02. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by any Stockholder, upon any termination of this Agreement pursuant to Section 4.10.

SECTION 3.03. Transfer and Other Restrictions. Except pursuant to this Agreement, each Stockholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing agreement) with respect to the Transfer of, any Subject Shares to any Person, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares that conflicts or is inconsistent with this Agreement, (iii) take any other action that would make any representation or warranty of the Stockholders contained herein untrue or incorrect or would restrict, limit or interfere with the performance of the Stockholders’ obligations hereunder or (iv) commit or agree to take any of the foregoing actions.

SECTION 3.04. Non-Solicitation. Each Stockholder shall not, and shall not authorize or permit any of his or its Affiliates or any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, the making of any proposal that constitutes or is reasonably likely to lead to a Parent Acquisition Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any Parent Acquisition Proposal. Each Stockholder shall, and shall cause his or its Affiliates and direct their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Parent Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Parent Stockholder Approval, each Stockholder may (and may authorize and permit his or its Affiliates and their respective Representatives to) furnish such information to, and participate in such discussions and negotiations with, a Person (other than such Stockholder or any of his or its Affiliates) making a Parent Acquisition Proposal (and its Representatives) to the same extent that Parent is permitted to do so pursuant to Section 9.15 of the Transaction Agreement. In the event that, pursuant to the foregoing sentence, a Stockholder or any of his or its Affiliates or any of their respective Representatives furnishes to a Person making a Parent Acquisition Proposal (or its Representatives) any non-public information that has not previously been furnished to Weyerhaeuser or its Representatives, such Stockholder shall furnish all such information to Weyerhaeuser substantially concurrently with the time it is provided to such Person. The Stockholders shall, as promptly as practicable, advise Weyerhaeuser orally and in writing of the receipt of any Parent Acquisition Proposal after the date hereof, the material terms and conditions of any such Parent Acquisition Proposal and the identity of the Person making any such Parent Acquisition Proposal. The Stockholders shall keep Weyerhaeuser reasonably informed of any material developments with respect to any such Parent Acquisition Proposal (including any material changes thereto). Nothing in this Section 3.04 shall be deemed to limit or affect any actions taken (or omitted to be taken) by a Stockholder who is an individual in his capacity as an officer or director of Parent to the extent such actions (or omissions) would be permitted under and are taken in compliance with the Transaction Agreement in such individual’s capacity as an officer or director of Parent.

SECTION 3.05. Commercially Reasonable Efforts. Each Stockholder shall, and shall cause his or its Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the parties to the Transaction Agreement in doing, all things necessary or advisable to cause the matters set forth on Exhibit D to the Transaction Agreement to occur on the Closing Date.

SECTION 3.06. Public Announcements. Each Stockholder shall, and shall cause his or its Affiliates to, consult with Weyerhaeuser regarding any press release or other public statement issued by the Stockholders or their Affiliates with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or court process, in which case such Stockholder shall, and shall cause his or its Affiliates to, use commercially reasonable efforts to consult in good faith with Weyerhaeuser before issuing any such press release or making any such public announcement.

ARTICLE IV

General Provisions

SECTION 4.01. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be addressed to a party at the following address for such party:

(i) if to Weyerhaeuser, to:

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Attention: Sandy McDade

Facsimile: (253) 928-2185

Email: sandy.mcdade@weyerhaeuser.com

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Richard Hall and Erik Tavzel

Facsimile: (212) 474-3700

Email: rhall@cravath.com and etavzel@cravath.com

(ii) if to a Stockholder, to the address for such Stockholder set forth on Schedule A;

or to such other address(es) as shall be furnished in writing by any such party to the other parties hereto in accordance with the provisions of this Section 4.01.

SECTION 4.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 4.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

SECTION 4.04. Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Transaction Agreement to the extent referenced herein, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 4.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 4.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 4.07. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4.08. Amendment; Waiver. This Agreement may be amended by the parties hereto at any time. Any amendment to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the parties hereto. The parties hereto may, to the extent permitted under applicable Law, waive compliance with any of the terms or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights.

SECTION 4.09. Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement.

SECTION 4.10. Termination. This Agreement, and all obligations of the parties hereunder, including the proxy set forth in Section 3.02, shall automatically terminate, without further action by any party hereto, upon the earliest of (i) the Effective Time, (ii) the termination of the Transaction Agreement pursuant to Section 11.01 thereof, (iii) any amendment or modification of the Transaction Agreement which would materially increase the number of shares of Parent Common Stock issuable in the Merger or the other consideration payable by Parent under the Transaction Agreement, unless each Stockholders has consented in writing to such amendment, and (iv) the mutual written agreement of each Stockholder and Weyerhaeuser. In the event of any such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weyerhaeuser or the Stockholders, other than (A) this Article IV, which provisions shall survive such termination and (B) liability for any breach of this Agreement prior to such termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

WEYERHAEUSER COMPANY

By

/s/ Patricia M. Bedient
Name:	Patricia M. Bedient
Title:	Executive Vice President and Chief Financial Officer

DOUGLAS F. BAUER

/s/ Douglas F. Bauer

THE BAUER FAMILY REVOCABLE TRUST U/D/T DATED DECEMBER 31, 2003

/s/ Douglas F. Bauer
Douglas F. Bauer, Co-Trustee

/s/ Kathleen D. Bauer
Kathleen D. Bauer, Co-Trustee

[Signature Page to Voting Agreement]

Schedule A

Stockholder	Address	Number of Shares of Parent Common Stock
Douglas F. Bauer	Douglas F. Bauer c/o TRI Pointe Homes, Inc. 19520 Jamboree Road, Suite 200 Irvine, CA 92612 Facsimile: (949) 478-8601 Email: doug.bauer@tripointehomes.com with a copy to: Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, CA 92612 Attention: Michael E. Flynn Facsimile: (949) 475-4774 Email: mflynn@gibsondunn.com	901,167

The Bauer Family Revocable Trust U/D/T Dated December 31, 2003	Douglas F. Bauer c/o TRI Pointe Homes, Inc. 19520 Jamboree Road, Suite 200 Irvine, CA 92612 Facsimile: (949) 478-8601 Email: doug.bauer@tripointehomes.com with a copy to: Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, CA 92612 Attention: Michael E. Flynn Facsimile: (949) 475-4774 Email: mflynn@gibsondunn.com	151,629

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of November 3, 2013 (this “Agreement”), is between Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), VIII/TPC Holdings, L.L.C., a Delaware limited liability company (“Stockholder”), and SOF-VIII U.S. Holdings, L.P., a Delaware limited partnership (“Guarantor”).

WHEREAS, concurrently with the execution of this Agreement, Weyerhaeuser, Weyerhaeuser Real Estate Company (“WRECO”), a Washington corporation, TRI Pointe Homes, Inc., a Delaware corporation (“Parent”), and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the merger of Merger Sub with and into WRECO (the “Merger”), with WRECO surviving the Merger and becoming a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner of 11,985,905 shares of Parent Common Stock; and

WHEREAS, as a condition to its willingness to enter into the Transaction Agreement, Weyerhaeuser has requested that Stockholder enter into this Agreement, and Stockholder desires to enter into this Agreement to induce Weyerhaeuser to enter into the Transaction Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

SECTION 1.01. Definitions. (a) For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Guarantor” has the meaning set forth in the preamble.

“Merger” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the recitals.

“Stockholder” has the meaning set forth in the preamble.

“Subject Shares” means 9,590,723 of the shares of Parent Common Stock held beneficially and of record by Stockholder as of the date hereof.

“Transaction Agreement” has the meaning set forth in the recitals.

“Transfer” has the meaning set forth in Section 3.03.

“Weyerhaeuser” has the meaning set forth in the preamble.

“WRECO” has the meaning set forth in the recitals.

(b) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement.

SECTION 1.02. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II

Representations and Warranties of Stockholder

Stockholder represents and warrants to Weyerhaeuser that:

SECTION 2.01. Organization. Stockholder is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

SECTION 2.02. Ownership of Subject Shares. Stockholder is the record and beneficial owner of, and has good and valid title to, the Subject Shares, free and clear of all Liens, except for any Liens created by this Agreement. Stockholder does not own, of record or beneficially, any Parent Securities other than the Subject Shares. Stockholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement.

SECTION 2.03. Authority; Execution and Delivery; Enforceability. Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Stockholder of this Agreement and the performance by Stockholder of its obligations hereunder have been duly authorized by all necessary action, and no other limited liability company proceedings on the part of Stockholder are necessary to authorize this Agreement or the performance by Stockholder of its obligations hereunder. Stockholder has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Weyerhaeuser, this Agreement constitutes its legal, valid and binding obligation, enforceable against Stockholder in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies).

SECTION 2.04. No Conflicts; Governmental Approvals. (a) The execution and delivery by Stockholder of this Agreement do not, and the compliance by Stockholder with the terms hereof will not, conflict with, or result in any violation of or default (or an event that, with or without notice or lapse of time or both, would become a default) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of Stockholder under, any provision of (i) the certificate of incorporation and the bylaws or comparable organizational documents of Stockholder, (ii) any Contract to which Stockholder is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 2.04(b), any Judgment or Law applicable to Stockholder or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such item that, individually or in the aggregate, has not been and would not reasonably be expected to be material and adverse to the ability of Stockholder to perform its obligations hereunder.

(b) No Governmental Approval is required to be obtained or made by or with respect to Stockholder in connection with the execution, delivery and performance of this Agreement, other than compliance by Stockholder with and filings under Sections 13(d) and 16 of the Exchange Act.

SECTION 2.05. Litigation. There is no Action pending or, to the knowledge of Stockholder, any claim that has been asserted against or affecting Stockholder with respect to an Action (and Stockholder is not aware of any basis for any such Action or claim), nor is there any Judgment outstanding against Stockholder or to which any of its properties or assets is subject that, individually or in the aggregate, has been or would reasonably be expected to be material and adverse to the ability of Stockholder to perform its obligations hereunder.

SECTION 2.06. Brokers. Except as specified in Section 6.19 of the Transaction Agreement, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Stockholder or any of its Affiliates.

ARTICLE III

Covenants of Stockholder

SECTION 3.01. Agreement to Vote. (a) Stockholder agrees that:

(i) at any meeting of the stockholders of Parent called to seek the Parent Stockholder Approval or in any other circumstances upon which a vote, consent or other approval of Stockholder with respect to the Transaction Agreement or any of the Transactions is sought, Stockholder shall vote, or cause to be voted, the Subject Shares in favor of granting the Parent Stockholder Approval and any other actions reasonably requested by Weyerhaeuser and presented to the stockholders of Parent that are necessary and desirable in connection with the Parent Stockholder Approval and the Transactions, including the matters referred to in Section 6.05(c) of the Transaction Agreement; and

(ii) at any meeting of the stockholders of Parent or in any other circumstances upon which a vote, consent or other approval of Stockholder is sought, Stockholder shall vote, or cause to be voted, including by executing a written consent if requested by Weyerhaeuser, the Subject Shares against (A) any Parent Acquisition Proposal or any other action, agreement or proposal made in opposition to or in competition with the consummation of the Merger and the issuance of Parent Common Stock in the Merger, (B) any action, agreement or proposal involving Parent or any Parent Subsidiary that would reasonably be expected to result in a breach of any covenant, representation or warranty of Parent or Merger Sub under the Transaction Agreement and (C) any amendment of the certificate of incorporation or bylaws of Parent or any other action, agreement or proposal involving Parent or Parent Subsidiary that would materially impede, or frustrate, or prevent or nullify, any provision of the Transaction Agreement or the Transactions or change in any manner the voting rights of any class of the capital stock of Parent.

(b) Stockholder shall not commit or agree to take any action inconsistent with any provision of Section 3.01(a).

SECTION 3.02. Irrevocable Proxy. Stockholder hereby irrevocably grants to, and appoints, Weyerhaeuser, and any individual designated in writing by Weyerhaeuser, and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares, in a manner consistent with Section 3.01. Stockholder understands and acknowledges that Weyerhaeuser is entering into the Transaction Agreement in reliance upon Stockholder’s execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3.02 is given in connection with the execution of the Transaction Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

Stockholder shall, upon written request by Weyerhaeuser, as promptly as practicable execute and deliver to Weyerhaeuser a separate written instrument or proxy that embodies the terms of this irrevocable proxy set forth in this Section 3.02. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by Stockholder, upon any termination of this Agreement pursuant to Section 4.10.

SECTION 3.03. Transfer and Other Restrictions. Except pursuant to this Agreement, Stockholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding (including any profit sharing agreement) with respect to the Transfer of, any Subject Shares to any Person, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares that conflicts or is inconsistent with this Agreement, (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or would restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or (iv) commit or agree to take any of the foregoing actions. Nothing in this Agreement shall be deemed to restrict Stockholder’s right to Transfer any shares of Parent Common Stock owned by Stockholder that do not constitute Subject Shares.

SECTION 3.04. Non-Solicitation. Stockholder shall not, and shall not authorize or permit any of Guarantor or any of their respective controlled Affiliates or any of their respective Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, the making of any proposal that constitutes or is reasonably likely to lead to a Parent Acquisition Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any Parent Acquisition Proposal. Stockholder shall, and shall cause Guarantor and their respective controlled Affiliates and direct their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Parent Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Parent Stockholder Approval, Stockholder may (and may authorize and permit Guarantor and their respective controlled Affiliates and its and their respective Representatives to) furnish such information to, and participate in such discussions and negotiations with, a Person (other than Stockholder, Guarantor or any of their respective Affiliates) making a Parent Acquisition Proposal (and its Representatives) to the same extent that Parent is permitted to do so pursuant to Section 9.15 of the Transaction Agreement. In the event that, pursuant to the foregoing sentence, Stockholder, Guarantor or any of their respective Affiliates or any of their respective Representatives furnishes to a Person making a Parent Acquisition Proposal (or its Representatives) any non-public information that has not previously been furnished to Weyerhaeuser or its Representatives, Stockholder shall furnish all such information to Weyerhaeuser substantially concurrently with the time it is provided to such Person. Stockholder shall, as promptly as practicable, advise Weyerhaeuser orally and in writing of the receipt of any Parent Acquisition Proposal after the date hereof, the material terms and conditions of any such Parent Acquisition Proposal and the identity of the Person making any such Parent Acquisition Proposal. Stockholder shall keep Weyerhaeuser reasonably informed of any material developments with respect to any such Parent Acquisition Proposal (including any material changes thereto).

SECTION 3.05. Commercially Reasonable Efforts. Stockholder shall, and shall cause Guarantor and their respective controlled Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the parties to the Transaction Agreement in doing, all things necessary or advisable to cause the matters set forth on Exhibit D to the Transaction Agreement to occur on the Closing Date.

SECTION 3.06. Public Announcements. Stockholder shall, and shall cause its Affiliates to, consult with Weyerhaeuser regarding any press release or other public statement issued by Stockholder or its Affiliates with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or court process, in which case Stockholder shall, and shall cause its Affiliates to, use commercially reasonable efforts to consult in good faith with Weyerhaeuser before issuing any such press release or making any such public announcement.

ARTICLE IV

General Provisions

SECTION 4.01. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be addressed to a party at the following address for such party:

(i) if to Weyerhaeuser, to:

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, WA 98003

Attention:  Sandy McDade

Facsimile:  (253) 928-2185

Email: sandy.mcdade@weyerhaeuser.com

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention:  Richard Hall and Erik Tavzel

Facsimile:  (212) 474-3700

Email: rhall@cravath.com and etavzel@cravath.com

(ii) if to Stockholder or Guarantor, to:

Starwood Capital Group

591 West Putnam Avenue

Greenwich, CT 06830

Attention:  Ellis Rinaldi

Facsimile:   (203) 422-7873

Email: rinaldi@starwood.com

with a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention:  Michael A. Gordon and Gabriel Saltarelli

Facsimile:   (212) 839-5599

Email: mgordon@sidley.com and gsaltarelli@sidley.com

or to such other address(es) as shall be furnished in writing by any such party to the other parties hereto in accordance with the provisions of this Section 4.01.

SECTION 4.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 4.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

SECTION 4.04. Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Transaction Agreement to the extent referenced herein, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 4.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 4.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 4.07. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4.08. Amendment; Waiver. This Agreement may be amended by the parties hereto at any time. Any amendment to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the parties hereto. The parties hereto may, to the extent permitted under applicable Law, waive compliance with any of the terms or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights.

SECTION 4.09. Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement.

SECTION 4.10. Termination. This Agreement, and all obligations of the parties hereunder, including the proxy set forth in Section 3.02, shall automatically terminate, without further action by any party hereto, upon the earliest of (i) the Effective Time, (ii) the termination of the Transaction Agreement pursuant to Section 11.01 thereof, (iii) any amendment or modification of the Transaction Agreement which would materially increase the number of shares of Parent Common Stock issuable in the Merger or the other consideration payable by Parent under the Transaction Agreement, unless Stockholder has consented in writing to such amendment, and (iv) the mutual written agreement of Stockholder and Weyerhaeuser. In the event of any such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Weyerhaeuser, Stockholder or Guarantor, other than (A) this Article IV, which provisions shall survive such termination and (B) liability for any breach of this Agreement prior to such termination.

ARTICLE V

Guarantee

SECTION 5.01. Guarantee. To induce Weyerhaeuser to enter into the Transaction Agreement, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Weyerhaeuser, as primary obligor and not merely as surety, the performance of all obligations, covenants and agreements of Stockholder hereunder. To the fullest extent permitted by applicable Law, Guarantor hereby expressly waives (i) any and all rights or defenses arising by reason of any Law that would otherwise require any election of remedies by Weyerhaeuser and (ii) promptness, diligence, notice of the acceptance of the guarantee contained in this Section 5.01, presentment, demand for payment, notice of non-performance, default, dishonor and protest and any other notice with respect this Agreement (other than notices required to be provided to Guarantor or Stockholder pursuant to Section 4.01). The obligations of Guarantor under this Section 5.01 shall not be released, discharged or otherwise affected by (A) any failure or delay of Weyerhaeuser to assert any claim or demand or to enforce any right or remedy against Stockholder under the provisions of this Agreement, (B) any bankruptcy, insolvency, reorganization, moratorium or similar proceeding affecting Stockholder or (C) any change in the limited liability company existence, structure or ownership of Stockholder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

WEYERHAEUSER COMPANY,

By

/s/ Patricia M. Bedient
Name:	Patricia M. Bedient
Title:	Executive Vice President and Chief Financial Officer

VIII/TPC HOLDINGS, L.L.C.,

By

/s/ Ellis F. Rinaldi
Name:	Ellis F. Rinaldi
Title:	Executive Vice President

SOF-VIII U.S. HOLDINGS, L.P.,

By

/s/ Ellis F. Rinaldi
Name:	Ellis F. Rinaldi
Title:	Executive Vice President

[Signature Page to Voting Agreement]

Annex E

Governance Matters

1.	Douglas F. Bauer shall be the Chief Executive Officer of Parent and at least one of the following individuals shall hold the following executive offices at Parent:

Thomas J. Mitchell – President, Chief Operating Officer and Secretary

Michael D. Grubbs – Chief Financial Officer and Treasurer

For purposes of determining whether the closing conditions set forth in Sections 10.02(b) and 10.02(c) of the Agreement have been satisfied, Parent shall be deemed not to have breached its obligations under Section 9.21 of the Agreement if (i) an individual does not hold the office described in this Item 1 on the Closing Date due to such individual’s death or Disability (as such term is defined in the employment agreement between Parent and the applicable individual as in effect on the date of the Agreement) or (ii) one or more replacement executives acceptable to Weyerhaeuser in its sole discretion are hired within 45 days after the date in which an individual does not hold the office described in this Item 1 (and in any event prior to the Effective Time). In the event that any of the above individuals does not hold the office described in this Item 1 at Parent immediately prior to the Effective Time due to such individual’s death or Disability, then Parent shall select his replacement, subject to Weyerhaeuser’s reasonable approval.

2.	The Board of Directors of Parent shall be composed of nine directors, the majority of whom shall be independent directors in accordance with NYSE listing requirements. Parent shall select the following five directors: (1) Barry Sternlicht, (2) Douglas F. Bauer, (3) Steven J. Gilbert, (4) Thomas B. Rogers and (5) Chris Graham, and Weyerhaeuser shall select the remaining four directors. Each of Weyerhaeuser and Parent shall have reasonable approval rights over the directors selected for appointment by the other party, taking into account applicable independence and other NYSE listing requirements. Notwithstanding the foregoing, Weyerhaeuser hereby pre-approves the five directors selected by Parent that are listed above.

3.	The Investor Rights Agreement, dated as of January 30, 2013, among Parent, VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (the “Investor Rights Agreement”), shall be amended as follows:

Section 2.1(a) of the Investors Rights Agreement shall be amended and restated in its entirety as follows:

“(a) At any time when the Starwood Fund Beneficially Owns:

(i) Voting Securities representing 5% or more of the Total Voting Power of the Company, the Board shall nominate one individual designated by the Starwood Fund such that the Starwood Fund will have one designee on the Board; and

E-1

(ii) Voting Securities representing less than 5% of the Total Voting Power of the Company, the Board shall have no obligation to nominate any individual that is designated by the Starwood Fund.”

Section 4.1 of the Investors Rights Agreement shall be amended and restated in its entirety as follows:

“This Agreement shall automatically terminate upon the date on which the Starwood Fund, together with its Permitted Transferees, holds shares of stock representing less than 1% of the Total Voting Power of the Company.”

E-2

Annex F

November 3, 2013

Thomas J. Mitchell

c/o TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, CA 92612

Facsimile: (949) 478-8601

Re: Voting Agreement

Dear Thomas:

We are writing in reference to (i) the Transaction Agreement dated as of the date hereof among Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), Weyerhaeuser Real Estate Company, a Washington corporation, TRI Pointe Homes, Inc., a Delaware corporation (“Parent”), and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of Parent (the “Transaction Agreement”), and (ii) the Voting Agreement dated as of the date hereof among Weyerhaeuser, Thomas J. Mitchell (“Stockholder”), and The Mitchell Family Trust U/D/T Dated February 8, 2000 (the “Voting Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement.

In consideration of the execution and delivery of the Voting Agreement by the Stockholder, Parent hereby agrees (i) to pay all out-of-pocket costs, and reasonable fees and expenses of counsel and other advisors, incurred by Stockholder in connection with the negotiation, execution, delivery and performance of the Voting Agreement and (ii) to indemnify and hold harmless, to the maximum extent permitted by applicable Law, Stockholder, its Affiliates, and their respective Representatives (collectively, “Indemnified Persons”), from and against, and Parent agrees that no Indemnified Person shall have any liability for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) arising out of or relating to the negotiation, execution, delivery or performance of the Voting Agreement or the Transactions (other than any breach by Stockholder of its obligations under the Voting Agreement). If any Indemnified Person becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, arising out of or relating to the negotiation, execution, delivery or performance of the Voting Agreement or the Transactions (other than any breach by Stockholder of its obligations under the Voting Agreement), Parent also agrees to reimburse such Indemnified Person for its reasonable expenses (including, without limitation, reasonable legal fees and other costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing this letter agreement) as such expenses are incurred.

Parent’s obligations pursuant to the foregoing paragraph of this letter agreement shall inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and are in addition to any rights that each Indemnified Person may have at law or otherwise.

This letter agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, in the event any dispute arises out of this letter agreement, any Transaction Document or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this letter agreement in any court other than the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this letter agreement.

This letter agreement may not be assigned or amended, and no provision of this letter agreement may be waived, in whole or in part, without the prior written consent of each party hereto. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible.

[Signature Page Follows]

Very Truly Yours,

TRI Pointe Homes, Inc.

By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Chief Financial Officer

AGREED AND ACCEPTED:

/s/ Thomas J. Mitchell
Thomas J. Mitchell

November 3, 2013

Michael D. Grubbs

c/o TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, CA 92612

Facsimile: (949) 478-8601

Re: Voting Agreement

Dear Michael:

We are writing in reference to (i) the Transaction Agreement dated as of the date hereof among Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), Weyerhaeuser Real Estate Company, a Washington corporation, TRI Pointe Homes, Inc., a Delaware corporation (“Parent”), and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of Parent (the “Transaction Agreement”), and (ii) the Voting Agreement dated as of the date hereof among Weyerhaeuser, Michael D. Grubbs (“Stockholder”), and Grubbs Family Trust Dated June 22, 2012 (the “Voting Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement.

In consideration of the execution and delivery of the Voting Agreement by the Stockholder, Parent hereby agrees (i) to pay all out-of-pocket costs, and reasonable fees and expenses of counsel and other advisors, incurred by Stockholder in connection with the negotiation, execution, delivery and performance of the Voting Agreement and (ii) to indemnify and hold harmless, to the maximum extent permitted by applicable Law, Stockholder, its Affiliates, and their respective Representatives (collectively, “Indemnified Persons”), from and against, and Parent agrees that no Indemnified Person shall have any liability for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) arising out of or relating to the negotiation, execution, delivery or performance of the Voting Agreement or the Transactions (other than any breach by Stockholder of its obligations under the Voting Agreement). If any Indemnified Person becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, arising out of or relating to the negotiation, execution, delivery or performance of the Voting Agreement or the Transactions (other than any breach by Stockholder of its obligations under the Voting Agreement), Parent also agrees to reimburse such Indemnified Person for its reasonable expenses (including, without limitation, reasonable legal fees and other costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing this letter agreement) as such expenses are incurred.

Parent’s obligations pursuant to the foregoing paragraph of this letter agreement shall inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and are in addition to any rights that each Indemnified Person may have at law or otherwise.

This letter agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, in the event any dispute arises out of this letter agreement, any Transaction Document or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this letter agreement in any court other than the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this letter agreement.

This letter agreement may not be assigned or amended, and no provision of this letter agreement may be waived, in whole or in part, without the prior written consent of each party hereto. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible.

[Signature Page Follows]

Very Truly Yours,

TRI Pointe Homes, Inc.

By:	/s/ Douglas F. Bauer
	Name:	Douglas F. Bauer
	Title:	Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Michael D. Grubbs
Michael D. Grubbs

November 3, 2013

Douglas F. Bauer

c/o TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, CA 92612

Facsimile: (949) 478-8601

Re: Voting Agreement

Dear Douglas:

We are writing in reference to (i) the Transaction Agreement dated as of the date hereof among Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), Weyerhaeuser Real Estate Company, a Washington corporation, TRI Pointe Homes, Inc., a Delaware corporation (“Parent”), and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of Parent (the “Transaction Agreement”), and (ii) the Voting Agreement dated as of the date hereof among Weyerhaeuser, Douglas F. Bauer (“Stockholder”), and The Bauer Family Revocable Trust U/D/T Dated December 31, 2003 (the “Voting Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement.

In consideration of the execution and delivery of the Voting Agreement by the Stockholder, Parent hereby agrees (i) to pay all out-of-pocket costs, and reasonable fees and expenses of counsel and other advisors, incurred by Stockholder in connection with the negotiation, execution, delivery and performance of the Voting Agreement and (ii) to indemnify and hold harmless, to the maximum extent permitted by applicable Law, Stockholder, its Affiliates, and their respective Representatives (collectively, “Indemnified Persons”), from and against, and Parent agrees that no Indemnified Person shall have any liability for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) arising out of or relating to the negotiation, execution, delivery or performance of the Voting Agreement or the Transactions (other than any breach by Stockholder of its obligations under the Voting Agreement). If any Indemnified Person becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, arising out of or relating to the negotiation, execution, delivery or performance of the Voting Agreement or the Transactions (other than any breach by Stockholder of its obligations under the Voting Agreement), Parent also agrees to reimburse such Indemnified Person for its reasonable expenses (including, without limitation, reasonable legal fees and other costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing this letter agreement) as such expenses are incurred.

Parent’s obligations pursuant to the foregoing paragraph of this letter agreement shall inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and are in addition to any rights that each Indemnified Person may have at law or otherwise.

This letter agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, in the event any dispute arises out of this letter agreement, any Transaction Document or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this letter agreement in any court other than the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this letter agreement.

This letter agreement may not be assigned or amended, and no provision of this letter agreement may be waived, in whole or in part, without the prior written consent of each party hereto. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible.

[Signature Page Follows]

Very Truly Yours,

TRI Pointe Homes, Inc.

By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Chief Financial Officer

AGREED AND ACCEPTED:

/s/ Douglas F. Bauer
Douglas F. Bauer

November 3, 2013

Starwood Capital Group

591 West Putnam Avenue

Greenwich, CT 06830

Attention: Ellis Rinaldi

Facsimile: (203) 422-7873

Re: Voting Agreement

Dear Ellis:

We are writing in reference to (i) the Transaction Agreement dated as of the date hereof among WEYERHAEUSER COMPANY, a Washington corporation (“Weyerhaeuser”), Weyerhaeuser Real Estate Company, a Washington corporation, TRI Pointe Homes, Inc., a Delaware corporation (“Parent”), and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of Parent (the “Transaction Agreement”), and (ii) the Voting Agreement dated as of the date hereof among Weyerhaeuser, VIII/TPC Holdings, L.L.C., a Delaware limited liability company (“Stockholder”), and SOF-VIII U.S. Holdings, L.P., a Delaware limited partnership (“Guarantor”) (the “Voting Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Transaction Agreement.

In consideration of the execution and delivery of the Voting Agreement by the Stockholder and Guarantor, Parent hereby agrees (i) to pay all out-of-pocket costs, and reasonable fees and expenses of counsel and other advisors, incurred by Stockholder in connection with the negotiation, execution, delivery and performance of the Voting Agreement and (ii) to indemnify and hold harmless, to the maximum extent permitted by applicable Law, Stockholder, its Affiliates, and their respective Representatives (collectively, “Indemnified Persons”), from and against, and Parent agrees that no Indemnified Person shall have any liability for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) arising out of or relating to the negotiation, execution, delivery or performance of the Voting Agreement or the Transactions (other than any breach by Stockholder or Guarantor of its obligations under the Voting Agreement). If any Indemnified Person becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, arising out of or relating to the negotiation, execution, delivery or performance of the Voting Agreement or the Transactions (other than any breach by Stockholder or Guarantor of its obligations under the Voting Agreement), Parent also agrees to reimburse such Indemnified Person for its reasonable expenses (including, without limitation, reasonable legal fees and other costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing this letter agreement) as such expenses are incurred.

Parent’s obligations pursuant to the foregoing paragraph of this letter agreement shall inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and are in addition to any rights that each Indemnified Person may have at law or otherwise.

This letter agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any federal court located in the State of Delaware, in the event any dispute arises out of this letter agreement, any Transaction Document or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this letter agreement in any court other than the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this letter agreement.

This letter agreement may not be assigned or amended, and no provision of this letter agreement may be waived, in whole or in part, without the prior written consent of each party hereto. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible.

Very Truly Yours,

TRI POINTE HOMES, INC.

By:	/s/ Douglas F. Bauer
	Name:	Douglas F. Bauer
	Title:	Chief Executive Officer

AGREED AND ACCEPTED:

VIII/TPC HOLDINGS, L.L.C.

By:	/s/ Ellis F. Rinaldi
Name: Ellis F. Rinaldi
Title: Executive Vice President

Annex G

TRI POINTE HOMES, INC.

2013 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, employees and other service providers and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

“Bonus Stock Award” shall mean an award of Bonus Stock under this Plan.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or any other stock exchange on which the shares of Common Stock have been listed by the Company.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean TRI Pointe Homes, Inc., a Delaware corporation, or any successor thereto.

“Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as that person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of securities on a Form S-8 registration statement (or any successor thereto).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on The New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Initial Public Offering” means the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Award” shall mean a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may include, without limitation, one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, expenses, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, return on operating costs, economic value created, operating margin, gross margin, the achievement of annual operating profit plans, net income before or after taxes, pretax earnings before interest, depreciation and/or amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, specified market penetration, cost targets, customer satisfaction or any combination of the foregoing. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Bonus Stock Award, Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Bonus Stock, Restricted Stock or Restricted Stock Units; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, the dollar value subject to an award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Award shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Chief Executive Officer or any other executive officer with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or any other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, Non-Employee Directors, employees and Consultants, and persons expected to become officers, Non-Employee Directors, employees and Consultants of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on an approved leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 2,527,833 shares of Common Stock shall be available for all awards under this Plan, of which no more than 2,527,833 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock available under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards. To the extent that shares of Common Stock subject to an outstanding option, SAR, stock award or performance award granted under the Plan or any predecessor plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan.

Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan may not be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR; (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding option or SAR; or (iii) shares repurchased on the open market with the proceeds of an option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for Stock Awards or Performance Awards shall again be available under this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided, however, that Incentive Stock Options shall be granted only to persons who are employees of the Company or one of its Subsidiaries that is a corporation within the meaning of Section 7701(a)(3) of the Code, in accordance with Section 422 of the Code. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided, further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns, or is deemed to own pursuant to Section 424(d) of the Code, capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided, further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option or as otherwise authorized by the Committee, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 Repricing of Options and SARs. The Committee, in its sole discretion and without the approval of the stockholders of the Company, may amend or replace any previously granted option or SAR in a transaction that constitutes a repricing within the meaning of the rules of The New York Stock Exchange.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Bonus Stock Award, Restricted Stock Award or Restricted Stock Unit Award.

3.2 Terms of Bonus Stock Awards. The number of shares of Common Stock subject to a Bonus Stock Award shall be determined by the Committee. Bonus Stock Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of a Bonus Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.

3.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.4 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective immediately prior to the effective date of the Initial Public Offering. This Plan shall terminate on the tenth anniversary of its effective date, unless terminated earlier by the Board; provided that Incentive Stock Options may not be granted later than 10 years from the date the Plan is adopted or the date the Plan is approved by the Company’s stockholders, whichever is earlier. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than ten years after the effective date of this Plan.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of The New York Stock Exchange, or, if the Common Stock is not listed on The New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or electronic acceptance, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a qualified domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise; or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award or as otherwise authorized by the Committee. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8 Change in Control.

(a) Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)	provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

(ii)	require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 5.7; and/or

(iii)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.8(a)(i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award or Performance Award have lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered, to the extent the Performance Period applicable to such award has lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) A “Change in Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any entity with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity’s governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii) The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or

(iii) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering shall not constitute a Change in Control.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Annex H

Form of Amendment No. 1

to the

TRI Pointe Homes, Inc.

2013 Long-Term Incentive Plan

Pursuant to Section 5.2 of the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan (the “Plan”), this First Amendment (this “Amendment”) to the Plan is made and shall be effective as of             , 2014, subject to the requisite approval of this Amendment by the stockholders of TRI Pointe Homes, Inc. (the “Company”).

1. The first sentence of Section 1.5 of the Plan is deleted in its entirety and replaced with the following:

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 10,941,751 shares of Common Stock shall be available for all awards under this Plan, of which no more than 10,941,751 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options.

2. The following paragraph shall be added to the end of Section 1.5 of the Plan:

Subject to adjustment as provided in Section 5.7, notwithstanding anything herein to the contrary, options and SARs may be granted, in the aggregate, to any one participant with respect to a maximum of 2,000,000 shares of Common Stock during a single calendar year. In addition, any Stock Award (other than a Bonus Stock Award) or Performance Award may be granted, in the aggregate, to any one participant, with respect to a maximum of 2,000,000 shares of Common Stock during a single calendar year. Such numbers shall be calculated and adjusted pursuant to Section 5.7 only to the extent that such calculation or adjustment will not affect the status of any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The maximum cash amount payable pursuant to that portion of a Performance Award earned for any 12-month period to any participant under this Plan shall not exceed $10.0 million.

3. Except as expressly provided herein, all other provisions of the Plan shall remain in full force and effect and are hereby ratified and confirmed.

The remainder of this page is intentionally left blank.

H-1

IN WITNESS WHEREOF, this amendment to the Plan is executed as of [            ], 2014.

TRI POINTE HOMES, INC., a Delaware corporation

By:
Name:
Title:

H-2

ANNUAL MEETING OF STOCKHOLDERS OF TRI POINTE HOMES, INC. June 23, 2014 NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting, proxy statement, proxy card and annual report to stockholders are available at http://www.astproxyportal.com/ast/18094 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. 1. Authorization of the Issuance of Shares of TRI Pointe Common Stock in the Merger. 2. Amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to Increase the Number of Shares Available for Issuance Thereunder and Add Certain Tax Code Award Limitations, Conditioned Upon Approval of Proposal 1. 3. Advisory Approval of the Compensation of TRI Pointe’s Named Executive Officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF EVERY THREE YEARS WITH RESPECT TO PROPOSAL 4. 4. Frequency of Future Advisory Votes to Approve the Compensation of TRI Pointe’s Named Executive Officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW. 5. Election of Directors: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 6 AND 7. 6. Ratification of Ernst & Young LLP as TRI Pointe’s Independent Registered Public Accounting Firm for 2014. 7. If it is Determined by the Board of Directors to be Necessary or Appropriate, Approval of Adjournment(s) or Postponement(s) of the Annual Meeting to Solicit Additional Proxies if There are not Sufficient Votes at the Annual Meeting to Approve Proposal 1. FOR AGAINST ABSTAIN THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 6 AND 7, “EVERY THREE YEARS” WITH RESPECT TO PROPOSAL 4, AND “FOR” THE NOMINEES LISTED IN PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. EVERY TWO YEARS EVERY THREE YEARS ABSTAIN EVERY YEAR FOR AGAINST ABSTAIN 1. Barry S. Sternlicht 2. Douglas F. Bauer 3. J. Marc Perrin 4. Richard D. Bronson 5. Wade H. Cable 6. Steven J. Gilbert 7. Thomas B. Rogers NOMINEES: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) above. FOR ALL EXCEPT

0 14475 TRI POINTE HOMES, INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders The undersigned hereby appoint(s) Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in TRI Pointe as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its stockholders to be held on June 23, 2014, and at any adjournments or postponements thereof, and in their or his discretion upon any other matter which may properly come before said meeting. (Continued and to be signed on the reverse side.) ADMISSION TICKET ADMIT ONE STOCKHOLDER AND GUEST 2014 Annual Meeting of Stockholders of TRI Pointe Homes, Inc. Monday, June 23, 2014 at 9:00 a.m Fairmont Newport Beach 4500 MacArthur Boulevard Newport Beach, California 92660 Directions to the annual meeting may be obtained by following the instructions in the Proxy Statement Upon arrival, please present this admission ticket and valid picture identification at the registration desk. Cameras, tape recorders and similar devices will not be allowed in the meeting rooms. YOUR VOTE IS IMPORTANT: Even if you plan to attend the annual meeting in person, please vote your shares by proxy, telephone or Internet prior to the meeting.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3. 1. Authorization of the Issuance of Shares of TRI Pointe Common Stock in the Merger. 2. Amendment to TRI Pointe’s 2013 Long-Term Incentive Plan to Increase the Number of Shares Available for Issuance Thereunder and Add Certain Tax Code Award Limitations, Conditioned Upon Approval of Proposal 1. 3. Advisory Approval of the Compensation of TRI Pointe’s Named Executive Officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF EVERY THREE YEARS WITH RESPECT TO PROPOSAL 4. 4. Frequency of Future Advisory Votes to Approve the Compensation of TRI Pointe’s Named Executive Officers. FOR AGAINST ABSTAIN JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF TRI POINTE HOMES, INC. June 23, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the annual meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the annual meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 6 AND 7, “EVERY THREE YEARS” WITH RESPECT TO PROPOSAL 4, AND “FOR” THE NOMINEES LISTED IN PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x COMPANY NUMBER ACCOUNT NUMBER NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting, proxy statement, proxy card and annual report to stockholders are available at http://www.astproxyportal.com/ast/18094 EVERY TWO YEARS EVERY THREE YEARS ABSTAIN EVERY YEAR THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW. 5. Election of Directors: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 6 AND 7. 6. Ratification of Ernst & Young LLP as TRI Pointe’s Independent Registered Public Accounting Firm for 2014. 7. If it is Determined by the Board of Directors to be Necessary or Appropriate, Approval of Adjournment(s) or Postponement(s) of the Annual Meeting to Solicit Additional Proxies if There are not Sufficient Votes at the Annual Meeting to Approve Proposal 1. FOR AGAINST ABSTAIN 1. Barry S. Sternlicht 2. Douglas F. Bauer 3. J. Marc Perrin 4. Richard D. Bronson 5. Wade H. Cable 6. Steven J. Gilbert 7. Thomas B. Rogers NOMINEES: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) above. FOR ALL EXCEPT